As filed with the Securities and Exchange Commission on April 17, 2008

Registration No. 333-117367

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment 1 to Post-Effective Amendment No. 13
to

FORM S-11

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

(Exact Name of Registrant As Specified in Its Governing Instruments)

326 Third Street
Lakewood, New Jersey 08701

(Address, Including Zip Code and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

David Lichtenstein
c/o The Lightstone Group
326 Third Street
Lakewood, New Jersey 08701
(732) 367-0129

(Name and Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)

With Copies to:

Peter M. Fass, Esq. Proskauer Rose LLP 1585 Broadway New York, New York 10036-8299 (212) 969-3000	Joseph E. Teichman, Esq. c/o The Lightstone Group 326 Third Street Lakewood, New Jersey 08701 (732) 612-1444

This Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 13 consists of the following:

•	Supplement No. 1 dated April 17, 2008 to the Prospectus of the Company dated January 23, 2008, included herewith, which will be delivered as an unattached document along with the Prospectus.
•	The Registrant’s final form of Prospectus dated January 23, 2008, previously filed pursuant to Rule 424(b)(3) on January 23, 2008 and refiled herewith;
•	Part II, included herewith.
•	Signatures, included herewith.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

SUPPLEMENT NO. 1 DATED APRIL 17, 2008
TO THE PROSPECTUS DATED JANUARY 23, 2008

This prospectus supplement (this “Supplement”) is part of the prospectus of Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Company”), dated January 23, 2008 (the “Prospectus”). This Supplement supplements, modifies or supersedes certain information contained in our Prospectus and must be read in conjunction with our Prospectus. Unless otherwise indicated, the information contained herein is current as of the filing date of the prospectus supplement in which the Company initially disclosed such information. This Supplement will be delivered with the Prospectus.

	Supplement No. 1 Page Number	Prospectus Page Number
Status of the Offering	1	N/A
Extension of the Offering Period	1	N/A
Shares Currently Outstanding	1	11
Specified Investments	2	103
Risk Factors	3	46
Use of Proceeds	3	5, 68
Prior Performance of Affiliates of Our Sponsor	5	70
Other Revisions	12	Cover Page, 1, 50, 77, 78, 81
Capitalization	12	124
Selected Financial Data	13	125
Management’s Discussion and Analysis of Financial Condition and Results of Operations	14	126
Experts	31	197
Financial Statements	32	F-1
Prior Performance for Program Properties	85	Appendix A

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STATUS OF THE OFFERING

We commenced our initial public offering of 30,000,000 shares of common stock on May 23, 2005. As of March 31, 2008, we had received aggregate gross offering proceeds of approximately $167.6 from the sale of approximately 17.3 million shares in our initial public offering. Additionally, Lightstone SLP, LLC, an affiliate of The Lightstone Group LLC (our “Sponsor”), has contributed $16.8 million to the operating partnership pursuant to the arrangement described in the “Compensation Table” and “Capital Resources” sections of our Prospectus. After allowing for the payment of approximately $13.4 million in selling commissions and dealer manager fees, and $3.4 million in other organization and offering expenses, as of March 31, 2008, we had raised aggregate net offering proceeds of approximately $167.6 million.

EXTENSION OF THE OFFERING PERIOD

Our Board of Directors has authorized the further extension of the termination date of this offering from April 22, 2008 to December 1, 2008. Accordingly, all references in the Prospectus to the termination of the offering indicating that the offering will terminate on or before April 22, 2008 are revised to state that “the offering will terminate on the earlier of achieving our maximum offering of 30,000,000 shares sold or December 1, 2008.”

SHARES CURRENTLY OUTSTANDING

Page 11 of the Prospectus captioned “Shares Currently Outstanding” is replaced in its entirety by the following:

As of March 31, 2008, there were approximately 17.3 million shares of our common stock outstanding. The number of shares of our common stock outstanding prior to this date does not include shares issuable upon exercise of options which have been or may be granted under our stock option plan.

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SPECIFIED INVESTMENTS

Florida Factory Outlet Mall

As previously disclosed in the Prospectus, we plan to renovate and expand the Belz Outlet mall in St. Augustine, Florida. We also disclosed that numerous established retail brands have expressed interest in establishing a presence in the expanded and renovated outlet mall. To update the status of our expansion, renovations and tenants, the penultimate paragraph in the section of the Prospectus captioned “Specified Investments — Florida Factory Outlet Mall” is replaced in its entirety by the following:

On October 2, 2007, the REIT closed on the acquisition of an 8.5-acre parcel of undeveloped land for $2.75 million, for further development of the adjacent Belz Outlet mall. Development rights to the land parcel were purchased at an additional cost of $1.3 million. We have started the construction of the expansion which will add approximately 90,000 square feet to the existing center. Upon completion of the expansion and renovation to the existing property, the center’s gross leaseable area will approximate 343,000 square feet. The cost for the renovation and expansion of the outlet mall is expected to approximate $35.2 million. Numerous established retail brands have executed lease agreements and will occupy the expanded and renovated outlet mall, including Saks 5th Avenue, Ann Taylor, Juicy Couture, Kate Spade, Lucky Brand Jeans, Papaya Clothing and BCBG Max Azaria. These tenants will occupy approximately 53,000 square feet. The following table sets forth the name, business type, primary lease terms and certain other information with respect to each of these tenants.

Name of Tenant	Business Type	Square Feet Leased	Percentage of Leasable Space(1)	Annual Gross Rent Payments	Lease Term (In Yrs)	Tenant Renewal Rights
Saks 5th Avenue	Department store	28,000	8.16%	$479,920.00	15.0	3 – 5 year
Ann Taylor Loft	Clothing retailer	6,500	1.90%	$202,280.00	10.0	2 – 5 year
Juicy Couture(2)	Clothing retailer	2,500	0.73%	$78,100.00	10.0	1 – 5 year
Kate Spade(2)	Handbag and accessories retailer	1,977	0.58%	$61,761.48	10.0	1 – 5 year
Lucky Brand Jeans(3)	Clothing retailer	3,000	0.87%	$61,500.00	0.8	4 – 5 year
Papaya Clothing	Clothing retailer	6,085	1.77%	$192,894.50	10.0	None
BCBG Max Azaria	Clothing retailer	4,500	1.31%	$150,210.00	10.0	None
		52,562	15.33%	$1,226,665.98

(1)	Based on post-construction leasable area of 342,964 square feet
(2)	Assumes tenant’s sales are greater than $400 per square foot
(3)	Tenant will occupy part of the space currently occupied by Liz Claiborne

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RISK FACTORS

The risk factor captioned “The current debt market volatility may affect the availability and amount of financing for our acquisitions” on page 41 of the Prospectus is replaced in its entirety by the following:

Current state of debt markets could have a material adverse impact on our earnings and financial condition.  The commercial real estate debt markets are currently experiencing volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold Collateralized Mortgage Backed Securities in the market. Credit spreads for major sources of capital have widened significantly as investors have demanded a higher risk premium. This is resulting in lenders increasing the cost for debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of our acquisitions. This may result in our acquisitions generating lower overall economic returns and potentially reducing cash flow available for distribution.

The recent dislocations in the debt markets has reduced the amount of capital that is available to finance real estate, which, in turn, (a) will no longer allow real estate investors to rely on capitalization rate compression to generate returns and (b) has slowed real estate transaction activity, all of which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties and mortgage loans. Investors will need to focus on market-specific growth dynamics, operating performance, asset management and the long-term quality of the underlying real estate.

In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets.

USE OF PROCEEDS

The following information replaces the sections of our Prospectus captioned “Estimated Use of Proceeds” on page 5 of the Prospectus and “ESTIMATED USE OF PROCEEDS” on page 68 of the Prospectus.

The proceeds from this offering will be used in connection with the purchase of real estate. The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. This first scenario indicates approximate actual proceeds as of December 31, 2007, and the second scenario assumes that we sell the maximum of 30,000,000 shares in this offering at $10 per share. Under the second scenario, we have not given effect to the following:

•	any special sales or volume discounts which could reduce selling commissions; or
•	the sale of the maximum of 4,000,000 shares of common stock in our distribution reinvestment program at $9.50 per share.

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	Dollar Amount as of December 31, 2007	Percent	Maximum Dollar Amount	Percent
Gross offering proceeds	$131,500,000	100.0%	$300,000,000	100%
Less Offering Expenses:(1)
Selling commissions and dealer manager fee(2)	$9,468,297	7.2%	24,000,000	8%
Organization and other offering costs(3)	$3,706,724	2.8%	6,000,000	2%
Amount available for investment(4)	118,324,979	90.0%	270,000,000	90%
Acquisition fees(5)	9,323,888	7.1%	8,250,000	2.8%
Acquisition expenses(6)	635,848	0.5%	3,000,000	1%
Initial working capital reserves	—	—	1,500,000	0.5%
Total offering of proceeds available for investment	108,365,243	82.4%	257,250,000	85.7%
Proceeds from sale of interests to Sponsor(1)	12,953,936	—	30,000,000	—
Total proceeds available for investment	$121,319,179	—	$287,250,000	—

(1)	All dealer manager fees, selling commissions and other organization and offering expenses in an aggregate amount of up to $30,000,000 will be paid using proceeds from the sale of special general partner interests to Lightstone SLP, LLC. In consideration for its agreement to purchase the special general partner interests of our operating partnership, at a cost of $100,000 per unit, the purchase price of which will be repaid only after stockholders receive a stated preferred return and their net investment, Lightstone SLP, LLC will be entitled to a portion of any regular distributions made by the operating partnership, but only after our stockholders receive a stated preferred return. To the extent that dealer manager fees, selling commissions and other organization and offering expenses exceed $30,000,000, Lightstone SLP, LLC will pay such fees, commissions and expenses directly and shall not receive any special general partner interests in connection with such payments.
(2)	We anticipate paying a maximum of $24,000,000 of selling commissions and dealer manager fees using proceeds from the sale of special general partner interests to Lightstone SLP, LLC. This includes selling commissions generally equal to 7% of aggregate gross offering proceeds and a dealer manager fee of up to 1% of aggregate gross offering proceeds, both of which are payable to Lightstone Securities, our affiliate. See “Plan of Distribution — Volume Discounts” for a description of volume discounts. Lightstone Securities, in its sole discretion, intends to reallow selling commissions of up to 7% of gross offering proceeds to unaffiliated broker-dealers participating in this offering attributable to the amount of shares sold by them. In addition, Lightstone Securities may reallow a portion of its dealer manager fee to participating dealers in the aggregate amount of up to 1% of gross offering proceeds to be paid to such participating dealers as marketing fees, based upon such factors as the volume of sales of such participating dealers, the level of marketing support provided by such participating dealers and the assistance of such participating dealers in marketing the offering, or to reimburse representatives of such participating dealers for the costs and expenses of attending our educational conferences and seminars. The amount of selling commissions may often be reduced under certain circumstances for volume discounts. See the “Plan of Distribution” section of this prospectus for a description of such provisions.
(3)	We anticipate paying a maximum of $6,000,000 of organization and other offering costs using proceeds from the sale of special general partner interests to Lightstone SLP, LLC. Organization costs consist of actual legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including, but not limited to, salaries and direct expenses incurred by our advisor while engaged in registering the shares, other organization costs, technology costs and expenses attributable to the offering, and the costs and payment or reimbursement of bona fide due diligence expenses. Our advisor will be responsible for the payment of such organization costs and we will reimburse our advisor for such costs to the extent that the total organization and offering expenses, including selling commissions, the dealer manager fee and all other underwriting compensation, does not exceed

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10% of the gross offering proceeds from our offering. Any costs in excess of this amount will be paid exclusively by our advisor without recourse against or reimbursement by us. We currently estimate that approximately $6,000,000 of organization costs, other than selling commissions and the dealer manager fee, will be incurred if the maximum offering of 30,000,000 shares is sold.
(4)	Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, the working capital reserves of the Lightstone Value Plus Real Estate Investment Trust, Inc., may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.
(5)	Acquisition and advisory fees do not include acquisition expenses. Acquisition fees exclude any construction fee paid to a person who is not our affiliate in connection with construction of a project after our acquisition of the property. Although we assume that all the foregoing fees will be paid by the sellers of property, sellers generally fix the selling price at a level sufficient to cover the cost of any acquisition fee so that, in effect, we, as purchaser, will bear such fee as part of the purchase price. The “Maximum Dollar Amount” presentation in the table is based on the assumption that we will not borrow any money to purchase properties. If we borrow money, the Maximum Dollar Amount for our acquisition fees could increase to $33,000,000, or 11.5%, and our acquisition expenses could increase to $12,000,000, or 4%. Accordingly, the total proceeds available for investment would decrease to $253,500,000.
(6)	Acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties, whether or not acquired. Costs related to the origination of loans for the purchase or refinancing of a property are excluded from this amount. We will reimburse our advisor for acquisition expenses up to a maximum amount which, collectively with all acquisitions fees and expenses, will not exceed, in the aggregate, 5% of the gross contract price.

PRIOR PERFORMANCE OF AFFILIATES OF OUR SPONSOR

Prior Performance Summary

The following paragraphs contain information on prior programs sponsored by its owner, David Lichtenstein (“Sponsor” or “The Lightstone Group”), to invest in real estate. This discussion includes a narrative summary of our Sponsor’s experience in the last ten years for (i) all programs sponsored by him, all of which have been nonpublic, that have invested in real estate regardless of the investment objectives of the program and (ii) its investments for its own account. The information set forth is current as of December 31, 2007, except where a different date is specified.

For purposes of this summary and the tables included in this Prospectus, we have divided the information into two separate sections. One section deals with the investment performance of our Sponsor, investing for its own account. These investments are referred to as “Non-Program Properties”. The other section deals with the eighteen private real estate investment programs sponsored by our Sponsor and its affiliates which raised funds from outside investors during the 10 years ended December 31, 2007. These investments are referred to as “Program Properties.”

The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of our Sponsor and its affiliates. The information summarized below is set forth in greater detail in the Prior Performance Tables for Program and Non-Program Properties included in this Prospectus. Investors should direct their attention to the Prior Performance Tables for Program and Non-Program Properties for further information regarding the prior performance of the Sponsor and its affiliates. In addition, as part of its Registration Statement, we have filed certain tables with the Securities and Exchange Commission which report more detailed information regarding Program Property acquisitions by prior programs. Investors can obtain copies of such tables, without charge, by requesting Table VI from Part II of this registration statement from us.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS SPONSORED BY OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS

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PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

Our Sponsor

Our Sponsor does business as The Lightstone Group and wholly owns the limited liability company of that name, and is one of the largest private residential and commercial real estate owners and operators in the United States today. Our sponsor is one of the largest private residential and commercial real estate owners and operators in the United States today, with a portfolio of over 22,000 residential units, 700 extended stay hotels and approximately 25,000,000 square feet of retail, office and industrial properties located in 27 states, the District of Columbia and Puerto Rico. Based in New York, and supported by regional offices in New Jersey, Illinois, South Carolina and Maryland, our Sponsor employs approximately 14,000 staff and professionals.

Our Sponsor and its affiliates have acquired over 190 projects including numerous properties and portfolios from major national public and privately-held real estate companies such as Home Properties (NYSE:HME), Acadia Realty Trust (NYSE:AKR), Liberty Property Trust (NYSE:LRY), The Rouse Company (NYSE:RSE), Prime Retail Inc. (NASDAQ:PMRE), Prime Group Realty Trust (NYSE:PGE), F & W Management Company, United Dominion Realty Trust (NYSE:UDR), Intel Corporation (NASDAQ:INTC), Pennsylvania Real Estate Investment Trust (NYSE:PEI), Archon Group, an affiliate of Polaris Capital, and The Blackstone Group.

During the past ten years, our Sponsor has invested in numerous real estate properties. Generally, our Sponsor acquired such properties for its own account. Such personal account investment returns have consistently, on average, produced higher returns than the leading real estate indices. (These personal account investments are referred to as “Non-Program Properties”.) Additionally, our Sponsor also purchased certain real estate properties through 18 private programs in which it raised funds from outside investors during the last ten years. (Since outside investors are included, these are referred to as “Program Properties”.)

Non-Program Properties

The following is a summary of the investment performance of our Sponsor. It represents the results of investments made for its own account (“Non-Program Properties”) since 2003. Mr. Lichtenstein has been in the real estate business since 1985 and has been operating independently since 1995. Prior to that date, Mr. Lichtenstein operated in an organization that was controlled by a group over which he did not have operational control. This information is presented to show our Sponsor’s experience investing in Non-Program Properties. For all Non-Program Properties, our Sponsor has operational control, including making all material property decisions.

The following definitions are applicable to the Non-Program Properties summaries below:

“Acquisition Costs” include a Non-Program Properties total purchase price including closing costs (e.g., legal fees and expenses, appraisals, accounting fees, due diligence expenses, title insurance and similar and related costs).

“Cumulative Capital Advanced” is the total cash capital contributed or loans advanced to the owning entities by our Sponsor and its affiliates.

“Cumulative Cash Distributions” is the aggregate amount of cash distributed by the owning entities from operating cash flow and sale and refinancing to our Sponsor and its affiliates.

These Non-Program Properties have similar investment objectives as the REIT, capital appreciation with a secondary objective of income. The Non-Program Properties differ from those of the REIT in that: (i) a substantial portion of our Sponsor’s returns have come from refinancing proceeds; (ii) our Sponsor utilizes more leverage than the REIT is permitted to use; (iii) the Non-Program Properties owning entities generally do not pay any Acquisition Fees, Asset Management Fees or other fees to our Sponsor which the REIT does

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pay; and (iv) the Non-Program Properties owning entities operational documents generally do not contain the prohibitions of self-dealing activities and the operational and investment limitations that are applicable to the REIT. YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

At December 31, 2007, the aggregate acquisition cost of the Non-Program Properties owned is approximately $1.9 billion. Such cost is the actual total acquisition costs of the Non-Program Properties and does not represent the current fair market value of such properties. The Cumulative Capital Advanced in the Non-Program Properties is approximately $295.7 million with no capital advanced in such properties (after taking into account all cash distributions through December 31, 2007 from operating cash flow, sale proceeds and refinancing proceeds, which aggregate approximately $314.1 million). We believe, based on appraisals and other valuations, that the value of the equity in these Non-Program Properties as of December 31, 2007 is substantially in excess of the Cumulative Capital Advanced.

For the period January 1, 2003 through December 31, 2007, the Non-Program Properties owned by our Sponsor made aggregate cash distributions to our Sponsor from operations, sales and refinancing proceeds of approximately $314.1 million. Information on such Non-Program Properties owned is set forth in the table below.

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During the period 2005 through 2007, our Sponsor sold one multi-family Non-Program Property and 6 commercial Non-Program Properties (which were part of larger portfolios which our Sponsor still owns). Information on such Non-Program Sold Properties is set forth in the table below.

Aggregate Cash Distributions from Non-Program Properties
for the Period January 1, 2003 to December 31, 2007

	2003	2004	2005	2006	2007
Number of Non-Program Real Estate Properties Owned	56	61	76	100	129
Cumulative Acquisition Costs to date(1)	$263,702,089	$263,702,089	$1,332,727,089	$1,640,447,392	$1,901,263,338
Cumulative Capital Advanced as of the end of the period(2)	$35,251,434	$37,201,786	$247,598,614	$270,952,381	$295,316,428
Cumulative Cash Distributions as of the end of the period(3)	$44,356,005	$55,585,489	$150,812,489	$303,098,044	$314,054,088
Total Acquisition Costs during the period	$10,991,619	$—	$1,069,025,000	$307,720,303	$260,815,946
Original Mortgage	$7,928,714	$—	$865,393,953	$286,573,360	$237,550,000
Cash down Payment	$3,062,904	$203,631,047	$21,146,943	$23,265,946
Capital Invested during the period	$4,370,745	$1,950,353	$210,396,827	$23,353,767	$24,364,047
Total Cash distributions during the period	$8,006,044	$11,229,484	$95,227,001	$152,285,555	$10,956,043
From operating cash flow	$3,385,682	$3,414,127	$1,981,368	$4,470,024	$7,968,543
From sales	$—	$—	$—	$67,476,682	$—
From refinancing	$4,620,362	$7,815,357	$93,245,633	$80,338,849	$2,987,500
Non Program Debt at December 31,	$472,907,843	$547,819,174	$1,280,058,727	$1,737,270,977	$2,080,651,294

(1)	Costs for all years include Acquisition costs in the amount of 83.7 million which were for the properties sold shown in the following table – Non-Program Properties Sales for 2005-2007.
(2)	Cumulative Capital Advanced as of 12/31/07, included $10.4 million of capital contributed for the properties sold shown in the following table – Non-Program Properties Sales for 2005-2007.
(3)	Cumulative Capital Distributed as of 12/31/07 included $83.1 million of capital distributed for the properties sold shown in the following table – Non-Program Properties Sales for 2005-2007.

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Non-Program Properties Sales for 2005 to 2007

Property	Six Properties from the Original Acadia Portfolio(1)	Fairfield Towers
Date Acquired	Dec-02	Feb-99
Date Sold	Dec-06	Jul-06
Total costs of properties, including closing and soft costs	$11,782,027	$31,000,000
Original Mortgage Financing	$11,569,200	$28,500,000
Total Cumulative Capital Advanced during period owned	$212,827	$2,179,011
Total Selling Price, Net of Closing Costs	$15,499,465	$78,696,008
Mortgage Balance at time of Sale(2)	$11,261,367	$23,665,110
Total Cumulative Cash Distributions during period owned from operations	$1,166,892	$2,484,057
Total Cumulative Cash Distributions during period owned from refinancings	$—	$—
Cash received Net of Closing Costs	$4,238,098	$51,977,217
Total cash distributions	$5,404,990	$54,461,274

(1)	The Acadia Portfolio was purchased as a portfolio and treated as a portfolio purchase with no individual allocations to properties.
(2)	In contemplation of the sale of properties from the Acadia portfolio, the entire portfolio of 17 properties was refinanced in December 2005. The mortgage balance represents the amount that was paid off as part of the portfolio refinancing. The actual sale occurred in 2006.

Narrative Summary of Acquisitions of Non-Program Properties for the period 1998 through 2007

In 1998, our Sponsor acquired Towne Oaks, a 99 unit residential property located in Boundbrook, New Jersey, Liberty Gardens, a 232 unit residential property located in Bergenfield, New Jersey (sold in 2004), Plaza Village, a 114 unit residential property located in Morrisville, Pennsylvania and Lakewood Mazal, a 26 unit residential property located in Lakewood, New Jersey. During the same year our Sponsor also acquired 150 Grand Street, a 84,770 square foot office property located in White Plains, New York and Matawan Mall, a 20,585 square foot retail property located in Matawan, New Jersey.

In 1999, our Sponsor acquired 801 Madison, a 46 unit residential property located in Lakewood, New Jersey, Fairfield Towers, a 983 unit residential property located in Brooklyn, New York (sold in 2006), Pinewood Chase, a 492 unit residential property located in Suitland, Maryland, and Reisterstown Square, a 493 unit residential property located in Baltimore, Maryland. It also acquired Burrstone and Midtown, each of which are 100 unit residential properties located in New York.

In 2000, our Sponsor acquired two industrial properties containing 263,979 square feet located in Maryland and a portfolio of four shopping centers containing 379,686 square feet, located in Connecticut and Massachusetts. In addition, our Sponsor acquired 15 residential properties located in central New Jersey which consisted of 3,334 units.

In 2001, our Sponsor acquired Belford Towers, a 467 unit residential property located in Takoma Park, Maryland. In addition, our Sponsor acquired a portfolio of over 730,000 square feet of office properties in Pennsylvania and Florida.

In 2002, our Sponsor acquired a portfolio of 17 shopping centers (6 centers were sold in 2006) located in the Eastern U.S. containing approximately 2,300,000 square feet and Lakewood Plaza, a 98 unit residential property located in Lakewood, New Jersey.

In 2003, our Sponsor acquired a portfolio of 19 apartment buildings in Virginia containing 1,808 units. Finally, it acquired a six-building high-tech industrial complex, containing approximately 375,000 square feet, located in Las Piedras, Puerto Rico, and three shopping centers containing approximately 193,000 square feet, located in New Jersey.

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In 2005, our Sponsor acquired a portfolio of two full price malls of over 1.1 million square feet of retail space located in Macon, Georgia and Burlington, North Carolina. In addition, our Sponsor acquired 101,000 square feet of retail space located in Egg Harbor, New Jersey. Finally, our Sponsor acquired 11 office buildings totaling 4.6 million square feet, a 120,000-square-foot industrial property, and 9.3 acres of developable land, in addition to three joint venture interests in office properties totaling 2.8 million square feet, all located primarily in the Chicago metropolitan area.

In 2006, our Sponsor acquired fifteen residential properties in three private programs in Detroit, Michigan which consisted of over 4,000 units.

In 2007, our Sponsor acquired eighteen industrial, office and flex use properties in the gulf coast area in two private programs containing over 1.4 million square feet. Our Sponsor also acquired land and associated ground leases for 17 hotel properties in 2007, which included over 70,000 available rooms.

Program Properties

Generally our Sponsor acquired properties for its own account and neither our Sponsor nor its affiliates have operated any public programs. As of December 31, 2007, our Sponsor and its affiliates have raised approximately $782.0 million in 18 private programs that have acquired interests in Program Properties with an aggregate investment in excess of $9.4 billion. Our Sponsor has financed these programs with institutional first mortgages. The cumulative capital advanced or contributed for Program Properties (both investors and our Sponsor) was 782.0 at December 31, 2007; $147.3 million at December 31, 2006; $116.8 million at December 31, 2005; $72.6 million at December 31, 2004; $63.9 million at December 31, 2003; and $27.0 million at December 31, 2002. These Program Properties are located throughout the United States. 87.2% of the Program Properties acquired are hospitality, 11.2% of the Program Properties acquired are retail, 1.1% of the Program Properties acquired are residential and .5% of the Program Properties acquired are office and industrial. None of the Program Properties included in such figures were newly constructed, and only one of them has been sold. Each of these programs is similar to our program because they invested in the same property types, (i.e., retail, residential, industrial and office). We believe, based on appraisals and other valuations, that the value of the equity in these Program Properties as of December 31, 2007 is substantially in excess of the cumulative capital advanced or contributed.

Narrative Summary of Program Properties for the period 2005 through 2007

In 2005, our Sponsor acquired two retail outlet properties located in Orlando, Florida, and one regional mall located in Minot, North Dakota, totaling approximately 1.3 million square feet of retail space. In addition, our Sponsor acquired four industrial properties, two located in New Jersey, one in Pennsylvania and one in Maryland totaling approximately 253,000 square feet. Our Sponsor has financed these programs with institutional first mortgages.

In 2006, our Sponsor acquired one retail outlet property located in Williamsburg, Virginia which totaled 65,000 square feet of retail space. Our Sponsor is currently expanding and renovating and developing this space and our Sponsor has financed these programs with a construction loan.

In 2007, our Sponsor acquired 684 hotels located in various locations in the United States and Canada and one office building located in Charleston, South Carolina. Our Sponsor has financed these programs with institutional first mortgages, mezzanine debt, assumed subordinated debt and assumed capital lease obligations.

Adverse Business Developments

The Program Properties and Non-Program Properties sponsored by The Lightstone Group and its affiliates have met and continue to meet their principal investment objectives. Over time some of these programs have acquired troubled properties or mortgage bonds or loans; however, none of the troubled properties or mortgage bonds or loans have prevented the programs from meeting their objectives.

Additional Information on Programs

We will provide, upon request, for no fee, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission within the previous 24 months by any prior public program sponsored by our sponsor or any of its affiliates to the extent the same are required to be filed. We will also

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provide, upon request, for a reasonable fee, the exhibits to each such Form 10-K. A request for an Annual Report on Form 10-K should be addressed to Lightstone Value Plus Real Estate Investment Trust, Inc., 326 Third Street, Lakewood, New Jersey 08701, Attention: Investor Relations.

Undertakings

Potential investors are encouraged to examine the and Program Properties Prior Performance Tables included in this prospectus and the Non-Program Properties narrative for more detailed information regarding the prior experience of The Lightstone Group and its affiliates with respect to such Non-Program Properties and Program Properties. Table VI is not a part of this prospectus and is contained in Part II of the registration statement of which it is a part.

Dividends Declared by the Board of Directors

Our board of directors has declared dividends for the periods listed below, payable to shareholders of record at the close of business each day during the applicable period:

Period	Annualized Rate Declared(1)	Date Paid / Payable
February 1, 2006 – March 31, 2006	7%	April 2006
April 1, 2006 – June 30, 2006	7%	July 2006
July 1, 2006 – September 30, 2006	7%	October 2006
October 1, 2006 – December 31, 2006	7%	January 2007
January 1, 2007 – March 31, 2007	7%	April 2007
April 1, 2007 – June 30, 2007	7%	July 2007
July 1, 2007 – September 30, 2007	7%	October 2006
October 1, 2007 – December 31, 2007	7%	January 2008
January 1, 2008 – March 31, 2008	7%	April 2008

(1)	Dividends were declared in an amount of $0.0019178 per share per day. The annualized rate declared represents the annualized rate of return on an investment of $10.00 per share attributable to these daily amounts, if paid for each day for a 365 day period.

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CAPITALIZATION

The following replaces the table in the section of our Prospectus captioned “Capitalization” on page 124 of the Prospectus.

The following table sets forth our historical capitalization as of December 31, 2007, and our pro forma capitalization as of that date as adjusted to give effect to the sale of the maximum offering as if 30,000,000 shares were sold, and the application of the estimated net proceeds from such sales as described in “Estimated Use of Proceeds.” The information set forth in the following table excludes our historical results of operations and the financial impact of accounting for offering costs, and should be read in conjunction with our historical financial statements included elsewhere in this Prospectus.

	December 31, 2007 Historical	Maximum Offering
Minority Interest in Partnership	$12,954,715	$2,000	(1)
Stockholders’ Equity:
Preferred Stock, $.01 par value, 10,000,000 authorized, none outstanding	—	—
Common Stock, $.01 par value, 60,000,000 authorized, 13,606,608 shares issued and outstanding (historical only)	136,066	300,000	(2)
Additional paid-in capital	120,297,590	299,700,000
Accumulated Other Comprehensive Income	(1,199,278)
Accumulated distributions in addition to net loss	(19,122,180)	—
Total stockholders’ equity	100,112,198	300,000,000
Total capitalization	$113,066,913	$300,002,000

(1)	Excludes any future issuance of limited partnership units by the operating partnership in exchange for cash or property. In addition, does not include the special general partner interests issued to Lightstone SLP, LLC at a cost of $100,000 per unit, the proceeds of which will be used to pay all dealer manager fees, selling commissions and other organization and offering expenses.
(2)	We are authorized to issue 60,000,000 shares of common stock of which 13,600,000 shares are issued and outstanding as of December 31, 2007. Does not include 200 shares of common stock reserved for issuance on exchange of 200 outstanding limited partnership units of the operating partnership, up to 4,000,000 shares of common stock available pursuant to our dividend reinvestment plan or 75,000 shares of common stock that are reserved for issuance under our stock option plan.

OTHER REVISIONS

(1)	The following information replaces the portion of the cover page that follows the bulleted risk factors and precedes the footnotes at the bottom of such cover page:

This offering will end on the earlier of December 1, 2008 or the date we achieve the maximum offering of 30,000,000 shares.

(2)	The following replaces (a) the first paragraph on page 1 of the Prospectus in the section captioned “Prospectus Summary — Our Sponsor, Promoters, Advsor, Dealer Manager, Property Manager and Operating Partnership” and (b) the first three sentences of the second paragraph on Page 50 of the Prospectus in the section captioned “How We Operate”.

Our sponsor, David Lichtenstein, who does business as The Lightstone Group and wholly owns the limited liability company of that name, is one of the largest private residential and commercial real estate owners and operators in the United States today. Our sponsor is one of the largest private residential and commercial real estate owners and operators in the United States today, with a portfolio of over 22,000 residential units, 700 extended stay hotels and approximately 25,000,000 square feet of retail, office and industrial properties located in 27 states, the District of Columbia and Puerto Rico. Based in New York, and supported by regional offices in New Jersey, Illinois, South Carolina and Maryland, our sponsor employees approximately 14,000 staff and professionals.

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(3)	The following suitability standards replace the suitability standards for residents of the states of Arizona, California, Iowa, Massachusetts, Michigan, North Carolina, Tennessee and Texas on the second page of the Registration Statement:

The investor has either (i) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (ii) a net worth of at least $250,000.

(4)	The second page of the Registration Statement is supplemented with the following suitability standards for residents of the states of Oregon, Pennsylvania and Washington:

Standards for investors from Oregon, Pennsylvania and Washington

The investor has either (i) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (ii) a net worth of at least $250,000.

(5)	Effective on April 15, 2008, Joshua Kornberg was terminated from the positions of our Vice President of Acquisitions and Senior Vice President and Director of Acquisitions of our Advisor. The references to Joshua Kornberg on pages 77, 78 and 81 of the prospectus shall be deleted.

SELECTED FINANCIAL DATA

All of the following selected consolidated and combined financial data are qualified by reference to and should be read in conjunction with our Consolidated Financial Statements and Notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” 126 of our Prospectus.

The following selected consolidated and combined financial data are qualified by reference to and should be read in conjunction with our Consolidated Financial Statements and Notes thereto and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” below.

	2007	2006	2005	2004(1)
Operating Data:
Revenues	$25,259,655	$8,262,667	—	—
Loss from investment in unconsolidated Joint Venture	(7,267,949)	—	—	—
Net loss before loss allocated to minority interest	(9,242,416)	(1,536,430)	(117,571)	—
Loss allocated to minority interest	26	86	1,164	—
Net loss applicable to common shares	(9,242,390)	(1,536,344)	(116,407)	—
Basic and diluted loss per common share	(0.98)	(0.96)	(5.82)	—
Distributions declared per common share	7,125,331	1,101,708	—	—
Weighted average common shares outstanding-basic and diluted	9,195,369	1,594,060	20,000	20,000
Balance Sheet Data:
Total assets	$369,701,354	$140,708,217	$430,996	$205,489
Long-term obligations	$243,435,657	$95,475,000	—	$—
Stockholder’s Equity	$100,112,198	$35,975,704	$83,593	$200,000

(1)	For the period from June 8, 2004 (date of inception) through December 31, 2004 for operating data, and as of December 31, 2004 for balance sheet data.

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MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Lightstone REIT” or “Company”) intends to acquire and operate commercial, residential and hospitality properties, principally in the United States. Principally through the Lightstone Value Plus REIT, LP, (the “Operating Partnership”), Our acquisitions may include both portfolios and individual properties. We expect that our commercial holdings will consist of retail (primarily multi-tenanted shopping centers), lodging (primarily extended stay hotels), industrial and office properties and that our residential properties will be principally comprised of “Class B” multi-family complexes. We intend to acquire fee interests in multi-tenanted, community, power and lifestyle shopping centers, and in malls located in highly trafficked retail corridors, high-barrier to entry markets, and sub- markets with constraints on the amount of additional property supply. Additionally, we seek to acquire mid-scale, extended stay lodging properties and multi-tenanted industrial properties located near major transportation arteries and distribution corridors; multi-tenanted office properties located near major transportation arteries; and market-rate, middle market multifamily properties at a discount to replacement cost. We do not intend to invest in single family residential properties; leisure home sites; farms; ranches; timberlands; unimproved properties not intended to be developed; or mining properties.

Investments in real estate will be made through the purchase of all or part of a fee simple ownership, or all or part of a leasehold interest. We may also purchase limited partnership interests, limited liability company interests and other equity securities. We may also enter into joint ventures with affiliated entities for the acquisition, development or improvement of properties as well as general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating real properties. We will not enter into a joint venture to make an investment that we would not be permitted to make on our own. Not more than 10% of our total assets will be invested in unimproved real property. For purposes of this paragraph, “unimproved real properties” does not include properties acquired for the purpose of producing rental or other operating income, properties under construction and properties for which development or construction is planned within one year. Additionally, we will not invest in contracts for the sale of real estate unless in recordable form and appropriately recorded. As of December 31, 2007, Lightstone REIT has completed nine acquisitions as of December 31, 2007: the Belz Factory Outlet World, a retail outlet shopping mall in St. Augustine, Florida, on March 31, 2006; four multi-family communities in Southeast Michigan on June 29, 2006; the Oakview Plaza, a retail shopping mall located in Omaha, Nebraska, on December 21, 2006; a 49% equity interest in a joint venture, formed to purchase a sub-leasehold interest in a ground lease to an office building in New York, NY, on January 4, 2007; a portfolio of 12 industrial and 2 office buildings in Louisiana and Texas, on February 1, 2007; and a land parcel in Lake Jackson, TX, intended for immediate development as a power retail center, on June 29, 2007, two hotels in Houston, Texas on October 17, 2007, five multi family apartment communities, one in Tampa, Florida, two in Greensboro, North Carolina and two in Charlotte, North Carolina on November 16, 2007, and an industrial building in Sarasota, Florida on November 13, 2007.

Although we are not limited as to the geographic area where we may conduct our operations, we intend to invest in properties located near the existing operations of our Sponsor, in order to achieve economies of scale where possible. Our Sponsor currently maintains operations throughout the United States (Hawaii, South Dakota, Vermont and Wyoming excluded), the District of Columbia, Puerto Rico and Canada.

We have and will continue to utilize leverage in acquiring our properties. The number of different properties we will acquire will be affected by numerous factors, including, the amount of funds available to us. When interest rates on mortgage loans are high or financing is otherwise unavailable on terms that are satisfactory to us, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. We intend to limit our aggregate long-term permanent borrowings to 75% of the aggregate fair market value of all properties unless any excess borrowing is approved by a majority of the independent directors and is disclosed to our stockholders. Aggregate long-term permanent borrowings in excess of 75% of the aggregate fair market value of all properties, currently exceeds 75% and was appropriately approved by a majority of the independent directors and is disclosed to our stockholders.

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We may finance our property acquisitions through a variety of means, including but not limited to individual non-recourse mortgages and through the exchange of an interest in the property for limited partnership units of the Operating Partnership. At December 31, 2006, we qualified as a REIT and have elected to be taxed as a REIT for the taxable year ending December 31, 2007 and 2006. We plan to own substantially all of our assets and conduct our operations through the Operating Partnership. The Company has assessed it qualified as a REIT for the year ended December 31, 2007.

We do not have employees. We entered into an advisory agreement dated April 22, 2005 with Lightstone Value Plus REIT LLC, a Delaware limited liability company, which we refer to as the “Advisor,” pursuant to which the Advisor supervises and manages our day-to-day operations and selects our real estate and real estate related investments, subject to oversight by our board of directors. We pay the Advisor fees for services related to the investment and management of our assets, and we will reimburse the Advisor for certain expenses incurred on our behalf.

The Company intends to sell a maximum of 30 million common shares, at a price of $10 per share (exclusive of 4 million shares available pursuant to the Company’s dividend reinvestment plan, 600,000 shares that could be obtained through the exercise of selling dealer warrants when and if issued and 75,000 shares that are reserved for issuance under the Company’s stock option plan). The Company’s Registration Statement on Form S-11 (the “Registration Statement”) was declared effective under the Securities Act of 1933 on April 22, 2005, and on May 24, 2005, the Lightstone REIT began offering its common shares for sale to the public. Lightstone Securities, LLC (the “Dealer Manager”), an affiliate of the Sponsor, is serving as the dealer manager of the Company’s public offering (the “Offering”). As of December 31, 2005, the Company had reached its minimum offering of $2.0 million by receiving subscriptions for approximately 226,000 of its common shares, representing gross offering proceeds of approximately $2.3 million. On February 1, 2006, cumulative gross offering proceeds of approximately $2.7 million were released to the Company from escrow and invested in the Operating Partnership. As of December 31, 2007, cumulative gross offering proceeds of approximately $131.5 million have been released to the Lightstone REIT and used for the purchase of a 99.99% general partnership interest in the Operating Partnership. The Company expects that its ownership percentage in the Operating Partnership will remain significant as it plans to continue to invest all net proceeds from the Offering in the Operating Partnership.

Lightstone SLP, LLC, an affiliate of the Advisor, intends to periodically purchase special general partner interests (“SLP Units”) in the Operating Partnership at a cost of $100,000 per unit for each $1.0 million in offering subscriptions. Proceeds from the sale of the SLP Units will be used to fund organizational and offering costs incurred by the Company. As of December 31, 2007, offering costs of $13.2 million have been substantially offset by $13.0 million of proceeds from the sale of SLP Units. Lightstone SLP, LLC has purchased an additional $0.2 million of SLP Units subsequent to December 31, 2007

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of real estate and real estate related investments, other than those referred to in this Prospectus.

Beginning with the year ended December 31, 2006, the Company qualified to be taxed as a real estate investment trust (a “REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, no provision for income tax was recorded to date. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its ordinary taxable income to stockholders. As a REIT, the Company generally will not be subject to federal income tax on taxable income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company believes that it will be organized and operate in such a manner as to qualify for treatment as a

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REIT and intends to operate in such a manner so that the Company will remain qualified as a REIT for federal income tax purposes. As of December 31, 2007, the Company has complied with the requirements for maintaining its REIT status.

2007 Acquisitions

Manhattan Office Building

On January 4, 2007, the Company, through LVP 1407 Broadway LLC, a wholly owned subsidiary of the Operating Partnership, entered into a joint venture with an affiliate of the Sponsor (the “Joint Venture”). On the same date, an indirect, wholly owned subsidiary acquired a sub-leasehold interest in a ground lease to an office building located at 1407 Broadway, New York, New York (the “Sublease Interest”). The seller of the Sublease Interest, Gettinger Associates, L.P., is not an affiliate of the Company, its Sponsor or its subsidiaries. The property, a 42 story office building built in 1952, fronts on Broadway, 7th Avenue and 39th Street in midtown Manhattan. The property has approximately 915,000 leasable square feet, and as of the acquisition date, was 87.6% occupied (approximately 300 tenants) and leased by tenants generally engaged in the female apparel business. The ground lease, dated as of January 14, 1954, provides for multiple renewal rights, with the last renewal period expiring on December 31, 2048. The Sublease Interest runs concurrently with this ground lease.

The acquisition price for the Sublease Interest was $122 million, exclusive of acquisition-related costs incurred by the Joint Venture ($3.5 million), pro rated operating expenses paid at closing ($4.1 million), financing-related costs ($1.9 million) and construction, insurance and tax reserves ($1.0 million). The acquisition was funded through a combination of $26.5 million of capital and a $106.0 million advance on a $127.3 million variable rate mortgage loan funded by Lehman Brothers Holding, Inc. As an inducement to Lender to make the loan, Owner has agreed to provide Lender with a 35% net profit interest in the project, which is contingent upon a capital transaction, as defined as any transaction involving the sale, assignment, transfer, liquidation, condemnation or settlement in lieu thereof, disposition, financing, refinancing or any other conversion to cash of all or any portion of the property or equity or membership interests in Borrower, directly, other than the leasing of space for occupancy and/or any other transaction with respect to the Property or the direct or indirect ownership interests in Borrower outside the ordinary course of business. To date, the lender did not share in any net profits of the project. The lender also has a conversion option, which if upon exercised, would grant the lender a special membership interest in the Joint Venture whereby the lender will receive 35% of all distributions resulting from a Capital transaction after the return of the member’s equity investment plus the member’s allowed returns as specified in the “Net Profits Agreement”. In addition, the Company paid $1.6 million to the Advisor as an acquisition fee and legal fees to its attorney of approximately $0.1 million. The acquisition and legal fees were charged to expense by the Company during the first quarter of 2007, and are included in general and administrative expenses for the year ended December 31, 2007.

The Company accounted for the investment in this unconsolidated joint venture under the equity method of accounting as the Company exercises significant influence, but does not control these entities. Initial equity from our co-venturer totaled $13.5 million (representing a 51% ownership interest). Our initial capital investment, funded with proceeds from our common stock offering, was $13.0 million (representing a 49% ownership interest). This $13.0 million investment was recorded initially at cost and will be subsequently adjusted for cash contributions and distributions, and the Company’s share of earnings and losses. The Company contributed an additional $0.6 million in 2007. Earnings for each investment are recognized in accordance with this investment agreement and where applicable, based upon an allocation of the investment’s net assets at book value as if the investment was hypothetically liquidated at the end of each reporting period. For the year ended December 31, 2007, the Company’s results included a $7.3 million loss from investment in this unconsolidated joint venture, resulting in a net investment balance of approximately $6.3 million as of December 31, 2007. The Joint Venture plans to continue an ongoing renovation project at the property that consists of lobby, elevator and window redevelopment projects. Additional loan proceeds of up to $16.4 million are available to fund these improvements.

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In-place rents, net of rent concessions, and average occupancy for the property at December 31, 2007 was as follows:

As of December 31, 2007
In-place annualized rents	$36.4 million
Occupancy Percentage	89.7%

Gulf Coast Industrial Portfolio

On February 1, 2007, the Company, through wholly owned subsidiaries of the Operating Partnership, acquired a portfolio of industrial and office properties located in New Orleans, LA (5 industrial and 2 office properties), Baton Rouge, LA (3 industrial properties) and San Antonio, TX (4 industrial properties). As a group, the properties were 92% occupied at the acquisition, and represent approximately 1.0 million leasable square feet principally suitable for flexible industrial (54%), distribution (36%) and office (10%) uses. The properties were independently appraised at $70.7 million.

The acquisition price for the properties was $63.9 million, exclusive of approximately $1.9 million of closing costs, escrow funding for immediate repairs ($0.9 million) and insurance ($0.1 million), and financing related costs of approximately $0.6 million. In connection with the transaction, the Advisor received an acquisition fee equal to 2.75% of the purchase price, or approximately $1.8 million. The acquisition was funded through a combination of $14.4 million in offering proceeds and approximately $53.0 million in loan proceeds from a fixed rate mortgage loan secured by the properties. The Company does not intend to make significant renovations or improvements to the properties. The Company believes the properties are adequately insured.

In-place rents, net of rent concessions, and occupancy for the properties at December 31, 2007 were as follows:

As of December 31, 2007
In-place annualized rents	$6.3 million
Occupancy Percentage	94.9%

Brazos Crossing Mall

On June 29, 2007, a subsidiary of the Operating Partnership acquired a 6.0 acre land parcel in Lake Jackson, Texas for immediate development of a 61,287 square foot power center. The land was purchased for $1.65 million cash and was funded 100% from the proceeds of the Company’s offering. The center was completed in March 2008 and is occupied by three triple net tenants: Pet Smart, Office Depot and Best Buy.

The purchase and sale agreement (the “Land Agreement”) for this transaction was negotiated between Lake Jackson Crossing Limited Partnership (formerly an affiliate of the Sponsor) and Starplex Operating, LP, an unaffiliated entity (the “Land Seller”). Prior to the closing, a 99% limited partnership interest in the Lake Jackson Limited Partnership was assigned to the Operating Partnership and the membership interests in Brazos Crossing LLC (the 1% general partner of the Lake Jackson Limited Partnership) were assigned to the Company.

The land parcel was acquired at what represents a $2.1 million discount from the expressed $3.75 million purchase price, with such difference being subsidized and funded by a retail affiliate of the Sponsor. The sale of the land parcel was a condition of the Seller’s agreement to execute a new movie theater lease at the Sponsor affiliate’s nearby retail mall. The Company owns a 100% fee simple interest in the land parcel and retail power center. The Sponsor’s affiliate will receive no future benefit or ownership interests from this transaction.

The Company entered into a construction loan to fund the development of the power retail center at its Lake Jackson, Texas Location. The loan requires monthly installments of interest only through the first 12 months and bears interest at 150 basis points (1.5%) in excess of LIBOR. For the second twelve months, principal payments shall be made in monthly installments in amounts equal to one-twelfth of the principal

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component of an annual amortization of the principal of the loan on the basis of an assumed interest rate of 6.82% and a thirty year term. The loan is secured by acquired real estate and is non-recourse to the Company. The total cost of the project, inclusive of project construction, tenant incentives, leasing costs, and land is estimated at $10.2 million. Because the debt financing for the acquisition may exceed certain leverage limitations of the REIT, the Board, including all of its independent directors has approved any leverage exceptions as required by the Company’s Articles of Incorporation.

Three tenants will occupy 100% of the property’s rentable square footage. The following table sets forth the name, business type, primary lease terms and certain other information with respect to each of these major tenants:

Name of Tenant	Business Type	Square Feet Leased	Percentage of Leasable Space	Annual Rent Payments	Lease Term from Commencement	Party with Renewal Rights
Best Buy	Electronics Retailer	20,200	32.90%	$260,000	10 years	Tenant
Office Depot	Office Supplies Retailer	21,000	34.30%	$277,200	10 years	Tenant
Petsmart	Pet Supply Retailer	20,087	32.80%	$231,001	10 years	Tenant

Houston Extended Stay Hotels

On October 17, 2007, the Company, through TLG Hotel Acquisitions LLC, a wholly owned subsidiary of our operating partnership (together with such subsidiary, the “Houston Partnership”), acquired two hotels located in Houston, TX (the “Katy Hotel”) and Sugar Land, TX (the “Sugar Land Hotel” and together with the Katy Hotel, the “Hotels”) from Morning View Hotels — Katy, LP, Morning View Hotels — Sugar Land, LP and Point of Southwest Gardens, Ltd., pursuant to an Asset Purchase and Sale Agreement. The seller is not an affiliate of the Company or its subsidiaries.

Prior to the acquisition of the Hotels, our board of directors expanded the Company’s eligible investments to include the acquisition, holding and disposition of hotels (primarily extended stay hotels). The reasons for such change include the expertise of our sponsor who acquired the Extended Stay Hotels group of companies (“ESH”) and control of its management company (HVM L.L.C.) which operates 684 extended stay hotels. The ability to draw upon their expertise, the intense competition in the real estate market for all types of assets and the ability to better diversify the Company’s portfolio, caused our board of directors to review the Company’s investment objectives and expand them to include lodging facilities.

The Hotels were recently remodeled by the previous owner; however the Company intends to make a $2.8 million dollar investment in capital expenditures to convert the Hotels to Extended Stay Deluxe (“ESD”) brand properties. The ESD brand is under license from an affiliate within the Extended Stay Hotels group of companies. The Company expects these additional renovations to be conducted over a 1-year period and will include implementing ESD’s national reservation system, new carpeting, new paint, new signage, exterior façade improvements, re-striping parking lot, guest room upgrades, landscaping and constructing pools.

The acquisition price for the Hotels was $16 million inclusive of closing costs. In connection with the transaction, the Company’s advisor received an acquisition fee equal to 2.75% of the contract price ($15.2 million), or approximately $0.4 million.

The acquisition was funded through a combination of $6.0 million in offering proceeds and approximately $10 million in loan proceeds from a floating rate mortgage loan secured by the Hotels.

The Company has established a taxable REIT subsidiary, LVP Acquisitions Corp. (“LVP Corp”), which has entered into operating lease agreements with each of the Katy Hotel and the Sugar Land Hotel, respectively, and LVP Corp. has entered into management agreements with HVM L.L.C., a controlled affiliate of our sponsor, for the management of the hotels.

In connection with the acquisition of the Hotels, the Houston Partnership along with ESD #5051 — Houston — Sugar Land, LLC and ESD #5050 - Houston - Katy Freeway, LLC, its wholly owned subsidiaries (the “Houston Borrowers”) secured a mortgage loan from Bank of America, N.A. in the principal

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amount of $12.85 million, which includes up to an additional $2.8 million of renovation proceeds which will be borrowed as the renovation proceeds.

The mortgage loan has a term of one year with the option of a 6-month term extension, bears interest on a daily basis expressed as a floating rate equal to the lesser of (i) the maximum non-usurious rate of interest allowed by applicable law or (ii) the British Bankers Association Libor Daily Floating Rate plus one hundred seventy-five basis points (1.75%) per annum rate and requires monthly installments of interest only through the first 12 months. The mortgage loan will mature on October 16, 2008, subject to the 6-month extension option described above, at which time payment of the entire principal balance, together with all accrued and unpaid interest and all other amounts payable thereunder will be due. The mortgage loan will be secured by the Hotels and will be non-recourse to the Company. The Company intends to extend, repay or refinance this loan upon its maturity in October of 2008.

In connection with the Loan, the Company guaranteed the complete performance of the Houston Borrowers’ obligations with respect to the renovations and certain other customary guarantees.

Camden Properties

On November 16, 2007, the Company through wholly owned subsidiaries of the partnership acquired five apartment communities (“Camden Properties”) located in Tampa, Florida (one property), Charlotte, North Carolina (two properties) and Greensboro, North Carolina (two properties) from Camden Operating, L.P. (the “Seller”). The Seller is not affiliated with the Company or its subsidiaries.

The Properties, built between 1980 and 1987, are comprised of 1,576 apartment units, in the aggregate, contain a total of 1,124,249 net rentable square feet, and were 94% occupied at acquisition.

The aggregate acquisition price for the Camden Properties was approximately $99.3 million, including acquisition-related transaction costs. Approximately $20.0 million of the acquisition cost was funded with offering proceeds from the sale of the Company’s common stock and approximately $79.3 million was funded with five substantially similar fixed rate loans with Fannie Mae secured by each of the Camden Properties.

In connection with the acquisition of the properties, our Advisor received an acquisition fee of 2.75% of the gross contract price for the Camden Properties or approximately $2.65 million.

On November 16, 2007, in connection with the acquisition of the Camden Properties, the Company through its wholly owned subsidiaries obtained from Fannie Mae five substantially similar fixed rate mortgages aggregating $79.3 million (the “Loans”). The loans have a 30 year amortization period, mature in 7 years, and bear interest at a fixed rate of 5.44% per annum. The loans require monthly installments of interest only through the first three years and monthly installments of principal and interest throughout the remainder of their stated terms. The Loans will mature on December 1, 2014, at which time a balance of approximately $75.0 million will be due. Although the loans were allocated among the Camden Properties, the aggregate loan amount is secured by all of the Properties.

In-place rents, net of rent concessions, and occupancy for the properties at December 31, 2007 were as follows:

As of December 31, 2007
In-place annualized rents	$10.5 million
Occupancy Percentage	86.9%

Sarasota, Florida

On March 1, 2007, the Company entered into an option agreement to participate in a joint-venture with its Sponsor (the “JV Option” with respect to the potential joint venture, the “Joint Venture”) for the purchase of a property located at 2150 Whitfield Avenue, Sarasota, Florida (the “Sarasota Property”). On November 15, 2007, the Company exercised the JV Option and, through a wholly-owned subsidiary of the Company’s operating partnership, entered into the Joint Venture and acquired the Sarasota Property.

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In July, 2007, CAD Funding, LLC (“CAD”), an affiliate of Park Avenue Funding, LLC, had the highest bid on the Sarasota Property in a foreclosure action. Park Avenue Funding, LLC, is a real estate lending company founded in 2004 and an affiliate of the Company’s Advisor and Sponsor. CAD initiated the foreclosure action following the default of an unaffiliated third party on a loan made to the third party by CAD, for which the Sarasota Property served as security. Prior to the entry of the foreclosure judgment, the Sponsor expressed an interest in bidding at the foreclosure sale in anticipation that the Registrant would exercise the JV Option. On August 6, 2007, the Sarasota Property was indirectly acquired by the Sponsor. The Sarasota Property was contributed to the Joint Venture prior to the Registrant’s exercise of the JV Option. The contribution to the Joint Venture by the Company was $13.1 million of offering proceeds used to acquire the Sarasota Property. The property was independently appraised in May of 2006 for $17.4 million. At December 31, 2007, the Company holds a 100% interest in the Joint Venture, and the Sponsor remains a member in the joint venture The Company now owns 100% of the joint venture and the joint venture is fully consolidated in the Company’s financial statements for the year ended December 31, 2007.

In evaluating the Sarasota Property as a potential acquisition, we have considered a variety of factors, and determined that the acquisition cost was at a substantial discount to current market value. The Sarasota Property is subject to competition from similar properties within its market area, and economic performance could be affected by changes in local economic conditions. The Sarasota Property currently does not possess a tenant and is experiencing negative cash flows, however the Venture is currently negotiating with prospective tenants.

As of December 31, 2007, the approximate fixed future minimum rentals from the Company’s commercial real estate properties, excluding Brazos Crossing which was not yet open at December 31, 2007, are as follows:

Building	2008	2009	2010	2011	2012	Beyond 2012	Total Min. Rent
St Augustine	$1,848,478	$1,319,168	$659,593	$242,863	$24,516	$9,842	$4,104,460
Oakview Plaza	2,543,280	2,432,693	1,929,906	1,592,466	1,592,466	1,633,716	11,724,527
Gulf Industrial Portfolio	5,833,708	4,478,402	2,458,461	1,483,635	433,669	28,274	14,716,149
Total	$10,225,466	$8,230,263	$5,047,960	$3,318,964	$2,050,651	$1,671,832	$30,545,136

Critical Accounting Policies

General.  The consolidated financial statements of the Lightstone REIT included in this annual report include the accounts of Lightstone REIT and the Operating Partnership (over which Lightstone REIT exercises financial and operating control). All inter-company balances and transactions have been eliminated in consolidation.

The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of our financial statements requires us to make estimates and judgments about the effects of matters or future events that are inherently uncertain. These estimates and judgments may affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.

On an ongoing basis, we evaluate our estimates, including contingencies and litigation. We base these estimates on historical experience and on various other assumptions that we believe to be reasonable in the circumstances. These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

To assist in understanding our results of operations and financial position, we have identified our critical accounting policies and discussed them below. These accounting policies are most important to the portrayal of our results and financial position, either because of the significance of the financial statement items to which they relate or because they require our management’s most difficult, subjective or complex judgments.

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Revenue Recognition and Valuation of Related Receivables.  Our revenue, which will be comprised largely of rental income, will include rents that tenants pay in accordance with the terms of their respective leases reported on a straight-line basis over the initial term of the lease. Since our leases may provide for rental increases at specified intervals, straight-line basis accounting will require us to record as an asset, and include in revenue, unbilled rent that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. Accordingly, we must determine, in our judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We will review unbilled rent receivables on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collection of unbilled rent with respect to any given tenant is in doubt, we would be required to record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable, which would have an adverse effect on our net income for the year in which the allowance is increased or the direct write-off is recorded and would decrease our total assets and stockholders’ equity.

Investments in Real Estate.  We will record investments in real estate at cost and will capitalize improvements and replacements when they extend the useful life or improve the efficiency of the asset. We will expense costs of repairs and maintenance as incurred. We will compute depreciation using the straight-line method over the estimated useful lives of our real estate assets, which we expect will be approximately 39 years for buildings and improvements, 5 to 10 years for equipment and fixtures and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

We will be required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments will have a direct impact on our net income because, if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

We have adopted Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which we refer to as SFAS 144, and which establishes a single accounting model for the impairment or disposal of long-lived assets including discontinued operations. SFAS 144 requires that the operations related to properties that have been sold or that we intend to sell, be presented as discontinued operations in the statement of income for all periods presented, and properties we intend to sell be designated as “held for sale” on our balance sheet.

When circumstances such as adverse market conditions indicate a possible impairment of the value of a property, we will review the recoverability of the property’s carrying value. The review of recoverability will be based on our estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. Our forecast of these cash flows will consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property.

We will be required to make subjective assessments as to whether there are impairments in the values of our investments in real estate. We will evaluate our ability to collect both interest and principal related to any real estate related investments in which we may invest. If circumstances indicate that such investment is impaired, we will reduce the carrying value of the investment to its net realizable value. Such reduction in value will be reflected as a charge to operations in the period in which the determination is made.

Real Estate Purchase Price Allocation.  Upon acquisition of real estate operating properties, the Company estimates the fair value of acquired tangible assets (consisting of land, building and improvements) and identified intangible assets and liabilities (consisting of above and below-market leases, in-place leases and tenant relationships), assumed debt issued in accordance with SFAS No. 141, Business Combinations (“SFAS No. 141”), at the date of acquisition, based on evaluation of information and estimates available at that date. Based on these estimates, the Company allocates the initial purchase price to the applicable assets and liabilities. As final information regarding fair value of the assets acquired and liabilities assumed is

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received and estimates are refined, appropriate adjustments are made to the purchase price allocation. The allocations are finalized within twelve months of the acquisition date.

We will allocate the purchase price of an acquired property to tangible assets (which includes land, buildings and tenant improvements) based on the estimated fair values of those tangible assets assuming the building was vacant. We will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We will amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. We will amortize any capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

We will measure the aggregate value of other intangible assets acquired based on the difference between (1) the property valued with existing in-place leases adjusted to market rental rates and (2) the property valued as if vacant. Our estimates of value are expected to be made using methods similar to those used by independent appraisers ( e.g., discounted cash flow analysis). Factors we may consider in our analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases. We will also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, we will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. We will also estimate costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics we will consider in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We will amortize the value of in-place leases to expense over the initial term of the respective leases, which we would not expect to exceed 20 years. Currently, our leases range from one month to 11 years. The value of customer relationship intangibles will be amortized to expense over the initial term in the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles will be charged to expense.

Joint Venture Investments.  We will evaluate our joint venture investments in accordance with Financial Accounting Standards Board, Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, which we refer to as FIN 46R. If we determine that the joint venture is a “variable interest entity,” or a “VIE,” and that we are the “primary beneficiary” as defined in FIN 46R, we would account for such investment as if it were a consolidated subsidiary. For a joint venture investment which is not a VIE or in which we are not the primary beneficiary, we will consider Accounting Principle Board Opinion 18 — The Equity Method of Accounting for Investments in Common Stock, Statement of Opinion 78-9 — Accounting for Investments in Real Estate Ventures, and Emerging Issues Task Force Issue 96 – 16 — Investors Accounting for an Investee When the Investor has the Majority of the Voting Interest but the Minority Partners have Certain Approval or Veto Rights, to determine the method of accounting for each of our partially-owned entities.

In accordance with the above pronouncements, we will account for our investments in partially-owned entities under the equity method when we do not exercise direct or indirect control of the entity and our ownership interest is more than 3% but less than 50%, in the case of a partially-owned limited partnership, or

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more than 20% but less than 50%, in the case of all other partially-owned entities. Factors that we will consider in determining whether or not we exercise control include substantive participating rights of partners on significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representatives and authority and other contractual rights of our partners. To the extent that we are deemed to control an entity, such entities will be consolidated.

On a periodic basis we will evaluate whether there are any indicators that the value of our investments in partially owned entities are impaired. An investment is impaired if our estimate of the value of the investment is less than the carrying amount. The ultimate realization of our investment in partially owned entities is dependent on a number of factors including the performance of that entity and market conditions. If we determine that a decline in the value of a partially owned entity is other than temporary, we will record an impairment charge.

Accounting for Derivative Financial Investments and Hedging Activities.  We will account for our derivative and hedging activities, if any, using SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS 137, “Accounting for Derivative Instruments and Hedging Activities — Deferral of the Effective Date of FASB Statement No. 133,” and SFAS 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” which require all derivative instruments to be carried at fair value on the balance sheet.

Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, will be considered cash flow hedges. We will formally document all relationships between hedging instruments and hedged items, as well as our risk- management objective and strategy for undertaking each hedge transaction. We will periodically review the effectiveness of each hedging transaction, which involves estimating future cash flows. Cash flow hedges will be accounted for by recording the fair value of the derivative instrument on the balance sheet as either an asset or liability, with a corresponding amount recorded in other comprehensive income within stockholders’ equity. Amounts will be reclassified from other comprehensive income to the income statement in the period or periods the hedged forecasted transaction affects earnings. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, will be considered fair value hedges under SFAS 133. We are not currently a party to any derivatives contracts.

Inflation

Our long-term leases are expected to contain provisions to mitigate the adverse impact of inflation on our operating results. Such provisions will include clauses entitling us to receive scheduled base rent increases and base rent increases based upon the consumer price index. In addition, our leases are expected to require tenants to pay a negotiated share of operating expenses, including maintenance, real estate taxes, insurance and utilities, thereby reducing our exposure to increases in cost and operating expenses resulting from inflation.

Treatment of Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest

Management of our operations is outsourced to our Advisor and certain other affiliates of our Sponsor. Fees related to each of these services are accounted for based on the nature of such service and the relevant accounting literature. Fees for services performed that represent period costs of the Lightstone REIT are expensed as incurred. Such fees include acquisition fees associated with the purchase of a joint venture interest, asset management fees paid to our Advisor and property management fees paid to our Property Manager.

Our Property Manager may also perform fee-based construction management services for both our re-development activities and tenant construction projects. These fees are considered incremental to the construction effort and will be capitalized to the associated real estate project as incurred in accordance with SFAS 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects. Costs incurred for tenant construction will be depreciated over the shorter of their useful life or the term of the related lease. Costs related to redevelopment activities will be depreciated over the estimated useful life of the associated project.

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Leasing activity at our properties has also been outsourced to our Property Manager. Any corresponding leasing fees we pay will be capitalized and amortized over the life of the related lease in accordance with the provisions of SFAS 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.

Expense reimbursements made to both our Advisor and Property Manager will be expensed or capitalized to the basis of acquired assets, as appropriate.

Lightstone SLP, LLC, an affiliate of our Sponsor, has and continues to purchase special general partner interests in the Operating Partnership. These special general partner interests, the purchase price of which will be repaid only after stockholders receive a stated preferred return and their net investment, will entitle Lightstone SLP, LLC to a portion of any regular distributions made by the Operating Partnership. Such distributions will always be subordinated until stockholders receive a stated preferred return. Lightstone SLP LLC has not received any portion of regular distributions made by the Operating Partnership through March 14, 2008.

Our Advisor is responsible for offering and organizational costs exceeding 10% of the gross offering proceeds without recourse to the Company. As of December 31, 2007, offering costs of $13.2 million have been substantially offset by $13.0 million of proceeds from the sale of SLP Units. Lightstone SLP, LLC has purchased an additional $0.2 million of SLP Units subsequent to December 31, 2007

Income Taxes

We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code in conjunction with the filing of our 2006 federal tax return. In order to qualify as a REIT, an entity must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its annual ordinary taxable income to stockholders. REITs are generally not subject to federal income tax on taxable income that they distribute to their stockholders. It is our intention to adhere to these requirements and maintain our REIT status.

As such, no provision for federal income taxes has been included in the Lightstone REIT consolidated financial statements. As a REIT, we still may be subject to certain state, local and foreign taxes on our income and property and to federal income and excise taxes on our undistributed taxable income.

The Company has net operating loss carryforwards for Federal income tax purposes for the years ended December 31, 2007 and 2006. The availability of such loss carryforwards will begin to expire in 2026. As the Company does not consider it likely that it will realize any future benefit from its loss carry-forward, any deferred asset resulting from the final determination of its tax losses will be fully offset by a valuation allowance of the same amount.

Results of Operations

We commenced operations on February 1, 2006 upon the release of our offering proceeds from escrow. We acquired our three initial real estate properties on March 31, 2006, June 29, 2006, and December 21, 2006, respectively. We continued to acquire properties throughout 2008, on January 4, 2007; a portfolio of 12 industrial and 2 office buildings in Louisiana and Texas, on February 1, 2007; and a land parcel in Lake Jackson, TX, intended for immediate development as a power retail center, on June 29, 2007, two hotels in Houston, Texas on October 17, 2007, five multi family apartment communities, one in Tampa, Florida, two in Greensboro, North Carolina and two in Charlotte, North Carolina on November 16, 2007, and an industrial building in Sarasota, Florida on November 13, 2007. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operation of real estate and real estate related investments.

The analysis included in the management discussion and analysis below is not on a property by property basis. As we have a limited operating history, and we have completed our first nine acquisitions over the past two years, the majority of any all fluctuations are the result of these acquisitions.

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Comparison of the Year Ended December 31, 2007 Versus the Year Ended December 31, 2006

Revenues

Total revenues more than tripled as compared to 2006. Total Revenues for 2007 were $25.3 million compared to $8.3 million for the year ended December 31, 2006. Rental income increased by approximately $14.3 million primarily as a result of our acquiring the Belz Outlets in St. Augustine, Florida on March 31, 2006 and the southeastern Michigan multi-family properties on June 29, 2006, a portfolio of 12 industrial and 2 office buildings in Louisiana and Texas, on February 1, 2007; and a land parcel in Lake Jackson, TX, intended for immediate development as a power retail center, on June 29, 2007, two hotels in Houston, Texas on October 17, 2007, five multi family apartment communities, one in Tampa, Florida, two in Greensboro, North Carolina and two in Charlotte, North Carolina on November 16, 2007. Tenant recovery income increased by approximately $2.7 million primarily as a result of our acquiring the Belz Outlets in St. Augustine, Florida, the Oakview Center in Omaha, Nebraska, and the portfolio of 12 industrial and 2 office buildings in Louisiana and Texas.

Total Property Expenses

Total expenses increased by $14.2 million to approximately $22.2 million, for the year ended December 31, 2007, compared to $8.0 million for the same period last year. Increases in property operating expenses ($5.9 million), real estate taxes ($1.9 million), and depreciation and amortization ($3.5 million) were primarily the result of the acquisition of a full year of expenses for the 2006 acquisitions, and the additional expenses associated with all of the 2007 acquisitions.

General and administrative expenses

General and administrative costs increased by $2.9 million to $3.7 million, primarily as a result of the payment of acquisition and legal fees in the amount of $1.6 million and $0.1 million, respectively, related to the Lightstone REIT’s investment in the sub lease interest to a ground lease of a Manhattan office building payment, and asset management fees in the amount of $1.0 million, and costs incurred related to outside consulting fees to advise the Company regarding Sarbanes Oxley compliance testing performed in 2007. General and administrative expenses for the year ended December 31, 2006 totaled $0.8 million, which included asset management fees of $0.3 million. We expect general and administrative expenses to increase in the future as a result of acquisitions in future periods.

Depreciation and Amortization

Depreciation and amortization expense increased by $3.5 million, in 2007 as compared to 2006 primarily due to the inclusion of a full year of expenses for the 2006 acquisitions, and the additional expenses associated with all of the 2007 acquisitions.

Interest Income

Interest income increased by approximately $1.4 million, due primarily to the increase in interest and dividend income recorded on the short-term investments and marketable securities. The Cash and cash equivalents, including marketable securities at December 31, 2007, was $40.3 million, or a $21.0 million increase over the balance at December 31, 2006.

Other Income

Other income increased by approximately $0.8 million due to increases in vending and other ancillary revenue sources at primarily our multi family properties acquired in June of 2006 and November of 2007.

Interest expense

Interest expense increased $6.8 million for the year ended December 31, 2007 as compared to 2006, due to the inclusion of a full year of expenses for the 2006 acquisitions, and the additional expenses associated with all of the 2007 acquisitions.

Minority interest

The loss allocated to minority interests of approximately $26 and $86 for the year ended December 31, 2007 and 2006, respectively, relates to the interests in the Operating Partnership held by our Sponsor.

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Comparison of the year ended December 31, 2006 versus the year ended December 31, 2005

Revenues

Total revenues increased 100%, or $8.3 million for the year ended December 31, 2006 compared to $0 for the same period last year. Rental income increased by approximately $7.3 million primarily as a result of our acquiring the Belz Outlets in St. Augustine, Florida on March 31, 2006 and the southeastern Michigan multi-family properties on June 29, 2006. Tenant recovery income increased by approximately $1.0 million primarily as a result of our acquiring the Belz Outlets in St. Augustine, Florida. The Lightstone REIT also acquired a retail property in Omaha, Nebraska on December 21, 2006. Due to the limited period of ownership, it did not have a significant impact on our 2006 financial results.

Total Property Expenses

Total expenses increased by $7.9 million to approximately $8.0 million, for the year ended December 31, 2006, compared to $0.1 million for the same period last year. Increases in property operating expenses ($3.7 million), real estate taxes ($0.9 million), and depreciation and amortization ($2.7 million) were primarily the result of the acquisition of two new properties on March 31, 2006 and June 29, 2006, respectively. The Lightstone REIT also acquired a retail property in Omaha, Nebraska on December 21, 2006. Due to the limited period of ownership, it did not have a significant impact on our 2006 financial results.

General and administrative expenses

General and administrative costs increased by $0.7 million to $0.8 million, primarily as a result of the payment of asset management fees, director’s and officer’s liability insurance and fees to our board of directors, auditors and attorneys. General and administrative expenses for the year ended December 31, 2005 totaled $117,571. We expect general and administrative expenses to increase in the future as a result of acquisitions in future periods. No fees of any kind were paid to the Advisor for the year ended December 31, 2005.

Depreciation and Amortization

Depreciation and amortization expense increased by $2.7 million, in 2006 as compared to 2005 primarily due to the acquisition and financing of two new properties on March 31, 2006 and June 29, 2006, respectively. The Lightstone REIT also acquired a retail property in Omaha, Nebraska on December 21, 2006. Due to the limited period of ownership, it did not have a significant impact on our 2006 financial results.

Interest Income

Interest income increased by approximately $0.5 million, due to the increase in the Company’s average balance of cash and cash equivalents for the twelve-month period ending December 31, 2006.

Other Income

Other income increased by approximately $0.4 million related to vending and other ancillary revenue sources primarily at our south eastern Michigan multi-family properties acquired on June 29, 2006.

Interest expense

Interest expense increased 100%, or approximately $2.6 million for the year ended December 31, 2006, primarily as a result of the acquisition and financing of two new properties on March 31, 2006 and June 29, 2006, respectively. The Lightstone REIT also acquired a retail property in Omaha, Nebraska on December 21, 2006. Due to the limited period of ownership, it did not have a significant impact on our 2006 financial results.

Minority interest

The loss allocated to minority interests of approximately $86 and $1,164 for the year ended December 31, 2006 and 2005, respectively, relates to the interests in the Operating Partnership held by our Sponsor.

Financial Condition, Liquidity and Capital Resources

Overview:

We intend that rental revenue will be the principal source of funds to pay operating expenses, debt service, capital expenditures and dividends, excluding non-recurring capital expenditures. To the extent that our

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cash flow from operating activities is insufficient to finance non-recurring capital expenditures such as property acquisitions, development and construction costs and other capital expenditures, we are dependent upon the net proceeds to be received from our public offering to conduct such proposed activities. We have financed and expect to continue to finance such activities through debt and equity financings. The capital required to purchase real estate investments will be obtained from our offering and from any indebtedness that we may incur in connection with the acquisition and operations of any real estate investments thereafter.

We expect to meet our short-term liquidity requirements generally through funds received in our public offering, working capital, and net cash provided by operating activities. We frequently examine potential property acquisitions and development projects and, at any given time, one or more acquisitions or development projects may be under consideration. Accordingly, the ability to fund property acquisitions and development projects is a major part of our financing requirements. We expect to meet our financing requirements through funds generated from our public offering and long-term and short-term borrowings.

We intend to utilize leverage in acquiring our properties. The number of different properties we will acquire will be affected by numerous factors, including, the amount of funds available to us. When interest rates on mortgage loans are high or financing is otherwise unavailable on terms that are satisfactory to us, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

Our source of funds in the future will primarily be the net proceeds of our offering, operating cash flows and borrowings. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months. We have two loans which mature in 2008, which had an outstanding balance of $10.4 million at December 31, 2007. The Company intends to extend, repay or refinance this loan upon its maturity in October of 2008.

We currently have $237.6 million of outstanding mortgage debt, and an additional $5.8 million of outstanding notes payable. We intend to limit our aggregate long-term permanent borrowings to 75% of the aggregate fair market value of all properties unless any excess borrowing is approved by a majority of the independent directors and is disclosed to our stockholders. We may also incur short-term indebtedness, having a maturity of two years or less.

The Company has two development projects which were ongoing at December 31, 2007. The Company is in the process of expanding and renovating its St. Augustine center. The Company expects to complete the expansion and renovation in the fourth quarter of 2008. The Company purchased the land adjacent to the existing center and the related development rights in the fourth quarter of 2007, and began the renovation and expansion. Total project costs to date at December 31, 2007 totaled approximately $5.0 million, including the purchase of the land and the development rights. Total project costs are expected to estimate approximately $35.2 million. The Company intends to fund the costs of this project using a portion of the proceeds from our offering.

In addition, the Company completed it development of its Brazos Crossing Center in March of 2008. The total project costs are estimated to be approximately $10.2 million, and will be funded primarily with the $8.2 million of notes payable. The Company had drawn $5.8 million as of December 31, 2007. The remainder of the costs will be funded using proceeds of the offering. Other than those discussed above, the Company does not have any other significant capital plans for 2008.

Our charter provides that the aggregate amount of borrowing, both secured and unsecured, may not exceed 300% of net assets in the absence of a satisfactory showing that a higher level is appropriate, the approval of our board of directors and disclosure to stockholders. Net assets means our total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any excess in borrowing over such 300% of net assets level must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report to stockholders, along with justification for such excess. As of December 31, 2007, our total borrowings represented 216% of net assets.

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Borrowings may consist of single-property mortgages as well as mortgages cross-collateralized by a pool of properties. Such mortgages may be put in place either at the time we acquire a property or subsequent to our purchasing a property for cash. In addition, we may acquire properties that are subject to existing indebtedness where we choose to assume the existing mortgages. Generally, though not exclusively, we intend to seek to encumber our properties with debt, which will be on a non-recourse basis. This means that a lender’s rights on default will generally be limited to foreclosing on the property. However, we may, at our discretion, secure recourse financing or provide a guarantee to lenders if we believe this may result in more favorable terms. When we give a guaranty for a property owning entity, we will be responsible to the lender for the satisfaction of the indebtedness if it is not paid by the property owning entity.

We intend to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year. Accordingly, we expect that some of the mortgages on our property will provide for fixed interest rates. However, we expect that most of the mortgages on our properties will provide for a so-called “balloon” payment and that certain of our mortgages will provide for variable interest rates. Any mortgages secured by a property will comply with the restrictions set forth by the Commissioner of Corporations of the State of California.

We may also obtain lines of credit to be used to acquire properties. These lines of credit will be at prevailing market terms and will be repaid from offering proceeds, proceeds from the sale or refinancing of properties, working capital or permanent financing. Our Sponsor or its affiliates may guarantee the lines of credit although they will not be obligated to do so. We may draw upon the lines of credit to acquire properties pending our receipt of proceeds from our initial public offering. We expect that such properties may be purchased by our Sponsor’s affiliates on our behalf, in our name, in order to avoid the imposition of a transfer tax upon a transfer of such properties to us.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Advisor, our Dealer Manager, and our Property Manager during the various phases of our organization and operation. During the organizational and offering stage, these payments will include payments to our Dealer Manager for selling commissions and the dealer manager fee, and payments to our Advisor for the reimbursement of organization and offering costs. During the acquisition and development stage, these payments will include asset acquisition fees and asset management fees, and the reimbursement of acquisition related expenses to our Advisor. During the operational stage, we will pay our Property Manager a property management fee and our Advisor an asset management fee. We will also reimburse our Advisor and its affiliates for actual expenses it incurs for administrative and other services provided to us. Additionally, the Operating Partnership may be required to make distributions to Lightstone SLP, LLC, an affiliate of the Advisor. Total property management fees of $1.1 million, $0.3 million and $0 were recorded for amounts due to the Advisor or its affiliates for the years ended December 31, 2007, 2006 and 2005, respectively.

Total asset management and acquisition fees to the Advisor of $7.6 million, $3.0 million and $0 were recorded for the years ended December 31, 2007, 2006 and 2005, respectively. As of December 31, 2007, there were less than $0.1 million due to an affiliate of our Advisor, for the reimbursement of property level operating expenses. As of December 31, 2006, approximately $0.5 million was due to our Property Manager, an affiliate of our Advisor, for the reimbursement of property level operating expenses. As of December 31, 2005, approximately $0.3 million was due to the Advisor for the reimbursement of commissions and dealer manager fees ($181,000), offering expenses ($45,000), expenses incurred in connection with our administration and ongoing operations ($80,000), and advances of working capital for use by the Lightstone REIT ($3,000). This amount was fully repaid during the year ended December 31, 2006.

As of December 31, 2007, we had approximately $29.6 million of cash and cash equivalents on hand and $9.6 million of refundable escrow deposits. In addition, we held marketable securities in the amount of $10.8 million at December 31, 2007. Our cash and cash equivalents on hand resulted primarily from proceeds from our Offering.

28

Summary of Cash Flows.  The following summary discussion of our cash flows is based on the consolidated statements of cash flows and is not meant to be an all-inclusive discussion of the changes in our cash flows for the periods presented below:

	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
Cash flows provided by (used in) operating activities	$6,651,989	$1,722,853	$(80,060)
Cash flows used in investing activities	(227,971,386)	(119,467,655)	—
Cash flows provided by financing activities	231,628,502	136,820,482	79,601
Cash, beginning of the period	19,280,710	205,030	205,489
Cash, end of the period	$29,589,815	$19,280,710	$205,030

Our principal source of cash flow is currently derived from the issuance of our common stock and the operation of our rental properties. We intend that our properties will provide a relatively consistent stream of cash flow that provides us with resources to fund operating expenses, debt service and quarterly dividends. Cash flows from operating activities were generated primarily from our retail property in St. Augustine, Florida acquired in March of 2006, the four residential apartment communities we acquired in June of 2006, the Oakview Plaza in Omaha, Nebraska acquired on December 21, 2006 and the Gulf Coast industrial portfolio acquired on February 1, 2007, two hotels acquired in Houston, Texas on October 17, 2007, five multi family apartment communities acquired on November 16, 2007, substantially offset by the payment of a $1.6 million acquisition fee related to our investment in a joint venture which acquired a sub-leasehold interest in a ground lease to an office building located at 1407 Broadway, New York, New York.

Our principal demands for liquidity are our property operating expenses, real estate taxes, insurance, tenant improvements, leasing costs, acquisition and development activities, debt service and distributions to our stockholders. The principal sources of funding for our operations are operating cash flows, the sale of properties, and the issuance of equity and debt securities and the placement of mortgage loans.

Cash used in investing activities of $228.0 million resulted primarily from the purchases of the Gulf Coast Industrial portfolio on February 1, 2007, the investment in the unconsolidated joint venture, two hotels acquired in Houston, Texas on October 17, 2007, five multi family apartment communities acquired on November 16, 2007, as well as the purchase of an industrial building in Sarasota, Florida, the purchase of marketable securities of $27.7 million offset by the proceeds from the sale of Marketable securities of $17.0 million.

Cash provided by financing activities is primarily the proceeds from mortgage financing and notes payable ($148.2 million) and the proceeds from the issuance of common stock ($88.6 million), and the proceeds from the sale of general partnership units ($8.9 million).

29

Mortgages payable, totaling approximately $237.6 million at December 31, 2007, consists of the following:

Property	Loan Amount	Interest Rate	Maturity Date	Amount Due at Maturity
St. Augustine	$27,051,571	6.09%	April 2016	$23,747,523
Southeastern Michigan Multi Family Properties	40,725,000	5.96%	July 2016	38,138,605
Oakview Plaza	27,500,000	5.49%	January 2017	25,583,137
Gulf Coast Industrial Portfolio	53,025,000	5.83%	February 2017	49,556,985
Houston Extended Stay Hotels (Two Individual Loans)	10,040,000	LIBOR + 1.75%	October 2008	10,040,000
Camden Multi Family Properties – (Five Individual Loans)	79,268,800	5.44%	December 2014	74,955,771
Total of eleven outstanding mortgage loans at December 31, 2007	$237,610,371			$222,022,021

LIBOR at December 31, 2007 was 4.60%. Monthly installments of interest only are required through the first 12 months for the St. Augustine loan, and monthly installments of principal and interest are required throughout the remainder of its stated term. Monthly installments of interest only are required through the first 60 months for the Southeastern Michigan multi-family properties, and through the first 48 months for the Camden Multi-Family properties’ loans, and monthly installments of principal and interest are required throughout the remainder of its stated term. The remaining loans are interest only until their maturity, when the amounts listed in the table above are due, assuming no prior principal prepayment. Each of the loans is secured by acquired real estate and is non-recourse to the Company

The following table shows the mortgage debt maturing during the next five years and thereafter at December 31, 2007:

	2008	2009	2010	2011	2012	Thereafter	Total
Fixed rate mortgages	$10,353,360	$338,052	$359,526	$1,586,957	$2,781,012	$222,191,464	$237,610,371

New Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115” (“SFAS No. 159”). This standard permits entities to choose to measure many financial instruments and certain other items at fair value and is effective for the first fiscal year beginning after November 15, 2007. The Company does not expect SFAS No. 159 to have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement clarifies that market participant assumptions include assumptions about risk, for example, the risk inherent in a particular valuation technique used to measure fair value (such as a pricing model) and/or risk inherent in the inputs to the valuation technique. This Statement clarifies that market participant assumptions also include assumptions about the effect of a restriction on the sale or use of an asset. This Statement also clarifies that a fair value measurement for a liability reflects its nonperformance risk. The statement is effective in the fiscal first quarter of 2008 except for non-financial assets and liabilities recognized or disclosed at fair value on a recurring basis, for which the effective date is fiscal years beginning after November 15, 2008. The Company is currently evaluating the impact that the adoption of SFAS No. 157, but does not expect the adoption of SFAS No. 157 will have a material effect on the Company’s consolidated financial statements.

In June 2007, the AICPA issued Statement of Position (“SOP”) 07-1, “Clarification of the Scope of the Audit and Accounting Guide, Investment Companies and Accounting by Parent Companies and Equity

30

Method Investors for Investments in Investment Companies.” SOP 07-1 provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide, “Investment Companies” (the “Guide”) and when companies that own or have significant stakes in investment companies should and should not retain, in their financial statements, the specialized industry accounting under the Guide. On February 14, 2008, the FASB delayed indefinitely the effective date of SOP 07-1. Management does not anticipate that the application of SOP 07-1 will have a material impact on our Consolidated Financial Statements when SOP 07-1 becomes effective.

In December 2007, the FASB issued FASB No. 141(R) which establishes principles and requirements for how the acquirer shall recognize and measure in its financial statements the identifiable assets acquired, liabilities assumed, any noncontrolling interest in the acquiree and goodwill acquired in a business combination. This statement is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently assessing the potential impact that the adoption of FASB No. 141(R) will have on its financial position and results of operations.

In December 2007, the FASB issued No. 160, which establishes and expands accounting and reporting standards for minority interests, which will be recharacterized as noncontrolling interests, in a subsidiary and the deconsolidation of a subsidiary. FASB 160 is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. This statement is effective for fiscal years beginning on or after December 15, 2008. The Company is currently assessing the potential impact that the adoption of FASB No. 160 will have on its financial position and results of operations.

EXPERTS

The consolidated financial statements of Lightstone Value Plus Real Estate Investment Trust, Inc. and Subsidiaries as of December 31, 2007 and 2006, and for the years ended December 31, 2007 and 2006 and 2005, included in this Supplement have been audited by Amper, Politziner & Mattia, P.C., independent registered public accounting firm, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheet of 1407 Broadway Mezz II LLC and Subsidiaries as of December 31, 2007, and the related consolidated statement of operations, members’ capital and cash flows for the period January 4, 2007 (date of inception) through December 31, 2007, included in this Supplement have been audited by Amper, Politziner & Mattia, P.C., independent registered public accounting firm, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

31

FINANCIAL STATEMENTS

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
(A Maryland Corporation)

1407 BROADWAY MEZZ II LLC and SUBSIDIARIES
For The Period January 4, 2007 (Date of Inception) Through December 31, 2007

Schedules not filed:

All schedules other than the one listed in the Index have been omitted as the required information is inapplicable or the information is presented in the financial statements or related notes.

32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Lightstone Value Plus Real Estate Investment Trust, Inc. and its Subsidiaries

We have audited the accompanying consolidated balance sheets of Lightstone Value Plus Real Estate Investment Trust, Inc. and Subsidiaries (the “Company’) as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three year period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lightstone Value Plus Real Estate Investment Trust, Inc. and Subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

We have also audited the consolidated financial statement schedule, Schedule III - Real Estate and Accumulated Depreciation, as of December 31, 2007. In our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ Amper, Politziner & Mattia, P.C.

March 28, 2008
Edison, New Jersey

33

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
As of December 31, 2007 and 2006

	December 31, 2007	December 31, 2006
ASSETS
Investment property:
Land	$62,032,138	$20,141,357
Building	240,221,044	82,217,115
Construction in Progress	7,499,319	—
	309,752,501	102,358,472
Less accumulated depreciation	(5,455,550)	(1,184,590)
Net investment property	304,296,951	101,173,882
Investment in unconsolidated real estate joint venture	6,284,675	—
Cash and cash equivalents	29,589,815	19,280,710
Marketable Securities	10,752,910	—
Restricted escrows	9,595,453	6,912,578
Deposit for purchase of real estate	—	8,435,000
Due from escrow agent	—	163,949
Tenant and other accounts receivable, net	1,531,180	316,232
Acquired in-place lease intangibles (net of accumulated amortization of $2,646,629 and $1,365,512, respectively)	1,982,292	1,801,678
Acquired above market lease intangibles (net of accumulated amortization of $373,175 and $75,258, respectively)	830,727	601,987
Deferred intangible leasing costs (net of accumulated amortization of $605,093 and $119,807, respectively)	1,153,712	735,079
Deferred leasing costs (net of accumulated amortization of $50,606 and $3,423, respectively)	154,879	23,359
Deferred financing costs (net of accumulated amortization of $172,939 and $26,813, respectively)	2,154,560	691,777
Prepaid expenses and other assets	1,374,200	571,986
Total Assets	$369,701,354	$140,708,217
LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage payable	$237,610,371	$95,475,000
Note payable	5,825,286	—
Accounts payable and accrued expenses	6,332,962	1,980,052
Tenant allowances and deposits payable	943,854	301,970
Distributions payable	2,463,361	601,286
Prepaid rental revenues	1,066,724	81,020
Acquired below market lease intangibles (net of accumulated amortization of $1,874,843 and $953,435, respectively)	2,391,883	2,011,063
	256,634,441	100,450,391
Minority interest in partnership	12,954,715	4,282,122
Commitments and contingencies
Stockholders’ equity:
Preferred shares, 10,000,000 shares authorized, none outstanding	—	—
Common stock, $.01 par value; 60,000,000 shares authorized, 13,606,609 and 4,316,389 shares issued and outstanding, respectively	136,066	43,170
Additional paid-in-capital	120,297,590	38,686,993
Accumulated other comprehensive loss	(1,199,278)	—
Accumulated distributions in addition to net loss	(19,122,180)	(2,754,459)
Total stockholders’ equity	100,112,198	35,975,704
Total Liabilities and Stockholders’ Equity	$369,701,354	$140,708,217

The Company’s notes are an integral part of these consolidated financial statements.

34

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2007, 2006 and 2005

	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
Revenues:
Rental income	$21,530,205	$7,271,738	$—
Tenant recovery income	3,729,450	990,929	—
	25,259,655	8,262,667	—
Expenses:
Property operating expenses	9,579,830	3,656,914	—
Real estate taxes	2,739,866	882,212	—
General and administrative costs	3,710,363	808,502	117,571
Depreciation and amortization	6,163,437	2,674,819	—
	22,193,496	8,022,447	117,571
Operating income (loss)	3,066,159	240,220	(117,571)
Other income	1,162,040	350,961	—
Interest income	1,879,768	459,916	—
Gain on sale of securities	1,301,949	—	—
Interest expense	(9,384,383)	(2,587,527)	—
Loss from investment in unconsolidated Joint Venture	(7,267,949)	—	—
Minority interest	26	86	1,164
Net loss applicable to common shares	$(9,242,390)	$(1,536,344)	$(116,407)
Net loss per common share, basic and diluted	$(1.01)	$(0.96)	$(5.82)
Weighted average number of common shares outstanding, basic and diluted	9,195,369	1,594,060	20,000

The Company’s notes are an integral part of these consolidated financial statements.

35

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Years Ended December 31, 2007, December 31, 2006 and December 31, 2005

	Preferred Shares		Common Shares		Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Distribtions in Net Addition to Loss	Total Stockholders’ Equity
	Preferred Shares	Amount	Common Shares	Amount
Balance, January 1, 2005	—	$—	20,000	$200	$199,800	$—	$—	$200,000
Net loss	—	—	—	—	—	—	(116,407)	(116,407)
Balance, December 31, 2005	—	—	20,000	200	199,800	—	(116,407)	83,593
Net loss	—	—	—	—	—	—	(1,536,344)	(1,536,344)
Distributions declared	—	—	—	—	—	—	(1,101,708)	(1,101,708)
Proceeds from offering	—	—	4,276,165	42,762	42,570,940	—	—	42,613,702
Selling commissions and dealer manager fees	—	—	—	—	(3,337,501)	—	—	(3,337,501)
Other offering costs	—	—	—	—	(943,869)	—	—	(943,869)
Proceeds from distribution reinvestment program	—	—	20,824	208	197,623	—	—	197,831
Balance, December 31, 2006	—	—	4,316,989	43,170	38,686,993	—	(2,754,459)	35,975,704
Comprehensive loss:
Net loss	—	—	—	—	—	—	(9,242,390)	(9,242,390)
Unrealized loss on available for sale securities	—	—	—	—	—	(1,199,278)	—	(1,199,278)
Total comprehensive loss	—	—	—	—	—	(1,199,278)	(9,242,390)	(10,441,668)
Distributions declared	—	—	—	—	—	—	(7,125,331)	(7,125,331)
Proceeds from offering	—	—	9,082,793	90,828	88,541,468	—	—	88,632,296
Selling commissions and dealer manager fees	—	—	—	—	(6,130,796)	—	—	(6,130,796)
Other offering costs	—	—	—	—	(2,762,855)	—	—	(2,762,855)
Proceeds from distribution reinvestment program	—	—	206,826	2,068	1,962,780	—	—	1,964,848
Balance, December 31, 2007	—	$—	13,606,608	$136,066	$120,297,590	$(1,199,278)	$(19,122,180)	$100,112,198

The Company’s notes are an integral part of these consolidated financial statements.

36

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2007, 2006 and December 31, 2005

	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
Cash flows from operating activities:
Net loss	$(9,242,390)	$(1,536,344)	$(116,407)
Loss allocated to minority interests	(26)	(86)	(1,164)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,617,908	1,186,076	—
Gain on sale of marketable securities	(1,301,949)	—	—
Amortization of deferred financing costs	146,126	26,813	—
Amortization of deferred leasing costs	545,529	123,230	—
Amortization of above and below-market lease intangibles	(628,150)	487,335	—
Net equity in loss from investment in unconcolidated joint venture	7,267,949	—	—
Changes in assets and liabilities:
Increase in prepaid expenses and other assets	(518,555)	(573,470)	—
Increase in tenant and other accounts receivable	(1,214,948)	(316,232)	—
Increase in tenant allowance and security deposits payable	641,884	301,970	—
Increase in accounts payable and accrued expenses	4,352,908	1,942,541	37,511
Increase in prepaid rents	985,703	81,020	—
Net cash provided by operating activities	6,651,989	1,722,853	(80,060)
Cash flows used in investing activities:
Purchase of investment property, net	(201,085,650)	(104,120,077)	—
Purchase of marketable securities	(27,689,153)	—	—
Proceeds from sale of marketable securities	17,038,915	—	—
Investment in unconcolidated joint venture	(13,552,623)	—	—
Funding of restricted escrows	(2,682,875)	(6,912,578)	—
Refundable deposit for investment in real estate	—	(8,435,000)	—
Net cash used in investing activities	(227,971,386)	(119,467,655)	—
Cash flows from Financing activities:
Proceeds from mortgage financing	142,333,800	95,475,000	—
Proceeds from notes payable	5,825,286	—	—
Mortgage payments	(198,429)	—	—
Payment of loan fees and expenses	(1,608,909)	(718,590)	—
Proceeds from issuance of common stock	88,632,296	42,613,702	—
Proceeds from issuance of special general partnership units	8,672,567	4,281,369	—
Payment of offering costs	(8,893,651)	(4,055,404)	(225,966)
Decrease (increase) in amounts due from escrow agent	163,949	(163,949)	—
Decrease (increase) in amounts due to affiliates, net	—	(309,055)	305,567
Distributions paid	(3,298,407)	(302,591)	—
Net cash provided by financing activities	231,628,502	136,820,482	79,601
Net change in cash and cash equivalents	10,309,105	19,075,680	(459)
Cash and cash equivalents, beginning of year	19,280,710	205,030	205,489
Cash and cash equivalents, end of year	$29,589,815	$19,280,710	$205,030
Supplemental disclosure of cash flow information:
Cash paid for interest	$8,696,812	$2,329,904	$—
Dividends declared	$7,125,331	$1,101,708	$—
Unrealized loss on available for sale securities	$(1,199,278)	$—	$—
Proceeds from shares issued in distribution reinvestment program	$1,964,848	$197,831	$—

The Company’s notes are an integral part of these consolidated financial statements.

37

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

1. Organization

Lightstone Value Plus Real Estate Investment Trust, Inc., a Maryland corporation (“Lightstone REIT” and, together with the Operating Partnership (as defined below), the “Company”) was formed on June 8, 2004 and subsequently qualified as a real estate investment trust (“REIT”) during the year ending December 31, 2006. The Company was formed primarily for the purpose of engaging in the business of investing in and owning commercial and residential real estate properties located throughout the United States and Puerto Rico.

The Lightstone REIT is structured as an umbrella partnership real estate investment trust, or UPREIT, and substantially all of the Lightstone REIT’s current and future business is and will be conducted through Lightstone Value Plus REIT, L.P., a Delaware limited partnership formed on July 12, 2004 (the “Operating Partnership”). The Lightstone REIT is managed by Lightstone Value Plus REIT, LLC (the “Advisor”), an affiliate of the Lightstone Group (the “Sponsor”), under the terms and conditions of an advisory agreement. The Sponsor and Advisor are owned and controlled by David Lichtenstein, the Chairman of the Company’s board of directors and its Chief Executive Officer.

The Company intends to sell a maximum of 30 million common shares, at a price of $10 per share (exclusive of 4 million shares available pursuant to the Company’s dividend reinvestment plan, 600,000 shares that could be obtained through the exercise of selling dealer warrants when and if issued and 75,000 shares that are reserved for issuance under the Company’s stock option plan). The Company’s Registration Statement on Form S-11 (the “Registration Statement”) was declared effective under the Securities Act of 1933 on April 22, 2005, and on May 24, 2005, the Lightstone REIT began offering its common shares for sale to the public. Lightstone Securities, LLC (the “Dealer Manager”), an affiliate of the Sponsor, is serving as the dealer manager of the Company’s public offering (the “Offering”).

The Company sold 20,000 shares to the Advisor on July 6, 2004, for $10 per share. The Company invested the proceeds from this sale in the Operating Partnership, and as a result, held a 99.9% limited partnership interest in the Operating Partnership. The Advisor also contributed $2,000 to the Operating Partnership in exchange for 200 limited partner units in the Operating Partnership. The limited partner has the right to convert operating partnership units into cash or, at the option of the Company, an equal number of common shares of the Company, as allowed by the limited partnership agreement.

A Post-Effective Amendment to the Lightstone REIT’s Registration Statement was declared effective on October 17, 2005. The Post-Effective Amendment reduced the minimum offering from 1 million shares of common stock to 200,000 shares of common stock. As of December 31, 2005, the Company had reached its minimum offering by receiving subscriptions for approximately 226,000 of its common shares, representing gross offering proceeds of approximately $2.3 million. On February 1, 2006, cumulative gross offering proceeds of approximately $2.7 million were released to the Company from escrow and invested in the Operating Partnership.

As of December 31, 2007, cumulative gross offering proceeds of approximately $131.5 million have been released to the Lightstone REIT and used for the purchase of a 99.99% general partnership interest in the Operating Partnership. The Company expects that its ownership percentage in the Operating Partnership will remain significant as it plans to continue to invest all net proceeds from the Offering in the Operating Partnership.

Lightstone SLP, LLC, an affiliate of the Advisor, intends to periodically purchase special general partner interests (“SLP Units”) in the Operating Partnership at a cost of $100,000 per unit for each $1.0 million in offering subscriptions. Proceeds from the sale of the SLP Units will be used to fund organizational and offering costs incurred by the Company. As of December 31, 2007, offering costs of $13.2 million have been substantially offset by $13.0 million of proceeds from the sale of SLP Units. Lightstone SLP, LLC has purchased an additional $0.2 million of SLP Units subsequent to December 31, 2007

38

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

1. Organization  – (continued)

The Advisor is responsible for offering and organizational costs exceeding 10% of the gross offering proceeds without recourse to the Company. Since its inception, and through December 31, 2007, the Advisor has not allocated any organizational costs to the Company. Advances for offering costs in excess of the 10% will only be reimbursed to the Advisor as additional offering proceeds are received by the Company. As of December 31, 2007, offering costs incurred were approximately $0.5 million in excess of 10%.

Through its Operating Partnership, the Company will seek to acquire and operate commercial, residential, and hospitality properties, principally in the United States. Primarily all such properties may be acquired and operated by the Company alone or jointly with another party. Since inception, the Company has completed the acquisition of the Belz Factory Outlet World in St. Augustine, Florida, four multi-family communities in Southeast Michigan, a retail power center and raw land in Omaha, Nebraska and a portfolio of industrial and office properties located in New Orleans, LA (5 industrial and 2 office properties), Baton Rouge, LA (3 industrial properties) and San Antonio, TX (4 industrial properties). In addition, the Company has made an investment in a sub-leasehold interest in a ground lease to an office building located at 1407 Broadway in New York, NY, purchased a land parcel in Lake Jackson, TX on which it completed the development of a retail power center in the first quarter of 2008, an 8.5-acre parcel of undeveloped land, including development rights, which is intended to be used for further development of the adjacent Belz Outlet mall, five apartment communities located in Tampa, FL (one property), Charlotte, North Carolina (two properties) and Greensboro, North Carolina (two properties), and two hotels located in Houston, TX. All of the acquired properties and development activities are managed by affiliates of Lightstone Value Plus REIT Management LLC (the “Property Manager”).

The Company’s Advisor, Property Manager and Dealer Manager are each related parties. Each of these entities will receive compensation and fees for services related to the offering and for the investment and management of the Company’s assets. These entities will receive fees during the offering, acquisition, operational and liquidation stages. The compensation levels during the offering, acquisition and operational stages are based on percentages of the offering proceeds sold, the cost of acquired properties and the annual revenue earned from such properties, and other such fees outlined in each of the respective agreements. (See Note 9, Related Party Transactions).

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Company and the Operating Partnership and its subsidiaries (over which Lightstone REIT exercises financial and operating control). As of December 31, 2007, the Company had a 99.99% general partnership interest in the Operating Partnership. All inter-company balances and transactions have been eliminated in consolidation.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during a reporting period. The most significant assumptions and estimates relate to the valuation of real estate, depreciable lives, revenue recognition, the collectability of trade accounts receivable and the realizability of deferred tax assets. Application of these assumptions requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from these estimates.

Investments in real estate partnerships where the Company has the ability to exercise significant influence, but does not exercise financial and operating control, are accounted for using the equity method. See further discussion in Note 3.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

2. Summary of Significant Accounting Policies  – (continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. All cash and cash equivalents are held in commercial paper and money market funds. To date, the Company has not experienced any losses on its cash and cash equivalents.

Marketable Securities

Our marketable securities consist of equity securities that are designated as available-for-sale and are recorded at fair value, in accordance with Statement of Financial Accounting Standards (FAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Unrealized holding gains or losses are reported as a component of accumulated other comprehensive income (loss). Realized gains or losses resulting from the sale of these securities are determined based on the specific identification of the securities sold. Marketable securities with original maturities greater than three months and less than one year are classified as short-term; otherwise they are classified as long-term. An impairment charge is recognized when the decline in the fair value of a security below the amortized cost basis is determined to be other-than-temporary. We consider various factors in determining whether to recognize an impairment charge, including the duration and severity of any decline in fair value below our amortized cost basis, any adverse changes in the financial condition of the issuers’ and our intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in market value. The Board has authorized the Company to from time to time to invest the Company’s available cash in marketable securities of real estate related companies. The Board has approved investments up to 30% of the Company’s total assets to be made at the Company’s discretion, subject to compliance with any REIT or other restrictions. At December 31, 2007, the Company has included $1.2 million of unrealized losses in accumulated other comprehensive loss. The following is a summary of the Company’s available for sale securities at December 31, 2007:

	Cost	Gross Unrealized Losses	Fair Value
Equity securities	$11,952,188	$(1,199,278)	$10,752,910

Revenue Recognition

Minimum rents are recognized on an accrual basis, over the terms of the related leases on a straight-line basis. The capitalized above-market lease values and the capitalized below-market lease values are amortized as an adjustment to rental income over the initial lease term. Percentage rents, which are based on commercial tenants’ sales, are recognized once the sales reported by such tenants exceed any applicable breakpoints as specified in the tenants’ leases. Recoveries from commercial tenants for real estate taxes, insurance and other operating expenses, and from residential tenants for utility costs, are recognized as revenues in the period that the applicable costs are incurred. The Company recognizes differences between estimated recoveries and the final billed amounts in the subsequent year.

Accounts Receivable

The Company makes estimates of the uncollectability of its accounts receivable related to base rents, expense reimbursements and other revenues. The Company analyzes accounts receivable and historical bad debt levels, customer credit worthiness and current economic trends when evaluating the adequacy of the allowance for doubtful accounts. In addition, tenants in bankruptcy are analyzed and estimates are made in connection with the expected recovery of pre-petition and post-petition claims. The Company’s reported net income is directly affected by management’s estimate of the collectability of accounts receivable. The total allowance for doubtful accounts was approximately $0.2 million and $0 at December 31, 2007 and 2006, respectively.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

2. Summary of Significant Accounting Policies  – (continued)

Investment in Real Estate

Accounting for Acquisitions

The Company accounts for acquisitions of Properties in accordance with SFAS No. 141, “Business Combinations” (“SFAS No. 141”). The fair value of the real estate acquired is allocated to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases for acquired in-place leases and the value of tenant relationships, based in each case on their fair values. Purchase accounting is applied to assets and liabilities related to real estate entities acquired based upon the percentage of interest acquired. Fees incurred related to acquisitions are generally capitalized. Fees incurred in the acquisition of joint venture interest are expensed as incurred.

Upon the acquisition of real estate operating properties, the Company estimates the fair value of acquired tangible assets (consisting of land, building and improvements) and identified intangible assets and liabilities (consisting of above and below-market leases, in-place leases and tenant relationships), and assumed debt in accordance with SFAS No. 141, at the date of acquisition, based on evaluation of information and estimates available at that date. Based on these estimates, the Company allocates the initial purchase price to the applicable assets and liabilities. As final information regarding fair value of the assets acquired and liabilities assumed is received and estimates are refined, appropriate adjustments are made to the purchase price allocation. The allocations are finalized within twelve months of the acquisition date.

In determining the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values and the capitalized below-market lease values are amortized as an adjustment to rental income over the initial non-cancelable lease term.

The aggregate value of in-place leases is determined by evaluating various factors, including an estimate of carrying costs during the expected lease-up periods, current market conditions and similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses, and estimates of lost rental revenue during the expected lease-up periods based on current market demand. Management also estimates costs to execute similar leases including leasing commissions, legal and other related costs. The value assigned to this intangible asset is amortized over the remaining lease terms ranging from one month to approximately 11 years. Optional renewal periods are not considered.

The aggregate value of other acquired intangible assets includes tenant relationships. Factors considered by management in assigning a value to these relationships include: assumptions of probability of lease renewals, investment in tenant improvements, leasing commissions and an approximate time lapse in rental income while a new tenant is located. The value assigned to this intangible asset is amortized over the remaining lease terms ranging from one month to approximately 11 years.

Carrying Value of Assets

The amounts to be capitalized as a result of periodic improvements and additions to real estate property, and the periods over which the assets are depreciated or amortized, are determined based on the application of accounting standards that may require estimates as to fair value and the allocation of various costs to the individual assets. Differences in the amount attributed to the assets can be significant based upon the assumptions made in calculating these estimates.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

2. Summary of Significant Accounting Policies  – (continued)

Impairment Evaluation

Management evaluates the recoverability of its investment in real estate assets in accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS No. 144). This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that recoverability of the asset is not assured.

The Company evaluates the long-lived assets, in accordance with SFAS No. 144 on a quarterly basis and will record an impairment charge when there is an indicator of impairment and the undiscounted projected cash flows are less than the carrying amount for a particular property. Management concluded no impairment adjustment was required through December 31, 2007. The estimated cash flows used for the impairment analysis and the determination of estimated fair value are based on the Company’s plans for the respective assets and the Company’s views of market and economic conditions. The estimates consider matters such as current and historical rental rates, occupancies for the respective Properties and comparable properties, and recent sales data for comparable properties. Changes in estimated future cash flows due to changes in the Company’s plans or views of market and economic conditions could result in recognition of impairment losses, which, under the applicable accounting guidance, could be substantial.

Depreciation and Amortization

Depreciation expense for real estate assets is computed using a straight-line method using a weighted average composite life of thirty-nine years for buildings and improvements and five to ten years for equipment and fixtures. Expenditures for tenant improvements and construction allowances paid to commercial tenants are capitalized and amortized over the initial term of each lease, currently one month to 11 years. Maintenance and repairs are charged to expense as incurred.

Deferred Costs

The Company capitalizes initial direct costs in accordance with SFAS No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.” The costs are capitalized upon the execution of the loan or lease and amortized over the initial term of the corresponding loan or lease. Amortization of deferred loan costs begins in the period during which the loan was originated. Deferred leasing costs are not amortized to expense until the earlier of the store opening date or the date the tenant’s lease obligation begins.

Income Taxes

The Company made an election in 2006 to be taxed as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with its first taxable year, which ended December 31, 2005. Accordingly, no provision for income tax has been recorded.

We elected and qualified to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code in conjunction with the filing of our 2006 federal tax return. To maintain its status as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its ordinary taxable income to stockholders. As a REIT, the Company generally will not be subject to federal income tax on taxable income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company believes that it will be organized and operate in such a manner as to maintain treatment as a REIT and

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

2. Summary of Significant Accounting Policies  – (continued)

intends to operate in such a manner so that the Company will remain qualified as a REIT for federal income tax purposes. Through December 31, 2007, the Company has complied with the requirements for maintaining its REIT status.

The Company has net operating loss carryforwards for Federal income tax purposes for the years ended December 31, 2007 and 2006. The availability of such loss carryforwards will begin to expire in 2026. As the Company does not consider it likely that it will realize any future benefit from its loss carry-forward, any deferred asset resulting from the final determination of its tax losses will be fully offset by a valuation allowance of the same amount.

Effective January 1, 2007, the Company adopted FIN No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. The adoption of FIN 48 did not have a material impact on the Company’s financial position, results of operation, or cash flows. As of December 31, 2007, the Company had no material uncertain income tax positions. The tax years 2004 through 2007 remain open to examination by the major taxing jurisdictions to which the Company is subject.

Organization and Offering Costs

The Company estimates offering costs of approximately $300,000 if the minimum offering of 200,000 shares is sold, and approximately $30,000,000 if the maximum offering of 30,000,000 shares is sold. Subject to limitations in terms of the maximum percentage of costs to offering proceeds that may be incurred by the Company, third-party offering expenses such as registration fees, due diligence fees, marketing costs, and professional fees, along with selling commissions and dealer manager fees paid to the Dealer Manager, are accounted for as a reduction against additional paid-in capital (“APIC”) as offering proceeds are released to the Company.

Through December 31, 2007, the Advisor has advanced approximately $13.0 million to the Company for offering costs, including commission and dealer manager fees, and the Company has directly funded an additional $0.2 million of offering costs pending further advances from the Advisor which has been subsequently repaid in January 2008. Based on gross proceeds of approximately $131.5 million from its public offering as of December 31, 2007, the Company’s responsibility for the reimbursement of advances for commissions and dealer manager fees was limited to approximately $10.6 million (or 8% of the gross offering proceeds), and its obligation for advances for organization and third-party offering costs was limited to approximately $2.7 million (or 2% of the gross offering proceeds).

Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate their fair values because of the short maturity of these instruments. The fair value of the fixed-rate mortgage debt and notes payable as of December 31, 2007 approximated the book value of approximately $243.4 million. The fair value of the mortgage debt and notes payable was determined by discounting the future contractual interest and principal payments by a market rate.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

2. Summary of Significant Accounting Policies  – (continued)

Net Loss per Share

Net loss per share is computed in accordance with SFAS No. 128, Earnings per Share by dividing the net loss by the weighted average number of shares of common stock outstanding. The Company has 9,000 options issued and outstanding, and does not have any warrants outstanding. As such, the numerator and the denominator used in computing both basic and diluted net loss per share allocable to common stockholders for each year presented are equal due to the net operating loss. The 9,000 options are not included in the dilutive calculation as they are anti dilutive as a result of the net operating loss applicable to stockholders.

New Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115” (“SFAS No. 159”). This standard permits entities to choose to measure many financial instruments and certain other items at fair value and is effective for the first fiscal year beginning after November 15, 2007. The Company does not expect SFAS No. 159 to have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement clarifies that market participant assumptions include assumptions about risk, for example, the risk inherent in a particular valuation technique used to measure fair value (such as a pricing model) and/or risk inherent in the inputs to the valuation technique. This Statement clarifies that market participant assumptions also include assumptions about the effect of a restriction on the sale or use of an asset. This Statement also clarifies that a fair value measurement for a liability reflects its nonperformance risk. The statement is effective in the fiscal first quarter of 2008 except for non-financial assets and liabilities recognized or disclosed at fair value on a recurring basis, for which the effective date is fiscal years beginning after November 15, 2008. The Company is currently evaluating the impact that the adoption of SFAS No. 157, but does not expect the adoption of SFAS No. 157 will have a material effect on the Company’s consolidated financial statements.

In June 2007, the AICPA issued Statement of Position (“SOP”) 07-1, “Clarification of the Scope of the Audit and Accounting Guide, Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies.” SOP 07-1 provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide, “Investment Companies” (the “Guide”) and when companies that own or have significant stakes in investment companies should and should not retain, in their financial statements, the specialized industry accounting under the Guide. Management does not anticipate, the application of SOP 07-1 will have a material impact on our consolidated financial statements. This statement is effective for financial statements issued for fiscal years beginning after December 15, 2007, and interim periods within those fiscal years.

In December 2007, the FASB issued FASB No. 141(R) which establishes principles and requirements for how the acquirer shall recognize and measure in its financial statements the identifiable assets acquired, liabilities assumed, any noncontrolling interest in the acquiree and goodwill acquired in a business combination. This statement is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

In December 2007, the FASB issued No. 160, which establishes and expands accounting and reporting standards for minority interests, which will be recharacterized as noncontrolling interests, in a subsidiary and the deconsolidation of a subsidiary. FASB 160 is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

2. Summary of Significant Accounting Policies  – (continued)

This statement is effective for fiscal years beginning on or after December 15, 2008. The Company is currently assessing the potential impact that the adoption of FASB No. 160 will have on its financial position and results of operations.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year presentation.

3. Acquisitions

St Augustine Retail Outlet Mall

On November 30, 2005, Prime Outlets Acquisition Company LLC (“Prime”), an affiliate of the Advisor, entered into a Purchase and Sale Agreement with St. Augustine Outlet World, Ltd, an unaffiliated third party, to purchase Belz Outlets at St. Augustine, Florida. On March 31, 2006, Prime assigned its interest in the Purchase and Sale Agreement to LVP St. Augustine Outlets, LLC (“LVP St. Augustine”), a single purpose, wholly owned subsidiary of the Operating Partnership, and LVP St. Augustine simultaneously completed the acquisition of the property. The total acquisition price, including acquisition-related transaction costs, was $26,921,450. In connection with the transaction, the Advisor received an acquisition fee equal to 2.75% of the purchase price, or $715,000.

Approximately $22.4 million of the total acquisition cost was funded by a mortgage loan from Wachovia Bank, National Association (“Wachovia”) and approximately $4.5 million was funded with offering proceeds from the sale of the Company’s common stock. Loan proceeds from Wachovia were also used to fund approximately $4.8 million of escrows for future leasing-related expenditures, real estate taxes, insurance and debt service.

	As of December 31,
	2007	2006
In-place annualized rents	$2.6 million	$2.8 million
Occupancy Percentage	60.33%	69.42%

At December 31, 2007, the Company has also temporarily leased 33% of the property. The Company is in the process of expanding and renovating its St. Augustine center. The Company expects to complete the expansion and renovation in the fourth quarter of 2008. The Company purchased the land adjacent to the existing center and the related development rights in the fourth quarter of 2007, and began the renovation and expansion. Total project costs to date at December 31, 2007 totaled approximately $5.0 million, including the purchase of the land and the development rights. Total project costs are expected to estimate approximately $35.2 million. The Company intends to fund the costs of this project using a portion of the proceeds from our offering.

Southeastern Michigan Multi-Family Properties

On April 26, 2006, the Sponsor entered into a Purchase and Sale Agreement with Home Properties, L.P. and Home Properties WMF I, LLC, affiliates of Home Properties, Inc., a New York Stock Exchange listed real estate investment trust (collectively, “Sellers”), each an unaffiliated third party, to purchase 19 multifamily apartment communities. On June 29, 2006, the Sponsor assigned the purchaser’s interest in the Purchase and Sale Agreement with respect to four of the apartment communities to each of four single purpose, wholly owned subsidiaries of LVP Michigan Multifamily Portfolio LLC (“LVP MMP”), and the LVP MMP subsidiaries simultaneously completed the acquisition of the four properties. The Operating Partnership holds a 99% membership interest in LVP MMP, while the Lightstone REIT holds a 1% membership interest in LVP MMP. The properties are located in Southeast Michigan and were valued by an independent third-party appraiser retained by Citigroup Global Markets Realty Corp. (“Citigroup”) at an aggregate value equal to $54.3 million.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

3. Acquisitions  – (continued)

The total acquisition price, excluding acquisition-related transaction costs, was approximately $42.2 million. In connection with the transaction, the Advisor received an acquisition fee equal to 2.75% of the purchase price, or approximately $1.1 million. Other closing and financing related costs totaled approximately $400,000, and net pro ration adjustments for assumed liabilities, prepaid rents, real estate taxes and interest totaled $500,000.

Approximately $40.7 million of the total acquisition cost was funded by a mortgage loan from Citigroup, and approximately $4.6 million was funded with offering proceeds from the sale of the Company’s common stock. Loan proceeds from Citigroup were also used to fund approximately $1.1 million of escrows for capital improvements, real estate taxes, and insurance.

In-place rents, net of rent concessions, and average occupancy for the four properties as of December 31, 2007 and 2006 was as follows:

	As of December 31,
	2007	2006
In-place annualized rents	$7.9 million	$8.6 million
Occupancy Percentage	91.50%	91.60%

Oakview Plaza

On December 21, 2006, the Company, through LVP Oakview Strip Center LLC, a wholly owned subsidiary of the Operating Partnership, acquired a retail shopping mall in Omaha, Nebraska from Oakview Plaza North, LLC (“Oakview”), Frank R. Krejci, Vera Jane Krejci, George W. Venteicher and Susan J. Venteicher (Oakview, Mr. and Mrs. Krejci and Mr. and Mrs. Venteicher, collectively, “Seller”), none of whom are affiliated with the Company.

The property was purchased subject to a commitment to acquire a 2.1 acre parcel of land (the “Option Land”) located immediately adjacent to the property. The unimproved Option Land was subsequently acquired in July of 2007 by a subsidiary of the Operating Partnership from Oakview for a fixed contract price of $650,000. The acquisition price for the property, exclusive of the Option Land, was $33.5 million, including an acquisition fee paid to the Advisor of $0.9 million and $47,000 in other acquisition-related transaction costs. Approximately $6.0 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and the remainder was funded with a $27.5 million fixed rate loan from Wachovia secured by the property. Offering proceeds were also used to fund financing related costs ($.2 million) and insurance and tax reserves ($.2 million), as well as the acquisition of the Option Land. The Property was independently appraised at $38.0 million.

Manhattan Office Building

On January 4, 2007, the Company, through LVP 1407 Broadway LLC, a wholly owned subsidiary of the Operating Partnership, entered into a joint venture with an affiliate of the Sponsor (the “Joint Venture”). On the same date, an indirect, wholly owned subsidiary acquired a sub-leasehold interest in a ground lease to an office building located at 1407 Broadway, New York, New York (the “Sublease Interest”). The seller of the Sublease Interest, Gettinger Associates, L.P., is not an affiliate of the Company, its Sponsor or its subsidiaries. The property, a 42 story office building built in 1952, fronts on Broadway, 7th Avenue and 39th Street in midtown Manhattan. The property has approximately 915,000 leasable square feet, and as of the acquisition date, was 87.6% occupied (approximately 300 tenants) and leased by tenants generally engaged in the female apparel business. The ground lease, dated as of January 14, 1954, provides for multiple renewal rights, with the last renewal period expiring on December 31, 2048. The Sublease Interest runs concurrently with this ground lease.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

3. Acquisitions  – (continued)

The acquisition price for the Sublease Interest was $122 million, exclusive of acquisition-related costs incurred by the Joint Venture ($3.5 million), pro rated operating expenses paid at closing ($4.1 million), financing-related costs ($1.9 million) and construction, insurance and tax reserves ($1.0 million). The acquisition was funded through a combination of $26.5 million of capital and a $106.0 million advance on a $127.3 million variable rate mortgage loan funded by Lehman Brothers Holding, Inc. As an inducement to Lender to make the loan, Owner has agreed to provide Lender with a 35% net profit interest in the project, which is contingent upon a capital transaction, as defined as any transaction involving the sale, assignment, transfer, liquidation, condemnation or settlement in lieu thereof, disposition, financing, refinancing or any other conversion to cash of all or any portion of the property or equity or membership interests in Borrower, directly, other than the leasing of space for occupancy and/or any other transaction with respect to the Property or the direct or indirect ownership interests in Borrower outside the ordinary course of business. To date, the lender did not share in any net profits of the project. The lender also has a conversion option, which if upon exercised, would grant the lender a special membership interest in the Joint Venture whereby the lender will receive 35% of all distributions resulting from a capital transaction after the return of the member’s equity investment plus the member’s allowed return’s as specified in the “Net Profits Agreement”. In addition, the Company paid $1.6 million to the Advisor as an acquisition fee and legal fees to its attorney of approximately $0.1 million. The acquisition and legal fees were charged to expense by the Company during the first quarter of 2007, and are included in general and administrative expenses for the year ended December 31, 2007.

The Company accounted for the investment in this unconsolidated joint venture under the equity method of accounting as the Company exercises significant influence, but does not control these entities. Initial equity from our co-venturer totaled $13.5 million (representing a 51% ownership interest). Our initial capital investment, funded with proceeds from our common stock offering, was $13.0 million (representing a 49% ownership interest). This $13.0 million investment was recorded initially at cost and will be subsequently adjusted for cash contributions and distributions, and the Company’s share of earnings and losses. The Company contributed an additional $0.6 million in 2007. Earnings for each investment are recognized in accordance with this investment agreement and where applicable, based upon an allocation of the investment’s net assets at book value as if the investment was hypothetically liquidated at the end of each reporting period. For the year ended December 31, 2007, the Company’s results included a $7.3 million loss from investment in this unconsolidated joint venture, resulting in a net investment balance of approximately $6.3 million as of December 31, 2007. The Joint Venture plans to continue an ongoing renovation project at the property that consists of lobby, elevator and window redevelopment projects. Additional loan proceeds of up to $16.4 million are available to fund these improvements.

In-place rents, net of rent concessions, and average occupancy for the property at December 31, 2007 was as follows:

As of December 31, 2007
In-place annualized rents	$36.4 million
Occupancy Percentage	89.7%

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

3. Acquisitions  – (continued)

The following table represents the condensed income statement for the unconsolidated joint venture for the period from January 4, 2007(date of inception) through December 31, 2007 (information derived from audited financial statements as of December 31, 2007):

For Period from January 4, 2007 (Date of Inception) through December 31, 2007
Total revenue	$37,447,442
Total property expenses	26,701,480
Depreciation and amortization	16,214,919
Interest expense	9,490,576
Operating loss	(14,959,533)
Other income	126,985
Net loss	(14,832,548)
Company’s share of net operating loss (49%)	$(7,267,949)

The following table represents the condensed balance sheet for the unconsolidated joint venture as of December 31, 2007 (information derived from audited financial statements as of December 31, 2007):

As of December 31, 2007
Real estate, at cost (net):	$120,370,913
Cash and restricted cash	11,458,097
Other assets	9,475,857
Total assets	$141,304,867
Mortgage note payable	110,847,201
Other liabilities	17,640,362
Members’ capital	12,817,304
Total liabilities and members’ capital	$141,304,867
49% Investment in Joint Venture	$6,284,675

Gulf Coast Industrial Portfolio

On February 1, 2007, the Company, through wholly owned subsidiaries of the Operating Partnership, acquired a portfolio of industrial and office properties located in New Orleans, LA (5 industrial and 2 office properties), Baton Rouge, LA (3 industrial properties) and San Antonio, TX (4 industrial properties). As a group, the properties were 92% occupied at the acquisition, and represent approximately 1.0 million leasable square feet principally suitable for flexible industrial (54%), distribution (36%) and office (10%) uses. The properties were independently appraised at $70.7 million.

The acquisition price for the properties was $63.9 million, exclusive of approximately $1.9 million of closing costs, escrow funding for immediate repairs ($0.9 million) and insurance ($0.1 million), and financing related costs of approximately $0.6 million. In connection with the transaction, the Advisor received an acquisition fee equal to 2.75% of the purchase price, or approximately $1.8 million. The acquisition was funded through a combination of $14.4 million in offering proceeds and approximately $53.0 million in loan proceeds

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

3. Acquisitions  – (continued)

from a fixed rate mortgage loan secured by the properties. The Company does not intend to make significant renovations or improvements to the properties. The Company believes the properties are adequately insured.

In-place rents, net of rent concessions, and occupancy for the properties at December 31, 2007 were as follows:

As of December 31, 2007
In-place annualized rents	$6.3 million
Occupancy Percentage	94.9%

Brazos Crossing Mall

On June 29, 2007, a subsidiary of the Operating Partnership acquired a 6.0 acre land parcel in Lake Jackson, Texas for immediate development of a 61,287 square foot power center. The land was purchased for $1.65 million cash and was funded 100% from the proceeds of the Company’s offering. Upon completion in March 2008, the center opened and is occupied by three triple net tenants: Pet Smart, Office Depot and Best Buy.

The purchase and sale agreement (the “Land Agreement”) for this transaction was negotiated between Lake Jackson Crossing Limited Partnership (formerly an affiliate of the Sponsor) and Starplex Operating, LP, an unaffiliated entity (the “Land Seller”). Prior to the closing, a 99% limited partnership interest in the Lake Jackson Limited Partnership was assigned to the Operating Partnership and the membership interests in Brazos Crossing LLC (the 1% general partner of the Lake Jackson Limited Partnership) were assigned to the Company.

The land parcel was acquired at what represents a $2.1 million discount from the expressed $3.75 million purchase price, with such difference being subsidized and funded by a retail affiliate of the Sponsor. The sale of the land parcel was a condition of the Seller’s agreement to execute a new movie theater lease at the Sponsor affiliate’s nearby retail mall. The Company owns a 100% fee simple interest in the land parcel and retail power center. The Sponsor’s affiliate will receive no future benefit or ownership interests from this transaction.

The Company entered into a construction loan in December 2007 to fund the development of the power retail center at its Lake Jackson, Texas Location. The loan requires monthly installments of interest only through the first 12 months and bears interest at 150 basis points (1.5%) in excess of LIBOR. For the second twelve months, principal payments shall be made in monthly installments in amounts equal to one-twelfth of the principal component of an annual amortization of the principal of the loan on the basis of an assumed interest rate of 6.82% and a thirty year term. The loan is secured by acquired real estate and is non-recourse to the Company. The loan allows the Company to draw up to $8.2 million, and then will require monthly installments of interest only through the first 12 months and bears interest at 150 basis points (1.5%) in excess of LIBOR. For the second twelve months, principal payments shall be made in monthly installments in amounts equal to one-twelfth of the principal component of an annual amortization of the principal of the loan on the basis of an assumed interest rate of 6.82% and a thirty year term. The loan is secured by acquired real estate and is non-recourse to the Company. The loan is guaranteed by the Company. The balance at December 31, 2007 was $5.8 million. The loan matures on December 4, 2009.

The total cost of the project, inclusive of project construction, tenant incentives, leasing costs, and land is estimated at $10.2 million. Because the debt financing for the acquisition may exceed certain leverage limitations of the REIT, the Board, including all of its independent directors has approved any leverage exceptions as required by the Company’s Articles of Incorporation.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

3. Acquisitions  – (continued)

Three tenants will occupy 100% of the property’s rentable square footage. The following table sets forth the name, business type, primary lease terms and certain other information with respect to each of these major tenants:

Name of Tenant	Business Type	Square Feet Leased	Percentage of Leasable Space	Annual Rent Payments	Lease Term from Commencement	Party With Renewal Rights
Best Buy	Electronics Retailer	20,200	32.90%	$260,000	10 years	Tenant
Office Depot	Office Supplies Retailer	21,000	34.30%	$277,200	10 years	Tenant
Petsmart	Pet Supply Retailer	20,087	32.80%	$231,001	10 years	Tenant

Houston Extended Stay Hotels

On October 17, 2007, the Company, through TLG Hotel Acquisitions LLC, a wholly owned subsidiary of our operating partnership (together with such subsidiary, the “Houston Partnership”), acquired two hotels located in Houston, TX (the “Katy Hotel”) and Sugar Land, TX (the “Sugar Land Hotel” and together with the Katy Hotel, the “Hotels”) from Morning View Hotels - Katy, LP, Morning View Hotels — Sugar Land, LP and Point of Southwest Gardens, Ltd., pursuant to an Asset Purchase and Sale Agreement. The seller is not an affiliate of the Company or its subsidiaries.

Prior to the acquisition of the Hotels, our board of directors expanded the Company’s eligible investments to include the acquisition, holding and disposition of hotels (primarily extended stay hotels). The reasons for such change include the expertise of our sponsor who acquired the Extended Stay Hotels group of companies (“ESH”) and control of its management company (HVM L.L.C.) which operates 684 extended stay hotels. The ability to draw upon their expertise, the intense competition in the real estate market for all types of assets and the ability to better diversify the Company’s portfolio, caused our board of directors to review the Company’s investment objectives and expand them to include lodging facilities.

The Hotels were recently remodeled by the previous owner; however the Company intends to make a $2.8 million dollar investment in capital expenditures in 2008 to convert the Hotels to Extended Stay Deluxe (“ESD”) brand properties. The ESD brand is under license from an affiliate within the Extended Stay Hotels group of companies. The Company expects these additional renovations to be conducted over a 1-year period and will include implementing ESD’s national reservation system, new carpeting, new paint, new signage, exterior façade improvements, re-striping parking lot, guest room upgrades, landscaping and constructing pools.

The acquisition price for the Hotels was $16 million inclusive of closing costs. In connection with the transaction, the Company’s advisor received an acquisition fee equal to 2.75% of the contract price ($15.2 million), or approximately $0.4 million.

The acquisition was funded through a combination of $6.0 million in offering proceeds and approximately $10 million in loan proceeds from a floating rate mortgage loan secured by the Hotels.

The Company has established a taxable REIT subsidiary, LVP Acquisitions Corp. (“LVP Corp”), which has entered into operating lease agreements with each of the Katy Hotel and the Sugar Land Hotel, respectively, and LVP Corp. has entered into management agreements with HVM L.L.C., a controlled affiliate of our sponsor, for the management of the hotels.

In connection with the acquisition of the Hotels, the Houston Partnership along with ESD #5051 — Houston - Sugar Land, LLC and ESD #5050 — Houston - Katy Freeway, LLC, its wholly owned subsidiaries (the “Houston Borrowers”) secured a mortgage loan from Bank of America, N.A. in the principal amount of $12.85 million, which includes up to an additional $2.8 million of renovation proceeds which will be borrowed as the renovation proceeds.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

3. Acquisitions  – (continued)

The mortgage loan has a term of one year with the option of a 6-month term extension, bears interest on a daily basis expressed as a floating rate equal to the lesser of (i) the maximum non-usurious rate of interest allowed by applicable law or (ii) the British Bankers Association Libor Daily Floating Rate plus one hundred seventy-five basis points (1.75%) per annum rate and requires monthly installments of interest only through the first 12 months. The mortgage loan will mature on October 16, 2008, subject to the 6-month extension option described above, at which time payment of the entire principal balance, together with all accrued and unpaid interest and all other amounts payable thereunder will be due. The mortgage loan will be secured by the Hotels and will be non-recourse to the Registrant.

In connection with the Loan, the Company guaranteed the complete performance of the Houston Borrowers’ obligations with respect to the renovations and certain other customary guarantees.

Camden Properties

On November 16, 2007, the Company through wholly owned subsidiaries of the partnership acquired five apartment communities (“Camden Properties”) located in Tampa, Florida (one property), Charlotte, North Carolina (two properties) and Greensboro, North Carolina (two properties) from Camden Operating, L.P. (the “Seller”). The Seller is not affiliated with the Company or its subsidiaries.

The Properties, built between 1980 and 1987, are comprised of 1,576 apartment units, in the aggregate, contain a total of 1,124,249 net rentable square feet, and were 94% occupied at acquisition.

The aggregate acquisition price for the Camden Properties was approximately $99.3 million, including acquisition-related transaction costs. Approximately $20.0 million of the acquisition cost was funded with offering proceeds from the sale of the Company’s common stock and approximately $79.3 million was funded with five substantially similar fixed rate loans with Fannie Mae secured by each of the Camden Properties.

In connection with the acquisition of the properties, our Advisor received an acquisition fee of 2.75% of the gross contract price for the Camden Properties or approximately $2.65 million.

On November 16, 2007, in connection with the acquisition of the Camden Properties, the Company through its wholly owned subsidiaries obtained from Fannie Mae five substantially similar fixed rate mortgages aggregating $79.3 million (the “Loans”). The loans have a 30 year amortization period, mature in 7 years, and bear interest at a fixed rate of 5.44% per annum. The loans require monthly installments of interest only through the first three years and monthly installments of principal and interest throughout the remainder of their stated terms. The Loans will mature on December 1, 2014, at which time a balance of approximately $75.0 million will be due. Although the loans were allocated among the Camden Properties, the aggregate loan amount is secured by all of the Properties.

In-place rents, net of rent concessions, and occupancy for the properties at December 31, 2007 were as follows:

As of December 31, 2007
In-place annualized rents	$10.5 million
Occupancy Percentage	86.9%

Sarasota, Florida

On March 1, 2007, the Company entered into an option agreement to participate in a joint-venture with its Sponsor (the “JV Option” with respect to the potential joint venture, the “Joint Venture”) for the purchase of a property located at 2150 Whitfield Avenue, Sarasota, Florida (the “Sarasota Property”). On November 15, 2007, the Company exercised the JV Option and, through a wholly-owned subsidiary of the Company’s operating partnership, entered into the Joint Venture and acquired the Sarasota Property.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

3. Acquisitions  – (continued)

In July, 2007, CAD Funding, LLC (“CAD”), an affiliate of Park Avenue Funding, LLC, had the highest bid on the Sarasota Property in a foreclosure action. Park Avenue Funding, LLC, is a real estate lending company founded in 2004 and an affiliate of the Company’s Advisor and Sponsor. CAD initiated the foreclosure action following the default of an unaffiliated third party on a loan made to the third party by CAD, for which the Sarasota Property served as security. Prior to the entry of the foreclosure judgment, the Sponsor expressed an interest in bidding at the foreclosure sale in anticipation that the Registrant would exercise the JV Option. On August 6, 2007, the Sarasota Property was indirectly acquired by the Sponsor. The Sarasota Property was contributed to the Joint Venture prior to the Registrant’s exercise of the JV Option. The contribution to the Joint Venture by the Company was $13.1 million of offering proceeds used to acquire the Sarasota Property. The property was independently appraised in May of 2006 for $17.4 million. At December 31, 2007, the Company holds a 100% interest in the Joint Venture, and the Sponsor remains a member in the joint venture The Company now owns 100% of the joint venture and the joint venture is fully consolidated in the Company’s financial statements for the year ended December 31, 2007.

In evaluating the Sarasota Property as a potential acquisition, the Company has considered a variety of factors, and determined that the acquisition cost was at a substantial discount to current market value. The Sarasota Property is subject to competition from similar properties within its market area, and economic performance could be affected by changes in local economic conditions. The Sarasota Property currently does not possess a tenant and is experiencing negative cash flows; however the Venture is currently negotiating with prospective tenants. The Company evaluated the asset in accordance with SFAS 144, and determined that its valuation exceeded its carrying value at December 31, 2007.

As of December 31, 2007, the approximate fixed future minimum rentals from the Company’s commercial real estate properties, excluding Brazos Crossing which was not yet open at December 31, 2007, are as follows:

Building	2008	2009	2010	2011	2012	Beyond 2012	Total Min. Rent
St Augustine	1,848,478	1,319,168	659,593	242,863	24,516	9,842	4,104,460
Oakview Plaza	2,543,280	2,432,693	1,929,906	1,592,466	1,592,466	1,633,716	11,724,527
Gulf Industrial Portfolio	5,833,708	4,478,402	2,458,461	1,483,635	433,669	28,274	14,716,149
Total	10,225,466	8,230,263	5,047,960	3,318,964	2,050,651	1,671,832	30,545,136

The following unaudited pro forma combined condensed statements of operations set forth the consolidated results of operations for the year ended December 31, 2007 and December 31, 2006, respectively, as if the above described acquisitions had occurred at January 1, 2006. The unaudited pro forma information does not purport to be indicative of the results that actually would have occurred if the acquisitions had been in effect for the year ended December 31, 2007 and December 31, 2006, respectively, or for any future period.

	Year Ended December 31,
	2007	2006
Real estate revenues	$39,256,808	$39,825,189
Equty in loss from investment in unconsolidated joint venture	(7,267,949)	(8,548,062)
Net loss	(9,993,332)	(16,380,741)
Basic and diluted loss per share	$(0.71)	$(2.97)

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

4. Mortgages Payable

Mortgages payable, totaling approximately $237.6 million at December 31, 2007, consists of the following:

Property	Loan Amount	Interest Rate	Maturity Date	Amounts due at Maturity
St. Augustine	$27,051,571	6.09%	April 2016	$23,747,523
Southeastern Michigan Multi Family Properties	40,725,000	5.96%	July 2016	38,138,605
Oakview Plaza	27,500,000	5.49%	January 2017	25,583,137
Gulf Coast Industrial Portfolio	53,025,000	5.83%	February 2017	49,556,985
Houston Extended Stay Hotels (Two Individual Loans)	10,040,000	LIBOR + 1.75%	October 2008	10,040,000
Camden Multi Family Properties – (Five Individual Loans)	79,268,800	5.44%	December 2014	74,955,771
Total of eleven outstanding mortgage loans at December 31, 2007	$237,610,371			$222,022,021

LIBOR at December 31, 2007 was 4.60%. Monthly installments of interest only are required through the first 12 months for the St. Augustine loan, and monthly installments of principal and interest are required throughout the remainder of its stated term. Monthly installments of interest only are required through the first 60 months for the Southeastern Michigan multi-family properties, and through the first 48 months for the Camden Multi-Family properties’ loans, and monthly installments of principal and interest are required throughout the remainder of its stated term. The remaining loans are interest only until their maturity, when the amounts listed in the table above are due, assuming no prior principal prepayment. Each of the loans is secured by acquired real estate and is non-recourse to the Company.

The following table shows the mortgage debt maturing during the next five years and thereafter at December 31, 2007:

	2008	2009	2010	2011	2012	Thereafter	Total
Fixed rate mortgages	$10,353,360	$338,052	$359,526	$1,586,957	$2,781,012	$222,191,464	$237,610,371

Lightstone Holdings, LLC (“Guarantor”), a company wholly owned by the Advisor, has guaranteed to the extent of a $27.2 million mortgage loan on the St. Augustine, Florida property, the payment of losses that the lender (“Wachovia”) may sustain as a result of fraud, misappropriation, misuse of loan proceeds or other acts of misconduct by the Company and/or its principals or affiliates. Such losses are recourse to the Guarantor under the guaranty regardless of whether Wachovia has attempted to procure payment from the Company or any other party. Further, in the event of the Company’s voluntary bankruptcy, reorganization or insolvency, or the interference by the Company or its affiliates in any foreclosure proceedings or other remedy exercised by Wachovia, Guarantor has guaranteed the payment of any unpaid loan amounts. The Company has agreed, to the maximum extent permitted by its Charter, to indemnify Guarantor for any liability that it incurs under this guaranty.

Pursuant to the Company’s loan agreements, escrows in the amount of $9.6 million were held in restricted escrow accounts at December 31, 2007. These escrows will be released in accordance with the loan agreements as payments of real estate taxes, insurance and capital improvement transactions, as required. Our mortgage debt also contains clauses providing for prepayment penalties.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

4. Mortgages Payable  – (continued)

In connection with the acquisition of the Hotels, the Houston Partnership along with ESD #5051 — Houston — Sugar Land, LLC and ESD #5050 — Houston — Katy Freeway, LLC, its wholly owned subsidiaries (the “Houston Borrowers”) secured a mortgage loan from Bank of America, N.A. in the principal amount of $12.85 million, which includes up to an additional $2.8 million of renovation proceeds which will be borrowed as the renovation proceeds.

The mortgage loan has a term of one year with the option of a 6-month term extension, bears interest on a daily basis expressed as a floating rate equal to the lesser of (i) the maximum non-usurious rate of interest allowed by applicable law or (ii) the British Bankers Association Libor Daily Floating Rate plus one hundred seventy-five basis points (1.75%) per annum rate and requires monthly installments of interest only through the first 12 months. The mortgage loan will mature on October 16, 2008, subject to the 6-month extension option described above, at which time payment of the entire principal balance, together with all accrued and unpaid interest and all other amounts payable thereunder will be due. The mortgage loan is secured by the Hotels and will be non-recourse to the Company. The Company intends to extend, repay or refinance this loan upon its maturity in October of 2008.

On November 16, 2007, in connection with the acquisition of the Camden Properties, the Company through its wholly owned subsidiaries obtained from Fannie Mae five substantially similar fixed rate mortgages aggregating $79.3 million (the “Loans”). The loans have a 30 year amortization period, mature in 7 years, and bear interest at a fixed rate of 5.44% per annum. The loans require monthly installments of interest only through the first three years and monthly installments of principal and interest throughout the remainder of their stated terms. The Loans will mature on December 1, 2014, at which time a balance of approximately $75.0 million will be due. Although the loans were allocated among the Camden Properties, the aggregate loan amount is secured by all of the Properties.

The Company is required to maintain minimum debt service coverage ratios as defined in the loan documents for the St. Augustine, Houston extended stay hotels and Southeastern Michigan multi family properties. The Company was in compliance with its financial covenants at December 31, 2007.

5. Notes Payable

On December 5, 2007, the Company entered into a construction loan to fund the development of the power retail center at its Lake Jackson, Texas Location. The loan allows the Company to draw up to $8.2 million, and then will require monthly installments of interest only through the first 12 months and bears interest at 150 basis points (1.5%) in excess of LIBOR. For the second twelve months, principal payments shall be made in monthly installments in amounts equal to one-twelfth of the principal component of an annual amortization of the principal of the loan on the basis of an assumed interest rate of 6.82% and a thirty year term. The loan is secured by acquired real estate and is non-recourse to the Company. The loan is guaranteed by the Company. The balance at December 31, 2007 was $5.8 million. The loan matures on December 4, 2009.

6. Intangible Assets

At December 31, 2007, the Company had intangible assets relating to above-market leases from property acquisitions, intangible assets related to leases in place at the time of acquisition, intangible assets related to leasing costs, and intangible liabilities relating to below-market leases from property acquisitions.

In accordance with SFAS No. 141, during the fourth quarter of 2006, based on additional information obtained subsequent to the close of the St. Augustine, Florida property, the Company adjusted the purchase price allocation for this property.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

6. Intangible Assets  – (continued)

The following table sets forth the Company’s intangible assets as of December 31, 2007 and December 31, 2006:

	At December 31, 2007			At December 31, 2006
	Cost	Accumulated Amortization	Net	Cost	Accumulated Amortization	Net
Acquired in-place lease intangibles	$4,628,921	$(2,646,629)	$1,982,292	$3,167,190	$(1,365,512)	$1,801,678
Acquired above market lease intangibles	1,203,902	(373,175)	830,727	677,245	(75,258)	601,987
Acquired leasing costs	1,758,805	(605,093)	1,153,712	854,886	(119,807)	735,079
Acquired below market lease intangibles	4,266,726	(1,874,843)	2,391,883	2,964,498	(953,435)	2,011,063

The following table presents the amortization of the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at December 31, 2007:

Amortization of:	2008	2009	2010	2011	2012	Thereafter	Total
Acquired above market lease value	$386,759	$206,755	$97,974	$53,943	$23,379	$61,917	$830,727
Acquired below market lease value	(1,116,755)	(578,214)	(282,515)	(137,611)	(94,455)	(182,333)	(2,391,883)
Projected future net rental income decrease	$(729,997)	$(371,458)	$(184,541)	$(83,668)	$(71,076)	$(120,416)	$(1,561,156)
Acquired in-place lease value	$812,091	$520,951	$228,538	$113,896	$72,985	$233,831	$1,982,292

Actual total amortization expense included in depreciation and amortization expense in our statement of operations was $1.9 million, $1.5 million and $0 for the years ended December 31, 2007, 2006 and 2005. Amortization of acquired above and below market lease values is included in total revenues on our statement of operations was $0.6 million, $0.9 million and $0 for the years ended December 31, 2007, 2006 and 2005.

7. Distributions Payable

On September 24, 2007, the Company’s Board of Directors declared a dividend for the three-month period ending December 31, 2007. The dividend was calculated based on stockholders of record each day during this period at a rate of $0.0019178 per day. If paid each day for a 365-day period, the dividend represented a 7.0 percent annualized rate based on a share price of $10.00. The dividend in the amount of $2.2 million was paid in full in January 2008 using a combination of cash ($1.3 million), and pursuant to the Company’s Distribution Reinvestment Program, shares of the Company’s stock at a discounted price of $9.50 per share ($0.9 million). The amount of dividends to be distributed to stockholders in the future will be determined by the Board of Directors and are dependent on a number of factors, including funds available for payment of dividends, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code. On September 24, 2007, the Company’s Board of Directors also declared dividends for its special general partner interests. The

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

7. Distributions Payable  – (continued)

distribution for the fourth quarter 2007 in the amount of $0.2 million was included in distributions payable at December 31, 2007 and was paid in January 2008.

8. Deposit for Real Estate Purchase

At December 31, 2006, the Company recorded $8.4 million as a refundable deposit for two real estate transactions that subsequently closed in the first quarter. Deposits for real estate were returned to the Company upon the conclusion of its due diligence where such properties are deemed infeasible for acquisition. At December 31, 2007, there were no refundable deposits recorded.

9. Stockholder’s Equity

Preferred Shares

Shares of preferred stock may be issued in the future in one or more series as authorized by the Lightstone REIT’s board of directors. Prior to the issuance of shares of any series, the board of directors is required by the Lightstone REIT’s charter to fix the number of shares to be included in each series and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. Because the Lightstone REIT’s board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, it may provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of the Lightstone REIT, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of the Lightstone REIT’s common stock. As of December 31, 2007 and 2006, the Lightstone REIT had no outstanding preferred shares.

Common Shares

All of the common stock being offered by the Lightstone REIT will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of its charter regarding the restriction on the ownership and transfer of shares of our stock, holders of the Lightstone REIT’s common stock will be entitled to receive distributions if authorized by the board of directors and to share ratably in the Lightstone REIT’s assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.

Each outstanding share of the Lightstone REIT’s common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock can elect all of the directors then standing for election, and the holders of the remaining common stock will not be able to elect any directors.

Holders of the Lightstone REIT’s common stock have no conversion, sinking fund, redemption or exchange rights, and have no preemptive rights to subscribe for any of its securities. Maryland law provides that a stockholder has appraisal rights in connection with some transactions. However, the Lightstone REIT’s charter provides that the holders of its stock do not have appraisal rights unless a majority of the board of directors determines that such rights shall apply. Shares of the Lightstone REIT’s common stock have equal dividend, distribution, liquidation and other rights.

Under its charter, the Lightstone REIT cannot make some material changes to its business form or operations without the approval of stockholders holding at least a majority of the shares of our stock entitled to vote on the matter. These include (1) amendment of its charter, (2) its liquidation or dissolution, (3) its reorganization, and (4) its merger, consolidation or the sale or other disposition of its assets. Share exchanges in

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

9. Stockholder’s Equity  – (continued)

which the Lightstone REIT is the acquirer, however, do not require stockholder approval. The Lightstone REIT had 13.6 million and 4.3 million shares of common stock outstanding as of December 31, 2007 and 2006, respectively.

Equity Compensation Plan

The Lightstone REIT has adopted a stock option plan under which its independent directors are eligible to receive annual nondiscretionary awards of nonqualified stock options. The Lightstone REIT’s stock option plan is designed to enhance the Lightstone REIT’s profitability and value for the benefit of stockholders by enabling the Lightstone REIT to offer independent directors stock-based incentives, thereby creating a means to raise the level of equity ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Lightstone REIT’s stockholders.

The Lightstone REIT has authorized and reserved 75,000 shares of its common stock for issuance under the stock option plan. The board of directors may make appropriate adjustments to the number of shares available for awards and the terms of outstanding awards under the stock option plan to reflect any change in the Lightstone REIT’s capital structure or business, stock dividend, stock split, recapitalization, reorganization, merger, consolidation or sale of all or substantially all of its assets.

The Lightstone REIT’s stock option plan provides for the automatic grant of a nonqualified stock option to each of the Lightstone REIT’s independent directors, without any further action by the board of directors or the stockholders, to purchase 3,000 shares of the Lightstone REIT’s common stock on the date of each annual stockholders meeting. The exercise price for all stock options granted under the stock option plan will be fixed at $10 per share until the termination of the Lightstone REIT’s initial public offering, and thereafter the exercise price for stock options granted to the independent directors will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. The term of each such option will be 10 years. Options granted to non-employee directors will vest and become exercisable on the second anniversary of the date of grant, provided that the independent director is a director on the board of directors on that date. The Company granted 9,000 options to its independent directors on the date of the annual stockholder’s meeting on July 9, 2007 under the Lightstone REIT’s current plan. The expense required to be recorded by the Company

Effective January 1, 2006, the Company adopted the provisions of, and accounts for stock-based compensation in accordance with, FAS No. 123(R), Share-Based Payment (FAS 123(R)). Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which is the vesting period. The Company has applied the modified prospective method of adoption, under which prior periods are not restated for comparative purposes. Under the modified prospective method, FAS 123(R) applies to new awards and to awards that were outstanding as of December 31, 2005 that are subsequently modified, repurchased or cancelled. There were no options grants prior to 2007, and as such, there was no compensation expense recognized during the years ended December 31, 2006 and 2005. The compensation expense included in general and administrative expenses for the year ended December 31, 2007, was insignificant. Stock-based compensation is classified within general and administrative expense in the consolidated statements of operations. As stock-based compensation expense recognized in the consolidated statements of operations is based on awards ultimately expected to vest, the amount of expense has been reduced for estimated forfeitures, which is an immaterial adjustment. FAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures are estimated based on historical experience.

Notwithstanding any other provisions of the Lightstone REIT’s stock option plan to the contrary, no stock option issued pursuant thereto may be exercised if such exercise would jeopardize the Lightstone REIT’s status as a REIT under the Internal Revenue Code.

57

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

9. Stockholder’s Equity  – (continued)

Dividends

The Board of Directors of the Lightstone REIT declared a dividend for each quarter in 2007, 2006 and for the quarter ending March 31, 2008. The dividends have been calculated based on stockholders of record each day during this three-month period at a rate of $0.0019178 per day, which, if paid each day for a 365-day period, would equal a 7.0% annualized rate based on a share price of $10.00. Total dividends declared for the year ended December 31, 2007 and 2006 were $7.1 million and $1.1 million, respectively. The dividend declared for the quarter ending March 31, 2008 will be paid in cash, in April 2008, to stockholders of record as of March 31, 2008.

10. Related Party Transactions

The Lightstone REIT has agreements with the Dealer Manager, Advisor and Property Manager to pay certain fees, as follows, in exchange for services performed by these entities and other affiliated entities. The Lightstone REIT’s ability to secure financing and subsequent real estate operations are dependent upon its Advisor, Property Manager, Dealer Manager and their affiliates to perform such services as provided in these agreements.

Selling Commission	The Dealer Manager will be paid up to 7% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Selling commissions are expected to be approximately $21,000,000 if the maximum offering of 30 million shares is sold.
Dealer Management Fee	The Dealer Manager will be paid up to 1% of gross offering proceeds before reallowance to participating broker-dealers. The estimated dealer management fee is expected to be approximately $3,000,000 if the maximum offering of 30 million shares is sold.
Soliciting Dealer Warrants	The Dealer Manager may buy up to 600,000 warrants at a purchase price of $.0008 per warrant. Each warrant will be exercisable for one share of the Lightstone REIT’s common stock at an exercise price of $12.00 per share.
Reimbursement of Offering Expenses	Reimbursement of all offering costs, including the commissions and dealer management fees indicated above, are estimated at approximately $30 million if the maximum offering of 30 million shares is sold. The Lightstone REIT will sell a special general partnership interest in the Operating Partnership to Lightstone SLP, LLC (an affiliate of the Sponsor) and apply all the sales proceeds to offset such costs.
Acquisition Fee	The Advisor will be paid an acquisition fee equal to 2.75% of the gross contract purchase price (including any mortgage assumed) of each property purchased. The Advisor will also be reimbursed for expenses that it incurs in connection with the purchase of a property. The Lightstone REIT anticipates that acquisition expenses will be between 1% and 1.5% of a property’s purchase price, and acquisition fees and expenses are capped at 5% of the gross contract purchase price of the property. The actual amounts of these fees and reimbursements depend upon results of operations and, therefore, cannot be determined at the present time. However, $33,000,000 may be paid as an acquisition fee and for the reimbursement of acquisition expenses if the maximum offering is sold, assuming aggregate long-term permanent leverage of approximately 75%.

58

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

10. Related Party Transactions  – (continued)

Fees	Amount
Property Management – Residential/Retail/ Hospitality	The Property Manager will be paid a monthly management fee of up to 5% of the gross revenues from residential, hospitality and retail properties. Lightstone REIT may pay the Property Manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.
Property Management – Office/Industrial	The Property Manager will be paid monthly property management and leasing fees of up to 4.5% of gross revenues from office and industrial properties. In addition, the Lightstone REIT may pay the Property Manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.
Asset Management Fee	The Advisor or its affiliates will be paid an asset management fee of 0.55% of the Lightstone REIT’s average invested assets, as defined, payable quarterly in an amount equal to 0.1375 of 1% of average invested assets as of the last day of the immediately preceeding quarter.
Reimbursement of Other expenses	For any year in which the Lightstone REIT qualifies as a REIT, the Advisor must reimburse the Lightstone REIT for the amounts, if any, by which the total operating expenses, the sum of the advisor asset management fee plus other operating expenses paid during the previous fiscal year exceed the greater of 2% of average invested assets, as defined, for that fiscal year, or, 25% of net income for that fiscal year. Items such as property operating expenses, depreciation and amortization expenses, interest payments, taxes, non-cash expenditures, the special liquidation distribution, the special termination distribution, organization and offering expenses, and acquisition fees and expenses are excluded from the definition of total operating expenses, which otherwise includes the aggregate expense of any kind paid or incurred by the Lightstone REIT.
The Advisor or its affiliates will be reimbursed for expenses that may include costs of goods and services, administrative services and non-supervisory services performed directly for the Lightstone REIT by independent parties.

Lightstone SLP, LLC, an affiliate of our Sponsor, has and continues to purchase special General partner interests in the Operating Partnership. These special general partner interests, the purchase price of which will be repaid only after stockholders receive a stated preferred return and their net investment, will entitle Lightstone SLP, LLC to a portion of any regular distributions made by the Operating Partnership. Distributions of $0.7 million were declared and $0.5 million were paid during the year ended December 31, 2007. The distribution for the fourth quarter 2007 in the amount of $0.2 million was paid in January 2008. Such distributions, paid current at a 7% annualized rate of return to Lightstone SLP, LLC through December 31, 2007 and will always be subordinated until stockholders receive a stated preferred return, as described below:

59

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

10. Related Party Transactions  – (continued)

The special general partner interests will also entitle Lightstone SLP, LLC to a portion of any liquidating distributions made by the Operating Partnership. The value of such distributions will depend upon the net sale proceeds upon the liquidation of the Lightstone REIT and, therefore, cannot be determined at the present time. Liquidating distributions to Lightstone SLP, LLC will always be subordinated until stockholders receive a distribution equal to their initial investment plus a stated preferred return, as described below:

Liquidating Stage Distributions	Amount of Distribution
7% Stockholder Return Threshold	Once stockholders have received liquidation distributions, and a cumulative non-compounded 7% return per year on their initial net investment, Lightstone SLP, LLC will receive available distributions until it has received an amount equal to its initial purchase price of the special general partner interests plus a cumulative non-compounded return of 7% per year.
12% Stockholder Return Threshold	Once stockholders have received liquidation distributions, and a cumulative non-compounded return of 12% per year on their initial net investment (including amounts equaling a 7% return on their net investment as described above), 70% of the aggregate amount of any additional distributions from the Operating Partnership will be payable to the stockholders, and 30% of such amount will be payable to Lightstone SLP, LLC.
Returns in Excess of 12%	After stockholders and Lightstone LP, LLC have received liquidation distributions, and a cumulative non-compounded return of 12% per year on their initial net investment, 60% of any remaining distributions from the Operating Partnership will be distributable to stockholders, and 40% of such amount will be payable to Lightstone SLP, LLC.

Operating Stage Distributions	Amount of Distribution
7% stockholder Return Threshold	Once a cumulative non-compounded return of 7% return on their net investment is realized by stockholders, Lightstone SLP, LLC is eligible to receive available distributions from the Operating Partnership until it has received an amount equal to a cumulative non-compounded return of 7% per year on the purchase price of the special general partner interests. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of the Lightstone REIT’s assets.
12% Stockholder Return Threshold	Once a cumulative non-compounded return of 12% per year is realized by stockholders on their net investment (including amounts equaling a 7% return on their net investment as described above), 70% of the aggregate amount of any additional distributions from the Operating Partnership will be payable to the stockholders, and 30% of such amount will be payable to Lightstone SLP, LLC.
Returns in Excess of 12%	After the 12% return threshold is realized by stockholders and Lightstone SLP, LLC, 60% of any remaining distributions from the Operating Partnership will be distributable to stockholders, and 40% of such amount will be payable to Lightstone SLP, LLC.

60

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

10. Related Party Transactions  – (continued)

The Lightstone REIT pursuant to the arrangements described above has recorded the following amounts as of December 31, 2007, 2006 and 2005:

	2007	2006	2005
Acquisition fees	$6,551,896	$2,771,992	—
Asset management fees	1,033,371	274,724	—
Property management fees	1,057,272	328,532	—
Acquisition expenses reimbursed to Advisor	635,848	—	—
Total	$9,278,387	$3,375,248	—

In July of 2007, the Company purchased a $16.0 million certificate of deposit with an affiliate of the Advisor. The certificate of deposit matured in less than three months, and earned interest at 10 percent. The Company redeemed the certificate of deposit in September of 2007, and has included $0.3 million in interest income from this investment.

11. Segment Information

The Company currently operates in five business segments as of December 31, 2007: (i) retail real estate, (ii) residential real estate, (iii) industrial real estate (iv) office real estate and (v) hospitality. The Company’s advisor and its affiliates provide leasing, property and facilities management, acquisition, development, construction and tenant-related services for its portfolio. The Company’s revenues for the years ended December 31, 2007, 2006 and 2005 were exclusively derived from activities in the United States. No revenues from foreign countries were received or reported. The Company had no long-lived assets in foreign locations as of December 31, 2007, 2006 and 2005. The accounting policies of the segments are the same as those described in Note 2: Summary of Significant Accounting Policies, excluding depreciation and amortization.

The Company evaluates performance based upon net operating income from the combined properties in each real estate segment.

61

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

11. Segment Information  – (continued)

Selected results of operations for the years ended December 31, 2007, 2006 and 2005, and selected asset information regarding the Company’s operating segments are as follows:

	Retail	Residential	Industrial	Hospitality	Office	Corporate	Year Ended December 31, 2007
Revenues:
Rental income	$5,870,238	$9,115,538	$6,010,341	$534,088	$—	$—	$21,530,205
Tenant recovery income	2,077,295	129,533	1,520,368	2,254	—	—	3,729,450
	7,947,533	9,245,071	7,530,709	536,342	—	—	25,259,655
Expenses:
Property operating expenses	2,735,067	4,431,535	1,805,789	607,439	—	—	9,579,830
Real estate taxes	949,572	1,056,977	698,489	34,828	—	—	2,739,866
General and administrative costs	6,205	252,591	5,919	1,568	—	3,444,080	3,710,363
Depreciation and amortization	2,210,951	1,306,107	2,579,386	66,993	—	—	6,163,437
Operating expenses	5,901,795	7,047,210	5,089,583	710,828	—	3,444,080	22,193,496
Net property operations	2,045,738	2,197,861	2,441,126	(174,486)	—	(3,444,080)	3,066,159
Other income/(expense)	25,020	1,151,017	13,021	259,661	—	(286,679)	1,162,040
Interest income	99,779	4,413	12,047			1,763,529	1,879,768
Gain on Sale of Securities						1,301,949	1,301,949
Interest expense	(3,276,738)	(3,045,229)	(2,900,529)	(161,887)	—	—	(9,384,383)
Loss in Unconsolidated joint ventures	—	—	—	—	(7,267,949)	—	(7,267,949)
Minority interest	—	—	—	—	—	26	26
Net loss applicable to common shares	$(1,106,201)	$308,062	$(434,335)	$(76,712)	$(7,267,949)	$(665,255)	$(9,242,390)
Balance sheet financial data at December 31, 2007:
Real estate assets, net	$70,071,922	$141,155,304	$76,820,677	$16,249,048	$—	$—	$304,296,951
Restricted escrows	5,937,368	2,665,972	992,113	—	—	—	9,595,453
Investment in unconsolidated joint venture	—	—	—	—	6,284,675	—	6,284,675
Due from Affiliate	—	—	—	—	—	—	—
Tenant and other accounts receivable	758,060	338,685	372,683	61,752	—	—	1,531,180
Acquired in-place lease intangibles, net	1,079,320	—	902,972	—	—	—	1,982,292
Acquired above market lease intangibles, net	437,907	116,077	276,743	—	—	—	830,727
Deferred leasing costs, net	634,205	—	674,386	—	—	—	1,308,591
Deferred financing costs, net	676,163	1,060,173	312,298	105,926	—	—	2,154,560
Other assets	126,652	676,521	200,877	251,786	—	118,364	1,374,200
Non-segmented assets	—	—	—	—	—	40,342,725	40,342,725
Total Assets	$79,721,597	$146,012,732	$80,552,749	$16,668,512	$6,284,675	$40,461,089	$369,701,354
Total Mortgage and Note Payable	$60,376,858	$119,993,800	$53,025,000	$10,040,000	$—	$—	$243,435,658

62

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

11. Segment Information  – (continued)

	Retail	Residential	Industrial	Hospitality	Office	Corporate	Year Ended December 31, 2006
Revenues:
Rental income	$3,292,292	$3,979,446	$—	$—	$—	$—	$7,271,738
Tenant recovery income	990,929	—	—	—	—	—	990,929
	4,283,221	3,979,446	—	—	—	—	8,262,667
Expenses:
Property operating expenses	1,666,335	1,990,579	—	—	—	—	3,656,914
Real estate taxes	400,968	481,244	—	—	—	—	882,212
Depreciation and amortization	1,279,376	1,395,443	—	—	—	—	2,674,819
General and administrative costs	—	—	—	—	—	808,502	808,502
Operating expenses	3,346,679	3,867,266	—	—	—	808,502	8,022,447
Net property operations	936,542	112,180	—	—	—	(808,502)	240,220
Other income	59,256	291,705	—	—	—	—	350,961
Interest income	70,339	—	—	—	—	389,577	459,916
Interest expense	(1,322,050)	(1,265,477)	—	—	—	—	(2,587,527)
Minority interest	—	—	—	—	—	86	86
Net income applicable to common shares	$(255,913)	$(861,592)	$—	$—	$—	$(418,839)	$(1,536,344)
Balance sheet financial data at December 31, 2006:
Real estate assets, net	$59,195,731	$41,978,151	$—	$—	$—	$—	$101,173,882
Restricted escrows	5,167,687	1,744,891	—	—	—	—	6,912,578
Deposit for real estate purchase	—	—	—	—	—	8,435,000	8,435,000
Tenant and other accounts receivable	—	—	—	—	—	—	—
Acquired in-place lease intangibles, net	1,553,340	248,338	—	—	—	—	1,801,678
Acquired above market lease intangibles, net	601,987	—					601,987
Deferred financing costs, net	758,438	—	—	—	—	—	758,438
Other assets	113,426	446,900	—	—	—	11,660	571,986
Non-segmented assets	—	—	20,452,668	20,452,668
Total Assets	$67,390,609	$44,418,280	$—	$—	$—	$28,899,328	$140,708,217
Total mortgage and note payable	$54,750,000	$40,725,000	$—	$—	$—	$—	$95,475,000

63

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

11. Segment Information  – (continued)

	Retail	Multi Family	Industrial	Hospitality	Office	Corporate	Year Ended December 31, 2005
Revenues:
Rental income	$—	$—	$—	$—	$—	$—	$—
Tenant recovery income	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
Expenses:
Property operating expenses	—	—	—	—	—	—	—
Real estate taxes	—	—	—	—	—	—	—
Depreciation and amortization	—	—	—	—	—	—	—
General and adminsitrative costs	—	—	—	—	—	117,571	117,571
Operating expenses	—	—	—	—	—	117,571	117,571
Net property operations	—	—	—	—	—	(117,571)	(117,571)
Interest and other income	—	—	—	—	—	—	—
Interest expense	—	—	—	—	—	—	—
Minority interest	—	—	—	—	—	1,164	1,164
Net income applicable to common shares	$—	$—	$—	$—	$—	$(116,407)	$(116,407)
Balance sheet financial data at December 31, 2005:
Real estate assets, net	$—	$—	$—	$—	$—	$—	$—
Restricted escrows	—	—	—	—	—	—	—
Deposit for real estate purchase	—	—	—	—	—	—	—
Tenant and other accounts receivable	—	—	—	—	—	—	—
Acquired in-place lease intangibles, net	—	—	—	—	—	—	—
Acquired above market lease intangibles, net	—	—	—	—	—	—	—
Deferred financing costs, net	—	—	—	—	—	—	—
Other assets	—	—	—	—	—	—	—
Non-segmented assets	—	—	—	—	—	430,996	430,996
Total Assets	$—	$—	$—	$—	$—	$430,996	$430,996

64

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

12. Quarterly Financial Data (Unaudited)

The following table presents selected unaudited quarterly financial data for each quarter during the year ended December 31, 2007 and 2006:

	2007
	Year Ynded December 31,	Quarter Ended December 31,	Quarter Ended September 30,	Quarter Ended June 30,	Quarter Ended March 31,
Total revenue	$25,259,655	$7,985,616	$6,051,962	$6,006,174	$5,215,903
Net loss	(9,242,390)	(543,596)	(1,884,211)	(2,451,828)	(4,362,755)
Net loss per common share, basic and diluted	$(1.01)	$(0.04)	$(0.17)	$(0.32)	$(0.86)

	2006
	Year Ended December 31,	Quarter Ended December 31,	Quarter Ended September 30,	Quarter Ended June 30,	Quarter Ended March 31,
Total revenue	$8,262,667	$3,698,776	$3,071,771	$1,479,310	$12,810
Net income (loss)	(1,536,344)	(739,636)	(822,606)	116,060	(90,162)
Net income (loss) per common share, basic and diluted	$(0.96)	$(0.22)	$(0.46)	$0.13	$(0.37)

13. Legal Proceedings

From time to time in the ordinary course of business, the Lightstone REIT may become subject to legal proceedings, claims or disputes.

On March 29, 2006, Jonathan Gould, a former member of our Board of Directors and Senior Vice-President-Acquisitions, filed a lawsuit against us in the District Court for the Southern District of New York. The suit alleges, among other things, that Mr. Gould was insufficiently compensated for his services to us as director and officer. Mr. Gould sought damages of (i) up to $11,500,000 or (ii) a 2.5% ownership interest in all properties that we acquire and an option to acquire up to 5% of the membership interests of Lightstone SLP, LLC. We filed a motion to dismiss the lawsuit. After review of the motion to dismiss, counsel for Mr. Gould represented that Mr. Gould was dropping his claim for ownership interest in the properties we acquire and his claim for membership interests. Mr. Gould’s counsel represented that he would be suing only under theories of quantum merit and unjust enrichment seeking the value of work he performed. Counsel for the Lightstone REIT made motion to dismiss Mr. Gould’s complaint, which was granted by Judge Sweeney. Mr. Gould has filed an appeal of the decision dismissing his case, which is pending. Management believes that this suit is frivolous and entirely without merit and intends to defend against these charges vigorously.

On January 4, 2007, 1407 Broadway Real Estate LLC (“Office Owner”), an indirect, wholly owned subsidiary of 1407 Broadway Mezz II LLC (“Mezz II”), consummated the acquisition of a sub-leasehold interest (the “Sublease Interest”) in an office building located at 1407 Broadway, New York, New York (the “Office Property”). Mezz II is a joint venture between LVP 1407 Broadway LLC (“LVP LLC”), a wholly owned subsidiary of our operating partnership, and Lightstone 1407 Manager LLC (“Manager”), which is wholly owned by David Lichtenstein, the Chairman of our Board of Directors and our Chief Executive Officer, and Shifra Lichtenstein, his wife.

The Sublease Interest was acquired pursuant to a Sale and Purchase of Leasehold Agreement with Gettinger Associates, L.P. (“Gettinger”). In July 2006, Abraham Kamber Company, as sublessor under the sublease (“Sublessor”), served two notices of default on Gettinger (the “Default Notices”). The first alleged

65

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

13. Legal Proceedings  – (continued)

that Gettinger had failed to satisfy its obligations in performing certain renovations and the second asserted numerous defaults relating to Gettinger’s purported failure to maintain the Office Property in compliance with its contractual obligations.

In response to the Default Notices, Gettinger commenced legal action and obtained an injunction that extends its time to cure any default, prohibits interference with its leasehold interest and prohibits Sublessor from terminating its sublease pending resolution of the litigation. A motion by Sublessor for partial summary judgment, alleging that certain work on the Office Property required its prior approval, was denied by the Supreme Court, New York County. Subsequently, by agreement of the parties, a stay was entered precluding the termination of the Sublease Interest pending a final decision on Sublessor’s claim of defaults under the Sublease Interest. In addition, the parties stipulated to the intervention of Office Owner as a party to the proceedings. The parties have been directed to engage in and complete discovery. We consider the litigation to be without merit.

Prior to consummating the acquisition of the Sublease Interest, Office Owner received a letter from Sublessor indicating that Sublessor would consider such acquisition a default under the original sublease, which prohibits assignments of the Sublease Interest when there is an outstanding default there under. On February 16, 2007, Office Owner received a Notice to Cure from Sublessor stating the transfer of the Sublease Interest occurred in violation of the Sublease given Sublessor’s position that Office Seller is in default. Office Owner will commence and vigorously pursue litigation in order to challenge the default, receive an injunction and toll the termination period provided for in the Sublease.

On September 4, 2007, Office Owner commenced a new action against Sublessor alleging a number claims, including the claims that Sublessor has breached the sublease and committed intentional torts against Office Owner by (among other things) issuing multiple groundless default notices, with the aim of prematurely terminating the sublease and depriving Office Owner of its valuable interest in the sublease. The complaint seeks a declaratory judgment that Office Owner has not defaulted under the sublease, damages for the losses Office Owner has incurred as a result of Sublessor’s wrongful conduct, and an injunction to prevent Sublessor from issuing further default notices without valid grounds or in bad faith.

As of the date hereof, we are not a party to any other material pending legal proceedings.

66

Lightstone Value Plus REIT, Inc.
(A Maryland Corporation)
Schedule III
Real Estate and Accumulated Depreciation
December 31, 2007

		Initial Cost(A)		Costs Capitalized Subsequent to Acquisition	Gross Amount at Which Carried at End of Period			Accumulated Depreciation(C)
	Encumbrance	Land	Buildings and Improvements		Land and Improvements	Buildings and Improvements	Total(B)		Date Acquired	Depreciable Life(D)
Belz Factory Outlet St Augustine, FL	27,051,571	$5,384,290	$22,374,795	$38,595	$5,384,290	$22,413,390	$27,797,680	$(1,512,275)	3/29/2006	(D)
Four Residential Communities
Southeatern, Michigan	40,725,000	8,051,125	34,297,538	413,552	8,116,520	34,645,695	42,762,215	(1,318,109)	6/29/2006	(D)
Oakview Plaza
Omaha, Nebraska	27,500,000	6,705,942	25,462,968	660,521	7,355,942	25,473,490	32,829,432	(804,789)	12/21/2006	(D)
Gulfcoast Industrial Portfolio
New Orleans/Baton Rouge, Louisiana & San Antonio, Texas	53,025,000	12,767,476	51,648,719	482,798	12,767,476	52,131,516	64,898,992	(1,552,037)	2/1/2007	(D)
Brazos Crossing
Lake Jackson, Texas	—	1,688,326	—	—	1,688,326	—	1,688,326	—	6/29/2007	(D)
Belz Factory Outlet
St Augustine, FL	—	2,842,650	—	—	2,842,650	—	2,842,650	—	10/2/2007	N/A
Houston ES Hotels
Houston, Texas	10,040,000	1,900,546	14,359,818	—	1,900,546	14,359,818	16,260,364	(62,315)	10/17/2007	(D)
Sarasota
Sarasota, Florida	—	2,000,000	11,291,586	—	2,000,000	11,291,586	13,291,586	(35,286)	11/15/2007	(D)
Camden Apartments
Tampa, Florida	79,268,800	19,976,388	79,905,549	—	19,976,388	79,905,549	99,881,937	(170,739)	11/16/2007	(D)
Total	$237,610,371	$61,316,743	$239,340,973	$1,595,466	$62,032,138	$240,221,044	$302,253,182	$(5,455,550)

Notes To Schedule III:

(A)	The initial cost to the Company represents the original purchase price of the property, including amounts incurred subsequent to acquisition which were contemplated at the time the property was acquired.

F-67

(B)	Reconciliation of total real estate owned:

	2007	2006	2005
Balance at beginning of year	$102,358,472	$—	$—
Purchases of investment properties	201,484,789	104,093,295	—
Acquired in-place lease intangibles	(1,461,731)	(3,167,190)	—
Acquired in-place lease intangibles (commissions)	(903,919)	(677,245)	—
Acquired above market lease intangibles	(526,657)	(854,886)	—
Acquired below market lease intangibles	1,302,228	2,964,498	—
Balance at end of year	$302,253,182	$102,358,472	$—
(C)	Reconciliation of accumulated depreciation, note amortization is not included for purposes of this disclosure:

	For the Years Ended December 31,
	2007	2006	2005
Balance at beginning of period	$1,184,590	$—	$—
Depreciation expense	4,298,367	1,184,590	—
Disposals	(27,407)	—	—
Balance at end of period	$5,455,550	$1,184,590	$—
(D)	Depreciation is computed based upon the following estimated lives:

Buildings and improvements	15 – 39 years
Tenant improvements and equipment	5 – 10 years

F-68

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Members
1407 Broadway Mezz II LLC

We have audited the accompanying consolidated balance sheet of 1407 Broadway Mezz II LLC and Subsidiaries (the ”Company”) as of December 31, 2007, and the related consolidated statement of operations, members’ capital and cash flows for the period January 4, 2007 (date of inception) through December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of 1407 Broadway Mezz II LLC and Subsidiaries as of December 31, 2007, and the results of their operations and their cash flows for period January 4, 2007 (date of inception) through December 31 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Amper, Politziner & Mattia, P.C.

March 28, 2008
Edison, New Jersey

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1407 BROADWAY MEZZ II LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
December 31, 2007

ASSETS
Real estate, at cost
Building and improvements	$106,394,693
Tenant improvements	12,461,728
118,856,421
Less accumulated depreciation	(7,495,184)
111,361,237
In-place lease intangibles, net of accumulated amortization of $7,159,460	6,891,569
Above-market lease intangibles, net of accumulated amortization of $1,335,085	2,118,107
Total real estate	120,370,913
Cash	1,986,588
Restricted cash escrows	9,471,509
Accounts receivable, net of allowance of $393,382	1,344,327
Accrued straight lined rent	950,788
Deferred costs, net of accumulated amortization of $2,029,572	3,319,757
Prepaid real estate taxes	3,033,932
Prepaid and other assets	827,053
Total assets	$141,304,867
LIABILITIES AND MEMBERS’ CAPITAL
Mortgage note payable	$110,847,201
Accrued interest payable	431,418
Accounts payable and accrued liabilities	2,725,770
Accrued tenant improvement allowances	987,680
Deferred rental income	456,262
Below-market lease intangibles, net of accumulated amortization of $1,526,150	4,876,419
Tenant security deposits	8,162,813
Total liabilities	128,487,563
Commitments and Contingencies
Members’ Capital	12,817,304
Total liabilities and members’ capital	$141,304,867

The accompanying notes are an integral part of these consolidated financial statements.

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1407 BROADWAY MEZZ II LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
For the Period January 4, 2007 (Date of Inception) Through December 31, 2007

Revenue
Rental	$36,119,292
Tenant reimbursements	1,328,150
Total revenue	37,447,442
Expenses
Property operations	20,290,118
Real estate taxes	6,411,362
Depreciation	7,495,184
Amortization	8,719,735
Interest, including amortization of deferred financing costs of $469,297	9,490,576
Total expenses	52,406,975
Operating loss	(14,959,533)
Other income	126,985
Net loss	$(14,832,548)

The accompanying notes are an integral part of these consolidated financial statements.

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1407 BROADWAY MEZZ II LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF MEMBERS’ CAPITAL
For the Period January 4, 2007 (Date of Inception) Through December 31, 2007.

	Lightstone 1407 Manager, LLC	LVP 1407 Broadway LLC	Total Members’ Capital
Initial contributions at date of inception on January 4, 2007	$13,511,866	$12,981,989	$26,493,855
Contributions	589,558	566,439	1,155,997
Net loss	(7,564,599)	(7,267,949)	(14,832,548)
Balance, December 31, 2007	$6,536,825	$6,280,479	$12,817,304

The accompanying notes are an integral part of these consolidated financial statements.

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1407 BROADWAY MEZZ II LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
For the Period from January 4, 2007 (Date of Inception) Through December 31, 2007

Cash flows from operating activities
Net loss	$(14,832,548)
Adjustments to reconcile net loss to net cash provided by operating activities
Amortization of above/below-market lease intangibles (included in rental revenue)	(191,065)
Depreciation and amortization	16,214,919
Amortization of deferred financing costs	469,297
Changes in other operating assets and liabilities
Accounts receivable	(1,344,327)
Accrued straight lined rent	(950,788)
Prepaid real estate tax	(3,033,932)
Prepaid and other assets	(827,053)
Accrued interest payable	431,418
Accounts payable and accrued liabilities	2,725,770
Deferred rental income	456,262
Net cash provided by operating activities	(882,047)
Cash flows from investing activities
Expenditures for real estate	(132,489,505)
Increase in restricted cash escrows, primarily security deposits	(9,471,509)
Security deposits	8,162,813
Payment of leasing costs	(251,803)
Net cash used in investing activities	(134,050,004)
Cash flows from financing activities
Payment of fnancing costs	(1,578,414)
Proceeds from mortgage note payable	110,847,201
Contributions from Members	27,649,852
Net cash provided by financing activities	136,918,639
Net increase in cash	1,986,588
Cash at beginning of period	—
Cash at end of period	$1,986,588
Supplemental disclosure of cash flow information
Cash paid for interest	$8,589,861

The accompanying notes are an integral part of these consolidated financial statements.

73

1407 BROADWAY MEZZ II LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Period January 4, 2007 (Date of Inception) Through December 31, 2007

Note 1 — Formation and Organization of the Company

On January 4, 2007, 1407 Broadway Real Estate LLC (“NY Owner”), an indirect, wholly owned subsidiary of 1407 Broadway Mezz II LLC (“Mezz II”), consummated the acquisition of a sub-leasehold interest in an office building located at 1407 Broadway, New York, New York (the “NY Property”). Mezz II is a joint venture between LVP 1407 Broadway LLC (“LVP LLC”), a wholly owned subsidiary of the operating partnership of Lightstone Value Plus Real Estate Investment Trust, Inc., and Lightstone 1407 Manager LLC (“Manager”), which is wholly-owned by David Lichtenstein, member, and Shifra Lichtenstein, his wife.

The Lightstone Value Plus Real Estate Investment Trust, Inc. is managed by Lightstone Value Plus REIT, LLC (the “Advisor”), an affiliate of the Lightstone Group (the “Sponsor”), under the terms and conditions of an advisory agreement. The Sponsor and Advisor are owned and controlled by David Lichtenstein, the Chairman of the Lightstone Value Plus Real Estate Investment Trust, Inc. board of directors and its Chief Executive Officer.

Mezz II (the “Company”) is a Delaware limited liability company that through NY Owner owns, leases and operates a 42-story office building containing approximately 914,762 square feet located in New York, New York (the “Property”).

Under the terms of the Contribution Agreement, 51.0% of the Company is owned by Lightstone 1407 Manager LLC and 49.0% of the Company is owned by LVP 1407 Broadway LLC (collectively, the “Members”).

The Operating Agreement provides that additional capital contributions, allocations of profit and loss, and distributions to members are generally made in accordance with each member’s percentage interest in the Company.

In accordance with the Operating Agreement, the Company has perpetual existence unless sooner dissolved upon the occurrence of a defined termination event. No member can transfer its interest in any part of the Company without obtaining the prior written consent of the other member.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries over which the Company exercises financial and operating control. All inter-company balances and transactions have been eliminated in consolidation.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during a reporting period. The most significant assumptions and estimates relate to the valuation of real estate, depreciable lives, revenue recognition, the collectability of tenant accounts receivable and the realizability of deferred tax assets. Application of these assumptions requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from these estimates.

Investment in Real Estate

Accounting for Acquisitions

The Company accounts for acquisitions of Properties in accordance with SFAS No. 141, “Business Combinations” (“SFAS No. 141”). The fair value of the real estate acquired is allocated to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases for acquired in-place leases and the value of tenant relationships, based in each case on their fair values. Purchase accounting is applied to

74

1407 BROADWAY MEZZ II LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Period January 4, 2007 (Date of Inception) Through December 31, 2007

Note 2 — Summary of Significant Accounting Policies  – (continued)

assets and liabilities related to real estate entities acquired based upon the percentage of interest acquired. Fees incurred related to acquisitions are generally capitalized.

Upon the acquisition of real estate operating properties, the Company estimates the fair value of acquired tangible assets (consisting of land, building and improvements) and identified intangible assets and liabilities (consisting of above and below-market leases, in-place leases and tenant relationships), and assumed debt in accordance with SFAS No. 141, at the date of acquisition, based on evaluation of information and estimates available at that date. Based on these estimates, the Company allocates the initial purchase price to the applicable assets and liabilities. As final information regarding fair value of the assets acquired and liabilities assumed is received and estimates are refined, appropriate adjustments are made to the purchase price allocation. The allocations are finalized within twelve months of the acquisition date.

In determining the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above- market lease values and the capitalized below-market lease values are amortized as an adjustment to rental income over the initial non-cancelable lease term.

The aggregate value of in-place leases is determined by evaluating various factors, including an estimate of carrying costs during the expected lease-up periods, current market conditions and similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses, and estimates of lost rental revenue during the expected lease-up periods based on current market demand. Management also estimates costs to execute similar leases including leasing commissions, legal and other related costs. The value assigned to this intangible asset is amortized over the remaining lease terms ranging from one month to approximately 10 years. Optional renewal periods are not considered.

The aggregate value of other acquired intangible assets includes tenant relationships. Factors considered by management in assigning a value to these relationships include: assumptions of probability of lease renewals, investment in tenant improvements, leasing commissions and an approximate time lapse in rental income while a new tenant is located. The value assigned to this intangible asset is amortized over the remaining lease terms ranging from one month to approximately 10 years.

Carrying Value of Assets

The amounts to be capitalized as a result of periodic improvements and additions to real estate property, and the periods over which the assets are depreciated or amortized, are determined based on the application of accounting standards that may require estimates as to fair value and the allocation of various costs to the individual assets. Differences in the amount attributed to the assets can be significant based upon the assumptions made in calculating these estimates.

Impairment Evaluation

Management evaluates the recoverability of its investment in real estate assets in accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS No. 144). This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that recoverability of the asset is not assured.

The Company evaluates the long-lived assets, in accordance with SFAS No. 144 on a quarterly basis and will record an impairment charge when there is an indicator of impairment and the undiscounted projected cash flows are less than the carrying amount for a particular property. Management concluded no impairment adjustment was required through December 31, 2007. The estimated cash flows used for the impairment analysis and the determination of estimated fair value are based on the Company’s plans for the respective

75

1407 BROADWAY MEZZ II LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Period January 4, 2007 (Date of Inception) Through December 31, 2007

Note 2 — Summary of Significant Accounting Policies  – (continued)

assets and the Company’s views of market and economic conditions. The estimates consider matters such as current and historical rental rates, occupancies for the respective Properties and comparable properties, and recent sales data for comparable properties. Changes in estimated future cash flows due to changes in the Company’s plans or views of market and economic conditions could result in recognition of impairment losses, which, under the applicable accounting guidance, could be substantial.

Real Estate

Real estate is carried at depreciated cost. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Significant renovations and improvements, which improve and/or extend the useful life of the asset are capitalized and depreciated over their estimated useful life.

Depreciation and amortization are calculated on the straight-line method over the estimated useful lives of assets, which are as follows:

Asset Description	Life
Building	39 years
Building improvements	10 to 30 years
Tenants improvements	Term of related lease
In-place lease intangibles	Term of related lease
Above/below-market lease intangibles	Term of related lease

Restricted Cash Escrows

Restricted cash consists primarily of tenant security deposits, as well as cash held for real estate taxes and building improvements as required by the loan agreement.

Accounts Receivable and Allowance for Doubtful Accounts

The liquidity and creditworthiness of the tenants are monitored on an ongoing basis. Allowances for doubtful accounts are maintained using the specific identification method for estimated losses resulting from the inability of certain tenants to make payments required by the terms of their respective leases. No general reserve is recorded. If the financial condition of the tenants were to deteriorate, additional allowances may be required.

Deferred Costs

Costs incurred in connection with financings or debt modifications are capitalized as deferred financing costs and are amortized on the straight-line method over the terms of the related loans. Leasing commissions and other leasing costs directly attributable to tenant leases are capitalized as deferred leasing costs and are amortized on the straight-line method over the terms of the related lease agreements.

Intangible Assets

In determining the fair value of the identified intangible assets and liabilities of the Property, above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) the estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values and the capitalized below-market lease values are amortized as an adjustment to rental income over the remaining lease term.

The aggregate value of in-place leases is determined by evaluating various factors, including an estimate of carrying costs during the expected lease-up periods, current market conditions and similar leases. In estimating carrying costs, real estate taxes, insurance and other operating expenses and estimates of lost rental

76

1407 BROADWAY MEZZ II LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Period January 4, 2007 (Date of Inception) Through December 31, 2007

Note 2 — Summary of Significant Accounting Policies  – (continued)

revenue during the expected lease-up periods based on current market demand are included. Costs to execute similar leases, including leasing commissions, legal and other related costs, are also estimated. The in-place lease value is amortized over the remaining lease term.

The above-market lease and below-market lease values are amortized as an adjustment to rental income over the remaining lease term while in-place lease values are amortized to expense over the remaining lease term.

Interest Rate Protection Agreement

In the normal course of business, the Company is exposed to the effect of interest rate changes. The Company limits these risks by following established risk management policies and procedures including the use of derivatives. The Company requires that hedging derivative instruments be effective in reducing the interest rate risk exposure that they are designated to hedge. This effectiveness is essential for qualifying for hedge accounting. Instruments that meet these hedging criteria are formally designated as hedges at the inception of the derivative contract.

The Company has a policy of only entering into derivative contracts with major financial institutions based upon their credit ratings and other factors. When viewed in conjunction with the underlying and offsetting exposure that the derivatives are designed to hedge, the Company has not sustained a material loss from its derivative instrument nor does it anticipate any material adverse effect on its financial position or earnings in the future from the use of derivatives. The Company’s interest rate cap hedges the future cash flows on the Company’s mortgage note payable and represents a cash flow hedge. If the term of the underlying transaction is modified or the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in earnings each period until the instrument matures, unless the instrument is redesignated as a hedge of another transaction. If a derivative instrument is terminated or the hedging transaction is no longer determined to be effective, amounts held in accumulated other comprehensive loss are reclassified into earnings over the term of the future cash outflows on the related underlying transaction. In the future, if the hedging relationship is not highly effective, then all or a portion of the offsetting gains and losses would be reported in earnings. Over time, the unrealized gains and losses held in accumulated other comprehensive loss will be reclassified into earnings. This reclassification is consistent when the hedged items are also recognized into earnings.

Rental Revenue

Rental revenue is recorded on the straight-line method over the terms of the related lease agreements. Differences between rental revenue earned and amounts due per the respective lease agreements are credited or charged, as applicable, to accrued straight-lined rent. Rental payments received prior to their recognition as income are classified as deferred rental income.

Lease incentives, which may include cash payments to or on behalf of tenants, the buyout of a prospective tenant’s existing lease or the funding of an improvement that is owned by the tenant are amortized as a reduction to rental revenue on a straight-line basis over the lease term.

Tenant Reimbursements

Estimates are used to record cost reimbursements from tenants for real estate taxes and operating expenses. Revenue is recognized based upon the amounts to be reimbursed from our tenants in the same period these reimbursable expenses are incurred. Differences between estimated recoveries and final amounts billed are recognized in the subsequent year. Leases are not uniform in dealing with such cost reimbursements and variations exist in computations between tenants. Adjustments are also made throughout the year to these receivables and the related cost recovery income based upon the best estimate of the final amounts to be billed and collected. The balance of the estimated accounts receivable for real estate taxes and operating expenses is also analyzed by comparing actual recoveries versus actual expenses.

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1407 BROADWAY MEZZ II LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Period January 4, 2007 (Date of Inception) Through December 31, 2007

Note 2 — Summary of Significant Accounting Policies  – (continued)

Income Taxes

The Company is a limited liability company that has elected to be taxed as a partnership for Federal income tax purposes. Accordingly, Federal and state taxable income is reportable on the income tax return of the Members. As a result of the entity being taxed as a partnership, there is no federal or state income tax provision.

Concentration of Risk

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

New Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115” (“SFAS No. 159”). This standard permits entities to choose to measure many financial instruments and certain other items at fair value and is effective for the first fiscal year beginning after November 15, 2007. The Company does not expect SFAS No. 159 to have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements . This Statement applies under other accounting pronouncements that require or permit fair value measurements. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement clarifies that market participant assumptions include assumptions about risk, for example, the risk inherent in a particular valuation technique used to measure fair value (such as a pricing model) and/or risk inherent in the inputs to the valuation technique. This Statement clarifies that market participant assumptions also include assumptions about the effect of a restriction on the sale or use of an asset. This Statement also clarifies that a fair value measurement for a liability reflects its nonperformance risk. The statement is effective in the fiscal first quarter of 2008 except for non-financial assets and liabilities recognized or disclosed at fair value on a recurring basis, for which the effective date is fiscal years beginning after November 15, 2008. The Company is currently evaluating the impact that the adoption of SFAS No. 157, but does not expect the adoption of SFAS No. 157 will have a material effect on the Company’s consolidated financial statements.

In June 2007, the AICPA issued Statement of Position (“SOP”) 07-1, “Clarification of the Scope of the Audit and Accounting Guide, Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies.” SOP 07-1 provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide, “Investment Companies” (the “Guide”) and when companies that own or have significant stakes in investment companies should and should not retain, in their financial statements, the specialized industry accounting under the Guide. Management does not anticipate, the application of SOP 07-1 will have a material impact on our consolidated financial statements. This statement is effective for financial statements issued for fiscal years beginning after December 15, 2007, and interim periods within those fiscal years.

In December 2007, the FASB issued FASB No. 141(R) which establishes principles and requirements for how the acquirer shall recognize and measure in its financial statements the identifiable assets acquired, liabilities assumed, any noncontrolling interest in the acquiree and goodwill acquired in a business combination. This statement is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

In December 2007, the FASB issued No. 160, which establishes and expands accounting and reporting standards for minority interests, which will be recharacterized as noncontrolling interests, in a subsidiary and

78

1407 BROADWAY MEZZ II LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Period January 4, 2007 (Date of Inception) Through December 31, 2007

Note 2 — Summary of Significant Accounting Policies  – (continued)

the deconsolidation of a subsidiary. FASB 160 is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. This statement is effective for fiscal years beginning on or after December 15, 2008. The Company is currently assessing the potential impact that the adoption of FASB No. 160 will have on its financial position and results of operations.

Note 3 — Acquisition

On January 4, 2007, the Company, through NY Owner, acquired a sub-leasehold interest in a ground lease to an office building located at 1407 Broadway, New York, New York (the “Sublease Interest”). The seller of the Sublease Interest, Gettinger Associates, L.P., is not an affiliate of the Company, its Members or its subsidiaries. The property, a 42 story office building built in 1952, fronts on Broadway, 7th Avenue and 39th Street in midtown Manhattan. The property has approximately 915,000 leasable square feet, and as of the acquisition date, was 87.6% occupied (approximately 300 tenants) and leased by tenants generally engaged in the female apparel business. The ground lease, dated as of January 14, 1954, provides for multiple renewal rights, with the last renewal period expiring on December 31, 2048. The Sublease Interest runs concurrently with this ground lease.

The acquisition price for the Sublease Interest was $122 million, exclusive of acquisition-related costs incurred by the Joint Venture ($3.5 million), pro rated operating expenses paid at closing ($4.1 million), financing-related costs ($1.9 million) and construction, insurance and tax reserves ($1.0 million). The acquisition was funded through a combination of $26.5 million of capital and a $106.0 million advance on a $127.3 million variable rate mortgage loan funded by Lehman Brothers Holding, Inc. As an inducement to Lender to make the loan, Owner has agreed to provide Lender with a 35% net profit interest in the project, which is contingent upon a capital transaction, as defined as any transaction involving the sale, assignment, transfer, liquidation, condemnation or settlement in lieu thereof, disposition, financing, refinancing or any other conversion to cash of all or any portion of the property or equity or membership interests in Borrower, directly, other than the leasing of space for occupancy and/or any other transaction with respect to the Property or the direct or indirect ownership interests in Borrower outside the ordinary course of business. To date, the lender did not share in any net profits of the project. The lender also has a conversion option, which if upon exercised, would grant the lender a special membership interest in the Joint Venture whereby the lender will receive 35% of all distributions resulting from a capital transaction after the return of the member’s equity investment plus the member’s allowed return’s as specified in the “Net Profits Agreement”.

The Company plans to continue an ongoing renovation project at the property that consists of lobby, elevator and window redevelopment projects. Additional loan proceeds of up to $16.4 million are available to fund these improvements.

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1407 BROADWAY MEZZ II LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Period January 4, 2007 (Date of Inception) Through December 31, 2007

Note 4 — Intangible Assets

Intangible assets consist of the following at December 31, 2007:

Intangible Asset Category	Carrying Amount Gross	Accumulated Amortization	Carrying Amount-Net
In-place lease intangibles	$14,051,029	$(7,159,460)	$6,891,569
Above-market lease intangibles	3,453,192	(1,335,085)	2,118,107
Below-market lease intangibles	(6,402,569)	1,526,150	(4,876,419)
	$11,101,652	$(6,968,395)	$4,133,257

Actual amortization for period January 4, 2007 (date of inception) through December 31, 2007 was:

In-place lease intangibles	$7,159,460
Above-market lease intangibles	1,335,085
Below-market lease intangibles	(1,526,150)
$6,968,395

Estimated amortization for each of the next five fiscal years is as follows:

Year Ending December 31,	In-Place Lease Intangibles	Above-Market Lease Intangibles	Below-Market Lease Intangibles
2008	$3,673,004	$871,399	$(1,173,213)
2009	1,728,313	581,428	(802,917)
2010	710,810	278,326	(782,827)
2011	320,309	144,355	(593,966)
2012	152,823	77,661	(481,110)

Note 5 — Deferred Costs

Deferred costs consist of the following at December 31, 2007:

Leasing Costs	$3,770,915
Financing Fees	1,578,414
Less Accumulated Amortization	(2,029,572)
$3,319,757

Estimated amortization for each of the next five fiscal years is as follows:

Year Ending December 31,	Leasing Costs	Financing Fees
2008	$1,053,947	$554,558
2009	612,385	554,558
2010	295,881	—
2011	138,244	—
2012	41,266	—
Thereafter	68,918	—
	$2,210,641	$1,109,116

Amortization expense for the period January 4, 2007 through December 31, 2007 was $2,029,572, of which $469,297 related to the financing fees and is included in interest expense on the consolidated statement

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1407 BROADWAY MEZZ II LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Period January 4, 2007 (Date of Inception) Through December 31, 2007

Note 5 — Deferred Costs  – (continued)

of operations, and $1,560,275 related to leasing costs which is included in depreciation and amortization on the consolidated statement of operations for the period January 4, 2007 (date of inception) through December 31, 2007.

Note 6 — Mortgage Note Payable

On January 4, 2007, the Company obtained a loan in the maximum aggregate principal amount of $127,250,000 secured by a first mortgage encumbering the Property; provided, however, that at closing, the lender shall only disburse to the Company an amount equal to $106,000,000. The loan is collateralized by the Property and is subject to various covenants, including maintaining a cash escrow account for the payment of real estate taxes. The loan bears interest at various LIBOR rates, as defined (5.03% at December 31, 2007), plus 3.00% (the “Applicable Interest Rate”) totaling 8.03% at December 31, 2007, with monthly payments of interest only through maturity on January 9, 2010. The agreement also required the Company to obtain an interest rate cap of LIBOR at 6.5% for the term of the loan. At closing, the Company paid the lender a financing fee of 1.2% of the principal amount of the loan. The loan has two one-year extension options exercisable for a fee of 0.125% of the amount of the respective loan for each extension. In conjunction with the extension options, the Company must also secure an interest rate cap of LIBOR at 6.5%. Due to the fact that interest rates during 2007 were below the 6.5% interest rate cap, the interest rate cap had a zero value.

Upon the Company’s request and upon submission of a capital improvements budget (the “Budget”) to the lender, lender shall advance funds equal to 85% of the line item cost set forth in the Budget and in the aggregate not to exceed $21,250,000 (the “Future Fundings”) for (i) tenant improvements and leasing commissions associated with new leases and (ii) capital improvements at the property approved by the lender. Any disbursements from the Future Fundings shall be added to the outstanding principal balance of the loan and shall bear interest at the Applicable Interest Rate. Interest at the Applicable Interest Rate will be charged on any disbursed portion of the Future Fundings as and when advanced, but interest will not be charged on the undisbursed portion of the Future Fundings. The Future Fundings for the twelve months ended December 31, 2007, totaled $4,847,201, bringing the December 31, 2007 balance of the loan to $110,847,201.

The Company shall pay an administrative fee to the lender in the amount of $20,000 per annum, which is payable quarterly in equal installments on the first day of January, April, July and October of each year. This $20,000 expense for the period January 4, 2007 (date of inception) through December 31, 2007 is included in interest expense in the statement of operations.

Lightstone Holdings, LLC, an affiliate of Lightstone Group LLC (“Lightstone”), has guaranteed the principal amount of the loan.

The above loan agreements include various covenants. As of December 31, 2007, the Company is in compliance with the requirements of all financial covenants.

For the period January 4, 2007 (date of inception) through December 31, 2007, the Company incurred interest expense totaling $9,021,279, including the administrative fee discussed above.

Note 7 — Related-Party Transactions

Effective January 4, 2007, the Company engaged PGRS 1407 BWAY LLC (the “Advisor”) to provide asset management, development and related advisory services in connection with the management, marketing, leasing, operating and redevelopment of the Property. The Advisor is entitled to receive fees (the “Advisor Fees”) in an amount equal to $500,000 per year for services performed on behalf of the Company. The Advisor Fees shall increase by 3.5% of the prior year’s fees on each anniversary of the date of the agreement.

81

1407 BROADWAY MEZZ II LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Period January 4, 2007 (Date of Inception) Through December 31, 2007

Note 7 — Related-Party Transactions  – (continued)

In addition, in connection with any capital improvements to the Property relating to any redevelopment of the Property, Advisor shall be entitled to a fee (the “Redevelopment Fees”) of 2.5% of all hard and soft costs for capital improvements to the Property.

The Advisor is a subsidiary of Prime Group Realty, L.P. (“PGRLP”), which was acquired by Lightstone on July 1, 2005. As a result, Prime Office Company, LLC, a subsidiary of Lightstone, owned 100.0% of the common shares and 99.1% of the common units in PGRLP.

Amounts incurred for period January 4, 2007 (date of inception) through December 31, 2007, are summarized as follows:

Advisor Fees(1)	$500,000
Redevelopment Fees(2)	$119,225

(1)	Included in property operations on the statement of operations.
(2)	Included in building and improvements on the balance sheet.

Included in Accounts payable and accrued liabilities on the consolidated balance sheet is a due to affiliate balance in the amount of $922,138. This amount was advanced from Lightstone to reimburse operating expenses, which were paid by Lightstone Group LLC, on behalf of the Company, in December 2007 and subsequently repaid in January 2008.

Note 8 — Leases

The Company has entered into lease agreements with tenants with lease terms ranging from 1 to 15 years at lease inception. The leases generally provide for tenants to share in increases in operating expenses and real estate taxes in excess of specified base amounts.

The total future minimum rental to be received under such non-cancelable operating leases executed at December 31, 2007, exclusive of tenant reimbursements and contingent rentals, are as follows:

Year Ending December 31,
2008	$32,873,887
2009	23,200,550
2010	14,341,492
2011	7,951,001
2012	4,315,454
Thereafter	2,694,521
Total	$85,376,905

Note 9 — Fair Values of Financial Instruments

SFAS No. 107, “ Disclosures About Fair Value of Financial Instruments ,” and SFAS No. 119, “ Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments ,” require disclosure of the fair value of certain on- and off-balance-sheet financial instruments for which it is practicable to estimate. Fair value is defined by SFAS No. 107 as the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced or liquidation sale.

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1407 BROADWAY MEZZ II LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Period January 4, 2007 (Date of Inception) Through December 31, 2007

Note 9 — Fair Values of Financial Instruments  – (continued)

The carrying amounts of cash and cash equivalents, restricted cash escrows, accounts receivable and accounts payable approximate their fair values because of the short maturity of these instruments. The carrying amount of the Company’s variable rate debt (including accrued interest) approximates fair value. The fair value of the mortgage note payable was determined by discounting the future contractual interest and principal payments by a market rate.

Note 10 — Commitments and Contingencies

Legal Proceedings

From time to time in the ordinary course of business, the Company may become subject to legal proceedings, claims or disputes.

On January 4, 2007, 1407 Broadway Real Estate LLC (“Office Owner”), an indirect, wholly owned subsidiary of the Company, consummated the acquisition of a sub-leasehold interest (the “Sublease Interest”) in an office building located at 1407 Broadway, New York, New York (the “Office Property”). The Company is a joint venture between LVP 1407 Broadway LLC (“LVP LLC”), and Lightstone 1407 Manager LLC (“Manager”), which is wholly owned by David Lichtenstein, member, and Shifra Lichtenstein, his wife.

The Sublease Interest was acquired pursuant to a Sale and Purchase of Leasehold Agreement with Gettinger Associates, L.P. (“Gettinger”). In July 2006, Abraham Kamber Company, as sublessor under the sublease (“Sublessor”), served two notices of default on Gettinger (the “Default Notices”). The first alleged that Gettinger had failed to satisfy its obligations in performing certain renovations and the second asserted numerous defaults relating to Gettinger’s purported failure to maintain the Office Property in compliance with its contractual obligations.

In response to the Default Notices, Gettinger commenced legal action and obtained an injunction that extends its time to cure any default, prohibits interference with its leasehold interest and prohibits Sublessor from terminating its sublease pending resolution of the litigation. A motion by Sublessor for partial summary judgment, alleging that certain work on the Office Property required its prior approval, was denied by the Supreme Court, New York County. Subsequently, by agreement of the parties, a stay was entered precluding the termination of the Sublease Interest pending a final decision on Sublessor’s claim of defaults under the Sublease Interest. In addition, the parties stipulated to the intervention of Office Owner as a party to the proceedings. The parties have been directed to engage in and complete discovery. We consider the litigation to be without merit.

Prior to consummating the acquisition of the Sublease Interest, Office Owner received a letter from Sublessor indicating that Sublessor would consider such acquisition a default under the original sublease, which prohibits assignments of the Sublease Interest when there is an outstanding default there under. On February 16, 2007, Office Owner received a Notice to Cure from Sublessor stating the transfer of the Sublease Interest occurred in violation of the Sublease given Sublessor’s position that Office Seller is in default. Office Owner will commence and vigorously pursue litigation in order to challenge the default, receive an injunction and toll the termination period provided for in the Sublease.

On September 4, 2007, Office Owner commenced a new action against Sublessor alleging a number claims, including the claims that Sublessor has breached the sublease and committed intentional torts against Office Owner by (among other things) issuing multiple groundless default notices, with the aim of prematurely terminating the sublease and depriving Office Owner of its valuable interest in the sublease. The complaint seeks a declaratory judgment that Office Owner has not defaulted under the sublease, damages for the losses Office Owner has incurred as a result of Sublessor’s wrongful conduct, and an injunction to prevent Sublessor from issuing further default notices without valid grounds or in bad faith.

As of the date hereof, we are not a party to any other material pending legal proceedings.

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1407 BROADWAY MEZZ II LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Period January 4, 2007 (Date of Inception) Through December 31, 2007

Note 10 — Commitments and Contingencies  – (continued)

Operating Leases

The Company, through NY Owner, acquired a sub-leasehold interest in a ground lease on January 4, 2007, (as discussed in Note 3) for annual rent of $7,500,000 through 2030, which provides for multiple renewal rights, with the last renewal period expiring on December 31, 2048. The rent expense under this lease for period January 4, 2007 through December 31, 2007 was approximately $7,500,000, included in property operating expenses on the consolidated statement of operations.

Future minimum rental commitments under noncancelable operating leases, excluding the renewal period, are as follows:

Year Ending December 31,
2008	$7,500,000
2009	7,500,000
2010	7,500,000
2011	7,500,000
2012	7,500,000
Thereafter	134,375,000

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Prior Performance for Program Properties

Our Sponsor’s private Programs can and do report their results on a full accrual income tax basis, not a GAAP basis. All of the program data in the Prior Performance Tables included in the Prospectus and this Supplement is reported on a full accrual income tax basis only. Neither our Sponsor nor its affiliates have operated any public programs that would be required to be reported according to GAAP, as explained in more detail in our Prior Performance Summary above. All of the Program Properties data included in this Prospectus and in the Prior Performance Tables below is reported on a full accrual income tax basis only.

Investors should understand that the results of private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting that impact the accounting for investments in real estate are described in the following paragraphs:

•	GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.
•	GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.
•	GAAP requires that when a building is purchased certain intangible assets (such as above- and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets are not recognized for income tax purposes and are not allocated separate from the building for purposes of tax depreciation.

Prior Performance Tables for Program Properties

The following introduction provides information relating to real estate investment Program Properties sponsored by the Sponsor or its affiliates (“Prior Programs”). Neither our Sponsor nor its affiliates have operated any public programs and these tables aggregate all 18 of their prior private programs to which third parties contributed capital. These programs are substantially similar to our program because they invested in the same property types (i.e., retail, residential, industrial and office) that we have acquired or intend to acquire and had the same objectives as we do. These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. Information in the tables is current as of December 31, 2007. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by The Lightstone Group that raised capital from third parties. During the five years ending December 31, 2007, The Lightstone Group sponsored programs that invested in Program Properties that have investment objectives similar to ours.

Prospective investors should read these tables carefully together with the summary information concerning the prior programs as set forth in “Prior Performance Summary” elsewhere in this Prospectus.

INVESTORS IN LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAM PROPERTIES AND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PROGRAMS.

Additional information about these tables can be obtained by calling us at (732) 367-0129.

The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms.

•	“Acquisition Costs” means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

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•	“Cash Generated From Operations” means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.
•	“GAAP” refers to “Generally Accepted Accounting Principles” in the United States.
•	“Recapture” means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.
•	“Reserves” refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.
•	“Return of Capital” refers to distributions to investors in excess of net income.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR PROGRAM PROPERTIES(1)
(Unaudited)

Table I provides a summary of the experience of The Lightstone Group as a sponsor in raising and investing funds in programs that invested in Program Properties for which the offerings closed between December 31, 2005 and December 31, 2007. Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of these offerings and the time period over which the proceeds have been invested.

	2005	2006	2007
Dollar Amount Offered (total equity)	$39,825,885	$3,615,938	$627,900,000
Dollar Amount Raised from Investors	$16,547,212	$172,220	$410,000,000
Dollar Amount Raised from Sponsor and Affiliates	$23,278,673	$3,443,718	$217,900,000
Total Dollar Amount
Less offering expenses:	—	—	—
Selling commissions and discounts	—	—	—
Retained by affiliates	—	—	—
Organizational expenses	—	—	—
Other (explain)	—	—	—
Reserves:
Percent available for investment	100.0%	100.0%	100.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	5.2%	11.3%	3.5%
Cash down payment — (deposit)	19.4%	7.3%	5.2%
Acquisition fees	—	—	—
Other (explain)	—	—	—
Total acquisition cost (purchase price + closing costs)	$182,563,245	$14,907,226	$8,271,434,000
Percent leverage (mortgage financing divided by total)	74.6%	81.4%	91.3%
Number of Offerings in the Year	4	1	1
Length of offerings (in months)	1	1	1
Month(s) to invest 90% of amount available for investment	1	1	1

(1)	This table only includes information regarding programs with respect to which The Lightstone Group raised capital from third parties.
(2)	All of the Program Properties were acquired by our Sponsor before it identified investors to invest in the properties. As such, the concept of a time period during which our Sponsor invested 90% of the amount available for investment is inapplicable here. However, the periods provided in the “Length of offerings

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(in months)” row indicate the time spent raising money after our Sponsor entered into a definitive agreement to acquire a property but before closing on the acquisition (and during which it received investments from third parties).

TABLE II

COMPENSATION TO SPONSOR FROM PROGRAM PROPERTIES(1)
(Unaudited)

Table II summarizes the amount and type of compensation paid to Lightstone and its affiliates from prior programs that invested in Program Properties during the three years ended December 31, 2007.

	Compensation for 3 Programs that Closed in 2005	Compensation for 1 Program that was Received in 2006	Compensation for 1 Program that Closed in 2007	Compensation for All Other Programs that was Received in 2005	Compensation for All Other Programs that was Received in 2006	Compensation for All Other Programs that was Received in 2007
Date offering commenced	2005	2006	2007	—	—	—
Dollar amount raised	$39,825,885	$3,615,938	$627,900,000	$2,381,593	$2,828,606	$6,798,781
Amount paid to sponsor from proceeds of offering:	—	—	—	—	—	—
Underwriting fees	—	—	—	—	—	—
Acquisition fees	—	—	—	—	—	—
Real estate commissions	—	—	—	—	—	—
Advisory fees	—	—	—	—	—	—
Other (identify and quantify)	—	—	—	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	$3,108,844	$3,005,034	$45,711,000	$(7,403,722)	$47,942,112	$37,197,107
Actual amount paid to sponsor from operations:
Property management fees	$—	$38,579	—	$2,537,216	$7,939,573	$11,207,279
Partnership management fees	—	—	—	—	—	—
Reimbursements	—	—	—	—	—	—
Leasing commissions	—	—	—	—	—	—
Other — Distributions from operations	4,944	—	$1,000,000	$2,073,430	$5,678,854	$2,570,250
Dollar amount of property sales and refinancing and construction loans before deducting payment to sponsor
Cash	—	—	—	216,253,680	161,712,840	94,335,530
Notes	—	—	—	—	—	—
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	—	—	—	—	—	—
Incentive fees	—	—	—	—	—	—
Other — Distributions from refinancing	—	—	—	174,972,564	21,885,576	5,000,000

(1)	This table only includes information regarding programs with respect to which The Lightstone Group raised capital from third parties.

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TABLE III

OPERATING RESULTS OF PRIOR PROGRAM PROPERTIES(1)
(Unaudited)

Table III summarizes the operating results of The Lightstone Group’s prior programs that invested in Program Properties, the offerings of which have closed since December 31, 2002. All figures are as of December 31 of the year indicated.

	2002	2003		2004		2005	2006	2007
Number of Programs(2)	5	11		13		17	18	18
Gross Revenues	$14,515,623	$33,234,959		$166,295,573		$191,811,627	$228,543,799	$893,641,554
Profit (loss) on sales of properties	n/a	(240,725)		2,883,232		3,577,921	2,361,668	(36,722,884)
Less: Operating expenses	4,765,461	13,794,966		83,776,450		102,358,957	91,583,271	429,723,672
Interest expense	5,786,056	11,092,363		46,529,294		85,097,857	83,633,680	418,776,395
Depreciation	2,672,698	8,458,862		33,119,208		44,710,453	44,002,077	291,731,224
Net Income — Tax Basis, before minority interest	1,291,408	(351,957)		5,753,853	(3)	(36,777,719)	11,686,439	(282,830,390)
Taxable Income (Loss)	—	—		—		—	—	—
From operations	1,291,408	(111,232	)(4)	2,870,621	(4)	(40,355,640)	9,324,771	(246,107,506)
From gain (loss) on sale	—	(240,725)		2,883,232		3,577,921	2,361,668	(36,722,884)
Cash generated from operations	3,389,144	6,389,172		30,630,051		(4,294,877)	50,947,146	81,908,107
Cash generated from sales	—	—		2,599,020		5,048,636	12,984,649	39,990,117
Cash generated from refinancing and construction loans	—	—		27,943,052		216,253,680	161,712,840	94,335,530
Cash generated from operations, sales and refinancing	3,389,144	6,389,172		61,041,809		217,007,438	225,644,635	216,233,755
Less: Cash distribution to investors	—	—		—		—	—	—
From operating cash flow	678,000	1,408,749		2,115,465		3,251,260	1,408,749	79,424,689
From sales and refinancing	—	—		7,853,825		174,972,564	21,885,576	5,000,000
From other	—	—		—		—	—	—
Cash generated after cash distributions	2,711,144	4,980,423		51,072,519		38,783,615	202,350,310	131,809,065
Less: Special items	n/a	n/a		n/a				—
Cash generated after cash distributions and special items	2,711,144	4,980,423		51,072,519		38,783,615	202,350,310	131,809,065
Tax and distribution data per $1,000 invested	—	—		—		—	—	—
Federal income tax results:
Ordinary income (loss)
from operations	1,291,408	(111,232	)(4)	2,870,621	(4)	(40,355,640)	9,324,771	(246,107,506)
from recapture	—	—		—		—	—	—
Capital gain (loss)	—	—		—		—	—	—
Cash distributions to investors Source (on Tax basis)
Investment Income	678,000	1,408,749		9,969,290		174,023,824	23,294,325	84,424,689
Return of capital	—	—		—		4,200,000	—	—
Source (on cash basis)
Sales	—	—		—		—	—	—
Refinancing	—	—		7,853,825		174,972,564	21,885,576	5,000,000
Operations	678,000	1,408,749		2,115,465		3,251,260	1,408,749	79,424,689
Other	—	—		—		—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100.0%	100.0%		100.0%		98.6%	96.6%	95.7%

(1)	This table only includes information regarding programs with respect to which The Lightstone Group raised capital from third parties.
(2)	Including prior years.

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(3)	Pursuant to the acquisition agreement, Lightstone was required to purchase the entire Prime portfolio. However, its acquisition strategy contemplated retaining only some of the assets and the release of other properties to the lenders. Impairment charges, net of gains from early extinguishments of debt, have been recognized on assets that have been surrendered to lenders through deed in lieu of foreclosure transactions or foreclosure transactions.
(4)	Lightstone’s 2003 tax loss was due, for the most part, to cost segregation studies that were performed in connection with its acquisition of the Prime Portfolio for the purpose of increasing its depreciation deductions.

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TABLE IV

RESULTS OF COMPLETED PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

NOT APPLICABLE

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TABLE V

SALES OR DISPOSALS OF PROGRAM PROPERTIES

	Selling Price, Net of Closing Costs and GAAP Adjustments
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale		Total
Prime Outlets — Anderson	December-03	Jul-05	$941,088		$8,739,063	$9,680,151
Prime Outlets — Odessa	December-03	Dec-05	$4,107,549		—	$4,107,549
Prime Outlets — Morrisville	December-03	Mar-06	$1,562,128		$6,081,400	$7,643,528
Prime Outlets — Warehouse Row	June-04	Oct-06	$13,131,821		$—	$13,131,821
Liberty Gardens	February-98	Oct-04	$12,138,460		$9,590,310	$21,728,770
Northwood Apartments	March-96	Jan-06	$2,323,531		$9,990,528	$12,314,059
ASC Capital Holdings	November-98	Aug-07	$2,564,782		$3,900,474	$6,465,256
Prime Outlets-Hilsboro	December-03	May-07	$17,806,634	$	—**	$17,806,634
Prime Outlets — Tracy	December-03	Apr-07	$20,173,617	$	—**	$20,173,617
Prime Outlets — Burlington	December-03	Aug-07	$1,656,101		$20,008,746	$21,664,847
Prime Outlets — Fremont	December-03	Aug-07	$1,104,213		$13,340,930	$14,445,143
Prime Outlets — Oshkosh	December-03	Aug-07	$1,623,224		$19,611,537	$21,234,762
Prime Outlets — Lodi	December-03	Aug-07	$(2,373,673)		$21,145,608	$18,771,935

	Cost of Properties Including Closing and Soft Costs
Property	Original Mortgage Financing	Cash Acquisition Costs, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) Cash over Cash Expenditures
Prime Outlets — Anderson	$3,988,173	$7,666,150	$11,654,323	$12,011,132
Prime Outlets — Odessa	$—	$2,887,658	$2,887,658	$4,099,509
Prime Outlets — Morrisville	$—	$19,780,805	$19,780,805	$5,606,723
Prime Outlets — Warehouse Row	$—	$5,882,710	$5,882,710	$5,569,861
Liberty Gardens	$9,150,000	$1,673,014	$10,823,014	$534,892
Northwood Apartments	$7,888,000	$10,379,543	$8,000,000	$212,320
ASC Capital Holdings	$$4,625,000	$2,948,899	$7,573,899	$(1,113,436)
Prime Outlets — Hilsboro	$28,257,364	$32,314,665	$60,572,029	$18,308,069
Prime Outlets — Tracy	$12,114,635	$11,125,045	$23,239,680	$21,127,506
Prime Outlets — Burlington	$12,971,187	$12,646,131	$25,617,318	$14,792,344
Prime Outlets — Fremont	$12,467,079	$15,327,382	$27,794,461	$33,372,145
Prime Outlets — Oshkosh	$12,833,669	$18,800,752	$31,634,421	$18,322,583
Prime Outlets — Lodi	$23,481,000	$3,868,966	$27,349,966	$18,671,603

**	Mortgage balances paid off in 10/11/06 refinance. Outstanding amount at 10/11/06 was $37.2 million. Mortgage proceeds were sent to partnership

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30,000,000 shares of common stock — maximum offering
LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

$10.00 PER SHARE Minimum Initial Purchase — 100 Shares
(300 shares for tax-exempt entities)

We are offering up to 30,000,000 shares of common stock to investors who meet our suitability standards and up to 4,000,000 shares of common stock to participants in our distribution reinvestment plan. Pursuant to a Warrant Purchase Agreement, we may issue to our affiliate, Lightstone Securities, LLC, warrants to purchase 600,000 shares, which warrants will be transferred to the participating broker-dealers. We are registering these 600,000 warrants for sale as soliciting dealer warrants, as well as 600,000 shares of common stock issuable upon exercise of those warrants.

Investing in us involves a high degree of risk. See “Risk Factors” beginning on page 23 for a discussion of the risks which should be considered in connection with your investment in our common stock. Some of these risks include:

•	Except as described in “Real Property Investments — Specified Investments,” we do not currently own any properties, we have not identified any properties to acquire with the offering proceeds and we have limited operating history and no established financing sources;
•	No public market currently exists for our shares of common stock, no public market for those shares may ever exist and our shares are illiquid;
•	There are substantial conflicts between the interests of our investors, our interests and the interests of our advisor, sponsor and our respective affiliates regarding affiliate compensation, investment opportunities and management resources because David Lichtenstein, the Chairman of our board of directors and our Chief Executive Officer, is the sole owner of our sponsor, our advisor and our property manager. The sponsor and advisor may compete with us and acquire properties that suit our investment objectives; we have no employees that do not also work for our sponsor or advisor and the advisor is not obligated to devote any fixed, minimum amount of time or effort to management of our operations;
•	We may maintain a level of leverage as high as 300% of our net assets, as permitted under our charter;
•	There are limitations on ownership and transferability of our shares that prohibit five or fewer individuals from beneficially owning more than 50% of our outstanding shares during the last half of each taxable year and, subject to exceptions, restrict any person from beneficially owning more than 9.8% in value of our aggregate outstanding stock or more than 9.8% in number of shares or value of our common stock;
•	Our investment policies and strategies may be changed without stockholder consent;
•	We are obligated to pay substantial fees to our advisor and its affiliates, including fees payable upon the sale of properties, and our incentive advisor fee structure may result in our advisor recommending riskier or more speculative investments;
•	We may make distributions that include a return of principal and may need to borrow to make these distributions;
•	These are speculative securities and this investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

This offering will end on or before June 30, 2008, unless extended to a date not later than December 1, 2008. As we have achieved the minimum offering, we no longer deposit subscription payments in an escrow account held by the escrow agent, Trust Company of America.

The dealer manager of the offering, Lightstone Securities, LLC, is not required to sell a specific number or dollar amount of shares but will use its best efforts to sell 30,000,000 of our shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in us is not permitted.

	Per Share		Max. Offering
Public offering price	$10.00	(1)	$300,000,000
Selling commissions(2)	$—		—
Dealer manager fee(2)	$—		—
Proceeds, before expenses, to us	$10.00		$300,000,000

(1)	The offering price per share of common stock issuable pursuant to our distribution reinvestment program is initially $9.50.
(2)	All dealer manager fees, selling commissions and organization and offering expenses will be paid for with the proceeds of our sale to Lightstone SLP, LLC, which is controlled by our sponsor, of special general partner interests from Lightstone Value Plus REIT LP, our operating partnership. Distributions with respect to these special general partner interests will be made only after stockholders have received a stated preferred return.

PROSPECTUS DATED January 23, 2008

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SUITABILITY STANDARDS

Because an investment in our common stock is risky and is a long-term investment, it is suitable and appropriate for you only if you have adequate financial means to make this investment, you have no immediate need for liquidity in your investment and you can bear the loss of your investment.

Therefore, we have established financial suitability standards for investors who purchase shares of our common stock, which we sometimes refer to as the “shares.” In addition, residents of some states must meet higher suitability standards under state law. These standards require you to meet the applicable criteria below. In determining your net worth, do not include your home, home furnishings or your automobile.

General Standards for all Investors

•	The investor has either (i) a net worth of at least $150,000, or, (ii) an annual gross income of $45,000 and a minimum net worth of $45,000.

Standards for Investors from Arizona, California, Iowa, Massachusetts, Michigan, North Carolina, Tennessee and Texas

•	The investor has either (i) a net worth of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth of at least $225,000.

Standards for Investors from Maine

•	The investor has either (i) a net worth of at least $50,000 and an annual gross income of at least $50,000, or (ii) a net worth of at least $200,000.

Standards for investors from Minnesota

•	The investor has either (a) a net worth of at least $95,000 and an annual gross income of at least $95,000, or (b) a net worth of at least $250,000.

Standards for Investors from Kansas and Missouri

•	the investor (i) invests no more than 10% of the investor’s net worth in us and (ii) has either (a) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (b) a net worth of at least $250,000. “It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable Securities.”

Standards for Investors from New Hampshire

•	The investor has either (i) a net worth of at least $125,000 and an annual gross income of at least $50,000, or (ii) a net worth of at least $250,000.

Standards for subscribers from New Mexico

•	The investor has either (a) a net worth of at lease $70,000 and an annual income of at least $70,000, or (b) a net worth of at least $250,000 (exclusive of home, home furnishings and automobiles).

The foregoing suitability standards must be met by the investor who purchases the shares. In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the common stock if the donor or the grantor is the fiduciary. Investors with investment discretion over assets of an employee benefit plan covered by ERISA should carefully review the information in the section entitled “ERISA Considerations.”

In the case of gifts to minors, the suitability standards must be met by the custodian of the account or by the donor.

In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C. In addition, our sponsor, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Executed subscription agreements will be maintained in our records for six years.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

The date of this Prospectus is January 23, 2008

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PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. Because this is a summary, it does not contain all the information that may be important to you. You should read this entire prospectus and its appendices carefully before you decide to invest in our shares of common stock.

Lightstone Value Plus Real Estate Investment Trust, Inc.

We are a Maryland corporation incorporated on June 8, 2004. Beginning with 2005, our first taxable year, we have elected to be taxed as a real estate investment trust, or a “REIT”, for federal and state income tax purposes. We were formed as a corporation with perpetual existence; however, our corporate existence may be terminated upon our dissolution and the liquidation of our assets in accordance with the terms of our charter.

Our principal executive offices are located at 326 Third Street, Lakewood, New Jersey 08701, our telephone number is (732) 367-0129 and our website address is www.lightstonereit.com.

The Types of Real Estate that We Plan to Acquire and Manage

We intend to acquire residential and commercial properties, principally in the continental United States. Our acquisitions may include both portfolios and individual properties. We expect that our commercial holdings will consist of retail (primarily multi-tenanted shopping centers), lodging (primarily extended stay hotels), industrial and office properties and that our residential properties will be principally comprised of “Class B” multi-family complexes. For a definition of “Class B” properties, see “Investment Objectives and Policies — Real Estate Investments.”

Some of our properties may be acquired through our affiliates. As of the date of this prospectus, we have made six real property acquisitions, each described in “Real Property Investments — Specified Investments.”

Our Sponsor, Promoters, Advisor, Dealer Manager, Property Manager and Operating Partnership

Our sponsor, David Lichtenstein, who does business as The Lightstone Group and wholly owns the limited liability company of that name, is one of the largest private residential and commercial real estate owners and operators in the United States today. Our sponsor has a portfolio of over 18,000 residential units, 687 extended stay hotels, and approximately 29,000,000 square feet of retail, office and industrial properties located in 46 states, the District of Columbia, Puerto Rico and Canada. Based in New York, and supported by regional offices in New Jersey, Illinois, South Carolina and Maryland, our sponsor employees approximately 14,000 staff and professionals.

Our sponsor and its affiliates have acquired over 190 projects including numerous properties and portfolios from major national public and privately-held real estate companies such as Home Properties (NYSE:HME), Acadia Realty Trust (NYSE:AKR), Liberty Property Trust (NYSE:LRY), The Rouse Company (NYSE:RSE), Prime Retail Inc. (NASDAQ:PMRE), Prime Group Realty Trust (NYSE:PGE), F & W Management Company, United Dominion Realty Trust (NYSE:UDR) Intel Corporation (NASDAQ:INTC), Pennsylvania Real Estate Investment Trust (NYSE:PEI), Archon Group, an affiliate of Polaris Capital, and The Blackstone Group.

Certain officers and directors of The Lightstone Group and its affiliates also have senior management positions with us. These directors and executive officers, whose positions and biographical information can be found under the heading “Our Directors and Executive Officers,” below, are David Lichtenstein, Bruno de Vinck, Jenniffer Collins, Joseph Teichman and Stephen Hamrick.

Assuming we sell 30,000,000 shares in this offering, the organization and offering expenses, including selling commissions and the dealer manager fee, are expected to be approximately $30,000,000. We will sell special general partner interests in Lightstone REIT LP, our operating partnership, which we sometimes refer to as the “special general partner interests,” to Lightstone SLP, LLC, which is controlled by our sponsor. We will use the proceeds from this sale to pay all costs and expenses of this offering (including organizational expenses, dealer manager fees and selling commissions). These special general partner interests will not require an initial cash investment by us and are not exchangeable for shares of our common stock. Thus, unlike other REITs, which do not have a public trading market and typically invest 85% – 90% of the gross proceeds of their offerings in the purchase of properties, we expect to use all of the gross proceeds of our offering in connection with the purchase of properties, the payment of fees and expenses associated with such properties and the establishment of reserves. However, while not assured, Lightstone SLP, LLC receives distributions after stockholders receive a 7% cumulative return, including up to 40% of proceeds after stockholders receive a 12% cumulative return upon sale or other disposition of our properties, while sponsors of other REITs typically receive up to 15% of proceeds after their stockholders receive a 6% or more cumulative return. Although Lightstone SLP, LLC will not receive any distributions until our stockholders receive a 7% cumulative return, any distributions it does receive will lower distributions made to our stockholders. See “Compensation Table.”

Lightstone Value Plus REIT LLC is wholly owned by David Lichtenstein, the sole owner of The Lightstone Group, our sponsor, and is our advisor. Our advisor, together with our board of directors (see “Our Directors and Senior Management”), will be primarily responsible for making investment decisions. Lightstone Value Plus REIT Management LLC is also wholly owned by David Lichtenstein, the sole owner of our sponsor, and is our property manager. Mr. Lichtenstein also owns and controls Lightstone SLP, LLC, the special general partner of our operating partnership, and acts as our Chairman and Chief Executive Officer. As a result, he controls both the general partner and special general partner of our operating partnership and is thus the sole ultimate decision-maker of our operating partnership.

Our structure is generally referred to as an “UPREIT” structure. Substantially all of our assets will be held through Lightstone Value Plus REIT LP, a Delaware limited partnership, which we sometimes refer to as the “operating partnership.” This structure will enable us to acquire assets from other partnerships and individual owners in a manner that will defer the recognition of gain to the partners of the acquired partnerships or the individual owners, assuming certain conditions are met. We will provide our stockholders with appropriate tax information including a Form 1099.

We do not have and will not have any employees that are not also employed by our sponsor or its affiliates. We depend substantially on our advisor, which generally has responsibility for our day-to-day operations. Under the terms of the advisory agreement, the advisor also undertakes to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors.

Certain of our affiliates, including our sponsor, promoters, advisor, dealer manager and property manager will receive substantial fees and profits in connection with this offering. Such compensation is described more fully below under the heading “Compensation Table” and includes: selling commissions and a dealer manager fee payable to the dealer manager, acquisition fees, asset management fees, regular and liquidation distributions with respect to the special general partner interests, reimbursement of certain expenses, and property management fees payable to our property manager.

The principal executive offices of our advisor are located at 326 Third Street, Lakewood, New Jersey 08701 and their telephone number is (732) 367-0129.

Our Structure

The following chart depicts the services that affiliates or the sponsor will render to us, and our structure:

Summary Risk Factors

Investment in shares of our common stock involves risks which are described in detail under “Risk Factors.” If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The most significant risks relating to this offering and an investment in our shares include:

•	You may not have the opportunity to evaluate all of our investments before you make your purchase of our common stock, which makes your investment more speculative;
•	There are numerous conflicts of interest between the interests of investors and our interests or the interests of our advisor, our sponsor, and their respective affiliates;
•	The special general partner interests will entitle a wholly owned subsidiary of our sponsor to certain payments and distributions that will significantly reduce the distributions available to stockholders after they receive a 7% cumulative return on their net investment;
•	Except as described in “Real Property Investments — Specified Investments,” we do not currently own any properties and we have not identified any properties to acquire with the offering proceeds;
•	We may not be able to continue to make distributions and we may borrow to make distributions, which could reduce the cash available to us, and these distributions made with borrowed funds may constitute a return of capital to stockholders;
•	The profitability of attempted acquisitions is uncertain;
•	The bankruptcy or insolvency of a major tenant would adversely impact us;
•	There are limitations on ownership and transferability of our shares;
•	We have limited operating history and no established financing sources;
•	Our investment policies and strategies may be changed without stockholder consent;
•	We are obligated to pay substantial fees to our advisor and its affiliates, including fees payable upon the sale of properties;
•	The incentive advisor fee structure may result in our advisor recommending riskier or more speculative investments;
•	No public market currently exists for our shares of common stock, no public market for our shares may ever exist and our shares are illiquid;
•	There are significant risks associated with maintaining as high level of leverage as permitted under our charter (which permits leverage of up to 300% of our net assets);
•	Our advisor may have an incentive to incur high levels of leverage due to the fact that asset management fees payable to our advisor are based on total assets, including assets purchased with indebtedness;
•	Our dealer manager has not conducted an independent review of this prospectus;
•	Our property manager has no direct experience as a property manager and relies on affiliated and unaffiliated, fully established management companies to provide all property management services to our properties;
•	We may fail to continue to qualify as a REIT for taxation purposes;
•	Our share repurchase program is subject to numerous restrictions, may be cancelled at any time and should not be relied upon as a means of liquidity; and
•	We may be deemed to be an investment company under the Investment Company Act of 1940 and thus subject to regulation under that Act.

Conflicts of Interest

Conflicts of interest may exist between us and some of our affiliates, including our advisor. Some of these potential conflicts include:

•	The possibility that our affiliates may invest in properties that meet our investment profile;
•	competition for the time and services of personnel that work for us and our affiliates;
•	substantial compensation payable by us to our advisor, property manager, dealer manager and affiliates for their various services, which may not be on market terms and is payable, in some cases, whether or not our stockholders receive distributions;
•	the possibility that we may acquire or consolidate with our advisor or property manager; and
•	the possibility that we may do business with entities that have pre-existing relationships with our affiliates which may result in a conflict between our business and the ongoing business relationships our affiliates have with each other.

Conflicts of interest may also arise in connection with the potential sale or refinancing of our properties or the enforcement of agreements.

See “Conflicts of Interest” for more details of these and other conflicts of interest.

Factors Used to Determine Offering Price

Our board of directors determined the offering price of the common stock and such price bears no relationship to any established criteria for valuing issued or outstanding shares. It determined the offering price of our shares of common stock based primarily on the range of offering prices of other REITs that do not have a public trading market. In addition, our board of directors set the offering price of our shares at $10, a round number, in order to facilitate calculations relating to the offering price of our shares. However, the offering price of our shares of common stock may not reflect the price at which the shares may trade if they were listed on an exchange or actively traded by brokers, nor of the proceeds that a stockholder may receive if we were liquidated or dissolved.

Estimated Use of Proceeds

The proceeds from this offering will be used in connection with the purchase of real estate. The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. This first scenario indicates approximate actual proceeds as of September 30, 2007, and the second scenario assumes that we sell the maximum of 30,000,000 shares in this offering at $10 per share. Under the second scenario, we have not given effect to the following:

•	any special sales or volume discounts which could reduce selling commissions; or
•	the sale of the maximum of 4,000,000 shares of common stock in our distribution reinvestment program at $9.50 per share.

	Dollar Amount as of September 30, 2007	Percent	Maximum Dollar Amount	Percent
Gross offering proceeds	$114,350,000	100.0%	$300,000,000	100.0%
Less Offering Expenses:(1)
Selling commissions and dealer manager fee(2)	8,107,000	7.1%	24,000,000	8.0%
Organization and other offering costs(3)	3,335,000	2.9%	6,000,000	2.0%
Amount available for investment(4)	102,908,000	90%	270,000,000	90%
Acquisition fees(5)	6,173,000	5.3%	8,250,000	2.8%
Acquisition expenses(6)	910,000	0.79%	3,000,000	1.0%
Initial working capital reserves	—	0%	1,500,000	0.5%
Total offering proceeds available for investment	95,825,000	83.91%	257,250,000	85.7%
Proceeds from sale of interests to Sponsor(1)	11,442,000	—	30,000,000	—
Total proceeds available for investment	$107,267,000	—	$287,250,000	—

(1)	All dealer manager fees, selling commissions and other organization and offering expenses in an aggregate amount of up to $30,000,000 will be paid using proceeds from the sale of special general partner interests to Lightstone SLP, LLC. In consideration for its agreement to purchase the special general partner interests of our operating partnership, at a cost of $100,000 per unit, the purchase price of which will be repaid only after stockholders receive a stated preferred return and their net investment, Lightstone SLP, LLC will be entitled to a portion of any regular distributions made by the operating partnership, but only after our stockholders receive a stated preferred return. To the extent that dealer manager fees, selling commissions and other organization and offering expenses exceed $30,000,000, Lightstone SLP, LLC will pay such fees, commissions and expenses directly and shall not receive any special general partner interests in connection with such payments.
(2)	We anticipate paying a maximum of $24,000,000 of selling commissions and dealer manager fees using proceeds from the sale of special general partner interests to Lightstone SLP, LLC. This includes selling commissions generally equal to 7% of aggregate gross offering proceeds and a dealer manager fee of up to 1% of aggregate gross offering proceeds, both of which are payable to Lightstone Securities, our affiliate. See “Plan of Distribution — Volume Discounts” for a description of volume discounts. Lightstone Securities, in its sole discretion, intends to reallow selling commissions of up to 7% of gross offering proceeds to unaffiliated broker-dealers participating in this offering attributable to the amount of shares sold by them. In addition, Lightstone Securities may reallow a portion of its dealer manager fee to participating dealers in the aggregate amount of up to 1% of gross offering proceeds to be paid to such participating dealers as marketing fees, based upon such factors as the volume of sales of such participating dealers, the level of marketing support provided by such participating dealers and the assistance of such participating dealers in marketing the offering, or to reimburse representatives of such participating dealers for the costs and expenses of attending our educational conferences and seminars. The amount of selling commissions may often be reduced under certain circumstances for volume discounts. See the “Plan of Distribution” section of this prospectus for a description of such provisions.
(3)	We anticipate paying a maximum of $6,000,000 of organization and other offering costs using proceeds from the sale of special general partner interests to Lightstone SLP, LLC. Organization costs consist of actual legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including, but not limited to, salaries and direct expenses incurred by our advisor while engaged in registering the shares, other organization costs, technology costs and expenses attributable to the offering, and the costs and payment or reimbursement of bona fide due diligence expenses. Our advisor will be responsible for the payment of such organization costs and we will reimburse our advisor for such costs to the extent that the total organization and offering expenses, including selling commissions, the dealer manager fee and all other underwriting compensation, does not exceed 10% of the gross offering proceeds from our offering. Any costs in excess of this amount will be paid exclusively by our advisor without recourse against or reimbursement by us. We currently estimate that approximately $6,000,000 of organization costs, other than selling commissions and the dealer manager fee, will be incurred if the maximum offering of 30,000,000 shares is sold.
(4)	Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, the working capital reserves of the Lightstone Value Plus Real Estate Investment Trust, Inc., may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.
(5)	Acquisition and advisory fees do not include acquisition expenses. Acquisition fees exclude any construction fee paid to a person who is not our affiliate in connection with construction of a project after our acquisition of the property. Although we assume that all the foregoing fees will be paid by the sellers of property, sellers generally fix the selling price at a level sufficient to cover the cost of any acquisition fee so that, in effect, we, as purchaser, will bear such fee as part of the purchase price. The “Maximum Dollar Amount” presentation in the table is based on the assumption that we will not borrow any money to purchase properties.
(6)	Acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties, whether or not acquired. Costs related to the origination of loans for the purchase or refinancing of a property are excluded from this amount. We will reimburse our advisor for acquisition expenses up to a maximum amount which, collectively with all acquisitions fees and expenses, will not exceed, in the aggregate, 5% of the gross contract price.

Primary Business Objectives and Strategies

Our primary objective is to achieve capital appreciation with a secondary objective of income without subjecting principal to undue risk. We intend to achieve this goal primarily through investments in real estate properties.

Unlike other REITs, which typically specialize in one sector of the real estate market, we intend to invest in both residential and commercial properties to provide a more general risk profile and take advantage of our sponsor’s expertise in acquiring larger properties and portfolios of both residential and commercial properties.

The following is descriptive of our investment objectives and policies:

•	Reflecting a flexible operating style, our portfolio is likely to be diverse and include properties of different types (such as retail, lodging, office, industrial and residential properties); both passive and active investments; and joint venture transactions. The portfolio is likely to be determined largely by the purchase opportunities that the market offers, whether on an upward or downward trend. This is in contrast to those funds that are more likely to hold investments of a single type, usually as outlined in their charters.
•	We may invest in properties that are not sold through conventional marketing and auction processes. Our investments may be at a dollar cost level lower than levels that attract those funds that hold investments of a single type.
•	We may be more likely to make investments that are in need of rehabilitation, redirection, remarketing and/or additional capital investment.
•	We may place major emphasis on a bargain element in our purchases, and often on the individual circumstances and motivations of the sellers. We will search for bargains that become available due to circumstances that occur when real estate cannot support the mortgages securing the property.
•	We intend to pursue returns in excess of the returns targeted by real estate investors who target a single type of property investment.

We cannot assure you that we will attain these objectives.

If we have not provided some form of liquidity for our stockholders or if our company is not liquidated, generally within seven to ten years after the proceeds from the offering are fully invested, we will cease reinvesting our capital and sell the properties and other assets, either on a portfolio basis or individually, or engage in another transaction approved by our board of directors, market conditions permitting, unless the directors (including a majority of the independent directors) determine that, in light of our expected life at any given time, it is deemed to be in the best interest of the stockholders to reinvest proceeds from property sales or refinancings. Alternatively, we may merge with, or otherwise be acquired by, our sponsor or its affiliates. We expect that in connection with such merger or acquisition transaction, our stockholders would receive cash or shares of a publicly traded company. The terms of any such transaction must be approved by a majority of our board of directors which includes a majority of our independent directors. Such merger or acquisition transaction would also require the affirmative vote of a majority of the shares of our common stock. To assist with this process, the board of directors or a special committee of the board of directors established to consider the transaction will retain a recognized financial advisor or institution providing valuation services to serve as its financial advisor. The financial advisor will be required to render an opinion to the board of directors or special committee with respect to the fairness to our stockholders from a financial point of view of the consideration to be paid in the merger or acquisition transaction.

We intend to provide stockholders with regular quarterly distributions. Our ability to pay regular distributions will depend upon a variety of factors, and we cannot assure that distributions will be made. As such, we are unable to determine the maximum time from the closing date that an investor may have to wait to receive distributions.

Distribution Reinvestment and Share Repurchase Programs

Our distribution reinvestment program provides investors with an opportunity to purchase additional shares of our common stock at a discount, by reinvesting distributions. Our share repurchase program may, subject to restrictions, provide investors with limited, interim liquidity by enabling them to sell their shares back to us. However, our board of directors reserves the right to terminate either program for any reason without cause by providing written notice of termination of the distribution reinvestment program to all participants or written notice of termination of the share repurchase program to all stockholders, in the case of the share repurchase program. Both programs are described in greater detail under the heading Distribution Reinvestment and Share Repurchase Programs, below.

Acquisition Strategy

We intend to acquire residential and commercial properties principally, substantially all of which will be located in the continental United States. Our acquisitions may include both portfolios and individual properties. We expect that our commercial holdings will consist of retail (primarily multi-tenanted shopping centers), lodging (primarily extended stay hotels), industrial and office properties and that our residential properties will be principally comprised of “Class B” multi-family complexes.

We expect that we will acquire the following types of real estate interests:

•	Fee interests in market-rate, middle market multifamily properties at a discount to replacement cost located either in emerging markets or near major metropolitan areas. We will attempt to identify those sub-markets with job growth opportunities and demand demographics which support potential long-term value appreciation for multifamily properties.
•	Fee interests in well-located, multi-tenanted, community, power and lifestyle shopping centers and malls located in highly trafficked retail corridors, in selected high-barrier to entry markets and sub-markets. We will attempt to identify those sub-markets with constraints on the amount of additional property supply will make future competition less likely.
•	Fee interests in improved, multi-tenanted, industrial properties located near major transportation arteries and distribution corridors with limited management responsibilities.
•	Fee interests in improved, multi-tenanted, office properties located near major transportation arteries in urban and suburban areas.
•	Fee interests in lodging properties located near major transportation arteries in urban and suburban areas.

We expect that all of the properties will be owned by subsidiary limited partnerships or limited liability companies. These subsidiaries will be single-purpose entities that we create to own a single property, and each will have no assets other than the property it owns. These entities represent a useful means of shielding our operating partnership from liability under state laws and will make the underlying properties easier to transfer. However, tax law disregards single-member LLCs and so it will be as if the operating partnership owns the underlying properties for tax purposes. Use of single-purpose entities in this manner is customary for REITs.

Our independent directors are not required to approve all transactions involving the creation of subsidiary limited liability companies and limited partnerships that we intend to use for investment in properties on our behalf. These subsidiary arrangements are intended to ensure that no environmental or other liabilities associated with any particular property can be attributed against other properties that the operating partnership or we will own. The limited liability aspect of a subsidiary’s form will shield parent and affiliated (but not subsidiary) companies, including the operating partnership and us, from liability assessed against it. No additional fees will be imposed upon the REIT by the subsidiary companies’ managers and these subsidiaries will not affect our stockholders’ voting rights.

Summary of Current Portfolio

The following table summarizes the properties acquired by the REIT as of the date of this prospectus, for further information regarding the properties, see “Real Property Investments,” beginning on page 103:

Property	Location	Total Square Feet/Number of Units Occupied(1)	Date Acquired
Florida factory outlet mall	St. Augustine, Florida	312,000	March 31, 2006
Portfolio of four apartment communities	Dearborn Heights, MI (2 properties) Roseville Heights, MI (1 property) Westland, MI (1 property)	1,017	June 29, 2006
Nebraska retail shopping mall	Omaha, NE	177,303	December 21, 2006
Sub-leasehold interest in a Manhattan office building	New York, NY	915,000	January 4, 2007
Portfolio of industrial and office properties	New Orleans, LA (7 properties) Baton Rouge, LA (3 properties) San Antonio, TX (4 properties)	1,000,000	February 1, 2007
Brazos Crossing retail mall	Lake Jackson, TX	61,287	June 29, 2007
Sarasota industrial property	Sarasota, FL	281,000	November 15, 2007
Portfolio of five apartment communities	Charlotte, NC (2 properties) Greensboro, NC (2 properties) Tampa, FL	1,576	November 16, 2007
Two Houston extended stay hotels	Houston, TX Sugar Land, TX	290	October 17, 2007

(1)	All figures for total square footage and number of units occupied are approximations.

Financing Strategy

Our financing strategy is as follows:

We intend to utilize leverage to acquire our properties. The number of different properties we will acquire will be affected by numerous factors, including, the amount of funds available to us. When interest rates on mortgage loans are high or financing is otherwise unavailable on terms that are satisfactory to us, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. There is no limitation on the amount we may invest in any single property or on the amount we can borrow for the purchase of any property.

Our aggregate borrowings, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by our board of directors at least quarterly. The maximum amount of these borrowings in relation to net assets will not exceed 300% of net assets in the absence of a satisfactory showing that a higher level of borrowing is appropriate, approval by a majority of the independent directors and disclosure to our stockholders. Net assets means our total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any excess in borrowing over this 300% level will be approved by a majority of independent directors and disclosed to our stockholders in our next quarterly report, along with justification for such excess.

Further, our charter limits our aggregate long-term permanent borrowings to 75% of the aggregate fair market value of all properties unless any excess borrowing is approved by a majority of the independent directors and is disclosed to our stockholders. We may also incur short-term indebtedness, having a maturity of two years or less.

In addition, our charter prohibits us from making or investing in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed 85% of the property’s appraised value, unless substantial justification exists and the loans would not exceed the property’s appraised value.

By operating on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although our liability for the repayment of indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. We will endeavor to obtain financing on the most favorable terms available. Lenders may have recourse to assets not securing the repayment of the indebtedness. Our sponsor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

Operations

Our property manager will manage and lease substantially all of the properties that we acquire with the existing management and leasing staff of its affiliates and where appropriate, it may acquire and incorporate the existing management and leasing staffs of the portfolio properties we acquire.

Although we are not limited as to the geographic area where we may conduct our operations, we intend to invest in properties located near our sponsor’s existing operations to achieve economies of scale where possible. Our sponsor currently maintains operations throughout the United States (Hawaii, South Dakota, Vermont and Wyoming excluded), as well as the District of Columbia, Puerto Rico and Canada. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering. We will consider relevant real estate property and financial factors, including the location of the property, its income-producing capacity, its suitability for any future development the prospects for long-range appreciation, its liquidity and income tax considerations. In this regard, our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	leases, licenses and temporary tenants;
•	plans and specifications;
•	occupancy history;
•	sales reports;
•	zoning analyses and future development potential;
•	traffic flow, car count and parking studies;
•	trends in area;
•	tenant mix;
•	environmental and engineering reports;
•	projections, surveys and appraisals;
•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•	audited financial statements covering recent operations of properties having operating histories unless such statements are not required to be filed with the Securities and Exchange Commission and delivered to our stockholders; and
•	title and liability insurance policies.

Terms of the Offering

We are offering a maximum of 30,000,000 shares of our common stock in this offering. We are offering these shares on a best efforts basis through the dealer manager at $10.00 per share, subject to volume discounts in some cases. An offering on a best efforts basis is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered and, therefore, no specified number of securities are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the offering. In addition, 75,000 shares have been authorized and reserved for issuance under our stock option plan for independent directors.

See the “Plan of Distribution” for a description of the terms of the offering.

Suitability Standards

In order to purchase shares, you must meet the financial suitability standards we have established for this offering. In general you must have either $45,000 in annual gross income and a minimum net worth of $45,000 or $150,000 minimum net worth. Residents of Arizona, California, Iowa, Kansas, Maine, Massachusetts, Michigan, Minnesota, Missouri, New Hampshire, New Mexico, North Carolina, Tennessee and Texas must meet higher financial standards, however. Employee benefit plans covered by ERISA must consider additional factors before investing. To invest in this offering, you must complete a subscription agreement which, in part, provides that you meet these standards.

Shares Currently Outstanding

As of December 31,2007, there were approximately 13.6 million shares of our common stock outstanding. The number of shares of our common stock outstanding prior to this date does not include shares issuable upon exercise of options which may be granted under our stock option plan.

Distributions

Federal income tax law requires that a REIT distribute annually at least 90% of its REIT taxable income. In order to qualify for REIT status, we may be required to make distributions in excess of cash available. For a discussion of the tax treatment of distributions to you, see “Federal Income Tax Considerations.”

Distributions will be at the discretion of the board of directors. While we intend to commence distributions within 60 days after an acquisition of a property, distributions might not commence for up to one year after a particular property acquisition. Our ability to pay regular distributions and the size of these distributions will depend upon a variety of factors. For example, our borrowing policy permits us to incur short-term indebtedness, having a maturity of two years or less, and we may have to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. We cannot assure that regular distributions will continue to be made or that we will maintain any particular level of distributions that we may establish.

We will be an accrual basis taxpayer, and as such our REIT taxable income could be higher than the cash available to us. We may therefore borrow to make distributions, which could reduce the cash available to us, in order to distribute 90% of our REIT taxable income as a condition to our election to be taxed as a REIT. These distributions made with borrowed funds may constitute a return of capital to stockholders. “Return of capital” refers to distributions to investors in excess of net income. To the extent that distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such distributions might not reduce stockholders’ aggregate invested capital. Because our earnings and profits are reduced for depreciation and other non-cash items, it is likely that a portion of each distribution will constitute a tax-deferred return of capital for federal income tax purposes.

Is an Investment in Us Appropriate for You?

An investment in us might be appropriate as part of your investment portfolio if you are looking for regular distributions. Our goal is to pay regular quarterly distributions to our stockholders. We are planning to achieve this goal by acquiring and managing a portfolio of commercial and residential properties. We cannot guarantee that we will achieve this goal. Moreover, distributions will be made at the discretion of our board of directors, and we cannot assure that regular distributions will be made or that any particular level of distributions established in the future, if any, will be maintained. In order to be qualified as a REIT, we are required under federal income tax law to distribute at least 90% of our REIT taxable income. If we fail to make such distributions, we will not be able to maintain our qualification as a REIT.

An investment in us will not be appropriate for you unless you are prepared to retain our shares for approximately seven to ten years. There is no public trading market for our shares and we do not expect a public trading market for our shares to develop in the near term. The absence of an active public market for our shares could impair your ability to sell our stock at a profit or at all. Within seven to ten years after the net proceeds of this offering are fully invested, our board of directors may determine that it is in our best interests to apply to have the shares listed on a national stock exchange or included for quotation on a national market system if we meet the applicable listing requirements at that time. Alternatively, our board of directors may decide that it is in our best interests to liquidate or to merge or otherwise consolidate with a publicly-traded REIT or merge with, or otherwise be acquired by, our sponsor or its affiliates. Therefore, our shares should be purchased as a long term investment only.

Compensation Table

The following table discloses the compensation which we may pay to our advisor, property manager, dealer manager, The Lightstone Group and their affiliates. For methods of calculation and definitions of terms used in this table, see “Compensation Table.” For a description of an undertaking that we have made to limit compensation paid to our affiliates, see “Compensation Restrictions” and “Reports to Stockholders.”

Non-subordinated Payments

The following aggregate amounts of compensation, allowances and fees we may pay to our affiliates are not subordinated to the returns on initial investments that we are required to pay to our stockholders.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
Organizational and Offering Stage
Selling commissions paid to Lightstone Securities.	Up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Lightstone Securities, our dealer manager, intends to reallow 100% of commissions earned for those transactions that involve participating broker-dealers.	We currently estimate selling commissions of $21,000,000 if the maximum offering of 30,000,000 shares is sold (without giving effect to any special sales or volume discounts which could reduce selling commissions).
We will sell special general partner interests of our operating partnership to Lightstone SLP, LLC, which is controlled by our sponsor, and use the sale proceeds to pay all selling commissions.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
Dealer manager fee paid to Lightstone Securities.	Up to 1% of gross offering proceeds before reallowance to participating broker-dealers. Lightstone Securities, in its sole discretion, may reallow a portion of its dealer manager fee of up to 1% of the gross offering proceeds to be paid to such participating broker-dealers. This fee is in addition to the reimbursement of other organization and offering expenses described below.	We currently estimate a dealer manager fee of approximately $3,000,000 if the maximum offering of 30,000,000 shares is sold.
We will sell special general partner interests of our operating partnership to Lightstone SLP, LLC, which is controlled by our sponsor, and use the sale proceeds to pay all selling commissions.
Note: Our unique compensation arrangement.	The selling commissions, all of which Lightstone Securities will reallow to unaffiliated broker-dealers, and dealer manager fee are unsubordinated payments that we are contractually obligated to make regardless of our sale of the special general partner interests. In a separate agreement, however, Lightstone SLP, LLC committed to purchase special general partner interests, which will be issued each time a closing occurs, at a price of $100,000 for each $1,000,000 in subscriptions that we accept. Our sponsor will independently finance Lightstone SLP’s purchases of these units without using any funds that we receive from the sale of our common stock. As a result, we will be able to use all of the proceeds from the sale of our common stock to invest in real properties.
We will use the funds received for the special general partner interests to pay the unsubordinated selling commissions and dealer manager fee described above and the additional offering and organization expenses discussed below.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
In consideration of its purchase of special general partner interests, Lightstone SLP, LLC will receive an interest in our regular and liquidation distributions. See “Compensation Table — Subordinated Payments.” These distributions to Lightstone SLP, LLC are always subordinated to our stockholders’ receipt of a stated preferred return and are unrelated to the payments to our dealer manager and unaffiliated soliciting dealers discussed above.
Reimbursement of organization and other offering costs.	Our advisor or affiliates will advance all organization and other offering costs, which consist of actual legal, accounting, printing and other accountable expenses (including sales literature and the prospectus), other than selling commissions and the dealer manager fee. We will reimburse our advisor or affiliates for organization costs of up to 2% of gross offering proceeds, using the proceeds from the sale of the special general partner units to Lightstone SLP, LLC.	We currently estimate organization and offering expenses, including the selling commissions and dealer manager fees discussed above, of approximately $30,000,000 if the maximum offering of 30,000,000 shares is sold.
If organization and offering expenses, including the selling commissions and dealer manager fee discussed above, exceed 10% of the proceeds raised in this offering, the excess will be paid by our advisor without recourse to us and will not be exchangeable into special general partner interests of our operating partnership.
Acquisition Stage
Acquisition fee and expenses paid to our advisor.	Our advisor will be paid an amount, equal to 2.75% of the gross contract purchase price (including any mortgage assumed) of the property purchased, as an acquisition fee. Our advisor will also be reimbursed for expenses that it incurs in connection with purchase of the property.

The acquisition fee and expenses for any particular property, including amounts payable to affiliates, will not exceed, in the aggregate, 5% of the gross contract purchase price (including any mortgage assumed) of the property.	The following amounts may be paid as an acquisition fee and for the reimbursement of acquisition expenses:

$33,000,000 if 30,000,000 shares are sold (assuming aggregate long-term permanent leverage of approximately 75%)

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
	If we request additional services, the compensation will be provided on separate agreed-upon terms and the rate will be approved by a majority of disinterested directors, including a majority of the disinterested independent directors, as fair and reasonable for us.	However, the actual amounts cannot be determined at the present time.
Operational Stage
Property management fee paid to our property manager, Lightstone Value Plus REIT Management LLC. This fee will be paid for services in connection with the rental, leasing, operation and management of the properties and the supervision of any third parties that are engaged by our property manager to provide such services.	Residential and Retail Properties:
Our property manager will be paid a monthly management fee of 5% of the gross revenues from our residential and retail properties.

Office and Industrial Properties:
	For the management and leasing of our office and industrial properties, we will pay to our property manager, property management and leasing fees of up to 4.5% of gross revenues from our office and industrial properties. In addition, we may pay our property manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.	The actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time.
Notwithstanding the foregoing, our property manager may be entitled to receive higher fees in the event our property manager demonstrates to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered.
The property manager may subcontract its duties for a fee that may be less than the fee provided for in the management services agreements. In the event that the property manager subcontracts its duties with respect to some or all of our properties, the fees payable to such parties for such services will be deducted from the monthly management fee payable to our property manager by us or paid directly by our property manager.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
Operational Stage
Asset management fee paid to our advisor.	Our advisor will be paid an advisor asset management fee of 0.55% of our average invested assets. Average invested assets means the average of the aggregate book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debt or other similar non-cash reserves. We will compute the average invested assets by taking the average of these values at the end of each month during the quarter for which we are calculating the fee. The fee will be payable quarterly in an amount equal to 0.1375 of 1% of average invested assets as of the last day of the immediately preceding quarter.	The amount of the fee depends on the cost of the average invested assets at the time the fee is payable and, therefore, cannot be determined now.
Our advisor must reimburse us for the amounts, if any, by which our total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of:

(1) 2% of our average invested assets for that fiscal year, or

(2) 25% of our net income for that fiscal year;

Items such as interest payments, taxes, non-cash expenditures, the special liquidation distribution, organization and offering expenses, and acquisition fees and expenses are excluded from the definition of total operating expenses, which otherwise includes the aggregate expenses of any kind paid or incurred by us. See “Management — Our Advisory Agreement” for an explanation of circumstances where the excess amount specified in clause (1) may not need to be reimbursed.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
Reimbursable expenses to our advisor. These may include costs of goods and services, administrative services and non-supervisory services performed directly for us by independent parties.	We will reimburse some expenses of the advisor. The compensation and reimbursements to our advisor will be approved by a majority of our directors and a majority of our independent directors as fair and reasonable for us.	The actual amounts of reimbursable expenses in connection with this offering are dependent upon results of operations and, therefore, cannot be determined at the present time. The reimbursable expenses are subject to aggregate limitations on our operating expenses referred to under “Non-Subordinating Payments — Operational Stage — Asset Management Fee” above.
Subordinated Payments	Operational Stage
Note: We structure the allocation of distributions and other subordinated payments differently than most REITs. In order to facilitate a complete understanding of our allocation structure, please see “Subordinated Distribution Chart” below for a basic table that illustrates how we will allocate these subordinated payments.	We cannot assure investors of the cumulative non-compounded returns discussed below, which we disclose solely as a measure for the incentive compensation of our sponsor, advisor and affiliates.
Distributions with respect to the special general partner interests, payable to Lightstone SLP, LLC, which is controlled by our sponsor.	This section describes the apportionment of any regular distributions that the operating partnership may make. At each stage of distributions, a different apportionment method commences or terminates, as applicable, when a particular party or parties have received a specific amount of distributions. The return calculations described below take into account all regular distributions received and not the specific distribution being made.	The actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time.
Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to Lightstone SLP, LLC and to us, which distributions we will distribute to holders of our common stock. Once a threshold is reached, the operating partnership will make all subsequent regular distributions pursuant to the allocation method triggered by that or later thresholds.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
(i) Before Achieving the 7% Stockholder Return Threshold
Regular distributions will be made initially to us, which we will then distribute to the holders of our common stock, until these holders have received dividends equal to a cumulative non-compounded return of 7% per year on their net investment. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties. Until this 7% threshold is reached, our operating partnership will not pay to Lightstone SLP, LLC, which is controlled by our sponsor, any distributions with respect to the purchase price of the special general partner interests that it received in exchange for agreeing to pay the costs and expenses of this offering, including dealer manager fees and selling commissions.
(ii) After Achieving the 7% Stockholder Return Threshold
After the first 7% threshold is reached, our operating partnership will make all of its distributions to Lightstone SLP, LLC until that entity receives an amount equal to a cumulative non-compounded return of 7% per year on the purchase price of the special general partner interests.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
(iii) Before Achieving the 12% Stockholder Return Threshold
After this second 7% threshold is reached and until the holders of our common stock have received dividends in an amount equal to a cumulative non-compounded return of 12% per year on their net investment (including, for the purpose of the calculation of such amount, the amounts equaling a 7% return on their net investment described in paragraph (i) of this section), 70% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 30% of such amount will be payable by our operating partnership to Lightstone SLP, LLC. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties.
(iv) After Achieving the 12% Stockholder Return Threshold
After this 12% threshold is reached, 60% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 40% of such amount will be payable by our operating partnership to Lightstone SLP, LLC.
Liquidation Stage
We cannot assure investors of the cumulative non-compounded returns discussed below, which we disclose solely as a measure for the incentive compensation of our sponsor, advisor and affiliates.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
Special liquidation distribution, payable to Lightstone SLP, LLC, which is controlled by our sponsor.	This section describes the apportionment of any liquidation distributions that we make. At each stage of distributions, a different apportionment method commences or terminates, as applicable, when a particular party or parties have received a specific amount of distributions. The return calculations described below take into account all regular and liquidation distributions received and not just distributions made upon liquidation. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to Lightstone SLP, LLC and to us, which we will distribute to our stockholders.	The actual amounts to be received depend upon the net sale proceeds upon our liquidation and, therefore, cannot be determined at the present time.
(i.) Before Achieving the 7% Stockholder Return Threshold
Distributions in connection with our liquidation will be made initially to us, which we will distribute to holders of our common stock, until these holders have received liquidation distributions equal to their initial investment plus a cumulative non-compounded return of 7% per year on their net investment. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties. Until this 7% threshold is reached, our operating partnership will not pay to Lightstone SLP, LLC any special liquidation distribution in connection with our liquidation.
(ii.) After Achieving the 7% Stockholder Return Threshold
After the first 7% threshold is reached, Lightstone SLP, LLC will receive special liquidation distributions with respect to the purchase price of the special general partner interests that it received in exchange for agreeing to pay the costs and expenses of this offering, including dealer manager fees and selling commissions, until it receives an amount equal to the purchase price of the special general partner interests plus a cumulative non-compounded return of 7% per year on the purchase price of those interests;

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
(iii.) Before Achieving the 12% Stockholder Return Threshold
After this second 7% threshold is reached and until the holders of our common stock have received an amount equal to their initial investment plus a cumulative non-compounded return of 12% per year on their net investment (“net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties) (including, for the purpose of the calculation of such amount, the amounts described in paragraph (i) of this section), 70% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 30% of such amount will be payable by our operating partnership to Lightstone SLP, LLC; and
(iv.) After Achieving the 12% Stockholder Return Threshold
After this 12% threshold is reached, 60% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 40% of such amount will be payable by our operating partnership to Lightstone SLP, LLC.
If the advisory agreement is terminated, the special general partner interests will be converted into cash equal to the purchase price of the special general partner interest.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
Compensation to Officers and Directors
Independent Director fees.	Each of our independent directors receives an annual fee of $30,000 and reimbursement of out-of-pocket expenses incurred. Our officers who are also our directors do not receive director fees. These fees are subject to change from time to time.	We will pay the three independent directors, annually, $90,000 in the aggregate.
Stock options to our independent directors.	Each of our independent directors receives each year on the date of the stockholders’ annual meeting, an option to purchase 3,000 shares of common stock at an exercise price equal to the then fair market value per share. For additional information on this option plan, see “Management — Stock Option Plan.”	This form of compensation is not paid in cash.

Distribution Chart

We intend to make distributions to our stockholders. In addition, the special general partner interests will entitle Lightstone SLP, LLC, which is controlled by our sponsor, to certain distributions from our operating partnership, but only after our stockholders have received a stated preferred return. The following table sets forth information with respect to the apportionment of any regular and liquidation distributions that the operating partnership may make among Lightstone SLP, LLC and us, which we will distribute to our stockholders. The return calculations outlined below account for all regular and liquidation distributions that our operating partnership has made to Lightstone SLP, LLC and to us, which we will distribute to our stockholders. For a more detailed discussion of distribution apportionment, see “Operating Partnership Agreement.”

Note that the chart reads chronologically from top to bottom, so that all distributions are initially made to stockholders in accordance with row (i), until the stockholders have received a return of 7% on their net investment. For purposes of the preceding sentence, “net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties. Then, all distributions will be made to Lightstone SLP, LLC in accordance with row (ii) until that entity has received 7% on its net investment. Row (iii) will then apply, and after that row (iv).

We cannot assure investors of the cumulative non-compounded returns discussed below, which we disclose solely as a measure for the incentive compensation of our sponsor, advisor and affiliates.

Recipient(s) of Distribution (Listed Chronologically)	Apportionment of Distributions	Cumulative Non-Compounded Return Threshold (That Initiates Next Level of Distributions)
(i) Stockholders	100%	7% per year on stockholders’ net investment (and, in the case of liquidation, an amount equal to the stockholders’ initial investment)
(ii) Lightstone SLP, LLC	100%	7% per year on special general partner purchase price (and, in the case of liquidation, an amount equal to the purchase price of the special general partner interest)
(iii) Stockholders/ Lightstone SLP, LLC	70% to stockholders; 30% to Lightstone SLP, LLC	Until 12% per year on stockholders’ net investment
(iv) Stockholders/ Lightstone SLP, LLC	60% to stockholders; 40% to Lightstone SLP, LLC	Above 12% on stockholders’ net investment (remainder of regular distributions apportioned in this manner)

RISK FACTORS

An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences, and are able to bear the risk of loss of their investment. While we believe that all material risks are presented in this section, you should consider the following risks as well as the other information set forth in this prospectus before making your investment decisions.

Risks Related to the Offering and the Common Stock

You may not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative. You will be unable to evaluate the economic merit of real estate projects before we invest in them and will be entirely relying on the ability of our advisor to select well-performing investment properties. Furthermore, our board of directors will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

We are a company with a limited operating history upon which to evaluate our likely performance. Except as described in “Real Property Investments — Specified Investments,” we do not currently own properties or other investments, we have not obtained any financing and we do not currently conduct any operations. Therefore, we have a limited operating history upon which to evaluate our likely performance. We may not be able to implement our business plan successfully.

Our dealer manager has no previous experience in public offerings. Our dealer manager, Lightstone Securities, LLC, has never conducted a public offering such as this. This lack of experience may affect the way in which Lightstone Securities conducts the offering. However, the President and CEO of our dealer manager has 33 years of experience in the financial services business, including extensive experience in national sales and marketing, the creation of asset management firms and the management of dramatic growth.

The price of our common stock is subjective and may not bear any relationship to what a stockholder could receive if it was sold. Our board of directors arbitrarily determined the offering price of the common stock and such price bears no relationship to any established criteria for valuing issued or outstanding shares. It determined the offering price of our shares of common stock based primarily on the range of offering prices of other REITs that do not have a public trading market. In addition, our board of directors set the offering price of our shares at $10, a round number, in order to facilitate calculations relating to the offering price of our shares. However, the offering price of our shares of common stock may not reflect the price at which the shares may trade if they were listed on an exchange or actively traded by brokers, nor of the proceeds that a stockholder may receive if we were liquidated or dissolved.

Exercise of options and warrants prior to dissolution could dilute our common stock value. We have authorized and reserved 75,000 shares of our common stock for issuance under our stock option plan. This stock option plan provides for the automatic grant of a nonqualified stock option to each of our independent directors, without any further action by our board of directors or the stockholders, to purchase 3,000 shares of our common stock (or a pro rata portion for less than a full year of service) on the date of each annual stockholder’s meeting. Options to purchase 3,000 shares were granted to each of our three independent directors at the annual stockholders meeting in July 9, 2007. The exercise price for stock options granted to our independent directors is fixed at $10 per share until the termination of our initial public offering, and thereafter the exercise price for stock options granted to our independent directors will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. The term of each such option is 10 years. Options granted to non-employee directors will vest and become exercisable on the second anniversary of the date of grant, provided that the independent director is a director on the board of directors on that date. If we issue warrants or options, our independent directors may be in a position to exercise their warrants or options immediately prior to an expected liquidation, merger or form of liquidity. Any exercise could diminish our stockholders’ pro rata ownership in us and thus distributions made to stockholders.

The dealer manager has not made an independent review of us or this prospectus. Our dealer manager, Lightstone Securities, LLC, which we sometimes refer to as “Lightstone Securities,” is one of our affiliates and has not and will not make an independent due diligence review of us or the offering. Therefore, you will not have the benefit of a due diligence review conducted by an unaffiliated managing dealer in connection with your investment in this offering.

Our common stock is not currently listed on an exchange or trading market and are illiquid. There is currently no public trading market for the shares. Following this offering, our common stock will not be listed on a stock exchange. Accordingly, we do not expect a public trading market for our shares to develop. We may never list the shares for trading on a national stock exchange or include the shares for quotation on a national market system. The absence of an active public market for our shares could impair your ability to sell our stock at a profit or at all. Therefore, our shares should be purchased as a long term investment only.

Distributions to stockholders may be reduced or not made at all. The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the operating performance of the properties we acquire and many other variables. We may not be able to pay or maintain distributions or increase distributions over time. Therefore, we cannot determine what amount of cash will be available for distributions. Some of the following factors, which we believe are the material factors that can affect our ability to make distributions, are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions:

•	Cash available for distributions may be reduced if we are required to make capital improvements to properties.
•	Cash available to make distributions may decrease if the assets we acquire have lower cash flows than expected.
•	A substantial period of time (i.e. up to one year) may pass between the sale of the common stock through this offering and our purchase of real properties. During that time, we may invest in lower yielding short term instruments, which could result in a lower yield on your investment. See “Investment Objectives and Policies — Distributions” for a discussion of borrowing in order to make distributions and maintain our status as a REIT.
•	In connection with future property acquisitions, we may issue additional shares of common stock and/or operating partnership units or interests in the entities that own our properties. We cannot predict the number of shares of common stock, units or interests that we may issue, or the effect that these additional shares might have on cash available for distributions to you. If we issue additional shares, that issuance could reduce the cash available for distributions to you.
•	We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

Our board of directors may amend or terminate the distribution reinvestment program. The directors, including a majority of independent directors, may by majority vote amend or terminate the distribution reinvestment program upon 30 days notice to participants. Our distribution reinvestment program is described in greater detail below under the heading “Distribution Reinvestment and Share Repurchase Programs.”

You may not be able to receive liquidity on your investment through our share repurchase program. Limitations on participation in our share repurchase program, and the ability of our board of directors to modify or terminate the plan, may restrict your ability to participate in and receive liquidity on your investment through this program. Our share repurchase program is described in greater detail below under the heading “Distribution Reinvestment and Share Repurchase Programs.”

Your percentage of ownership may become diluted if we issue new shares of stock. Stockholders have no rights to buy additional shares of stock in the event we issue new shares of stock. We may issue common stock, convertible debt or preferred stock pursuant to a subsequent public offering or a private placement, upon exercise of options, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. We may also issue common stock upon the exercise of the warrants issued and to be issued to participating broker-dealers. Investors purchasing common stock in this offering who do not participate in any future stock issues will experience dilution in the percentage of the issued and outstanding stock they own.

Our operations could be restricted if we become subject to the Investment Company Act of 1940. While we intend to conduct our operations so that we will not be subject to regulation under the Investment Company Act of 1940, we may have to forego certain investments which could produce more favorable returns. Should we fail to qualify for an exemption from registration under the Investment Company Act of 1940, we would be subject to numerous restrictions under this Act, which would have a material adverse affect on our ability to deliver returns to our stockholders.

We do not believe that we or our operating partnership will be considered an “investment company” as defined in the Investment Company Act of 1940 because we do not intend to engage in the types of business that characterize an investment company under that law. Investments in real estate will represent the substantial majority of our business, which would not subject us to investment company status. While a company that owns investment securities having a value exceeding 40 percent of its total assets could be considered an investment company, we believe that if we make investments in joint ventures they will be structured so that they are not considered “investment securities” for purposes of the law. However, if an examination of this type of our investments by the SEC or a court deem them to be investment securities, we could be deemed to be an investment company and subject to additional restrictions.

Even if we or our operating partnership are deemed an investment company, we may qualify for an exemption from the provisions of the Investment Company Act, such as the exemption that applies generally to companies that purchase or otherwise acquire interests in real estate. Under Section 3(c)(5)(C), the Investment Company Act exempts entities that are primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate.” The staff of the SEC has provided guidance on the availability of this exemption. Specifically, the staff’s position generally requires us to maintain at least 55% of our assets directly in qualifying real estate interests (“qualifying assets”). To constitute a qualifying real estate interest under this 55% requirement, a real estate interest must meet various criteria. We intend to invest only in fee or leasehold interests in real estate. Fee interests in real estate are considered “qualifying assets” for purposes of Section 3(c)(5)(C) of the Investment Company Act and leasehold interests in real estate may be considered “qualifying assets” for purposes of Section 3(c)(5)(C) of the Investment Company Act. We do not intend to invest in mezzanine loans, subordinate interests in whole loans (B Notes), distressed debt, preferred equity or multi-class (first loss) mortgage-back securities. Investments in such assets may not be deemed “qualifying assets” for purposes of Section 3(c)(5)(C) of the Investment Company Act and, as a result, any such investments may have to be limited. There can be no assurance that our investments will continue to qualify for an exemption from investment company status.

If we fail to maintain an exemption or exclusion from registration as an investment company, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company, or (b) to register as an investment company, either of which could have an adverse effect on us and the market price of our common stock. If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration and other matters.

We intend to monitor our compliance with the exemptions under the Investment Company Act on an ongoing basis.

The special general partner interests will entitle Lightstone SLP, LLC, which is directly owned and controlled by our sponsor, to certain payments and distributions that will significantly reduce the distributions available to you after a 7% return. Lightstone SLP, LLC will receive returns on its special general partner interests that are subordinated to stockholders’ 7% return on their net investment. Distributions to stockholders will be reduced after they have received this 7% return because of the payments and distributions to Lightstone SLP, LLC in connection with its special general partner interests that will be issued as more proceeds are raised in this offering. In addition, we may eventually repay Lightstone SLP, LLC up to $30,000,000 for its investment in the special general partner interests, which will result in a smaller pool of assets available for distribution to you.

Conflicts of Interest

There are conflicts of interest between our dealer manager, advisor, property manager and their affiliates and us. David Lichtenstein, our sponsor, founded both American Shelter Corporation and The Lightstone Group, LLC. Mr. Lichtenstein wholly owns The Lightstone Group and does business in his individual capacity under that name. Through The Lightstone Group, Mr. Lichtenstein controls and indirectly owns our advisor, our property manager, our operating partnership, our dealer manager and affiliates, except for us. As of December 31, 2007, Mr. Lichtenstein owns 20,000 (less than a ¼ of 1%) of our shares indirectly through our advisor. Mr. Lichtenstein is one of our directors and The Lightstone Group or an affiliated entity controlled by Mr. Lichtenstein employs Bruno de Vinck, our other non-independent director, and each of our officers. As a result, our operation and management may be influenced or affected by conflicts of interest arising out of our relationship with our affiliates. However, except as described in “Real Property Investments — Specified Investments,” we do not currently own properties or other investments, we have not obtained any financing and we do not currently conduct any other operations.

There is competition for the time and services of the personnel of our advisor and its affiliates. Our sponsor and its affiliates may compete with us for the time and services of the personnel of our advisor and its other affiliates in connection with our operation and the management of our assets. Specifically, employees of our sponsor, the advisor and the property manager will face conflicts of interest relating to time management and the allocation of resources and investment opportunities.

We do not have employees. Likewise, our advisor will rely on the employees of the sponsor and its affiliates to manage and operate our business. The sponsor is not restricted from acquiring, developing, operating, managing, leasing or selling real estate through entities other than us and will continue to be actively involved in operations and activities other than our operations and activities. The sponsor currently controls and/or operates other entities that own properties in many of the markets in which we may seek to invest. The sponsor spends a material amount of time managing these properties and other assets unrelated to our business. Our business may suffer as a result because we lack the ability to manage it without the time and attention of our sponsor’s employees. We encourage you to read the “Conflicts of Interest” section of this prospectus for a further discussion of these topics.

Our sponsor and its affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours. Because the sponsor and its affiliates have interests in other real estate programs and also engage in other business activities, they may have conflicts of interest in allocating their time and resources among our business and these other activities. Our officers and directors, as well as those of the advisor, may own equity interests in entities affiliated with our sponsor from which we may buy properties. These individuals may make substantial profits in connection with such transactions, which could result in conflicts of interest. Likewise, such individuals could make substantial profits as the result of investment opportunities allocated to entities affiliated with the sponsor other than us. As a result of these interests, they could pursue transactions that may not be in our best interest. Also, if our sponsor suffers financial or operational problems as the result of any of its activities, whether or not related to our business, the ability of our sponsor and its affiliates, our advisor and property manager to operate our business could be adversely impacted.

Certain of our affiliates who provide services to us may be engaged in competitive activities. Our advisor, property manager and their respective affiliates may, in the future, be engaged in other activities that could result in potential conflicts of interest with the services that they will provide to us. In addition, the sponsor may compete with us for both the acquisition and/or refinancing of properties of a type suitable for our investment following the final closing of this offering, and after 75% of the total gross proceeds from the offering of the shares offered for sale pursuant to this offering have been invested or committed for investment in real properties.

If we invest in joint ventures, the objectives of our partners may conflict with our objectives. In accordance with one of our acquisition strategies, we may make investments in joint ventures or other partnership arrangements between us and affiliates of our sponsor or with unaffiliated third parties. Investments in joint ventures which own real properties may involve risks otherwise not present when we purchase real properties directly. For example, our co-venturer may file for bankruptcy protection, may have economic or business interests or goals which are inconsistent with our interests or goals, or may take actions contrary to our instructions, requests, policies or objectives. Among other things, actions by a co-venturer might subject real properties owned by the joint venture to liabilities greater than those contemplated by the terms of the joint venture or other adverse consequences.

These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. The participation rights of each owner in a jointly owned property could reduce the value of each portion of the divided property. Moreover, there is an additional risk that the co-venturers may not be able to agree on matters relating to the property they jointly own. In addition, the fiduciary obligation that our sponsor or our board of directors may owe to our partner in an affiliated transaction may make it more difficult for us to enforce our rights.

We may purchase real properties from persons with whom affiliates of our advisor have prior business relationships. If we purchase properties from third parties who have sold, or may sell, properties to our advisors or its affiliates, our advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers.

Property management services are being provided by an affiliated party. Our property manager is owned by our sponsor, and is thus subject to an inherent conflict of interest. In addition, our advisor may face a conflict of interest when determining whether we should dispose of any property we own that is managed by the property manager because the property manager may lose fees associated with the management of the property. Specifically, because the property manager will receive significant fees for managing our properties, our advisor may face a conflict of interest when determining whether we should sell properties under circumstances where the property manager would no longer manage the property after the transaction. As a result of this conflict of interest, we may not dispose of properties when it would be in our best interests to do so.

Our advisor and its affiliates receive commissions, fees and other compensation based upon our investments. Some compensation is payable to our advisor whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our advisor and its affiliates benefit from us retaining ownership of our assets and leveraging our assets, while our stockholders may be better served by sale or disposition or not leveraging the assets. In addition, the advisor’s ability to receive fees and reimbursements depends on our continued investment in real properties. Therefore, the interest of the advisor and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock. Because asset management fees payable to our advisor are based on total assets under management, including assets purchased using debt, our advisor may have an incentive to incur a high level of leverage in order to increase the total amount of assets under management.

Our sponsor may face conflicts of interest in connection with the management of our day-to-day operations and in the enforcement of agreements between our sponsor and its affiliates. The property manager and the advisor will manage our day-to-day operations and properties pursuant to a management agreement and an advisory agreement. These agreements were not negotiated at arm’s length and certain fees payable by us under such agreements are paid regardless of our performance. Our sponsor and its affiliates may be in a conflict of interest position as to matters relating to these agreements. Examples include the computation of fees and reimbursements under such agreements, the enforcement and/or termination of the agreements and the priority of payments to third parties as opposed to amounts paid to our sponsor’s affiliates. These fees may be higher than fees charged by third parties in an arm’s-length transaction as a result of these conflicts.

We may compete with other entities affiliated with our sponsor for tenants. The sponsor and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. The sponsor or its affiliates may own and/or manage properties in most if not all geographical areas in which we expect to acquire real estate assets. Therefore, our properties may compete for tenants with other properties owned and/or managed by the sponsor and its affiliates. The sponsor may face conflicts of interest when evaluating tenant opportunities for our properties and other properties owned and/or managed by the sponsor and its affiliates and these conflicts of interest may have a negative impact on our ability to attract and retain tenants.

We have the same legal counsel as our sponsor and its affiliates. Proskauer Rose LLP serves as our general legal counsel, as well as special counsel to our sponsor and various affiliates including, our advisor. The interests of our sponsor and its affiliates, including our sponsor, may become adverse to ours in the future. Under legal ethics rules, Proskauer Rose LLP may be precluded from representing us due to any conflict of interest between us and our sponsor and its affiliates, including our advisor.

The “Conflicts of Interest” section discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

Risks Related to our Organization, Structure and Management

We do not have any management experience organizing and operating a REIT. Although our sponsor has substantial experience investing in and managing real estate, neither we nor our sponsor has participated in the organization or operation of a REIT.

Limitations on Changes in Control (Anti-Takeover Provisions). Because of the way we are organized, we would be a difficult takeover target. Certain provisions in our charter, bylaws, operating partnership agreement, advisory agreement and Maryland law may have the effect of discouraging a third party from making an acquisition proposal and could thereby depress the price of our stock and inhibit a management change. Provisions which may have an anti-takeover effect and inhibit a change in our management include:

There are ownership limits and restrictions on transferability and ownership in our charter. In order for us to qualify as a REIT, no more than 50% of the outstanding shares of our stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year. To make sure that we will not fail to qualify as a REIT under this test, our charter provides that, subject to some exceptions, no person may beneficially own (i) more than 9.8% in value of our aggregate outstanding stock or (ii) more than 9.8% in terms of the number of outstanding shares or the value of our common stock. Our board of directors may exempt a person from the 9.8% ownership limit upon such conditions as the board of directors may direct. However, our board of directors may not grant an exemption from the 9.8% ownership limit to any proposed transferee if it would result in the termination of our status as a REIT.

This restriction may:

•	have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock; or
•	compel a stockholder who had acquired more than 9.8% of our stock to dispose of the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

Our charter permits our board of directors to issue preferred stock with terms that may discourage a third party from acquiring us. Our charter authorizes us to issue additional authorized but unissued shares of common stock or preferred stock. In addition, our board of directors may classify or reclassify any unissued shares of common stock or preferred stock and may set the preferences, rights and other terms of the classified or reclassified shares. Our board of directors could establish a series of Preferred Stock that could delay or prevent a transaction or a change in control that might involve a premium price for the Common Stock or otherwise be in the best interest of our stockholders.

The operating partnership agreement contains provisions that may discourage a third party from acquiring us. A limited partner in Lightstone Value Plus REIT LP, a Delaware limited partnership and our operating partnership, has the option to exchange his or her limited partnership units for cash or, at our option, shares of our common stock. Those exchange rights are generally not exercisable until the limited partner has held those limited partnership units for more than one year. However, if we or the operating partnership propose to engage in any merger, consolidation or other combination with or into another person or a sale of all or substantially all of our assets, or a liquidation, or any reclassification, recapitalization or change of common and preferred stock into which a limited partnership common unit may be exchanged, each holder of a limited partnership unit will have the right to exchange the partnership unit into cash or, at our option, shares of common stock, prior to the stockholder vote on the transaction. As a result, limited partnership unit holders who timely exchange their units prior to the record date for the stockholder vote on any transaction will be entitled to vote their shares of common stock with respect to the transaction. The additional shares that might be outstanding as a result of these exchanges of limited partnership units may deter an acquisition proposal.

Maryland law may discourage a third party from acquiring us. Maryland law restricts mergers and other business combinations and provides that control shares of a Maryland corporation acquired in a control share acquisition have limited voting rights. These provisions of Maryland law are more fully described below under the heading “Provisions of Maryland Law and of our Charter and Bylaws.” The business combination statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer. The control share statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by the sponsor and its affiliates of shares of our stock, however, this provision may be amended or eliminated at any time in the future.

Management and Policy Changes

We may not be reimbursed by our advisor for certain operational stage expenses. Our advisor may be required to reimburse us for certain operational stage expenses. In the event our advisor’s net worth or cash flow is not sufficient to cover these expenses, we will not be reimbursed. This may adversely affect our financial condition and our ability to pay distributions.

Our rights and the rights of our stockholders to take action against the directors and the advisor are limited. Maryland law provides that a director has no liability in that capacity if he or she performs his duties in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Subject to the restrictions discussed below, our charter, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of the advisor, require us to indemnify our directors, officers, employees and agents and the advisor for actions taken on our behalf, in good faith and in our best interest and without negligence or misconduct or, in the case of independent directors, without gross negligence or willful misconduct. As a result, we and the stockholders may have more limited rights against our directors, officers, employees and agents, and the advisor than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or the advisor in some cases.

Stockholders have limited control over changes in our policies. Our board of directors determines our major policies, including our investment objectives, financing, growth, debt capitalization, REIT qualification and distributions. Subject to the investment objections and limitations set forth in our charter, our board of directors may amend or revise these and other policies. Although stockholders will have limited control over changes in our policies, our charter requires the concurrence of a majority of our outstanding stock in order for the board of directors to amend our charter (except for amendments that do not adversely affect stockholders’ rights, preferences and privileges), sell all or substantially all of our assets other than in the ordinary course of business or in connection with our liquidation or dissolution, cause our merger or other reorganization, or dissolve or liquidate us, other than before our initial investment in property.

Certain of our affiliates will receive substantial fees prior to the payment of dividends to our stockholders. We will pay or cause to be paid substantial compensation to our dealer manager, advisor, property manager, management and affiliates and their employees. We will pay various types of compensation to affiliates of The Lightstone Group and such affiliates’ employees, including salaries, and other cash compensation. In addition, our affiliates, Lightstone Securities and Lightstone Value Plus REIT LLC, will receive compensation for acting, respectively, as our dealer manager and advisor (although we will pay dealer manager fees and selling commissions with the proceeds from the sale of the special general partner interests in our operating partnership to the sponsor or an affiliate). In general, this compensation will not be dependent on our success or profitability. These payments are payable before the payment of dividends to the stockholders and none of these payments are subordinated to a specified return to the stockholders. Also, Lightstone Value Plus REIT Management LLC, our property manager and an affiliate of The Lightstone Group, will receive compensation under the Management Agreement though, in general, this compensation would be dependent on our gross revenues. In addition, other affiliates may from time to time provide services to us if and as approved by the disinterested directors. It is possible that we could obtain such goods and services from unrelated persons at a lesser price.

Limitations on Liability and Indemnification

The liability of directors and officers is limited. Our directors and officers will not be liable for monetary damages unless the director or officer actually received an improper benefit or profit in money, property or services, or is adjudged to be liable to us or our stockholders based on a finding that his or her action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Our directors are also required to act in good faith in a manner believed by them to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. A director who performs his or her duties in accordance with the foregoing standards should not be liable to us or any other person for failure to discharge his obligations as a director. We are permitted to purchase and maintain insurance or provide similar protection on behalf of any directors, officers, employees and agents, including our advisor and its affiliates, against any liability asserted which was incurred in any such capacity with us or arising out of such status, except as limited by our charter. This may result in us having to expend significant funds, which will reduce the available cash for distribution to our stockholders.

Our charter prohibits us from indemnifying or holding harmless, for any loss or liability that we suffer, any director, officer, employee, agent or the advisor or its affiliates. For details regarding these restrictions, their effect on our ability to indemnify or hold harmless for liability and circumstances under which we are required or authorized to indemnify and to advance expenses to our directors, officers or the advisor, see “Limitation of Liability and Indemnification of Directors, Officers and Our Advisor.”

We may indemnify our directors, officers and agents against loss. Under our charter, we will, under specified conditions, indemnify and pay or reimburse reasonable expenses to our directors, officers, employees and other agents, including our advisor and its affiliates, against all liabilities incurred in connection with their serving in such capacities, subject to the limitations set forth in our charter. We may also enter into any contract for indemnity and advancement of expenses in this regard. This may result in us having to expend significant funds, which will reduce the available cash for distribution to our stockholders.

Risks Associated with our Properties and the Market

Real Estate Investment Risks

Operating Risks

Our cash flows from real estate investments may become insufficient to pay our operating expenses and to cover the dividends we have paid and/or declared. Although our operating cash flows have been sufficient to pay both our expenses and dividends at our historical per-share amounts, we cannot assure you that we will be able to maintain sufficient cash flows to fund operating expenses and dividend at any particular level, if at all.

As we continue to raise proceeds from this offering, the sufficiency of cash flow to fund future dividend payments with respect to an increased number of outstanding shares will depend on the pace at which we are able to identify and close on suitable cash-generating real property investments. Because the accrual of offering proceeds may outpace the investment of these funds in real property acquisitions, cash generated from such investments may become insufficient to fund operating expenses and continued dividend payments at historical levels.

Failure to generate revenue may reduce distributions to stockholders. The cash flow from equity investments in commercial and residential properties depends on the amount of revenue generated and expenses incurred in operating the properties. If our properties do not generate revenue sufficient to meet operating expenses, debt service, and capital expenditures, our income and ability to make distributions to you will be adversely affected.

Economic conditions may adversely affect our income. A commercial or residential property’s income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of “for sale” properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our properties will be located and in the market for residential, office, retail and industrial space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

The profitability of attempted acquisitions is uncertain. We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate.

Real estate investments are illiquid. Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. In addition, certain significant expenditures, such as debt service, real estate taxes, and operating and maintenance costs generally are not reduced in circumstances resulting in a reduction in income from the investment. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

Rising expenses could reduce cash flow and funds available for future acquisitions. Our properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. While some of our properties may be leased on a triple-net-lease basis or require the tenants to pay a portion of the expenses, renewals of leases or future leases may not be negotiated on that basis, in which event we will have to pay those costs. If we are unable to lease properties on a triple-net-lease basis or on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available for distributions.

We will depend on tenants who lease from us on a triple-net basis to pay the appropriate portion of expenses. If tenants of properties that we lease on a triple-net basis fail to pay required tax, utility and other impositions, we could be required to pay those costs, which would adversely affect funds available for future acquisitions or cash available for distributions. If we lease properties on a triple-net basis, we run the risk of tenant default or downgrade in the tenant’s credit, which could lead to default and foreclosure on the underlying property.

If we purchase assets at a time when the commercial and residential real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value. The commercial and residential real estate markets are currently experiencing a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

The bankruptcy or insolvency of a major commercial tenant would adversely impact us. Any or all of our commercial tenants, or a guarantor of a commercial tenant’s lease obligations, could be subject to a bankruptcy proceeding. The bankruptcy or insolvency of a significant commercial tenant or a number of smaller commercial tenants would have an adverse impact on our income and our ability to pay dividends because a tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments which would mean a reduction in our cash flow and the amount available for distributions to you.

Generally, under bankruptcy law, a tenant has the option of continuing or terminating any unexpired lease. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will continue our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected. If the tenant continues its current lease, the tenant must cure all defaults under the lease and provide adequate assurance of its future performance under the lease. If the tenant terminates the lease, we will lose future rent under the lease and our claim for past due amounts owing under the lease will be treated as a general unsecured claim and may be subject to certain limitations. General unsecured claims are the last claims paid in a bankruptcy and therefore this claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims. While the bankruptcy of any tenant and the rejection of its lease may provide us with an opportunity to lease the vacant space to another more desirable tenant on better terms, there can be no assurance that we would be able to do so.

The terms of new leases may adversely impact our income. Even if the tenants of our properties do renew their leases or we relet the units to new tenants, the terms of renewal or reletting may be less favorable than current lease terms. If the lease rates upon renewal or reletting are significantly lower than expected rates, then our results of operations and financial condition will be adversely affected. As noted above, certain significant expenditures associated with each equity investment in real estate (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances result in a reduction in rental income.

We may depend on commercial tenants for our revenue and therefore our revenue may depend on the success and economic viability of our commercial tenants. Our reliance on single or significant commercial tenants in certain buildings may decrease our ability to lease vacated space. Our financial results will depend in part on leasing space in the properties we acquire to tenants on economically favorable terms. A default by a commercial tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a commercial tenant’s election not to extend a lease upon its expiration could have an adverse effect on our income, general financial condition and ability to pay distributions. Therefore, our financial success is indirectly dependent on the success of the businesses operated by the commercial tenants of our properties.

Lease payment defaults by commercial tenants would most likely cause us to reduce the amount of distributions to stockholders. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. A default by a significant commercial tenant or a substantial number of commercial tenants at any one time on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders.

Commercial tenants may have the right to terminate their leases upon the occurrence of certain customary events of default and, in other circumstances, may not renew their leases or, because of market conditions, may be able to renew their leases on terms that are less favorable to us than the terms of the current leases. If a lease is terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. Therefore, the weakening of the financial condition of a significant commercial tenant or a number of smaller commercial tenants and vacancies caused by defaults of tenants or the expiration of leases may adversely affect our operations.

A property that incurs a vacancy could be difficult to re-lease. A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. If we terminate any lease following a default by a lessee, we will have to re-lease the affected property in order to maintain our qualification as a REIT. If a tenant vacates a property, we may be unable either to re-lease the property for the rent due under the prior lease or to re-lease the property without incurring additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs) due from a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates may reduce cash available to make distributions to our stockholders.

In many cases, tenant leases contain provisions giving the tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center, or limit the ability of other tenants to sell such merchandise or provide such services. When re-leasing space after a vacancy is necessary, these provisions may limit the number and types of prospective tenants for the vacant space.

We also may have to incur substantial expenditures in connection with any re-leasing. A number of our properties may be specifically suited to the particular needs of our tenants. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our properties, particularly if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in less cash dividends to be distributed to stockholders. As noted above, certain significant expenditures associated with each equity investment (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investment. The failure to re-lease or to re-lease on satisfactory terms could result in a reduction of our income, funds from operations and cash available for distributions and thus affect the amount of distributions to you. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We may be unable to sell a property if or when we decide to do so. We may give some commercial tenants the right, but not the obligation, to purchase their properties from us beginning a specified number of years after the date of the lease. Some of our leases also generally provide the tenant with a right of first refusal on any proposed sale provisions. These policies may lessen the ability of the advisor and our board of directors to freely control the sale of the property.

Although we may grant a lessee a right of first offer or option to purchase a property, there is no assurance that the lessee will exercise that right or that the price offered by the lessee in the case of a right of first offer will be adequate. In connection with the acquisition of a property, we may agree on restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. Even absent such restrictions, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We may not be able to sell any property for the price or on the terms set by us, and prices or other terms offered by a prospective purchaser may not be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have funds available to correct such defects or to make such improvements.

We may not make a profit if we sell a property. The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

Our properties may not be diversified. Because this offering will be made on a best efforts basis, our potential profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of funds we raise. We will be able to purchase additional properties only as additional funds are raised. Even if we sell 30,000,000 shares of common stock for $300,000,000, our properties may not be well diversified and their economic performance could be affected by changes in local economic conditions.

Our current strategy is to acquire interests primarily in industrial facilities, retail space (primarily multi-tenanted shopping centers), lodging (primarily extended stay hotels), office buildings, residential apartment communities and other income-producing real estate. As a result, we are subject to the risks inherent in investing in these industries. A downturn in the office, industrial, retail, lodging or residential industry may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments.

Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

We may incur liabilities in connection with properties we acquire. Our anticipated acquisition activities are subject to many risks. We may acquire properties or entities that are subject to liabilities or that have problems relating to environmental condition, state of title, physical condition or compliance with zoning laws, building codes, or other legal requirements. In each case, our acquisition may be without any recourse, or with only limited recourse, with respect to unknown liabilities or conditions. As a result, if any liability were asserted against us relating to those properties or entities, or if any adverse condition existed with respect to the properties or entities, we might have to pay substantial sums to settle or cure it, which could adversely affect our cash flow and operating results. However, some of these liabilities may be covered by insurance. In addition, we intend to perform customary due diligence regarding each property or entity we acquire. We also will attempt to obtain appropriate representations and indemnities from the sellers of the properties or entities we acquire, although it is possible that the sellers may not have the resources to satisfy their indemnification obligations if a liability arises. Unknown liabilities to third parties with respect to properties or entities acquired might include:

•	liabilities for clean-up of undisclosed environmental contamination;
•	claims by tenants, vendors or other persons dealing with the former owners of the properties;
•	liabilities incurred in the ordinary course of business; and
•	claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment. We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, real estate investment trusts and U.S. institutional and foreign investors that operate in the markets in which we may operate, that will compete with us in acquiring residential, office, retail, lodging, industrial and other properties that will be seeking investments and tenants for these properties. Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. In addition, those competitors that are not REITs may be at an advantage to the extent they can utilize working capital to finance projects, while we (and our competitors that are REITs) will be required by the annual distribution provisions under the Internal Revenue Code to distribute significant amounts of cash from operations to our stockholders. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced and you may experience a lower return on your investment. In addition, our properties may be located in close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters, retail customer traffic and creditworthy commercial tenants. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

We may not have control over costs arising from rehabilitation of properties. We may elect to acquire properties which may require rehabilitation. In particular, we may acquire affordable properties that we will rehabilitate and convert to market rate properties. Consequently, we intend to retain independent general contractors to perform the actual physical rehabilitation work and will be subject to risks in connection with a contractor’s ability to control rehabilitation costs, the timing of completion of rehabilitation, and a contractor’s ability to build in conformity with plans and specification.

We may incur losses as result of defaults by the purchasers of properties we sell in certain circumstances. If we decide to sell any of our properties, we will use our best efforts to sell them for cash. However, we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law. There are no limitations or restrictions on our ability to take purchase money obligations. We may incur losses as a result of such defaults, which may adversely affect our available cash and our ability to make distributions to stockholders.

We may experience energy shortages and allocations. There may be shortages or increased costs of fuel, natural gas, water, electric power or allocations thereof by suppliers or governmental regulatory bodies in the areas where we purchase properties, in which event the operation of our properties may be adversely affected.

We may acquire properties with lock-out provisions which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties. We may acquire properties in exchange for operating partnership units and agree to restrictions on sales or refinancing, called “lock-out” provisions that are intended to preserve favorable tax treatment for the owners of such properties who sell them to us. Lock-out provisions may restrict sales or refinancings for a certain period in order to comply with the applicable government regulations. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. This would affect our ability to turn our investments into cash and thus affect cash available to return capital to you. Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in the best interests of our stockholders and, therefore, might have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Changes in applicable laws may adversely affect the income and value of our properties. The income and value of a property may be affected by such factors as environmental, rent control and other laws and regulations, changes in applicable general and real estate tax laws (including the possibility of changes in the federal income tax laws or the lengthening of the depreciation period for real estate) and interest rates, the availability of financing, acts of nature (such as hurricanes and floods) and other factors beyond our control.

We may be affected by foreign government regulations and actions and foreign conditions. If we pursue investment opportunities in international markets, foreign laws and governmental regulations may be applicable to us, our affiliates and our investors. Changes in these laws and governmental regulations, or their interpretation by agencies or the courts, could occur. Further, economic and political factors, including civil unrest, governmental changes and restrictions on the ability to transfer capital across borders in the United States, but primarily in the foreign countries in which we may invest, can have a major impact on us.

Retail Industry Risks

Some of the properties that we own and intend to own and operate consist of retail properties (primarily multi-tenanted shopping centers). Our retail properties are and will be subject to the various risks discussed above. In addition, they are and will be subject to the risks discussed below.

Retail conditions may adversely affect our income. A retail property’s revenues and value may be adversely affected by a number of factors, many of which apply to real estate investment generally, but which also include trends in the retail industry and perceptions by retailers or shoppers of the safety, convenience and attractiveness of the retail property. In addition, to the extent that the investing public has a negative perception of the retail sector, the value of our common stock may be negatively impacted.

Some of our leases may provide for base rent plus contractual base rent increases. A number of our retail leases may also include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate. Under those leases which contain percentage rent clauses, our revenue from tenants may increase as the sales of our tenants increase. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue which we may derive from percentage rent leases could decline upon a general economic downturn.

Our revenue will be impacted by the success and economic viability of our anchor retail tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space. In the retail sector, any tenant occupying a large portion of the gross leasable area of a retail center, a tenant of any of the triple-net single-user retail properties outside the primary geographical area of investment, commonly referred to as an anchor tenant, or a tenant that is our anchor tenant at more than one retail center, may become insolvent, may suffer a downturn in business, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction if another tenant’s lease is terminated. We may own properties where the tenants may have rights to terminate their leases if certain other tenants are no longer open for business. These “co-tenancy” provisions may also exist in some leases where we own a portion of a retail property and one or more of the anchor tenants leases space in that portion of the center not owned or controlled by us. If such tenants were to vacate their space, tenants with co-tenancy provisions would have the right to terminate their leases with us or seek a rent reduction from us. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants to make reduced rental payments or to terminate their leases at the retail center. In the event that we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to re-model the space to be able to re-lease the space to more than one tenant.

Competition with other retail channels may reduce our profitability and the return on your investment. Our retail tenants face potentially changing consumer preferences and increasing competition from other forms of retailing, such as discount shopping centers, outlet centers, upscale neighborhood strip centers, catalogues, discount shopping clubs, internet and telemarketing. Other retail centers within the market area of our properties will compete with our properties for customers, affecting their tenants’ cash flows and thus affecting their ability to pay rent. In addition, some of our tenants’ rent payments may be based on the amount of sales revenue that they generate. If these tenants experience competition, the amount of their rent may decrease and our cash flow will decrease.

Residential Industry Risks

Some of the properties that we own and operate consist of residential properties. Our residential properties are subject to the various risks discussed above. In addition, they will be subject to the risks discussed below.

The short-term nature of our residential leases may adversely impact our income. If our residents decide not to renew their leases upon expiration, we may not be able to relet their units. Because substantially all of our residential leases will be for apartments, they will generally be for terms of no more than one or two years. If we are unable to promptly renew the leases or relet the units then our results of operations and financial condition will be adversely affected. Certain significant expenditures associated with each equity investment in real estate (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances result in a reduction in rental income.

An economic downturn could adversely affect the residential industry and may affect operations for the residential properties that we acquire. As a result of the effects of an economic downturn, including increased unemployment rates, the residential industry may experience a significant decline in business caused by a reduction in overall renters. Moreover, low residential mortgage interest rates could accompany an economic downturn and encourage potential renters to purchase residences rather than lease them. The residential properties we acquire may experience declines in occupancy rate due to any such decline in residential mortgage interest rates.

Lodging Industry Risks

Some of the properties that we own and intend to own and operate consist of lodging properties. Our lodging properties are an d will be subject to the various risks discussed above. In addition, they are subject to the risks discussed below.

We may be subject to the risks of hotel operations. Our sponsor has acquired Extended Stay Hotels and our board of directors has expanded our eligible investments to include the acquisition, holding and disposition of hotels. Our hotels will be subject to all of the risks common to the hotel industry. These risks could adversely affect hotel occupancy and the rates that can be charged for hotel rooms as well as hotel operating expenses, and generally include:

•	increases in supply of hotel rooms that exceed increases in demand;
•	increases in energy costs and other travel expenses that reduce business and leisure travel;
•	reduced business and leisure travel due to continued geo-political uncertainty, including terrorism;
•	adverse effects of declines in general and local economic activity;
•	adverse effects of a downturn in the hotel industry; and
•	risks generally associated with the ownership of hotels and real estate, as discussed below.

If we invest in lodging properties, such properties will be operated by a third-party management company and could be adversely affected if that third-party management company, or its affiliated brands, experiences negative publicity or other adverse developments. Any lodging properties we may acquire are expected to be operated under brands owned by an affiliate of our sponsor and managed by a management company that is affiliated with such brands. Because of this concentration, negative publicity or other adverse developments that affect that operator and/or its affiliated brands generally may adversely affect our results of operations, financial condition, and consequently cash flows thereby impacting our ability to service debt, and to make distributions to our stockholders.

We cannot and will not directly operate our lodging properties and, as a result, our results of operations, financial position, ability to service debt and our ability to make distributions to stockholders are dependent on the ability of our third-party management companies and our tenants to operate our extended stay hotel properties successfully. In order for us to satisfy certain REIT qualification rules, we cannot directly operate any lodging properties we may acquire or actively participate in the decisions affecting their daily operations. Instead, through a taxable REIT subsidiary (“TRS”), we must enter into management agreements with a third-party management company, or we must lease our lodging properties to third-party tenants on a triple-net lease basis. We cannot and will not control this third-party management company or the tenants who operate and are responsible for maintenance and other day-to-day management of our lodging properties, including, but not limited to, the implementation of significant operating decisions. Thus, even if we believe our lodging properties are being operated inefficiently or in a manner that does not result in satisfactory operating results, we may not be able to require the third-party management company or the tenants to change their method of operation of our lodging properties. Our results of operations, financial position, cash flows and our ability to service debt and to make distributions to stockholders are, therefore, dependent on the ability of our third-party management company and tenants to operate our lodging properties successfully.

We will rely on a third-party hotel management company to establish and maintain adequate internal controls over financial reporting at our lodging properties. In doing this, the property manager should have policies and procedures in place which allows them to effectively monitor and report to us the operating results of our lodging properties which ultimately are included in our consolidated financial statements. Because the operations of our lodging properties ultimately become a component of our consolidated financial statements, we evaluate the effectiveness of the internal controls over financial reporting at all of our properties, including our lodging properties, in connection with the certifications we provide in our quarterly and annual reports on Form 10-Q and Form 10-K, respectively, pursuant to the Sarbanes Oxley Act of 2002. However, we will not control the design or implementation of or changes to internal controls at any of our lodging properties. Thus, even if we believe that our lodging properties are being operated without effective internal controls, we may not be able to require the third-party management company to change its internal control structure. This could require us to implement extensive and possibly inefficient controls at a parent level in an attempt to mitigate such deficiencies. If such controls are not effective, the accuracy of the results of our operations that we report could be affected. Accordingly, our ability to conclude that, as a company, our internal controls are effective is significantly dependent upon the effectiveness of internal controls that our third-party management company will implement at our lodging properties. While we do not consider it likely, it is possible that we could have a significant deficiency or material weakness as a result of the ineffectiveness of the internal controls at one or more of our lodging properties.

If we replace a third-party management company or tenant, we may be required by the terms of the relevant management agreement or lease to pay substantial termination fees, and we may experience significant disruptions at the affected lodging properties. While it is our intent to enter into management agreements with a third-party management company or tenants with substantial prior lodging experience, we may not be able to make such arrangements in the future. If we experience such disruptions, it may adversely affect our results of operations, financial condition and our cash flows, including our ability to service debt and to make distributions to our stockholders.

A TRS structure will subject us to the risk of increased lodging operating expenses. The performance of our TRS lessees will be based on the operations of our lodging properties. Our operating risks include not only changes in hotel revenues and changes to our TRS lessees’ ability to pay the rent due to us under the leases, but also increased hotel operating expenses, including, but not limited to, the following cost elements:

•	wage and benefit costs;
•	repair and maintenance expenses;
•	energy costs;
•	property taxes;

•	insurance costs; and
•	other operating expenses.

Any increases in one or more these operating expenses could have a significant adverse impact on our results of operations, cash flows and financial position.

A TRS structure will subject us to the risk that the leases with our TRS lessees do not qualify for tax purposes as arms-length which would expose us to potentially significant tax penalties. Our TRS lessees will incur taxes or accrue tax benefits consistent with a “C” corporation. If the leases between us and our TRS lessees were deemed by the Internal Revenue Service to not reflect an arms-length transaction as that term is defined by tax law, we may be subject to tax penalties as the lessor that would adversely impact our profitability and our cash flows.

Our inability or that of our third-party management company or our third-party tenants to maintain franchise licenses could decrease our revenues. Maintenance of franchise licenses for our lodging properties is subject to maintaining our franchisor’s operating standards and other terms and conditions. Franchisors periodically inspect lodging properties to ensure that we, our third-party tenants or our third-party management company maintain their standards. Failure by us or one of our third-party tenants or our third-party management company to maintain these standards or comply with other terms and conditions of the applicable franchise agreement could result in a franchise license being canceled. If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we may also be liable to the franchisor for a termination fee. As a condition to the maintenance of a franchise license, our franchisor could also require us to make capital expenditures, even if we do not believe the capital improvements are necessary, desirable, or likely to result in an acceptable return on our investment. We may risk losing a franchise license if we do not make franchisor-required capital expenditures.

If our franchisor terminates the franchise license, we may try either to obtain a suitable replacement franchise or to operate the lodging property without a franchise license. The loss of a franchise license could materially and adversely affect the operations or the underlying value of the lodging property because of the loss associated with the brand recognition and/or the marketing support and centralized reservation systems provided by the franchisor. A loss of a franchise license for one or more lodging properties could materially and adversely affect our results of operations, financial condition and our cash flows, including our ability to service debt and make distributions to our stockholders.

We will generally be subject to risks associated with the employment of hotel employees. Any lodging properties we acquire will be leased to a wholly-owned TRS entity and be subject to management agreements with a third-party manager to operate the properties. Hotel operating revenues and expenses for these properties will be included in our consolidated results of operations. As a result, although we do not directly employ or manage the labor force at our lodging properties, we are subject to many of the costs and risks generally associated with the hotel labor force. Our third-party manager will be responsible for hiring and maintaining the labor force at each of our lodging properties and for establishing and maintaining the appropriate processes and controls over such activities. From time to time, the operations of our lodging properties may be disrupted through strikes, public demonstrations or other labor actions and related publicity. We may also incur increased legal costs and indirect labor costs as a result of the aforementioned disruptions, or contract disputes or other events. Our third-party manager may be targeted by union actions or adversely impacted by the disruption caused by organizing activities. Significant adverse disruptions caused by union activities and/or increased costs affiliated with such activities could materially and adversely affect our results of operations, financial condition and our cash flows, including our ability to service debt and make distributions to our stockholders.

The most recent economic slowdown, terrorist attacks, military activity in the Middle East, natural disasters and other world events impacting the global economy had adversely affected the travel and hotel industries, including extended stay hotel properties, in the past and these adverse effects may continue or occur in the future. As a result of terrorist attacks around the world, the war in Iraq and the effects of the economic recession, subsequent to 2001 the lodging industry experienced a significant decline in business caused by a reduction in both business and leisure travel. We cannot presently determine the impact that future events such as military or police activities in the U.S. or foreign countries, future terrorist activities or threats of such activities, natural disasters or health epidemics could have on our business. Our business and lodging properties may continue to be affected by such events, including our hotel occupancy levels and average daily rates, and, as a result, our revenues may decrease or not increase to levels we expect. In addition, other terrorist attacks, natural disasters, health epidemics, acts of war, prolonged U.S. involvement in Iraq or other significant military activity could have additional adverse effects on the economy in general, and the travel and lodging industry in particular. These factors could have a material adverse effect on our results of operations, financial condition, and cash flows, thereby impacting our ability to service debt and ability to make distributions to our stockholders.

We do not have control over the market and business conditions that affect the value of our lodging properties, and adverse changes with respect to such conditions could have an adverse effect on our results of operations, financial condition and cash flows. Hotel properties, including extended stay hotels, are subject to varying degrees of risk generally common to the ownership of hotels, many of which are beyond our control, including the following:

•	increased competition from other existing hotels in our markets;
•	new hotels entering our markets, which may adversely affect the occupancy levels and average daily rates of our lodging properties;
•	declines in business and leisure travel;
•	increases in energy costs, increased threat of terrorism, terrorist events, airline strikes or other factors that may affect travel patterns and reduce the number of business and leisure travelers;
•	increases in operating costs due to inflation and other factors that may not be offset by increased room rates;
•	changes in, and the related costs of compliance with, governmental laws and regulations, fiscal policies and zoning ordinances; and
•	adverse effects of international, national, regional and local economic and market conditions.

Adverse changes in any or all of these factors could have an adverse effect on our results of operations, financial condition and cash flows, thereby adversely impacting our ability to service debt and to make distributions to our stockholders.

The hotel industry is intensely competitive, and, as a result, if our third-party management company and our third-party tenants are unable to compete successfully or if our competitors’ marketing strategies are more effective, our results of operations, financial condition, and cash flows including our ability to service debt and to make distributions to our stockholders, may be adversely affected. The hotel industry is intensely competitive. Our lodging properties compete with other existing and new hotels in their geographic markets. Since we do not operate our lodging properties, our revenues depend on the ability of our third-party management company and our-third party tenants to compete successfully with other hotels in their respective markets. Some of our competitors have substantially greater marketing and financial resources than we do. If our third-party management company and our third-party tenants are unable to compete successfully or if our competitors’ marketing strategies are effective, our results of operations, financial condition, ability to service debt and ability to make distributions to our stockholders may be adversely affected.

The hotel industry is seasonal in nature, and, as a result, our lodging properties may be adversely affected. The seasonality of the hotel industry can be expected to cause quarterly fluctuations in our revenues. In addition, our quarterly earnings may be adversely affected by factors outside our control, such as extreme or unexpectedly mild weather conditions or natural disasters, terrorist attacks or alerts, outbreaks of contagious diseases, airline strikes, economic factors and other considerations affecting travel. To the extent that cash flows from operations are insufficient during any quarter, due to temporary or seasonal fluctuations in revenues, we may attempt to borrow in order to make distributions to our stockholders or be required to reduce other expenditures or distributions to stockholders.

The increasing use of internet travel intermediaries by consumers may experience fluctuations in operating performance during the year and otherwise adversely affect our profitability and cash flows. Our third party hotel management company will rely upon Internet travel intermediaries such as Travelocity.com, Expedia.com, Orbitz.com, Hotels.com and Priceline.com to generate demand for our lodging properties. As Internet bookings increase, these intermediaries may be able to obtain higher commissions, reduced room rates or other significant contract concessions from our third-party management company. Moreover, some of these Internet travel intermediaries are attempting to offer hotel rooms as a commodity, by increasing the importance of price and general indicators of quality (such as “three-star downtown hotel”) at the expense of brand identification. Consumers may eventually develop brand loyalties to their reservations system rather than to our third-party management company and/or our brands, which could have an adverse effect on our business because we will rely heavily on brand identification. If the amount of sales made through Internet intermediaries increases significantly and our third-party management company and our third-party tenants fail to appropriately price room inventory in a manner that maximizes the opportunity for enhanced profit margins, room revenues may flatten or decrease and our profitability may be adversely affected.

Real Estate Financing Risks

General Financing Risks

We plan to incur mortgage indebtedness and other borrowings, which may increase our business risks. We intend to acquire properties subject to existing financing or by borrowing new funds. In addition, we intend to incur or increase our mortgage debt by obtaining loans secured by selected or all of the real properties to obtain funds to acquire additional real properties. We may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

We intend to incur mortgage debt on a particular real property if we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, requiring us to use cash from other sources to make the mortgage payments on the property, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may, in some circumstances, give a guaranty on behalf of an entity that owns one of our properties. In these cases, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default.

Any mortgage debt which we place on properties may contain clauses providing for prepayment penalties. If a lender invokes these penalties upon the sale of a property or the prepayment of a mortgage on a property, the cost to us to sell the property could increase substantially, and may even be prohibitive. This could lead to a reduction in our income, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money. Moreover, if we enter into financing arrangements involving balloon payment obligations, such financing arrangements will involve greater risks than financing arrangements whose principal amount is amortized over the term of the loan. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment.

The current debt market volatility may affect the availability and amount of financing for our acquisitions. The commercial real estate debt markets are currently experiencing volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold Collateralized Mortgage Backed Securities in the market. This is resulting in lenders increasing the cost for debt financing. As our existing debt is fixed rate debt, we do not believe that our current portfolio is materially impacted by the current debt market environment. However, should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of future acquisitions. This may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution.

In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets. Although this may benefit us for future acquisitions, it could negatively impact the current value of our existing assets.

If we have insufficient working capital reserves, we will have to obtain financing from other sources. We have established working capital reserves that we believe are adequate to cover our cash needs. However, if these reserves are insufficient to meet our cash needs, we may have to obtain financing to fund our cash requirements. Sufficient financing may not be available or, if available, may not be available on economically feasible terms or on terms acceptable to us. If mortgage debt is unavailable at reasonable rates, we will not be able to place financing on the properties, which could reduce the number of properties we can acquire and the amount of distributions per share. If we place mortgage debt on the properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, our income could be reduced, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money. Additional borrowing for working capital purposes will increase our interest expense, and therefore our financial condition and our ability to pay distributions may be adversely affected.

We may not have funding or capital resources for future improvements. When a commercial tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for leasing costs, tenant improvements and tenant refurbishments to the vacated space. We will incur certain fixed operating costs during the time the space is vacant as well as leasing commissions and related costs to re-lease the vacated space. We may also have similar future capital needs in order to renovate or refurbish any of our properties for other reasons.

Also, in the event we need to secure funding sources in the future but are unable to secure such sources or are unable to secure funding on terms we feel are acceptable, we may be required to defer capital improvements or refurbishment to a property. This may cause such property to suffer from a greater risk of obsolescence or a decline in value and/or produce decreased cash flow as the result of our inability to attract tenants to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted. Or, we may be required to secure funding on unfavorable terms.

We may be adversely affected by limitations in our charter on the aggregate amount we may borrow. Our charter limits the aggregate amount we may borrow, absent approval by our independent directors and justification for such excess. That limitation could have adverse business consequences such as:

•	limiting our ability to purchase additional properties;
•	causing us to lose our REIT status if additional borrowing was necessary to pay the required minimum amount of cash distributions to our stockholders to maintain our status as a REIT;
•	causing operational problems if there are cash flow shortfalls for working capital purposes; and
•	resulting in the loss of a property if, for example, financing was necessary to repay a default on a mortgage.

Any excess borrowing over the 300% level will be disclosed to stockholders in our next quarterly report, along with justification for such excess.

Lenders may require us to enter into restrictive covenants relating to our operations. In connection with obtaining financing, a bank or other lender could impose restrictions on us affecting our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain negative covenants limiting our ability to, among other things, further mortgage our properties, discontinue insurance coverage or replace Lightstone Value Plus REIT LLC as our advisor. In addition, prepayment penalties imposed by banks or other lenders could affect our ability to sell properties when we want.

Financing Risks on the Property Level

Some of our mortgage loans may have “due on sale” provisions. In purchasing properties subject to financing, we may obtain financing with “due-on-sale” and/or “due-on-encumbrance” clauses. Due-on-sale clauses in mortgages allow a mortgage lender to demand full repayment of the mortgage loan if the borrower sells the mortgaged property. Similarly, due-on-encumbrance clauses allow a mortgage lender to demand full repayment if the borrower uses the real estate securing the mortgage loan as security for another loan. These clauses may cause the maturity date of such mortgage loans to be accelerated and such financing to become due. In such event, we may be required to sell our properties on an all-cash basis, to acquire new financing in connection with the sale, or to provide seller financing. It is not our intent to provide seller financing, although it may be necessary or advisable for us to do so in order to facilitate the sale of a property. It is unknown whether the holders of mortgages encumbering our properties will require such acceleration or whether other mortgage financing will be available. Such factors will depend on the mortgage market and on financial and economic conditions existing at the time of such sale or refinancing.

Lenders may be able to recover against our other properties under our mortgage loans. We will seek secured loans (which are nonrecourse) to acquire properties. However, only recourse financing may be available, in which event, in addition to the property securing the loan, the lender may look to our other assets for satisfaction of the debt. Thus, should we be unable to repay a recourse loan with the proceeds from the sale or other disposition of the property securing the loan, the lender could look to one or more of our other properties for repayment. Also, in order to facilitate the sale of a property, we may allow the buyer to purchase the property subject to an existing loan whereby we remain responsible for the debt.

Our mortgage loans may charge variable interest. Some of our mortgage loans will be subject to fluctuating interest rates based on certain index rates, such as the prime rate. Future increases in the index rates would result in increases in debt service on variable rate loans and thus reduce funds available for acquisitions of properties and dividends to the stockholders.

Insurance Risks

We may suffer losses that are not covered by insurance. If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits. We intend to cause comprehensive insurance to be obtained for our properties, including casualty, liability, fire, extended coverage and rental loss customarily obtained for similar properties in amounts which our advisor determines are sufficient to cover reasonably foreseeable losses, with policy specifications and insured limits that we believe are adequate and appropriate under the circumstances. Some of our commercial tenants may be responsible for insuring their goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which our advisor determines are sufficient to cover reasonably foreseeable losses. Material losses may occur in excess of insurance proceeds with respect to any property as insurance proceeds may not provide sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, earthquakes, floods, hurricanes, pollution, environmental matters, mold or, in the future, terrorism which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments.

Insurance companies have recently begun to exclude acts of terrorism from standard coverage. Terrorism insurance is currently available at an increased premium, and it is possible that the premium will increase in the future or that terrorism coverage will become unavailable. Mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition for providing loans. We intend to obtain terrorism insurance if required by our lenders, but the terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, we may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. If such an event occurred to, or caused the destruction of, one or more of our properties, we could lose both our invested capital and anticipated profits from such property. In addition, certain losses resulting from these types of events are uninsurable and others may not be covered by our terrorism insurance. Terrorism insurance may not be available at a reasonable price or at all.

In addition, many insurance carriers are excluding asbestos-related claims from standard policies, pricing asbestos endorsements at prohibitively high rates or adding significant restrictions to this coverage. Because of our inability to obtain specialized coverage at rates that correspond to the perceived level of risk, we may not obtain insurance for acts of terrorism or asbestos-related claims. We will continue to evaluate the availability and cost of additional insurance coverage from the insurance market. If we decide in the future to purchase insurance for terrorism or asbestos, the cost could have a negative impact on our results of operations. If an uninsured loss or a loss in excess of insured limits occurs on a property, we could lose our capital invested in the property, as well as the anticipated future revenues from the property and, in the case of debt that is recourse to us, would remain obligated for any mortgage debt or other financial obligations related to the property. Any loss of this nature would adversely affect us.

Although we intend to adequately insure our properties, we cannot assure that we will successfully do so.

Compliance with Laws

The costs of compliance with environmental laws and regulations may adversely affect our income and the cash available for any distributions. All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances at, on, under or in its property. The costs of removal or remediation could be substantial. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

Environmental laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous or toxic materials. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination arising from that site. The presence of hazardous or toxic materials, or the failure to address conditions relating to their presence properly, may adversely affect the ability to rent or sell the property or to borrow using the property as collateral. Persons who dispose of or arrange for the disposal or treatment of hazardous or toxic materials may also be liable for the costs of removal or remediation of such materials, or for related natural resource damages, at or from an off-site disposal or treatment facility, whether or not the facility is or ever was owned or operated by those persons. In addition, environmental laws today can impose liability on a previous owner or operator of a property that owned or operated the property at a time when hazardous or toxic substances were disposed on, or released from, the property. A conveyance of the property, therefore, does not relieve the owner or operator from liability.

There may be potential liability associated with lead-based paint arising from lawsuits alleging personal injury and related claims. Typically, the existence of lead paint is more of a concern in residential units than in commercial properties. Although a structure built prior to 1978 may contain lead-based paint and may present a potential for exposure to lead, structures built after 1978 are not likely to contain lead-based paint.

Properties’ values may also be affected by their proximity to electric transmission lines. Electric transmission lines are one of many sources of electro-magnetic fields (“EMFs”) to which people may be exposed. Research completed regarding potential health concerns associated with exposure to EMFs has produced inconclusive results. Notwithstanding the lack of conclusive scientific evidence, some states now regulate the strength of electric and magnetic fields emanating from electric transmission lines, and other states have required transmission facilities to measure for levels of EMFs. On occasion, lawsuits have been filed (primarily against electric utilities) that allege personal injuries from exposure to transmission lines and EMFs, as well as from fear of adverse health effects due to such exposure. This fear of adverse health effects from transmission lines has been considered both when property values have been determined to obtain financing and in condemnation proceedings. We may not, in certain circumstances, search for electric transmission lines near our properties, but are aware of the potential exposure to damage claims by persons exposed to EMFs.

Recently, indoor air quality issues, including mold, have been highlighted in the media and the industry is seeing mold claims from lessees rising. To date, we have not incurred any material costs or liabilities relating to claims of mold exposure or abating mold conditions. However, due to the recent increase in mold claims and given that the law relating to mold is unsettled and subject to change, we could incur losses from claims relating to the presence of, or exposure to, mold or other microbial organisms, particularly if we are unable to maintain adequate insurance to cover such losses. We may also incur unexpected expenses relating to the abatement of mold on properties that we may acquire.

Limited quantities of asbestos-containing materials are present in various building materials such as floor coverings, ceiling texture material, acoustical tiles and decorative treatment. Environmental laws govern the presence, maintenance and removal of asbestos. These laws could be used to impose liability for release of, and exposure to, hazardous substances, including asbestos-containing materials, into the air. Such laws require that owners or operators of buildings containing asbestos (1) properly manage and maintain the asbestos, (2) notify and train those who may come into contact with asbestos and (3) undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building. Such laws may impose fines and penalties on building owners or operators who fail to comply with these requirements. These laws may allow third parties to seek recovery from owners or operators of real properties for personal injury associated with exposure to asbestos fibers. As the owner of our properties, we may be potentially liable for any such costs.

We cannot assure you that properties which we acquire in the future will not have any material environmental conditions, liabilities or compliance concerns. Accordingly, we have no way of determining at this time the magnitude of any potential liability to which we may be subject arising out of environmental conditions or violations with respect to the properties we own.

The costs of compliance with laws and regulations relating to our lodging and residential properties may adversely affect our income and the cash available for any distributions.

Various laws, ordinances, and regulations affect multi-family residential properties, including regulations relating to recreational facilities, such as activity centers and other common areas. We intend for our properties to have all material permits and approvals to operate. In addition, rent control laws may also be applicable to any of our residential properties.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental contamination may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liabilities, and the current environmental condition of our properties might be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties.

These laws typically allow liens to be placed on the affected property. In addition, there are various local, state and federal fire, health, life-safety and similar regulations which we may be required to comply with, and which may subject us to liability in the form of fines or damages for noncompliance.

Any newly acquired or developed lodging or multi-family residential properties must comply with Title II of the Americans with Disabilities Act (the “ADA”) to the extent that such properties are “public accommodations” and/or “commercial facilities” as defined by the ADA. Compliance with the ADA requires removal of structural barriers to handicapped access in certain public areas of the properties where such removal is “readily achievable.” We intend for our properties to comply in all material respects with all present requirements under the ADA and applicable state laws. We will attempt to acquire properties which comply with the ADA or place the burden on the seller to ensure compliance with the ADA. We may not be able to acquire properties or allocate responsibilities in this manner. Noncompliance with the ADA could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages to private litigants. The cost of defending against any claims of liability under the ADA or the payment of any fines or damages could adversely affect our financial condition and affect cash available to return capital and the amount of distributions to you.

The Fair Housing Act (the FHA) requires, as part of the Fair Housing Amendments Act of 1988, apartment communities first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. We intend for any of our properties that are subject to the FHA to be in compliance with such law. The cost of defending against any claims of liability under the FHA or the payment of any fines or damages could adversely affect our financial condition.

Risks Related to General Economic Conditions and Terrorism

Adverse economic conditions may negatively affect our returns and profitability. The timing, length and severity of any economic slowdown that the nation may experience cannot be predicted with certainty. Since we may liquidate within seven to ten years after the proceeds from the offering are fully invested, there is a risk that depressed economic conditions at that time could cause cash flow and appreciation upon the sale of our properties, if any, to be insufficient to allow sufficient cash remaining after payment of our expenses for a significant return on your investment.

The terrorist attacks of September 11, 2001 on the United States negatively impacted the U.S. economy and the U.S. financial markets. Any future terrorist attacks and the anticipation of any such attacks, or the consequences of the military or other response by the U.S. and its allies, may have further adverse impacts on the U.S. financial markets and the economy and may adversely affect our operations and our profitability. It is not possible to predict the severity of the effect that any of these future events would have on the U.S. financial markets and economy.

It is possible that the economic impact of the terrorist attacks may have an adverse effect on the ability of the tenants of our properties to pay rent. In addition, insurance on our real estate may become more costly and coverage may be more limited due to these events. The instability of the U.S. economy may also reduce the number of suitable investment opportunities available to us and may slow the pace at which those investments are made. In addition, armed hostilities and further acts of terrorism may directly impact our properties. These developments may subject us to increased risks and, depending on their magnitude, could have a material adverse effect on our business and your investment.

Tax Risks

Your investment has various federal income tax risks. Although the provisions of the Internal Revenue Code relevant to your investment are generally described in the section of the prospectus titled “Federal Income Tax Considerations,” we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment and on your individual tax situation.

If we fail to maintain our REIT status, our dividends will not be deductible to us, and our income will be subject to taxation. We have elected to qualify as a REIT under the Internal Revenue Code which will afford us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to meet these requirements, our dividends will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay distributions and your yield on your investment. In addition, tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT test or if we voluntarily revoke our election, we would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost. This could materially and negatively affect your investment by causing a loss of common stock value.

Investment in lodging facilities requires special REIT compliance. As discussed above in “Risk Factors — Lodging Industry Risks” and below in “Federal Income Tax Considerations” we have invested in lodging facilities and may invest in lodging facilities in the future. The Internal Revenue Code restricts the way in which a REIT can own, operate and manage lodging facilities in order for it to qualify as a REIT. In general, subject to some very complex rules, a lodging facility owned by a REIT must be leased to a taxable REIT subsidiary. In addition, the lodging facility must also be operated and managed by a third-party management company that meets certain independent contractor requirements; primarily that it not be a related party with respect to the taxable REIT subsidiary or the REIT. As a result, the rental income from such lease would be good income to the REIT. However, failure to maintain the proper operation and management of lodging facilities as required by the Internal Revenue Code, could jeopardize our REIT status subjecting you to the consequences described in the previous paragraph.

You may have tax liability on distributions you elect to reinvest in common stock. If you participate in our distribution reinvestment program, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

The opinion of Proskauer Rose LLP regarding our status as a REIT does not guarantee our ability to remain a REIT. Our legal counsel, Proskauer Rose LLP, has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. Our qualification as a REIT depends upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Proskauer Rose LLP will not review these operating results or compliance with the qualification standards. We may not satisfy the REIT requirements in the future. Also, this opinion represents Proskauer Rose LLP’s legal judgment based on the law in effect as of the date of this prospectus and is not binding on the Internal Revenue Service or the courts, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively. Failure to qualify as a REIT or to maintain such qualification could materially and negatively impact your investment and its yield to you by causing a loss of common share value and by substantially reducing our cash available to pay distributions.

If the operating partnership fails to maintain its status as a partnership, its income may be subject to taxation. We intend to maintain the status of the operating partnership as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

Even REITS are subject to federal and state income taxes. Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a “prohibited transaction,” such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. This will result in our stockholders being treated for tax purposes as though they had received their proportionate shares of such retained income. However, to the extent we have already paid income taxes directly on such income, our stockholders will also be credited with their proportionate share of such taxes already paid by us. Stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets.

We may not be able to continue to satisfy the REIT requirements, and it may cease to be in our best interests to continue to do so in the future.

Future changes in the income tax laws could adversely affect our profitability. Future events, such as court decisions, administrative rulings and interpretations and changes in the tax laws or regulations, including the REIT rules, that change or modify these provisions could result in treatment under the federal income tax laws for us and/or our stockholders that differs materially and adversely from that described in this prospectus; both for taxable years arising before and after such event. Future legislation, administrative interpretations or court decisions may be retroactive in effect.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and may adversely affect the taxation of our stockholders.

In view of the complexity of the tax aspects of the offering, particularly in light of the fact that some of the tax aspects of the offering will not be the same for all investors, prospective investors are strongly advised to consult their tax advisors with specific reference to their own tax situation prior to an investment in shares of our common stock.

Employee Benefit Plan Risks

An investment in our common stock may not satisfy the requirements of ERISA or other applicable laws. When considering an investment in our common stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA or other applicable laws should consider whether the investment satisfies the requirements of Section 404 of ERISA or other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(1)(C) of ERISA in light of all the facts and circumstances, including the portion of the plan’s portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our common stock, and whether the investment is permissible under the plan’s governing instrument. We have not, and will not, evaluate whether an investment in our common stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards.

The annual statement of value that we will be sending to stockholders subject to ERISA and stockholders is only an estimate and may not reflect the actual value of our shares. The annual statement of value will report the value of each common share as of the close of our fiscal year. The value will be based upon an estimated amount we determine would be received if our properties and other assets were sold as of the close of our fiscal year and if such proceeds, together with our other funds, were distributed pursuant to a liquidation. However, the net asset value of each share of common stock will be deemed to be $10 until the end of the first year following the completion of this offering. Thereafter, our advisor or its affiliates will determine the net asset value of each share of common stock. Because this is only an estimate, we may subsequently revise any annual valuation that is provided. It is possible that:

•	a value included in the annual statement may not actually be realized by us or by our stockholders upon liquidation;
•	stockholders may not realize that value if they were to attempt to sell their common stock; or
•	an annual statement of value might not comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law. We will stop providing annual statements of value if the common stock becomes listed for trading on a national stock exchange or included for quotation on a national market system.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements.  We based these forward-looking statements on our current expectations and projections about future events. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimate,” “continue,” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. The following factors could cause our actual results to differ from those implied by the forward-looking statements in this prospectus:

•	changes in economic conditions generally and the real estate market specifically;
•	legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts);
•	availability of capital, changes in interest rates and interest rate spreads; and
•	changes in generally accepted accounting principles and policies and guidelines applicable to REITs.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the “Risk Factors” section and elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

HOW WE OPERATE

We intend to operate as a REIT for federal and state income tax purposes. Our sponsor is David Lichtenstein, doing business as The Lightstone Group. Our sponsor was instrumental in our organization.

Our sponsor, David Lichtenstein, founded The Lightstone Group as a limited liability company and often does business in his individual capacity under that name. Our sponsor is one of the largest private residential and commercial real estate owners and operators in the United States today, with a portfolio of over 18,000 residential units, 687 extended stay hotels and approximately 29,000,000 square feet of retail, office and industrial properties located in 46 states, the District of Columbia, Puerto Rico and Canada. With five regional offices across the country, our sponsor employs approximately 14,000 employees. Our sponsor and its affiliates have acquired over 190 projects including numerous properties and portfolios from major national public and privately-held real estate companies such as Acadia Realty Trust (NYSE:AKR), Liberty Property Trust (NYSE:LRY), The Rouse Company (NYSE:RSE), Prime Retail Inc. (NASDAQ:PMRE), F & W Management Company, United Dominion Realty Trust (NYSE:UDR), Intel Corporation (NASDAQ:INTC), PREIT or Pennsylvania Real Estate Investment Trust (NYSE:PEI), Archon Group, an affiliate of Polaris Capital, and the Blackstone Group.

We contract with Lightstone Value Plus REIT LLC for its services as our advisor. Our advisor is owned by The Lightstone Group and has the responsibility for our day-to-day operations and the management of our assets.

In addition to the services of our advisor, we contract with Lightstone Value Plus REIT Management LLC for its services as our property manager. Our property manager may provide the day-to-day property management services for our properties. In addition, our property manager may engage one or more third parties to provide the day-to-day property management services for some or all of our properties, in which case our property manager will supervise the services provided by such parties. Our property manager is owned by The Lightstone Group.

Through The Lightstone Group, Mr. Lichtenstein controls and indirectly owns our advisor, our property manager, our operating partnership, our dealer manager and affiliates, except for us. As of December 31, 2007 Mr. Lichtenstein owned 20,000 (less than a ¼ of 1%) of our shares indirectly through our advisor. Mr. Lichtenstein is one of our directors and The Lightstone Group or an affiliated entity controlled by Mr. Lichtenstein employs Bruno de Vinck, our other non-independent director, and each of our officers. Neither The Lightstone Group nor any of our other affiliates has been or currently is the subject of any regulatory action or proceeding.

Our structure is generally referred to as an “UPREIT” structure. Substantially all of our assets will be held through Lightstone Value Plus REIT LP, a Delaware limited partnership and our operating partnership. This structure will enable us to acquire assets from other partnerships and individual owners that will defer the recognition of gain to the partners of the acquired partnerships or the individual owners, assuming certain conditions are met.

We will be the general partner of the operating partnership. As the general partner of the operating partnership, we generally have the exclusive power under the partnership agreement to manage and conduct the business of the operating partnership, subject to the consent of the special general partner as to management decisions.

The partnership interests in the operating partnership will be owned by us and any persons who transfer interests in properties to the operating partnership in exchange for units in the operating partnership. We will own one unit in the operating partnership for each outstanding share of our common stock. Our interest in the operating partnership will entitle us to share in cash distributions from, and in profits and losses of, the operating partnership. Holders of limited partnership units in the operating partnership will have the same rights to distributions as our holders of common stock. In addition, each limited partnership interest will be exchangeable by the holder for cash at the-then fair market value or, at our option, one share of common stock. For a detailed discussion of the structure and operation of the operating partnership, including the responsibilities of the partners thereof, please see the section titled “Operating Partnership Agreement,” below.

We expect that all of the properties will be owned by subsidiary limited partnerships or limited liability companies. These subsidiaries will be single-purpose entities that we create to own a single property, and each will have no assets other than the single investment property it owns. These entities represent a useful means of shielding our operating partnership from liability under the state laws and will make the underlying properties easier to transfer. These subsidiary arrangements are intended to ensure that no environmental or other liabilities associated with any particular property can be attributed against other properties that the operating partnership or we will own. The limited liability aspect of a subsidiary’s form will shield parent and affiliated (but not subsidiary) companies, including the operating partnership and us, from liability assessed against it.

Tax law disregards single-member LLCs and so it will be as if the operating partnership owns the underlying properties for tax purposes. Use of single-purpose entities in this manner is customary for REITs.

Our independent directors are not required to approve all transactions involving the creation of subsidiary limited liability companies and limited partnerships that we intend to use for investment in properties on our behalf. No additional fees will be imposed upon the REIT by the subsidiary companies’ managers and these subsidiaries will not affect our stockholders’ voting rights. Because our operating partnership will be the direct parent company of these subsidiaries, it will directly own their assets. As such, their assets will be subject to the structure for distributions by the operating partnership to Lightstone SLP, LLC and to us, and then by us to our stockholders, as discussed elsewhere in this prospectus.

CONFLICTS OF INTEREST

We are subject to conflicts of interest arising out of our relationships with our sponsor, advisor, property manager and their affiliates. All of our agreements and arrangements with such parties, including those relating to compensation, are not the result of arm’s-length negotiations. Some of the conflicts inherent in our transactions with our sponsor, advisor, property manager and their affiliates, and the limitations on such parties adopted to address these conflicts, are described below. Our sponsor, advisor, property manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock.

We may purchase real properties from persons with whom affiliates of our advisor have prior business relationships.  We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our advisor or its affiliates. If we purchase properties from these third parties, our advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. Nevertheless, our advisor has a fiduciary obligation to us.

We may compete with other entities affiliated with our sponsor for tenants.  The sponsor and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. The sponsor or its affiliates may own and/or manage properties in most if not all geographical areas in which we expect to acquire real estate assets. Therefore, our properties may compete for tenants with other properties owned and/or managed by the sponsor and its affiliates. The sponsor may face conflicts of interest when evaluating tenant opportunities for our properties and other properties owned and/or managed by the sponsor and its affiliates and these conflicts of interest may have a negative impact on our ability to attract and retain tenants.

Property management services are being provided by a company owned by The Lightstone Group.
Our property manager, which is owned by our sponsor, may provide property management services to us or may engage one or more third parties to provide such services for some or all of our properties, in which case our property manager will supervise the services provided by such parties. Our property management services agreement provides that we pay our property manager a monthly management fee of 5% of the gross revenues from our residential and retail properties. In addition, for the management and leasing of our office and industrial properties, we will pay to our property manager, property management and leasing fees of up to 4.5% of gross revenues from our office and industrial properties. In addition, we may pay our property manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed office and industrial properties in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.

Notwithstanding the foregoing, our property manager may be entitled to receive higher fees in the event our property manager demonstrates to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered. In the event that our property manager engages one or more third parties to perform the day-to-day property management services for some or all of our properties, the fees payable to such parties for such services will be deducted from the monthly management fee payable to our property manager pursuant to the immediately preceding sentence or paid by our property manager.

The advisor and the property manager believe that the property manager has sufficient personnel and other required resources to discharge all responsibilities to us.

Our advisor and its affiliates receive commissions, fees and other compensation based upon our investments.  We believe that the compensation we pay to our advisor and its affiliates is no more than what we would pay for similar services performed by independent firms. Some compensation is payable whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our advisor and its affiliates benefit from us retaining ownership of our assets and leveraging our assets, while our stockholders may be better served by the sale, disposition or avoidance of new or additional debt on the assets. In addition, the advisor’s ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Therefore, the interest of the advisor and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock. Because asset management fees payable to our advisor are based on total assets under management, including assets purchased using debt, our advisor may have an incentive to incur a high level of leverage in order to increase the total amount of assets under management. Our advisor and its affiliates recognize that they have a fiduciary duty to us and our stockholders, and have represented to us that their actions and decisions will be made in the manner taking into account our interests and those of our stockholders.

While we will not make loans to our advisor or its affiliates, we may borrow money from them for various purposes, including funding working capital requirements and funding acquisitions before we receive the proceeds of this offering. If we do, the terms, such as the interest rate, security, fees and other charges, will be at least as favorable to us as those which would be charged by unaffiliated lending institutions in the same locality on comparable loans.

Our advisor and its affiliates may do business with others who also do business with us, although presently there are no instances of this. However, our advisor or its affiliates may not receive rebates or participate in any reciprocal business arrangements which would have the effect of circumventing our agreement with our advisor.

Our advisor may have conflicting fiduciary obligations if we acquire properties with its affiliates.  Our advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, our advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. In order to minimize the conflict between these fiduciary duties, the advisory agreement provides guidelines for investments in joint ventures with affiliates. In addition, our charter requires a majority of our disinterested directors to determine that the transaction is fair and reasonable to us and is on terms and conditions no less favorable than from unaffiliated third parties entering into the venture.

There is competition for the time and services of our advisor.  We rely on our advisor and its affiliates for our daily operation and the management of our assets. Personnel of our advisor and its affiliates have conflicts in allocating their management time, services and functions among our sponsor, the real estate investment programs it currently services and any future real estate investment programs or other business ventures which they may organize or serve, as applicable. Our advisor and its affiliates believe they have enough staff to perform their responsibilities in connection with all of the real estate programs and other business ventures in which they are involved. In addition, other persons employed by the advisor may devote such time to our business as is necessary.

Our advisor may face a conflict of interest when determining whether we should dispose of any property.  Our advisor may face a conflict of interest when determining whether we should dispose of any property we own that is managed by the property manager because the property manager may lose fees associated with the management of the property. Specifically, because the property manager will receive significant fees for managing our properties, our advisor may face a conflict of interest when determining whether we should sell properties under circumstances where the property manager would no longer manage the property after the transaction. As a result of this conflict of interest, we may not dispose of properties when it would be in our best interests to do so.

We do not have arm’s-length agreements with our advisor, property manager and dealer manager.  As we have noted, our agreements and arrangements with our advisor, property manager, dealer manager, or any of their affiliates, including those relating to compensation, are not the result of arm’s-length negotiations. However, we believe these agreements and arrangements approximate the terms of arm’s-length transactions, as they contain similar terms as recent similar agreements and arrangements with unaffiliated third parties.

Our dealer manager is affiliated with us and will not perform an independent due diligence review.   Because our dealer manager is affiliated with us, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities, although the participating broker-dealers will perform a due diligence review of us and the offering. The participating broker-dealers will be qualified independent underwriters within the meaning of Rule 2720 issued by the National Association of Securities Dealers.

We may acquire our advisor or property manager without further action by our stockholders.  During the term of our agreements with our advisor and property manager, we have the option to cause the businesses conducted by our advisor and property manager (including all assets) to be acquired by us, under certain circumstances, without any consent of our stockholders, the advisor, the property manager or their boards of directors or stockholders. We may elect to exercise such right at any time after the effectiveness of this prospectus. Our decision to exercise such right will be determined by a vote of a majority of our directors not otherwise interested in the transaction (including a majority of our independent directors). The advisor, the property manager and their equity holders will receive shares of our common stock, in connection with such an acquisition, in exchange for the transfer of all of their stock or assets, termination of contractual relationships with us and the release or waiver of all unpaid fees payable under the provisions of any contractual arrangements until their stated termination. We will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of such acquisitions. See “Management — The Advisory Agreement” for an explanation of how the number of shares will be determined. In the event such an acquisition transaction is structured as a purchase of assets by us or a share exchange in which we are the acquiring corporation, our articles and Maryland corporate law permit us to enter into and to consummate such a transaction without obtaining the approval of our stockholders. Any such transaction will occur, if at all, only if our board of directors obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefore is fair, from a financial point of view, to our stockholders.

There may be conflicting investment opportunities among us and affiliates of our advisor and The Lightstone Group.  Our advisor does not advise any entity other than us. However, our advisor may, in the future, advise entities that invest in properties that meet our investment criteria. Likewise, David W. Lichtenstein, a principal of our sponsor may, in the future, invest in properties that meet our investment criteria. Therefore, our sponsor, our advisor and their affiliates could, in the future, face conflicts of interest in determining which investment programs or joint ventures will finance or acquire real properties and other assets as they become available. Such conflicts could result in a particular property being offered to an affiliate rather than to us. If our advisor, in the future, offers our sponsor or its other affiliates the opportunity to acquire or finance such properties, they may decide not to pursue investments in such properties. In such case these investments may be offered to us.

The method for allocation of the acquisition of properties by two or more programs of our sponsor or advisor that seek to acquire similar types of assets must be reasonable. Under our charter and the advisory agreement, before our advisor may take advantage of an investment opportunity for its own account or recommend it to others, it is obligated to present such opportunity to us if (i) such opportunity is compatible with our investment objectives and policies (including our requirements relating to all pertinent factors, including diversification, size of the investment, property type and location), (ii) such opportunity is of a character which could be taken by us, and (iii) we have the financial resources to take advantage of such opportunity. In addition, neither our advisor nor any affiliate of our advisor may make any investment in property where the investment objective is substantially similar to our investment objectives until such time as 75% of the total gross proceeds from the offering of the shares offered for sale pursuant to this offering, following the final closing of this offering, have been invested or committed for investment in properties.

Our sponsor and advisor will each use their respective best efforts to present suitable investments to us consistent with our investment procedures, objectives and policies. If our sponsor or advisor or any of their respective affiliates is presented with a potential investment in a property which might be made by more than one investment entity which it advises or manages, the decision as to the suitability of the property for investment by a particular entity will be based upon a review of the investment portfolio of each entity and upon factors such as:

•	cash flow from the property;
•	the effect of the acquisition of the property on the diversification of each entity’s portfolio;

•	the amount of equity required to make the investment;
•	the policies of each entity relating to leverage;
•	the funds of each entity available for investment; and
•	the length of time the funds have been available for investment and the manner in which the potential investment can be structured by each entity.

To the extent that a particular property might be determined to be suitable for more than one investment entity, priority generally will be given to the investment entity that has held funds available for investment for the longest period of time. In addition, our advisor currently believes that sufficient investment opportunities exist so that we and any REITs, programs and joint ventures that our sponsor may form in the future will have enough properties meeting our respective investment objectives in which to invest.

Finally, all actions that occur between us and our advisor or its affiliates that present potential conflicts with us must be approved by a majority of our independent directors.

We have the same legal counsel as our advisor.  Proskauer Rose LLP serves as our general legal counsel, as well as special counsel to our sponsor and various affiliates. The interests of our advisor may become adverse to ours in the future. Under legal ethics rules, Proskauer Rose LLP may be precluded from representing us due to any conflict of interest between us and our advisor. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, other counsel may be retained for one or more parties. Proskauer Rose LLP is not representing the prospective investors in connection with the transactions contemplated by this prospectus.

Title insurance services are being provided by an affiliated party.  From time to time, Lightstone purchases title insurance from an agent in which our sponsor owns a fifty percent limited partnership interest. Because this title insurance agent receives significant fees for providing title insurance, our advisor may face a conflict of interest when considering the terms of purchasing title insurance from this agent. However, prior to the purchase by Lightstone of any title insurance, an independent title consultant with more than 25 years of experience in the title insurance industry reviews the transaction, and performs market research and competitive analysis on our behalf. This process results in terms similar to those that would be negotiated at an arm’s-length basis.

COMPENSATION TABLE

The compensation arrangements between us, our advisor, property manager, dealer manager, The Lightstone Group and their affiliates were not determined by arm’s-length negotiations. See “Conflicts of Interest.” The following table discloses the compensation which we may pay such parties. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, our affiliates may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.

We define net income as total revenues less expenses other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. When we use the term “net income” for purposes of calculating some expenses and fees, it excludes the gain from the sale of our assets. However, this net income definition is not in accordance with generally accepted accounting principles in the United States, because we do not deduct depreciation and other non-cash reserves in determining net income.

We define the term “net investment” to mean the original issue price paid for our common stock, reduced by distributions from the sale or financing of our properties.

For description of an undertaking that we have made to limit compensation paid to our affiliates, see “Compensation Restrictions” and “Reports to Stockholders.”

Non-subordinated Payments

The following aggregate amounts of compensation, allowances and fees we may pay to our affiliates are not subordinated to the returns on initial investments that we are required to pay to our stockholders.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
Organizational and Offering Stage
Selling commissions paid to Lightstone Securities.	Up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Lightstone Securities, our dealer manager, intends to reallow 100% of commissions earned for those transactions that involve participating broker-dealers.	We currently estimate selling commissions of $21,000,000 if the maximum offering of 30,000,000 shares is sold (without giving effect to any special sales or volume discounts which could reduce selling commissions).
We will sell special general partner interests of our operating partnership to Lightstone SLP, LLC and use the sale proceeds to pay all selling commissions.
Dealer manager fee paid to Lightstone Securities.	Up to 1% of gross offering proceeds before reallowance to participating broker-dealers. Lightstone Securities, in its sole discretion, may reallow a portion of its dealer manager fee of up to 1% of the gross offering proceeds to be paid to such participating broker-dealers. This fee is in addition to the reimbursement of other organization and offering expenses described below.	We currently estimate a dealer manager fee of approximately $3,000,000 if the maximum offering of 30,000,000 shares is sold.
We will sell special general partner interests of our operating partnership to Lightstone SLP, LLC and use the sale proceeds to pay all dealer manager fees.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
Note: Our unique compensation arrangement.	The selling commissions, all of which Lightstone Securities will reallow to unaffiliated broker-dealers, and dealer manager fee are unsubordinated payments that we are contractually obligated to make regardless of our sale of the special general partner interests. In a separate agreement, however, Lightstone SLP, LLC committed to purchase special general partner interests, which will be issued each time a closing occurs, at a price of $100,000 for each $1,000,000 in subscriptions that we accept. Our sponsor will independently finance Lightstone SLP’s purchases of these units without using any funds that we receive from the sale of our common stock. As a result, we will be able to use all of the proceeds from the sale of our common stock to invest in real properties.
We will use the funds received for the special general partner interests to pay the unsubordinated selling commissions and dealer manager fee described above and the additional offering and organization expenses discussed below.
In consideration of its purchase of special general partner interests, Lightstone SLP, LLC will receive an interest in our regular and liquidation distributions. See “Compensation Table — Subordinated Payments.” These distributions to Lightstone SLP, LLC are always subordinated to our stockholders’ receipt of a stated preferred return and are unrelated to the payments to our dealer manager and unaffiliated soliciting dealers discussed above.
Reimbursement of organization and offering expenses paid to our advisor or its affiliates.	Our advisor or affiliates will advance all organization and other offering costs, which consist of actual legal, accounting, printing and other accountable expenses (including sales literature and the prospectus), other than selling commissions and the dealer manager fee. We will have reimbursed our advisor or affiliates for organization costs totaling 10% of gross offering proceeds, using the proceeds from the sale of the special general partner units to Lightstone SLP, LLC.	We currently estimate organization and offering expenses of approximately $30,000,000, including the selling commissions and dealer manager fee discussed above if the maximum offering of 30,000,000 shares is sold.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
If organization and offering expenses, including the selling commissions and dealer manager fee discussed above, exceed 10% of the proceeds raised in this offering, the excess will be paid by our advisor without recourse to us and will not be exchangeable into special general partner interests of our operating partnership.
Acquisition Stage
Acquisition fee and expenses paid to our advisor.	Our advisor will be paid an amount, equal to 2.75% of the gross contract purchase price (including any mortgage assumed) of the property purchased, as an acquisition fee. Our advisor will also be reimbursed for expenses that it incurs in connection with purchase of the property.

The acquisition fee and expenses for any particular property, including amounts payable to affiliates, will not exceed, in the aggregate, 5% of the gross contract purchase price (including any mortgage assumed) of the property.

If we request additional services, the compensation will be provided on separate agreed-upon terms and the rate will be approved by a majority of disinterested directors, including a majority of the disinterested independent directors, as fair and reasonable for us.	The following amounts may be paid as an acquisition fee and for the reimbursement of acquisition expenses:

$33,000,000 if 30,000,000 shares are sold (assuming aggregate long-term permanent leverage of approximately 75%).

However, the actual amounts cannot be determined at the present time.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
Operational Stage
Property management fee paid to our property manager, Lightstone Value Plus REIT Management LLC. This fee will be paid for services in connection with the rental, leasing, operation and management of the properties and the supervision of any third parties that are engaged by our property manager to provide such services.	Residential and Retail Properties:

Our property manager will be paid a monthly management fee of 5% of the gross revenues from our residential and retail properties.

Office and Industrial Properties:

	For the management and leasing of our office and industrial properties, we will pay to our property manager, property management and leasing fees of up to 4.5% of gross revenues from our office and industrial properties. In addition, we may pay our property manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.	The actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time.
Notwithstanding the foregoing, our property manager may be entitled to receive higher fees in the event our property manager demonstrates to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered.
The property manager may subcontract its duties for a fee that may be less than the fee provided for in the management services agreements. In the event that the property manager subcontracts its duties with respect to some or all of our properties, the fees payable to such parties for such services will be deducted from the monthly management fee payable to our property manager by us or paid directly by our property manager.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
Asset management fee paid to our advisor.	Our advisor will be paid an advisor asset management fee of 0.55% of our average invested assets. Average invested assets means the average of the aggregate book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debt or other similar non-cash reserves. We will compute the average invested assets by taking the average of these values at the end of each month during the quarter for which we are calculating the fee. The fee will be payable quarterly in an amount equal to 0.1375 of 1% of average invested assets as of the last day of the immediately preceding quarter.	The amount of the fee depends on the cost of the average invested assets at the time the fee is payable and, therefore, cannot be determined now.
Our advisor must reimburse us for the amounts, if any, by which our total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of:

(1) 2% of our average invested assets for that fiscal year, or
(2) 25% of our net income for that fiscal year;
Items such as interest payments, taxes, non-cash expenditures, the special liquidation distribution, organization and offering expenses, and acquisition fees and expenses are excluded from the definition of total operating expenses, which otherwise includes the aggregate expenses of any kind paid or incurred by us. See “Management — Our Advisory Agreement” for an explanation of circumstances where the excess amount specified in clause (1) may not need to be reimbursed.
Reimbursable expenses to our advisor. These may include costs of goods and services, administrative services and non-supervisory services performed directly for us by independent parties.	We will reimburse some expenses of the advisor. The compensation and reimbursements to our advisor will be approved by a majority of our directors and a majority of our independent directors as fair and reasonable for us.	The actual amounts of reimbursable expenses in connection with this offering are dependent upon results of operations and, therefore, cannot be determined at the present time. The reimbursable expenses are subject to aggregate limitations on our operating expenses referred to under “Non-Subordinating Payments — Operational Stage — Asset Management Fee” above.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
Subordinated Payments	Operational Stage
Note: We structure the allocation of distributions and other subordinated payments differently than most REITs. In order to facilitate a complete understanding of our allocation structure, please see “Subordinated Distribution Chart” below for a basic table that illustrates how we will allocate these subordinated payments.	We cannot assure investors of the cumulative non-compounded returns discussed below, which we disclose solely as a measure for the incentive compensation of our sponsor, advisor and affiliates.
Distributions with respect to the special general partner interests, payable to Lightstone SLP, LLC, which is controlled by our sponsor.	This section describes the apportionment of any regular distributions that the operating partnership may make. At each stage of distributions, a different apportionment method commences or terminates, as applicable, when a particular party or parties have received a specific amount of distributions. The return calculations described below take into account all regular distributions received and not the specific distribution being made. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to Lightstone SLP, LLC and to us, which distributions we will distribute to holders of our common stock. Once a threshold is reached, the operating partnership will make all subsequent regular distributions pursuant to the allocation method triggered by that or later thresholds.	The actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
(i) Before Achieving the 7% Stockholder Return Threshold
Regular distributions will be made initially to us, which we will then distribute to the holders of our common stock, until these holders have received dividends equal to a cumulative non-compounded return of 7% per year on their net investment. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties. Until this 7% threshold is reached, our operating partnership will not pay to Lightstone SLP, LLC, which is controlled by our sponsor, any distributions with respect to the purchase price of the special general partner interests that it received in exchange for agreeing to pay the costs and expenses of this offering, including dealer manager fees and selling commissions.
(ii) After Achieving the 7% Stockholder Return Threshold
After the first 7% threshold is reached, our operating partnership will make all of its distributions to Lightstone SLP, LLC until that entity receives an amount equal to a cumulative non-compounded return of 7% per year on the purchase price of the special general partner interests.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
(iii) Before Achieving the 12% Stockholder Return Threshold
After this second 7% threshold is reached and until the holders of our common stock have received dividends in an amount equal to a cumulative non-compounded return of 12% per year on their net investment (including, for the purpose of the calculation of such amount, the amounts equaling a 7% return on their net investment described in paragraph (i) of this section), 70% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 30% of such amount will be payable by our operating partnership to Lightstone SLP, LLC.
(iv) After Achieving the 12% Stockholder Return Threshold
After this 12% threshold is reached, 60% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 40% of such amount will be payable by our operating partnership to Lightstone SLP, LLC.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
Liquidation Stage
Special liquidation distribution payable to Lightstone SLP, LLC, which is controlled by our sponsor.	This section describes the apportionment of any liquidation distributions that we make. At each stage of distributions, a different apportionment method commences or terminates, as applicable, when a particular party or parties have received a specific amount of distributions. The return calculations described below take into account all regular and liquidation distributions received and not just distributions made upon liquidation. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to Lightstone SLP, LLC and to us, which we will distribute to our stockholders.	The actual amounts to be received depend upon the net sale proceeds upon our liquidation and, therefore, cannot be determined at the present time.
(i.) Before Achieving the 7% Stockholder Return Threshold
Distributions in connection with our liquidation will be made initially to us, which we will distribute to holders of our common stock, until these holders have received liquidation distributions equal to their initial investment plus a cumulative non-compounded return of 7% per year on their net investment. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties. Until this 7% threshold is reached, our operating partnership will not pay to Lightstone SLP, LLC any special liquidation distribution in connection with our liquidation.

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
(ii.) After Achieving the 7% Stockholder Return Threshold
After the first 7% threshold is reached, Lightstone SLP, LLC will receive special liquidation distributions with respect to the purchase price of the special general partner interests that it received in exchange for agreeing to pay the costs and expenses of this offering, including dealer manager fees and selling commissions, until it receives an amount equal to the purchase price of the special general partner interests plus a cumulative non-compounded return of 7% per year on the purchase price of those interests;
(iii.) Before Achieving the 12% Stockholder Return Threshold
After this second 7% threshold is reached and until the holders of our common stock have received an amount equal to their initial investment plus a cumulative non-compounded return of 12% per year on their net investment (“net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties) (including, for the purpose of the calculation of such amount, the amounts described in paragraph (i) of this section), 70% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 30% of such amount will be payable by our operating partnership to Lightstone SLP, LLC; and

Type of Compensation and Recipient	Method of Compensation	Estimated Maximum Dollar Amount
(iv.) After Achieving the 12% Stockholder Return Threshold
After this 12% threshold is reached, 60% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 40% of such amount will be payable by our operating partnership to Lightstone SLP, LLC.
If the advisory agreement is terminated, the special general partner interests will be converted into cash equal to the purchase price of the special general partner interest.
We cannot assure investors of the cumulative non-compounded returns discussed above, which we disclose solely as a measure for the incentive compensation of our sponsor, advisor and affiliates.
Compensation to Officers and Directors
Independent Director fees.	Each of our independent directors receives an annual fee of $30,000 and reimbursement of out-of-pocket expenses incurred. Our officers who are also our directors do not receive director fees. These fees are subject to change from time to time.	We will pay the three independent directors, annually, $90,000 in the aggregate.
Stock options to our independent directors.	Each of our independent directors receives each year on the date of the stockholders’ annual meeting, an option to purchase 3,000 shares of common stock at an exercise price equal to the then fair market value per share. For additional information on this option plan, see “Management — Stock Option Plan.”	This form of compensation is not paid in cash.

Calculations of cumulative non-compounded returns in the above table are computed as follows: for the period for which the calculation is being made, the percentage resulting from dividing: (i) the total distributions paid on each distribution payment date during the designated period, by (ii) the product of (a) the average adjusted investor capital for such period (calculated on a daily basis), and (b) the number of years (including the fractions thereof) elapsed during the specified period.

Distribution Chart

We intend to make distributions to our stockholders. In addition, the special general partner interests will entitle Lightstone SLP, LLC, which is controlled by our sponsor, to certain distributions from our operating partnership, but only after our stockholders have received a stated preferred return. The following table sets forth information with respect to the apportionment of any regular and liquidation distributions that the operating partnership may make among Lightstone SLP, LLC and us, which we will distribute to our stockholders. The return calculations outlined below account for all regular and liquidation distributions that our operating partnership has made to Lightstone SLP, LLC and to us, which we will distribute to our stockholders. For a more detailed discussion of distribution apportionment, see “Operating Partnership Agreement.”

Note that the chart reads chronologically from top to bottom, so that all distributions are initially made to stockholders in accordance with row (i), until the stockholders have received a return of 7% on their net investment. For purposes of the preceding sentence, “net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties. Then, all distributions will be made to Lightstone SLP, LLC in accordance with row (ii) until that entity has received 7% on its net investment. Row (iii) will then apply, and after that row (iv).

We cannot assure investors of the cumulative non-compounded returns discussed below, which we disclose solely as a measure for the incentive compensation of our sponsor, advisor and affiliates.

Recipient(s) of Distribution (Listed Chronologically)	Apportionment of Distributions	Cumulative Non-Compounded Return Threshold (That Initiates Next Level of Distributions)
(i) Stockholders	100%	7% per year on stockholders’ net investment (and, inthe case of liquidation, an amount equal to the stockholders’ initial investment)
(ii) Lightstone SLP, LLC	100%	7% per year on special general partner purchase price (and, in the case of liquidation, an amount equal to the purchase price of the special general partner interest)
(iii) Stockholders/ Lightstone SLP, LLC	70% to stockholders; 30% to Lightstone SLP, LLC	Until 12% per year on stockholders’ net investments
(iv) Stockholders/ Lightstone SLP, LLC	60% to stockholders; 40% to Lightstone SLP, LLC	Above 12% on stockholders’ net investment (remainder of regular distributions apportioned in this manner)

ESTIMATED USE OF PROCEEDS

The proceeds from this offering will be used in connection with the purchase of real estate. The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. This first scenario indicates approximate actual proceeds as of September 30, 2007, and the second scenario assumes that we sell the maximum of 30,000,000 shares in this offering at $10 per share. Under the second scenario, we have not given effect to the following:

•	any special sales or volume discounts which could reduce selling commissions; or
•	the sale of the maximum of 4,000,000 shares of common stock in our distribution reinvestment program at $9.50 per share.

	Dollar Amount as of September 30, 2007	Percent	Maximum Dollar Amount	Percent
Gross offering proceeds	$114,350,000	100.0%	$300,000,000	100.0%
Less Offering Expenses:(1)
Selling commissions and dealer manager fee(2)	8,107,000	7.1%	24,000,000	8.0%
Organization and other offering costs(3)	3,335,000	2.9%	6,000,000	2.0%
Amount available for investment(4)	102,908,000	90%	270,000,000	90%
Acquisition fees(5)(7)	6,173,000	5.3%	8,250,000	2.8%
Acquisition expenses(6)(7)	910,000	0.79%	3,000,000	1.0%
Initial working capital reserves	—	0%	1,500,000	0.5%
Total offering proceeds available for investment	95,825,000	83.91%	257,250,000	85.7%
Proceeds from sale of interests to Sponsor(1)	11,442,000	—	30,000,000	—
Total proceeds available for investment	$107,267,000	—	$287,250,000	—

(1)	All dealer manager fees, selling commissions and other organization and offering expenses in an aggregate amount of up to $30,000,000 will be paid using proceeds from the sale of special general partner interests to Lightstone SLP, LLC. In consideration for its agreement to purchase the special general partner interests of our operating partnership, at a cost of $100,000 per unit, the purchase price of which will be repaid only after stockholders receive a stated preferred return and their net investment, Lightstone SLP, LLC will be entitled to a portion of any regular distributions made by the operating partnership, but only after our stockholders receive a stated preferred return. To the extent that dealer manager fees, selling commissions and other organization and offering expenses exceed $30,000,000, Lightstone SLP, LLC will pay such fees, commissions and expenses directly and shall not receive any special general partner interests in connection with such payments.
(2)	We anticipate paying a maximum of $24,000,000 of selling commissions and dealer manager fees using proceeds from the sale of special general partner interests to Lightstone SLP, LLC. This includes selling commissions generally equal to 7% of aggregate gross offering proceeds and a dealer manager fee of up to 1% of aggregate gross offering proceeds, both of which are payable to Lightstone Securities, our affiliate. See “Plan of Distribution — Volume Discounts” for a description of volume discounts. Lightstone Securities, in its sole discretion, intends to reallow selling commissions of up to 7% of gross offering proceeds to unaffiliated broker-dealers participating in this offering attributable to the amount of shares sold by them. In addition, Lightstone Securities may reallow a portion of its dealer manager fee to participating dealers in the aggregate amount of up to 1% of gross offering proceeds to be paid to such participating dealers as marketing fees, based upon such factors as the volume of sales of such participating dealers, the level of marketing support provided by such participating dealers and the assistance of such participating dealers in marketing the offering, or to reimburse representatives of such participating dealers for the costs and expenses of attending our educational conferences and seminars. The amount of selling commissions may often be reduced under certain circumstances for volume discounts. See the “Plan of Distribution” section of this prospectus for a description of such provisions.

(3)	We anticipate paying a maximum of $6,000,000 of organization and other offering costs using proceeds from the sale of special general partner interests to Lightstone SLP, LLC. Organization costs consist of actual legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including, but not limited to, salaries and direct expenses incurred by our advisor while engaged in registering the shares, other organization costs, technology costs and expenses attributable to the offering, and the costs and payment or reimbursement of bona fide due diligence expenses. Our advisor will be responsible for the payment of such organization costs and we will reimburse our advisor for such costs to the extent that the total organization and offering expenses, including selling commissions, the dealer manager fee and all other underwriting compensation, does not exceed 10% of the gross offering proceeds from our offering. Any costs in excess of this amount will be paid exclusively by our advisor without recourse against or reimbursement by us. We currently estimate that approximately $6,000,000 of organization costs, other than selling commissions and the dealer manager fee, will be incurred if the maximum offering of 30,000,000 shares is sold.
(4)	Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, the working capital reserves of the Lightstone Value Plus Real Estate Investment Trust, Inc., may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.
(5)	Acquisition and advisory fees do not include acquisition expenses. Acquisition fees exclude any construction fee paid to a person who is not our affiliate in connection with construction of a project after our acquisition of the property. Although we assume that all the foregoing fees will be paid by the sellers of property, sellers generally fix the selling price at a level sufficient to cover the cost of any acquisition fee so that, in effect, we, as purchaser, will bear such fee as part of the purchase price. The “Maximum Dollar Amount” presentation in the table is based on the assumption that we will not borrow any money to purchase properties.
(6)	Acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties, whether or not acquired. Costs related to the origination of loans for the purchase or refinancing of a property are excluded from this amount. We will reimburse our advisor for acquisition expenses up to a maximum amount which, collectively with all acquisitions fees and expenses, will not exceed, in the aggregate, 5% of the gross contract price.
(7)	The dollar amount at September 30, 2007 of Acquisition Fees and Acquisition Expenses is calculated at 2.75% and 1% respectively of the purchase price of properties acquired. The maximum dollar amount of such fees and expenses is calculated in the table above without any mortgage proceeds and assumes all cash purchases.

PRIOR PERFORMANCE OF AFFILIATES OF OUR SPONSOR

Prior Performance Summary

The following paragraphs contain information on prior programs sponsored by its owner, David Lichtenstein (“Sponsor” or “The Lightstone Group”), to invest in real estate. This discussion includes a narrative summary of our Sponsor’s experience in the last ten years for (i) all programs sponsored by him, all of which have been nonpublic, that have invested in real estate regardless of the investment objectives of the program and (ii) its investments for its own account. The information set forth is current as of December 31, 2006, except where a different date is specified.

For purposes of this summary and the tables included in this Prospectus, we have divided the information into two separate sections. One section deals with the investment performance of our Sponsor, investing for its own account. These investments are referred to as “Non-Program Properties”. The other section deals with the 18 private real estate investment programs sponsored by our Sponsor and its affiliates which raised funds from outside investors during the 10 years ended December 31, 2006. These investments are referred to as “Program Properties.”

The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of our Sponsor and its affiliates. The information summarized below is set forth in greater detail in the Prior Performance Tables for Program and Non-Program Properties included in this Prospectus. Investors should direct their attention to the Prior Performance Tables for Program and Non-Program Properties for further information regarding the prior performance of the Sponsor and its affiliates. In addition, as part of its Registration Statement, we have filed certain tables with the Securities and Exchange Commission which report more detailed information regarding Program Property acquisitions by prior programs. Investors can obtain copies of such tables, without charge, by requesting Table VI from Part II of this registration statement from us.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS SPONSORED BY OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

Our Sponsor

Our Sponsor does business as The Lightstone Group and wholly owns the limited liability company of that name, and is one of the largest private residential and commercial real estate owners and operators in the United States today. Our Sponsor has a portfolio of over 18,000 residential units, 687 extended stay hotels and approximately 29,000,000 square feet of retail, office and industrial properties located in 46 states, the District of Columbia, Puerto Rico and Canada. Based in New York, and supported by regional offices in New Jersey, Illinois, South Carolina and Maryland, our Sponsor employs approximately 14,000 staff and professionals.

Our Sponsor and its affiliates have acquired over 190 projects including numerous properties and portfolios from major national public and privately-held real estate companies such as Home Properties (NYSE:HME), Acadia Realty Trust (NYSE:AKR), Liberty Property Trust (NYSE:LRY), The Rouse Company (NYSE:RSE), Prime Retail Inc. (NASDAQ:PMRE), Prime Group Realty Trust (NYSE:PGE), F & W Management Company, United Dominion Realty Trust (NYSE:UDR), Intel Corporation (NASDAQ:INTC), Pennsylvania Real Estate Investment Trust (NYSE:PEI), Archon Group, an affiliate of Polaris Capital, and The Blackstone Group.

During the past ten years, our Sponsor has invested in numerous real estate properties. Generally, our Sponsor acquired such properties for its own account. Such personal account investment returns have consistently, on average, produced higher returns than the leading real estate indices. (These personal account investments are referred to as “Non-Program Properties”.) Additionally, our Sponsor also purchased certain real estate properties through 18 private programs in which it raised funds from outside investors during the last ten years. (Since outside investors are included, these are referred to as “Program Properties”.)

Non-Program Properties

The following is a summary of the investment performance of our Sponsor. It represents the results of investments made for its own account (“Non-Program Properties”) since 2002. Mr. Lichtenstein has been in the real estate business since 1985 and has been operating independently since 1995. Prior to that date, Mr. Lichtenstein operated in an organization that was controlled by a group over which he did not have operational control. This information is presented to show our Sponsor’s experience investing in Non-Program Properties. For all Non-Program Properties, our Sponsor has operational control, including making all material property decisions.

The following definitions are applicable to the Non-Program Properties summaries below:

“Acquisition Costs” include a Non-Program Properties total purchase price including closing costs (e.g., legal fees and expenses, appraisals, accounting fees, due diligence expenses, title insurance and similar and related costs).

“Cumulative Capital Advanced” is the total cash capital contributed or loans advanced to the owning entities by our Sponsor and its affiliates.

“Cumulative Cash Distributions” is the aggregate amount of cash distributed by the owning entities from operating cash flow and sale and refinancing to our Sponsor and its affiliates.

These Non-Program Properties have similar investment objectives as the REIT, capital appreciation with a secondary objective of income. The Non-Program Properties differ from those of the REIT in that: (i) a substantial portion of our Sponsor’s returns have come from refinancing proceeds; (ii) our Sponsor utilizes more leverage than the REIT is permitted to use; (iii) the Non-Program Properties owning entities generally do not pay any Acquisition Fees, Asset Management Fees or other fees to our Sponsor which the REIT does pay; and (iv) the Non-Program Properties owning entities operational documents generally do not contain the prohibitions of self-dealing activities and the operational and investment limitations that are applicable to the REIT. YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

At December 31, 2006, the aggregate acquisition cost of the Non-Program Properties owned is approximately $1.64 billion. Such cost is the actual total acquisition costs of the Non-Program Properties and does not represent the current fair market value of such properties. The Cumulative Capital Advanced in the Non-Program Properties is approximately $271.0 million with no capital advanced in such properties (after taking into account all cash distributions through December 31, 2006 from operating cash flow, sale proceeds and refinancing proceeds, which aggregate approximately $303.1 million). We believe, based on appraisals and other valuations, that the value of the equity in these Non-Program Properties as of December 31, 2006 is substantially in excess of the Cumulative Capital Advanced.

For the period January 1, 2002 through December 31, 2006, the Non-Program Properties owned by our Sponsor made aggregate cash distributions to our Sponsor from operations, sales and refinancing proceeds of approximately $303.1 million. Information on such Non-Program Properties owned is set forth in the table below.

During the period 2004 through 2006, our Sponsor sold one multi-family Non-Program Property and 6 commercial Non-Program Properties (which were part of larger portfolios which our Sponsor still owns). Information on such Non-Program Sold Properties is set forth in the table below.

Aggregate Cash Distributions from Non-Program Properties
for the Period January 1, 2002 to December 31, 2006

	2002	2003	2004	2005	2006
Number of Non-Program Real Estate Properties Owned	49	50	50	65	84
Cumulative Acquisition Costs to date(1)	$252,710,470	$263,702,089	$263,702,089	$1,332,727,089	$1,640,447,392
Cumulative Capital Advanced as of the end of the period(2)	$30,880,688	$35,251,434	$37,201,786	$247,598,614	$270,952,381
Cumulative Cash Distributions as of the end of the period(3)	$36,349,961	$44,356,005	$55,585,489	$150,812,489	$303,098,044
Total Acquisition Costs during the period	$55,250,000	$10,991,619	$—	$1,069,025,000	$307,720,303
Original Mortgage	$50,859,643	$7,928,714	$—	$865,393,953	$286,573,360
Cash down Payment	$4,390,357	$3,062,904	$—	$203,631,047	$21,146,943
Capital Invested during the period	$7,056,830	$4,370,745	$1,950,353	$210,396,827	$23,353,767
Total Cash distributions during the period	$10,845,242	$8,006,044	$11,229,484	$95,227,001	$152,285,555
From operating cash flow	$5,089,975	$3,385,682	$3,414,127	$1,981,368	$4,470,024
From sales	$1,829,070	$—	$—	$—	$67,476,682
From refinancing	$3,926,197	$4,620,362	$7,815,357	$93,245,633	$80,338,849
Non-Program Debt at December 31,	$425,467,019	$472,907,837	$431,619,163	$1,163,858,716	$1,615,573,995

(1)	Costs for all years include Acquisition costs in the amount of $83.7 million which were for the properties sold shown on the table titled “Non-Program Prospective Sales for 2004 to 2006” set forth below.
(2)	Cumulative Capital Advanced as of 12/31/I, included $10.4 of capital contributed for the properties sold shown in the table titled “Non-Program Prospective Sales for 2004 to 2006” set forth below.
(3)	Cumulative Capital Distributed as of 12/31/06 Included $83.1 of capital distributed for the properties sold shown in the table titled “Non-Program Prospective Sales for 2004 to 2006” set forth below.

Non-Program Properties Sales for 2004 to 2006

Property	Six Properties from the Original Acadia Portfolio(1)	Fairfield Towers
Date Acquired	Dec-02	Feb-99
Date Sold	Dec-06	Jul-06
Total costs of properties, including closing and soft costs	$11,782,027	$31,000,000
Original Mortgage Financing	$11,569,200	$28,500,000
Total Cumulative Capital Advanced during period owned	$212,827	$2,179,011
Total Selling Price, Net of Closing Costs	$15,499,465	$78,696,008
Mortgage Balance at time of Sale(2)	$11,261,367	$23,665,110
Total Cumulative Cash Distributions during period owned from operations	$1,166,892	$2,484,057
Total Cumulative Cash Distributions during period owned from refinancings	$—	$—
Cash received Net of Closing Costs	$4,238,098	$51,977,217
Total cash distributions	$5,404,990	$54,461,274

(1)	The Acadia Portfolio was purchased as a portfolio and treated as a portfolio purchase with no individual allocations to properties.
(2)	In contemplation of the sale of properties from the Acadia portfolio, the entire portfolio of 17 properties was refinanced in December 2005. The mortgage balance represents the amount that was paid off as part of the portfolio refinancing. The actual sale occurred in 2006.

Narrative Summary of Acquisitions of Non-Program Properties for the period 1997 through 2006

In 1997, our Sponsor acquired Chelsea Village, a 261 unit residential property located in Atlantic City, New Jersey.

In 1998, our Sponsor acquired Towne Oaks, a 99 unit residential property located in Boundbrook, New Jersey, Liberty Gardens, a 232 unit residential property located in Bergenfield, New Jersey (sold in 2004), Plaza Village, a 114 unit residential property located in Morrisville, Pennsylvania and Lakewood Mazal, a 26 unit residential property located in Lakewood, New Jersey. During the same year our Sponsor also acquired 150 Grand Street, a 84,770 square foot office property located in White Plains, New York and Matawan Mall, a 20,585 square foot retail property located in Matawan, New Jersey.

In 1999, our Sponsor acquired 801 Madison, a 46 unit residential property located in Lakewood, New Jersey, Fairfield Towers, a 983 unit residential property located in Brooklyn, New York (sold in 2006), Pinewood Chase, a 492 unit residential property located in Suitland, Maryland, and Reisterstown Square, a 493 unit residential property located in Baltimore, Maryland. It also acquired Burrstone and Midtown, each of which are 100 unit residential properties located in New York.

In 2000, our Sponsor acquired two industrial properties containing 263,979 square feet located in Maryland and a portfolio of four shopping centers containing 379,686 square feet, located in Connecticut and Massachusetts. In addition, our Sponsor acquired 15 residential properties located in central New Jersey which consisted of 3,334 units.

In 2001, our Sponsor acquired Belford Towers, a 467 unit residential property located in Takoma Park, Maryland. In addition, our Sponsor acquired a portfolio of over 730,000 square feet of office properties in Pennsylvania and Florida.

In 2002, our Sponsor acquired a portfolio of 17 shopping centers (6 centers were sold in 2006) located in the Eastern U.S. containing approximately 2,300,000 square feet and Lakewood Plaza, a 98 unit residential property located in Lakewood, New Jersey.

In 2003, our Sponsor acquired a portfolio of 19 apartment buildings in Virginia containing 1,808 units. Finally, it acquired a six-building high-tech industrial complex, containing approximately 375,000 square feet, located in Las Piedras, Puerto Rico, and three shopping centers containing approximately 193,000 square feet, located in New Jersey.

In 2005, our Sponsor acquired a portfolio of two full price malls of over 1.1 million square feet of retail space located in Macon, Georgia and Burlington, North Carolina. In addition, our Sponsor acquired 101,000 square feet of retail space located in Egg Harbor, New Jersey. Finally, our Sponsor acquired 11 office buildings totaling 4.6 million square feet, a 120,000-square-foot industrial property, and 9.3 acres of developable land, in addition to three joint venture interests in office properties totaling 2.8 million square feet, all located primarily in the Chicago metropolitan area.

In 2006, our Sponsor acquired fifteen residential properties in three private programs in Detroit, Michigan which consisted of over 4,000 units.

Program Properties

Generally our Sponsor acquired properties for its own account and neither our Sponsor nor its affiliates have operated any public programs. As of December 31, 2006, our Sponsor and its affiliates have raised approximately $147.3 million in 18 private programs that have acquired interests in Program Properties with an aggregate investment in excess of $1.22 billion. Our Sponsor has financed these programs with institutional first mortgages. The cumulative capital advanced or contributed for Program Properties (both investors and our Sponsor) was $147.3 million at December 31, 2006; $116.8 million at December 31, 2005; $72.6 million at December 31, 2004; $63.9 million at December 31, 2003; and $27.0 million at December 31, 2002. These Program Properties are located throughout the United States. 87% of the Program Properties acquired are retail, 9% of the Program Properties acquired are residential and 4% of the Program Properties acquired are office and industrial. None of the Program Properties included in such figures were newly constructed, and only one of them has been sold. Each of these programs is similar to our program because they invested in the same property types, (i.e., retail, residential, industrial and office). We believe, based on appraisals and other valuations, that the value of the equity in these Program Properties as of December 31, 2006 is substantially in excess of the cumulative capital advanced or contributed.

Adverse Business Developments

The Program Properties and Non-Program Properties sponsored by The Lightstone Group and its affiliates have met and continue to meet their principal investment objectives. Over time some of these programs have acquired troubled properties or mortgage bonds or loans; however, none of the troubled properties or mortgage bonds or loans have prevented the programs from meeting their objectives.

Additional Information on Programs

We will provide, upon request, for no fee, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission within the previous 24 months by any prior public program sponsored by our sponsor or any of its affiliates to the extent the same are required to be filed. We will also provide, upon request, for a reasonable fee, the exhibits to each such Form 10-K. A request for an Annual Report on Form 10-K should be addressed to Lightstone Value Plus Real Estate Investment Trust, Inc., 326 Third Street, Lakewood, New Jersey 08701, Attention: Investor Relations.

Undertakings

Potential investors are encouraged to examine the Non-Program Properties and Program Properties Prior Performance Tables included in this prospectus for more detailed information regarding the prior experience of The Lightstone Group and its affiliates with respect to such Non-Program Properties and Program Properties. Table VI is not a part of this prospectus and is contained in Part II of the registration statement of which it is a part.

MANAGEMENT

Our Affiliated Companies

Overview

Our sponsor, David Lichtenstein, founded The Lightstone Group as a limited liability company and often does business in his individual capacity under that name. Our sponsor is one of the largest private residential and commercial real estate owners and operators in the United States today, with a portfolio of over 18,000 residential units, 687 extended stay hotels and approximately 29,000,000 square feet of retail, office and industrial properties located in 46 states, the District of Columbia, Puerto Rico and Canada. With five regional offices across the country, our sponsor employs approximately 14,000 employees. Our sponsor and its affiliates have acquired over 190 projects including numerous properties and portfolios from major national public and privately-held real estate companies such as Home Properties (NYSE:HME), Acadia Realty Trust (NYSE:AKR), Prime Group Realty Trust (NYSE:PGE), Liberty Property Trust (NYSE:LRY), The Rouse Company (NYSE:RSE), Prime Retail Inc. (NASDAQ:PMRE), F & W Management Company, United Dominion Realty Trust (NYSE:UDR) and Intel Corporation (NASDAQ:INTC), Pennsylvania Real Estate Investment Trust (NYSE:PEI), Archon Group, an affiliate of Polaris Capital, and The Blackstone Group.

Our General Management

We operate under the direction of our board of directors. Our board of directors is responsible for the overall management and control of our affairs. Investment decisions will be made either by the advisor or by the board of directors. As described in greater detail under “Our Advisor,” below, our advisor will be responsible for making investment decisions where the purchase price of a particular property is less than $15,000,000 and the investment does not exceed stated leverage limitations. Where such leverage limitations are exceeded, or where the purchase price is equal to or greater than $15,000,000, investment decisions will be made by our board of directors.

Our Directors

The following table presents certain information as of June 30, 2007 concerning each of our directors serving in such capacity:

Name	Age	Principal Occupation and Positions Held	Year Term of Office Will Expire	Served as a Director Since
David Lichtenstein	46	Chief Executive Officer and Chairman of the Board of Directors	2008	2004
Edwin J. Glickman	74	Director	2008	2005
George R. Whittemore	57	Director	2008	2006
Shawn R. Tominus	47	Director	2008	2006
Bruno de Vinck	61	Chief Operating Officer, Senior Vice President, Secretary and Director	2008	2005

David Lichtenstein is the Chairman of our board of directors and Chief Executive Officer. Mr. Lichtenstein has been a member of our board of directors since June 8, 2004. Mr. Lichtenstein founded both American Shelter Corporation and The Lightstone Group and directs all aspects of the acquisition, financing and management of a diverse portfolio of multi-family, lodging, retail and industrial properties located in 46 states, the District of Columbia, Puerto Rico and Canada. Mr. Lichtenstein is a member of the International Council of Shopping Centers and NAREIT. Mr. Lichtenstein also serves as the Chairman of the board of trustees of Prime Group Realty Trust, a publicly registered REIT trading on the NYSE, as well as Prime Retail, a private company.

Edwin J. Glickman is one of our independent directors and the Chairman of our audit committee. In January 1995, Mr. Glickman co-founded Capital Lease Funding, a leading mortgage lender for properties net leased to investment grade tenants, where he remained as Executive Vice President until May 2003. Mr. Glickman was previously a trustee of publicly traded RPS Realty Trust from October 1980 through May 1996, and Atlantic Realty Trust from May 1996 to March 2006. Mr. Glickman graduated from Dartmouth College.

George R. Whittemore is one of our independent directors. Mr. Whittemore also serves as Audit Committee Chairman of Prime Group Realty Trust, as a Director of Village Bank & Trust in Richmond, Virginia and as a Director of Supertel Hospitality, Inc. in Norfolk, Nebraska, all publicly traded companies. Mr. Whittemore previously served as President and Chief Executive Officer of Supertel Hospitality Trust, Inc. from November 2001 until August 2004 and as Senior Vice President and Director of both Anderson & Strudwick, Incorporated, a brokerage firm based in Richmond, Virginia, and Anderson & Strudwick Investment Corporation, from October1996 until October 2001. Mr. Whittemore has also served as a Director, President and Managing Officer of Pioneer Federal Savings Bank and its parent, Pioneer Financial Corporation, from September 1982 until August 1994, and as President of Mills Value Adviser, Inc., a registered investment advisor. Mr. Whittemore is a graduate of the University of Richmond.

Shawn R. Tominus is one of our independent directors. Mr. Tominus is the founder and President of Metro Management, a real estate investment and management company founded in 1994 which specializes in the acquisition, financing, construction and redevelopment of residential, commercial and industrial properties. He also serves as a member of the audit committee of Prime Group Realty Trust, a publicly traded REIT located in Chicago. Mr. Tominus has over 25 years experience in real estate and serves as a national consultant focusing primarily on market and feasibility analysis. Prior to his time at Metro Management, Mr. Tominus held the position of Senior Vice President at Kamson Corporation, where he managed a portfolio of over 5,000 residential units as well as commercial and industrial properties.

Bruno De Vinck is our Chief Operating Officer, Senior Vice President, Secretary and a Director. Mr. de Vinck is also a Director of the privately held Park Avenue Bank, and Prime Group Realty Trust, a publicly registered REIT. Mr. de Vinck is a Senior Vice President with the Lightstone Group, and has been employed by Lightstone since April 1994. Mr. de Vinck was previously General Manager of JN Management Co. from November 1992 to January 1994, AKS Management Co., Inc. from September 1988 to July 1992 and Heritage Management Co., Inc. from May 1986 to September 1988. In addition, Mr. de Vinck worked as Senior Property Manager at Hekemien & Co. from May 1975 to May 1986, as a Property Manager at Charles H. Greenthal & Co. from July 1972 to June 1975 and in sales and residential development for McDonald & Phillips Real Estate Brokers from May 1970 to June 1972. From July 1982 to July 1984 Mr. de Vinck was the founding president of the Ramsey Homestead Corp., a not-for-profit senior citizen residential health care facility, and, from July 1984 until October 2004, was Chairman of its board of directors. Mr. de Vinck studied Architecture at Pratt Institute and then worked for the Bechtel Corporation from February 1966 to May 1970.

Our Executive Officers

The following table presents certain information as of March 1, 2007 concerning each of our executive officers serving in such capacities:

Name	Age	Principal Occupation and Positions Held
David Lichtenstein	46	Chief Executive Officer and Chairman of the Board of Directors
Stephen Hamrick	55	President
Bruno de Vinck	61	Chief Operating Officer, Senior Vice President, Secretary and Director
Jennifer Collins	38	Interim Chief Financial Officer and Interim Treasurer
Joseph Teichman	34	General Counsel
Joshua Kornberg	34	Vice President, Acquisitions

David Lichtenstein for biographical information about Mr. Lichtenstein, see “Management — Directors.”

Stephen H. Hamrick is our President and the President and CEO of our broker dealer. Mr. Hamrick previously served as our Vice President of Investor Relations. Prior to joining us in July of 2006, Mr. Hamrick served five years as President of Carey Financial Corporation and Managing Director of W.P. Carey & Co. Mr. Hamrick is a member of the Committee on Securities for the American Stock Exchange and The Board of Trustees of The Saratoga Group of Funds. In the 1990s, Mr. Hamrick developed an electronic trading business utilized by the institutional customers of Cantor Fitzgerald, including brokerage firms and banks, to trade privately held securities; spent two years as CEO of a full-service, investment brokerage business at Wall Street Investor Services, where he executed a turnaround strategy and the ultimate sale of that business; and served as Chairman of Duroplas Corporation, a development stage company building on proprietary technology that enables the production of thermoplastic compounds. From 1988 until 1994, Mr. Hamrick headed up Private Investments at PaineWebber Incorporated and was a member of the firm’s Management Council. From 1975 until joining PaineWebber, he was associated with E.F. Hutton & Company, holding positions ranging from Account Executive to National Director of Private Placements. Mr. Hamrick has served on the Listings Panel for NASDAQ, as Chairman of the Securities Industry Association’s Direct Investment Committee and as Chairman of the Investment Program Association. He is a Certified Financial Planner and was graduated with degrees in English and Economics from Duke University.

Bruno De Vinck for biographical information about Mr. de Vinck, see “Management — Directors.”

Jenniffer Collins is our interim Chief Financial Officer and interim Treasurer and previously served as our Controller from October of 2006 until September of 2007. Prior to joining us, Mrs. Collins served as the Corporate Controller for Orchid Cellmark, Inc., a publicly traded bio-technology company, from February 2004 through October 2006. From August 2001 through January 2004, Mrs. Collins served as the Director of Finance and Investor Relations for Tellium, Inc., an optical switching company which was purchased by Zhone Technologies, Inc. in November of 2003. Prior to that, Mrs. Collins spent two years at Keynote Systems, Inc., a start up internet services company that went public in September of 1998. Mrs. Collins has over seven years experience in public accounting including a position with PricewaterhouseCoopers in the audit practice for the real estate group. She earned her CPA in New Jersey in 1993 and graduated with a B.S. in accounting from Lehigh University.

Joseph E. Teichman is our General Counsel and also serves as General Counsel of our advisor and sponsor. Prior to joining us in January 2007, Mr. Teichman practiced law at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP in New York, NY from September 2001 to January 2007. Mr. Teichman earned a J.D. from the University of Pennsylvania Law School and a B.A. from Beth Medrash Govoha, Lakewood, NJ. Mr. Teichman is licensed to practice law in New York and New Jersey.

Joshua Kornberg is our Vice President, Acquisitions and is also Senior Vice President, Director of Acquisitions for The Lightstone Group. Prior to joining the Lightstone Group in 2006, Mr. Kornberg developed more than 10 years of experience in acquisitions, development, and asset management with The RREEF Funds, Morgan Stanley and TrizecHahn. Mr. Kornberg holds an MBA from York University with a dual specialization in Finance and Real Estate.

Other Principals of the Sponsor

Peyton Owen is President and Chief Operating Officer of The Lightstone Group. Prior to joining the Lightstone Group in July 2007, Mr. Owen served as President and CEO of Equity Office Properties LLC from February 2007 to June 2007, as Executive Vice President and Chief Operating Officer of Equity Office Properties Trust from October 2003 to February 2007, and as Chief Operating Officer of Jones Lang LaSalle Inc’s Americas Region from April 1999 to October 2003. Prior to April 1999, Mr. Owen held positions as Executive Vice President and Chief Operating Officer, Chief of Staff, and Leasing Director with LaSalle Partners, Inc., and as Regional Sales Director at Liebherr-America, Inc. Mr. Owen earned a Bachelor of Science in Mechanical Engineering at the University of Virginia and a Masters of Business Administration from the University of Virginia’s Darden School.

Robert A. Brvenik is President of The Lightstone Group’s retail subsidiary, Prime Retail, Inc. (“Prime”). Mr. Brvenik joined Prime in 2000 as its Chief Financial Officer and was promoted to President upon the Lightstone Group’s acquisition of Prime in November 2003. Prior to joining Prime, Mr. Brvenik served in several key capacities including chief financial officer, chief operating officer, director of development and senior leasing representative over a 13 year career at Pyramid Management Group, Inc. Mr. Brvenik also held positions at Arthur Andersen & Co. and Citicorp. Mr. Brvenik is a Certified Public Accountant and holds a Bachelor of Science in accounting from Utica College of Syracuse University.

Jeffrey A. Patterson is the President and Chief Executive Officer of The Lightstone Group’s office subsidiary, Prime Group Realty Trust (“PGRT”). Mr. Patterson has served in various capacities at PGRT since 1997 and had previously served as Executive Vice President at The Prime Group, Inc., as Director of Development at Tishman Speyer Properties and as a Senior Financial Analyst at Metropolitan Life Insurance Company’s Real Estate Investment Group. Mr. Patterson is an associate member of the Urban Land Institute and a member of the National Association of Real Estate Investment Trusts.

Pamela Z. Meadows is Senior Vice President of Human Resources for The Lightstone Group and Prime. Ms. Meadows began her career in the accounting department of Prime in 1992, was instrumental in the formation of Prime’s human resources department in 1994 and on an ongoing basis, has helped to manage the integration of The Lightstone Group’s various acquired properties and businesses. Prior to joining Prime Retail, Ms. Meadows served in various capacities over a seven year period with Shopco Management. Ms. Meadows, a graduate of the University of Maryland, is an active member of the Society of Human Resources and the National Payroll Administration.

Committees of Our Board of Directors

Our charter authorizes our board of directors to establish such committees as it deems appropriate, so long as a majority of the members of each committee are independent directors, any applicable rules promulgated by the Securities and Exchange Commission and other applicable regulations are complied with and, in the case of the audit committee, all members are independent directors. Currently, we have the committee listed below:

Audit Committee.  Our board of directors has established an audit committee consisting of our three independent directors, Mr. Glickman, Mr. Whittemore and Mr. Tominus. These independent directors include at least one person who is a financial expert (Edwin J. Glickman), as defined by applicable rules promulgated by the Securities and Exchange Commission. Our audit committee operates pursuant to a written charter adopted by our board of directors. Among other things, the audit committee charter calls upon the audit committee to:

•	oversee the accounting and financial reporting processes and compliance with legal and regulatory requirements on behalf of our board of directors and report the results of its activities to the board;
•	be directly and solely responsible for the appointment, retention, compensation, oversight, evaluation and, when appropriate, the termination and replacement of our independent auditors;
•	review the annual engagement proposal and qualifications of our independent auditors;
•	prepare an annual report as required by applicable SEC disclosure rules;
•	review the integrity, adequacy and effectiveness of our internal controls and financial disclosure process;
•	review and approve all related party transactions, including all transactions with our advisor; and
•	manage our relationship with our advisor under the advisory agreement.

The audit committee shall have such additional powers, duties and responsibilities as may be delegated by the board of directors or contained in the audit committee charter approved by the board of directors. A copy of our audit committee charter is available at www.lightstonereit.com.

Our charter provides that in order to be considered an independent director, the director may not, other than in his or her capacity as a director:

•	own any interest in the sponsor, the advisor or their affiliates, other than us;
•	be or have been employed by the advisor, the sponsor or their affiliates, or by us or our affiliates, on the date of determination or for two years prior to the date of determination;
•	serve as an officer or director of the sponsor, the advisor or any of their affiliates, other than as a member of our board of directors;
•	perform services, other than as a member of our board of directors;
•	serve as a director, including as a member of our board of directors, of more than three real estate investment trusts organized by the sponsor or advised by the advisor; or
•	maintain a “material” business or professional relationship with the sponsor, the advisor or any of their affiliates. A business or professional relationship qualifies as “material” if the aggregate gross revenue derived by the director from the sponsor, the advisor and their affiliates exceeds five percent of either the director’s annual gross income during either of the last two years or the director’s net worth on a fair market value basis.

In addition, an independent director may not maintain, or have maintained, any of these prohibited associations either directly or indirectly. According to our charter, an indirect association with the sponsor or the advisor includes circumstances in which a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the sponsor, the advisor, any of their affiliates or us.

Compensation of Directors

We pay each of our independent directors an annual fee of $30,000 and are responsible for the reimbursement of their out-of-pocket expenses, as incurred. In addition, under our stock option plan, our independent directors will receive options to purchase shares of our common stock.

Compensation of Officers

Our officers will not receive any cash or non-cash compensation from us for their services as our officers. Our officers are officers of one or more of our affiliates and are compensated by those entities (including our sponsor), in part, for their services rendered to us.

Stock Option Plan

We have adopted a stock option plan under which our independent directors are eligible to receive annual nondiscretionary awards of nonqualified stock options. Our stock option plan is designed to enhance our profitability and value for the benefit of our stockholders by enabling us to offer independent directors stock-based incentives, thereby creating a means to raise the level of equity ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and our stockholders.

We have authorized and reserved 75,000 shares of our common stock for issuance under our stock option plan. The board of directors may make appropriate adjustments to the number of shares available for awards and the terms of outstanding awards under our stock option plan to reflect any change in our capital structure or business, stock dividend, stock split, recapitalization, reorganization, merger, consolidation or sale of all or substantially all of our assets.

Our stock option plan provides for the automatic grant of a nonqualified stock option to each of our independent directors, without any further action by our board of directors or the stockholders, to purchase 3,000 shares of our common stock on the date of each annual stockholder’s meeting. Options to purchase 3,000 shares were granted to each of our three independent directors at the annual stockholders meeting in July, 2007. The exercise price for all stock options granted under our stock option plan is fixed at $10 per share until the termination of our initial public offering, and thereafter the exercise price for stock options granted to our independent directors will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. The term of each such option is 10 years. Options granted to non-employee directors vest and become exercisable on the second anniversary of the date of grant, provided that the independent director is a director on the board of directors on that date.

Notwithstanding any other provisions of our stock option plan to the contrary, no stock option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

Corporate Governance

Code of Business Conduct and Ethics.  Our board of directors has established a code of business conduct and ethics. Among other matters, the code of business conduct and ethics was designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•	accountability for adherence to the code.

Waivers to the code of business conduct and ethics may only be granted by the independent directors of the board. In the event that the independent directors grant any waivers of the elements listed above to any of our officers, we expect to announce the waiver within five business days on the corporate governance section on our corporate website (www.lightstonereit.com). The information on that website will not be a part of this prospectus.

Our Advisor

Our advisor, Lightstone Value Plus REIT LLC, is a Delaware limited liability company and is wholly owned by our sponsor. Our advisor was formed on June 28, 2004. The following table sets forth information regarding the executive officers of our advisor.

Name	Age	Position
David Lichtenstein	46	Chairman, President and Chief Executive Officer
Bruno de Vinck	61	Chief Operating Officer, Senior Vice President and Secretary
Joshua Kornberg	43	Senior Vice President and Director of Acquisitions
Joseph E. Teichman	34	General Counsel

The biographies of Messrs. Lichtenstein, de Vinck, Kornberg and Teichman are set forth above in “Our Directors and Executive Officers.”

Our Advisory Agreement

Experience of Our Advisor.  The experience of our advisor, which is wholly owned by our sponsor, can be assessed by reference to our sponsor’s prior performance. For a summary of our sponsor’s prior performance, see “Prior Performance Summary” and the Non-Program Properties tables above and the Program Properties Prior Performance Tables included in the back of this prospectus at pages A-1 through A-7. In addition, David Lichtenstein has over 20 years of experience in identifying, acquiring financing, refinancing and operating real property investments. For a further discussion of the experience of Mr. Lichtenstein, see “Our Directors and Executive Officers.” The board of directors will determine that any successor advisor possesses sufficient qualifications to perform the advisory function for us and justify the compensation provided for in its contract with us.

Duties of Our Advisor.  Under the terms of our advisory agreement, our advisor generally has responsibility for our day-to-day operations. Many of the services to be performed by the advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which the advisor will perform for us as our advisor, and it is not intended to include all of the services which may be provided to us by the advisor or by third parties. Under the terms of the advisory agreement, the advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, the advisor, either directly or indirectly by engaging an affiliate or third party, shall, subject to the authority of the board of directors:

•	find, present and recommend to us real estate investment opportunities consistent with our investment policies, acquisition strategy and objectives;
•	structure the terms and conditions of transactions pursuant to which acquisitions of properties will be made;
•	acquire properties on our behalf in compliance with our investment objectives and policies;
•	arrange for the financing and refinancing of properties;
•	administer our bookkeeping and accounting functions;
•	serve as our consultant in connection with policy decisions to be made by our board of directors, managing our properties or causing them to be managed by another party; and
•	render other services as our board of directors deems appropriate.

The advisor may not acquire any property with a purchase price that is equal to or greater than $15,000,000 or finance any such acquisition, on our behalf, without the prior approval of a majority of our board of directors. The actual terms and conditions of transactions involving investments in such properties will be determined in the sole discretion of the advisor, subject at all times to such board of directors approval. Conversely, the advisor may acquire any real property with purchase price that is lower than $15,000,000, or finance any such acquisition, on our behalf, without the prior approval of the board of directors, if the following conditions are satisfied: (i) the investment in the property would not, if consummated, violate our investment guidelines, (ii) the investment in the property would not, if consummated, violate any restrictions on indebtedness; and (iii) the consideration to be paid for such properties does not exceed the fair market value of such properties, as determined by a qualified independent real estate appraiser selected by the advisor.

Likewise, the advisor may not arrange for the financing and refinancing of properties without a satisfactory showing that such a higher level of borrowing is appropriate, the approval of the board of directors and disclosure to stockholders if such financing or refinancing, when consummated, causes the total long-term permanent leverage on all of our properties, in the aggregate, to exceed 75% of such properties’ fair market value. The actual terms and conditions of financing and refinancing transactions will be determined in the sole discretion of the advisor, subject at all times to board of directors approval. However, the advisor may arrange for the financing and refinancing of properties, without the approval of the board of directors, if such financing or refinancing, when consummated, does not cause the aggregate long-term permanent leverage on all of our properties, in the aggregate, to exceed 75% of such properties’ fair market value. The advisor can also arrange for short-term indebtedness, having a maturity of two years or less.

Finally, the advisor may not arrange for the financing and refinancing of properties without a satisfactory showing that such a higher level of borrowing is appropriate, the approval of the board of directors and disclosure to stockholders if such financing or refinancing, when consummated, causes the total leverage on all of our properties, in the aggregate, to exceed 300% of our net assets. In addition, our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and reviewed by our board of directors at least quarterly. The actual terms and conditions of financing and refinancing will be determined in the sole discretion of the advisor, subject at all times to approval of our board of directors. However, the advisor may arrange for the financing and refinancing of properties, without the approval of the board of directors, if such financing or refinancing, when consummated, does not cause the total leverage on all of our properties, in the aggregate, to exceed 300% of our net assets. In addition, the advisor may not arrange for mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed 85% of the property’s appraised value, unless substantial justification exists and the loans would not exceed the property’s appraised value.

Term of the Advisory Agreement.  The advisory agreement has an initial term of one year and is renewable for successive one-year terms upon the mutual consent of the parties. It may be terminated by either party, by mutual consent of the parties or by a majority of the independent directors or the advisor, as the case may be, upon 60 days’ written notice. If the advisory agreement is terminated, the advisor must cooperate with us and take all reasonable steps requested by our board of directors to assist it in making an orderly transition of the advisory function. We will also have to pay our advisor any accrued but unpaid fees and expenses, as set forth below.

Compensation to Advisor.  The advisory agreement provides for the advisor to be paid fees in connection with services provided to us (see “Management Compensation”). These fees include acquisition and asset management fees.

We will not reimburse the advisor or its affiliates for services for which the advisor or its affiliates are entitled to compensation in the form of a separate fee. If the advisor or its affiliates perform services that are outside of the scope of the advisory agreement, we will compensate them at rates and in amounts agreed upon by the advisor and the independent directors.

Other than as set forth in the following paragraph, the advisor bears the expenses it incurs in connection with performing its duties under the advisory agreement. These include salaries and fringe benefits of its directors and officers, travel costs and other administrative expenses of its directors or officers.

We will reimburse the advisor for certain costs it incurs in connection with the services it provides to us including, but not limited to: (i) organization costs in an amount up to 2% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to preparing the SEC registration statement, qualification of the shares for sale in the states and filing fees incurred by the advisor, as well as reimbursements for salaries and direct expenses of its employees, including, without limitation, employee benefits, while engaged in registering the shares and other organization costs, other than selling commissions and the dealer manager fee; (ii) advertising expenses, expense reimbursements, and legal and accounting fees; (iii) the actual cost of goods and materials used by us and obtained from entities not affiliated with the advisor; (iv) administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the advisor receives a separate fee); (v) acquisition expenses, which include travel and expenses related to the selection and acquisition of properties and for goods and services provided by the advisor; (vi) rent, leasehold improvement costs, utilities or other administrative items generally constituting our advisor’s overhead; and (vi) expenses related to negotiating and servicing mortgage loans. We will not reimburse the advisor for any services for which we will pay the advisor a separate fee.

Fees Payable Upon Termination of the Advisory Agreement.  If the advisory agreement is terminated for any reason, the advisor will be entitled to receive payment of any earned but unpaid compensation and expense reimbursements accrued as of the date of termination. In addition, our advisor may require that its special general partner interests be converted into cash in an amount equal to the purchase price of the special general partner interests, or may otherwise continue to hold such special general partnership interests after the termination of the advisory agreement.

The advisor will be entitled to receive all accrued but unpaid compensation in cash within 30 days of the effective date of the termination.

Reimbursement by Advisor.  Unless our stockholders amend our charter, our advisor must reimburse us for the amounts, if any, by which our total REIT operating expenses paid during the previous fiscal year exceed the greater of:

•	2% of our average invested assets for that fiscal year; or
•	25% of our net income for that fiscal year;

provided, however, only so much of the excess specified above will be required to be reimbursed as the board of directors, including a majority of the independent directors, determines should justifiably be reimbursed in light of such unanticipated, unusual or non-recurring factors which may have occurred within 60 days after the end of the quarter for which the excess occurred. In this event, the stockholders will be sent a written disclosure and explanation of the factors the independent directors considered in arriving at the conclusion that the higher total operating expenses were justified. Operating expenses are defined for this purpose as being exclusive of those expenses incurred in the operation of properties we have acquired, acquisition fees and related expenses paid to our advisor, depreciation and amortization expenses, and financing related expenses such as fees paid to lenders and interest expense paid on borrowings by the REIT or the operating partnership.

Liability and Indemnification of Advisor.  Under the advisory agreement, we are also required to indemnify the advisor and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to the advisor’s acts or omissions. For details regarding these limitations and circumstances under which we are required or authorized to indemnify and to advance expenses to the advisor, see “Limitation of Liability and Indemnification of Directors, Officers and Our Advisor.”

Other Activities of Advisor and its Affiliates.  The advisor and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, the advisor must devote sufficient resources to the administration of Lightstone Value Plus Real Estate Investment Trust, Inc. to discharge its obligations. The advisor may assign the advisory agreement to an affiliate upon approval of a majority of the independent directors. We may assign or transfer the advisory agreement to a successor entity.

Amendment of the Advisory Agreement.  The advisory agreement can be amended by a written instrument that is signed by all of the parties to that agreement (or their successors or assigns, where applicable).

Potential Acquisition of Advisor and Property Manager.  Many REITs which are listed on a national stock exchange or included for quotation on a national market system are considered “self-administered,” since the employees of such a REIT perform all significant management functions. In contrast, REITs that are not self-administered, like us, typically engage a third-party, such as our advisor and property manager, to perform management functions on its behalf. If for any reason our independent directors determine that we should become self-administered, the advisory agreement and the property management agreement each permit us to acquire the business conducted by the advisor and the property manager (including all of its assets). As the parent of our advisor and property manager and thus the recipient of the proceeds from such sales, our sponsor has an incentive to achieve our listing on a national stock exchange or inclusion for quotation on a national market system and thus cause the independent directors to determine that we should become self-administered. See “Conflicts of Interest.”

If we choose to acquire these businesses, their stockholders will receive in connection with such an acquisition, and in exchange for terminating any contractual arrangements and the release and waiver of all fees payable under their provisions until their stated termination, but not paid, such number of shares of our common stock as is determined in accordance with the following paragraph. We will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of such acquisitions.

The number of shares we may issue shall be determined as follows. We shall first send an election notice to the advisor or the property manager of our election to proceed with such a transaction. Next, the net income of the advisor or the property manager for the six month period immediately preceding the month in which the election notice is delivered, as determined by an independent audit conducted in accordance with generally accepted auditing standards, shall be annualized. (The advisor or the property manager shall bear the cost of any such audit.) Such amount shall then be multiplied by nine-tenths (0.90) and then divided by our “Funds from Operations per Weighted Average Share.” “Funds from Operations per Weighted Average Share” shall be equal to the annualized Funds from Operations (as defined below; i.e., four times the Funds from Operations for the quarter immediately preceding the delivery of the election notice) per weighted average share for us for such quarter, all based upon our quarterly report delivered to our stockholders for such quarter. The resulting quotient shall constitute the number of shares of our common stock to be issued, with delivery thereof and the closing of the transaction to occur within 90 days of delivery of the election notice. “Funds from Operations” means generally net income (computed in accordance with GAAP), excluding gains or losses from debt restructuring and sales of properties, plus depreciation of real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Under some circumstances, we can enter into and consummate such transactions without seeking specific stockholder approval. See “Conflicts of Interest.” Any such transaction will occur, if at all, only if our board of directors obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefore is fair, from a financial point of view, to our stockholders.

The Property Manager and the Management Agreement

Our property manager, Lightstone Value Plus REIT Management LLC, provides property management services to us under the terms of the management agreement. Our property manager was formed in Delaware on June 30, 2004 and is wholly-owned by our sponsor. The property manager provides services in connection with the rental, leasing, operation and management of our properties. We have agreed to pay the property manager a monthly management fee of 5% of the gross revenues from our residential and retail properties. In addition, for the management and leasing of our office and industrial properties, we will pay to our property manager, property management and leasing fees of up to 4.5% of gross revenues from our office and industrial properties. We may pay our property manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed office and industrial properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.

Notwithstanding the foregoing, our property manager may be entitled to receive higher fees in the event our property manager demonstrates to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered.

Our property manager will also be paid a monthly fee for any extra services equal to no more than that which would be payable to an unrelated party providing the services.

The property manager may subcontract its duties for a fee that may be less than the fee provided for in the management services agreements. In the event that the property manager subcontracts its duties with respect to some or all of our properties, the fees payable to such parties for such services will be deducted from the monthly management fee payable to our property manager by us or paid directly by our property manager.

The management agreement can be amended by written instrument executed by the party against whom the amendment is asserted. The management agreement can be terminated after one year and will terminate upon written notice from our operating partnership to the property manager of gross negligence or willful misconduct in the performance of its duties. The management agreement will also terminate upon our property manager’s bankruptcy, receivership, reorganization or similar financial difficulties relating to its insolvency.

We have the option to acquire our property manager. See “Conflicts of Interest” and “Management —  Our Advisory Agreement — Potential acquisition of advisor and property manager” for a description of this right and the terms under which we may exercise it.

Lightstone Securities, LLC

Lightstone Securities, our dealer manager, is registered under the applicable federal and state securities laws and is qualified to do business as a securities broker-dealer throughout the United States. It does not render these services to anyone other than affiliates of The Lightstone Group, and it does not make sales directly to retail customers or maintain customer accounts. It is a member firm of the National Association of Securities Dealers, Inc. and has qualified as a broker-dealer in all 50 states.

We will pay Lightstone Securities selling commissions of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Lightstone Securities will provide wholesale marketing support in connection with this offering and expects to reallow 100% of commissions earned for those transactions that involve participating broker-dealers. We may also pay to Lightstone Securities a dealer manager fee of up to 1% of gross offering proceeds before reallowance to participating broker-dealers. Lightstone Securities, in its sole discretion, may reallow a portion of its dealer manager fee of up to 1% of the gross offering proceeds to be paid to such participating broker-dealers.

Set forth below is a table that demonstrates the approximate compensation that will be paid to our dealer manager, which will have no net effect on our total proceeds. Note that we have exceeded the minimum offering of 200,000 shares and the table reflects the shares sold through September 30, 2007:

	Maximum Per Unit	Dollar Amount as of September 30, 2007	Total Maximum
Price to public	$10.00	$114,350,000	$300,000,000
Selling commissions paid by us	(0.70)	(6,963,500)	(21,000,000)
Selling commissions funded using proceeds from sale of special general partner interests	0.70	6,963,500	21,000,000
Dealer manager fee paid by us	(0.10)	(1,143,500)	(3,000,000)
Dealer manager fee funded using proceeds from sale of special general partner interests	0.10	1,143,500	3,000,000
Proceeds to Lightstone Value Plus Real Estate Investment Trust, Inc.	$10.00	$114,350,000	$300,000,000

Lightstone SLP, LLC

Lightstone SLP, LLC was formed in Delaware on February 11, 2005, for the purpose of purchasing the special general partner interests from our operating partnership in exchange for proceeds sufficient to pay all offering and organization expenses and receiving special general partner distributions. Lightstone SLP, LLC is a direct, wholly owned subsidiary of our sponsor.

LIMITATION OF LIABILITY AND INDEMNIFICATION
OF DIRECTORS, OFFICERS AND OUR ADVISOR

Our charter provides that our advisor and directors are deemed to be in a fiduciary relationship to us and our stockholders and that our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.

The liability of our directors and officers to us or our stockholders for money damages is limited to the fullest extent permitted. As a result, our directors and officers will not be liable to us or our stockholders for monetary damages unless:

•	the person actually received an improper benefit or profit in money, property or services; and
•	the person is adjudged to be liable based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Except as described below, our charter authorizes and directs us to indemnify and to pay or reimburse reasonable expenses to any director, officer, employee or agent, and our advisor and its affiliates. Our charter currently prohibits us from indemnifying or holding harmless for any loss or liability that we suffer, any director, officer, employee, agent or the advisor or its affiliates unless:

•	the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;
•	the person seeking indemnification was acting on our behalf or performing services for us; and
•	the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss will not have been the result of gross negligence or willful misconduct.

In any such case, the indemnification or agreement to indemnify is recoverable only out of our net assets and not from the assets of our stockholders.

We will not indemnify any director, officer, employee, agent or the advisor, his, her or its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;
•	the claims have been dismissed with prejudice by a court of competent jurisdiction; or a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered and sold as to indemnification for securities law violations.

Subject to applicable law, our charter requires us to advance amounts to a person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification;
•	the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement;
•	the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to be entitled to indemnification.

We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee, agent or the advisor or its affiliates against any liability asserted which was incurred in any such capacity with us or arising out of such status; provided, however, that we may not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under our charter. We may enter into any contract for indemnity and advancement of expenses with any officer, employee or agent who is not a director as may be determined by the board of directors and as permitted by law. Our sponsor has purchased directors and officers liability insurance on behalf of our officers and directors and we will reimburse our sponsor for the premiums incurred under such policy.

The Lightstone Group will enter into separate indemnification agreements with each of our directors and some of our executive officers. The indemnification agreements will require The Lightstone Group to indemnify our directors and officers to the fullest extent permitted by law, subject to the limits referred to above. The Lightstone Group also may indemnify and advance expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under The Lightstone Group’s directors’ and officers’ liability insurance, if any. Although the form of indemnification agreement will offer substantially the same scope of coverage afforded by provisions in our charter and bylaws, it will provide greater assurance to directors and officers that indemnification will be available, because as a contract, it cannot be unilaterally modified by The Lightstone Group’s or our boards of directors or by the stockholders to eliminate the rights it will provide.

We have been advised that, in the opinion of the Securities and Exchange Commission, any indemnification that applies to liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table provides information as of December 31, 2007 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of December 31, 2007, we had approximately 3,162 stockholders of record and 13.6 million shares of common stock outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. However any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
The Lightstone Group(1)	20,000	.15%
Stephen Hamrick	10,000	.07%

(1)	Includes 20,000 shares owned by our advisor. Our advisor is wholly owned by The Lightstone Group, LLC, which is controlled and wholly owned by David W. Lichtenstein, our sponsor. Lightstone SLP, LLC, which is also controlled and wholly owned by our sponsor, will receive special general partner interests of our operating partnership in exchange for $30,000,000, assuming 30,000,000 shares are sold pursuant to this offering, which we will use to defray all costs and expenses of this offering, including organization costs and selling commissions.

OUR STRUCTURE AND FORMATION

We were formed on June 8, 2004 as a Maryland corporation. The operating partnership was formed on July 12, 2004 as a Delaware limited partnership.

Structure

We operate our business using what is commonly known as an UPREIT structure. This means that we have formed the operating partnership to own all of our assets, either directly or indirectly. Our advisor contributed $200,000 to us for 20,000 shares of our common stock to form us. We have contributed the $200,000 of proceeds we received from our advisor in exchange for 20,000 general partnership units in the operating partnership. As a result, we are the sole general partner of the operating partnership. We will contribute the net proceeds of this offering to the operating partnership. We are and will be the only holder of regular general partnership units in the operating partnership. As the general partner of the operating partnership, we will have the power to manage and conduct the business of the operating partnership, subject to the consent of the special general partner as to management decisions and other limited exceptions set forth in the operating partnership agreement. See “Operating Partnership Agreement.” The advisor holds 200 limited partnership units in the operating partnership valued at $10 each for its $2,000 capital contribution. As a result, the advisor is a limited partner in the operating partnership.

We will conduct substantially all of our business, and hold our interests in the properties in which we invest, directly or indirectly, through the operating partnership.

As a REIT, we may conduct some of our business and hold some of our interests in properties through “taxable REIT subsidiaries” or (“TRS”) which may be wholly or partially owned. We currently have one TRS to facilitate our ownership of lodging facilities. We may form another TRS or use our existing TRS to allow for our acquisition of additional lodging assets in the future. Additionally, we may in the future decide to conduct other business or hold some of our interests in properties in such subsidiaries.

See “Prospectus Summary — Organizational Chart” for a diagram depicting the services to be rendered by our affiliates to us, as well as our organizational structure and the organizational structure of the operating partnership.

Currently, the only properties that we own are described in “Specified Investments.” We will form entities to acquire properties. They will be owned or controlled directly or indirectly by the operating partnership. Properties that will be purchased by us in the future may be owned by entities that will be directly or indirectly owned by the operating partnership. In other instances, there likely will be other investors in the entities that own our properties, in addition to the operating partnership. These investors would be the former owners of properties that we acquired from them in exchange for interests in such entities.

We intend to comply with all of the corporate responsibility and disclosure rules related to the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

Benefits of the UPREIT Structure

The benefits of our REIT status and UPREIT structure include the following:

•	Access to capital. We believe our structure will provide us with access to capital for refinancing and growth. Sources of capital include the common stock sold in this offering and possible future issuances of debt or equity through public offerings or private placements. Our anticipated financial strength should enable us to obtain financing at advantageous rates and on acceptable terms.
•	Growth. Our structure will allow stockholders through their ownership of common stock and the limited partners through their ownership of limited partnership units, an opportunity to participate in the growth of the real estate market through an ongoing business enterprise. In addition to the portfolio of initial real properties, we give stockholders an interest in all future investments in additional properties.
•	Tax Deferral. The UPREIT structure will provide property owners who transfer their real properties to the operating partnership in exchange for limited partnership units the opportunity to defer the tax consequences that would arise from a sale of their real properties and other assets to us or to a third party. This will allow us to acquire assets without using as much of our cash and may allow us to acquire assets that the owner would otherwise be unwilling to sell because of tax considerations.

Affiliates

Throughout this prospectus, we use the term “affiliate.” For purposes of this prospectus, an “affiliate” of any natural person, partnership, corporation, association, trust, limited liability or other legal entity (a “person”) includes any of the following:

(a)	any person directly or indirectly owning, controlling or holding, with power to vote 10% or more of the outstanding voting securities of such other person;
(b)	any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person;
(c)	any person directly or indirectly controlling, controlled by, or under common control with, such other person;
(d)	any executive officer, director, trustee or general partner of such other person; and
(e)	any legal entity for which such person acts as an executive officer, director, trustee or general partner.

COMPETITION

The retail, lodging, office, industrial and residential real estate markets are highly competitive. We compete in all of our markets with other owners and operators of retail, lodging, office, industrial and residential real estate. The continued development of new retail, lodging, office, industrial and residential properties has intensified the competition among owners and operators of these types of real estate in many market areas in which we intend to operate. We compete based on a number of factors that include location, rental rates, security, suitability of the property’s design to prospective tenants’ needs and the manner in which the property is operated and marketed. The number of competing properties in a particular market could have a material effect on our occupancy levels, rental rates and on the operating expenses of certain of our properties.

In addition, we compete with other entities engaged in real estate investment activities to locate suitable properties to acquire and to locate tenants and purchasers for our properties. These competitors include other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, governmental bodies and other entities. There are also other REITs with asset acquisition objectives similar to ours and others may be organized in the future. Some of these competitors, including larger REITs, have substantially greater marketing and financial resources than we will have and generally may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities seek financing through similar channels to our company. Therefore, we will compete for institutional investors in a market where funds for real estate investment may decrease.

Competition from these and other third party real estate investors may limit the number of suitable investment opportunities available to us. It may also result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay the investment of proceeds from this offering in desirable assets, which may in turn reduce our earnings per share and negatively affect our ability to commence or maintain distributions to stockholders.

We believe that our senior management’s experience, coupled with our financing, professionalism, diversity of properties and reputation in the industry will enable us to compete with the other real estate investment companies.

Because we are organized as an UPREIT, we are well-positioned within the industries in which we intend to operate to offer existing owners the opportunity to contribute those properties to our company in tax-deferred transactions using our operating partnership units as transactional currency. As a result, we have a competitive advantage over most of our competitors that are structured as traditional REITs and non-REITs in pursuing acquisitions with tax-sensitive sellers.

INVESTMENT OBJECTIVES AND POLICIES

General

Our primary objective is to achieve capital appreciation with a secondary objective of income without subjecting principal to undue risk. We intend to achieve this goal primarily through investments in real estate properties.

We intend to acquire residential and commercial properties. Our acquisitions may include both portfolios and individual properties. We expect that our commercial holdings will consist of retail (primarily multi-tenanted shopping centers), lodging (primarily extended stay hotels), industrial and office properties and that our residential properties will be principally comprised of “Class B” multi-family complexes.

Unlike other REITs, which typically specialize in one sector of the real estate market, we intend to invest in both residential and commercial properties to provide a more general risk profile and take advantage of our sponsor’s expertise in acquiring larger properties and portfolios of both residential and commercial properties.

The following is descriptive of our investment objectives and policies:

•	Reflecting a flexible operating style, our portfolio is likely to be diverse and include properties of different types (such as retail, office, industrial and residential properties); both passive and active investments; and joint venture transactions. The portfolio is likely to be determined largely by the purchase opportunities that the market offers, whether on an upward or downward trend. This is in contrast to those funds that are more likely to hold investments of a single type, usually as outlined in their charters.
•	We may invest in properties that are not sold through conventional marketing and auction processes. Our investments may be at a dollar cost level lower than levels that attract those funds that hold investments of a single type.
•	We may be more likely to make investments that are in need of rehabilitation, redirection, remarketing and/or additional capital investment.
•	We may place major emphasis on a bargain element in our purchases, and often on the individual circumstances and motivations of the sellers. We will search for bargains that become available due to circumstances that occur when real estate cannot support the mortgages securing the property.
•	We intend to pursue returns in excess of the returns targeted by real estate investors who target a single type of property investment.

We cannot assure you that we will attain these objectives.

Diversification

We will attempt to be diversified by property type. We may invest in retail (primarily multi-tenanted shopping centers), lodging (primarily extended stay hotels), office, industrial and residential properties. The actual allocation to each property type is not predetermined and will ultimately depend on the relative attractiveness of the investments reviewed by our advisor and meeting our investment criteria and by the funds available to us to invest.

Sources of Investment Opportunities

We expect to originate transactions from real estate industry sources with whom our sponsor has built relationships over a number of years.

In addition, some of our purchases will be from domestic banks, insurance companies and other regulated financial institutions, which may come into possession of real property as the result of foreclosures or surrenders.

Set forth below are summary descriptions of the investments that we expect to make.

Real Estate Investments

We may make equity investments in real estate; such investments will be made through the purchase of all or part of a fee simple ownership or a more limited form of ownership, or all or part of a leasehold interest. Investment in an equity interest will give us a right to part or all of the cash flow and capital appreciation generated by the property after satisfaction of liens on the property. Liens usually include the payment of principal and interest on mortgage loans, real estate taxes and other assessments. We may also purchase limited partnership interests, limited liability company interests and other equity securities.

We will invest in real estate that our advisor believes is available for less than its estimated worth. During the period we hold real estate, we may develop or redevelop the property, make tenant improvements or make certain onsite and offsite improvements. We may be required to maintain the property, pay property taxes and carry insurance on the property. We may elect to finance or refinance some of our real estate holdings by borrowing against them on a nonrecourse basis. We intend to acquire both portfolios and individual properties on a geographically diverse basis.

Building classifications in most markets refer to Class “A”, “B”, “C” and sometimes “D” properties. Class “A”, “AA” and “AAA” properties are typically newer buildings with superior construction and finish in excellent locations with easy access, are attractive to creditworthy tenants and offer valuable amenities such as on-site management or covered parking. These buildings command the highest rental rates in their market. As the classification of a building decreases (e.g. Class “A” to Class “B”), one building attribute or another becomes less desirable. We expect that our commercial holdings will consist of retail (primarily multi-tenanted shopping centers), lodging (primarily extended stay hotels), industrial and office properties and that our residential properties will be principally comprised of “Class B” multi-family complexes.

Asset Repositionings.  We will attempt to identify and execute value-creation plans through a program of aggressive asset management. We will focus on opportunities characterized by properties that are under-performing relative to comparable assets due to inadequate management or unresolved conflicts among existing owners, lenders, tenants and managers. These situations often offer attractive risk-adjusted returns through recapitalization and the subsequent redevelopment or repositioning of the underlying real estate.

Money Market Investments

Pending the purchase of other permitted investments, or to provide the reserve described below, we will temporarily invest in one or more unaffiliated money market mutual funds or directly in certificates of deposit, commercial paper, interest-bearing government securities and other short-term instruments.

Reserve and Cash and Cash Equivalents

Reserves

A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with our operations. We will initially allocate not less than 0.5% of the proceeds of the offering to our working capital reserve to provide for our anticipated obligations, including the payment of property taxes, insurance, improvements and maintenance costs associated with real estate held by us, the exercise of warrants and the payment of our other expenses. In addition, we may hold cash in reserve in order to maintain liquidity to take advantage of investment opportunities. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties.

We cannot assure you that we will attain any of our objectives. If we have not facilitated liquidity in our shares either through listing them for trading on a national stock exchange, including them for quotation on a stock exchange or on Nasdaq or providing liquidity by some other means, generally within seven to ten years after the net proceeds of this offering are fully invested, we will start selling our properties and other assets, either on a portfolio basis or individually, or engage in another transaction approved by the board of directors, market conditions permitting, unless the directors (including a majority of the independent directors) determine that, in light of our expected life at any given time, it is in the best interest of the stockholders to reinvest proceeds from property sales or refinancings.

In making the decision to apply for listing of the shares or providing other forms of liquidity, the board of directors will try to determine whether listing the shares or liquidating will result in greater value for the stockholders. It cannot be determined at this time the circumstances, if any, under which the directors will agree to list the shares.

Even if liquidity has not been facilitated, we are under no obligation to liquidate our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders which may prevail in the future. Furthermore, there can be no assurance that we will be able to liquidate our portfolio and it should be noted that we will continue in existence until all properties are sold and our other assets are liquidated. Alternatively, as discussed above, we may merge with, or otherwise be acquired by, our sponsor or its affiliates. The independent directors shall review our investment policies at least annually, and with sufficient frequency to determine that such policies are in the best interests of our stockholders.

Our strategies for accomplishing these objectives are set forth below.

Acquisition Strategy

We intend to acquire residential and commercial properties. Our acquisitions may include both portfolios and individual properties. We expect that our commercial holdings will consist of retail (primarily multi-tenanted shopping centers), lodging (primarily extended stay hotels), industrial and office properties and that our residential properties will be principally comprised of “Class B” multi-family complexes. Building classifications in most markets refer to Class “A”, “B”, “C” and sometimes “D” properties. Class “A”, “AA” and “AAA” properties are typically newer buildings with superior construction and finish in excellent locations with easy access, are attractive to creditworthy tenants and offer valuable amenities such as on-site management or covered parking. These buildings command the highest rental rates in their market. As the classification of a building decreases (e.g., Class “A” to Class “B”), one building attribute or another becomes less desirable.

We expect that we will acquire the following types of real estate interests:

•	Fee interests in market-rate, middle market multifamily properties at a discount to replacement cost located either in emerging markets or near major metropolitan areas. We will attempt to identify those sub-markets with job growth opportunities and demand demographics which support potential long-term value appreciation for multifamily properties.
•	Fee interests in well-located, multi-tenanted, community, power and lifestyle shopping centers and malls located in highly trafficked retail corridors, in selected high-barrier to entry markets and sub-markets. We will attempt to identify those sub-markets with constraints on the amount of additional property supply will make future competition less likely.
•	Fee interests in improved, multi-tenanted, industrial properties located near major transportation arteries and distribution corridors with limited management responsibilities.
•	Fee interests in improved, multi-tenanted, office properties located near major transportation arteries with limited management responsibilities.
•	Fee interests in lodging properties located near major transportation arteries in urban and suburban areas.

Financing Strategy

We intend to utilize leverage to acquire our properties. The number of different properties we will acquire will be affected by numerous factors, including, the amount of funds available to us. When interest rates on mortgage loans are high or financing is otherwise unavailable on terms that are satisfactory to us, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. There is no limitation on the amount we may invest in any single property or on the amount we can borrow for the purchase of any property.

We intend to limit our aggregate long-term permanent borrowings to 75% of the aggregate fair market value of all properties unless any excess borrowing is approved by a majority of the independent directors and is disclosed to our stockholders. We may also incur short-term indebtedness, having a maturity of two years or less. By operating on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although our liability for the repayment of indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. We will endeavor to obtain financing on the most favorable terms available.

Lenders may have recourse to assets not securing the repayment of the indebtedness. Our sponsor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

Operations

Our property manager will manage and lease substantially all of the properties that we acquire with the existing management and leasing staff of its affiliates and where appropriate it may acquire and incorporate the existing management and leasing staffs of the portfolio properties we acquire.

Although we are not limited as to the geographic area where we may conduct our operations, we intend to invest in properties located near our sponsor’s existing operations to achieve economies of scale where possible. Our sponsor currently maintains operations throughout the United States (Hawaii, South Dakota, Vermont and Wyoming excluded), the District of Columbia, Puerto Rico and Canada. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering. We will consider relevant real estate property and financial factors, including the location of the property, its income-producing capacity, its suitability for any future development the prospects for long-range appreciation, its liquidity and income tax considerations. In this regard, our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	leases, licenses and temporary tenants;
•	plans and specifications;
•	occupancy history;
•	sales reports;
•	zoning analyses and future development potential;
•	traffic flow, car count and parking studies;
•	trends in area;
•	tenant mix;
•	environmental and engineering reports;
•	projections, surveys and appraisals;
•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;
•	audited financial statements covering recent operations of properties having operating histories unless such statements are not required to be filed with the Securities and Exchange Commission and delivered to our stockholders; and
•	title and liability insurance policies.

We will not close the acquisition of any property unless and until we obtain an environmental assessment (generally a minimum of a Phase I review) for each property acquired and are generally satisfied with the environmental status of the property. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. In acquiring, leasing and developing real estate properties, we will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;
•	changes in supply of or demand for similar or competing properties in an area;
•	bankruptcies, financial difficulties or lease defaults by our tenants;
•	changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;
•	changes in tax, real estate, environmental and zoning laws;
•	changes in the cost or availability of insurance, particularly after terrorist attacks of September 11, 2001;
•	periods of high interest rates and tight money supply;
•	tenant turnover; and
•	general overbuilding or excess supply in the market area.

Distributions

Federal income tax law requires that a REIT distribute annually at least 90% of its REIT taxable income (excluding any net capital gains), although the board of directors, in its discretion, may increase that percentage as it deems appropriate. See “Federal Income Tax Considerations — Taxation — Annual Distribution Requirements.” For a discussion of the tax treatment of distributions to you, see “Federal Income Tax Considerations.”

Distributions will be at the discretion of the board of directors and depends upon our distributable funds, current and projected cash requirements, tax considerations and other factors. Our ability to pay distributions and the size of these distributions will depend upon a variety of factors. For example, our borrowing policy permits us to incur short-term indebtedness, having a maturity of two years or less, and we may have to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. We cannot assure that distributions will continue to be made or that we will maintain any particular level of distributions that we may establish.

We intend to make regular distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the directors. The board of directors currently intends to declare distributions on a quarterly basis using the last day of the quarter as the record date. In order for an investor to receive a distribution, they must be a stockholder of record as of the record date. Therefore, newly admitted investors, or investors redeeming or transferring shares, will not receive a distribution for a record date that they are not considered a stockholder of record. It is the intent of the board of directors to declare and pay distributions quarterly during the offering period and thereafter. However, the board of directors, in its sole discretion, may determine to declare and pay distributions on another basis.. Distributions to stockholders began in April 2006 after the first release of funds from escrow. The interest, if any, earned on subscription proceeds before our first closing was distributed to each subscriber after being admitted as a stockholder. After the initial admission of stockholders in connection with the sale of the minimum offering, interest payments to subscribers was concluded.

Generally, income distributed will not be taxable to us under federal income tax laws if we comply with the provisions relating to electing taxation as a REIT. As we are required to distribute annually at least 90% of our real estate investment trust taxable income (excluding any net capital gains) to maintain our objective of being taxed as a REIT, we may be required to make distributions in excess of cash available. If the cash available to us is insufficient to pay such distributions, we may obtain the necessary funds by borrowing or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs. To the extent that distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such distributions might not reduce stockholders’ aggregate invested capital. Distributions in kind will not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the charter; or distributions of in-kind property, as long as, with respect to in-kind property, the board of directors advises each stockholder of the risks associated with direct ownership of the property; offers each stockholder the election of receiving in-kind property distributions; and distributes in-kind property only to those stockholders who accept the directors’ offer.

Distributions will be made at the discretion of the directors, depending primarily on net cash from operations (which includes cash received from tenants, distributions from joint ventures, and interest income from borrowers under loans, less expenses paid) and our general financial condition, subject to the obligation of the directors to cause us to qualify and remain qualified as a REIT for federal income tax purposes. We intend to increase distributions in accordance with increases in net cash from operations, if any.

Property Acquisition Standards

We generally intend to acquire properties located near our sponsor’s existing operations (as set forth under “Investment Objectives and Policies — Operations” above) in order to achieve economies of scale where possible. We intend to analyze relevant demographic, economic and financial data. Specifically, we will consider the following factors, among others, in the process of evaluating and performing due diligence on a piece of real property:

•	geographic location and type;
•	barriers to entry which would limit competition;
•	quality of tenants or customer base;
•	construction quality, condition and design;
•	current and projected cash flow and the ability to increase cash flow;
•	occupancy levels at the property and stability;
•	potential for capital appreciation;
•	lease rent roll, including the potential for rent or rate increases;
•	potential for economic growth in the tax and regulatory environment of the community in which the property is located;
•	potential for expanding the physical layout of the property and/or the number of sites;
•	occupancy and demand by tenants or guests for properties of a similar type in the same geographic vicinity (the overall market and submarket);
•	prospects for liquidity through sale, financing or refinancing of the property; and
•	treatment under applicable federal, state and local tax and other laws and regulations.

Before purchasing a property, we will examine and evaluate the potential value of the site, the financial condition and business history of the property, the demographics of the area in which the property is located or to be located, the proposed purchase price, geographic and market diversification and potential sales.

Description of Leases

Commercial Leases

The terms and conditions of any lease we enter into with our commercial tenants may vary substantially from those we describe in this prospectus. However, we expect that some of our industrial leases may be economically what are generally referred to as “triple-net” leases. A “triple-net” lease typically provides that, in addition to making its lease payments, the tenant will be required to pay or reimburse us for all real estate taxes, sales and use taxes, special assessments, maintenance, utilities, insurance and building repairs, and other building operation and management costs. As landlord, we will probably have responsibility for certain capital repairs or replacement of specific structural components of a property such as the roof of the building, the truck court and parking areas, as well as the interior floor or slab of the building.

We intend to include provisions in our commercial leases that increase the amount of base rent payable at various points during the lease term. In addition, we intend for our commercial leases to provide for the payment of additional rent calculated as a percentage of a tenant’s gross sales above predetermined thresholds in most leases. We expect that the leases with retail anchor tenants will generally have initial terms of 10 to 25 years, with one or more renewal options available to the tenant. By contrast, smaller commercial leases will typically have three- to ten-year terms.

Residential Leases

We expect that the majority of the leases at residential properties that we may acquire will be for a term of one or two years, which may enable us to seek increased rents upon renewal of existing leases or commencement of new leases. Such short-term leases generally minimize the risk to us of the adverse effects of inflation, although as a general rule these leases permit residents to leave at the end of the lease term without penalty.

Property Acquisition Structure

We anticipate acquiring fee interests in properties, although other methods of acquiring a property may be utilized if we deem it to be advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. We may also use separate entities to acquire a property. Such entities will be formed solely for the purpose of acquiring a property or properties. See “— Acquisition Strategy” and “— Joint Ventures” in this section and “Federal Income Tax Considerations — Taxation — Ownership of a Partnership Interest” and “— Ownership of a Qualified REIT Subsidiary.”

We may finance our property acquisitions through a variety of means, including but not limited to individual non-recourse mortgages and through the exchange of an interest in the property for limited partnership units of our operating partnership, Lightstone Value Plus REIT LP.

While our charter permits us to purchase property from affiliates in certain circumstances, we have determined not to acquire any properties from our advisor and its affiliates.

Borrowing

We plan to use leverage in the form of borrowings secured by our properties. The aggregate amount of long-term permanent borrowings secured by all of our properties will not exceed 75% of their combined fair market value in the absence of a satisfactory showing that a higher level is appropriate, the approval of our board of directors and disclosure to stockholders. We may also incur short-term indebtedness, having a maturity of two years or less. In addition, our charter provides that the aggregate amount of borrowing, both secured and unsecured, may not exceed 300% of net assets in the absence of a satisfactory showing that a higher level is appropriate, the approval of our board of directors and disclosure to stockholders. Net assets means our total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any excess in borrowing over such 300% of net assets level must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report to stockholders, along with justification for such excess. In addition, our charter prohibits us from making or investing in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed 85% of the property’s appraised value, unless substantial justification exists and the loans would not exceed the property’s appraised value. The proceeds from such borrowings will generally be used to acquire additional properties or to finance improvements to existing properties.

Borrowings may consist of single-property mortgages as well as mortgages cross-collateralized by a pool of properties. Such mortgages may be put in place either at the time we acquire a property or subsequent to our purchasing a property for cash. In addition, we may acquire properties that are subject to existing indebtedness where we choose to assume the existing mortgages. Generally, though not exclusively, we intend to seek to encumber our properties with debt which will be on a non-recourse basis. This means that a lender’s rights on default will generally be limited to foreclosing on the property. However, we may, at our discretion, secure recourse financing or provide a guarantee to lenders if we believe this may result in more favorable terms. When we give a guaranty for a property owning entity, we will be responsible to the lender for the satisfaction of the indebtedness if it is not paid by the property owning entity. We also intend to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year. Accordingly, we expect that some of the mortgages on our property will provide for fixed interest rates. However, we expect that most of the mortgages on our properties will provide for a so-called “balloon” payment and that certain of our mortgages will provide for variable interest rates. Any mortgages secured by a property will comply with the restrictions set forth by the Commissioner of Corporations of the State of California.

We may also obtain lines of credit to be used to acquire properties. These lines of credit will be at prevailing market terms and will be repaid from offering proceeds, proceeds from the sale or refinancing of properties, working capital or permanent financing. Our sponsor or its affiliates may guarantee the lines of credit although they will not be obligated to do so. We may draw upon the lines of credit to acquire properties pending our receipt of proceeds from our initial public offering.

Sale or Disposition of Properties

Our board of directors will determine whether a particular property should be sold or otherwise disposed of after considering the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

We currently intend to hold our properties for a minimum of seven to ten years prior to selling them. After seven to ten years, our board of directors may decide to liquidate us, list our shares on a national stock exchange or include them for quotation on a national market system (in each case if we meet the applicable listing requirements), sell our properties individually or merge or otherwise consolidate us with a publicly-traded REIT. Alternatively, as discussed above, we may merge with, or otherwise be acquired by, our sponsor or its affiliates. We may, however, sell properties prior to such time and if so, we may invest the proceeds from any sale, financing, refinancing or other disposition of our properties into additional properties. Alternatively, we may use these proceeds to fund maintenance or repair of existing properties or to increase reserves for such purposes. We may choose to reinvest the proceeds from the sale, financing and refinancing of our properties to increase our real estate assets and our net income. Notwithstanding this policy, the board of directors, in its discretion, may distribute all or part of the proceeds from the sale, financing, refinancing or other disposition of all or any of our properties to our stockholders. In determining whether to distribute these proceeds to stockholders, the board of directors will consider, among other factors, the desirability of properties available for purchase, real estate market conditions, the likelihood of the listing of our shares on a national securities exchange or including the shares for quotation on a national market system and compliance with the applicable requirements under federal income tax laws.

When we sell a property, we intend to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment, and there are no limitations or restrictions on our ability to take such purchase money obligations. The terms of payment to us will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. If we receive notes and other property instead of cash from sales, these proceeds, other than any interest payable on these proceeds, will not be available for distributions until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed. Therefore, the distribution of the proceeds of a sale to the stockholders may be delayed until that time. In these cases, we will receive payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. See “Federal Income Tax Considerations.”

Loans

Our loan policies are subject to the restrictions contained in our charter and bylaws.

We will not make loans to persons or entities other than our subsidiaries, to which we will make capital contributions and may make loans as a means of providing those entities with sufficient capital to acquire single assets. For a description of the single-purpose entities that we intend to maintain as subsidiaries for the purpose of operating the properties that we purchase, see “How We Operate.”

Change in Investment Objectives and Policies

Our stockholders have no voting rights to implement our investment objectives and policies. Our board of directors has the responsibility for our investment objectives and policies. Our board of directors may not, however, make any material changes regarding the restrictions on investments set forth in our charter without amending the charter. Any such amendment to our charter requires the affirmative vote of a majority of our outstanding shares of common stock. See “Summary of the Organizational Documents — Restrictions on Investments.”

Investment Limitations

We will not:

•	invest more than 10% of our total assets in unimproved real property (and will only invest in unimproved real property intended to be developed) or in mortgage loans on unimproved real property;
•	invest in commodities or commodity future contracts;
•	issue redeemable shares of common stock;
•	invest in or make mortgage loans unless an appraisal of an independent expert is obtained concerning the underlying property, except where the loan is insured or guaranteed by a government or government agency;
•	issue shares on a deferred payment basis or other similar arrangement;
•	operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act. See “Summary of the Organizational Documents — Restrictions on Investments” for additional investment limitations; or
•	issue debt securities unless the historical debt service coverage in the most recently completed fiscal year, as adjusted for known charges, is sufficient to properly service that higher level of debt.

We do not engage in hedging or similar activities for speculative purposes.

We have no plans to invest any proceeds from this offering, or other funds, in the securities of other issuers for the purpose of exercising control over such other issuers. We do not intend to engage in the purchase and sale (or turnover) of properties.

We intend to invest in a manner so that we are not considered an “investment company” as defined in the Investment Company Act of 1940. See “Regulatory Aspects of Our Investment Strategy.”

Appraisals

To the extent we invest in properties, a majority of the directors will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, or if an asset is acquired from our advisor, one or more of our directors, our sponsor or any of their affiliates, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors. In addition, the advisor may purchase on our account, without the prior approval of the board of directors, properties whose purchase price is less than $15,000,000, if the following conditions are satisfied:

•	The investment in the property would not, if consummated, violate our investment guidelines;
•	The investment in the property would not, if consummated, violate any restrictions on indebtedness; and
•	The consideration to be paid for such properties does not exceed the fair market value of such properties, as determined by a qualified independent real estate appraiser selected by the advisor and acceptable to the independent directors.

Appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

Return of Uninvested Proceeds

Any of the proceeds of this offering allocable to investments in real property which are not invested in real property or committed for investment prior to 24 months from the termination of the offering will be distributed to the stockholders without interest. All funds we receive from the offering of our common stock will be available for our general use from the time we receive them until expiration of the period discussed in the prior sentence. In addition to using these funds for investments in real property, we may use these funds to:

•	fund expenses incurred to operate the properties which have been acquired;
•	reimburse the advisor for our expenses, to the extent allowable under the advisory agreement;
•	pay the advisor its compensation under the advisory agreement; and
•	pay the property manager its property management fee under the management agreement.

See “Estimated Use of Proceeds.” We will not segregate these funds separate from our other funds pending investment.

Liquidation, Listing, Sale of Properties or Merger

We anticipate that within seven to ten years after the net proceeds of this offering are fully invested, our board of directors will determine whether to:

•	apply to have our shares of common stock listed for trading on a national securities exchange or included for quotation on a national market system, provided we meet the then applicable listing requirements;
•	sell our assets individually or otherwise;
•	list our shares of common stock at a future date;
•	commence the liquidation of our assets by a specified date; or
•	merge or otherwise consolidate us with a publicly traded REIT.

Many REITs that are listed on a national stock exchange or included for quotation on a national market system are considered “self-administered,” since the employees of such a REIT perform all significant management functions. In contrast, REITs that are not self-administered, like us, typically engage a third party, such as our advisor and property manager, to perform management functions on its behalf. If for any reason our independent directors determine that we should become self-administered, the advisory agreement and the property management agreement each permit us to acquire the business conducted by the advisor and the property manager (including all of its assets). See “Conflicts of Interest.”

If our shares of common stock are listed for trading on a national securities exchange or included for quotation on a national market system, we will acquire our advisor and property manager in exchange for our shares and become self-administered. As the parent of our advisor and thus the recipient of such sales proceeds, our sponsor has an incentive to direct the advisor to effect such listing or quotation. See “Management — Our Advisory Agreement — Potential Acquisition of Advisor and Property Manager.”

Alternatively, if we have not facilitated liquidity in our shares within seven to ten years after the net proceeds of this offering are fully invested, we may merge with, or otherwise be acquired by, our sponsor or its affiliates. We expect that in connection with such merger or acquisition transaction, our stockholders would receive cash or shares of a publicly traded company. The terms of such transaction must be approved by a special committee of our board of directors which will consist of our independent directors. Such merger or acquisition transaction would also require the affirmative vote of a majority of the shares of our common stock. To assist with this process, the special committee will retain a recognized financial advisor or institution providing valuation services serve as its financial advisor. The financial advisor will be required to render an opinion to the special committee with respect to the fairness to our stockholders from a financial point of view of the consideration to be paid in the merger or acquisition transaction.

Joint Ventures and Preferred Equity Investments

We may enter into joint ventures in the future with affiliated entities for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. We may also enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating real properties (“preferred equity investments”). In determining whether to invest in a particular joint venture, we will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments. We will not enter into a joint venture to make an investment that we would not be permitted to make on our own. In connection with such a joint investment, both we and our affiliates would be required to approve any material decisions concerning the investment, including refinancing and capital improvements. We may enter into joint ventures with our affiliates for the acquisition of properties, but we may only do so provided that:

•	a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us; and
•	the investment by us and the investment by our affiliate are on substantially the same terms and conditions.

We expect to participate in preferred equity investments by acquiring limited partnership interests in partnerships or limited liability companies owning properties that are consistent with our investment objectives. The general partner or managing member of each such entity will generally be the developer of the property or an affiliate of the developer. Each such entity will be governed by a limited partnership agreement or, as applicable, an operating agreement, the terms of which will be negotiated between us and the general partner. Since the terms of these agreements have been or will be negotiated separately with each respective general partner it is not possible at this time to describe these agreements.

Other Policies

Before we purchase a particular property, we may obtain an option to purchase the property. The amount paid for the option, if any, usually would be surrendered if the property was not purchased and normally would be credited against the purchase price if the property was purchased. See “Real Property Investments  — General” for a detailed description of the types of properties we may invest in.

We intend to hold substantially all funds, pending our investment in real estate, in assets which will allow us to continue to qualify as a REIT. These investments will be highly liquid and provide for appropriate safety of principal, such as cash, cash items and government securities. Cash items include cash on hand, cash deposited in time and demand accounts with financial institutions, receivables which arise in our ordinary course of operation, commercial paper and certificates of deposit. Generally, government securities are any securities issued or guaranteed as to principal or interest by the United States federal government. See “Federal Income Tax Considerations — Taxation — REIT Qualification Tests.”

We will not make distributions-in-kind, except for:

•	distributions of readily marketable securities;
•	distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter; or

•	distributions of in-kind property which meet all of the following conditions:
•	our board of directors advises each stockholder of the risks associated with direct ownership of the in-kind property; and
•	our board of directors offers each stockholder the election of receiving in-kind property distributions and we distribute in-kind property only to those stockholders who accept the directors’ offer.

Although our charter and bylaws do not prohibit the following, we have no current plans to:

•	underwrite the securities of other issuers;
•	invest in real estate mortgages; or
•	invest the proceeds of the offering, other than on a temporary basis, in non-real estate related investments.

We may change our current plans, without stockholder approval, if our board of directors determines that it would be in the best interests of our stockholders to engage in any such transactions.

Although we are authorized to issue senior securities, we have no current plans to do so. See “Description of Securities — Preferred Stock,” “Issuance of Additional Securities and Debt Instruments,” and “Restrictions on Issuance of Securities.”

Regulatory Aspects of Our Investment Strategy

We do not believe that we or our operating partnership will be considered an “investment company” as defined in the Investment Company Act of 1940 because we do not intend to engage in the types of business that characterize an investment company under that law. Investments in real estate will represent the substantial majority of our business, which would not subject us to investment company status. We intend to invest only in fee or leasehold interests in real estate. Fee interests in real estate are considered “qualifying assets” for purposes of Section 3(c)(5)(C) of the Investment Company Act and leasehold interests in real estate may be considered “qualifying assets” for purposes of Section 3(c)(5)(C) of the Investment Company Act. We do not intend to invest in mezzanine loans, subordinate interests in whole loans (B Notes), distressed debt, preferred equity or multi-class (first loss) mortgage-back securities. Investments in such assets may not be deemed “qualifying assets” for purposes of Section 3(c)(5)(C) of the Investment Company Act and, as a result, any such investments may have to be limited.

If we fail to maintain an exemption or exclusion from registration as an investment company, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company, or (b) to register as an investment company, either of which could have an adverse effect on us and the market price of our common stock. If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration and other matters.

We intend to monitor our compliance with the exemptions under the Investment Company Act on an ongoing basis.

REAL PROPERTY INVESTMENTS

General

We intend to acquire a portfolio of residential and commercial properties, principally in the continental United States. We expect that our commercial holdings will consist of retail (primarily multi-tenanted shopping centers), lodging (primarily extended stay hotels), industrial and office properties and that our residential properties will be principally comprised of “Class B” multi-family complexes. For a definition of “Class B” properties, see “Investment Objectives and Policies — Real Estate Investments.” We do not intend to invest in:

•	single family residential properties;
•	leisure home sites;
•	farms;
•	ranches;
•	timberlands;
•	unimproved properties not intended to be developed; or
•	mining properties.

See “Investment Objectives and Policies” generally pertaining to our policies relating to the maintenance, operation and disposition of our properties.

As indicated under “Real Property Investments”, we have invested in lodging facilities (primarily extended stay hotels and intend to invest in lodging facilities in the future). Our initial prospectus, dated May 23, 2005, indicated that we did not intend to invest in hotels or motels but subsequent events caused the board of directors to change our investment objectives and policies to include the possibility of investing in lodging facilities. The reasons for such change included the expertise of our sponsor who acquired Extended Stay Hotels and its management team which owns and operates 687 extended stay hotels. The ability to draw upon their expertise, the intense competition in the real estate market for all types of assets and the ability to better diversify the REIT’s portfolio, caused our board of directors to review our investment objectives and expand them to include lodging facilities.

Specified Investments

Florida Factory Outlet Mall

On November 30, 2005, Prime Outlets Acquisition Company LLC (“Prime”) entered into a Purchase and Sale Agreement (the “Belz Agreement”) with St. Augustine Outlet World, Ltd. (“Seller”), an unaffiliated third party, to purchase the Belz Outlets at St. Augustine, Florida. On March 31, 2006, Prime assigned the purchaser’s interest in the Belz Agreement to LVP St. Augustine Outlets LLC (“Owner”), a single purpose, wholly owned subsidiary of our operating partnership.

Owner acquired the Belz Outlet mall pursuant to the Belz Agreement on March 31, 2006. Owner’s total acquisition price, including acquisition-related transaction costs, was $26,921,450. In connection with the transaction, our advisor received an acquisition fee equal to 2.75% of the purchase price, or $715,000.

Approximately $22.4 million of the total acquisition cost was funded by a mortgage loan from Wachovia Bank, National Association (“Wachovia”) and approximately $4.5 million was funded with offering proceeds from the sale of our common stock. Loan proceeds from Wachovia were also used to fund approximately $4.8 million of escrows for future leasing-related expenditures, real estate taxes, insurance and debt service. Owner currently holds a fee simple interest in the Belz Outlet mall, subject to the encumbrances described below.

In connection with the acquisition, Owner secured a mortgage loan from Wachovia in the principal amount of $27,250,000. The loan has a 30 year amortization period, matures in 10 years, bears interest at a fixed rate of 6.09% per annum and requires monthly installments of interest only through the first 12 months, and monthly installments of principal and interest throughout the remainder of its stated term. The loan will mature on April 11, 2016, at which time a balance of approximately $23,427,000 will be due, assuming no prior principal prepayment. The loan will be secured by the Belz Outlet mall and will be non-recourse to the REIT and the operating partnership.

In connection with the mortgage loan on the Belz Outlet mall, Lightstone Holdings, LLC (“Guarantor”), a limited liability company that is wholly owned by David Lichtenstein, our Chairman, Chief Executive Officer and President, has guaranteed payment of losses that Wachovia may sustain as a result of fraud, misappropriation, misuse of loan proceeds or other acts of misconduct by Owner and/or its principals or affiliates. Such losses are recourse to Guarantor under the guaranty regardless of whether Wachovia has attempted to procure payment from Owner or any other party. Further, in the event of Owner’s bankruptcy, reorganization or insolvency, or the interference by Owner or its affiliates in any foreclosure proceedings or other remedy exercised by Wachovia, Guarantor has guaranteed the payment of any unpaid loan amounts. We have agreed, to the maximum extent permitted by our Charter, to indemnify Guarantor for any liability that it incurs under this guaranty.

The Belz Outlet mall is a factory outlet mall located off Interstate 95 in St. Augustine, Florida, which is 20 miles south of Jacksonville. Built in 1998, the Belz Outlet mall has 255,758 square feet of retail space. The Belz Outlet mall is leased to retail stores with the occupancy percentage set forth below. No single tenant occupies in excess of 10% of the Belz Outlet mall’s rentable square footage.

The percentage occupancy rate of the Belz Outlet mall was 77% on the date of its acquisition and the average effective annual rental per square foot was $22.48 at that time. Information relating to the Belz Outlet mall’s percentage occupancy rate and average effective annual rental per square foot for each of the last five years is unavailable, as Seller has been uncooperative and refused to provide Owner with the data that it needs to disclose such information. As of September 30, 2007, the percentage occupancy rate of the Belz Outlet mall was 93.3%, consisting of 60.3% permanent leases and 33% temporary leases and the property had an average effective annual rental rate of $10.50 per square foot, excluding temporary leasing.

The following was a 10-year schedule of lease expirations and related information prepared as of the acquisition date of the Belz Outlet mall:

Year	Number of Expiring Leases	Total Square Feet	Aggregate Annual Rental	Percentage of Gross Annual Rental
2008	6	36,334	$590,399.00	26.0%
2009	14	47,857	898,234.00	39.5%
2010	8	27,963	379,953.00	16.7%
2011	4	12,479	294,093.00	12.9%
2012	1	4,234	94,842.00	4.2%
2013	2	5,427	14,652.00	0.6%
Total	35	134,294	$2,272,173.00	100.0%

Realty taxes paid on the Property for the fiscal year ended December 31, 2005 were $598,855. The Belz Outlet mall was subject to a tax rate of 16.1951%.

The opening of a competing property across the street resulted in a majority of the major tenants leaving the Belz Outlet mall before its sale. The loss of these tenants directly impacted the level of rents that could be commanded from new tenants and left the property in a non-representative state of occupancy. Therefore, the appreciation potential of the Belz Outlet mall, rather than current rental or occupancy rates, was the primary factor that we considered when assessing the Belz Outlet mall for acquisition.

General competitive conditions affecting the Belz Outlet mall include those identified in the section of our prospectus captioned “Competition.”

Our property manager has executed a management agreement with Prime Retail Property Management, LLC, a limited liability company wholly owned by an affiliate of our advisor. The Belz Outlet mall is now operated as a Prime Outlets property. We believe that the Belz Outlet mall is adequately insured.

To the extent that a subsidiary of the operating partnership acquires properties for cash, the initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by the operating partnership. The operating partnership plans to depreciate each such depreciable property for federal income tax purposes on a straight-line basis using an estimated useful life of 39 years.

On October 2, 2007, the REIT closed on the acquisition of an 8.5-acre parcel of undeveloped land for $2.75 million, for further development of the adjacent Belz Outlet mall. Development rights to the land parcel were purchased at an additional cost of $1.3 million. We currently expect to complete the planned expansion of the center, of approximately 62,000 square feet, and renovation the interior and exterior of the existing space, approximately 250,000 square feet, during the third quarter of 2008. The cost for the renovation and expansion of the outlet mall is expected to approximate $28 million. Numerous established retail brands have expressed interest in establishing a presence in the expanded and renovated outlet mall.

Although the REIT expects to fund the cost of the project from retained cash flow from operations or third party debt in the public or private capital markets, there can be no assurance that the REIT will be successful in obtaining the required amount of equity capital or debt financing for the planned project or that the terms of such capital raising activities will be as favorable as those experienced in prior periods. If adequate financing for the renovation and expansion is not available, the REIT may not be able to renovate and expand the center.

Michigan Apartment Communities

The following table provides information as of June 22, 2006 regarding four properties that we purchased from an unaffiliated third party (the Properties”).

Trade Name of Property	Location of Property	Number of Apartment Units	Monthly Rents at Closing(1)	Purchase Price(2)	Permanent Mortgage	Mortgage Interest Rate	Property Management Agent(3)	Annual Property Management Fee(4)
Carriage Hill Apartments	Dearborn Heights, Michigan	168	$120,182	$7,852,723	$7,050,000	5.96%	Beacon Property Management	4.0%
Carriage Park Apartments	Dearborn Heights, Michigan	256	$179,392	$12,110,529	$10,950,000	5.96%	Beacon Property Management	4.0%
Macomb Apartments	Roseville, Michigan	217	$140,862	$9,003,472	$8,175,000	5.96%	Beacon Property Management	4.0%
Scotsdale Apartments	Westland, Michigan	376	$244,847	$15,868,596	$14,550,000	5.96%	Beacon Property Management	4.0%

(1)	Exclusive of additional amounts recoverable from tenants for utilities and rent concessions that may be offered to tenants.
(2)	Includes acquisition and loan closing costs, a 2.75% acquisition fee paid to our advisor, and funds escrowed for renovation and other reserves.
(3)	Each of the acquired properties will be operated under a management agreement with Beacon Property Management, LLC, an affiliate of our advisor.
(4)	Beacon Property Management, LLC has agreed to fees of 4.0%, representing a 50 basis point reduction from fees previously negotiated with our property manager.

On April 26, 2006, our sponsor entered into a Purchase and Sale Agreement (the “Home Agreement”) with Home Properties, L.P. and Home Properties WMF I, LLC, affiliates of Home Properties, Inc., a New York Stock Exchange listed real estate investment trust (collectively, “Sellers”), each an unaffiliated third party, to purchase 19 multifamily apartment communities. On June 29, 2006, our sponsor assigned the purchaser’s interest in the Home Agreement with respect to each of the four apartment communities described below (collectively, the “Home Properties”) to each of four single purpose, wholly owned subsidiaries (collectively, “Owners”) of LVP Michigan Multifamily Portfolio LLC (“LVP MMP”). Our operating partnership holds a 99% membership interest in LVP MMP, while the REIT holds a 1% membership interest in LVP MMP. The Home Properties are located in Southeast Michigan and were valued by an independent third-party appraiser retained by Citigroup Global Markets Realty Corp. (“Citigroup”) at an aggregate value equal to $54.3 million. As of September 30, 2007, the percentage occupancy rate of the Home Properties was 94.3%.

The Owners acquired the Home Properties pursuant to the Home Agreement on June 30, 2006. The total acquisition price, excluding acquisition-related transaction costs, was approximately $42.2 million. A portion of this amount was allocated to each of the four Home Properties. In connection with the transaction, our advisor received an acquisition fee equal to 2.75% of the purchase price, or approximately $1.1 million. Other closing and financing related costs totaled approximately $400,000, and net pro ration adjustments for assumed liabilities, prepaid rents, real estate taxes and interest totaled $500,000.

Approximately $40.7 million of the total acquisition cost was funded by a mortgage loan from Citigroup, and approximately $4.6 million was funded with offering proceeds from the sale of our common stock. Loan proceeds from Citigroup were also used to fund approximately $1.1 million of escrows for capital improvements, real estate taxes, and insurance. Owners currently hold a fee simple interest in the Home Properties, subject to the encumbrances described below.

In connection with the acquisition, the Owners secured a mortgage loan from Citigroup in the principal amount of $40.7 million. The loan has a 30 year amortization period, matures in 10 years, bears interest at a fixed rate of 5.96% per annum and requires monthly installments of interest only through the first 60 months, and monthly installments of principal and interest throughout the remainder of its stated term. The loan will mature on July 11, 2016, at which time a balance of approximately $37.9 million will be due, assuming no prior principal prepayment.

The loan is secured by all of the Home Properties and is non-recourse to the REIT, the operating partnership and LVP MMP.

To the extent that a subsidiary of the operating partnership acquires properties for cash, the initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by the operating partnership. The operating partnership plans to depreciate each such depreciable property for federal income tax purposes on a straight-line basis using an estimated useful life of 27.5 years.

Nebraska Retail Shopping Mall

On November 1, 2006, the operating partnership deposited $250,000 in an escrow account, indicating its commitment to purchase a retail shopping mall located in Omaha, Nebraska (the “Omaha Property”). The deposit was made after completion of due diligence pursuant to an agreement (the “Omaha Agreement”), executed on September 20, 2006, to purchase the Omaha Property from Oakview Plaza North, LLC (“Oakview”), Frank R. Krejci, Vera Jane Krejci, George W. Venteicher and Susan J. Venteicher (Oakview, Mr. and Mrs. Krejci and Mr. and Mrs. Venteicher, collectively, “Seller”), each an unaffiliated third party. The operating partnership made an initial earnest money deposit of $500,000 on September 25, 2006, the effective date of the Agreement.

LVP Oakview Strip Center LLC, a wholly owned subsidiary of the operating partnership (“Omaha Owner”), acquired the Omaha Property on December 21, 2006 (the “Closing Date”), pursuant to the Agreement, for an aggregate purchase price of $33,500,000, inclusive of transaction costs of approximately $900,000. The Omaha Property was independently appraised at $38 million. In connection with the transaction, our advisor received an acquisition fee equal to 2.75% of the purchase price, or approximately $896,500. Omaha Owner paid the purchase price with approximately $6.0 million in offering proceeds and a $27.5 million mortgage loan. Omaha Owner currently holds a fee simple interest in the Omaha Property, subject to the encumbrances described below.

In connection with the acquisition, Omaha Owner secured a mortgage loan from Wachovia Bank, National Association in the principal amount of $27.5 million. The loan has a term of 10 years, bears interest at a fixed rate of 5.49% per annum, requires monthly installments of interest only through the first five years and monthly installments of principal and interest throughout the remainder of its stated term. The loan will mature on January 11, 2017, at which time a balance of approximately $22.6 million will be due, assuming no prior principal prepayment. The loan will be secured by the Omaha Property and will be non-recourse to the REIT and the operating partnership.

The Omaha Property is a retail center consisting of three single-story retail buildings, located on approximately 19.6 acres of land and containing approximately 177,303 rentable square feet, as well as a 2.1 acre site on which we can build an additional 15,000 square feet of retail space. The contract price for the Property was $32,600,000, excluding closing costs and the cost of a 2.1 acre parcel of land (the “Option Land”) located immediately adjacent to the Omaha Property. Pursuant to the Omaha Agreement, the operating partnership was required to purchase the Option Land on the commencement of rent under the lease for the Option Land or upon notice from Oakview. The operating partnership subsequently received notice from Oakview and completed the purchased of the unimproved Option Land on July 9, 2007 for the the contract price of $650,000.

As of the acquisition date of the Omaha Property, it was leased to retail stores with the occupancy percentage set forth below. Five tenants occupied at least 10% of the Property’s rentable square footage. As of September 30, 2007, the Omaha Property had a percentage occupancy rate of 99.2%. The following table sets forth the name, business type, primary lease terms and certain other information with respect to each of these major tenants:

Name of Tenant	Business Type	Square Feet Leased	Percentage of Leasable Space	Annual Rent Payments	Lease Expiration	Party with Renewal Rights
Babies ‘R Us	Clothing retailer	30,624	17.3%	$380,000	January 31, 2015	Tenant
Dick’s Sporting Goods	Clothing and sporting goods retailer	45,000	25.4%	$618,750	January 31, 2018	Tenant
Famous Footwear	Footwear retailer	17,585	10.0%	$272,568	July 31, 2010	Tenant
Old Navy	Clothing retailer	24,800	14.0%	$309,957	April 30, 2010	Tenant
Petsmart	Pet supply retailer	26,121	14.7%	$361,776	January 31, 2015	Tenant

The percentage occupancy rate of the Property was 97% at the acquisition date. The Omaha Property’s year-end percentage occupancy rate and average effective rental per square foot for each of the last five years was as follows:

Year	Occupancy Rate	Average Effective Annual Rental Per Square Foot
2006	97.1%	$13.58
2005	97.2%	$13.55
2004	94.4%	$13.85
2003	89.1%	$13.83
2002	95.6%	*

*	The seller did not track this information beyond 2003.

The following was a ten-year schedule of lease expirations and related information for the Omaha Property as of its acquisition date:

Year	Number of Expiring Leases	Total Square Feet	Aggregate Annual Rental	Percentage of Gross Annual Rental
2008	0	0	—	0.0%
2009	2	10,086	$184,035.00	7.4%
2010	4	54,297	794,981.00	31.8%
2011	0	0	—	0.0%
2012	0	0	—	0.0%
2013	0	0	—	0.0%
2014	1	4,861	70,485.00	2.8%
2015	2	56,745	741,776.00	29.6%
2016	0	0	—	0.0%
2017	0	0	—	0.0%
2018	1	45,000	618,750.00	24.7%
2019	0	0	—	0.0%
2020	1	4,914	92,003.00	3.7%
Total	11	175,903	$2,502,030.00	100.0%

Depreciation is taken on the Omaha Property. To the extent that a subsidiary of the operating partnership acquires properties for cash, the initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by the operating partnership. The operating partnership plans to depreciate such depreciable property for federal income tax purposes on a straight-line basis using an estimated useful life of 39 years.

General competitive conditions affecting the Omaha Property include those identified in the section of our Prospectus captioned “Competition.” Risks associated with the Omaha Property are identified in the section of our Prospectus captioned “Risk Factors — Risks Associated with our Properties and the Market.”

Beacon Property Management LLC is acting as the property manager of the Omaha Property. We believe that the Omaha Property is adequately insured.

In evaluating the Omaha Property as a potential acquisition and determining the appropriate amount of consideration to be paid for the Omaha Property, we considered a variety of factors, including the Omaha Property’s location, demographics, quality of tenants, duration of in-place leases, scheduled rent increases, strong occupancy and the fact that the overall rental rate at the Omaha Property is comparable to market rates. We believe the Omaha Property is well located, has acceptable roadway access and is well maintained. The Omaha Property is subject to competition from similar properties within its market area, and economic performance could be affected by changes in local economic conditions.

Our purchase of the Option Land represents an opportunity for improved economic performance once the parcel is developed and leased by either Oakview or the operating partnership. Despite such potential, our investment decision was made assuming the Option Land would not be developed and pre-leased prior to the operating partnership’s purchase of the Omaha Property. We did not consider any other factors material or relevant to the decision to acquire this property.

Manhattan Office Building

On January 4, 2007, 1407 Broadway Real Estate LLC (“NY Owner”), an indirect, wholly owned subsidiary of 1407 Broadway Mezz II LLC (“Mezz II”), consummated the acquisition of a sub-leasehold interest in an office building located at 1407 Broadway, New York, New York (the “NY Property”). Mezz II is a joint venture between LVP 1407 Broadway LLC (“LVP LLC”), a wholly owned subsidiary of our operating partnership, and Lightstone 1407 Manager LLC (“Manager”), which is wholly-owned by David Lichtenstein, the Chairman of our Board of Directors and our Chief Executive Officer and President, and Shifra Lichtenstein, his wife.

Joint Venture

Equity from Manager totaled $13.5 million (representing a 51% managing member interest). Our capital investment, funded with proceeds from our common stock offering, was $13.0 million (representing a 49% membership interest), before $1.6 million paid outside of the closing as an acquisition fee to our advisor and other closing costs. Pursuant to the joint venture agreement, Manager is responsible for day-to-day decision-making while we retain approval rights over certain major decisions. Mezz II contributed the aggregate $26.5 million capital investment (the “Capital Investment”) to 1407 Broadway Mezz I LLC (“Mezz”), its wholly owned subsidiary, which in turn contributed such amount to NY Owner, its wholly owned subsidiary.

NY Owner acquired a sub-leasehold interest in NY Property on January 4, 2007 (the “Closing Date”), pursuant to a Sale and Purchase of Leasehold Agreement with Gettinger Associates, L.P. (“Seller”). The acquisition price for the Sublease Interest was $122 million, exclusive of acquisition-related costs incurred by Mezz II ($3.5 million), pro rated operating expenses paid at closing ($4.1 million), financing-related costs ($1.9 million) and construction, insurance and tax reserves ($1.0 million). Incremental acquisition costs of approximately $1.7 million, representing an acquisition fee to the advisor and legal fees for REIT counsel, were paid by the operating partnership outside of the closing.

The acquisition was funded through a combination of $26.5 of capital and a $106.0 million advance on a variable rate mortgage loan secured by the Sublease Interest (described below). After consideration of the business plan for the NY Property, and pro forma economics of this transaction, the independent directors of our Board of Directors approved the use of financing in excess of 75% of transaction cost and 300% of the Registrant’s total net assets. NY Owner currently holds a sub-leasehold interest in the Property (the “Sublease Interest”), subject to the encumbrances described below.

The Loans

In connection with the acquisition, NY Owner secured a mortgage loan (the “NY Loan”) from Lehman Brothers Holdings, Inc. (“Lehman”) in the maximum principal amount of $127,250,000. Funding for the acquisition of the Sublease Interest was limited to $106.0 million and the remaining funds under the NY Loan will be advanced, at a funding rate representing 85% of actual cost, as Mezz II funds tenant improvement costs, leasing commissions and capital improvements at the NY Property.

The NY Loan matures in three years, bears a floating interest rate expressed as 30 day Libor plus 300 basis points (subject to a separately negotiated 6.5% Libor interest rate cap agreement) and requires monthly installments of interest throughout its stated term. The NY Loan has an initial maturity date of January 9, 2010 and provides options for two one-year extensions. Upon maturity, a balance of approximately $106.0 million will be due, assuming no prior principal prepayment or further advances on the loan. The NY Loan will be secured by the Sublease Interest and will be non-recourse to the REIT and the operating partnership.

In connection with the NY Loan, Lightstone Holdings, LLC (the “Guarantor”), a limited liability company that is wholly owned by David Lichtenstein, the Chairman of the Board of Directors, Chief Executive Officer and President of the REIT, guaranteed payment of losses that Lehman may sustain as a result of fraud, misappropriation, misuse of loan proceeds or other acts of misconduct by Owner and/or its principals or affiliates. Such losses are recourse to the Guarantor under the guaranty regardless of whether Lehman has attempted to procure payment from the NY Owner or any other party. Further, the Guarantor has guaranteed the payment of any unpaid loan amounts in the event of the NY Owner’s bankruptcy, reorganization or insolvency or the interference by the NY Owner or its affiliates in any foreclosure proceedings or other remedy exercised by Lehman. The REIT has agreed, to the maximum extent permitted by its Articles of Incorporation, to indemnify the Guarantor for up to 49% of any liability it incurs under this guaranty.

As an inducement to Lender to make the NY Loan, NY Owner has agreed to provide Lehman with a 35% net profit interest in the project.

Property Information

The NY Property, a 42 story office building built in 1952, fronts on Broadway, 7th Avenue and 39th Street in midtown Manhattan. The NY Property has approximately 915,000 rentable square feet, reported 89.68% occupancy (approximately 300 tenants) and an average annual effective rental rate per square foot of $39.44 as of September 30, 2007. On its acquisition date, it was leased by tenants engaged in the female apparel business. The ground lease, dated as of January 14, 1954, provides for multiple renewal rights, with the last renewal period expiring on December 31, 2048. The Sublease Interest runs concurrently with this ground lease. As of its acquisition date, the NY Property’s percentage occupancy rate and average effective rental per square foot for each of the last five years was as follows:

Year	Occupancy Rate	Average Effective Annual Rental Per Square Foot
2006	88.8%	$37.15
2005	86.6%	$41.35
2004	87.5%	$40.78
2003	89.2%	$41.70
2002	93.8%	$39.67

The following was a 10-year schedule of lease expirations and related information for as of the NY Property’s acquisition date:

Year	Number of Expiring Leases	Total Square Feet	Aggregate Annual Rental	Percentage of Gross Annual Rental
2008	97	246,797	$11,657,407.00	31.1%
2009	89	194,412	8,560,627.00	22.8%
2010	70	174,800	7,893,247.00	21.0%
2011	24	105,376	4,380,525.00	11.7%
2012	12	45,633	2,120,682.00	5.7%
2013	2	7,976	460,691.00	1.2%
2014	2	17,249	825,682.00	2.2%
2015	1	12,650	932,412.00	2.5%
2016	3	5,607	413,132.00	1.1%
2017	1	1,800	267,096.00	0.7%
Total	301	812,300	$37,511,501.00	100.0%

Depreciation is taken on the NY Property. To the extent that a subsidiary of the operating partnership acquires properties for cash, the initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by the operating partnership. The operating partnership plans to depreciate such property for federal income tax purposes on a straight-line basis using an estimated useful life of 39 years. We believe that the NY Property is adequately insured.

Renovation Plans

From 2007 through 2013, NY Owner intends to continue an ongoing renovation project on the NY Property that consists of lobby, elevator and window redevelopment projects at a total estimated cost of $21 million. In addition, based on current leasing projections and projected leasing costs, NY Owner expects to incur approximately $11.0 million of tenant improvement and leasing commission costs through 2013.

Competitive Factors and Risks

General competitive conditions affecting the NY Property include those identified in the section of our Prospectus captioned “Competition.” The NY Property is located in the garment district, an area that continues to benefit from southward expansion of New York City’s Times Square. This expansion has resulted in a number of buildings being converted from use in the garment trade to alternative uses, primarily office.

Current litigation (described below) could result in the termination of the Sublease Interest or restrict NY Owner’s ability to refinance the Sublease on acceptable terms. Further, NY Owner’s rights to the NY Property under the Sublease Interest will terminate if the ground lease is not extended beyond its current expiration in 2048. Other risks associated with the NY Property are identified in the section of our Prospectus captioned “Risk Factors — Risks Associated with our Properties and the Market.”

Subject to Lehman’s consent rights in connection with major decisions, the NY Property will be controlled by Lightstone Holdings LLC (“Holdings”), an affiliate of our sponsor. The NY Property will be managed by Trebor Management Corp., an affiliate of Seller. A subsidiary of Prime Group Realty Trust, also an affiliate of our sponsor, will provide asset management services and will coordinate redevelopment of the NY Property. NY Owner will pay market rate fees in exchange for these services.

In evaluating the NY Property as a potential acquisition and determining the appropriate amount of consideration to be paid for the NY Property, we have considered a variety of factors, including the NY Property’s location, demographics, quality of tenants, duration of in-place leases, scheduled rent increases, strong occupancy, the fact that the overall rental rate at the NY Property is comparable to the market rate for similar properties, the potential for a return from the redevelopment and repositioning of the NY Property and current strong demand for office space and other favorable market factors. We believe the NY Property is well located, has acceptable roadway and public transportation access and is well maintained. The NY Property is subject to competition from similar properties within its market area, and economic performance could be affected by changes in local economic conditions.

Litigation

In February 1954, Webb & Knapp, as tenant under a ground lease with The Prudential Insurance Company of America that terminates in 2048, entered into a sublease with Seller. In April 1954, Webb & Knapp assigned its interest in this ground lease to Abraham Kamber Company, which consequently became sublessor under the sublease with Seller (“Sublessor”). In July 2006, Sublessor served two notices of default on Seller (the “Default Notices”). The first alleged that Seller had failed to satisfy its obligations in performing certain renovations and the second asserted numerous defaults relating to Seller’s purported failure to maintain the NY Property in compliance with its contractual obligations.

In response to the Default Notices, Seller commenced legal action and obtained an injunction that extends its time to cure any default, prohibits interference with its leasehold interest and prohibits Sublessor from terminating its sublease pending resolution of the litigation. A motion by Sublessor for partial summary judgment, alleging that certain work on the NY Property required its prior approval, was denied by the Supreme Court, New York County. Subsequently, by agreement of the parties, a stay was entered precluding the termination of the Sublease Interest pending a final decision on Sublessor’s claim of defaults under the Sublease Interest. In addition, the parties stipulated to the intervention of Office Owner as a party to the proceedings. The parties have been directed to engage in and complete discovery. We consider the litigation to be without merit.

Prior to consummating the acquisition of the Sublease Interest, Office Owner received a letter from Sublessor indicating that Sublessor would consider such acquisition a default under the original sublease, which prohibits assignments of the Sublease Interest when there is an outstanding default there under. On February 16, 2007, NY Owner received a Notice to Cure from Sublessor stating the transfer of the Sublease Interest occurred in violation of the Sublease given Sublessor’s position that Seller was in default. NY Owner will commence and vigorously pursue litigation in order to challenge the default, receive an injunction and toll the termination period provided for in the Sublease.

On September 4, 2007, NY Owner commenced a new action against Sublessor alleging a number claims, including the claims that Sublessor has breached the sublease and committed intentional torts against NY Owner by (among other things) issuing multiple groundless default notices, with the aim of prematurely terminating the sublease and depriving NY Owner of its valuable interest in the sublease. The complaint seeks a declaratory judgment that NY Owner has not defaulted under the sublease, damages for the losses NY Owner has incurred as a result of Sublessor’s wrongful conduct, and an injunction to prevent Sublessor from issuing further default notices without valid grounds or in bad faith.

Business Plan for the Property

The business plan of NY Owner consists of two components, one of which involves attempts to settle or otherwise dispose of the litigation with Sublessor, as described above. Because of the litigation, NY Owner acquired the Sublease Interest without receiving estoppels or consents of the ground lessor or Sublessor, which has impaired NY Owner’s ability to finance the transaction based upon the NY Property’s full appraised value. If NY Owner is successful in settling or disposing of the litigation with Sublessor, it anticipates refinancing the Sublease Interest at 75% loan to value. This refinancing would result in capital proceeds that could be distributed to stockholders of the REIT.

The second component will involve efforts to stabilize the NY Property’s net operating income. NY Owner will pursue this objective with aggressive, low-capital leasing and management of the NY Property, which NY Owner anticipates resulting in an increased occupancy rate and an eventual increase over the average modified gross rent of $40.50 per square foot that was in place as of the NY Property’s acquisition date.

Gulf Coast Industrial Portfolio

The REIT and our sponsor, committed to purchase a portfolio of 32 industrial properties (the “Portfolio”) and on January 11, 2007, our sponsor secured this commitment by making a non-refundable deposit of $2,000,000 in an escrow account. Prior to making this deposit, our sponsor had conducted substantial due diligence pursuant to a Purchase and Sale Agreement (the “Sealy Agreement”) dated as of December 14, 2006. The REIT had made an initial earnest money deposit of $2,000,000 on December 15, 2006, one day after executing the Sealy Agreement with Sealy SHV/NO, L.P., Sealy Ohio, L.P., Sealy Alamo Buildings, L.P., Sealy FRLA SBC, L.L.C., Sealy FRLA I, L.L.C., Sealy FRLA II, L.L.C., Sealy FRLA Office, L.L.C. and Sealy BR4, L.P. (each, a “Seller”) as sellers. No Seller was an affiliate of the REIT or its subsidiaries.

In pursuing this transaction, the REIT had initially intended to acquire 18 of the Portfolio properties (the “Proposed REIT Portfolio”) located in New Orleans, LA (12 properties), Baton Rouge, LA (4 properties) and San Antonio, TX (2 properties).Our sponsor had agreed to acquire the 14 remaining properties located in New Orleans, LA (5 properties), Columbus, OH (3 properties), Shreveport, LA (2 properties), Baton Rouge, LA (2 properties) and San Antonio, TX (2 properties). In determining the initial allocation of properties between the REIT and our sponsor, consideration was given to the REIT’s current dividend policy, its funds available for investment and its leverage limitations. The Board of Directors of the REIT (the “Board”), including all of the independent directors, considered these factors, as presented by our advisor, and approved the acquisition of the Proposed REIT Portfolio.

Subsequent to the determination of the Proposed REIT Portfolio, a second allocation of assets among the REIT and our sponsor was completed in order (i) to reduce the purchase price attributable to the REIT, permitting it to obtain sufficient financing, along with its currently available equity funds from the Offering, and (ii) to lower the REIT’s exposure to insurance deductible losses in the event of severe wind damage. In determining the final REIT portfolio (the “REIT Portfolio”), one property in Baton Rouge, LA and five properties in New Orleans, LA were removed, and two previously excluded properties in San Antonio, TX were added. Consistent with the initial allocation of properties, assets intended for sale (5 properties) and assets representing greater leasing risks were excluded in the determination of the REIT Portfolio.

A majority of the Board, including a majority of the independent directors, approved our acquisition of the REIT Portfolio, consisting of 12 industrial and 2 office properties (the “Sealy Properties”) located in New Orleans, LA (5 industrial and 2 office Properties), Baton Rouge, LA (3 industrial Properties) and San Antonio, TX (4 industrial Properties). Our sponsor agreed to acquire the remaining 18 properties located in New Orleans, LA (10 properties), Columbus, OH (3 properties), Shreveport, LA (2 properties) and Baton Rouge, LA (3 properties) (the “Lightstone Portfolio”).

As of the acquisition date, assets allocated to the REIT Portfolio were operating at a higher occupancy than those allocated to our sponsor. The REIT Portfolio reported an overall occupancy rate of 91.8% from approximately 1.0 million leasable square feet principally suitable for flexible industrial (54%), distribution (36%) and office (10%) uses. The Lightstone Portfolio reported an overall occupancy rate of 88.0% from approximately 1.4 million leasable square feet principally suitable for flexible industrial (25%), distribution (72%) and office (3%) uses. As of September 30, 2007 the REIT Portfolio was operating at an occupancy rate of 93.8% and had an average effective annual rental rate per square foot of $6.30.

The final allocation of purchase price for each portfolio was determined based on the relationship of appraised value to the Portfolio price of approximately $138.0 million. Capitalization rates for the Portfolio ranged from 7.5% for properties in the San Antonio, TX market to 8.5% for those properties targeted for sale.

Portfolio Acquisition

On February 1, 2007, the REIT, through wholly owned subsidiaries of the operating partnership, consummated the acquisition of the REIT Portfolio for a total purchase price of approximately $63.9 million (the “REIT Purchase Price”), exclusive of approximately $1.9 million of closing costs, approximately $1.0 million of escrow funding for immediate repairs ($.9 million) and insurance ($.1 million), and financing related costs of approximately $.6 million. Concurrently with such acquisition, the REIT assigned the Lightstone Portfolio to its sponsor pursuant to an Assignment and Assumption of Agreement of Purchase and Sale. The REIT Portfolio was independently appraised at $70.7 million.

In connection with the transaction, the advisor received an acquisition fee equal to 2.75% of the REIT Purchase Price, or approximately $1.8 million. The operating partnership paid the REIT Purchase Price and related costs with approximately $14.4 million in offering proceeds and a mortgage loan of approximately $53.0 million (75% of appraised value). Because the debt financing for the acquisition exceeds certain leverage limitations of the REIT, the Board, including all of its independent directors, has approved the leverage exceptions as required by the REIT’s Articles of Incorporation. The operating partnership holds fee simple interests in the REIT Portfolio properties, subject to certain encumbrances, described below.

In evaluating the REIT Portfolio as a potential acquisition and determining the appropriate amount of consideration to be paid, we have considered a variety of factors, including each property’s location, demographics, quality of tenants, duration of in-place leases, strong occupancy and the fact that the overall rental rates of the REIT Portfolio are comparable to market rates, in addition to those factors described above.

We believe that the REIT Portfolio’s properties are well located, have acceptable roadway access and are well maintained. The REIT Portfolio properties are subject to competition from similar properties within their respective market areas and the economic performance of one or more the REIT Portfolio properties could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire the REIT Portfolio.

The Loan

In connection with the acquisition, the operating partnership secured a mortgage loan from Wachovia Bank, National Association (“Lender”) in the principal amount of $53,025,000. The mortgage loan has a term of 10 years, bears interest at a fixed rate of 5.83%, and requires monthly installments of interest only through the first 60 months, and payments of principal and interest through the remainder of its stated 10-year term. The mortgage loan will mature on February 11, 2017, at which time a balance of $49.3 million will be due, assuming no prior principal prepayment. The mortgage loan will be secured by the REIT Portfolio and will be non-recourse to the REIT.

Property Information

As of its acquisition date, the REIT Portfolio’s percentage occupancy rate and average effective rental per square foot for each of the last five years was as follows:

Year	Occupancy Rate	Average Effective Annual Rental Per Square Foot
2006	91.8%	$6.53
2005	91.6%	$6.51
2004	84.0%	$5.31
2003	79.0%	$4.35
2002	64.5%	$3.89

The following was a 10-year schedule of lease expirations for the REIT Portfolio as of its acquisition date:

Year	Number of Expiring Leases	Total Square Feet	Aggregate Annual Rental	Percentage of Gross Annual Rental
2008	27	149,515	$1,036,347.00	16.6%
2009	40	300,561	1,915,086.00	30.6%
2010	32	205,193	1,628,177.00	26.1%
2011	14	185,182	1,109,493.00	17.8%
2012	6	50,472	438,759.00	7.0%
2013	3	22,312	122,131.00	2.0%
Total	122	913,235	$6,249,993.00	100.0%

Depreciation is taken on the REIT Portfolio. To the extent that a subsidiary of the operating partnership acquires properties for cash, the initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by the operating partnership. The operating partnership plans to depreciate such property for federal income tax purposes on a straight-line basis using an estimated useful life of 39 years.

Renovation Plans

There are no planned renovations for the REIT Portfolio.

Competitive Factors and Risks

General competitive conditions affecting the REIT Portfolio include those identified in the section of our Prospectus captioned “Competition.” Other risks associated with the REIT Portfolio are identified in the section of our Prospectus captioned “Risk Factors — Risks Associated with our Properties and the Market.” We believe that the REIT Portfolio is adequately insured.

Brazos Crossing Mall

On June 29, 2007, a subsidiary of our operating partnership acquired a six acre land parcel in Lake Jackson, Texas for immediate development of a 61,287 square foot power center. The land was purchased for $1.65 million cash and was funded 100% from the proceeds of our Offering. Upon completion in January 2008, the center will be occupied by three high quality triple net tenants: Pet Smart, Office Depot and Best Buy.

The purchase and sale agreement (the “Land Agreement”) for this transaction was negotiated between Lake Jackson Crossing Limited Partnership (formerly an affiliate of our sponsor) and Starplex Operating, LP, an unaffiliated entity (the “Land Seller”). Prior to the closing, a 99% limited partnership interest in the Lake Jackson Limited Partnership was assigned to our operating partnership, and the membership interests in Brazos Crossing LLC (the 1% general partner of the Lake Jackson Limited Partnership) were assigned to the REIT.

The land parcel was acquired at what represents a $2.1 million discount from the expressed $3.75 million purchase price, with such difference being subsidized and funded by a retail affiliate of our sponsor. The sale of the land parcel was a condition of the Land Seller’s agreement to execute a new movie theater lease at our sponsor affiliate’s nearby retail mall. The REIT and its operating partnership own a 100% fee simple interest in the land parcel and the improvements currently being constructed. Our sponsor’s affiliate will receive no future benefit or ownership interests from this transaction.

A loan for up to $8.2 million of construction to permanent financing has been received from Compass Bank. The interest rate on the loan is Libor plus 150 bps. The total cost of the project, inclusive of project construction, tenant incentives, leasing costs, and land is estimated at $10.2 million. Because the debt financing for the acquisition may exceed certain leverage limitations of the REIT, the Board, including all of its independent directors, will be required to approve any leverage exceptions as required by the REIT’s Articles of Incorporation.

Three tenants will occupy 100% of the property’s rentable square footage. The following table sets forth the name, business type, primary lease terms and certain other information with respect to each of these major tenants:

Name of Tenant	Business Type	Square Feet Leased	Percentage of Leasable Space	Annual Rent Payments	Lease Term From Commencement	Party with Renewal Rights
Best Buy	Electronics retailer	20,200	32.9%	$260,000	10 years	Tenant
Office Depot	Office supplies retailer	21,000	34.3%	$277,200	10 years	Tenant
Petsmart	Pet supply retailer	20,087	32.8%	$231,001	10 years	Tenant

General competitive conditions affecting this property include those identified in the section of our Prospectus captioned “Competition.” Other risks associated with the Properties are identified in the section of our Prospectus captioned “Risk Factors — Risks Associated with our Properties and the Market.” We believe that this property is adequately insured.

Camden Properties

The following table provides information as of November 9, 2007 regarding five apartment properties that we purchased from an unaffiliated third party (the “Camden Properties” or “Properties”).

Trade Name of Property	Location of Property	Number of Apartment Units	Monthly Effective Rent Collections at Closing(1)	Purchase Price(2)	Permanent Mortgage	Mortgage Interest Rate	Property Management Agent(3)	Annual Property Management Fee(4)
Eastchase Apartments	Charlotte, North Carolina	220	$118,826	$11.1 million	$9.1 million	5.44%	Beacon Property Management	4%
Timber Creek Apartments	Charlotte, North Carolina	352	$201,493	$21.3 million	$17.5 million	5.44%	Beacon Property Management	4%
Wendover Apartments	Greensboro, North Carolina	216	$126,635	$12.7 million	$10.4 million	5.44%	Beacon Property Management	4%
Glen Apartments	Greensboro, North Carolina	304	$158,908	$17.8 million	$14.6 million	5.44%	Beacon Property Management	4%
Isles Apartments	Tampa, Florida	484	$311,590	$33.8 million	$27.7 million	5.44%	Beacon Property Management	4%

(1)	Exclusive of vacancy loss, concessions, employee discounts, model rent, bad debt expense and other income recoverable from tenants for utilities and cable.
(2)	Includes acquisition and loan closing costs, a 2.75% acquisition fee paid to our Advisor, and funds escrowed for renovation and other reserves.
(3)	Each of the acquired properties will be operated under a management agreement with Beacon Property Management, LLC (the “Property Manager”), an affiliate of our Advisor.
(4)	The Property Manager has agreed to fees of 4%.

On October 15, 2007, the REIT, as general partner of Lightstone Value Plus REIT LP (the “Operating Partnership”), entered into an Improved Commercial Property Earnest Money Contract with Camden

Operating, L.P., a Delaware Limited Partnership, for the acquisition of five apartment communities located in Tampa, Florida (one property), Charlotte, North Carolina (two properties) and Greensboro, North Carolina (two properties).

The Camden Properties, built between 1980 and 1987, are comprised of 1,576 apartment units, in the aggregate, contain a total of 1,124,249 net rentable square feet, and are 94% occupied. The Camden Properties include a wide range of amenities, including at lease one club house, tennis courts, fitness center, pool and on-site laundry facilities.

The Operating Partnership acquired the Camden Properties on November 16, 2007. The total acquisition price, including acquisition-related transaction costs, was approximately $99.3 million. A portion of this amount was allocated to each of the five Camden Properties, as described below. In connection with the transaction, Lightstone Value Plus REIT LLC, our advisor (the “Advisor”), received an acquisition fee equal to 2.75% of the purchase price, or approximately $2.65 million. Closing and financing related costs totaled approximately $1.46 million.

Approximately $79.3 million of the total acquisition cost was funded by five substantially similar fixed rate loans with Fannie Mae secured by each of the properties and approximately $20 million was funded with offering proceeds from the sale of our common stock. The Operating Partnership currently holds a fee simple interest in the Camden Properties, subject to the mortgage described below.

In connection with the acquisition, the REIT secured five substantially similar mortgage loans from Fannie Mae aggregating $79.3 million (the “Loans”). The Loans have a 30 year amortization period, mature in 7 years, and bear interest at a fixed rate of 5.44% per annum. The Loans require monthly installments of interest only through the first three years and monthly installments of principal and interest throughout the remainder of their stated terms. The Loans will mature on December 1, 2014, at which time a balance of approximately $74.6 million will be due, assuming no prior principal prepayment. The aggregate loan amount is secured by all of the Camden Properties.

The REIT intends to enhance unit interiors with minor renovations and installations of modern appliances.

The Operating Partnership plans to depreciate each property for federal income tax purposes on a straight-line basis using an estimated useful life of 27.5 years.

Description of the Camden Properties

Eastchase Apartments

Approximately $ 11.1 million of the total purchase price, and $9.1 million of the total loan amount, was allocated to the acquisition of Eastchase Apartments, which has an appraised value of $12.8 million. Built in 1985, Eastchase Apartments is an existing multifamily apartment complex consisting of 220 units located in Charlotte, North Carolina. The community consists of eleven two-story brick buildings on a 42.6 acre landscaped setting. The apartment units have an average size of 698 square feet and include 116 one-bedroom units and 104 two-bedroom units. No major renovations are planned. Renovations for Eastchase Apartments should be limited to interior material upgrades with only the addition of washers and dryers for the two-bedroom units.

All of the leased space is residential with leases ranging typically from six months to one year. The historical occupancy rate for the last five years is as follows:

At September 30, 2007	98.18%
At December 31, 2006	90.45%
At December 31, 2005	93.64%
At December 31, 2004	91.36%
At December 31, 2003	93.18%

The property is currently 92% occupied.

Average effective net annual rental revenue per unit at the Property is as follows:

Nine Months Ended September 30, 2007	$5,983
Year Ended December 31, 2006	$5,737
Year Ended December 31, 2005	$5,904
Year Ended December 31, 2004	$5,751
Year Ended December 31, 2003	$5,816

Realty taxes paid on Eastchase Apartments for the fiscal year ended December 31, 2006 were $123,442. Eastchase Apartments was subject to a tax rate of 1.2775%.

General competitive conditions affecting Eastchase Apartments include those identified in the section of our Prospectus captioned “Competition.”

Beacon Property Management, LLC, a subsidiary of our Sponsor and an affiliate of our Advisor, will act as the property manager of Eastchase Apartments. We believe that Eastchase Apartments is adequately insured.

Timber Creek Apartments

Approximately $21.3 million of the total purchase price, and $17.5 million of the total loan amount, was allocated to the acquisition of Timber Creek Apartments, which has an appraised value of $24.5 million. Built in 1984, Timber Creek Apartments is an existing multifamily apartment complex consisting of 352 units located in Charlotte, North Carolina. The community consists of twenty-two two-story buildings on nearly 36.9 landscaped acres and is in walking distance of the brand new light rail system that leads directly to downtown Charlotte. Its apartment units have an average size of 706 square feet and include 176 one-bedroom units and 176 two-bedroom units. No major renovations are planned.

All of the leased space is residential with leases with leases ranging typically from six months to one year. The historical occupancy rate for the last five years is as follows:

At September 30, 2007	97.73%
At December 31, 2006	93.18%
At December 31, 2005	90.06%
At December 31, 2004	93.47%
At December 31, 2003	94.32%

The property is currently 95% occupied.

Average effective net annual rental revenue per unit at the Property is as follows:

Nine Months Ended September 30, 2007	$6,400
Year Ended December 31, 2006	$6,177
Year Ended December 31, 2005	$6,151
Year Ended December 31, 2004	$6,254
Year Ended December 31, 2003	$5,880

Realty taxes paid on Timber Creek Apartments for the fiscal year ended December 31, 2006 were $181,705. Timber Creek Apartments was subject to a tax rate of 1.2775%.

General competitive conditions affecting Timber Creek Apartments include those identified in the section of our Prospectus captioned “Competition.”

Beacon Property Management, LLC, a subsidiary of our Sponsor and an affiliate of our Advisor, will act as the property manager of Timber Creek Apartments. We believe that Timber Creek Apartments is adequately insured.

The properties in Charlotte have excellent visibility with street frontage, good access to thoroughfares, are located in close proximity to a shopping mall and provide convenient access to the Charlotte-Douglas International Airport. Recently, the cost of construction has limited the addition of new apartments to the market and the soft housing market caused by the residential credit crisis has eliminated many potential home buyers, leading to an increase in rental demand.

Wendover Apartments

Approximately $12.7 million of the total purchase price, and $10.4 million of the total loan amount, was allocated to the acquisition of Wendover Apartments, which has an appraised value of $13.5 million. Built in 1987, Wendover Apartments is an existing multifamily apartment complex consisting of 216 units located in Greensboro, North Carolina. The community consists of thirteen two and three story brick buildings on a 16.6 acre landscaped setting. Its apartment units have an average size of 789 square feet and include 104 one-bedroom units and 112 two-bedroom units. The community is within walking distance of the City Bus Service and is less than a 5 minute drive from I-40. No major renovations are planned.

All of the leased space is residential with leases ranging typically from six months to one year. The historical occupancy rate for the last five years is as follows:

At September 30, 2007	93.52%
At December 31, 2006	93.52%
At December 31, 2005	90.74%
At December 31, 2004	94.44%
At December 31, 2003	92.59%

The Property is currently 95% occupied.

Average effective net annual rental revenue per unit at the Property is as follows:

Nine Months Ended September 30, 2007	$6,768
Year Ended December 31, 2006	$6,725
Year Ended December 31, 2005	$6,675
Year Ended December 31, 2004	$6,410
Year Ended December 31, 2003	$6,407

Realty taxes paid on Wendover Apartments for the fiscal year ended December 31, 2006 were $119,054. Wendover Apartments was subject to a tax rate of 1.2765%.

General competitive conditions affecting Wendover Apartments include those identified in the section of our Prospectus captioned “Competition.”

Beacon Property Management, LLC, a subsidiary of our Sponsor and an affiliate of our Advisor, will act as the property manager of Wendover Apartments. We believe that Wendover Apartments is adequately insured.

Glen Apartments

Approximately $17.8 million of the total purchase price, and $14.6 million of the total loan amount, was allocated to the acquisition of Glen Apartments, which has an appraised value of $18.2 million. Built in 1980, Glen Apartments is an existing multifamily apartment complex consisting of 304 units located in Greensboro, North Carolina. The community consists of twenty two-story buildings on a 20.8 acre landscaped setting. Its apartment units have an average size of 662 square feet and include 24 studio units, 168 one-bedroom units and 112 two-bedroom units. No major renovations are planned. The Property is within seven miles of 11 universities, which provides significant market depth. The apartments are an excellent housing option for graduate students due to lower than average annual rent. Renovations should be limited to material upgrades with the addition of washers and dryers for the two-bedrooms only.

All of the leased space is residential with leases ranging typically from six months to one year. The historical occupancy rate for the last five years is as follows:

At September 30, 2007	96.71%
At December 31, 2006	94.08%
At December 31, 2005	93.09%
At December 31, 2004	96.05%
At December 31, 2003	94.41%

The Property is currently 94% occupied.

Average effective net annual rental revenue per unit at the Property is as follows:

Nine Months Ended September 30, 2007	$6,180
Year Ended December 31, 2006	$6,198
Year Ended December 31, 2005	$6,037
Year Ended December 31, 2004	$5,977
Year Ended December 31, 2003	$5,809

Realty taxes paid on Glen Apartments for the fiscal year ended December 31, 2006 were $128,012. Glen Apartments was subject to a tax rate of 1.2765%.

General competitive conditions affecting Glen Apartments include those identified in the section of our Prospectus captioned “Competition.”

Beacon Property Management, LLC, a subsidiary of our Sponsor and an affiliate of our Advisor, will act as the property manager of Glen Apartments. We believe that Glen Apartments is adequately insured.

The Piedmont Triad (Greensboro, Winston-Salem and High Point) has become an attractive location for companies. Historically, this area’s economy has been based in manufacturing but has diversified into white-collar, high-tech industries. Future economic development includes the construction of the new FedEx Mid-Atlantic Hub comprising 550,000 SF on 165 acres. It is projected that the FedEx Hub will generate 20,000 new jobs and will have a total economic impact of $9.3 billion.

Isles Apartments

Approximately $33.8 million of the total purchase price, and $27.7 million of the total loan amount, was allocated to the acquisition of Isles Apartments, which has an appraised value of $40.0 million. Built in 1984, Isles Apartments is an existing multifamily apartment complex consisting of 484 units located in Tampa, Florida. The community consists of thirty-three two-story buildings on a 27.0 acre landscaped setting. Its apartment units have an average size of 722 square feet and include 32 studio units, 240 one-bedroom units and 212 two-bedroom units. No major renovations are planned.

All of the leased space is residential with leases ranging typically from six months to one year. The historical occupancy rate for the last five years is as follows:

At September 30, 2007	93.18%
At December 31, 2006	90.29%
At December 31, 2005	96.90%
At December 31, 2004	97.31%
At December 31, 2003	96.07%

The Property is currently 93% occupied.

Average effective net annual rental revenue per unit at the Property is as follows:

Nine Months Ended September 30, 2007	$7,765
Year Ended December 31, 2006	$7,884
Year Ended December 31, 2005	$7,253
Year Ended December 31, 2004	$6,736
Year Ended December 31, 2003	$6,436

Isles Apartments provides convenient access to the Tampa International Airport. Tampa home prices have doubled in the past five years. Additionally, the conversion of many apartment communities to condominiums has decreased the supply of affordable rental options, which has created demand for apartments.

Realty taxes paid on Isles Apartments for the fiscal year ended December 31, 2006 were $514,690. Isles Apartments was subject to a tax rate of 2.2036%.

General competitive conditions affecting Isles Apartments include a potential correction in the for-sale condominium market creating competition in the rental market and those other conditions identified in the section of our Prospectus captioned “Competition.”

Beacon Property Management, LLC, a subsidiary of our Sponsor and an affiliate of our Advisor, will act as the property manager of Isles Apartments. We believe that Isles Apartments is adequately insured.

Sarasota Property

Joint Venture

On March 15, 2007, the REIT entered into an option agreement to participate in a joint-venture with its Sponsor (the “JV Option” with respect to the potential joint venture, the “Joint Venture”) for the purchase of a property located at 2150 Whitfield Avenue, Sarasota, Florida (the “Sarasota Property”). On November 15, 2007, the REIT exercised the JV Option. Pursuant to the terms of the JV Option, the REIT agreed to pay all costs of investment and property carry costs in consideration for our Sponsor agreeing to assume the risk of ownership of the Sarasota Property on or after the date that title to such property was acquired through foreclosure. The Joint Venture is between LVP Sarasota Industrial LLC, a wholly owned subsidiary of the Operating Partnership, and Lightstone Sarasota Industrial LLC (the “Non-Managing Member”), an entity wholly owned by David Lichtenstein, our sponsor, the Chairman of our Board of Directors and our Chief Executive Officer. Pursuant to the Joint Venture agreement, we are responsible for day-to-day decision-making while the Non-Managing Member retains approval rights over certain major decisions.

In July, 2007, CAD Funding, LLC (“CAD”), an affiliate of Park Avenue Funding, LLC, had the highest bid ($12,650,000) on the Sarasota Property in a foreclosure action. Park Avenue Funding, LLC, is a real estate lending company founded in 2004 and an affiliate of our sponsor. CAD initiated the foreclosure action following the default of an unaffiliated third party on a loan made to the third party by CAD, for which the Sarasota Property served as security. Prior to the entry of the foreclosure judgment, the sponsor expressed an interest in bidding at the foreclosure sale in anticipation that the REIT would exercise the JV Option. On August 6, 2007, the Sarasota Property was indirectly acquired by the sponsor.

The Sarasota Property was contributed to the Joint Venture prior to the REIT’s exercise of the JV Option. The Joint Venture currently holds a fee simple interest in the Sarasota Property. The contribution to the Joint Venture by the REIT was $13.1 million of offering proceeds used to acquire the Sarasota Property. The agreed contribution to the Joint Venture by our sponsor is $1.3 million. The property was independently appraised in June of 2006 for $17 million. The REIT holds a 90% interest in the Joint Venture and the Sponsor holds a 10% interest. Pursuant to the terms of the Joint Venture agreement, the REIT is entitled to a one-time distribution equal to 10% per annum of its capital contribution on or before December 31, 2007 and has the authority to force a sale of the Sarasota Property at any time after seven years, or November 15, 2014.

Property Information

Completed in 1992, the Sarasota Property consists of four buildings and has approximately 281,000 rentable square feet, including approximately 16,000 rentable square feet suitable for office and showroom use. The Sarasota Property currently does not possess a tenant and is experiencing negative cash flows; however the Joint Venture is currently negotiating with a prospective tenant. The Joint Venture has signed a letter of intent to lease approximately 156,000 square feet of the space. The lease is expected to commence in the first quarter of 2008. The proposed lease has a 12-year term, and a total of $9.6 million in scheduled payments of basic rents over the term of the lease. We believe that the Sarasota Property is well maintained and suitable for industrial use, and the Joint Venture is aggressively seeking additional tenants. There are no planned renovations for the Sarasota Property.

In evaluating the Sarasota Property as a potential acquisition, we have considered a variety of factors and determined that the acquisition cost was at a substantial discount to current market value. The Sarasota Property is subject to competition from similar properties within its market area, and economic performance could be affected by changes in local economic and market conditions.

General competitive conditions affecting the Sarasota Property include those identified in the section of our Prospectus captioned “Competition.” Risks associated with the Sarasota Property are identified in the section of our Prospectus captioned “Risk Factors — Risks Associated With our Properties and the Market.”

Beacon Property Management, LLC, a subsidiary of our Sponsor and an affiliate of our Advisor, will act as the property manager of the Sarasota Property. The property manager has agreed to a fee of 4%. We believe that the Sarasota Property is adequately insured.

Houston Extended Stay Hotels

On October 17, 2007, the REIT, through TLG Hotel Acquisitions LLC, a wholly owned subsidiary of our operating partnership (together with such subsidiary, the “Houston Partnership”), acquired two hotels located in Houston, TX (the “Katy Hotel”) and Sugar Land, TX (the “Sugar Land Hotel” and together with the Katy Hotel, the “Hotels”) from Morning View Hotels — Katy, LP, Morning View Hotels — Sugar Land, LP and Point of Southwest Gardens, Ltd., pursuant to an Asset Purchase and Sale Agreement. The seller is not an affiliate of the REIT or its subsidiaries.

The Katy Hotel, built in 1998, is located on approximately 2.3 acres and has 145 rooms including 68 standard suites, 28 standard executive rooms, 14 deluxe standard rooms, 32 standard double rooms and 3 Deluxe Double Suites. The Sugar Land Hotel, built in 2000, is located on approximately 3.5 acres and has 145 rooms including 68 standard suites, 28 standard executive rooms, 14 deluxe standard rooms, 32 standard double rooms and 3 Deluxe Double Suites.

The Hotels were recently remodeled by the previous owner, however the REIT intends to make a $2.8 million dollar investment in capital expenditures to convert the Hotels to Extended Stay Deluxe (“ESD”) brand properties. The ESD brand is under license from an affiliate within the Extended Stay Hotels group of companies. Extended Stay Hotels group of companies The REIT expects these additional renovations to be conducted over a 1-year period and will include implementing ESD’s national reservation system, new carpeting, new paint, new signage, exterior façade improvements, re-stripping parking lot, guest room upgrades, landscaping and constructing pools.

Extended stay hotels are ideal for business travel, temporary housing or weekend getaways. Guests can count on clean, comfortable suites with wireless high-speed internet access, separate living, dining and sleeping areas, ample work space, a fully-equipped kitchen and on-site laundry. ESD offers larger upscale accommodations, an expanded cable television package, a DVD player in every room, printer stations in the lobby, pillow-top mattresses and MP3-ready alarm clocks. Most ESD hotels also include a combination of swimming pools, spas, exercise rooms, ovens and dishwashers.

The acquisition price for the Hotels was $16 million inclusive of closing costs. In connection with the transaction, the REIT’s advisor received an acquisition fee equal to 2.75% of the contract price ($15.2 million), or approximately $418,000.

The acquisition was funded through a combination of $6.0 million in offering proceeds and approximately $10 million in loan proceeds from a floating rate mortgage loan secured by the Hotels.

The REIT has established a taxable subsidiary, LVP Acquisitions Corp. (“LVP Corp”), which has entered into operating lease agreements with each of the Katy Hotel and the Sugar Land Hotel, respectively, and LVP Corp. has entered into management agreements with HVM L.L.C., a controlled affiliate of our sponsor, for the management of the hotels.

The Loan

In connection with the acquisition of the Hotels, the Houston Partnership along with ESD #5051 —  Houston — Sugar Land, LLC and ESD #5050 — Houston — Katy Freeway, LLC, its wholly owned subsidiaries (the “Houston Borrowers”) secured a mortgage loan from Bank of America, N.A. in the principal amount of $12.85 million, which includes up to an additional $2.8 million of renovation proceeds which will be borrowed as the renovation proceeds.

The mortgage loan has a term of one year with the option of a 6-month term extension, bears interest on a daily basis expressed as a floating rate equal to the lesser of (i) the maximum non-usurious rate of interest allowed by applicable law or (ii) the British Bankers Association Libor Daily Floating Rate plus one hundred seventy-five basis points (1.75%) per annum rate and requires monthly installments of interest only through the first 12 months. The mortgage loan will mature on October 16, 2008, subject to the 6-month extension option described above, at which time payment of the entire principal balance, together with all accrued and unpaid interest and all other amounts payable thereunder will be due. The mortgage loan will be secured by the Hotels and will be non-recourse to the REIT.

In connection with the Loan, the REIT guaranteed the complete performance of the Houston Borrowers’ obligations with respect to the renovations and certain other customary guarantees.

Insurance Coverage on Properties

We will carry comprehensive general liability coverage and umbrella liability coverage on all of our properties with limits of liability which we deem adequate to insure against liability claims and provide for the costs of defense. Similarly, we are insured against the risk of direct physical damage in amounts we estimate to be adequate to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the rehabilitation period. We intend to obtain earthquake, mold and terrorism coverage, if deemed necessary, if such coverage is available in the marketplace at terms and costs which are commercially reasonable. These coverages are currently excluded by insurance companies in standard policies. Some, but not all insurance companies, may be willing to make this coverage available for a significantly increased premium. To the extent we decide to obtain such coverage or are required to do so in connection with financings, it could increase our cost of operations.

In December 2007, the Terrorism Risk Insurance Extension Act of 2007 (“TRIEA”) was enacted into law. TRIEA extends the federal terrorism insurance backstop through 2014. TRIEA was adopted to ensure affordable terrorism insurance to commercial insureds, including real estate investment trusts. Its extension should increase availability of terrorism insurance coverage on our properties through 2014, and thus mitigate certain of the risks and concerns outlined in the sections of our Prospectus captioned “Risk Factors — Risks Associated with our Properties and the Market — Insurance Risks” and “Real Property Investments —  Insurance Coverage on Properties.”

Environmental Matters

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The cost of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to properly remediate the contamination on such property, may adversely affect the owner’s ability to sell or rent such property or to borrow using such property as collateral.

Persons who arrange for the disposal or treatment of hazardous or toxic substances at a disposal or treatment facility also may be liable for the costs of removal or remediation of a release of hazardous or toxic substances at such disposal or treatment facility, whether or not such facility is owned or operated by such person. Liability for the cost of remediating releases of toxic or hazardous substances or petroleum products may adversely affect our cash flow available for distribution. Such liabilities may not be dischargeable in bankruptcy and may under some environmental laws result in a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination.

Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site. Statutes of limitations applicable to liabilities arising from releases of hazardous or toxic substances or petroleum products generally are not based on the time of disposal. In connection with our acquisition, ownership and operation of residential properties we may be potentially liable for such costs. Although we may require the seller of a property to provide a current Phase I environmental report and, if necessary, a Phase II environmental report, and we may also choose to obtain these reports ourselves, it is possible that our assessments do not reveal all environmental liabilities or that there are material environmental liabilities.

Regulatory Matters

Our properties may be subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. Prior to acquiring a property, we will ascertain whether such property has the necessary permits and approvals to operate its business.

CAPITALIZATION

The following table sets forth our historical capitalization as of September 30, 2007, and our pro forma capitalization as of that date as adjusted to give effect to the sale of the maximum offering as if 30,000,000 shares were sold, and the application of the estimated net proceeds from such sales as described in “Estimated Use of Proceeds.” The information set forth in the following table excludes our historical results of operations and the financial impact of accounting for offering costs, and should be read in conjunction with our historical financial statements included elsewhere in this Prospectus.

	September 30, 2007 Historical	Maximum Offering
Minority Interest in Partnership	11,428,083	2,000	(1)
Stockholders’ Equity:
Preferred Stock, $.01 par value, 10,000,000 authorized, none outstanding	—	—
Common Stock, $.01 par value, 60,000,000 authorized, 11,776,766 shares issued and outstanding (historical only)	117,768	300,000	(2)
Additional paid-in capital	101,104,816	299,700,000
Accumulated Other Comprehensive Income	1,545,670	—
Accumulated distribution in addition to net loss	(16,115,211)	—
Total stockholders’ equity	$89,653,043	$300,000,000
Total capitalization	$159,807,293	$300,002,000

(1)	Excludes any future issuance of limited partnership units by the operating partnership in exchange for cash or property. In addition, does not include the special general partner interests issued to Lightstone SLP, LLC at a cost of $100,000 per unit, the proceeds of which will be used to pay all dealer manager fees, selling commissions and other organization and offering expenses.
(2)	We are authorized to issue 60,000,000 shares of common stock of which approximately 13.6 million shares were issued and outstanding as of December 31, 2007. Does not include 200 shares of common stock reserved for issuance on exchange of 200 outstanding limited partnership units of the operating partnership, up to 4,000,000 shares of common stock available pursuant to our dividend reinvestment plan or 75,000 shares of common stock that are reserved for issuance under our stock option plan.

SELECTED FINANCIAL DATA

All of the following selected consolidated and combined financial data are qualified by reference to and should be read in conjunction with our Consolidated Financial Statements and Notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below.

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006	Year Ended December 31, 2006	Year Ended December 31, 2005	Period from June 8, 2004 (Date of Inception) to December 31, 2004
	(Unaudited)	(Unaudited)
Operating data:
Revenues	$17,274,040	$4,563,891	$8,262,667	$—	$—
Income (loss) before equity in loss and minority interest	$(2,788,021)	$(796,780)	$(1,536,430)	$(117,571)	$—
Loss from investment in unconsolidated joint venture	$(5,910,940)	$—	$—	$—	$—
Minority interest	$168	$73	$86	$1,164	$—
Net loss	$(8,698,793)	$(796,707)	$(1,536,344)	$(116,407)	$—
Loss per common share, basic and diluted	$(1.09)	$(.82)	$(.96)	$(5.82)	$—
Dividends declared per common share	$.52	$.46	$.64	$—	$—
Weighted average common shares outstanding, basic and diluted	7,954,063	975,986	1,594,060	20,000	20,000
Balance sheet data:
Total assets	$259,281,808	$93,961,639	$140,708,217	$430,996	$205,489
Long-term obligations	$148,379,210	$67,975,000	$95,475,000	$—	$—

MANAGEMENT’S DISCUSSION AND ANALYSIS OF OUR
FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis should be read together with the accompanying consolidated financial statements of the Lightstone Value Plus Real Estate Investment Trust, Inc. and the notes thereto.

Forward-Looking Statements

Certain information included in this prospectus contains, and other materials filed or to be filed by us with the Securities and Exchange Commission, or the SEC, contain or will contain, forward-looking statements. All statements, other than statements of historical facts, including, among others, statements regarding our possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Lightstone Value Plus Real Estate Investment Trust, Inc. and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements.

Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.

We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law.

Overview

Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Lightstone REIT” or “Company”), through the Lightstone Value Plus REIT, LP (the “Operating Partnership”), intends to acquire and operate commercial and residential properties, principally in the United States. We intend to acquire fee interests in multi-tenanted, community, power and lifestyle shopping centers, and in malls located in highly trafficked retail corridors, high-barrier to entry markets, and sub-markets with constraints on the amount of additional property supply. Additionally, we seek to acquire fee interests in lodging properties located near major transportation arteries in urban and suburban areas; multi-tenanted industrial properties located near major transportation arteries and distribution corridors; multi-tenanted office properties located near major transportation arteries; and market-rate, middle market multifamily properties at a discount to replacement cost. We do not intend to invest in single family residential properties; leisure home sites; farms; ranches; timberlands; unimproved properties not intended to be developed; or mining properties.

Investments in real estate will be made through the purchase of all or part of a fee simple ownership, or all or part of a leasehold interest. We may also purchase limited partnership interests, limited liability company interests and other equity securities. We may also enter into joint ventures with affiliated entities for the acquisition, development or improvement of properties as well as general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating real properties. We will not enter into a joint venture to make an investment that we would not be permitted to make on our own. Not more than 10% of our total assets will be invested in unimproved real property. For purposes of this paragraph, “unimproved real properties” does not include properties acquired for the purpose of producing rental or other operating income, properties under construction and properties for which development or construction is planned within one year. Additionally, we will not invest in contracts for the sale of real estate unless in recordable form and appropriately recorded.

The Lightstone REIT has completed six acquisitions as of September 30, 2007, three of which were completed prior to December 31, 2006. Belz Factory Outlet World, a retail outlet shopping mall in St. Augustine, Florida, was acquired on March 31, 2006, four multi-family communities in Southeast Michigan were acquired on June 29, 2006, and Oakview Plaza, a retail shopping mall located in Omaha, Nebraska, was acquired on December 21, 2006. Transactions closing after December 31, 2006 were as follows: the acquisition of a 49% equity interest in a joint venture, formed to purchase a sub-leasehold interest in a ground lease to an office building in New York, NY; the acquisition of 12 industrial and office buildings in Louisiana and Texas; and the acquisition of a land parcel acquired for the Lightstone REIT’s development of a retail power center in Lake Jackson, TX.

Although we are not limited as to the geographic area where we may conduct our operations, we intend to invest in properties located near the existing operations of our sponsor, in order to achieve economies of scale where possible. The Lightstone Group currently maintains operations throughout the United States (Hawaii, South Dakota, Vermont and Wyoming excluded), the District of Columbia, Puerto Rico and Canada.

We have and will continue to utilize leverage in acquiring our properties. The number of different properties we will acquire will be affected by numerous factors, including, the amount of funds available to us. When interest rates on mortgage loans are high or financing is otherwise unavailable on terms that are satisfactory to us, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. We intend to limit our aggregate long-term permanent borrowings to 75% of the aggregate fair market value of all properties unless any excess borrowing is approved by a majority of the independent directors and is disclosed to our stockholders.

We may finance our property acquisitions through a variety of means, including but not limited to individual non-recourse mortgages and through the exchange of an interest in the property for limited partnership units of the Operating Partnership. As of December 31, 2006, we have qualified as a REIT and will elect to be taxed as a REIT for the taxable year ending December 31, 2006.

We plan to own substantially all of our assets and conduct our operations through the Operating Partnership. We do not have employees. We entered into an advisory agreement dated April 22, 2005 with Lightstone Value Plus REIT LLC, a Delaware limited liability company, which we refer to as the “advisor,” pursuant to which the advisor supervises and manages our day-to-day operations and selects our real estate and real estate related investments, subject to oversight by our board of directors. We pay the advisor fees for services related to the investment and management of our assets, and we will reimburse the advisor for certain expenses incurred on our behalf.

The Company intends to sell a maximum of 30 million common shares, at a price of $10 per share (exclusive of 4 million shares available pursuant to the Company’s dividend reinvestment plan, and 75,000 shares that are reserved for issuance under the Company’s stock option plan). The Company’s Registration Statement on Form S-11 (the “Registration Statement”) was declared effective under the Securities Act of 1933 on April 22, 2005, and on May 24, 2005, the Lightstone REIT began offering its common shares for sale to the public. Lightstone Securities, LLC (the “dealer manager”), an affiliate of the sponsor, is serving as the dealer manager of the Company’s public offering (the “Offering”).

As of December 31, 2005, the Company had reached its minimum offering of $2.0 million by receiving subscriptions for approximately 226,000 of its common shares, representing gross offering proceeds of approximately $2.3 million. On February 1, 2006, cumulative gross offering proceeds of approximately $2.7 million were released to the Company from escrow and invested in the Operating Partnership. As of September 30, 2007, cumulative gross offering proceeds of approximately $114.4 million have been released to the Lightstone REIT and used for the purchase of a 99.99% general partnership interest in the Operating Partnership. The Company expects that its ownership percentage in the Operating Partnership will remain significant as it plans to continue to invest all net proceeds from the Offering in the Operating Partnership.

Through September 30, 2007, the advisor has advanced in excess of $11.6 million to the Company for its organization and other offering costs, which consist of actual legal, accounting, printing and other accountable expenses (including sales literature and the prospectus), as well as selling commissions and dealer manager fees. We have reimbursed such advances to the extent of 10% of our gross offering proceeds (approximately

$11.4 million as of September 30, 2007) using proceeds from the sale of general partnership interests to Lightstone SLP LLC, an affiliate of our advisor. Lightstone SLP, LLC has purchased an additional $ 0.2 million of SLP Units subsequent to September 30, 2007.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of real estate and real estate related investments, other than those referred to herein.

For the year ending December 31, 2006, the Company qualified to be taxed as a real estate investment trust (a “REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, no provision for income tax has been recorded. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its ordinary taxable income to stockholders. As a REIT, the Company generally will not be subject to federal income tax on taxable income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company believes that it will be organized and operate in such a manner as to qualify for treatment as a REIT and intends to operate in such a manner so that the Company will remain qualified as a REIT for federal income tax purposes. As of September 30, 2007, the Company has complied with the requirements for maintaining its REIT status.

Acquisitions

St. Augustine, Florida

On March 31, 2006, we acquired the Belz Outlets at St. Augustine, Florida. The total acquisition price, including acquisition-related transaction costs, was approximately $26.9 million. In connection with the transaction, the advisor received an acquisition fee equal to 2.75% of the purchase price, or $0.7 million. Approximately $22.4 million of the total acquisition cost was funded by a $27.2 million mortgage loan from Wachovia Bank, National Association (“Wachovia”) and approximately $4.5 million was funded with offering proceeds from the sale of our common stock. Loan proceeds from Wachovia were also used to fund approximately $4.8 million of escrows for future leasing-related expenditures, real estate taxes, insurance and debt service.

Prior to our acquisition of this property, a majority of its major tenants had relocated to a competing property. Since the acquisition date, no major tenants have vacated this property. Prime Retail Property Management, an affiliate of our sponsor, is strategically filling vacancies at the property with short-term agreements while it pursues a new redevelopment strategy. To date, 12 short-term in-line lease agreements have been signed, representing approximately 46,000 square feet of leasable area, and generating approximately $0.3 million in annualized revenues. The terms of these agreements vary, but typically expire within one to two years; however, we may terminate such lease agreements on short notice. The property reported an occupancy rate of 65.9% at June 30, 2007.

Southeast Michigan

On April 26, 2006, we acquired four multifamily apartment communities. The Operating Partnership holds a 99% membership interest and the Lightstone REIT holds a 1% membership interest. The properties are located in Southeast Michigan and were valued by an independent third-party appraiser retained by Citigroup Global Markets Realty Corp. at an aggregate value equal to $54.3 million. The total acquisition price, excluding acquisition-related transaction costs, was approximately $42.2 million. In connection with the transaction, the advisor received an acquisition fee equal to 2.75% of the purchase price, or approximately $1.1 million. Other closing and financing related costs totaled approximately $400,000, and net pro ration adjustments for assumed liabilities, prepaid rents, real estate taxes and interest totaled $500,000.

Approximately $40.7 million of the total acquisition cost was funded by a mortgage loan from Citigroup, and approximately $4.6 million was funded with offering proceeds from the sale of the Company’s common stock. Loan proceeds from Citigroup were also used to fund approximately $1.1 million of escrows for capital improvements, real estate taxes, and insurance. The combined properties were 92% occupied at December 31, 2006, and are performing to our expectations.

Omaha, Nebraska

On December 21, 2006, we acquired a retail shopping mall in Omaha, Nebraska. This property is a retail center located in Omaha, Nebraska’s dominant retail area. The property consists of three single-story retail buildings, is located on approximately 19.6 acres of land and contains approximately 177,303 leasable square feet. Built in 1999 and progressively expanded through 2005, the property 97.1% occupied at June 30, 2007.

The acquisition price for the property was $33.5 million, including acquisition fee of $0.9 million paid to our advisor. Approximately $6.0 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and the remainder was funded with a $27.5 million fixed rate loan from Wachovia that is secured by this property. Offering proceeds were also used to fund financing related costs ($.2 million) and insurance and tax reserves ($.2 million). The property was independently appraised at $38.0 million.

Acquisition of Equity Investment in a Joint Venture

On January 4, 2007, the Lightstone REIT, through LVP 1407 Broadway LLC, a wholly owned subsidiary of the Operating Partnership entered into a joint venture with an affiliate of the sponsor (the “Joint Venture”). On the same date, an indirect, wholly owned subsidiary of the Joint Venture acquired a sub-leasehold interest in a ground lease to an office building located at 1407 Broadway, New York, New York (the “Sublease Interest”). The seller of the Sublease Interest, Gettinger Associates, L.P., is not an affiliate of the Lightstone REIT or its subsidiaries.

The property, a 42 story office building built in 1952, fronts on Broadway, 7th Avenue and 39th Street in midtown Manhattan. The property has approximately 915,000 leasable square feet, was 87.6% occupied (approximately 300 tenants) at acquisition by tenants primarily engaged in the female apparel business. The ground lease, dated as of January 14, 1954, provides for multiple renewal rights, with the last renewal period expiring on December 31, 2048. The Sublease Interest runs concurrently with the ground lease. The acquisition price for the Sublease Interest was $122 million, exclusive of acquisition-related costs incurred by the Joint Venture ($3.5 million), pro rated operating expenses paid at closing ($4.1 million), financing-related costs ($1.9 million) and construction, insurance and tax reserves ($1.0 million).

Incremental acquisition costs of approximately $1.7 million, representing an acquisition fee to the advisor and legal fees for our counsel, were paid outside of the closing. The acquisition was funded through a combination of $26.5 million of capital and a $106.0 million advance on a $127.3 million variable rate mortgage loan funded by Lehman Brothers Holding, Inc. The loan is secured by the Sublease. Equity from our co-venturer totaled $13.5 million (representing a 51% ownership interest). Our capital investment, funded with proceeds from our common stock offering, was $13.0 million (representing a 49% ownership interest). We plan to continue an ongoing renovation project at the property that consists of lobby, elevator and window redevelopment projects. Additional loan proceeds of up to $21.3 million are available to fund these improvements.

The Company accounted for the investment in this unconsolidated joint venture under the equity method of accounting as the Company exercises significant influence, but does not control these entities. This $13.0 million initial investment was recorded at cost and will be subsequently adjusted for cash contributions and distributions and the Company’s share of earnings and losses. Earnings for each investment are recognized in accordance with this investment agreement and where applicable, based upon an allocation of the investment’s net assets at book value as if the investment was hypothetically liquidated at the end of each reporting period. For the nine months ended September 30, 2007, the Company’s results included a $5.9 million loss from investment in this unconsolidated joint venture.

The following table represents the unaudited condensed income statement for the unconsolidated joint venture for the period from January 4, 2007 through September 30, 2007:

	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2007
Total revenue	$9,719,506	$27,665,542
Total property expenses	6,944,157	20,064,841
Depreciation and amortization	3,978,760	12,950,254
Interest expense	2,310,755	6,713,591
Net operating loss	$(3,514,166)	$(12,063,144)
Company’s share of net operating loss (49%)	$(1,721,940)	$(5,910,940)

The following table represents the unaudited condensed balance sheet for the unconsolidated joint venture as of September 30, 2007:

As of September 30, 2007
Real estate, at cost (net)	$111,005,943
Intangible assets	13,112,770
Cash and restricted cash	13,088,435
Other assets	5,027,762
Total assets	$142,234,910
Mortgage note payable	108,364,535
Other liabilities	18,439,664
Members’ capital	15,430,711
Total liabilities and members’ capital	$142,234,910

Acquisition of Industrial and Office Portfolio

On February 1, 2007, the Lightstone REIT, through wholly owned subsidiaries of the Operating Partnership, acquired industrial and office properties located in New Orleans, LA (5 industrial and 2 office properties), Baton Rouge, LA (3 industrial properties) and San Antonio, TX (4 industrial properties). The properties were approximately 92% occupied at the acquisition date and represented approximately 1.0 million leasable square feet principally suitable for flexible industrial (54%), distribution (36%) and office (10%) uses. The properties were independently appraised at $70.7 million.

The acquisition price for the properties was $63.9 million, exclusive of approximately $1.9 million of closing costs, approximately $1.0 million of escrow funding for immediate repairs ($.9 million) and insurance ($.1 million), and financing related costs of approximately $.6 million. In connection with the transaction, the advisor received an acquisition fee equal to 2.75% of the purchase price, or approximately $1.8 million. The acquisition was funded through a combination of $14.4 million in offering proceeds and approximately $53.0 million in loan proceeds from a Wachovia fixed rate mortgage loan secured by the properties. The Lightstone REIT does not intend to make significant renovations or improvements to the properties. We believe the properties are adequately insured.

Acquisition of Land Parcel

On June 29, 2007, a subsidiary of the Operating Partnership acquired a 6.0 acre land parcel in Lake Jackson, Texas for immediate development of a 61,287 square foot power center. The land was purchased for $1.65 million cash and was funded 100% from the proceeds of our Offering. Upon completion in January 2008, the center will be occupied by three high quality triple net tenants: Pet Smart, Office Depot and Best Buy.

The purchase and sale agreement (the “Land Agreement”) for this transaction was negotiated between Lake Jackson Crossing Limited Partnership (formerly an affiliate of the Sponsor) and Starplex Operating, LP, an unaffiliated entity (the “Land Seller”). Prior to the closing, a 99% limited partnership interest in the Lake Jackson Limited Partnership was assigned to the Operating Partnership and the membership interests in Brazos Crossing LLC (the 1% general partner of the Lake Jackson Limited Partnership) were assigned to the Lightstone REIT.

The land parcel was acquired at what represents a $2.1 million discount from the expressed $3.75 million purchase price, with such difference being subsidized and funded by a retail affiliate of the Sponsor. The sale of the land parcel was a condition of the Seller’s agreement to execute a new movie theater lease at the Sponsor affiliate’s nearby retail mall. The REIT and the Operating Partnership own a 100% fee simple interest in the land parcel and retail power center. The Sponsor’s affiliate will receive no future benefit or ownership interests from this transaction.

An application for up to $8.2 million of construction to permanent financing is underway. The interest rate on the loan is expected to be Libor plus 150 bps. The total cost of the project, inclusive of project construction, tenant incentives, leasing costs, and land is estimated at $10.2 million. Because the debt financing for the acquisition may exceed certain leverage limitations of the REIT, the Board, including all of its independent directors, will be required to approve any leverage exceptions as required by the REIT’s Articles of Incorporation.

Three tenants will occupy 100% of the property’s rentable square footage. The following table sets forth the name, business type, primary lease terms and certain other information with respect to each of these major tenants:

Name of Tenant	Business Type	Square Feet Leased	Percentage of Leasable Space	Annual Rent Payments	Lease Term from Commencement	Party with Renewal Rights
Best Buy	Electronics Retailer	20,200	32.9%	$260,000	10 years	Tenant
Office Depot	Office Supplies Retailer	21,000	34.3%	$277,200	10 years	Tenant
Petsmart	Pet Supply Retailer	20,087	32.8%	$231,001	10 years	Tenant

St. Augustine Expansion — Land Acquisition

St. Augustine — Land Acquisition

On October 2, 2007, the Company closed on the acquisition of an 8.5-acre parcel of undeveloped land for $2.75 million, which is intended to be used for further development of the adjacent Belz Outlet mall, owned by the Registrant. Development rights to the land parcel are to be purchased at an additional cost of $1.3 million. The Company currently expects to complete the planned renovation and expansion of the center, of approximately 65,000 square feet, during the second quarter of 2009. The cost for the renovation and expansion of the outlet mall is expected to approximate $28 million. Numerous established retail brands have expressed interest in establishing a presence in the expanded and renovated outlet mall.

Houston Extended Stay Hotels

On October 17, 2007, the Company, through TLG Hotel Acquisitions LLC, a wholly owned subsidiary of our operating partnership (together with such subsidiary, the “Houston Partnership”), acquired two hotels located in Houston, TX (the “Katy Hotel”) and Sugar Land, TX (the “Sugar Land Hotel” and together with the Katy Hotel, the “Hotels”) from Morning View Hotels — Katy, LP, Morning View Hotels — Sugar Land, LP and Point of Southwest Gardens, Ltd., pursuant to an Asset Purchase and Sale Agreement. The seller is not an affiliate of the Company or its subsidiaries.

Prior to the acquisition of the Hotels, our board of directors expanded the Company’s eligible investments to include the acquisition, holding and disposition of hotels (primarily extended stay hotels). The reasons for such change include the expertise of our sponsor who acquired the Extended Stay Hotels group of companies (“ESH”) and control of its management company (HVM L.L.C.) which operates 684 extended stay hotels. The ability to draw upon their expertise, the intense competition in the real estate market for all types of assets and the ability to better diversify the Company’s portfolio, caused our board of directors to review the Company’s investment objectives and expand them to include lodging facilities.

The Hotels were recently remodeled by the previous owner, however the Company intends to make a $2.8 million dollar investment in capital expenditures to convert the Hotels to Extended Stay Deluxe (“ESD”) brand properties. The ESD brand is under license from an affiliate within the Extended Stay Hotels group of companies. Extended Stay Hotels group of companies The Company expects these additional renovations to be conducted over a 1-year period and will include implementing ESD’s national reservation system, new carpeting, new paint, new signage, exterior façade improvements, re-striping parking lot, guest room upgrades, landscaping and constructing pools.

The acquisition price for the Hotels was $16 million inclusive of closing costs. In connection with the transaction, the Company’s advisor received an acquisition fee equal to 2.75% of the contract price ($15.2 million), or approximately $0.4 million.

The acquisition was funded through a combination of $6.0 million in offering proceeds and approximately $10 million in loan proceeds from a floating rate mortgage loan secured by the Hotels.

The Company has established a taxable REIT subsidiary, LVP Acquisitions Corp. (“LVP Corp”), which has entered into operating lease agreements with each of the Katy Hotel and the Sugar Land Hotel, respectively, and LVP Corp. has entered into management agreements with HVM L.L.C., a controlled affiliate of our sponsor, for the management of the hotels.

In connection with the acquisition of the Hotels, the Houston Partnership along with ESD #5051 — Houston — Sugar Land, LLC and ESD #5050 — Houston — Katy Freeway, LLC, its wholly owned subsidiaries (the “Houston Borrowers”) secured a mortgage loan from Bank of America, N.A. in the principal amount of $12.85 million, which includes up to an additional $2.8 million of renovation proceeds which will be borrowed as the renovation proceeds.

The mortgage loan has a term of one year with the option of a 6-month term extension, bears interest on a daily basis expressed as a floating rate equal to the lesser of (i) the maximum non-usurious rate of interest allowed by applicable law or (ii) the British Bankers Association Libor Daily Floating Rate plus one hundred seventy-five basis points (1.75%) per annum rate and requires monthly installments of interest only through the first 12 months. The mortgage loan will mature on October 16, 2008, subject to the 6-month extension option described above, at which time payment of the entire principal balance, together with all accrued and unpaid interest and all other amounts payable thereunder will be due. The mortgage loan will be secured by the Hotels and will be non-recourse to the Registrant.

In connection with the Loan, the Registrant guaranteed the complete performance of the Houston Borrowers’ obligations with respect to the renovations and certain other customary guarantees.

Critical Accounting Policies

General.  The consolidated financial statements of the Lightstone REIT include the accounts of Lightstone REIT and the Operating Partnership (over which Lightstone REIT exercises financial and operating control). All inter-company balances and transactions have been eliminated in consolidation.

The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of our financial statements requires us to make estimates and judgments about the effects of matters or future events that are inherently uncertain. These estimates and judgments may affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.

On an ongoing basis, we evaluate our estimates, including contingencies and litigation. We base these estimates on historical experience and on various other assumptions that we believe to be reasonable in the circumstances. These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

To assist in understanding our results of operations and financial position, we have identified our critical accounting policies and discussed them below. These accounting policies are most important to the portrayal of our results and financial position, either because of the significance of the financial statement items to which they relate or because they require our management’s most difficult, subjective or complex judgments.

Revenue Recognition and Valuation of Related Receivables.  Our revenue, which will be comprised largely of rental income, will include rents that tenants pay in accordance with the terms of their respective leases reported on a straight-line basis over the initial term of the lease. Since our leases may provide for rental increases at specified intervals, straight-line basis accounting will require us to record as an asset, and include in revenue, unbilled rent that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. Accordingly, we must determine, in our judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We will review unbilled rent receivables on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collection of unbilled rent with respect to any given tenant is in doubt, we would be required to record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable, which would have an adverse effect on our net income for the year in which the allowance is increased or the direct write-off is recorded and would decrease our total assets and stockholders’ equity.

Investments in Real Estate.  We will record investments in real estate at cost and will capitalize improvements and replacements when they extend the useful life or improve the efficiency of the asset. We will expense costs of repairs and maintenance as incurred. We will compute depreciation using the straight-line method over the estimated useful lives of our real estate assets, which we expect will be approximately 39 years for buildings and improvements, 5 to 10 years for equipment and fixtures and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

We will be required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments will have a direct impact on our net income because, if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

We have adopted Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which we refer to as SFAS 144, and which establishes a single accounting model for the impairment or disposal of long-lived assets including discontinued operations. SFAS 144 requires that the operations related to properties that have been sold or that we intend to sell, be presented as discontinued operations in the statement of income for all periods presented, and properties we intend to sell be designated as “held for sale” on our balance sheet.

When circumstances such as adverse market conditions indicate a possible impairment of the value of a property, we will review the recoverability of the property’s carrying value. The review of recoverability will be based on our estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. Our forecast of these cash flows will consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property.

We will be required to make subjective assessments as to whether there are impairments in the values of our investments in real estate. We will evaluate our ability to collect both interest and principal related to any real estate related investments in which we may invest. If circumstances indicate that such investment is impaired, we will reduce the carrying value of the investment to its net realizable value. Such reduction in value will be reflected as a charge to operations in the period in which the determination is made.

Real Estate Purchase Price Allocation.  Upon acquisition of real estate operating properties, the Company estimates the fair value of acquired tangible assets (consisting of land, building and improvements) and identified intangible assets and liabilities (consisting of above and below-market leases, in-place leases and tenant relationships) and assumed debt issued in accordance with SFAS No. 141, Business Combinations (“SFAS No. 141”), at the date of acquisition, based on evaluation of information and estimates available at that date. Based on these estimates, the Company allocates the initial purchase price to the applicable assets and liabilities. As final information regarding fair value of the assets acquired and liabilities assumed is received and estimates are refined, appropriate adjustments are made to the purchase price allocation. The allocations are finalized within twelve months of the acquisition date.

We will allocate the purchase price of an acquired property to tangible assets (which includes land, buildings and tenant improvements) based on the estimated fair values of those tangible assets assuming the building was vacant. We will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We will amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. We will amortize any capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

We will measure the aggregate value of other intangible assets acquired based on the difference between (1) the property valued with existing in-place leases adjusted to market rental rates and (2) the property valued as if vacant. Our estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors we may consider in our analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases. We will also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, we will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. We will also estimate costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics we will consider in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We will amortize the value of in-place leases to expense over the initial term of the respective leases, which we would not expect to exceed 20 years. Currently, our leases range from one month to 11 years. The value of customer relationship intangibles will be amortized to expense over the initial term in the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles will be charged to expense.

Joint Venture Investments.  We will evaluate our joint venture investments in accordance with Financial Accounting Standards Board, Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, which we refer to as FIN 46R. If we determine that the joint venture is a “variable interest entity,” or a “VIE,” and that we are the “primary beneficiary” as defined in FIN 46R, we would account for such investment as if it were a consolidated subsidiary. For a joint venture investment which is not a VIE or in which we are not the primary beneficiary, we will consider Accounting Principle Board Opinion 18 — The Equity Method of Accounting for Investments in Common Stock, Statement of Opinion 78-9 — Accounting for Investments in Real Estate Ventures, and Emerging Issues Task Force Issue 96-16 — Investors Accounting for an Investee When the Investor has the Majority of the Voting Interest but the Minority Partners have Certain Approval or Veto Rights, to determine the method of accounting for each of our partially-owned entities.

In accordance with the above pronouncements, we will account for our investments in partially-owned entities under the equity method when we do not exercise direct or indirect control of the entity and our ownership interest is more than 3% but less than 50%, in the case of a partially-owned limited partnership, or more than 20% but less than 50%, in the case of all other partially-owned entities. Factors that we will consider in determining whether or not we exercise control include substantive participating rights of partners on significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representatives and authority and other contractual rights of our partners. To the extent that we are deemed to control an entity, such entities will be consolidated.

On a periodic basis we will evaluate whether there are any indicators that the value of our investments in partially owned entities are impaired. An investment is impaired if our estimate of the value of the investment is less than the carrying amount. The ultimate realization of our investment in partially owned entities is dependent on a number of factors including the performance of that entity and market conditions. If we determine that a decline in the value of a partially owned entity is other than temporary, we will record an impairment charge.

Accounting for Derivative Financial Investments and Hedging Activities.  We will account for our derivative and hedging activities, if any, using SFAS 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS 137, Accounting for Derivative Instruments and Hedging Activities —  Deferral of the Effective Date of FASB Statement No. 133, and SFAS 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, which require all derivative instruments to be carried at fair value on the balance sheet.

Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, will be considered cash flow hedges. We will formally document all relationships between hedging instruments and hedged items, as well as our risk- management objective and strategy for undertaking each hedge transaction. We will periodically review the effectiveness of each hedging transaction, which involves estimating future cash flows. Cash flow hedges will be accounted for by recording the fair value of the derivative instrument on the balance sheet as either an asset or liability, with a corresponding amount recorded in other comprehensive income within stockholders’ equity. Amounts will be reclassified from other comprehensive income to the income statement in the period or periods the hedged forecasted transaction affects earnings. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, will be considered fair value hedges under SFAS 133. We are not currently a party to any derivatives contracts.

Inflation

Our long-term leases are expected to contain provisions to mitigate the adverse impact of inflation on our operating results. Such provisions will include clauses entitling us to receive scheduled base rent increases and base rent increases based upon the consumer price index. In addition, our leases are expected to require tenants to pay a negotiated share of operating expenses, including maintenance, real estate taxes, insurance and utilities, thereby reducing our exposure to increases in cost and operating expenses resulting from inflation.

Treatment of Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest

Management of our operations is outsourced to our advisor and certain other affiliates of our sponsor. Fees related to each of these services are accounted for based on the nature of such service and the relevant accounting literature. Fees for services performed that represent period costs of the Lightstone REIT are expensed as incurred. Such fees include acquisition fees associated with the purchase of a joint venture interest, asset management fees paid to our advisor and property management fees paid to our property manager.

Our property manager may also perform fee-based construction management services for both our re-development activities and tenant construction projects. These fees are considered incremental to the construction effort and will be capitalized to the associated real estate project as incurred in accordance with SFAS 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects. Costs incurred for tenant construction will be depreciated over the shorter of their useful life or the term of the related lease. Costs related to redevelopment activities will be depreciated over the estimated useful life of the associated project.

Leasing activity at our properties has also been outsourced to our property manager. Any corresponding leasing fees we pay will be capitalized and amortized over the life of the related lease in accordance with the provisions of SFAS 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.

Expense reimbursements made to both our advisor and property manager will be expensed or capitalized to the basis of acquired assets, as appropriate.

Lightstone SLP, LLC, an affiliate of our Sponsor, has and advises us that it intends to continue to purchase special general partner interests (“SLP Units”) in the Operating Partnership. These SLP Units, the purchase price of which will be repaid only after stockholders receive a stated preferred return and their net investment, will entitle Lightstone SLP, LLC to a portion of any regular distributions made by the Operating Partnership. Such distributions will always be subordinated until stockholders receive a stated preferred return. Lightstone SLP, LLC has received its proportional share of distributions to date; representing a 7% annualized return on the value of its SLP Units, through September 30, 2007.

Proceeds from the sale of the SLP Units are used to fund organizational and offering costs incurred by the Lightstone REIT. As of September 30, 2007, offering costs of $11.6 million have been substantially offset by $11.4 million of proceeds from the sale of SLP Units. Lightstone SLP, LLC has purchased an additional $0.2 million of SLP Units subsequent to September 30, 2007.

Income Taxes

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code in conjunction with the filing of our 2006 federal tax return. In order to qualify as a REIT, an entity must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its annual ordinary taxable income to stockholders. REITs are generally not subject to federal income tax on taxable income that they distribute to their stockholders. It is our intention to adhere to these requirements and maintain our REIT status.

As such, no provision for federal income taxes has been included in the Lightstone REIT consolidated financial statements as of September 30, 2007 and December 31, 2006. As a REIT, we still may be subject to certain state, local and foreign taxes on our income and property and to federal income and excise taxes on our undistributed taxable income.

Results of Operations

We commenced operations on February 1, 2006 upon the release of our offering proceeds from escrow. Additionally, we acquired our three initial real estate properties on March 31, 2006, June 29, 2006, and December 21, 2006, respectively. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operation of real estate and real estate related investments.

For the Nine Months Ended September 30, 2007 vs. September 30, 2006

Revenues

Total revenues increased by approximately $12.7 million to approximately $17.3 million for the nine months ended September 30, 2007 compared to $4.6 million for the same period last year. Base rents increased by approximately $10.7 million primarily as a result of our acquisition of the Belz Outlets at St. Augustine, Florida on March 31, 2006,the southeastern Michigan multi-family properties on June 29, 2006, the Oakview Plaza in Omaha, Nebraska on December 21, 2006 and the gulf coast industrial portfolio on February 1, 2007. Tenant reimbursements increased by approximately $2.0 million, as a result of our acquiring the Belz Outlets at St. Augustine, Florida on March 31, 2006, the Oakview Plaza in Omaha, Nebraska on December 21, 2006 and the Gulf Coast industrial portfolio on February 1, 2007.

Property Operating Expenses

Total expenses increased by $4.2 million, to approximately $6.2 million for the nine months ended September 30, 2007, compared to approximately $2.0 million for the same period last year. Increases in property operating expenses were primarily the result of the acquisition of new properties on March 31, 2006, June 29, 2006, December 21, 2006 and February 1, 2007, respectively.

Real Estate Taxes

Total real estate taxes increased by $1.4 million, to approximately $1.9 million for the nine months ended September 30, 2007, compared to approximately $0.5 million for the same period last year. Increases in real estate taxes were primarily the result of the acquisition of new properties on March 31, 2006, June 29, 2006, December 21, 2006 and February 1, 2007, respectively.

General and Administrative Expenses

General and administrative costs increased by approximately $2.3 million to approximately $2.9 million, primarily as a result of the payment of acquisition and legal fees in the amount of $1.6 million and $50,000, respectively, related to the Lightstone REIT’s investment in the sub lease interest to a ground lease of a Manhattan office building. In addition, we incurred asset management fees in the amount of $0.5 million related to the Lightstone REIT’s assets at September 30, 2007. General and administrative expenses for the nine months ended September 30, 2006 totaled $0.6 million. We expect general and administrative expenses to increase in the future as a result of acquisitions in future periods.

Depreciation and Amortization

Depreciation and amortization expense increased by approximately $3.3 million for the nine months ended September 30, 2007 to $4.5 million, as compared to $1.2 million at September 30, 2006 primarily due to the acquisition and financing of the properties on March 31, 2006, June 29, 2006, December 21, 2006 and February 1, 2007, respectively.

Other Income

Other income increased by approximately $1.4 million due principally to $1.1 million of interest income on the short-term investment of cumulative Offering proceeds during the nine-month period ended September 30, 2007, as well as approximately $0.3 million related to vending and other ancillary revenue sources at our properties.

Interest Expense

Interest expense increased approximately $4.9 million for the nine months ended September 30, 2007 to approximately $6.4 million, primarily as a result of the acquisition and financing of new properties on June 29, 2006, December 21, 2006 and February 1, 2007, respectively.

Equity in loss from investment in unconsolidated joint venture

A $5.9 million loss from investment in unconsolidated joint venture for the nine months ended September 30, 2007 relates to our investment in the sub lease interest to a ground lease of a Manhattan office building on January 4, 2007. There were no investments in unconsolidated joint ventures at September 30, 2006.

Minority Interest

The loss allocated to minority interests, representing approximately $168 and $73 for the nine months ended September 30, 2007 and 2006, respectively, relates to the interests in the Operating Partnership held by our Sponsor.

Comparison of the twelve months ended December 31, 2006 versus the twelve months ended December 31, 2005

Revenues

Total revenues increased 100%, or $8.3 million for the twelve months ended December 31, 2006, compared to $0 for the same period last year. Rental income increased by approximately $7.3 million primarily as a result of a retail center in St. Augustine, FL on March 31, 2006 and a portfolio of residential properties in Southeast Michigan on June 29, 2006. Tenant recovery income increased by approximately $1.0 million primarily as a result of our acquisition of the St. Augustine, FL retail property. Revenues from a retail property in Omaha, NE, acquired on December 21, 2006, were not material to our 2006 financial results.

Total Property Expenses

Total expenses increased by $7.9 million, to approximately $8.0 million, for the twelve months ended December 31, 2006, compared to $0.1 million for the same period last year. Increases in property operating expenses ($3.7 million), real estate taxes ($0.9 million), and depreciation and amortization ($2.7 million) were primarily the result of the acquisition of two new properties. Expenses attributed to a retail property acquired on December 21, 2006 were not material to our 2006 results.

General and Administrative Expenses

General and administrative costs increased by $0.7 million, to $0.8 million, primarily as a result of the payment of asset management fees, director’s and officer’s liability insurance and fees to our board of directors, auditors and attorneys. General and administrative expenses for the year ended December 31, 2005 totaled $117,571. We expect general and administrative expenses to increase in the future as a result of acquisitions in future periods. No fees of any kind were paid to the advisor for the year ended December 31, 2005.

Depreciation and Amortization

Depreciation and amortization expense increased by $2.7 million in 2006, primarily due to the acquisition and financing of two new properties. Depreciation and amortization expenses of a retail property acquired on December 21, 2006 were not material to our 2006 results.

Other Income

Other income increased by approximately $0.8 million due principally to $0.5 million of interest income on the short-term investment of cumulative Offering proceeds during the twelve-month period ending December 31, 2006 as well as $0.3 million related to vending and other ancillary revenue sources at our properties.

Interest Expense

Interest expense increased 100%, or approximately $2.6 million for the twelve months ended December 31, 2006, primarily as a result of acquisition financings.

Minority Interest

The loss allocated to minority interests of approximately $86 and $1,164 for the year ended December 31, 2006 and 2005, respectively, relates to the interests in the Operating Partnership held by our sponsor.

Comparison of the twelve months ended December 31, 2005 versus the twelve months ended December 31, 2004

We commenced our public offering in May 2005; however, we did not receive and accept the minimum offering proceeds of $2,000,000 until February 1, 2006. On that date, we received the initial proceeds from our offering, acquired an interest in the Operating Partnership and commenced operations.

We had a net loss of approximately $116,407 for the year ended December 31, 2005 due primarily to general and administrative costs ($117,571) incurred subsequent to the commencement of our offering, but prior to our commencement of real estate operations.

General and administrative expenses for the year ended December 31, 2005 totaled $117,571 as compared to $0 in 2004. We expect these expenses to increase in the future based on a full year of operations as well as increased activity as we make additional real estate investments in future periods. No fees of any kind were paid to the advisor for the year ended December 31, 2005 and December 31, 2004, respectively.

The loss allocated to minority interests of approximately $1,164 for the year ended December 31, 2005 relates to the interests in the Operating Partnership held by our sponsor.

Financial Condition, Liquidity and Capital Resources

Overview

We intend that rental revenue will be the principal source of funds to pay operating expenses, debt service, capital expenditures and dividends, excluding non-recurring capital expenditures. To the extent that our cash flow from operating activities is insufficient to finance non-recurring capital expenditures such as property acquisitions, development and construction costs and other capital expenditures, we are dependent upon the net proceeds to be received from our public offering to conduct such proposed activities. We have financed and expect to continue to finance such activities through debt and equity financings. The capital required to purchase real estate investments will be obtained from our offering and from any indebtedness that we may incur in connection with the acquisition and operations of any real estate investments thereafter.

We expect to meet our short-term liquidity requirements generally through funds received in our public offering, working capital, and net cash provided by operating activities. We frequently examine potential property acquisitions and development projects and, at any given time, one or more acquisitions or development projects may be under consideration. Accordingly, the ability to fund property acquisitions and development projects is a major part of our financing requirements. We expect to meet our financing requirements through funds generated from our public offering and long-term and short-term borrowings.

We intend to utilize leverage in acquiring our properties. The number of different properties we will acquire will be affected by numerous factors, including, the amount of funds available to us. When interest rates on mortgage loans are high or financing is otherwise unavailable on terms that are satisfactory to us, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

Our source of funds in the future will primarily be the net proceeds of our offering, operating cash flows and borrowings. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months.

As of September 30, 2007, we had $148.5 million of outstanding mortgage debt. We intend to limit our aggregate long-term permanent borrowings to 75% of the aggregate fair market value of all properties unless any excess borrowing is approved by a majority of the independent directors and is disclosed to our stockholders. We may also incur short-term indebtedness, having a maturity of two years or less.

Our charter provides that the aggregate amount of borrowing, both secured and unsecured, may not exceed 300% of net assets in the absence of a satisfactory showing that a higher level is appropriate, the approval of our board of directors and disclosure to stockholders. Net assets means our total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any excess in borrowing over such 300% of net assets level must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report to stockholders, along with justification for such excess. As of September 30, 2007, our total borrowings represented 157% of net assets.

Borrowings may consist of single-property mortgages as well as mortgages cross-collateralized by a pool of properties. Such mortgages may be put in place either at the time we acquire a property or subsequent to our purchasing a property for cash. In addition, we may acquire properties that are subject to existing indebtedness where we choose to assume the existing mortgages. Generally, though not exclusively, we intend to seek to encumber our properties with debt, which will be on a non-recourse basis. This means that a lender’s rights on default will generally be limited to foreclosing on the property. However, we may, at our discretion, secure recourse financing or provide a guarantee to lenders if we believe this may result in more favorable terms. When we give a guaranty for a property owning entity, we will be responsible to the lender for the satisfaction of the indebtedness if it is not paid by the property owning entity.

We intend to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year. Accordingly, we expect that some of the mortgages on our property will provide for fixed interest rates. However, we expect that most of the mortgages on our properties will provide for a so-called “balloon” payment and that certain of our mortgages will provide for variable interest rates. Any mortgages secured by a property will comply with the restrictions set forth by the Commissioner of Corporations of the State of California.

We may also obtain lines of credit to be used to acquire properties. These lines of credit will be at prevailing market terms and will be repaid from offering proceeds, proceeds from the sale or refinancing of properties, working capital or permanent financing. Our sponsor or its affiliates may guarantee the lines of credit although they will not be obligated to do so. We may draw upon the lines of credit to acquire properties pending our receipt of proceeds from our initial public offering. We expect that such properties may be purchased by our sponsor’s affiliates on our behalf, in our name, in order to avoid the imposition of a transfer tax upon a transfer of such properties to us.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor, our dealer manager, and our property manager during the various phases of our organization and operation. During the organizational and offering stage, these payments will include payments to our dealer manager for selling commissions and the dealer manager fee, and payments to our advisor for the reimbursement of organization and offering costs. During the acquisition and development stage, these payments will include asset acquisition fees and asset management fees, and the reimbursement of acquisition related expenses to our advisor. During the operational stage, we will pay our property manager a property management fee and our advisor an asset management fee. We will also reimburse our advisor and its affiliates for actual expenses it incurs for administrative and other services provided to us. Additionally, the Operating Partnership may be required to make distributions to Lightstone SLP, LLC, an affiliate of the advisor.

Total asset management and acquisition fees of $3.9 million and approximately $2.0 million were paid to the Advisor for the three months ended September 30, 2007 and 2006, respectively. Total asset management and acquisition fees of $11.1 million and $2.8 million were paid to the Advisor for the nine months ended September 30, 2007 and 2006. As of September 30, 2007, $0.3 million was due to our Property Manager, an affiliate of our Advisor, for the reimbursement of property level operating expenses; $0.2 million was due to the Advisor for asset management fees.

Total asset management and acquisition fees of $3.0 million and $0 were paid to the advisor for the years ended December 31, 2006 and 2005, respectively. No fees of any kind were due or paid to our advisor during 2004. As of December 31, 2006, approximately $0.5 million was due to our property manager, an affiliate of our advisor, for the reimbursement of property level operating expenses. As of December 31, 2005, approximately $0.3 million was due to the advisor for the reimbursement of commissions and dealer manager fees ($181,000), offering expenses ($45,000), expenses incurred in connection with our administration and ongoing operations ($80,000), and advances of working capital for use by the Lightstone REIT ($3,000). This amount was fully repaid during the year ended December 31, 2006.

As of September 30, 2007, we had approximately $27.8 million of cash and cash equivalents on hand, $26.4 million of marketable securities and $13.2 million of refundable real estate deposits. Our cash and cash equivalents on hand and marketable securities resulted primarily from proceeds from our Offering.

As of December 31, 2006, we had approximately $19.3 million of cash and cash equivalents on hand and $8.4 million of refundable escrow deposits. Our cash and cash equivalents on hand resulted primarily from proceeds from our Offering.

Summary of Cash Flows

The following summary discussion of our cash flows is based on the consolidated statements of cash flows and is not meant to be an all-inclusive discussion of the changes in our cash flows for the periods presented below:

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006	Year Ended December 31, 2006	Year Ended December 31, 2005	Period from June 8, 2004 (Date of Inception) to December 31, 2004
Cash flows provided by (used in) operating activities	$3,186,515	$1,102,752	$1,722,853	$(80,060)	$—
Cash flows used in investing activities	(116,656,722)	(77,609,681)	(119,467,655)	—	—
Cash flows provided by financing activities	122,019,616	90,905,176	136,820,482	79,601	205,489
	8,549,408	14,398,247
Cash, beginning of the period	19,280,710	205,030	205,030	205,489	—
Cash, end of the period	$27,830,118	$14,603,277	$19,280,710	$205,030	$205,489

Our principal source of cash flow is currently derived from the issuance of our common stock and the operation of our rental properties. We intend that our properties will provide a relatively consistent stream of cash flow that provides us with resources to fund operating expenses, debt service and quarterly dividends.

Cash flows from operating activities were generated primarily from our retail property in St. Augustine, Florida acquired in March of 2006, the four residential apartment communities we acquired in June of 2006, the Oakview Plaza in Omaha, Nebraska acquired on December 21, 2006 and the Gulf Coast industrial portfolio acquired on February 1, 2007, substantially offset by the payment of a $1.6 million acquisition fee related to our investment in a joint venture which acquired a sub-leasehold interest in a ground lease to an office building located at 1407 Broadway, New York, New York.

Our principal demands for liquidity are our property operating expenses, real estate taxes, insurance, tenant improvements, leasing costs, acquisition and development activities, debt service and distributions to our stockholders. The principal sources of funding for our operations are operating cash flows, the sale of properties, and the issuance of equity and debt securities and the placement of mortgage loans.

Cash used in investing activities of $116.4 million resulted primarily from the purchases of the Gulf Coast Industrial portfolio on February 1, 2007 and the investment in the unconsolidated joint venture, as well as a $12.4 million in refundable deposit for the option to enter into a joint venture for the purchase an industrial property in Sarasota, FL real estate and $0.8 million of funding for restricted escrows related to acquisitions completed in the fourth quarter of 2007.

Cash used in investing activities for the year ended December 31, 2006 resulted from our acquisition of two retail properties and the Southeast Michigan residential properties, the payment of $8.4 million in refundable deposits for the purchase of real estate, and our funding of $6.9 million of lender imposed escrows related to completed acquisitions.

Cash provided by financing activities for the nine months ended September 30, 2007 were primarily from mortgage financing ($53.0 million) and our issuance of common stock ($71.2 million).

Cash provided by financing activities for the year ended December 31, 2006 were primarily from mortgage financings ($95.5 million) and our issuance of common stock ($42.6 million).

Mortgages payable totaled approximately $148.5 million at September 30, 2007, and consisted of four secured loans, two of which mature in 2016, and two of which mature in 2017. The loans bear interest at a fixed annual rate of 6.09%, 5.96%, 5.49% and 5.83%, respectively. Monthly installments of interest only are required through the first 12, 60, 60 and 60 months, respectively, and monthly installments of principal and interest are required throughout the remainder of their stated terms. At their maturity, approximately $23.4 million, $37.9 million, $22.6 million and $49.3 million, respectively, will be due, assuming no prior principal prepayment. Each of the loans is secured by acquired real estate and is non-recourse to the Company.

The following table shows the mortgage debt maturing during the next five years:

	Balance of 2007	2008	2009	2010	2011	Thereafter	Total
Fixed rate mortgages	$124,114	$344,388	$365,957	$388,876	$661,414	$146,494,461	$148,379,210

New Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115 (“SFAS No. 159”). This standard permits entities to choose to measure many financial instruments and certain other items at fair value and is effective for the first fiscal year beginning after November 15, 2007. We do not expect SFAS No. 159 to have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement clarifies that market participant assumptions include assumptions about risk, for example, the risk inherent in a particular valuation technique used to measure fair value (such as a pricing model) and/or risk inherent in the inputs to the valuation technique. This Statement clarifies that market participant assumptions also include assumptions about the effect of a restriction on the sale or use of an asset. This Statement also clarifies that a fair value measurement for a liability reflects its nonperformance risk. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are currently evaluating the impact that the adoption of SFAS No. 157, but do not expect the adoption of SFAS No. 157 will have a material effect on our consolidated financial statements.

In June 2006, the FASB issued FIN No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. We adopted FIN 48 effective January 1, 2007. The adoption of FIN 48 did not have a material impact on our financial position, results of operation, or cash flows. As of June 30, 2007, we had no material uncertain income tax positions. The tax years 2004 through 2006 remain open to examination by the major taxing jurisdictions to which the Company is subject.

In June 2007, the AICPA issued Statement of Position (“SOP”) 07-1, Clarification of the Scope of the Audit and Accounting Guide, Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies. SOP 07-1 provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide, “Investment Companies” (“the Guide”) and when companies that own or have significant stakes in investment companies should and should not retain, in their financial statements, the specialized industry accounting under the Guide. Management has not yet determined if SOP 07-1 is applicable to the Company’s investments in real estate ventures and what impact, if any, the application of SOP 07-1 will have on our consolidated financial statements. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2007, and interim periods within those fiscal years.

DESCRIPTION OF SECURITIES

We were incorporated under the laws of the State of Maryland. Your rights are governed by Maryland law, our charter and our bylaws. The following summary of the terms of our stock is only a summary and you should refer to our charter and bylaws for a full description. Copies of our charter and bylaws are filed as part of the registration statement of which this prospectus is a part.

Authorized Stock

Our charter provides that we may issue up to 60,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of December 31, 2007, we had approximately 13.6 million shares of common stock outstanding and no preferred stock outstanding.

Our charter contains a provision permitting our board of directors, without any action by the stockholders, to amend the charter to increase or decrease the aggregate number of shares of common stock or preferred stock that we are authorized to issue and to change the aggregate number of shares, change the number of shares of any class or series of stock we have the authority to issue, and classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such stock.

We believe that the power of the board of directors to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional common stock or preferred stock will generally be available for issuance without further action by our stockholders.

Common Stock

All of the common stock we are offering will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the ownership and transfer of shares of our stock, holders of our common stock will be entitled to receive distributions if authorized by our board of directors and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock can elect all of the directors then standing for election, and the holders of the remaining common stock will not be able to elect any directors.

Holders of our common stock have no conversion, sinking fund, redemption or exchange rights, and have no preemptive rights to subscribe for any of our securities. Maryland law provides that a stockholder has appraisal rights in connection with some transactions. However, our charter provides that the holders of our stock do not have appraisal rights unless a majority of the board of directors determines that such rights shall apply. Shares of our common stock have equal dividend, distribution, liquidation and other rights.

Under our charter, we cannot make some material changes to our business form or operations without the approval of stockholders holding at least a majority of the shares of our stock entitled to vote on the matter. These include (1) amendment of our charter, (2) our liquidation or dissolution, (3) our reorganization, and (4) our merger, consolidation or the sale or other disposition of our assets. Share exchanges in which we are the acquirer, however, do not require stockholder approval.

Our Bylaws provide that the election of directors requires a majority of all the votes present at a meeting of our stockholders at which a quorum is present. Our charter provides that the affirmative vote of the holders of a majority of our outstanding common stock may remove any director with or without cause.

Our registrar and transfer agent will be Gemisys Corporation.

Preferred Stock

Shares of preferred stock may be issued in the future in one or more series as authorized by our board of directors. Prior to the issuance of shares of any series, the board of directors is required by our charter to fix the number of shares to be included in each series and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. Because our board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, it may provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Issuance of Additional Securities and Debt Instruments

Our directors are authorized to issue additional stock or other convertible securities for cash, property or other consideration on such terms as they may deem advisable. Subject to restrictions in our charter, our directors may cause us to issue debt obligations on such terms and conditions as they may determine, including debt with the right to convert into stock. Subject to certain restrictions, our directors may also cause us to issue, options and rights to buy our common stock on such terms as they deem advisable to our stockholders, as part of a financing arrangement, or pursuant to stock option plans. Our directors may cause us to issue warrants, options and rights to buy our common stock even though their exercise could result in dilution in the value of our outstanding common stock.

Restrictions on Issuance of Securities

Our charter provides that we will not issue:

•	equity securities which are redeemable solely at the option of the holder;
•	debt securities unless the historical debt service coverage in the most recently completed fiscal year is sufficient to properly service the higher level of debt;
•	options or warrants to purchase stock to our advisor, sponsor, director(s) or any affiliates of our advisor, sponsor or directors except on the same terms as sold to the general public and in an amount not to exceed 10% of our outstanding common or preferred stock on the date of grant of any options or warrants; or
•	equity securities on a deferred payment basis or similar arrangement.

The charter also provides that we will not issue non-voting or assessable common stock or warrants, options or similar evidences of a right to buy stock unless they are issued to all holders of stock ratably, as part of a financing arrangement or as part of a stock option plan to our or our affiliates’ directors, officers or employees.

Restrictions on Ownership and Transfer

The resale of our shares may be restricted by limitations on transferability of shares imposed by state suitability standards or blue sky laws. Specifically, the REIT sponsors must establish minimum income and net worth standards for purchasers of shares in REITs for which there is not likely to be a substantial and active secondary market, such as us. The Guidelines require a sponsor to propose minimum income and net worth standards that are reasonable given the type of REIT and risk associated with the purchase of shares. REITS with greater investor risk must have minimum standards with a substantial net worth requirement. Generally, unless a particular state regulator decides otherwise, stockholders must have a minimum annual gross income of $45,000 and a minimum net worth of $45,000, or a minimum net worth of $150,000. For specific states with increased minimum income and net worth requirements, see the page immediately following the cover page of this prospectus.

In order to qualify as a REIT under the Internal Revenue Code, among other things, our charter provides that, subject to exceptions described below, no person may beneficially own, or be deemed to beneficially own by virtue of the attribution provisions of the Internal Revenue Code, (i) more than 9.8% in value of our aggregate outstanding stock, (ii) more than 9.8%, in number of shares or value, whichever is more restrictive, of our outstanding common stock or (iii) our capital stock to the extent that such ownership would result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, ownership that would result in us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code). Our charter further provides that any transfer of our common stock or preferred stock that would result in our common stock and preferred stock being beneficially owned by fewer than 100 persons shall be null and void, and the intended transferee will not acquire any rights in the common stock or preferred stock intended to be transferred.

Subject to the exceptions described below, to the extent that any person beneficially owns our common or preferred stock in excess of the 9.8% ownership limit or that would cause us to be “closely held” within the meaning of the Code or would otherwise cause us to fail to qualify as a REIT, such shares will be transferred automatically by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us. The trustee will be a person unaffiliated with us who is designated by us. The automatic transfer will be effective as of the close of business on the business day prior to the date of the transfer. Within 20 days of receiving notice from us of the transfer of shares to the trust, we will authorize the trustee of the trust to sell the shares held in the trust to a person or entity who could own such shares without violating the ownership limit. The trustee will distribute to the prohibited transferee an amount equal to the lesser of the price paid by the prohibited transferee for the shares held in the trust or the sales proceeds received by the trust for such shares.

In the case of any shares held in the trust resulting from any event other than a transfer or from a transfer for no consideration, such as a gift, the trustee will be required to sell the shares held in the trust to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of the market price of the shares held in the trust as of the date of the event or the sales proceeds received by the trust for the shares held in the trust. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner, as applicable, will be distributed to the beneficiary. Prior to a sale of any of the shares by the trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividend and other distributions paid by us with respect to the shares, and also will be entitled to exercise all voting rights with respect to the shares. Subject to the MGCL, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority, in its sole discretion to:

•	rescind as void any vote cast by a prohibited transferee or prohibited owner, as applicable, prior to the discovery by us that such shares have been transferred to the trust; and
•	recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary.

However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the prohibited transferee or prohibited owner prior to the discovery by us that such shares had been automatically transferred to a trust as described above, will be required to be repaid to the trustee upon demand for distribution to the beneficiary. In the event that the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the ownership limit or such other limit as provided in the charter or as otherwise permitted by the board of directors, our charter provides that the transfer of the excess shares will be voided.

In addition, our shares which are held in trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share on the transaction that resulted in such transfer to the trust, or, in the case of a gift, the market price at the time of the gift; and
•	the market price on the date we accept such offer.

We shall have the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon such a sale to us, the interest of the beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited transferee or prohibited owner.

Our charter requires all persons who directly or indirectly beneficially own more than 5%, or any lower percentages as required pursuant to regulations under the Internal Revenue Code, of our outstanding common and preferred stock, within 30 days after December 31 of each year, to provide to us a written statement stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are held. In addition, each beneficial owner must provide to us any additional information as we may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT and to ensure compliance with the 9.8% ownership limit.

Our board of directors may exempt a person from the 9.8% ownership limit upon certain conditions. However, our board of directors may not grant an exemption from the 9.8% ownership limit to any proposed transferee whose beneficial ownership of our common and preferred stock in excess of the ownership limit would result in the termination of our status as a REIT.

Prior to the listing of our shares on a national stock exchange, the quotation of our shares on NASDAQ or the trading of our shares in the over-the-counter market, we will not issue share certificates except to stockholders who make a written request to us therefor. Until such time, ownership of our shares will be recorded by us in book-entry form. Once issued, all certificates representing any shares of our common or preferred stock will bear a legend referring to the restrictions described above.

Provisions of Maryland Law and Our Charter and Bylaws

The following paragraphs summarize material provisions of Maryland law and of our charter and bylaws. The following summary does not purport to be complete, and you should review our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is part.

Business Combinations.  Under Maryland law, some business combinations (including a merger, consolidation, share exchange or, under some circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation’s shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an interested stockholder) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board of directors. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the Maryland business combination statute) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board, by resolution, has exempted any business combinations involving us and The Lightstone Group or any of its affiliates from these provisions. As a result, the five-year prohibition and the super-majority vote requirement will not apply to any business combinations between any affiliate of The

Lightstone Group and us. As a result, any affiliate of The Lightstone Group may be able to enter into business combinations with us, which may or may not be in the best interests of the stockholders.

Control Share Acquisition.  With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares (1) owned by the acquiring person, (2) owned by officers, and (3) owned by employees who are also directors. Control shares mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our shares of stock. We cannot assure that such provision will not be amended or eliminated at any time in the future.

SHARES ELIGIBLE FOR FUTURE SALE

Shares to be Outstanding or Issuable upon Exercise or Conversion of Other Outstanding Securities

Upon the completion of the offering and the consummation of the formation transactions and subject to the assumptions set forth below, we expect to have outstanding 34,000,000 shares of common stock. This includes:

•	the 20,000 shares issued to our advisor; and
•	the 4,000,000 shares sold pursuant to our distribution reinvestment program and registered on the registration statement of which this prospectus forms a part;

and assumes that:

•	we sell all 30,000,000 shares of common stock offered on a best efforts basis in this offering; and

•	we sell all 4,000,000 shares to be issued pursuant to our distribution reinvestment program.

We have reserved 75,000 shares for issuance upon exercise of options which may be granted pursuant to our stock option plan.

Subject to the provisions of our charter, we could issue an undetermined number of shares of common or preferred stock:

•	directly for equity interests in real properties;
•	upon exchange of any units of limited partnership interest in the operating partnership, including units issued in exchange for equity interests in real properties; or
•	upon exchange of any interests in entities that own our properties or in other companies we control, which might be issued for equity interests in real properties.
•	All of the common stock we are offering by this prospectus will be freely tradable in the public market, if any, without restriction or limitation under the Securities Act of 1933 by persons other than our affiliates and soliciting dealers considered underwriters. However, the common stock will be subject to the restrictions explained under “Description Of Securities — Restrictions on Ownership and Transfer.”

Securities Act Restrictions

The common stock owned by our affiliates and the common stock issuable upon exchange of limited partnership units will be subject to Rule 144 promulgated under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144.

In general, under Rule 144, a person, or persons whose common stock is aggregated with them in accordance with Rule 144, who has beneficially owned securities acquired from an issuer or an affiliate of the issuer for at least one year, would be entitled, within any three-month period, to sell a number of shares of common stock that does not exceed the greater of (1) 1% of the then-outstanding number of shares or (2) the average weekly reported trading volume of the common stock on a national securities exchange or market during the four calendar weeks preceding each sale. Sales under Rule 144 must be transacted in a specific manner and must meet requirements for public notice as well as public information about us. Any person who (1) is not deemed to have been our affiliate at any time during the three months preceding a sale, and (2) has beneficially owned our common stock for at least six months, would be entitled to sell the common stock under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements. An affiliate, for purposes of the Securities Act, is a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or under common control with, us.

Stock Option Plan

We have established a stock option plan for the purposes of attracting and retaining independent directors, to our company. See “Management — Stock Option Plan” for additional information regarding the stock option plan. We intend to register the common stock to be issued under stock option plan in a registration statement or statements on Form S-8.

Effect of Availability of Shares on Market Price of Shares

Prior to the date of this prospectus, there has been no public market for our common stock. We cannot assure that a public market for our common stock will develop. We cannot predict that future sales of common stock, including sales pursuant to Rule 144, or the availability of common stock for future sale will have on the market price, if any, prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon the exercise of options or the exchange of limited partnership units or other interests, or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock and impair our ability to obtain additional capital through the sale of equity securities. See “Risk Factors — Investment Risks.” For a description of restrictions on transfer of common stock, see “Description of Securities — Restrictions on Ownership and Transfer.” Also, see the following paragraphs regarding exchange and registration rights pertaining to limited partnership units.

Exchange Rights

Limited partners in the operating partnership will have the ability to exchange their limited partnership units into cash equal to the fair market value of one share of our common stock, or, at our option, shares of our common stock. See “Operating Partnership Agreement — Limited Partner Exchange Rights.”

See also “Operating Partnership Agreement — Extraordinary Transactions” for a discussion of exchange rights triggered by mergers and other major transactions.

Similar exchange rights may be given to holders of other classes of units in the operating partnership and to holders of interests in other companies we control, if any.

Any common stock issued to a limited partner upon exchange of limited partnership units may be sold only pursuant to an effective registration under the Securities Act or pursuant to any available exemption from such registration, such as Rule 144 promulgated under the Securities Act.

Limited partnership unit holders cannot exchange units for shares within one year of issuance.

Registration Rights

In the future we expect to grant “demand” and/or “piggyback” registration rights to (1) stockholders receiving our common stock directly for their equity interests in our assets, (2) limited partners receiving units of limited partnership interest in the operating partnership for their interests in properties, and (3) persons receiving interests in any real property partnership for their interests in real properties. These rights will be for registration under the Securities Act of any of our common stock acquired by them directly or upon exchange of their units or interests in the applicable partnership. The terms and conditions of any agreements for registration rights will be negotiated and determined at such future time as we determine advisable in connection with the acquisition of one or more properties.

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

Each stockholder is bound by and deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder. Our organizational documents consist of our articles of incorporation, or charter, and bylaws. The following is a summary of material provisions of our organizational documents and does not purport to be complete. Our organizational documents are filed as exhibits to our registration statement of which this prospectus is part. See “Where You Can Find More Information.”

Our charter in its present form was filed with the State Department of Assessments and Taxation of Maryland and became effective on July 6, 2004. The bylaws in their present form became operative when our board of directors approved them as of June 29, 2004. Neither our charter nor bylaws have an expiration date. As a result, they will remain effective in their current form throughout our existence, unless they are amended. Upon effectiveness of this registration statement with the SEC, we will hold the first meeting of our board of directors, where a majority of our directors and of our independent directors will review and ratify our charter.

CHARTER AND BYLAW PROVISIONS

The stockholders’ rights and related matters are governed by our charter and bylaws and Maryland law. Some provisions of the charter and bylaws, summarized below, may make it more difficult to change the composition of our board of directors and could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Stockholders’ Meetings

Our bylaws provide that an annual meeting of the stockholders will be held on the date in the month of July in each year that the board of directors may determine, but not less than 30 days after the delivery of our annual report to stockholders. The purpose of each annual meeting of the stockholders is to elect directors and to transact any other proper business. The chairman, the president, the chief executive officer, a majority of the directors or a majority of the independent directors may call a special meeting of the stockholders. The secretary must call a special meeting when stockholders holding 10% or more of the outstanding shares entitled to vote make a written request for a meeting. The written request may be delivered in person or by mail and must state the purpose(s) of the meeting and matters proposed to be acted upon at the meeting. The meeting will be held on a date not less than 15 nor more than 60 days after the distribution of the notice for such meeting, at the time and place specified in the stockholder request. Except as provided in the preceding sentence, we will give notice of any annual or special meeting of stockholders not less than 10 nor more than 90 days before the meeting. With respect to special meetings, the notice will state the purpose of the meeting and the matters to be acted upon. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares will constitute a quorum.

Board of Directors

Our bylaws provide that we may not have less than three or more than nine directors. A majority of the directors must be independent directors. (See “Our Directors and Executive Officers — Committees of Our Board of Directors”). Any vacancy on the board of directors may be filled by a majority of the remaining directors, whether or not the remaining directors constitute a quorum, except that upon a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors must nominate a replacement. Any director may resign at any time and may be removed with or without cause at a meeting called for that purpose by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote generally for the election of directors.

A director must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets we are acquiring. At least one of the independent directors must have three years of relevant real estate experience. At least one of the independent directors must be a financial expert, with at least three years of equivalent financial experience.

Stockholder Voting Rights

Each share of our common stock has one vote on each matter submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights or preemptive rights. Stockholders may vote in person or by proxy.

Directors are elected when they receive a majority of the votes cast in person or by proxy at a stockholders’ meeting, provided there was a quorum when the meeting commenced. A quorum is obtained when the stockholders holding a majority of the aggregate number of shares entitled to be voted are present in person or by proxy. Any or all directors may be removed, with or without cause, at a meeting called for that purpose, by the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote generally for the election of directors. A majority of all the votes cast at a meeting of stockholders at which a quorum is present is sufficient to approve any other matter unless our charter or the MGCL require otherwise. Unless the charter of the corporation provides otherwise (which ours does not), Maryland law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by the unanimous written consent of all common stockholders (which may be impracticable for a publicly held corporation).

A majority of the then outstanding shares may, without the necessity for concurrence by our board of directors, vote to:

•	amend our charter;
•	remove directors; or
•	dissolve or liquidate.

The approval of our board of directors and of holders of at least a majority of the outstanding voting shares of equity stock is necessary for us to do either of the following:

•	transfer all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution; or
•	with certain exceptions, engage in mergers, consolidations or share exchanges.

Neither the advisor, the directors, nor any of their affiliates may vote their shares of stock or consent on matters submitted to the stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. For purposes of determining the necessary percentage in interest of shares needed to approve a matter on which the advisor, the directors and any of their affiliates may not vote or consent, the shares of our common stock owned by them will not be included.

Stockholder Lists; Inspection of Books And Records

Any stockholder or his designated representative will be permitted access to all of our records at all reasonable times and may inspect and copy any of them for a reasonable charge for the purposes specified below. We maintain an alphabetical list of names, record addresses and business telephone numbers, if any, of all stockholders with the number of shares held by each at our principal office. The stockholder list is updated at least quarterly and is open for inspection by a stockholder or his designated agent at the stockholder’s request. A stockholder may request a copy of the stockholder list to find out about matters relating to the stockholder’s voting rights and their exercise under federal proxy laws. We will mail the stockholder list to any stockholder requesting it within 10 days of receiving the request. We may impose a reasonable charge for expenses incurred in reproducing the list.

If our advisor or board of directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, then in accordance with applicable law and our charter, the advisor and the directors will be liable to the stockholder who requested the list. Their liability will include the costs, including reasonable attorneys’ fees, incurred by the stockholder in compelling the production of the list and actual damages suffered by the stockholder because of the refusal or neglect. However, the fact that the actual purpose of the request is to secure the list for the purpose of selling it, or using it for a commercial purpose unrelated to such stockholder’s interest in us is a defense against liability for refusal to supply the list. We may require the stockholder requesting the list to represent that the stockholder list is not requested for a commercial purpose unrelated to the stockholder’s interest in us.

Under Maryland law, one or more persons who together are and for at least six months have been, stockholders holding at least five percent of any class of our outstanding stock may, upon written request, inspect and copy our stock ledger.

Amendment of the Organizational Documents

Our charter may be amended, after a declaration by the board of directors that the amendment is advisable and approval by the affirmative vote of holders of a majority of all votes entitled to be cast on the matter. Our bylaws may be amended in a manner not inconsistent with the charter by a majority vote of the directors.

Dissolution or Termination

We may be dissolved after a declaration by the board of directors that dissolution is advisable and the approval of a majority of the outstanding shares of stock entitled to vote on the matter. If our shares are listed on a national stock exchange, quoted by The Nasdaq Stock Market or traded in the over-the-counter market by the tenth anniversary of termination of our initial public offering, we shall continue perpetually unless dissolved pursuant to any applicable provision of the MGCL. If not, our board of directors must either (a) adopt a resolution that proposes an extension or elimination of this deadline by amendment to our charter, declares that such amendment is advisable and directs that the proposed amendment be submitted for consideration at a stockholder meeting, or (b) adopt a resolution that declares that a proposed liquidation and dissolution is advisable and mandates submission of the proposed plan of liquidation for consideration at a stockholder meeting. If our stockholders do not approve the amendment sought by our board of directors, then our board of directors shall seek the plan of liquidation described above. If our stockholders do not then approve the plan of liquidation, we shall continue our business. If our board of directors initially seeks the plan of liquidation and our stockholders do not approve the resolution, then our board of directors shall seek the charter amendment extending the ten-year deadline. If our stockholders do not then approve the amendment, we shall continue our business.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to our annual meeting of stockholders, nominations for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;
•	by or at the direction of our board of directors; or
•	by a stockholder who was a stockholder of record both at the time of giving notice of such nomination or proposal of business and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in the bylaws.

Our bylaws also provide that, with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations for election to the board of directors may be made only:

•	pursuant to our notice of the meeting;
•	by or at the direction of the board of directors; or
•	provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving notice of such nomination or proposal of business and at the time of the meeting, who is entitled to vote at the meeting and who complied with the advance notice procedures set forth in the bylaws.

A stockholder nomination or proposal of business in connection with an annual meeting must provide the information required in our bylaws and be delivered to our secretary at our principal executive offices:

•	not less than 120 days nor more than 150 days before the first anniversary of the date on which we first mailed our notice of meeting for the prior year’s annual meeting; or
•	in the event that the maximum or minimum number of directors is increased or decreased and there is no public announcement of such action at least 130 days before the first anniversary of the date on which we first mailed our notice of the preceding year’s annual meeting, with respect to nominees for any new positions created by such increase, not later than the close of business on the tenth day following the day on which such public announcement is first made.

A stockholder nomination or proposal of business for a special meeting must provide the information required in our bylaws and be delivered to our secretary at our principal executive offices:

•	not earlier than the 120th day prior to the special meeting; and
•	not later than the close of business on the later of the 90th day prior to the special meeting or the tenth day following the first public announcement of the special meeting and the nominees proposed by the board of directors to be elected at the meeting.

Restrictions on Conversion Transactions and Roll-Ups

A roll-up entity is a partnership, REIT, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed roll-up transaction. A roll-up does not include (1) a transaction involving securities that have been listed on a national securities exchange including The NASDAQ Stock Market — NASDAQ National Market for at least 12 months, or (2) a transaction involving our conversion to a trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

•	stockholders’ voting rights;
•	our term of existence;
•	sponsor or advisor compensation; or
•	our investment objectives.

In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no current or prior business or personal relationship with our advisor or directors and who is a qualified appraiser of real estate of the type held by the Company or of other assets determined by our board of directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold. We will include a summary of the appraisal, indicating all material assumptions underlying it, in a report to our stockholders in connection with a proposed roll-up. We may not participate in any proposed roll-up which would:

•	result in the stockholders having rights which are more restrictive to stockholders than those provided in our charter, including any restriction on the frequency of meetings;
•	result in the stockholders having less voting rights than are provided in our charter;
•	result in the stockholders having greater liability than provided in our charter;
•	result in the stockholders having fewer rights to receive reports than those provided in our charter;
•	result in the stockholders having access to records that are more limited than those provided for in our charter;
•	include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;
•	limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor; or
•	place any of the costs of the transaction on us if the roll-up is not approved by the stockholders.

Stockholders who vote “no” on the proposed roll-up will have the choice of:

•	accepting the securities of the roll-up entity offered; or
•	either remaining as our stockholders and preserving their interests on the same terms and conditions as previously existed or receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

These provisions in our charter could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Limitation on Total Operating Expenses

Our charter provides that, subject to the conditions described herein, reimbursement to the advisor for total operating expenses (excluding property level operating expenses) in any four consecutive fiscal quarters shall not exceed the greater of 2% of our average invested assets or 25% of our net income. Our independent directors have the responsibility to limit our annual total operating expenses to amounts that do not exceed these limits. Our independent directors may, however, determine that a higher level of total operating expenses is justified for such period because of unusual and non-recurring expenses. Such a finding by our independent directors and the reasons supporting it shall be recorded in the minutes of meetings of our board of directors. If at the end of any fiscal quarter our total operating expenses for the 12 months then ended are more than 2% of average invested assets or more than 25% of net income, whichever is greater, as described above, we will disclose this in writing to the stockholders within 60 days of the end of the fiscal quarter. If our independent directors conclude that higher total operating expenses are justified, the disclosure will also contain an explanation of the conclusion. If total operating expenses exceed the limitations described above and if our directors are unable to conclude that the excess was justified, then the advisor will reimburse us the amount by which the aggregate annual total operating expenses we paid or incurred exceed the limitation. Our advisor must make the reimbursement within 60 days after the end of such fiscal quarter.

Transactions with Affiliates

Our charter imposes restrictions on transactions between us and our advisor, sponsor and any director or their affiliates as follows:

(1)	Sales and Leases to Us. We will not purchase property from our sponsor, advisor, directors or any of their affiliates.
(2)	Sales and Leases to Sponsor, Advisor, Director or any Affiliate. Our sponsor, advisor, director or any of their affiliates will not acquire assets from us unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as being fair and reasonable to us. We may lease assets to our sponsor, advisor, director or any of their affiliates, but still only if a majority of the disinterested directors, including a majority of disinterested independent directors, approves it as fair and reasonable to us.
(3)	Loans. We will not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any of our directors or executive officers. We will not make loans to our sponsor, advisor, or any of their affiliates except as provided in clause (4) under “— Restrictions on Investments” below in this section, or to our wholly owned subsidiaries. Also, we may not borrow money from our sponsor, advisor, directors or any of their affiliates, unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.
(4)	Investments. We will not invest in joint ventures with our sponsor, advisor, directors or any of their affiliates, unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint ventures.
(5)	Other Transactions. All other transactions between us and our sponsor, advisor, directors or any of their affiliates, require approval by a majority of disinterested directors, including a majority of disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Restrictions on Borrowing

Our aggregate borrowings, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by our board of directors at least quarterly. We anticipate that, in general, aggregate long-term permanent borrowings will not exceed 75% of the aggregate fair market value of all properties. This anticipated amount of leverage will be achieved over time and we may also incur short-term indebtedness, having a maturity of two years or less. In addition, our charter provides that the aggregate amount of borrowing (both long- and short-term) in relation to our net assets will, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of net assets. Any excess in borrowing over such 75% of fair market value or 300% of net assets levels will be:

•	approved by a majority of our independent directors and
•	disclosed to stockholders in our next quarterly report, along with justification for such excess.

In addition, our charter prohibits us from making or investing in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed 85% of the property’s appraised value, unless substantial justification exists and the loans would not exceed the property’s appraised value. See “Investment Objectives and Policies —  Borrowing.”

Restrictions on Investments

In addition to other investment restrictions imposed by our directors from time to time consistent with our objective to continue to qualify as a REIT, we will observe the following restrictions on our investments as set forth in our charter:

(1)	Not more than 10% of our total assets will be invested in unimproved real property. For purposes of this paragraph, “unimproved real properties” does not include properties acquired for the purpose of producing rental or other operating income, properties under construction and properties for which development or construction is planned within one year.
(2)	We will not invest in commodities or commodity future contracts. This limitation does not apply to interest rate futures when used solely for hedging purposes in connection with our ordinary business of investing in real estate assets and mortgages.
(3)	We will not invest in contracts for the sale of real estate unless in recordable form and appropriately recorded.
(4)	Mortgage indebtedness on any property shall not exceed the appraised value of the property.
(5)	We will not invest in equity securities unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable. Investments in entities affiliated with our advisor, the sponsor, any director or their affiliates are subject to the restrictions on joint venture investments.
(6)	We will not engage in any short sale nor will we borrow on an unsecured basis if the borrowing will result in an asset coverage of less than 300%, unless the borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our subsequent quarterly report, along with justification for such excess.
(7)	To the extent we invest in properties, a majority of the directors will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, or if an asset is acquired from our advisor, one or more of our directors, our sponsor or any of their affiliates, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors. In addition, the advisor may purchase on our account, without the prior approval of the board of directors, properties whose purchase price is less than $15,000,000, if the following conditions are satisfied:
•	The investment in the property would not, if consummated, violate our investment guidelines;
•	The investment in the property would not, if consummated, violate any restrictions on indebtedness; and
•	The consideration to be paid for such properties does not exceed the fair market value of such properties, as determined by a qualified independent real estate appraiser selected by the advisor and acceptable to the independent directors.
(8)	We will not engage in trading, as compared with investment activities.
(9)	We will not engage in underwriting activities, or distribute as agent, securities issued by others.
(10)	We will not acquire securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in the foregoing clauses (1) through (9).
(11)	We will not invest in foreign currency or bullion.

Subject to the above restrictions and so long as we qualify as a REIT, a majority of our directors, including a majority of our independent directors, may alter the investment policies if they determine that a change is in our best interests. In addition, if we fail to so qualify, our stockholders must vote on any such changes.

We intend to invest in a manner so that we are not considered an “investment company” as defined in the Investment Company Act of 1940. See “Investment Objectives and Policies — Regulatory Aspects of Our Investment Strategy.”

Compensation Restrictions

As discussed, our compensation structure differs from that of other REITs. In order to comply with the compensation provisions contained in the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., which we also refer to as the NASAA REIT Guidelines and for the benefit of our stockholders, our charter limits acquisition fees, acquisition expenses and asset management fee paid to the advisor, and subordinated payments by the operating partnership to our sponsor and Lightstone SLP, LLC, collectively. Specifically, our charter prohibits the total of those expenditures from exceeding (i) six percent of all properties’ aggregate gross contract purchase price, (ii) as determined annually, the greater, in the aggregate, of two percent of average invested assets or twenty-five percent of our net income after reducing such asset management amount by those total operating expenses as defined in the NASAA REIT Guidelines that exclude the asset management amount, (iii) disposition fees, if any, of up to three percent of the contract sales price of all properties that we sell and (iv) fifteen percent of net sales proceeds, if any, remaining after we pay our stockholders an aggregate amount sufficient to repay their shares’ initial issue price plus six percent of that issue price per annum, cumulative.

In order to ensure our continued compliance with these restrictions, our charter requires us annually to prepare a comparison between our compensation structure and the compensation structure prescribed by the NASAA REIT Guidelines. Certain state securities regulators require us to deliver this comparison for their review on a regular basis. If the comparison indicates that our proceeds exceed those allowed by the NASAA REIT Guidelines, our charter requires us to return any excess proceeds to our stockholders within 30 days of making the comparison.

OPERATING PARTNERSHIP AGREEMENT

The following is a summary of the agreement of limited partnership of Lightstone Value Plus REIT LP. This summary and the descriptions of its provisions elsewhere in this prospectus, are qualified by the operating partnership agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See “Where You Can Find Additional Information.”

Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for limited partnership units rather than for cash or common stock. By this, the seller is able to defer some or all of the potential taxable gain on the transfer. From the seller’s point of view, there are also differences between the ownership of common stock and units. Some of the differences may be material to investors because they impact the form of business organization, distribution rights, voting rights, transferability of equity interests received and federal income taxation.

Description of Partnership Units

Partnership interests in the operating partnership are divided into “units.” Initially, the operating partnership will have two classes of units: general partnership units and limited partnership units. General partnership units represent an interest as a general partner in the operating partnership and we will hold them as general partner. In return for our initial capital contribution of $200,000 the operating partnership issued to us 20,000 general partnership units.

Limited partnership units represent an interest as a limited partner in the operating partnership. The operating partnership may issue additional units and classes of units with rights different from and superior to those of general partnership units or limited partnership units without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

For each limited partnership common unit received, investors generally will be required to contribute money or a property with a net equity value determined by the general partner. Holders of limited partnership units will not be obligated to make additional capital contributions to the operating partnership. Furthermore, they will not have the right to make additional capital contributions to the operating partnership or the right to purchase additional units without our consent as general partner. For further information on capital contributions, see “— Capital Contributions” in this section. Limited partners who do not participate in the management of the operating partnership generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions by virtue of their status as limited partners. We, however, as the general partner of the operating partnership, are liable for any unpaid debts and liabilities.

Limited partners do not have the right to participate in the management of the operating partnership. The voting rights of the limited partners are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each limited partnership common unit has one vote. See “— Management of the Operating Partnership” in this section for a more detailed discussion of this subject.

In general, each limited partnership common unit will share equally in distributions from the operating partnership when as general partner we may declare distributions in our sole discretion. They will also share equally in the assets of the operating partnership legally available for distribution upon its liquidation after payment of all liabilities and establishment of reserves and after payment of the preferred return owed to holders of limited partnership preferred units, if any. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for federal income tax purposes will be allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. See “Federal Income Tax Considerations — Income Taxation of the Partnerships and Their Partners” for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partnership common unit holders. See “— Issuance of Additional Units” and “— Distributions” in this section; and also see “Federal Income Tax Considerations — Income Taxation of the Partnerships and Their Partners” for a more detailed explanation of these matters.

Under certain circumstances, holders of limited partnership units may not transfer their interests without the consent of the general partner. See “— Transferability of Interests” in this section for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers. After owning a limited partnership common unit for one year, limited partnership common unit holders generally may, subject to restrictions, exchange limited partnership units into cash or, at our option, shares of common stock. See “— Limited Partner Exchange Rights” in this section for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon their exercise. These exchange rights are accelerated in the case of some extraordinary transactions. See “— Extraordinary Transactions” in this section for an explanation of the exchange rights under those circumstances. For a description of registration rights which may in the future be granted to holders of limited partnership units, see “Shares Eligible for Future Sale — Registration Rights.”

Special General Partner Interests

Our operating partnership will issue special general partner interests to Lightstone SLP, LLC, which is controlled by our sponsor, in exchange for an amount equal to all expenses, dealer manager fees and selling commissions that we incur in connection with our organization and this offering (up to a maximum of 10% of our offering proceeds). The proceeds of this offering that will be contributed by us to our operating partnership will be reduced by the amount that is paid by our sponsor to the operating partnership in exchange for the special partner interest. The special general partner will have the right to consent to management decisions of the general partner.

Regular Distributions

This section describes the apportionment of any regular distributions that the operating partnership may make. At each stage of distribution, a different apportionment method commences or terminates, as applicable, when a particular party or parties have received a specific amount of distributions. The return calculations described below apply to all regular distributions received and not the specific distribution being made. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to Lightstone SLP, LLC and to us, which we will then distribute to our stockholders, and results in all subsequent regular distributions being made pursuant to the allocation method triggered by that or later thresholds.

Distributions Until 7% Stockholder Return Threshold is Achieved

Regular distributions will be made initially to us, which we will distribute to the holders of our common stock until these holders have received dividends equal to a cumulative non-compounded return of 7% per year on their net investment. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties. Until this 7% threshold is reached, our operating partnership will not pay to Lightstone SLP, LLC any distributions with respect to the purchase price of the special general partner interests that it received in exchange for agreeing to pay the costs and expenses of this offering, including dealer manager fees and selling commissions.

Distributions Until 7% Lightstone SLP, LLC Return Threshold is Achieved

After this 7% threshold is reached, our operating partnership will make all of its distributions to Lightstone SLP, LLC until our sponsor receives an amount equal to a cumulative non-compounded return of 7% per year on the purchase price of the special general partner interests.

Distributions Until 12% Stockholder Return Threshold is Achieved

After this second 7% threshold is reached and until the holders of our common stock have received dividends in an amount equal to a cumulative non-compounded return of 12% per year on their net investment (including, for the purpose of the calculation of such amount, the amounts equaling a 7% return on their net investment described in the first paragraph of this section), 70% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 30% of such amount will be payable by our operating partnership to Lightstone SLP, LLC. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties.

Distributions After 12% Stockholder Return Threshold is Achieved

After this 12% threshold is reached, 60% of the aggregate amount of any additional distributions by our operating partnership will be payable to us, which we will distribute to the holders of our common stock (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), and 40% of such amount will be payable by our operating partnership to Lightstone SLP, LLC.

We cannot assure investors of the cumulative non-compounded returns discussed above, which we disclose solely as a measure for the incentive compensation of our sponsor, advisor and affiliates.

Special Liquidation Distribution

This section describes the apportionment of any liquidation distributions that we make. At each stage of distributions, a different apportionment method commences or terminates, as applicable, when a particular party or parties have received a specific amount of distributions. The return calculations described below apply to all regular and liquidation distributions received and not just distributions made upon liquidation. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to Lightstone SLP, LLC and to us, which we will then distribute to our stockholders.

We cannot assure investors of the cumulative non-compounded returns discussed below, which we disclose solely as a measure for compensation of our sponsor, advisor and affiliates.

Distributions Until 7% Stockholder Return Threshold is Achieved

Distributions in connection with our liquidation will be made initially to us, which we will distribute to the holders of our common stock, until these holders have received liquidation distributions equal to their initial investment plus a cumulative non-compounded return of 7% per year on their net investment. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties. Until this 7% threshold is reached, our operating partnership will not pay to Lightstone SLP, LLC any special liquidation distribution in connection with our liquidation.

Distributions Until 7% Lightstone SLP, LLC Return Threshold is Achieved

After the first 7% threshold is reached, Lightstone SLP, LLC will receive special liquidation distributions with respect to the purchase price of the special general partner interests that it received in exchange for agreeing to pay the costs and expenses of this offering, including dealer manager fees and selling commissions, until it receives an amount equal to the purchase price of the special general partner interests plus a cumulative non-compounded return of 7% per year on the purchase price of those interests.

Distributions Until 12% Stockholder Return Threshold is Achieved

After this second 7% threshold is reaches and until the holders of our common stock have received an amount equal to their initial investment plus a cumulative non-compounded return of 12% per year on their net investment. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of properties (including, for the purpose of the calculation of such amount, the amounts equaling a 7% return on their net investment described in the first paragraph of this section), 70% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 30% of such amount will be payable by our operating partnership to Lightstone SLP, LLC.

Distributions After 12% Stockholder Return Threshold is Achieved

After this 12% threshold is reached, 60% of the aggregate amount of any additional distributions by our operating partnership will be payable to us (and the limited partners entitled to such distributions under the terms of the operating partnership’s operating agreement), which we will distribute to the holders of our common stock, and 40% of such amount will be payable by our operating partnership to Lightstone SLP, LLC.

Advisory Agreement Termination

If the advisory agreement is terminated, the special general partner interests may, at the election of our advisor, be converted into cash equal to the purchase price of the special general partner interests.

Management of the Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and we anticipate that we will conduct substantially all of our business through it. Generally, pursuant to the operating partnership agreement, we and Lightstone SLP, LLC, as general partners, will have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, including acquisitions, dispositions and refinancings, and to cause changes in its line of business and distribution policies. We may, without the consent of the limited partners:

•	file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or
•	cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners in their capacities as limited partners of the operating partnership will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law.

As general partner of the operating partnership, we may amend the operating partnership agreement without the consent of the limited partners. However, any amendment that:

•	alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under “— Distributions” in this section;
•	alters or changes their exchange rights;

•	imposes on limited partners any obligation to make additional capital contributions;
•	alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions; or
•	will require the unanimous written consent of the affected limited partners holding more than 50% of the voting power in the operating partnership. The limited partners have no right to remove us as the general partner.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for our indemnification as general partner. It also provides for the indemnification of directors, officers and other persons as we may designate against damages and other liabilities under the same conditions and subject to the same restrictions applicable to the indemnification of officers, directors, employees and stockholders under our charter. See “Limitation of Liability and Indemnification of Directors, Officers and Our Advisor.”

Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest, except in connection with the sale of all or substantially all of our assets, without the consent of two-thirds of the limited partners. We may, however, assign less than all of our general partnership interest. Under certain circumstances, holders of limited partnership units may withdraw from the partnership and may transfer or encumber all or any part of their units only with the written consent of the general partner and upon satisfaction of the other conditions set forth in the partnership agreement.

In addition, limited partnership units are not registered under the federal or state securities laws. As a result, the ability of a holder to transfer units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally provides that either we or the operating partnership may engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another person, or the sale of all or substantially all of the assets of any entity, or any liquidation, or any reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partnership common unit holder notice of a proposed business combination at least 15 days prior to the record date for the stockholder vote on the combination, if any. Generally, a limited partner may not exercise his or her exchange rights until he or she has held the units for at least one year. However, in the case of a proposed combination, each holder of a limited partnership common unit in the operating partnership shall have the right to exercise his or her exchange right prior to the stockholder vote on the transaction, even if he or she has held the units for less than one year. See “ — Limited Partner Exchange Rights” in this section for a description of such rights. Upon the limited partner’s exercise of the exchange right in the case of a business combination, the partnership units will be exchanged into cash or, at our option, shares of common stock. However, we cannot pay the limited partnership common unit holder in shares if the issuance of shares to such holder would:

•	violate the ownership limit;
•	result in our being “closely held” within the meaning of section 856(h) of the Internal Revenue Code;
•	cause us to no longer qualify or create a material risk that we may no longer qualify as a REIT in the opinion of our counsel; or
•	cause the acquisition of shares by such limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act of 1933.

Holders of limited partnership units who timely exchange their units prior to the record date for the stockholder vote on a business combination, if any, shall be entitled to vote their shares in any stockholder vote on the business combination. Holders of limited partnership units who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination. The right of the limited partnership common unit holders to exercise their right to exchange without regard to whether they have held the units for more than a year shall terminate upon the first to occur of the disapproval of the business combination by our board of directors, its disapproval by the stockholders, its abandonment by any of the parties to it, or its effective date.

Issuance of Additional Units

As general partner of the operating partnership, we can, without the consent of the limited partners, cause the operating partnership to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different and/or superior to those of general partnership units and limited partnership units.

Capital Contributions

The operating partnership agreement provides that if the operating partnership requires additional funds at any time or from time to time in excess of funds available to it from borrowings or prior capital contributions, we as general partner have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we will contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of the cash or other property received in exchange for the issuance of a share, we will receive one general partnership common unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than a share, we shall receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock. If we so contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis in the event we contribute any additional capital.

Distributions

The operating partnership agreement sets forth the manner in which distributions from the partnership will be made to unit holders. Distributions from the partnership are made at the times and in the amounts determined by us as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the units. The agreement further provides that remaining amounts available for distribution after distributions for preferred units, if any, will be distributed at the times and in the amounts we determine as the general partner in our sole discretion, pro rata, to the holders of the general partnership units and the limited partnership units, in accordance with the number of units that they hold (provided that the special general partner will also be entitled to its share of distributions as described in “Special General Partner Interests”, above). We will also distribute the remaining amounts to the holders of preferred units, if any, which are entitled to share in the net profits of the operating partnership beyond, or in lieu of, the receipt of any preferred return. Liquidating distributions will generally be made in the same manner and amounts as operating distributions. The operating partnership agreement also provides that as general partner we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units.

Operations

The operating partnership agreement requires that the operating partnership be operated in a manner that will:

•	satisfy the requirements for our classification as a REIT;
•	avoid any federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and

•	ensure that the operating partnership will not be classified as a publicly traded partnership under the Internal Revenue Code.

Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due or reimburse us for payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf of, or for the benefit of, the operating partnership.

Limited Partner Exchange Rights

Pursuant to the terms of the operating partnership agreement and subject to the conditions in the operating partnership agreement, each holder of a limited partnership common unit (but not the holder of the special general partner units) will have the right, commencing one year from the issuance of the limited partner common units (except in connection with a business combination), to have all or any portion of his or her units exchanged for cash equal to the has an aggregate market price as of the date of exchange equal to the net equity value of the property or properties as of the date of exchange of the property or properties he or she contributed. However, at our option, we may satisfy the exchange right by delivering a number of shares which has an aggregate market price as of the date of exchange equal to the net equity value of the property or properties he or she contributed. We will make the decision to exercise our right to deliver exchange cash in lieu of shares on a case by case basis at our sole and absolute discretion. The limited partnership units exchanged for cash or common stock will augment our ownership percentage in the operating partnership. See — “Extraordinary Transactions” in this section for a description of exchange rights in connection with mergers and other major transactions. However, no limited partner may exchange any limited partnership units for shares at any time if the limited partner’s actual or constructive ownership of our common stock would:

•	violate the 9.8% ownership limit;
•	result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;
•	in the opinion of our counsel, cause us to no longer qualify, or create a material risk that we would no longer qualify, as a REIT; or
•	cause the acquisition of common stock by the limited partner to be integrated with any other distribution of common stock for purposes of complying with the registration provisions of the Securities Act of 1933.

Any common stock issued to the limited partners upon exchange of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration. We expect to grant holders of partnership interests registration rights for such shares of common stock. See “Shares Eligible for Future Sale — Exchange Rights” and “— Registration Rights.” The interest represented by the limited partnership units exchanged for cash or common stock will augment our ownership percentage interest in the operating partnership. The cash necessary to exchange limited partnership units will come from any funds legally available to us or the operating partnership. However, specific funds will not be specially set aside for such purposes, nor will an accounting reserve be established for it. The necessary cash to satisfy the exchange right could come from cash flow not required to be distributed to stockholders to maintain our REIT status, fund operations or acquire new properties, or could come from borrowings. However, as explained above, we always have the option to satisfy the exchange right by the issuance of common stock, and we intend to reserve common stock for that purpose. We will make the decision to exercise our right to satisfy the exchange right by paying to the holder the exchange price or common stock having an aggregate market price on the date the holder exercises the exchange right equal to the exchange price for all units being exchanged on a case by case basis in our sole and absolute discretion.

In the event of termination of the advisory agreement by our board of directors or stockholders, Lightstone SLP, LLC, which is controlled by our sponsor, will receive cash, in an amount equal to the purchase price of the special general partner interests that it received in exchange for a purchase price sufficient to cover the costs and expenses of this offering, including dealer manager fees and selling commissions.

As general partner, we will have the right to grant similar exchange rights to holders of other classes of units, if any, in the operating partnership, and to holders of equity interests in the entities that own our properties.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units into common stock to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged. See “Federal Income Tax Considerations — Income Taxation of the Partnerships and their Partners” and “— Tax Consequences of Exercise of Exchange Right.”

Tax Matters

Pursuant to the operating partnership agreement, we will be the tax matters partner of the operating partnership and, as such, will have authority to make tax decisions under the Internal Revenue Code on behalf of the operating partnership. Tax income and loss will generally be allocated in a manner that reflects the entitlement of the general partner, limited partners and special general partner to receive distributions from the operating partnership. For a description of other tax consequences stemming from our investment in the operating partnership, see “Federal Income Tax Considerations — Income Taxation of the Partnerships and their Partners.”

Duties and Conflicts

Except as otherwise set forth under “Conflicts of Interest” and “Management,” any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

Term

The operating partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated upon (1) our dissolution, bankruptcy, insolvency or termination, (2) the sale or other disposition of all or substantially all of the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (3) by operation of law.

FEDERAL INCOME TAX CONSIDERATIONS

The following discusses the material federal income tax considerations associated with ownership of our shares, as well as the applicable requirements under federal income tax laws to maintain REIT status, and the material federal income tax consequences of maintaining REIT status. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the Internal Revenue Service, or other tax authority. Proskauer Rose LLP has acted and will act as our tax counsel (“Counsel”) in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below. However, opinions of counsel are not binding on the Internal Revenue Service or on the courts, and no assurance can be given that the conclusions reached by Counsel would be sustained in court. Prospective investors are urged to consult their own tax advisors in order to determine the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

Beginning with 2006, we elected to be taxable as a REIT under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder and receive the beneficial federal income tax treatment described below, and we intend to continue operating as a REIT so long as REIT status remains advantageous. However, we cannot assure you that we will meet the applicable requirements under federal income tax laws, which are highly technical and complex.

In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856 through 860 of the Internal Revenue Code, qualify as a REIT and claim federal income tax deductions for the dividends it pays to its stockholders. Such a corporation generally is not taxed on its REIT taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

Proskauer Rose LLP is of the opinion, (i) assuming that the actions described in this section are completed on a timely basis and we timely filed the requisite elections, that we have been organized in conformity with the requirements for qualification as a REIT beginning with our first taxable year, and, (ii) that Lightstone Value Plus REIT LP, our operating partnership will be treated as a partnership for federal income tax purposes beginning with its first taxable year. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations made to Proskauer Rose LLP by us and the advisor as to factual matters. Our qualification and federal income tax treatment as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements under federal income tax laws in any taxable year.

Taxation

General

We use the term REIT Taxable Income which means the taxable income as computed for a corporation which is not a REIT:

•	without the deductions allowed by Internal Revenue Code Sections 241 and 247, and 249 and 250 (relating generally to the deduction for dividends received);

•	excluding amounts equal to:
•	the net income from foreclosure property; and
•	the net income derived from prohibited transactions;
•	deducting amounts equal to:
•	any net loss derived from prohibited transactions; and
•	the tax imposed by Internal Revenue Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests;
•	disregarding the deduction for dividends paid, computed without regard to the amount of the net income from foreclosure property which is excluded from REIT Taxable Income; and
•	without regard to any change of annual accounting period pursuant to Internal Revenue Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to federal income tax on that portion of our REIT Taxable Income or capital gain which is distributed to our stockholders. We will, however, be subject to federal income tax at normal corporate rates on any REIT Taxable Income or capital gain not distributed.

Although we can eliminate or substantially reduce our federal income tax liability by maintaining our REIT status and paying sufficient dividends, we could be subject to federal income tax on some items of income. If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), yet we maintain our REIT status, we will be subject to a penalty tax which would be imposed by reference to the amount by which we failed the 75% or 95% test (whichever amount is greater), as described below. We will also be subject to a penalty tax on the net income from any “prohibited transaction,” as described below. In addition, as a REIT we must make annual distributions to our stockholders of at least 90% of our annual REIT Taxable Income (as defined above). We will also be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed. We may also be subject to the corporate alternative minimum tax. Furthermore, if we have income from prohibited transactions (as described below) such income would be subject to a 100% tax. Additionally, we will be subject to federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan.

Finally, if we acquire in exchange for our stock any asset from a corporation that is subject to full corporate-level federal income tax in a transaction in which our basis in the asset is determined by reference to the selling corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to federal income tax at the highest regular corporate federal income tax rate.

REIT Qualification Tests.  The Internal Revenue Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;
•	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•	that would be taxable as a domestic corporation but for its status as a REIT;
•	that is neither a financial institution nor an insurance company;
•	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;
•	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly, or indirectly, by five or fewer individuals or some entities; and
•	that meets the gross income, asset and annual distribution requirements, described in greater detail below.

The first four and last conditions must be met during each taxable year for which REIT status is sought, while the other two conditions do not have to be met until after the first taxable year for which a REIT election is made.

Although the 25% Asset Test (as defined below) generally prevents a REIT from owning more than 10% of the stock, by vote or value, of an entity other than another REIT, the Internal Revenue Code provides an exception for ownership of voting stock in a qualified REIT subsidiary and in a taxable REIT subsidiary. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT, and that it is not a taxable REIT subsidiary. For purposes of the asset and Gross Income Tests described below, all assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. Although we expect to hold all of our investments through the operating partnership, we may hold investments through qualified REIT subsidiaries. A taxable REIT subsidiary is described under “Asset Tests — 25% Asset Test” below. With respect to the operating partnership, a partnership is not subject to federal income tax, and instead allocates its tax attributes to its partners. The partners are subject to federal income tax on their allocable share of the income and gain, without regard to whether they receive distributions from the partnership. Each partner’s share of a partnership’s tax attributes is determined in accordance with the partnership agreement. For purposes of the asset and income tests, we will be deemed to own a proportionate share (based on our capital interest) of the assets of the operating partnership and we will be allocated a proportionate share of each item of gross income of the operating partnership.

We, in satisfying the general tests described above, must meet, among others, the following requirements:

Share Ownership Tests.  The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock). However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

Our charter contains certain provisions intended to enable us to meet these requirements. First, it contains provisions restricting the transfer of our stock which would result in any person or entity actually, constructively or beneficially acquiring or owning more than 9.8% of our outstanding stock. See “Description of Securities — Restrictions on Ownership and Transfer.” Additionally, the distribution reinvestment program contains provisions that prevent it from causing a violation of these tests as do the terms of the options granted to the independent directors. Our charter also contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Internal Revenue Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Regulations of the Internal Revenue Code, to submit a statement of such information to the Internal Revenue Service at the time of filing their annual income tax return for the year in which the request was made.

Asset Tests.  We must satisfy, at the close of each calendar quarter of the taxable year, two tests based on the composition of our assets. After initially meeting the Asset Tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to insure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test.  At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities. Real estate assets include (i) real property (including interests in real property and interests in mortgages on real property) (ii) shares in other qualifying REITs and (iii) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment program) or in a public offering of debt obligations that have a maturity of at least five years.

Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, and regular interests in a financial asset securitization investment trust, known as a FASIT, are considered real estate assets. However, if less than 95% of the assets of a REMIC or FASIT are real estate assets, we will be treated as holding and earning a proportionate share of the assets and income of the REMIC or FASIT directly.

Except as described in “Real Property Investments — Specified Investments,” we do not currently own interests in any other real properties. We anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described above. Furthermore, our purchase contracts for such real properties will apportion no more than 5% of the purchase price of any property to property other than “real property,” as defined in the Internal Revenue Code. However, there can be no assurance that the Internal Revenue Service may not contest such purchase price allocation. If the Internal Revenue Service were to prevail resulting in more than 5% of the purchase price of property being allocated to other than “real property,” we may be unable to continue to qualify under the 75% Asset Test, and may also be subject to additional taxes, as described below. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in the real properties will constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test.  The remaining 25% of our assets may generally be invested without restriction. However, if we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either: (i) 5% of the value of our assets as to any one issuer; or (ii) 10% of the outstanding securities by vote or value of any one issuer. A partnership interest held by a REIT is not considered a “security” for purposes of these tests; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets.

Two modifications apply to the 25% Asset Test for “qualified REIT subsidiaries” or “taxable REIT subsidiaries.” As discussed above, the stock of a “qualified REIT subsidiary” is not counted for purposes of the 25% Asset Test. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout the subsidiary’s existence. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. Although we expect to hold all of our investments through the operating partnership, we may also hold investments separately, through qualified REIT subsidiaries. As described above, a qualified REIT subsidiary must be wholly owned by a REIT. Thus, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and would not be owned by the operating partnership.

Additionally, a REIT may own the stock of a “taxable REIT subsidiary.” A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary. A corporation that is 35% owned by a taxable REIT subsidiary will also be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide types of services without causing the REIT to receive or accrue some types of non-qualifying income. For purposes of the 25% Asset Test, securities of a taxable REIT subsidiary are excepted from the 10% vote and value limitations on a REIT’s ownership of securities of a single issuer. However, no more than 20% of the value of a REIT may be represented by securities of one or more taxable REIT subsidiaries. In addition to using independent contractors to provide services in connection with the operation of our properties, we may also use taxable REIT subsidiaries to carry out these functions. We have formed a subsidiary and jointly made the election to cause such subsidiary to be treated as a taxable REIT subsidiary to facilitate our acquisition of lodging facilities. We may form additional subsidiaries and jointly make the election to cause them to be treated as taxable REIT subsidiaries to facilitate the acquisition of additional lodging facilities in the future. It is our intention to lease all acquired lodging facilities to such taxable REIT subsidiaries, or their subsidiaries.

On October 22, 2004, the President signed into law the American Jobs Creation Act of 2004. Among other things, this legislation contains the following provisions regarding the ability to cure REIT asset test violations.

Prior to the new law, a violation of an asset test resulted in loss of REIT status for the year of the violation and a prohibition on reelecting REIT status for another four years, unless the IRS granted a waiver of all or a part of such four-year period. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of REIT assets or more than 10% of the voting securities or 10% of the value of outstanding securities of any one issuer. Under the new law, a REIT would not lose its REIT status for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done; or (2) $10 million, provided in either case that the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of (1) $50,000; or (2) an amount determined (under regulations) by multiplying the highest rate of tax for corporations under section 11 of the Internal Revenue Code, by the net income generated by the assets for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Gross Income Tests.  We must satisfy for each calendar year two separate tests based on the composition of our gross income, as defined under our method of accounting.

The 75% Gross Income Test.  At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and (vi) for a limited time qualified temporary investment income, as defined under the 75% Asset

Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75% Gross Income Test (and the 95% Gross Income Test described below), subject to the rules discussed below:

Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more assets or net profits of, the tenant (subject to certain exceptions). As described below, we expect that amounts received from taxable REIT subsidiaries we form to facilitate our acquisition of lodging facilities will satisfy the conditions of the exception for rents received from a taxable REIT subsidiary with the result that such amounts will be considered rents from real property.

The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible “independent contractor” from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are “usually or customarily rendered” in connection with the rental of space, and are not otherwise considered “rendered to the occupant.”

With respect to the last rule, tenants will receive some services in connection with their leases of the real properties. Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space, and, therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). The board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services which it believes, after consultation with Proskauer Rose LLP, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above) (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease or (3) enter into any lease with a related party tenant.

Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rules described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from our taxable REIT subsidiary with respect to any lodging facilities we own will be considered rents from real property only if the following conditions are met:

•	Each lodging facility must not be managed or operated by us or the taxable REIT subsidiary to which it is leased, but rather must be managed or operated by an eligible independent contractor that qualifies for federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating lodging facilities for persons not related to us or the taxable REIT subsidiary. The test for such independent contractor’s eligibility is made at the time the independent contractor enters into a management agreement or other similar service contract with the taxable REIT subsidiary to operate the lodging facility;

•	The lodging facility is a (i) hotel, (ii) motel or (iii) other establishment more than one-half of the dwelling units in which are used on a transient basis;
•	The taxable REIT subsidiary may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility is operated, except with respect to an independent contractor in relation to facilities it manages for or leases from us; and
•	No wagering activities may be conducted at or in connection with our lodging facilities by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business.

We expect that all lodging facilities we acquire will be operated in accordance with these requirements with the result that amounts received from the taxable REIT subsidiary will be considered rents from real property. The taxable REIT subsidiary will pay regular corporate rates on any income it earns from the lease of our lodging facilities. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% gross income test, and interest on loans secured by real property qualifies under the 75% gross income test, provided, in both cases, that the interest does not depend, in whole or in part, on the income or profits of any person (other than amounts based on a fixed percentage or percentages of receipts or sales). If a loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment. All of our loans secured by real property will be structured this way. Therefore, income generated through any investments in loans secured by real property will be treated as qualifying income under the 75% gross income test.

The 95% Gross Income Test.  In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (i) sources which satisfy the 75% Gross Income Test, (ii) dividends, (iii) interest, or (iv) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse federal income tax consequences.

As described above, we may establish one or more taxable REIT subsidiaries with whom we could enter into leases for any properties we may invest in. The gross income generated by these taxable REIT subsidiaries would not be included in our gross income. However, we would realize gross income from these subsidiaries in the form of rents. In addition, any dividends from taxable REIT subsidiaries to us would be included in our gross income and qualify for the 95% income test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our status as a REIT for such year if we satisfy the Internal Revenue Service that: (i) the failure was due to reasonable cause and not due to willful neglect, (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (iii) any incorrect information on such schedule was not due to fraud with intent to evade federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements.  In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT Taxable Income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions), (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration), and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the Internal Revenue Service, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the Internal Revenue Service) within a specified period.

If we do not distribute at least 90% of our REIT Taxable Income, we will be subject to federal income tax on the undistributed portion. We will also be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT Taxable Income and cash flow and, if necessary to comply with the annual distribution requirements, will borrow funds to fully provide the necessary cash flow.

Failure to Qualify.  If we fail to qualify for federal income tax purposes as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary income. This “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

Prohibited Transactions.  As discussed above, we will be subject to a 100% federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;
•	has been held for at least four years;
•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;
•	in some cases, was held for production of rental income for at least four years;
•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and

•	when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than 10% of its assets (measured by federal income tax basis and ignoring involuntary dispositions and sales of foreclosure property).

Although we will eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions.

Characterization of Property Leases.  We may purchase either new or existing properties and lease them to tenants. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are true leases, under which we would be the owner of the leased property for federal income tax purposes, rather than a conditional sale of the property or a financing transaction. A determination by the Internal Revenue Service that we are not the owner of any properties for federal income tax purposes may have adverse consequences to us, such as the denial of depreciation deductions (which could affect the determination of our REIT Taxable Income subject to the distribution requirements) or the aggregate value of our assets invested in real estate (which could affect REIT asset testing).

Tax Aspects Of Investments In Partnerships

General.  We anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We intend to operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for federal income tax purposes (if the operating partnership was the sole owner) or treated as partnerships for federal income tax purposes. The following is a summary of the federal income tax consequences of our investment in the operating partnership. This discussion should also generally apply to any investment by us in a property partnership or other non-corporate entity.

A partnership (that is not a publicly traded partnership) is not subject to tax as an entity for federal income tax purposes. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT Taxable Income and federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, for entities formed after January 1, 1997, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law after January 1, 1997 and will have two or more partners, the operating partnership will be treated as a partnership for federal income tax purposes. Additionally, the operating partnership (and any partnership invested in by the operating partnership) will not be treated as a publicly traded partnership within the meaning of Section 7704 of the Internal Revenue Code, which is taxed as a corporation for federal income tax purposes. The interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of our actual operations.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for federal income tax purposes, the character of our assets and items of gross income would change, and, as a result, we would most likely be unable to satisfy the applicable requirements under federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax. The partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Final anti-abuse Treasury regulations have been issued under the partnership provisions of the Internal Revenue Code that authorize the Internal Revenue Service, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions and, thus, cannot be recast by the Internal Revenue Service. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the Internal Revenue Service will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our status as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income taxation of the partnerships and their partners.  In general, no gain or loss will be recognized by either the operating partnership or by the contributing partner on the transfer of a property in exchange for units in the partnership. Gain (but not loss) may be recognized by the transferring partner if the partner receives consideration other than units, if liabilities of the partner are assumed by the partnership in connection with the transfer of the property, if the transfer is treated as a disguised sale, and in other circumstances.

A partner’s adjusted basis in operating partnership units (the calculation of which is discussed below) is important for a number of reasons. The amount of losses and deductions allocated to a partner cannot exceed the partner’s adjusted basis. Any excess loss deduction allocated to a partner is suspended indefinitely until the partner has sufficient additional basis. In addition, the amount of gain or loss recognized on distributions to the partner, the adjusted basis of property distributed to the partner from the partnership, and the gain or loss recognized by a partner on the sale or other disposition of units are all calculated based on the partner’s adjusted basis in the units.

The initial basis of units in the operating partnership is equal to: (1) the sum of the adjusted basis of any property contributed to the partnership and the amount of any money contributed (or deemed contributed); (2) less the amount of money distributed (or deemed distributed) to the partner by the operating partnership in connection with the contribution. For purposes of these rules, the assumption of a partnership liability by a partner is treated as a deemed cash contribution by the partner; the assumption of a partner’s liability by the partnership is treated as a deemed cash distribution to the partner. Basis in units acquired through other means is calculated under other rules. In addition, other rules such as the disguised sale rules, may affect the basis of the partner’s units.

A partner’s initial basis in partnership units will be adjusted as follows. Basis is increased to reflect: (1) the partner’s distributive share of the taxable income of the operating partnership, and (2) the amount of any additional capital contributions made by the partner. Basis is reduced to reflect: (1) the amount of cash distributed (or deemed distributed) to the partner, (2) the adjusted basis of any partnership property distributed to the partner, and (3) the partner’s distributive share of the losses, deductions and nondeductible expenditures of the partnership that are not properly chargeable to a capital account. Finally, the basis of a unit is adjusted to reflect the partner’s share of the partnership’s liabilities. This allocation is made solely for tax purposes under federal income tax regulations. Allocations of partnership liabilities for basis purposes do not affect the limited liability of limited partners in the operating partnership.

Although a partnership agreement will generally determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for federal income tax purposes under Section 704(b) of the Internal Revenue Code and the Treasury regulations. If any allocation is not recognized for tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury regulations.

For a description of allocations by the operating partnership to the partners, see the section “Operating Partnership Agreement.”

In some cases special allocations of net profits or net losses will be required to comply with the federal income tax principles governing partnership tax allocations.

Additionally, pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership subsequent to our formation, such property will generally have an initial tax basis equal to its fair market value and, accordingly, Section 704(c) will not apply. The application of the principles of Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the Internal Revenue Service may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences.

For federal income tax purposes, depreciation deductions will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties transferred to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. For property acquired by a transferor prior to May 13, 1993, different depreciation methods may apply. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation will generally fall first on the contributing partner, but may also reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Tax Consequences of Disposition of Units.  If a unit in the operating partnership is sold or disposed of in a transaction treated as a sale for federal income tax purposes, the unit holder will generally recognize gain or loss based on the difference between the amount realized for tax purposes and the holder’s adjusted basis in the unit. The amount realized will be equal to the sum of the cash and the fair market value of other property received plus the amount of any liabilities of the operating partnership allocated to the unit holder. It is possible that the amount of gain recognized, or the tax imposed on the disposition, could exceed the amount of cash and/or value of any property received. In general, gain recognized on the sale of a unit will be treated as capital gain. To the extent that the unit holder’s amount realized on the transaction is attributable to the unit holder’s share of inventory or unrealized receivables of the operating partnership, such portion may be recharacterized as ordinary income.

Tax Consequences of Exercise of Exchange Rights.  Subject to some restrictions, the operating partnership agreement gives holders of limited partnership units the right to exchange their units into cash, subject to our right to pay for the units with shares of common stock rather than with cash. The exchange of units into shares is treated as a taxable sale of the units to us on which the unit owners will generally recognize capital gain or loss. To the extent that the unit holder’s amount realized on the transaction is attributable to the unit holder’s share of inventory or unrealized receivables of the operating partnership, such portion may be recharacterized as ordinary income. No gain or loss will be recognized by us. Our basis in the units will be increased by the amount of cash and the market price of the shares used to acquire the units, and will be adjusted to reflect changes in the liabilities of the operating partnership allocated to us as a result of acquiring the units.

Termination of the Operating Partnership.  The operating partnership will be considered as having terminated for federal income tax purposes if either: (1) no part of any business of the partnership continues to be carried on, or (2) within a 12-month period there is a sale or exchange of units representing 50% or more of the total ownership in the operating partnership. The operating partnership would be considered as having terminated solely for tax purposes and the termination would not result in an actual liquidation or dissolution of the operating partnership for state law purposes. It is unlikely that the operating partnership would terminate as a result of a sale of 50% or more of the operating partnership’s total ownership. Provisions in the operating partnership agreement specifically prohibit transfers of units (and any exercise of exchange rights) that would cause such a termination.

The termination of the operating partnership for federal income tax purposes would cause its taxable year to close. This may cause a “bunching” of income if the operating partnership’s taxable year is different from that of its partners; however, both we and the operating partnership intend to use the calendar taxable year. Additional tax consequences may result from a deemed termination. A deemed termination may also cause the operating partnership to reset its periods for depreciation and amortization, and to remake other tax elections, all of which could result in further tax consequences. Termination of the operating partnership generally would also cause a deemed termination of every non-corporate entity in which the operating partnership had a majority interest, with similar consequences.

Federal Income Taxation of Stockholders

Taxation of Taxable Domestic Stockholders.  As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be ordinary dividend income. Generally, a domestic stockholder is any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the stockholder’s tax basis in his or her common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the stockholder’s basis in our stock, this will increase the stockholder’s gain on any subsequent sale of the stock.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We may also decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, stockholders would include their proportionate shares of such gains in income, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

In general, the sale of our common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder’s basis in the common stock sold. However, any loss from a sale or exchange of common stock by a stockholder who has held such stock for six months or less will be treated as a long-term capital loss, to the extent of our distributions that the stockholder treated as long-term capital gains.

We will report to our domestic stockholders and to the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding with respect to dividends paid unless such stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding can be credited against the stockholder’s federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their non-foreign status to us. See “— Taxation of Foreign Stockholders” in this section.

Legislative Changes.  On May 28, 2003, the President signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003. The Jobs and Growth Tax Relief Reconciliation Act of 2003 generally reduces the maximum tax rate applicable to you on capital gains recognized on the sale or other disposition of shares from 20% to 15%.

The Jobs and Growth Tax Relief Reconciliation Act of 2003 also generally reduces the maximum marginal rate of tax payable by individuals on dividends received from corporations that are subject to a corporate level of tax. Except in limited circumstances, this reduced tax rate will not apply to dividends paid to you by us, because generally we are not subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders. The reduced maximum federal income tax rate will apply to that portion, if any, of dividends received by you that are attributable to:

•	dividends received by us from non-REIT corporations or taxable REIT subsidiaries;
•	income from the prior year with respect to which we were required to pay federal corporate income tax during the prior year (if, for example, we did not distribute 100% of our REIT taxable income for the prior year); and
•	distributions by us that we designate as long-term capital gains dividends (except for certain distributions taxable to you at a maximum rate of 25%).

The dividend and capital gains tax rate reductions provided in the Jobs and Growth Tax Relief Reconciliation Act of 2003 generally are effective for taxable years ending on or after May 6, 2003 through December 31, 2010. Without future legislative changes, the maximum long-term capital gains and dividend rates discussed above will increase in 2011.

Although this legislation does not adversely affect the taxation of real estate investment trusts or dividends paid by real estate investment trusts, the more favorable treatment of regular corporate dividends could cause investors who are individuals to consider stocks of other corporations that pay dividends to be more attractive relative to stocks of real estate investment trusts. It is not possible to predict whether this change in perceived relative value will occur, or what the effect will be on the market price of our stock.

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in us.

Taxation of Tax-Exempt Stockholders.  Our distributions to a stockholder that is a domestic tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Internal Revenue Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would fail to satisfy the “five or fewer” share ownership test (discussed above with respect to the Share Ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may be publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

Taxation of Foreign Stockholders.  The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, “Non-U.S. Stockholder”) are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. investors should consult with their own tax advisors to determine the impact that federal, state and local income tax or similar laws will have on them as a result of an investment in our REIT.

Distributions — In General. Distributions paid by us that are not attributable to gain from our sales or exchanges of United States real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a United States trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in “— Sale of Shares” below.

Distributions Attributable to Sale or Exchange of Real Property. Distributions that are attributable to gain from our sales or exchanges of United States real property interests will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption.

Under the American Jobs Creation Act of 2004, a capital gain distribution from a REIT is not treated as effectively connected income for a foreign investor if (1) the distribution is received with regard to a class of stock that is regularly traded on an established securities market located in the United States; and (2) the foreign investor does not own more than 5% of the class of stock at any time during the tax year within which the distribution is received. However, it is not anticipated that our shares will be “regularly traded” on an established securities market, and therefore this exception is not expected to apply.

Tax Withholding on Distributions. For withholding tax purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with a properly completed Internal Revenue Service (i) Form W-8BEN evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable tax treaty (in which case we will withhold at the lower treaty rate) or (ii) Form W-8ECI claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the United States (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities but, rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Thus, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Shares. Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation, provided that: (i) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the United States; (ii) the Non-U.S. Stockholder is not present in the United States for 183 days or more during the taxable year and certain other conditions apply; and (iii) our REIT is a “domestically controlled REIT,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous 5-year period ending on the date of disposition or, if shorter, during the entire period of our existence.

We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were not a domestically controlled REIT, a Non-U.S. Stockholder’s sale of common shares would be subject to tax, unless the common shares were regularly traded on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned during a specified testing period more than 5% in value of our common shares. However, it is not anticipated that the common shares will be “regularly traded” on an established market. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, and the purchaser of such common shares may be required to withhold 10% of the gross purchase price.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing foreign stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury regulations, if the proceeds from a disposition of common stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a “controlled foreign corporation” for federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the United States, then (i) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a foreign stockholder, and (ii) information reporting will not apply if the foreign stockholder certifies its status as a foreign stockholder and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the United States for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors concerning these rules.

Other Tax Considerations

Distribution Reinvestment Program.  Stockholders who participate in the distribution reinvestment program will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and federal income tax effects applicable to all dividends. See “Taxation of Stockholders” in this section. Stock received under the program will have a holding period beginning with the day after purchase, and a federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

State And Local Taxes.  We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

Foreign Taxes.  Various of our subsidiaries and entities in which we and our subsidiaries invest may be subject to taxation in various foreign jurisdictions. Each of the parties will pay any such foreign taxes prior to payment of any dividends. Each entity will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent that any of these entities is required to pay foreign taxes, the cash available for distribution to our stockholders will be reduced accordingly.

You should consult your own advisor regarding the specific foreign tax consequences of the purchase, ownership, and sales of our common shares, and of potential changes in applicable foreign tax laws.

Legislative Proposals.  You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the Internal Revenue Service and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common shares.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of ERISA and of Section 4975 of the Internal Revenue Code that may be relevant to a prospective purchaser of the shares. This discussion does not address all aspects of ERISA or Section 4975 of the Internal Revenue Code or, to the extent not pre-empted by ERISA, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code but that may be subject to state law and other Internal Revenue Code requirements) in light of their particular circumstances.

General Investment Considerations

A plan fiduciary making the decision to invest in shares is advised to consult its own legal advisor regarding the specific considerations arising under ERISA, Section 4975 of the Internal Revenue Code, and (to the extent not pre-empted by ERISA) state law with respect to the purchase, ownership, or sale of shares. Plan fiduciaries should also consider the entire discussion under the preceding section entitled “Federal Income Tax Considerations,” as material contained therein is relevant to any decision by a plan to purchase the shares.

In considering whether to invest a portion of the assets of a plan in shares, plan fiduciaries should consider, among other things, whether the investment:

•	will be in accordance with the documents and instruments governing the plan;
•	will allow the plan to satisfy the diversification requirements of ERISA, if applicable;

•	will result in UBTI to the plan (see “Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Tax-Exempt Stockholders”);
•	will be sufficiently liquid;
•	is prudent under ERISA; and
•	is for the exclusive purpose of providing benefits to participants and their beneficiaries.

The fiduciary of a plan not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, such as a governmental or church plan, should consider that such a plan may be subject to prohibitions against some related-party transactions under Section 503 of the Internal Revenue Code, which operate similar to the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code. In addition, the fiduciary of any such plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or permissible for any plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

Regulation under ERISA and the Internal Revenue Code

In addition to imposing general fiduciary standards of investment prudence and diversification on persons who are plan fiduciaries, ERISA and the Internal Revenue Code prohibit certain transactions involving “plan assets” and persons who have specified relationships to the plan (“parties in interest” under ERISA and “disqualified persons” under the Internal Revenue Code).

A prohibited transaction may occur if our assets are deemed to be assets of a benefit plan (i.e., the “look-through rule”) which invests in shares and thereafter a “party in interest” or a “disqualified person” deals with the assets in a manner not permitted under ERISA or the Internal Revenue Code. Under such circumstances, any person that exercises authority or control with respect to the management or disposition of plan assets is a plan fiduciary and, therefore, is a “party in interest” and a “disqualified person” capable of participating in a prohibited transaction with the plan. Thus, the action of an employee of ours in dealing with our assets could cause a plan which invests in our shares to be a participant in a prohibited transaction.

Regulations Issued by the Department of Labor

While the term “plan assets” is not defined by ERISA or the Internal Revenue Code, the Department of Labor, or the DOL, issued regulations that provide guidance on the circumstances under which a plan’s investment in shares will be subject to the “look-through rule” and thus turn our assets into plan assets. The DOL regulations provide exceptions to the “look-through rule.” Under the DOL regulation, an exception exists for investments in a “publicly-offered security.” A “publicly-offered security” is a security that is:

•	part of a class of securities that is “widely held,”
•	“freely transferable,” and
•	either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 provided the securities are registered under the Securities Exchange Act of 1934 within the requisite time.

The DOL regulations provide that a security is “widely-held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely-held” because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer’s control. We represent that the shares will be held by over 100 investors independent of us and of one another and, therefore, should be considered “widely-held.”

The DOL regulations further provide that whether a security is “freely-transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL regulations state that generally, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, some restrictions ordinarily will not, alone or in combination, affect the determination of the finding that such securities are “freely-transferable.” The DOL regulations indicate that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect the determination of whether securities are “freely transferable.” The ownership limits imposed under our charter on the transfer of the shares are designed to prevent violations of the five or fewer requirement of federal income tax laws (which would cause a termination of REIT status for tax purposes) or are otherwise permitted under the DOL regulations and, therefore, we represent that there will be no restrictions imposed on the transfer of shares that will cause the shares to fail to be “freely-transferable.”

The DOL regulations are interpretive in nature and, therefore, no assurance can be given that the DOL will not conclude that the shares are not “freely-transferable,” or not “widely-held.” However, since the shares will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 and they will be timely registered under the Securities Exchange Act of 1934, each as amended, we believe that the shares are “publicly offered securities” for purposes of the DOL regulations and that:

•	our assets will not be deemed to be “plan assets” of any plan that invests in the shares; and
•	any person who exercises authority or control with respect to our assets should not be treated as a plan fiduciary of any plan that invests in the shares, for purposes of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code.

Other Prohibited Transactions

In addition, a prohibited transaction may also occur under ERISA or the Internal Revenue Code where there are circumstances indicating that:

•	investment in the shares is made or retained for the purposes of avoiding application of the fiduciary standard of ERISA;
•	the investment in the REIT constitutes an arrangement under which it is expected that the REIT will engage in transactions which would otherwise be prohibited if entered into directly by the plan purchasing the shares;
•	the investing plan, by itself, has the authority or influence to cause the REIT to engage in such transactions; or
•	the person who is prohibited from transacting with the investing plan may, but only with the aid of its affiliates and the investing plan, cause the REIT to engage in such transactions with such person.

In any event, a fiduciary or other person investing “plan assets” of any plan should not purchase shares, unless an exemption is available, if we or any of our affiliates either:

•	have investment discretion with respect to the investment of such assets; or
•	have authority or responsibility to give or regularly gives investment advice with respect to such assets, for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such plan.

Any such purchase might result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

Insurance Companies

An insurance company considering an investment in shares should consider whether its general account may be deemed to include assets of the plans investing in the general account, for example, through the purchase of an annuity contract. In John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the United States Supreme Court held that assets held in an insurance company’s general account may be deemed to be the plan assets under certain circumstances. In that event, the insurance company might be treated as a party in interest under such plans. However, Prohibited Transaction Exemption 95 – 60 may exempt some or all of the transactions that could occur as the result of the acquisition of the common stock by an insurance company general account. Therefore, insurance company investors should analyze whether John Hancock and PTE 95 – 60 or any other exemption may have an impact with respect to their purchase of the shares.

In addition, the Small Business Job Protection Act of 1996 added a new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account. As a result of these regulations, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee plans on or before December 31, 1998 and the insurer satisfies various conditions. The assets of a plan invested in an insurance company separate account continue to be treated as the plan assets of any such plan.

See “Risk Factors — Employee Benefit Plan Risks — Annual Statement of Value is an Estimate” for an explanation of the annual statement of value we will provide stockholders.

PLAN OF DISTRIBUTION

General

We are offering a maximum of 30,000,000 shares of our common stock to the public through Lightstone Securities (our “dealer manager”), a registered broker-dealer. The shares are being offered at a price of $10.00 per share. All of the shares are being sold through Lightstone Securities, a registered broker-dealer, underwriter and the dealer manager on a best-efforts basis. A “best-efforts” basis means that neither the dealer manager nor the soliciting dealers are under any obligation to purchase any of the shares being offered. Therefore, no specified number of shares is guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering. Our dealer manager is a subsidiary of our sponsor.

This offering commenced May 24, 2005. The offering will terminate on or before June 30, 2008. We reserve the right to terminate this offering at any time and our Board of Directors may extend its termination to a date not later than December 1, 2008.

At each closing of our common stock, Lightstone SLP, LLC will purchase the special general partner interests of our operating partnership, at a cost of $100,000 per unit, the purchase price of which will be repaid only after stockholders receive a stated preferred return and their net investment. Lightstone SLP, LLC will be entitled to a portion of any regular distributions made by the operating partnership, but only after our stockholders receive a stated preferred return. All dealer manager fees, selling commissions and other organization and offering expenses will be paid using proceeds from the sale of special general partner interests to Lightstone SLP, LLC.

Dealer Manager

Our dealer manager has been organized within the last three years, is an affiliate of us and our sponsor and is registered as a broker-dealer. Through The Lightstone Group, Mr. Lichtenstein wholly owns our dealer manager, much as he controls and indirectly owns our advisor, our property manager, our operating partnership and affiliates. Although the principal business function of the dealer manager will be to sell our common stock, the dealer manager may participate in other offerings for our sponsor and its affiliates. The dealer manager has no experience in this capacity.

Subscription Process

We are offering up to 30,000,000 shares of our common stock to the public through the dealer manager and the soliciting dealers, as our agents. The agreement between our dealer manager and the soliciting dealers requires the soliciting dealers to make diligent inquiries of you in order to find out whether a purchase of our common stock is suitable and appropriate for you, and to transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require. In addition, our sponsor, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information.

The dealer manager or a soliciting dealer is also required to deliver to you a copy of this prospectus and its appendices. We plan to make this prospectus and the appendices available electronically to the dealer manager and the soliciting dealers, as well as to provide them paper copies. As a result, if the dealer manager or a soliciting dealer chooses to, with your prior consent, it may provide you with the option of receiving this prospectus and the appendices electronically. In any case, however, you may always receive a paper copy upon request.

Our common stock is being sold as subscriptions for the common stock are received and accepted by us, subject to the satisfaction by us of the escrow conditions described in the section immediately above. We have the unconditional right to accept or reject your subscription. Your subscription will be accepted or rejected within 10 business days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares of common stock subscribed for. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. No sale of our common stock may be completed until at least five business days after the date you receive this prospectus and, if required by state regulatory authorities, a copy of our organizational documents. If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction, within 10 business days after receipt.

Representations and Warranties in the Subscription Agreement

The subscription agreement requires you to make the following factual representations:

•	Your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;
•	You received a copy of this prospectus not less than five business days prior to signing the subscription agreement;
•	You meet the minimum income, net worth and any other applicable suitability standards established for you;
•	You are purchasing our common stock for your own account; and
•	You acknowledge that our common stock is illiquid.

Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility, which our broker dealers will undertake as our agents, to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement. You must separately sign or initial each representation made in the subscription agreement and, except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

By executing the subscription agreement, you will not be waiving any rights under federal or state law.

Determination of Your Suitability as an Investor

We, our dealer manager, each soliciting dealer and our sponsor will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you. The soliciting dealers must determine whether you can reasonably benefit from this investment. In making this determination, the soliciting dealers will consider whether:

•	you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature;
•	you have an apparent understanding of:
•	the fundamental risks and possible financial hazards of this type of investment;
•	the fact that the shares are illiquid;
•	the role of our advisor in directing or managing your investment in our company;
•	the tax consequences of your investment; and
•	you have the financial capability to invest in our common stock.

By executing the subscription agreement, each soliciting dealer acknowledges its determination that our common stock is a suitable and appropriate investment for you. Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common stock as an investment for you, which each will do in its capacity as our agent. We and our affiliates will coordinate the processes and procedures used by the dealer manager and the soliciting dealers and, where necessary, implement additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

Compensation We Will Pay for the Sale of Our Shares

You will not be responsible for any commissions on any sales of shares under this offering. Our operating partnership will issue special general partner interests to Lightstone SLP, LLC, which is controlled by our sponsor, in exchange for an amount equal to all expenses, dealer manager fees and selling commissions that we incur in connection with our organization and this offering. If we raise the maximum $300,000,000, we expect to pay a total of $30,000,000 in organization and offering expenses, including $21,000,000 in selling commissions and up to $3,000,000 in dealer manager fees. Our advisor will be responsible for the payment of organization and offering costs without reimbursement from us to the extent such costs exceed 10% of the actual offering proceeds. We cannot currently determine the value of these general partner interests, which depends upon results of operations, but the initial sale price of each such unit is $100,000.

The special general partner interests will entitle Lightstone SLP, LLC to certain distributions from our operating partnership. The following table sets forth information with respect to the apportionment of any regular and liquidating distributions that we make among Lightstone SLP, LLC and our stockholders. For a more detailed discussion of distribution apportionment, see “Operating Partnership Agreement — Special General Partner Interests.”

We cannot assure investors of the cumulative non-compounded returns discussed below, which we disclose solely as a measure for the incentive compensation of our sponsor, advisor and affiliates.

Recipient(s) of Distribution (Listed Chronologically)	Apportionment of Distributions	Cumulative Non-Compounded Return Threshold (That Initiates Next Level of Distributions)
(i) Stockholders	100%	7% per year on stockholders’ net investment
(ii) Lightstone SLP, LLC	100%	7% per year on special general partner purchase price
(iii) Stockholders/Lightstone SLP, LLC	70% to stockholders; 30% to Lightstone SLP, LLC	Until 12% per year on stockholders’ net investment
(iv) Stockholders/Lightstone SLP, LLC	60% to stockholders; 40% to Lightstone SLP, LLC	Above 12% on stockholders’ net investment (remainder of regular distributions apportioned in this manner)

In the event of termination of the advisory agreement by our board of directors or stockholders, Lightstone SLP, LLC, which is controlled by our sponsor, may elect to receive cash in an amount equal to the purchase price of the special general partner interests that it received in exchange for a purchase price sufficient to cover the costs and expenses of this offering, including dealer manager fees and selling commissions.

We will use the proceeds from this sale of special general partner interests to Lightstone SLP, LLC to pay all costs and expenses of this offering (including organization costs, broker dealer fees and selling commissions). Accordingly, none of the payments described below will reduce the amount which we will invest to acquire property. Except for the special sales described later in this section, we will pay the dealer manager cash selling commissions of 7% on all of the shares of common stock sold. A portion of these selling commissions may, at the discretion of the dealer manager, be retained or given to soliciting dealers as compensation for their services in soliciting and obtaining subscriptions from you and other investors. Except for the special sales described later in this section, we will pay the dealer manager 1% of the gross offering proceeds in the form of a dealer manager fee as compensation for acting as the dealer manager and for expenses incurred in connection with marketing our shares and paying the employment costs of the dealer manager’s wholesalers. Out of its dealer manager fee, the dealer manager may pay salaries and commissions to its wholesalers of up to 1% of gross offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Generally, the dealer manager will not give any portion of the dealer manager fee to soliciting dealers unless they have a prescribed minimum annual sales volume of our common stock. Marketing and due diligence costs paid by the dealer manager on behalf of, or to, the soliciting dealers will be deducted from any potion of the dealer manager fee payable to the soliciting dealers.

We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their units shares down to zero (i) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (ii) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department.

The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. All such sales must be made through registered broker-dealers. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares.

The dealer manager does not intend to be a market maker and so will not execute trades for selling stockholders. Set forth below is a table indicating the estimated dealer manager compensation and expenses that will be paid in connection with the offering.

	Per Unit Sold	Total Maximum
Selling commissions	$.70	$21,000,000
Dealer manager fees	$.10	$3,000,000
Marketing fees and due diligence expense reimbursement		$1,540,000
Total	$.80 (before marketing and due diligence)	$25,540,000

No selling commissions or dealer manager fees are payable in connection with the dividend reinvestment plan or the share repurchase program.

We will not pay selling commissions in connection with the following special sales:

•	the sale of common stock in connection with the performance of services to our employees, directors and associates and our affiliates, our advisor, affiliates of our advisor, the dealer manager or their respective officers and employees and some of their affiliates;
•	the purchase of common stock under the distribution reinvestment program;
•	the sale of our common stock to one or more soliciting dealers and to their respective officers and employees and some of their respective affiliates who request and are entitled to purchase common stock net of selling commissions; and
•	the common stock credited to an investor as a result of a volume discount.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our common stock; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the common stock.

If, in connection with the purchase of our shares, you have engaged the services of a registered investment advisor to whom you have agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold, you may agree with the participating broker-dealer selling such shares and Lightstone Securities to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to us will not be affected by eliminating commissions in connection with sales to investors through such investment advisors. All such sales must be made through registered broker-dealers.

To the extent necessary to comply with NASD rules, we will provide, on an annual basis, a per-share estimated value of our common stock, the method by which we developed such value and the date of the data we used to estimate such value.

Volume Discounts

We will offer a reduced share purchase price to “single purchasers” on orders of more than $250,000 and selling commissions paid to Lightstone Securities and participating broker-dealers will be reduced by the amount of the share purchase price discount. The share purchase price will be reduced for each incremental share purchased in the total volume ranges set forth in the table below. The reduced purchase price will not affect the amount we receive for investment.

For a “Single Purchaser”	Purchase Price Per Share for Incremental Share in Volume Discount Range	Selling Commission Per Share for Incremental Share in Volume Discount Range
$ 1,000 – $ 250,000	$10.00	$0.70
250,001 – 500,000	9.85	0.55
500,001 – 750,000	9.70	0.40
750,001 – 1,000,000	9.60	0.30
1,000,001 – 5,000,000	9.50	0.20

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional whole shares. No fractional shares will be issued. Selling commissions will not be paid on any shares issued for a volume discount.

As an example, a single purchaser would receive 50,380 shares rather than 50,000 shares for an investment of $500,000 and the selling commission would be $31,250. The discount would be calculated as follows: On the first $250,000 of the investment there would be no discount and the purchaser would receive 25,000 shares at $10 per share. On the remaining $250,000, the per share price would be $9.85 and the purchaser would receive 25,380 shares.

Selling commissions for purchases of $5,000,000 or more will, in our sole discretion, be reduced to $0.20 per share or less, but in no event will the proceeds to us be less than $9.20 per share. In the event of a sale of $5,000,000 or more, we will supplement this prospectus to include: (i) the aggregate amount of the sale, (ii) the price per share paid by the purchaser and (iii) a statement that other investors wishing to purchase at least the amount described in (i) will pay no more per share than the initial purchaser.

Orders may be combined for the purpose of determining total commissions payable with respect to applications made by a “single purchaser,” so long as all the combined purchases are made through the same soliciting dealer. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term “single purchaser” will include:

•	any person or entity, or persons or entities, acquiring shares as joint purchasers;
•	all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;
•	all funds and foundations maintained by a given corporation, partnership or other entity; and
•	all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity (except an investment advisor registered under the Investment Advisers Act of 1940) exercises discretionary authority with respect to an investment in our company.

In the event a single purchaser described in the last four categories above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all of the orders were made by a single purchaser.

Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in any category above who, subsequent to its initial purchase of shares, orders additional shares. In this event, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously.

Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment advisor, that investment advisor may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis on the amount of the investment of each entity not required to pay federal income tax on their combined purchases.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;
•	all purchasers of the shares must be informed of the availability of quantity discounts;
•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;
•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;
•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and
•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Electronic Prospectus

An electronic prospectus is available on our Internet Web site, www.lightstonereit.com. We will not make shares available for sale on this Internet Web site, however. An investor can only purchase our shares through his, her or its broker-dealer who has entered into a soliciting dealers agreement with Lightstone Securities. Other than the prospectus in electronic format, the information on our Web site is not part of this prospectus.

Indemnification

We have agreed to indemnify the dealer manager and the soliciting dealers against certain liabilities arising under the Securities Act of 1933, as amended.

WHO MAY INVEST

In order to purchase shares, you must:

•	Meet the financial suitability standards; and
•	Purchase at least the minimum number of shares.

Suitability Standards

Because an investment in our common stock is risky and is a long-term investment, it is suitable for you only if you have adequate financial means to make this investment, you have no immediate need for liquidity in your investment and you can bear the loss of your investment. We have established financial suitability standards for investors who purchase shares of our common stock, which are set forth following the cover page hereof.

Minimum Purchase

Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 100 shares of common stock for a total purchase price of $1,000 or tax-exempt entities which purchase a minimum of 300 shares of common stock for a total purchase price of $3,000. Tax-exempt entities are generally any investor that is exempt from federal income taxation, including:

•	a pension, profit-sharing, retirement or other employee benefit plan which satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;
•	a pension, profit-sharing, retirement or other employee benefit plan which meets the requirements of Section 457 of the Internal Revenue Code;
•	trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;
•	a voluntary employees’ beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or
•	an IRA which meets the requirements of Section 408 of the Internal Revenue Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described above may purchase shares of common stock. See “Who May Invest” and “Plan of Distribution — Determination of Investor Suitability,” above, for the suitability standards. Investors who want to purchase shares must proceed as follows:

•	Read the entire prospectus and the current supplement(s), if any, accompanying the prospectus.
•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in the prospectus as Appendix C.
•	Deliver a check for the full purchase price of the shares being subscribed for, payable to “Trust Company of America, Escrow Agent for Lightstone Value Plus Real Estate Investment Trust, Inc.,” along with the completed subscription agreement to the soliciting dealer. The name of the soliciting dealer appears on the subscription agreement.
•	By executing the subscription agreement and paying the full purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

A sale of the shares may not be completed until at least five business days after the subscriber receives the prospectus. Within 10 business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction, within 10 business days after we received it.

An approved trustee must process through us and forward to us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.

SALES LITERATURE

In addition to and apart from this prospectus, we may use supplemental sales material in connection with the offering. This material may consist of a brochure describing the advisor and its affiliates and our objectives. The material may also contain pictures and summary descriptions of properties similar to those we intend to acquire that our affiliates have previously acquired. This material may also include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of the National Association of Securities Dealers designated by Lightstone Securities and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

As of the date of this prospectus, the sales literature being used consists of the following, all of which contain only the registrant’s material:

•	A CD-ROM containing audio and visual files regarding the REIT; and

•	A brochure providing information regarding our investments, our advisor, the advantages of investing in real estate, our management and investing strategy, and the planned lifecycle of the REIT

The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS

Distribution Reinvestment Program

We have registered 4,000,000 shares of our common stock to be sold pursuant to our distribution reinvestment program on the registration statement of which this prospectus is a part. Our distribution reinvestment program provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting distributions. Stockholders who elect to participate in the distribution reinvestment program will authorize us to use distributions payable to them to purchase additional shares of common stock. A participant will not be able to acquire common stock under the program if the purchase would cause it to exceed the 9.8% ownership limit or would violate any of the other share ownership restrictions imposed by our charter. Participation in the distribution reinvestment program is limited to stockholders who purchase shares pursuant to this offering. Stockholders who have received a copy of this prospectus and participate in this offering may elect to participate in and purchase shares through the distribution reinvestment program at any time and would not need to receive a separate prospectus relating solely to such program.

As further explained below, purchases under the distribution reinvestment program are made at a price, $9.50 per share at first, equal to 95% of the market price of a share of common stock on the date of purchase until such time as our shares are listed on a national securities exchange or included for quotation on a national market system. This reduced price reflects a decrease in costs associated with these issuances.

Participants in the distribution reinvestment program may also purchase fractional shares of common stock, so that 100% of distributions will be used to acquire common stock. Common stock will be purchased under the distribution reinvestment program on the record date for the distribution used to purchase the common stock. Distributions on common stock acquired under the distribution reinvestment program will be paid at the same time as distributions are paid on common stock purchased outside the program and are calculated with a daily record and distribution declaration date. Each participant agrees that if, at any time prior to listing the common stock on a national securities exchange or inclusion of them for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in us or cannot make the other representations or warranties set forth in the subscription agreement, he or she will promptly notify us in writing.

Beginning with the first distribution paid after the effective date of the offering, participants will acquire our shares at a fixed price of $9.50 per share. This will continue until the earlier of (1) the increase of the public offering price per share of common stock in the offering from $10 per share, if there is an increase, and (2) the termination of the offering. Thereafter, participants may acquire our shares at a price equal to 95% of the market price of a share on the date of purchase until our shares are listed on a national stock exchange or included for quotation on a national market system. In the event of listing or inclusion, we will purchase shares for the distribution reinvestment program on the exchange or market at the prevailing market price. We will then sell the shares to stockholders at that price. The discount from the public offering price per share will not exceed 5% of the market price of a share on the date of purchase. It is possible that a secondary market will develop for the shares, and that the prices on the secondary market will be lower or higher than the price of shares purchased through the distribution reinvestment program.

Because we have no intention of establishing this secondary market for our shares, however, it is unlikely that one will develop unless we list the shares on a national stock exchange or include them for quotation on a national market system. If a secondary market does develop, we may purchase shares in this secondary market for sale under the distribution reinvestment program, and if we choose to do so, participants will pay the price we paid to purchase such shares, which may be higher or lower than otherwise set forth in this section. In the unlikely event that we do purchase shares in the secondary market and we use the services of a broker, we will allocate the costs of such broker among all the participants in the plan. We will not charge these investors for any fees other than the actual third party out-of-pocket expenses that we would incur in the secondary market. Neither we nor our affiliates will receive a fee for selling shares through the distribution reinvestment program. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the program.

A participant may stop participating in the distribution reinvestment program at any time without penalty, by delivering written notice to us. Prior to listing the shares on a national stock exchange or including them for quotation on a national market system, any transfer of shares by a participant to a non-participant will terminate participation in the distribution reinvestment program with respect to the transferred shares. Within 90 days after the end of our fiscal year, we provide each participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amount of distributions received during the prior fiscal year. Prior to listing the shares as described above, we will not issue share certificates except to stockholders who make a written request therefore, and ownership of these shares will be in book-entry form.

The individualized statement to participants will include receipts and purchases relating to each participant’s participation in the distribution reinvestment program including the tax consequences relative thereto. The directors, including a majority of independent directors, by majority vote may amend or terminate the distribution reinvestment program upon 30 days notice to participants.

Stockholders who participate in the distribution reinvestment program will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits, in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment program. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. In addition, the 5% discount applicable to shares purchased under the dividend reinvestment program will itself be treated as a deemed distribution to the purchaser. Shares received under the distribution reinvestment program will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See “Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Taxable Domestic Stockholders” for a full discussion of the tax effects of distributions.

We will not issue certificates representing shares purchased through the dividend reinvestment program and the ownership of these shares will be in book-entry form.

No selling commissions or dealer manager fees are payable in connection with the dividend reinvestment program.

Share Repurchase Program

The Company’s share redemption program has been revised to provide that it will commence during our current offering of our common stock but that is otherwise similar to the share redemption program that we planned to implement following the conclusion of such offering.

Prior to the time that our shares are listed on a national securities exchange (or on a similar quotation system), the share repurchase program may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, subject to restrictions and applicable law. Specifically, state securities regulators impose investor suitability standards that establish specific financial thresholds that must be met by any investor in certain illiquid, long-term investments, including REIT shares. The prices at which stockholders who have held shares for the required one-year period may sell shares back to us are as follows:

•	during the current offering period, at $9.00 per share (a reduction of $1.00 from the $10.00 offering price per share);
•	during the 12 months following the close of the offering, at $9.50 per share; and
•	thereafter, at $10.00 per share

A stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through the share repurchase program, although if a stockholder redeems all of its shares our Board of Directors has the discretion to exempt shares purchased pursuant to the dividend reimbursement plan from this one-year requirement. Our affiliates will not be eligible to participate in the share repurchase program.

Pursuant to the terms of the share repurchase program, we will make repurchases, if requested, at least once quarterly. Each stockholder whose redemption request is granted will receive the redemption amount within 30 days after the fiscal quarter in which we grant its redemption request. Subject to the limitations described in this prospectus, we will also redeem shares upon the request of the estate, heir or beneficiary of a deceased stockholder. We will limit the number of shares redeemed pursuant to our share redemption program as follows: during any 12-month period, we will not redeem in excess of two percent (2.0%) of the weighted average number of shares outstanding during the prior calendar year.

Our Board of Directors, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by our Board of Directors to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors.

No selling commissions or dealer manager fees are payable in connection with the share repurchase plan.

Our Board of Directors reserves the right in its sole discretion at any time and from time to time to:

•	waive the one-year holding period in the event of the death of a stockholder, a stockholder’s disability or need for long-term care, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA;
•	reject any request for redemption;
•	change the purchase price for redemptions; or
•	otherwise amend the terms of, suspend or terminate our share repurchase program.

Funding for the share repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan and other operating funds, if any, as our Board of Directors, at its sole discretion, may reserve for this purpose. We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each year. However, the stockholder may withdraw the request at any time or ask that we honor the request when funds are available. Pending repurchase requests will be honored on a pro rata basis.

If funds available for our share redemption program are not sufficient to accommodate all requests, shares will be redeemed as follows: first, pro rata as to redemptions upon the death or disability of a stockholder; next pro rata as to redemptions to stockholders who demonstrate, in the discretion of our Board of Directors, another involuntary exigent circumstance, such as bankruptcy; next pro rata as to redemptions to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and, finally, pro rata as to all other redemption requests.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for redemption, except that the minimum number of shares that must be presented for redemption shall be at least 25% of the holder’s shares. However, provided that your redemption request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased stockholder; (2) by stockholder who is deemed by our Board of Directors to be disabled or in need of long-term care; (3) by a stockholder due to other involuntary exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder’s IRA, a minimum of 10% of the stockholder’s shares may be presented for redemption; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder’s remaining shares.

A stockholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares redeemed following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our Board of Directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Unredeemed shares may be passed to an estate, heir or beneficiary following the death of a stockholder.

A stockholder requesting the redemption of his shares due to a disability must mail or deliver to us a written request on a form provided by us, including the evidence acceptable to our Board of Directors of the stockholder’s disability. If the shares are to be redeemed under any conditions outlined herein, we will forward the documents necessary to effect the redemption, including any signature guaranty we may require.

Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national stock exchange, inclusion of the shares for quotation on a national market system, or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

If we terminate, reduce or otherwise change the share repurchase program, we will send a letter to stockholders informing them of the change, and we will disclose the changes in quarterly reports filed with the Securities and Exchange Commission on Form 10-Q.

REPORTS TO STOCKHOLDERS

Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of these books of account, together with a copy of our charter, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

The advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

•	audited financial statements;
•	the ratio of the costs of raising capital during the period to the capital raised;
•	the aggregate amount of advisory fees and the aggregate amount of fees paid to the advisor and any affiliate of the advisor, including fees or charges paid to the advisor and to any affiliate of the advisor by third parties doing business with us;
•	our total operating expenses, stated as a percentage of the average invested assets and as a percentage of net income;
•	a report from the independent directors that the policies we follow are in the best interests of our stockholders and the basis for such determination; and
•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, the directors, the advisor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each stockholder within 45 days after the close of each quarterly fiscal period. Also, each stockholder will be provided our unaudited semi-annual reports within 270 days following the close of each fiscal year. The semi-annual reports will contain the same type of information as the annual reports described above.

At the same time as any distribution, we will provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons why the information is not available. In no event will the information be provided to stockholders more than 60 days after we make the distribution. We will include in our stockholders’ account statements an estimated value of our shares that will comply with the requirements of NASD Rule 2340.

Within 60 days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a property, we will submit a report to each stockholder containing:

•	the location and a description of the general character of the property acquired during the quarter;
•	the present or proposed use of the property and its suitability and adequacy for that use;
•	the terms of any material leases affecting the property;
•	the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, “due-on-sale” or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and
•	a statement that title insurance has been or will be obtained on the property acquired.

In addition, during the period of the offering we will send a report to each stockholder and submit to prospective investors when the advisor believes a property will probably be acquired:

•	on specified terms, i.e., upon completion of due diligence which includes review of the title insurance commitment, appraisal and environmental analysis; and
•	involving the use of 10% or more, on a cumulative basis, of the net proceeds of the offering.

After the completion of the last acquisition, the advisor will, upon request, send a schedule to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury, reflects: each acquisition made; the purchase price paid; the aggregate of all acquisition expenses paid on each transaction; and a computation showing compliance with our charter. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators, any report or statement required to be distributed to stockholders pursuant to our charter or any applicable law or regulation.

In addition, we will annually prepare a comparison between our compensation structure and the compensation structure prescribed by the NASAA REIT Guidelines. Certain state securities regulators, including the Securities Division of the Commonwealth of Massachusetts and the Arizona Corporation Commission, require us to deliver this comparison for their review on a regular basis. If the comparison indicates that our proceeds exceed those allowed by the NASAA REIT Guidelines, our charter requires us to return any excess proceeds to our stockholders within 30 days of making the comparison.

The accountants we regularly retain will prepare our federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between generally accepted accounting principles and income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information (including a Form 1099) to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the distribution reinvestment program. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

We may deliver to our stockholders each of the reports discussed in this section, as well as any other communications that we may provide them with, by E-mail or by any other means.

See “Risk Factors; Employee Benefit Plan Risks; Annual Statement of Value is an Estimate” for an explanation of the annual statement of value we provide to stockholders.

LITIGATION

We are not subject to any legal proceedings except as described below.

General

On March 29, 2006, Jonathan Gould, a former member of our Board of Directors and Senior Vice-President-Acquisitions, filed a lawsuit against us in the District Court for the Southern District of New York. The suit alleges, among other things, that Mr. Gould was insufficiently compensated for his services to us as director and officer. Mr. Gould sought damages of (i) up to $11,500,000 or (ii) a 2.5% ownership interest in all properties that we acquire and an option to acquire up to 5% of the membership interests of Lightstone SLP, LLC. We filed a motion to dismiss the lawsuit. After review of the motion to dismiss, counsel for Mr. Gould represented that Mr. Gould was dropping his claim for ownership interest in the properties we acquire and his claim for membership interests. Mr. Gould’s counsel represented that he would be suing only under theories of quantum merit and unjust enrichment seeking the value of work he performed. Counsel for the Lightstone REIT made motion to dismiss Mr. Gould’s complaint, which was granted by Judge Sweeney. Mr. Gould has filed an appeal of the decision dismissing his case which is pending. Management believes that this suit is frivolous and entirely without merit and intends to defend against these charges vigorously.

Manhattan Office Building

On January 4, 2007, 1407 Broadway Real Estate LLC (“Office Owner”), an indirect, wholly owned subsidiary of 1407 Broadway Mezz II LLC (“Mezz II”), consummated the acquisition of a sub-leasehold interest (the “Sublease Interest”) in an office building located at 1407 Broadway, New York, New York (the “Office Property”). Mezz II is a joint venture between LVP 1407 Broadway LLC (“LVP LLC”), a wholly owned subsidiary of our operating partnership, and Lightstone 1407 Manager LLC (“Manager”), which is wholly owned by David Lichtenstein, the Chairman of our Board of Directors and our Chief Executive Officer and President, and Shifra Lichtenstein, his wife.

The Sublease Interest was acquired pursuant to a Sale and Purchase of Leasehold Agreement with Gettinger Associates, L.P. (“Gettinger”). In July 2006, Abraham Kamber Company, as sublessor under the sublease (“Sublessor”), served two notices of default on Gettinger (the “Default Notices”). The first alleged that Gettinger had failed to satisfy its obligations in performing certain renovations and the second asserted numerous defaults relating to Gettinger’s purported failure to maintain the Office Property in compliance with its contractual obligations.

In response to the Default Notices, Gettinger commenced legal action and obtained an injunction that extends its time to cure any default, prohibits interference with its leasehold interest and prohibits Sublessor from terminating its sublease pending resolution of the litigation. A motion by Sublessor for partial summary judgment, alleging that certain work on the Office Property required its prior approval, was denied by the Supreme Court, New York County. Subsequently, by agreement of the parties, a stay was entered precluding the termination of the Sublease Interest pending a final decision on Sublessor’s claim of defaults under the Sublease Interest. In addition, the parties stipulated to the intervention of Office Owner as a party to the proceedings. The parties have been directed to engage in and complete discovery. We consider the litigation to be without merit.

Prior to consummating the acquisition of the Sublease Interest, Mezz II received a letter from Sublessor indicating that Sublessor would consider such acquisition a default under the original sublease, which prohibits assignments of the Sublease Interest when there is an outstanding default there under. On February 16, 2007, Mezz II received a Notice to Cure from Sublessor stating the transfer of the Sublease Interest occurred in violation of the Sublease given Sublessor’s position that Office Seller is in default. Mezz II will commence and vigorously pursue litigation in order to challenge the default, receive an injunction and toll the termination period provided for in the Sublease.

On September 4, 2007, Mezz II commenced a new action against Sublessor alleging a number claims, including the claims that Sublessor has breached the sublease and committed intentional torts against Mezz II by (among other things) issuing multiple groundless default notices, with the aim of prematurely terminating the sublease and depriving Mezz II of its valuable interest in the sublease. The complaint seeks a declaratory judgment that Mezz II has not defaulted under the sublease, damages for the losses Mezz II has incurred as a result of Sublessor’s wrongful conduct, and an injunction to prevent Sublessor from issuing further default notices without valid grounds or in bad faith.

As of the date hereof, we are not a party to any other material pending legal proceedings.

RELATIONSHIPS AND RELATED TRANSACTIONS

On July 6, 2004, Lightstone Value Plus REIT LLC purchased 20,000 shares for $10.00 per Share from us in connection with our organization. Our advisor also made a capital contribution of $2,000 to Lightstone Value Plus REIT LP, our operating partnership, in exchange for 200 limited partnership units of the operating partnership. The 200 limited partnership units received by our advisor may be exchanged, at its option, for 200 shares identical to those being offered pursuant to the prospectus included in this registration statement, subject to our option to pay cash in lieu of such shares. No sales commission or other consideration was paid in connection with such sales, which were consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration in Section 4(2) of the Securities Act because the transactions did not involve any public offering.

We have entered into agreements to pay our advisor, our property manager, our dealer manager and their affiliates fees or other compensation for providing services to us, as more fully described in “Compensation Table” and entered into joint venture agreements with our sponsor in connection with our acquisitions of 1407 Broadway, New York, New York and 2150 Whitfield Avenue, Sarasota Florida, as more fully described in “Real Property Investments — Specified Investments.”

LEGAL MATTERS

Proskauer Rose LLP, New York, New York, will pass upon the legality of the common stock and legal matters in connection with our status as a REIT for federal income tax purposes. Proskauer Rose LLP does not purport to represent our stockholders or potential investors, who should consult their own counsel. Proskauer Rose LLP also provides legal services to our sponsor, advisor and their affiliates.

Proskauer Rose LLP has reviewed the statements in the section in the prospectus titled “Federal Income Tax Considerations” and elsewhere as they relate to federal income tax matters and the statements in the section in the prospectus titled “ERISA Considerations.”

Venable LLP will pass upon certain matters of Maryland law in connection with our organization. Venable LLP does not purport to represent our stockholders or potential investors, who should consult their own counsel.

EXPERTS

The consolidated financial statements of Lightstone Value Plus Real Estate Investment Trust, Inc. and Subsidiaries as of December 31, 2006 and 2005, and for the years ended December 31, 2006 and 2005 and for the period from June 8, 2004 (date of inception) to December 31, 2004, included in this prospectus have been audited by Amper, Politziner & Mattia, P.C., independent registered public accounting firm, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenues and certain operating expenses of the industrial portfolio located in Texas and Louisiana for the year ended December 31, 2006 included in this prospectus was audited by The Schonbraun McCann Group LLP, independent registered public accounting firm, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statement of revenues and certain operating expenses of the office building located in New York, New York for the year ended December 31, 2005 included in this prospectus was audited by The Schonbraun McCann Group LLP, independent registered public accounting firm, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenues and certain operating expenses of the shopping center located in Nebraska for the year ended December 31, 2005 included in this prospectus was audited by The Schonbraun McCann Group LLP, independent registered public accounting firm, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated statement of revenues and certain operating expenses of the apartment complexes located in Michigan for the year ended December 31, 2005 included in this prospectus was audited by Amper, Politziner & Mattia, P.C., independent registered public accounting firm, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statement of revenues and certain operating expenses of the shopping center located in Florida for the year ended December 31, 2005 included in this prospectus was audited by Rampell and Rampell, P.A., independent registered public accounting firm, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated statement of revenues and certain operating expenses of the apartment complexes located in Florida and North Carolina for the year ended December 31, 2006 included in this prospectus was audited by the Schonbraun McCann Group LLP, independent registered public accounting firm, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with this offering. This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You may read and copy our registration statement and all of its exhibits and schedules which we have filed with the SEC and which may be inspected and copied at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Section of the SEC, Washington D.C. 20549 upon payment of the fee prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxies, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this website is http://www.sec.gov.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
(A Maryland Corporation)

INDEX

Page
Audited Financial Statements
Report of Independent Registered Public Accounting Firm on Consolidated Financial Statements	F-4
Financial Statements:
Consolidated Balance Sheets as of December 31, 2006 and 2005	F-5
Consolidated Statements of Operations for the years ended December 31, 2006 and December 31, 2005 and for the period from June 8, 2004 (date of inception) to December 31, 2004	F-6
Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2006 and December 31, 2005 and for the period from June 8, 2004 (date of inception) to December 31, 2004	F-7
Consolidated Statements of Cash Flows for the years ended December 31, 2006 and December 31, 2005 and for the period from June 8, 2004 (date of inception) to December 31, 2004	F-8
Notes to Consolidated Financial Statements	F-9
Unaudited Financial Statements
Consolidated Balance Sheets as of September 30, 2007 (unaudited) and December 31, 2006 (audited)	F-0
Consolidated Statements of Operations (unaudited) for the Nine and Three Months Ended September 30, 2007 and 2006	F-29
Consolidated Statement of Stockholders’ Equity and Comprehensive Loss (unaudited) for the Nine Months Ended September 30, 2007	F-30
Consolidated Statements of Cash Flows (unaudited) for the Six Months Ended June 30, 2007 and 2006	F-31
Notes to Consolidated Financial Statements	F-32
Financial Statements of St. Augustine Outlets Real Estate Property Acquired
Independent Auditors’ Report	F-55
Statement of Revenues and Certain Expenses for the Year Ended December 31, 2005	F-56
Notes to Statement of Revenues and Certain Operating Expenses	F-57
Unaudited Pro Forma Financial Information
Unaudited Pro Forma Consolidated Financial Information	F-59
Unaudited Pro Forma Consolidated Statement of Operations for the Three Months Ended March 31, 2006	F-60
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2005	F-61
Unaudited Notes to Pro Forma Consolidated Financial Statements	F-62
Financial Statements of Michigan Multi-Family Real Estate Property Acquired
Independent Auditors’ Report	F-64
Consolidated Statement of Revenues and Certain Operating Expenses for the Year Ended December 31, 2005 and for the period from January 1, 2006 through June 28, 2006 (unaudited)	F-65
Notes to Consolidated Statement of Revenues and Certain Operating Expenses	F-66

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Lightstone Value Plus Real Estate Investment Trust, Inc. and its Subsidiaries

We have audited the accompanying consolidated balance sheets of Lightstone Value Plus Real Estate Investment Trust, Inc. and Subsidiaries (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended, and for the period from June 8, 2004 (date of inception) through December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lightstone Value Plus Real Estate Investment Trust, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended, and for the period from June 8, 2004 (date of inception) through December 31, 2004, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ Amper, Politziner & Mattia, P.C.

March 16, 2007
Edison, New Jersey

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of December 31, 2006 and 2005

	December 31, 2006	December 31, 2005
ASSETS
Investment property:
Land	$20,141,357	$—
Buildings and improvements	82,217,115	—
	102,358,472	—
Less accumulated depreciation and amortization	(1,184,590)	—
Net investment property	101,173,882	—
Cash and cash equivalents	19,280,710	205,030
Restricted escrows	6,912,578	—
Deposit for purchase of real estate	8,435,000	—
Due from escrow agent	163,949	—
Tenant and other accounts receivable	316,232	—
Acquired in-place lease intangibles (net of accumulated amortization of $1,365,512 and $0, respectively)	1,801,678	—
Acquired above market lease intangibles (net of accumulated amortization of $75,258 and $0, respectively)	601,987	—
Deferred leasing costs (net of accumulated amortization of $123,230 and $0, respectively)	758,438	—
Deferred financing costs (net of accumulated amortization of $26,813 and $0, respectively)	691,777	—
Deferred offering costs	—	225,966
Prepaid expenses and other assets	571,986	—
Total Assets	$140,708,217	$430,996
LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage payable	$95,475,000	$—
Accounts payable and accrued expenses	1,980,052	37,511
Tenant allowances and deposits payable	301,970	—
Distributions payable	601,286	—
Prepaid rental revenues	81,020	—
Acquired below market lease intangibles (net of accumulated amortization of $953,435 and $0, respectively)	2,011,063	—
Due to affiliate	—	309,056
	100,450,391	346,567
Minority interest in partnership	4,282,122	836
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred shares, 10,000,000 shares authorized, none outstanding	—	—
Common stock, $.01 par value; 60,000,000 shares authorized, 4,316,989 and 20,000 shares issued and outstanding, respectively	43,170	200
Additional paid-in-capital	38,686,993	199,800
Accumulated distributions in addition to net loss	(2,754,459)	(116,407)
Total stockholders’ equity	35,975,704	83,593
Total Liabilities and Stockholders’ Equity	$140,708,217	$430,996

The Company’s notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2006 and 2005 and
For the Period from June 8, 2004 (Date of Inception) to December 31, 2004

	Year Ended December 31, 2006	Year Ended December 31, 2005	Period from June 8, 2004 (Date of Inception) to December 31, 2004
Revenues:
Rental income	$7,271,738	$—	$—
Tenant recovery income	990,929	—	—
	8,262,667	—	—
Expenses:
Property operating expenses	3,656,914	—	—
Real estate taxes	882,212	—	—
General and administrative costs	808,502	117,571	—
Depreciation and amortization	2,674,819	—	—
	8,022,447	117,571	—
Operating income (loss)	240,220	(117,571)	—
Other income	810,877	—	—
Interest expense	(2,587,527)	—	—
Minority interest	86	1,164	—
Net loss	$(1,536,344)	$(116,407)	$—
Net loss per common share, basic and diluted	$(0.96)	$(5.82)	$—
Weighted average number of common shares outstanding, basic and diluted	1,594,060	20,000	20,000

The Company’s notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY
For the Years Ended December 31, 2006 and December 31, 2005 and
For the Period from June 8, 2004 (Date of Inception) to December 31, 2004

	Preferred Shares		Common Shares		Additional Paid-In Capital	Accumulated Distributions in Addition to Net Loss	Total Stockholders’ Equity
	Preferred Shares	Amount	Common Shares	Amount
Balance, June 8, 2004 (date of inception)	—	$—	—	$—	$—	$—	$—
Issuance of common shares	—	—	20,000	200	199,800		200,000
Balance, December 31, 2004	—	—	20,000	200	199,800	—	200,000
Net loss	—	—	—	—	—	(116,407)	(116,407)
Balance, December 31, 2005	—	$—	20,000	$200	$199,800	$(116,407)	$83,593
Net loss	—	—	—	—	—	(1,536,344)	(1,536,344)
Distributions declared						(1,101,708)	(1,101,708)
Proceeds from offering	—	—	4,276,165	42,762	42,570,940	—	42,613,702
Selling commissions and dealer manager fees	—	—	—	—	(3,337,501)	—	(3,337,501)
Other offering costs	—	—	—	—	(943,869)	—	(943,869)
Proceeds from distribution reinvestment program			20,824	208	197,623	—	197,831
Balance, December 31, 2006	—	$—	4,316,989	$43,170	$38,686,993	$(2,754,459)	$35,975,704

The Company’s notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2006 and December 31, 2005 and
For the Period from June 8, 2004 (Date of Inception) to December 31, 2004

	Year Ended December 31, 2006	Year Ended December 31, 2005	Period from June 8, 2004 (Date of Inception) to December 31, 2004
Cash Flows from operating activities:
Net loss	$(1,536,344)	$(116,407)	$—
Loss allocated to minority interests	(86)	(1,164)	—
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,186,076	—	—
Amortization of deferred financing costs	26,813	—	—
Amortization of deferred leasing costs	123,230
Amortization of above and below-market lease intangibles and in place leases	487,335	—	—
Changes in assets and liabilities:
Increase in prepaid expenses and other assets	(573,470)	—	—
Increase in tenant and other accounts receivable	(316,232)
Increase in tenant allowance and security deposits payable	301,970	—	—
Increase in accounts payable and accrued expenses	1,942,541	37,511	—
Increase in prepaid rents	81,020
Net cash provided by (used in) operating activities	1,722,853	(80,060)	—
Cash Flows used in investing activities:
Purchase of investment property	(104,120,077)	—	—
Funding of real estate purchase deposit	(8,435,000)	—	—
Funding of restricted escrows	(6,912,578)	—	—
Net cash used in investing activities	(119,467,655)	—	—
Cash Flows from financing activities:
Proceeds from mortgage financing	95,475,000	—	—
Payment of loan fees and expenses	(718,590)	—	—
Proceeds from issuance of common stock	42,613,702	—	200,000
Proceeds from issuance of special general partnership interests	4,281,369	—	—
Payment of offering costs	(4,055,404)	(225,966)	—
Increase in amounts due from escrow agent	(163,949)
Increase (decrease) in amounts due to affiliates, net	(309,055)	305,567	5,489
Distributions paid	(302,591)	—	—
Net cash provided by financing activities	136,820,482	79,601	205,489
Net change in cash	19,075,680	(459)	205,489
Cash, beginning of period	205,030	205,489	—
Cash, end of period	$19,280,710	$205,030	$205,489
Supplemental disclosure of cash flow information:
Cash paid for interest	$2,329,904	$—	$—
Dividends declared	$601,286	—	$—

The Company’s notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005 and
For the Period from June 8, 2004 (Date of Inception) to December 31, 2004

1. Organization

Lightstone Value Plus Real Estate Investment Trust, Inc., a Maryland corporation (“Lightstone REIT” and, together with the Operating Partnership (as defined below), the “Company”) was formed on June 8, 2004 and has qualified as a real estate investment trust (“REIT”) for the year ending December 31, 2006. The Company was formed primarily for the purpose of engaging in the business of investing in and owning commercial and residential real estate properties located throughout the United States and Puerto Rico.

The Lightstone REIT is structured as an umbrella partnership real estate investment trust, or UPREIT, and substantially all of the Lightstone REIT’s current and future business is and will be conducted through Lightstone Value Plus REIT, L.P., a Delaware limited partnership formed on July 12, 2004 (the “Operating Partnership”). The Lightstone REIT is managed by Lightstone Value Plus REIT, LLC (the “Advisor”), an affiliate of the Lightstone Group (the “Sponsor”), under the terms and conditions of an advisory agreement. The Sponsor and Advisor are owned and controlled by David Lichtenstein, the Chairman of the Company’s board of directors.

The Company intends to sell a maximum of 30 million common shares, at a price of $10 per share (exclusive of 4 million shares available pursuant to the Company’s dividend reinvestment plan, 600,000 shares that could be obtained through the exercise of selling dealer warrants when and if issued and 75,000 shares that are reserved for issuance under the Company’s stock option plan). The Company’s Registration Statement on Form S-11 (the “Registration Statement”) was declared effective under the Securities Act of 1933 on April 22, 2005, and on May 24, 2005, the Lightstone REIT began offering its common shares for sale to the public. Lightstone Securities, LLC (the “Dealer Manager”), an affiliate of the Sponsor, is serving as the dealer manager of the Company’s public offering (the “Offering”).

The Company sold 20,000 shares to the Advisor on July 6, 2004, for $10 per share. The Company invested the proceeds from this sale in the Operating Partnership, and as a result, held a 99.01% general partnership interest at December 31, 2004 and 2005, and 99.99% general partnership interest at December 31, 2006. The Advisor also contributed $2,000 to the Operating Partnership in exchange for 200 limited partner units in the Operating Partnership. The limited partner has the right to convert operating partnership units into cash or, at the option of the Company, an equal number of common shares of the Company, as allowed by the limited partnership agreement.

A Post-Effective Amendment to the Lightstone REIT’s Registration Statement was declared effective on October 17, 2005. The Post-Effective Amendment reduced the minimum offering from 1 million shares of common stock to 200,000 shares of common stock. As of December 31, 2005, the Company had reached its minimum offering by receiving subscriptions for approximately 226,000 of its common shares, representing gross offering proceeds of approximately $2.3 million. On February 1, 2006, cumulative gross offering proceeds of approximately $2.7 million were released to the Company from escrow and invested in the Operating Partnership.

As of December 31, 2006, cumulative gross offering proceeds of approximately $42.8 million have been released to the Lightstone REIT and used for the purchase of a 99.99% general partnership interest in the Operating Partnership. The Company expects that its ownership percentage in the Operating Partnership will remain significant as it plans to continue to invest all net proceeds from the Offering in the Operating Partnership.

Lightstone SLP, LLC, an affiliate of the Advisor, intends to periodically purchase special general partner interests in the Operating Partnership at a cost of $100,000 per unit for each $1.0 million in offering subscriptions. Proceeds from the sale of the special general partnership interests will be used to repay advances from the Advisor that were used to fund organizational and offering costs incurred by the Company. Through

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005 and
For the Period from June 8, 2004 (Date of Inception) to December 31, 2004

1. Organization  – (continued)

December 31, 2006, the Lightstone REIT offset proceeds of approximately $4.2 million from the sale of special general partnership interests against approximately $5.4 million of Advisor cash advances used for offering costs.

The Advisor is responsible for offering and organizational costs exceeding 10% of the gross offering proceeds without recourse to the Company. Since its inception, and through December 31, 2006, the Advisor has not allocated any organizational costs to the Company. Advances for offering costs in excess of the 10% threshold (approximately $1.1 million at December 31, 2006) will only be reimbursed to the Advisor as additional offering proceeds are received by the Company.

Through its Operating Partnership, the Company will seek to acquire and operate commercial and residential properties, principally in the United States. All such properties may be acquired and operated by the Company alone or jointly with another party. During 2006, the Company has completed the acquisition of the Belz Factory Outlet World in St. Augustine, Florida, four multi-family communities in Southeast Michigan, and a retail power center in Omaha, Nebraska. All of the acquired properties are managed by affiliates of Lightstone Value Plus REIT Management LLC, (the “Property Manager”).

The Company’s Advisor, Property Manager and Dealer Manager are each related parties. Each of these entities will receive compensation and fees for services related to the offering and for the investment and management of the Company’s assets. These entities will receive fees during the offering, acquisition, operational and liquidation stages. The compensation levels during the offering, acquisition and operational stages are based on percentages of the offering proceeds sold, the cost of acquired properties and the annual revenue earned from such properties, and other such fees outlined in each of the respective agreements. (See Note 9, Related Party Transactions).

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Company and the Operating Partnership. As of December 31, 2006, the Company had a 99.99% general partnership interest in the Operating Partnership. All inter-company balances and transactions have been eliminated in consolidation.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during a reporting period. The most significant assumptions and estimates relate to the valuation of real estate, depreciable lives, revenue recognition, the collectability of trade accounts receivable and the realizability of deferred tax assets. Application of these assumptions requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. All cash and cash equivalents are held in commercial paper and money market funds. To date, the Company has not experienced any losses on its cash and cash equivalents.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005 and
For the Period from June 8, 2004 (Date of Inception) to December 31, 2004

2. Summary of Significant Accounting Policies  – (continued)

Revenue Recognition

Minimum rents are recognized on an accrual basis, over the terms of the related leases on a straight-line basis. The capitalized above-market lease values and the capitalized below-market lease values are amortized as an adjustment to rental income over the initial lease term. Percentage rents, which are based on commercial tenants’ sales, are recognized once the sales reported by such tenants exceed any applicable breakpoints as specified in the tenants’ leases. Recoveries from commercial tenants for real estate taxes, insurance and other operating expenses, and from residential tenants for utility costs, are recognized as revenues in the period that the applicable costs are incurred. The Company recognizes differences between estimated recoveries and the final billed amounts in the subsequent year.

Accounts Receivable

The Company makes estimates of the uncollectability of its accounts receivable related to base rents, expense reimbursements and other revenues. The Company analyzes accounts receivable and historical bad debt levels, customer credit worthiness and current economic trends when evaluating the adequacy of the allowance for doubtful accounts. In addition, tenants in bankruptcy are analyzed and estimates are made in connection with the expected recovery of pre-petition and post-petition claims. The Company’s reported net income is directly affected by management’s estimate of the collectability of accounts receivable

Investment in Real Estate

Accounting for Acquisitions

The Company accounts for acquisitions of Properties in accordance with SFAS No. 141, Business Combinations. The fair value of the real estate acquired is allocated to acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases for acquired in-place leases and the value of tenant relationships, based in each case on their fair values. Purchase accounting is applied to assets and liabilities related to real estate entities acquired based upon the percentage of interest acquired.

Upon the acquisition of real estate operating properties, the Company estimates the fair value of acquired tangible assets (consisting of land, building and improvements) and identified intangible assets and liabilities (consisting of above and below-market leases, in-place leases and tenant relationships), and assumed debt in accordance with SFAS No. 141, Business Combinations (“SFAS No. 141”), at the date of acquisition, based on evaluation of information and estimates available at that date. Based on these estimates, the Company allocates the initial purchase price to the applicable assets and liabilities. As final information regarding fair value of the assets acquired and liabilities assumed is received and estimates are refined, appropriate adjustments are made to the purchase price allocation. The allocations are finalized within twelve months of the acquisition date.

In determining the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values and the capitalized below-market lease values are amortized as an adjustment to rental income over the initial lease term.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005 and
For the Period from June 8, 2004 (Date of Inception) to December 31, 2004

2. Summary of Significant Accounting Policies  – (continued)

The aggregate value of in-place leases is determined by evaluating various factors, including an estimate of carrying costs during the expected lease-up periods, current market conditions and similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses, and estimates of lost rental revenue during the expected lease-up periods based on current market demand. Management also estimates costs to execute similar leases including leasing commissions, legal and other related costs. The value assigned to this intangible asset is amortized over the remaining lease terms ranging from one month to approximately 11 years. Optional renewal periods were not considered.

The aggregate value of other acquired intangible assets includes tenant relationships. Factors considered by management in assigning a value to these relationships include: assumptions of probability of lease renewals, investment in tenant improvements, leasing commissions and an approximate time lapse in rental income while a new tenant is located. The value assigned to this intangible asset is amortized over the remaining lease terms ranging from one month to approximately 11 years.

Carrying Value of Assets

The amounts to be capitalized as a result of periodic improvements and additions to real estate property, and the periods over which the assets are depreciated or amortized, are determined based on the application of accounting standards that may require estimates as to fair value and the allocation of various costs to the individual assets. Differences in the amount attributed to the assets can be significant based upon the assumptions made in calculating these estimates.

Impairment Evaluation

Management evaluates the recoverability of its investment in real estate assets in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that recoverability of the asset is not assured.

The Company evaluates the long-lived assets, in accordance with SFAS No. 144 on a quarterly basis and will record an impairment charge when there is an indicator of impairment and the undiscounted projected cash flows are less than the carrying amount for a particular property. Management concluded no impairment adjustment was required at December 31, 2006. The estimated cash flows used for the impairment analysis and the determination of estimated fair value are based on the Company’s plans for the respective assets and the Company’s views of market and economic conditions. The estimates consider matters such as current and historical rental rates, occupancies for the respective Properties and comparable properties, and recent sales data for comparable properties. Changes in estimated future cash flows due to changes in the Company’s plans or views of market and economic conditions could result in recognition of impairment losses, which, under the applicable accounting guidance, could be substantial.

Depreciation and Amortization

Depreciation expense for real estate assets is computed using a straight-line method using a weighted average composite life of thirty-nine years for buildings and improvements and five to ten years for equipment and fixtures. Expenditures for tenant improvements and construction allowances paid to commercial tenants are capitalized and amortized over the initial term of each lease, currently one month to 11 years. Maintenance and repairs are charged to expense as incurred.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005 and
For the Period from June 8, 2004 (Date of Inception) to December 31, 2004

2. Summary of Significant Accounting Policies  – (continued)

Deferred Costs

The Company capitalizes initial direct costs in accordance with SFAS No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases. The costs are capitalized upon the execution of the loan or lease and amortized over the initial term of the corresponding loan or lease. Amortization of deferred loan costs begins in the period during which the loan was originated. Deferred leasing costs are not amortized to expense until the earlier of the store opening date or the date the tenant’s lease obligation begins.

Income Taxes

For the year ending December 31, 2006, the Company has elected to be taxed as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, no provision for income tax has been recorded.

To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its ordinary taxable income to stockholders. As a REIT, the Company generally will not be subject to federal income tax on taxable income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company believes that it will be organized and operate in such a manner as to qualify for treatment as a REIT and intends to operate in such a manner so that the Company will remain qualified as a REIT for federal income tax purposes.

The Company expects to report a net operating loss for Federal income tax purposes and to carry-forward such loss from December 31, 2006. The availability of such loss carry-forward will begin to expire in 2026. As the Company does not consider it likely that it will realize any future benefit from its loss carry-forward, any deferred asset resulting from the final determination of its tax loss for the year ended December 31, 2006 will be fully offset by a valuation allowance of the same amount.

Organization and Offering Costs

The Company estimates offering costs of approximately $300,000 if the minimum offering of 200,000 shares is sold, and approximately $30,000,000 if the maximum offering of 30,000,000 shares is sold. Subject to limitations in terms of the maximum percentage of costs to offering proceeds that may be incurred by the Company, third-party offering expenses such as registration fees, due diligence fees, marketing costs, and professional fees, along with selling commissions and dealer manager fees paid to the Dealer Manager, are accounted for as a reduction against additional paid-in capital (“APIC”) as offering proceeds are released to the Company.

As of December 31, 2006, the Advisor has advanced approximately $5.4 million to the Company for offering costs, including commission and dealer manager fees. Based on gross proceeds of approximately $42.8 million from its public offering as of December 31, 2006, the Company’s responsibility for the reimbursement of advances for commissions and dealer manager fees was limited to approximately $3.3 million (or 8% of the gross offering proceeds), and its obligation for advances for organization and third-party offering costs was limited to approximately $1.0 million (or 2% of the gross offering proceeds).

Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate their fair values because of the short maturity of these instruments. The fair value of the fixed-rate

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005 and
For the Period from June 8, 2004 (Date of Inception) to December 31, 2004

2. Summary of Significant Accounting Policies  – (continued)

mortgage debt and unsecured notes as of December 31, 2006 approximated the book value of approximately $95.5 million. The fair value of the mortgage debt was determined by discounting the future contractual interest and principal payments by a market rate.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Net Loss per Share

Net loss per share is computed in accordance with SFAS No. 128, Earnings per Share, by dividing the net loss by the weighted average number of shares of common stock outstanding. The Company does not have any options and warrants outstanding. As such, the numerator and the denominator used in computing both basic and diluted net loss per share allocable to common stockholders for each year presented are equal.

New Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement clarifies that market participant assumptions include assumptions about risk, for example, the risk inherent in a particular valuation technique used to measure fair value (such as a pricing model) and/or risk inherent in the inputs to the valuation technique. This Statement clarifies that market participant assumptions also include assumptions about the effect of a restriction on the sale or use of an asset. This Statement also clarifies that a fair value measurement for a liability reflects its nonperformance risk. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact that the adoption of SFAS No. 157, but does not expect the adoption of SFAS No. 157 will have a material effect on the Company’s consolidated financial statements.

In June 2006, the FASB issued FIN No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN No. 48 to have a material impact on the Company’s financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 to address diversity in practice in quantifying financial statement misstatements and the potential under current practice for the build up of improper amounts on the balance sheet. SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The Company does not believe that the adoption of SAB 108 will have any effect on the Company’s consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005 and
For the Period from June 8, 2004 (Date of Inception) to December 31, 2004

2. Summary of Significant Accounting Policies  – (continued)

In September 2005, the Emerging Issues Task Force (“EITF”) issued Issue 04-05, Determining Whether a General Partner, or the General Partners As a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights. The EITF addresses whether rights held by the limited partner(s) preclude consolidation in circumstances in which the sole general partner would consolidate the limited partnership in accordance with U.S. generally accepted accounting principals. The assessment of limited partners’ rights and their impact on the presumption of control of the limited partnership by the sole general partner should be made when an investor becomes the sole general partner and should be reassessed if (i) there is a change to the terms or in the exercisability of the rights of the limited partners, (ii) the sole general partner increases or decreases its ownership of limited partnership interests, or (iii) there is an increase or decrease in the number of outstanding limited partnership interests. This issue is effective no later than for fiscal years beginning after December 15, 2005, and as of June 29, 2005 for new or modified arrangements. The Company adopted this statement in the first quarter of 2006. Adoption of EITF 04-05 had no material impact on the Company’s financial position or results of operations.

3. Acquisitions

St. Augustine Retail Outlet Mall

On November 30, 2005, Prime Outlets Acquisition Company LLC (“Prime”), an affiliate of the Advisor, entered into a Purchase and Sale Agreement with St. Augustine Outlet World, Ltd, an unaffiliated third party, to purchase Belz Outlets at St. Augustine, Florida. On March 31, 2006, Prime assigned its interest in the Purchase and Sale Agreement to LVP St. Augustine Outlets, LLC (“LVP St. Augustine”), a single purpose, wholly owned subsidiary of the Operating Partnership, and LVP St. Augustine simultaneously completed the acquisition of the property. The total acquisition price, including acquisition-related transaction costs, was $26,921,450. In connection with the transaction, the Advisor received an acquisition fee equal to 2.75% of the purchase price, or $715,000.

Approximately $22.4 million of the total acquisition cost was funded by a mortgage loan from Wachovia Bank, National Association (“Wachovia”) and approximately $4.5 million was funded with offering proceeds from the sale of the Company’s common stock. Loan proceeds from Wachovia were also used to fund approximately $4.8 million of escrows for future leasing-related expenditures, real estate taxes, insurance and debt service.

Southeastern Michigan Multi-Family Properties

On April 26, 2006, the Sponsor entered into a Purchase and Sale Agreement with Home Properties, L.P. and Home Properties WMF I, LLC, affiliates of Home Properties, Inc., a New York Stock Exchange listed real estate investment trust (collectively, “Sellers”), each an unaffiliated third party, to purchase 19 multifamily apartment communities. On June 29, 2006, the Sponsor assigned the purchaser’s interest in the Purchase and Sale Agreement with respect to four of the apartment communities to each of four single purpose, wholly owned subsidiaries of LVP Michigan Multifamily Portfolio LLC (“LVP MMP”), and the LVP MMP subsidiaries simultaneously completed the acquisition of the four properties. The Operating Partnership holds a 99% membership interest in LVP MMP, while the Lightstone REIT holds a 1% membership interest in LVP MMP. The properties are located in Southeast Michigan and were valued by an independent third-party appraiser retained by Citigroup Global Markets Realty Corp. (“Citigroup”) at an aggregate value equal to $54.3 million.

The total acquisition price, excluding acquisition-related transaction costs, was approximately $42.2 million. In connection with the transaction, the Advisor received an acquisition fee equal to 2.75% of the purchase price, or approximately $1.1 million. Other closing and financing related costs totaled approximately $400,000, and net pro ration adjustments for assumed liabilities, prepaid rents, real estate taxes and interest totaled $500,000.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005 and
For the Period from June 8, 2004 (Date of Inception) to December 31, 2004

3. Acquisitions  – (continued)

Approximately $40.7 million of the total acquisition cost was funded by a mortgage loan from Citigroup, and approximately $4.6 million was funded with offering proceeds from the sale of the Company’s common stock. Loan proceeds from Citigroup were also used to fund approximately $1.1 million of escrows for capital improvements, real estate taxes, and insurance.

In-place rents, net of rent concessions, and average occupancy for the four properties at December 31, 2006 was as follows:

In place rents, net	$718,217
Occupancy percentage	91.64%

Oakview Plaza

On December 21, 2006, the Company, through LVP Oakview Strip Center LLC, a wholly owned subsidiary of the Operating Partnership, acquired a retail shopping mall in Omaha, Nebraska from Oakview Plaza North, LLC (“Oakview”), Frank R. Krejci, Vera Jane Krejci, George W. Venteicher and Susan J. Venteicher (Oakview, Mr. and Mrs. Krejci and Mr. and Mrs. Venteicher, collectively, “Seller”), none of whom are affiliated with the Company.

Subject to Oakview’s development and leasing of an additional 2.1 acre parcel of land (the “Option Land”) located immediately adjacent to the property, the Operating Partnership will be required to subsequently purchase the Option Land on the commencement of rent under the lease for the Option Land. The contract price for the fully improved and leased Option Land will be determined by dividing the first full year of base rent payments by 9.5%. In the event that it receives notice that Oakview is not successful in negotiating the improvement and leasing of the Option Land, the Operating Partnership will have 30 days to purchase the unimproved Option Land from Oakview for a fixed contract price of $650,000. To date, the Company had not received such notice.

The acquisition price for the Property was $33.5 million, including an acquisition fee paid to the Advisor of $0.9 million and $47,000 in other acquisition-related transaction costs. Approximately $6.0 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and the remainder was funded with a $27.5 million fixed rate loan from Wachovia secured by the property. Offering proceeds were also used to fund financing related costs ($.2 million) and insurance and tax reserves ($.2 million). The Property was independently appraised at $38.0 million.

As of December 31, 2006, the approximate fixed future minimum rentals from the Company’s commercial real estate properties are as follows:

	2007	2008	2009	2010	2011	Thereafter	Total
St. Augustine	$2,050,393	$1,613,773	$1,168,043	$513,052	$200,298	$34,358	$5,579,917
Oakview Plaza	2,408,318	2,456,278	2,345,791	1,852,370	1,519,062	6,884,367	17,466,186
	$4,458,711	$4,070,051	$3,513,834	$2,365,422	$1,719,360	$6,918,725	$23,046,103

The following unaudited pro forma combined condensed statements of operations set forth the consolidated results of operations for the twelve months ended December 31, 2006 and December 31, 2005, respectively, as if the above described acquisitions had occurred at January 1, 2005. The unaudited pro forma information does not purport to be indicative of the results that actually would have occurred if the acquisitions had been in effect for the twelve months ended December 31, 2006 and December 31, 2005, respectively, or for any future period.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005 and
For the Period from June 8, 2004 (Date of Inception) to December 31, 2004

3. Acquisitions  – (continued)

	Twelve Months Ended December 31,
	2006	2005
Real estate revenues	$16,773,139	$17,515,492
Net loss	$(1,165,267)	$(1,744,267)
Basic and diluted loss per share	$(0.55)	$(1.10)
Basic and diluted weighted average shares outstanding	2,111,166	1,583,000

4. Mortgages Payable

Mortgages payable, totaling approximately $95.5 million at December 31, 2006, consists of two secured loans maturing in 2016, and one secured loan maturing in 2017. The loans bear interest at a fixed annual rate of 6.09%, 5.96%, and 5.49% respectively. Monthly installments of interest only are required through the first 12, 60 and 60 months, respectively, and monthly installments of principal and interest are required throughout the remainder of their stated terms. At their maturity, approximately $23.4 million, $37.9 million, and $22.6 million respectively, will be due, assuming no prior principal prepayment. Each of the loans is secured by acquired real estate and is non-recourse to the Company.

The following table shows the mortgage debt maturing during the next five years:

	2007	2008	2009	2010	2011	Thereafter	Total
Fixed rate mortgages	$244,904	$344,388	$365,957	$388,876	$661,414	$93,469,461	$95,475,000

Lightstone Holdings, LLC (“Guarantor”), a company wholly owned by the Advisor, has guaranteed to the extent of a $27.2 million mortgage loan on the St. Augustine, Florida property, the payment of losses that the lender may sustain as a result of fraud, misappropriation, misuse of loan proceeds or other acts of misconduct by the Company and/or its principals or affiliates. Such losses are recourse to the Guarantor under the guaranty regardless of whether Wachovia has attempted to procure payment from the Company or any other party. Further, in the event of the Company’s bankruptcy, reorganization or insolvency, or the interference by the Company or its affiliates in any foreclosure proceedings or other remedy exercised by Wachovia, Guarantor has guaranteed the payment of any unpaid loan amounts. The Company has agreed, to the maximum extent permitted by its Charter, to indemnify Guarantor for any liability that it incurs under this guaranty.

Pursuant to the Company’s loan agreements, escrows in the amount of $6.9 million were held in restricted escrow accounts at December 31, 2006. These escrows will be released in accordance with the loan agreements as payments of real estate taxes, insurance and capital improvement transactions, as required. Our mortgage debt also contains clauses providing for prepayment penalties.

5. Intangible Assets

At December 31, 2006 the Company had intangible liabilities relating to above-market leases from property acquisitions of approximately $0.7 million and approximately $0.1 million of accumulated amortization of above-market leases, intangible assets related to leases in place at the time of acquisition of $3.2 million and accumulated amortization of in-place leases of $1.4 million, intangible assets related to leasing costs of $0.9 million and accumulated amortization of those leasing costs in the amount of $0.1 million, and intangible liabilities relating to below-market leases from property acquisitions of approximately $3.0 million and $1.0 million of accumulated amortization of below-market leases.

In accordance with SFAS No. 141, during the fourth quarter, based on additional information obtained subsequent to the close of the St. Augustine, Florida property, the Company adjusted the purchase price allocation for this property.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005 and
For the Period from June 8, 2004 (Date of Inception) to December 31, 2004

5. Intangible Assets  – (continued)

The following table presents the amortization of the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at December 31, 2006.

Amortization of:	2007	2008	2009	2010	2011	Thereafter
Acquired above market lease value	$176,211	$148,989	$124,385	$51,177	$27,883	$73,342
Acquired below market lease value	(584,347)	(495,622)	(373,662)	(198,891)	(94,322)	(264,219)
Projected future net rental income increase	$(408,136)	$(346,633)	$(249,277)	$(147,714)	$(66,439)	$(190,877)
Acquired in-place lease value	$682,390	$326,443	$262,892	$138,870	$74,541	$316,541

6. Distributions Payable

On November 10, 2006, the Company’s Board of Directors declared a dividend for the three-month period ending December 31, 2006. The dividend was calculated based on stockholders of record each day during this period at a rate of $0.0019178 per day. If paid each day for a 365-day period, the dividend represented a 7.0 percent annualized rate based on a share price of $10.00. The dividend was paid in full in January 2007 using a combination of cash ($350,039), and pursuant to the Company’s Distribution Reinvestment Program, shares of the Company’s stock at a discounted price of $9.50 per share ($251,247). The amount of dividends to be distributed to stockholders in the future will be determined by the Board of Directors and are dependent on a number of factors, including funds available for payment of dividends, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code.

7. Deposit for Real Estate Purchase

At December 31, 2006, the Company held $8.4 million as refundable deposits for two real estate transactions that subsequently closed in the first quarter. See subsequent event Note 12.

8. Stockholder’s Equity

Preferred Shares

Shares of preferred stock may be issued in the future in one or more series as authorized by the Lightstone REIT’s board of directors. Prior to the issuance of shares of any series, the board of directors is required by the Lightstone REIT’s charter to fix the number of shares to be included in each series and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. Because the Lightstone REIT’s board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, it may provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of the Lightstone REIT, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of the Lightstone REIT’s common stock. As of December 31, 2006 and 2005, the Lightstone REIT had no outstanding preferred shares.

Common Shares

All of the common stock being offered by the Lightstone REIT will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of its charter regarding the restriction on the ownership and transfer of shares of our stock, holders of the Lightstone REIT’s common stock will be entitled to receive distributions if authorized by the board of directors and to share ratably in the Lightstone REIT’s assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005 and
For the Period from June 8, 2004 (Date of Inception) to December 31, 2004

8. Stockholder’s Equity  – (continued)

Each outstanding share of the Lightstone REIT’s common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock can elect all of the directors then standing for election, and the holders of the remaining common stock will not be able to elect any directors.

Holders of the Lightstone REIT’s common stock have no conversion, sinking fund, redemption or exchange rights, and have no preemptive rights to subscribe for any of its securities. Maryland law provides that a stockholder has appraisal rights in connection with some transactions. However, the Lightstone REIT’s charter provides that the holders of its stock do not have appraisal rights unless a majority of the board of directors determines that such rights shall apply. Shares of the Lightstone REIT’s common stock have equal dividend, distribution, liquidation and other rights.

Under its charter, the Lightstone REIT cannot make some material changes to its business form or operations without the approval of stockholders holding at least a majority of the shares of our stock entitled to vote on the matter. These include (1) amendment of its charter, (2) its liquidation or dissolution, (3) its reorganization, and (4) its merger, consolidation or the sale or other disposition of its assets. Share exchanges in which the Lightstone REIT is the acquirer, however, do not require stockholder approval. The Lightstone REIT had 4.3 million and 20,000 shares of common stock outstanding as of December 31, 2006 and 2005, respectively.

Equity Compensation Plan

The Lightstone REIT has adopted a stock option plan under which its independent directors are eligible to receive annual nondiscretionary awards of nonqualified stock options. The Lightstone REIT’s stock option plan is designed to enhance the Lightstone REIT’s profitability and value for the benefit of stockholders by enabling the Lightstone REIT to offer independent directors stock-based incentives, thereby creating a means to raise the level of equity ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Lightstone REIT’s stockholders.

The Lightstone REIT has authorized and reserved 75,000 shares of its common stock for issuance under the stock option plan. The board of directors may make appropriate adjustments to the number of shares available for awards and the terms of outstanding awards under the stock option plan to reflect any change in the Lightstone REIT’s capital structure or business, stock dividend, stock split, recapitalization, reorganization, merger, consolidation or sale of all or substantially all of its assets.

The Lightstone REIT’s stock option plan provides for the automatic grant of a nonqualified stock option to each of the Lightstone REIT’s independent directors, without any further action by the board of directors or the stockholders, to purchase 3,000 shares of the Lightstone REIT’s common stock on the date of each annual stockholders meeting. The exercise price for all stock options granted under the stock option plan will be fixed at $10 per share until the termination of the Lightstone REIT’s initial public offering, and thereafter the exercise price for stock options granted to the independent directors will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. The term of each such option will be 10 years. Options granted to non-employee directors will vest and become exercisable on the second anniversary of the date of grant, provided that the independent director is a director on the board of directors on that date. No options have been granted under the Lightstone REIT’s current plan.

Notwithstanding any other provisions of the Lightstone REIT’s stock option plan to the contrary, no stock option issued pursuant thereto may be exercised if such exercise would jeopardize the Lightstone REIT’s status as a REIT under the Internal Revenue Code.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005 and
For the Period from June 8, 2004 (Date of Inception) to December 31, 2004

8. Stockholder’s Equity  – (continued)

Dividends

The Board of Directors of the Lightstone REIT declared a dividend for each quarter in 2006 and for the quarter ending March 31, 2007. The dividends have been calculated based on stockholders of record each day during this three-month period at a rate of $0.0019178 per day, which, if paid each day for a 365-day period, would equal a 7.0% annualized rate based on a share price of $10.00. Total dividends declared for the year ended December 31, 2006 were $1.1 million. The dividend declared for the quarter ending March 31, 2007 will be paid in cash, in April 2007, to stockholders of record as of March 30, 2007.

9. Related Party Transactions

The Lightstone REIT has agreements with the Dealer Manager, Advisor and Property Manager to pay certain fees, as follows, in exchange for services performed by these entities and other affiliated entities. The Lightstone REIT’s ability to secure financing and subsequent real estate operations are dependent upon its Advisor, Property Manager, Dealer Manager and their affiliates to perform such services as provided in these agreements.

Fees	Amount
Selling Commission	The Dealer Manager will be paid up to 7% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Selling commissions are expected to be approximately $21,000,000 if the maximum offering of 30 million shares is sold.
Dealer Management Fee	The Dealer Manager will be paid up to 1% of gross offering proceeds before reallowance to participating broker-dealers. The estimated dealer management fee is expected to be approximately $3,000,000 if the maximum offering of 30 million shares is sold.
Soliciting Dealer Warrants	The Dealer Manager may buy up to 600,000 warrants at a purchase price of $.0008 per warrant. Each warrant will be exercisable for one share of the Lightstone REIT’s common stock at an exercise price of $12.00 per share.
Reimbursement of Offering Expenses	Reimbursement of all offering costs, including the commissions and dealer management fees indicated above, are estimated at approximately $30 million if the maximum offering of 30 million shares is sold. The Lightstone REIT will sell a special general partnership interest in the Operating Partnership to Lightstone SLP, LLC (an affiliate of the Sponsor) and apply all the sales proceeds to reimburse offering costs paid to the Advisor or its affiliates on the Lightstone REIT’s behalf.
Acquisition Fee	The Advisor will be paid an acquisition fee equal to 2.75% of the gross contract purchase price (including any mortgage assumed) of each property purchased. The Advisor will also be reimbursed for expenses that it incurs in connection with the purchase of a property. The Lightstone REIT anticipates that acquisition expenses will be between 1% and 1.5% of a property’s purchase price, and acquisition fees and expenses are capped at 5% of the gross contract purchase price of a property. The actual amounts of these fees and reimbursements depend upon results of operations and, therefore, cannot be determined at the present time. However, $33,000,000 may be paid as an acquisition fee and for the reimbursement of acquisition expenses if the maximum offering is sold, assuming aggregate long-term permanent leverage of approximately 75%.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005 and
For the Period from June 8, 2004 (Date of Inception) to December 31, 2004

9. Related Party Transactions  – (continued)

Fees	Amount
Property Management — Residential/Retail	The Property Manager will be paid a monthly management fee of 5% of the gross revenues from residential and retail properties. In addition, the Lightstone REIT may pay the Property Manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.
Property Management — Office/Industrial	The Property Manager will be paid monthly property management and leasing fees of up to 4.5% of gross revenues from office and industrial properties. In addition, the Lightstone REIT may pay the Property Manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.
Asset Management Fee	The Advisor or its affiliates will be paid an asset management fee of 0.55% of the Lightstone REIT’s average invested assets, as defined, payable quarterly in an amount equal to 0.1375 of 1% of average invested assets as of the last day of the immediately proceeding quarter.
For any year in which the Lightstone REIT qualifies as a REIT, the Advisor must reimburse the Lightstone REIT for the amounts, if any, by which the total operating expenses, the sum of the advisor asset management fee plus other operating expenses paid during the previous fiscal year exceed the greater of 2% of average invested assets, as defined, for that fiscal year, or, 25% of net income for that fiscal year. Items such as interest payments, taxes, non-cash expenditures, the special liquidation distribution, the special termination distribution, organization and offering expenses, and acquisition fees and expenses are excluded from the definition of total operating expenses, which otherwise includes the aggregate expense of any kind paid or incurred by the Lightstone REIT.
Reimbursement of Other Expenses	The Advisor or its affiliates will be reimbursed for expenses that may include costs of goods and services, administrative services and non-supervisory services performed directly for the Lightstone REIT by independent parties.

Lightstone SLP, LLC, an affiliate of our Sponsor, has and continues to purchase special general partner interests in the Operating Partnership. These special general partner interests, the purchase price of which will be repaid only after stockholders receive a stated preferred return and their net investment, will entitle Lightstone SLP, LLC to a portion of any regular distributions made by the Operating Partnership. Such distributions will always be subordinated until stockholders receive a stated preferred return. Lightstone SLP LLC has not received any portion of regular distributions made by the Operating Partnership to date. Such distributions will always be subordinated until stockholders receive a stated preferred return, as described below:

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005 and
For the Period from June 8, 2004 (Date of Inception) to December 31, 2004

9. Related Party Transactions  – (continued)

Operating Stage Distributions	Amount of Distribution
7% Stockholder Return Threshold	Once a 7% return on their net investment is realized by stockholders, Lightstone SLP, LLC is eligible to receive available distributions from the Operating Partnership until it has received an amount equal to a cumulative non-compounded return of 7% per year on the purchase price of the special general partner interests. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of the Lightstone REIT’s assets.
12% Stockholder Return Threshold	Once a cumulative non-compounded return of 12% per year is realized by stockholders on their net investment (including amounts equaling a 7% return on their net investment as described above), 70% of the aggregate amount of any additional distributions from the Operating Partnership will be payable to the stockholders, and 30% of such amount will be payable to Lightstone SLP, LLC.
Returns in Excess of 12%	After the 12% return threshold is realized by stockholders and Lightstone SLP, LLC, 60% of any remaining distributions from the Operating Partnership will be distributable to stockholders, and 40% of such amount will be payable to Lightstone SLP, LLC.

The special general partner interests will also entitle Lightstone SLP, LLC to a portion of any liquidating distributions made by the Operating Partnership. The value of such distributions will depend upon the net sale proceeds upon the liquidation of the Lightstone REIT and, therefore, cannot be determined at the present time. Liquidating distributions to Lightstone SLP, LLC will always be subordinated until stockholders receive a distribution equal to their initial investment plus a stated preferred return, as described below:

Liquidating Stage Distributions	Amount of Distribution
7% Stockholder Return Threshold	Once stockholders have received liquidation distributions, and a cumulative non-compounded 7% return per year on their initial net investment, Lightstone SLP, LLC will receive available distributions until it has received an amount equal to its initial purchase price of the special general partner interests plus a cumulative non-compounded return of 7% per year.
12% Stockholder Return Threshold	Once stockholders have received liquidation distributions, and a cumulative non-compounded return of 12% per year on their initial net investment (including amounts equaling a 7% return on their net investment as described above), 70% of the aggregate amount of any additional distributions from the Operating Partnership will be payable to the stockholders, and 30% of such amount will be payable to Lightstone SLP, LLC.
Returns in Excess of 12%	After stockholders and Lightstone LP, LLC have received liquidation distributions, and a cumulative non-compounded return of 12% per year on their initial net investment, 60% of any remaining distributions from the Operating Partnership will be distributable to stockholders, and 40% of such amount will be payable to Lightstone SLP, LLC.

10. Segment Information

The Company operates in two business segments as of December 31, 2006: (i) retail real estate and (ii) residential real estate. The Company provides leasing, property and facilities management, acquisition, development, construction and tenant-related services for its portfolio. The Company’s revenues for the years

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005 and
For the Period from June 8, 2004 (Date of Inception) to December 31, 2004

10. Segment Information  – (continued)

ended December 31, 2006, and 2005 and for the period from June 8, 2004 (date of inception) to December 31, 2004, were exclusively derived from activities in the United States. No revenues from foreign countries were received or reported. The Company had no long-lived assets in foreign locations as of December 31, 2006 and December 31, 2005. The accounting policies of the segments are the same as those described in Note 2: Significant Accounting Policies, excluding depreciation and amortization.

The Company evaluates performance based upon net operating income from the combined properties in each real estate segment.

For the period from June 8, 2004 (date of inception) to December 31, 2004, the Company operated as one segment and had no activity. Selected results of operations for the years ended December 31, 2006 and 2005, and selected asset information regarding the Company’s operating segments are as follows:

	Retail	Residential	Corporate	Year Ended December 31, 2006
Revenues:
Rental income	$3,292,292	$3,979,446	$—	$7,271,738
Tenant recovery income	990,929	—	—	990,929
	4,283,221	3,979,446	—	8,262,667
Expenses:
Property operating expenses	1,666,335	1,990,579	—	3,656,914
Real estate taxes	400,968	481,244	—	882,212
General and administrative costs			808,502	808,502
Depreciation and amortization	1,279,376	1,395,443	—	2,674,819
Operating expenses	3,346,679	3,867,266	808,502	8,022,447
Net property operations	936,542	112,180	(808,502)	240,220
Other income	129,595	291,705	389,577	810,877
Interest expense	(1,322,050)	(1,265,477)	—	(2,587,527)
Minority interest	—	—	86	86
Net loss applicable to common shares	$(255,913)	$(861,592)	$(418,839)	$(1,536,344)
Balance sheet financial data:
Real estate assets, net	$59,195,731	$41,978,151	$—	$101,173,882
Restricted escrows	5,167,687	1,744,891	—	6,912,578
Deposit for real estate purchase	—	—	8,435,000	8,435,000
Acquired in-place lease intangibles, net	1,553,340	248,338	—	1,801,678
Acquired above market lease intangibles, net	601,987	—	—	601,987
Deferred leasing costs, net	758,438	—	—	758,438
Other assets	113,426	446,900	11,660	571,986
Non-segmented assets	—	—	20,452,668	20,452,668
Total Assets	$67,390,609	$44,418,280	$28,899,328	$140,708,217
Mortgage Payable	$54,750,000	$40,725,000	$—	$95,475,000

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005 and
For the Period from June 8, 2004 (Date of Inception) to December 31, 2004

10. Segment Information  – (continued)

	Retail	Residential	Corporate	Year Ended December 31, 2005
Revenues:
Rental income	$—	$—	$—	$—
Tenant recovery income	—	—	—	—
	—	—	—	—
Expenses:
Property operating expenses	—	—	—	—
Real estate taxes	—	—	—	—
General and adminsitrative costs	—	—	117,571	117,571
Depreciation and amortization	—	—	—	—
Operating expenses	—	—	117,571	117,571
Net property operations	—	—	(117,571)	(117,571)
Other income	—	—	—	—
Interest expense	—	—	—	—
Minority interest	—	—	1,164	1,164
Net loss applicable to common shares	$—	$—	$(116,407)	$(116,407)
Balance sheet financial data:
Real estate assets, net	$—	$—	$—	$—
Non-segmented assets	—	—	430,996	430,996
Total Assets	$—	$—	$430,996	$430,996

11. Quarterly Financial Data (Unaudited)

The following table presents selected unaudited quarterly financial data for each quarter during the year ended December 31, 2006 and 2005:

	2006
	Quarter Ended December 31,	Quarter Ended September 30,	Quarter Ended June 30,	Quarter Ended March 31,
Total revenue	$3,698,776	$3,071,771	$1,479,310	$12,810
Net income (loss)	(739,636)	(822,606)	116,060	(90,162)
Net income (loss) per common share, basic and diluted	$(0.22)	$(0.46)	$0.13	$(0.37)

2005
	Quarter Ended December 31,	Quarter Ended September 30,	Quarter Ended June 30,	Quarter Ended March 31,
Total revenue	$—	$—	$—	$—
Net loss	(116,407)	—	—	—
Net loss per common share, basic and diluted	$(5.82)	$—	$—	$—

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005 and
For the Period from June 8, 2004 (Date of Inception) to December 31, 2004

12. Subsequent Events

On January 4, 2007, the Company, through LVP 1407 Broadway LLC, a wholly owned subsidiary of the Operating Partnership, entered into a joint venture with an affiliate of its Sponsor. On the same date, an indirect, wholly owned subsidiary acquired a sub-leasehold interest in a ground lease to an office building located at 1407 Broadway, New York, New York (the “Sublease Interest”). The seller of the Sublease Interest, Gettinger Associates, L.P., is not an affiliate of the Company, its Sponsor or its subsidiaries. The property, a 42-story office building built in 1952, fronts on Broadway, 7th Avenue and 39th Street in midtown Manhattan. The property has approximately 915,000 leasable square feet, was 87.6% occupied at December 31, 2006, (approximately 300 tenants) and is currently leased by tenants generally engaged in the female apparel business. The ground lease, dated as of January 14, 1954, provides for multiple renewal rights, with the last renewal period expiring on December 31, 2048. The Sublease Interest runs concurrently with this ground lease.

The acquisition price for the Sublease Interest was $122 million, exclusive of acquisition-related costs incurred by the Joint Venture ($3.5 million), pro rated operating expenses paid at closing ($4.1 million), financing-related costs ($1.9 million) and construction, insurance and tax reserves ($1.0 million). The acquisition was funded through a combination of $26.5 million of capital and a $106.0 million advance on a $127.3 million variable rate mortgage loan funded by Lehman Brothers Holding, Inc. The loan is secured by the Sublease. Equity from the Company’s co-venturer totaled $13.5 million (representing a 51% ownership interest). The Company’s capital investment, funded with proceeds from its common stock offering, was $13.0 million (representing a 49% ownership interest). In addition, the Company paid $1.6 million to the Advisor as an acquisition fee and legal fees to its attorney of approximately $0.1 million. The Joint Venture plans to continue an ongoing renovation project at the property that consists of lobby, elevator and window redevelopment projects. Additional loan proceeds of up to $21.3 million are available to fund these improvements.

The Company will account for the investments in this unconsolidated joint venture under the equity method of accounting as the Company exercises significant influence, but does not control these entities. This $13.0 million investment will be recorded initially at cost and subsequently adjusted for cash contributions and distributions. Earnings for each investment are recognized in accordance with this investment agreement and where applicable, based upon an allocation of the investment’s net assets at book value as if the investment was hypothetically liquidated at the end of each reporting period. The acquisition fee will be charged to expense during the first quarter of 2007.

On February 1, 2007, the Company, through wholly owned subsidiaries of the Operating Partnership acquired 12 industrial and 2 office properties located in New Orleans, LA (5 industrial and 2 office properties), Baton Rouge, LA (3 industrial properties) and San Antonio, TX (4 industrial properties). As a group, the properties were 92% occupied at December 31, 2006, and represent approximately 1.0 million leasable square feet principally suitable for flexible industrial (54%), distribution (36%) and office (10%) uses. The properties were independently appraised at $70.7 million.

The acquisition price for the properties was $63.9 million, exclusive of approximately $1.9 million of closing costs, approximately $1.0 million of escrow funding for immediate repairs ($0.9 million) and insurance ($0.1 million), and financing related costs of approximately $0.6 million. In connection with the transaction, the Advisor received an acquisition fee equal to 2.75% of the purchase price, or approximately $1.8 million. The acquisition was funded through a combination of $14.4 million in offering proceeds and approximately $53.0 million in loan proceeds from a fixed rate mortgage loan secured by the properties. The Company does not intend to make significant renovations or improvements to the properties. The Company believes the properties are adequately insured.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005 and
For the Period from June 8, 2004 (Date of Inception) to December 31, 2004

12. Subsequent Events  – (continued)

Lightstone Value Plus REIT, Inc.
(A Maryland Corporation)

Schedule III
Real Estate and Accumulated Depreciation
December 31, 2006

		Initial Cost (A)		Costs Capitalized Subsequent to Acquisition	Gross Amount at Which Carried at End of Period			Accumulated Depreciation (C)	Date Acquired	Depreciable Life (D)
	Encumbrance	Land	Buildings and Improvements		Land and Improvements	Buildings and Improvements	Total (B)
Belz Factory Outlet St. Augustine, FL	—	$5,384,290	$22,374,795	$14,765	$5,384,290	$22,389,560	$27,773,850	$(722,057)	3/29/2006	(D )
Four Residential Communities Southeastern, Michigan	—	8,051,125	34,297,538	67,049	8,051,125	34,364,587	42,415,712	(437,560)	6/29/2006	(D )
Oakview Plaza Omaha, Nebraska	—	6,705,942	25,462,968		6,705,942	25,462,968	32,168,910	(24,973)	12/21/2006	(D )
Total	$—	$20,141,357	$82,135,301	$81,814	$20,141,357	$82,217,115	$102,358,472	$(1,184,590)

(A)	The initial cost to the Company represents the original purchase price of the property, including amounts incurred subsequent to acquisition which were contemplated at the time the property was acquired.
(B)	Reconciliation of total real estate owned:

2006
Balance at December 31, 2005	$—
Purchases of investment properties	104,120,077
Acquired in-place lease intangibles	(3,167,190)
Acquired in-place lease intangibles (commissions)	(881,668)
Acquired above market lease intangibles	(677,245)
Acquired below market lease intangibles	2,964,498
Balance at December 31, 2006	$102,358,472
(C)	Reconciliation of accumulated depreciation:

Balance at January 1, 2006	$—
Depreciation expense	1,184,590
Balance at December 31, 2006	$1,184,590
(Amortization of intangibles is not included for the purposes of this disclosure)

(D) Depreciation is computed based upon the following estimated lives:

Buildings and improvements	15 – 39 years
Tenant improvements and equipment	5 – 10 years

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
As of September 30, 2007 and December 31, 2006

	September 30, 2007	December 31, 2006
	(Unaudited)	(Audited)
ASSETS
Investment property:
Land	$35,312,554	$20,141,357
Building	134,240,651	82,217,115
Construction in Progress	1,886,708	—
	171,439,913	102,358,472
Less accumulated depreciation	(4,162,517)	(1,184,590)
Net investment property	167,277,396	101,173,882
Investment in unconsolidated real estate joint venture	7,565,245	—
Cash	27,830,118	19,280,710
Marketable Securities	26,393,500	—
Restricted escrows	9,339,246	6,912,578
Deposits for purchase of real estate	13,203,195	8,435,000
Due from escrow agent	—	163,949
Tenant and other accounts receivable	1,072,984	316,232
Acquired in-place lease intangibles (net of accumulated amortization of $2,413,737 and $1,365,512, respectively)	2,235,422	1,801,678
Acquired above market lease intangibles (net of accumulated amortization of $284,821 and $75,258, respectively)	793,439	601,987
Deferred intangible leasing costs (net of accumulated amortization of $491,483 and $161,636, respectively)	1,274,681	735,079
Deferred leasing costs (net of accumulated amortization of $33,614 and $8,696, respectively)	179,177	23,359
Deferred financing costs (net of accumulated amortization of $103,688 and $26,813, respectively)	963,068	691,777
Prepaid expenses and other assets	1,154,337	571,986
Total Assets	$259,281,808	$140,708,217
LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage payable	$148,379,210	$95,475,000
Accounts payable and accrued expenses	4,327,153	1,980,052
Tenant allowances and deposits payable	663,190	301,970
Distributions payable	1,924,318	601,286
Prepaid rental revenues	602,081	81,020
Acquired below market lease intangibles (net of accumulated amortization of $1,613,410 and $953,435, respectively)	2,304,730	2,011,063
Due to affiliate	—	—
	158,200,682	100,450,391
Minority interest in partnership	11,428,083	4,282,122

The Company’s notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
As of September 30, 2007 and December 31, 2006

	September 30, 2007	December 31, 2006
	(Unaudited)	(Audited)
Commitments and contingencies
Stockholders’ equity:
Preferred shares, 10,000,000 shares authorized, none outstanding	—	—
Common stock, $.01 par value; 60,000,000 shares authorized, 11,776,766 and 4,316,989 shares issued and outstanding, respectively	117,768	43,170
Additional paid-in-capital	104,104,816	38,686,993
Accumulated other comprehensive income	1,545,670	—
Accumulated distributions in addition to net loss	(16,115,211)	(2,754,459)
Total stockholder’s equity	89,653,043	35,975,704
Total Liabilities and Stockholders’ Equity	$259,281,808	$140,708,217

The Company’s notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
For the Three and Nine Month Periods Ended on September 30, 2007 and 2006

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006
Revenues:
Rental income	$5,086,124	$2,830,537	$14,560,096	$3,819,234
Tenant recovery income	965,838	241,234	2,713,944	744,657
	6,051,962	3,071,771	17,274,040	4,563,891
Expenses:
Property operating expenses	2,330,393	1,444,232	6,237,907	1,939,753
Real estate taxes	656,626	341,211	1,863,946	502,350
General and administrative costs	399,977	322,374	2,865,059	578,062
Depreciation and amortization	1,466,833	1,030,337	4,461,532	1,216,341
	4,853,829	3,138,154	15,428,444	4,236,506
Operating (loss) income	1,198,133	(66,383)	1,845,596	327,385
Other income	880,040	303,502	1,762,617	371,532
Interest expense	(2,240,420)	(1,059,802)	(6,396,234)	(1,495,697)
Loss from investment in unconsolidated Joint Venture	(1,721,940)	—	(5,910,940)	—
Minority interest	(24)	77	168	73
Net loss applicable to common shares	$(1,884,211)	$(822,606)	$(8,698,793)	$(796,707)
Net loss per common share, basic and diluted	$(0.17)	$(0.46)	$(1.09)	$(0.82)
Weighted average number of common shares outstanding, basic and diluted	10,942,668	1,772,331	7,954,063	975,986

The Company’s notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
For the Period from December 31, 2006 to September 30, 2007

	Preferred Shares		Common Shares		Additional Paid-In Capital	Accumulated Other Comprehensive Income	Accumulated Distributions in Excess of Net Income	Total Stockholders’ Equity
	Preferred Shares	Amount	Common Shares	Amount
Balance, December 31, 2006	—	$—	4,316,989	$43,170	$38,686,993	$—	$(2,754,459)	$35,975,704
Comprehensive Income:
Net loss	—	—	—	—	—	—	(8,698,793)	(8,698,793)
Unrealized gain on available for sale securities	—	—	—	—	—	1,545,670	—	1,545,670
Total comprehensive income								(7,153,123)
Distributions declared						—	(4,661,959)	(4,661,959)
Proceeds from offering	—	—	7,331,306	73,313	71,168,925	—	—	71,242,238
Selling commissions and dealer manager fees	—	—	—	—	(4,769,099)	—	—	(4,769,099)
Other offering costs	—	—	—	—	(2,201,187)	—	—	(2,201,187)
Proceeds from distribution reinvestment program			128,471	1,285	1,219,184	—	—	1,220,469
Balance, September 30, 2007	—	$ —	11,776,766	$117,768	$104,104,816	$1,545,670	$(16,115,211)	$89,653,043

The Company’s notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
For the Nine Month Periods Ended on September 30, 2007 and 2006

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006
Cash Flows from operating activities:
Net loss	$(8,698,793)	$(796,707)
Loss allocated to minority interests	(168)	(73)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,059,848	510,587
Amortization of deferred financing costs	76,876	15,425
Amortization of deferred leasing costs	401,684	—
Amortization of above and below — market lease intangibles	(450,412)	475,365
Net equity in loss from investment in unconsolidated joint venture	5,910,940	—
Changes in assets and liabilities:
Increase in prepaid expenses and other assets	(586,091)	(715,830)
Increase in tenant and other accounts receivable	(756,752)	(198,225)
Increase in tenant allowance and security deposits payable	361,220	319,856
Increase in accounts payable and accrued expenses	2,347,101	1,331,084
Increase in prepaid rents	521,061	161,270
Net cash provided by operating activities	3,186,515	1,102,752
Cash Flows used in investing activities:
Purchase of investment property, net	(62,702,844)	(70,516,814)
Purchase of marketable securities	(24,847,830)	—
Investment in unconsolidated joint venture	(13,476,185)	—
Funding of restricted escrows	(2,426,668)	(7,092,867)
Refundable deposit for investment in real estate	(13,203,195)	—
Net cash used in investing activities	(116,656,722)	(77,609,681)
Cash Flows from financing activities:
Proceeds from mortgage financing	53,025,000	67,975,000
Mortgage payments	(120,790)	—
Payment of loan fees and expenses	(348,167)	(425,302)
Proceeds from issuance of common stock	71,242,238	24,334,879
Proceeds from issuance of special general partnership units	7,146,129	2,453,487
Payment of offering costs	(6,970,286)	(2,227,521)
Decrease in amounts due from escrow agent	—	(1,051,202)
Decrease in amounts due to affiliates, net	—	(40,687)
Due from escrow agent	163,949	—
Distributions paid	(2,118,457)	(113,478)
Net cash provided by financing activities	122,019,616	90,905,176
Net change in cash	8,549,408	14,398,247
Cash, beginning of period	19,280,710	205,030
Cash, end of period	$27,830,118	$14,603,277
Supplemental disclosure of cash flow information:
Cash paid for interest	$6,139,799	$1,254,025
Dividends declared	$4,661,959	$—
Unrealized gain on available for sale securities	$1,545,670	$—

The Company’s notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Month Periods Ended September 30, 2007 and 2006

1. Organization

Lightstone Value Plus Real Estate Investment Trust, Inc., a Maryland corporation (“Lightstone REIT” and, together with the Operating Partnership (as defined below), the “Company”) was formed on June 8, 2004 and subsequently qualified as a real estate investment trust (“REIT”) during the year ending December 31, 2006. The Company was formed primarily for the purpose of engaging in the business of investing in and owning commercial and residential real estate properties located throughout the United States and Puerto Rico.

The Lightstone REIT is structured as an umbrella partnership real estate investment trust, or UPREIT, and substantially all of the Lightstone REIT’s current and future business is and will be conducted through Lightstone Value Plus REIT, L.P., a Delaware limited partnership formed on July 12, 2004 (the “Operating Partnership”). The Lightstone REIT is managed by Lightstone Value Plus REIT, LLC (the “Advisor”), an affiliate of the Lightstone Group (the “Sponsor”), under the terms and conditions of an advisory agreement. The Sponsor and Advisor are owned and controlled by David Lichtenstein, the Chairman of the Company’s board of directors and its Chief Executive Officer.

The Company intends to sell a maximum of 30 million common shares, at a price of $10 per share (exclusive of 4 million shares available pursuant to the Company’s dividend reinvestment plan, 600,000 shares that could be obtained through the exercise of selling dealer warrants when and if issued and 75,000 shares that are reserved for issuance under the Company’s stock option plan). The Company’s Registration Statement on Form S-11 (the “Registration Statement”) was declared effective under the Securities Act of 1933 on April 22, 2005, and on May 24, 2005, the Lightstone REIT began offering its common shares for sale to the public. Lightstone Securities, LLC (the “Dealer Manager”), an affiliate of the Sponsor, is serving as the dealer manager of the Company’s public offering (the “Offering”).

The Company sold 20,000 shares to the Advisor on July 6, 2004, for $10 per share. The Company invested the proceeds from this sale in the Operating Partnership, and as a result, held a 99.9% limited partnership interest in the Operating Partnership. The Advisor also contributed $2,000 to the Operating Partnership in exchange for 200 limited partner units in the Operating Partnership. The limited partner has the right to convert operating partnership units into cash or, at the option of the Company, an equal number of common shares of the Company, as allowed by the limited partnership agreement.

A Post-Effective Amendment to the Lightstone REIT’s Registration Statement was declared effective on October 17, 2005. The Post-Effective Amendment reduced the minimum offering from 1 million shares of common stock to 200,000 shares of common stock. As of December 31, 2005, the Company had reached its minimum offering by receiving subscriptions for approximately 226,000 of its common shares, representing gross offering proceeds of approximately $2.3 million. On February 1, 2006, cumulative gross offering proceeds of approximately $2.7 million were released to the Company from escrow and invested in the Operating Partnership.

As of September 30, 2007, cumulative gross offering proceeds of approximately $114.4 million have been released to the Lightstone REIT and used for the purchase of a 99.99% general partnership interest in the Operating Partnership. The Company expects that its ownership percentage in the Operating Partnership will remain significant as it plans to continue to invest all net proceeds from the Offering in the Operating Partnership.

Lightstone SLP, LLC, an affiliate of the Advisor, intends to periodically purchase special general partner interests (“SLP Units”) in the Operating Partnership at a cost of $100,000 per unit for each $1.0 million in offering subscriptions. Proceeds from the sale of the SLP Units will be used to fund organizational and offering costs incurred by the Company. As of September 30, 2007, offering costs of $11.6 million have been substantially offset by $11.4 million of proceeds from the sale of SLP Units. Lightstone SLP, LLC has purchased an additional $0.2 million of SLP Units subsequent to September 30, 2007.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Month Periods Ended September 30, 2007 and 2006

1. Organization  – (continued)

The Advisor is responsible for offering and organizational costs exceeding 10% of the gross offering proceeds without recourse to the Company. Since its inception, and through September 30, 2007, the Advisor has not allocated any organizational costs to the Company. Advances for offering costs in excess of the 10% threshold (approximately $0 at September 30, 2007) will only be reimbursed to the Advisor as additional offering proceeds are received by the Company.

Through its Operating Partnership, the Company will seek to acquire and operate commercial, residential, and hospitality properties, principally in the United States. Primarily all such properties may be acquired and operated by the Company alone or jointly with another party. Since inception, the Company has completed the acquisition of the Belz Factory Outlet World in St. Augustine, Florida, four multi-family communities in Southeast Michigan, a retail power center and raw land in Omaha, Nebraska and a portfolio of industrial and office properties located in New Orleans, LA (5 industrial and 2 office properties), Baton Rouge, LA (3 industrial properties) and San Antonio, TX (4 industrial properties). In addition, the Company has made an investment in a sub-leasehold interest in a ground lease to an office building located at 1407 Broadway in New York, NY and has purchased a land parcel in Lake Jackson, TX on which it has begun the development of a retail power center. All of the acquired properties and development activities are managed by affiliates of Lightstone Value Plus REIT Management LLC (the “Property Manager”).

The Company’s Advisor, Property Manager and Dealer Manager are each related parties. Each of these entities will receive compensation and fees for services related to the offering and for the investment and management of the Company’s assets. These entities will receive fees during the offering, acquisition, operational and liquidation stages. The compensation levels during the offering, acquisition and operational stages are based on percentages of the offering proceeds sold, the cost of acquired properties and the annual revenue earned from such properties, and other such fees outlined in each of the respective agreements.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Company and the Operating Partnership and its subsidiaries (over which Lightstone REIT exercises financial and operating control). As of September 30, 2007, the Company had a 99.99% general partnership interest in the Operating Partnership. All inter-company balances and transactions have been eliminated in consolidation.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during a reporting period. The most significant assumptions and estimates relate to the valuation of real estate, depreciable lives, revenue recognition, the collectability of trade accounts receivable and the realizability of deferred tax assets. Application of these assumptions requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from these estimates.

Investments in real estate partnerships where the Company has the ability to exercise significant influence, but does not exercise financial and operating control, are accounted for using the equity method. See further discussion in Note 3.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of six months or less when purchased to be cash equivalents. All cash and cash equivalents are held in commercial paper and money market funds. To date, the Company has not experienced any losses on its cash and cash equivalents.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Month Periods Ended September 30, 2007 and 2006

2. Summary of Significant Accounting Policies  – (continued)

Marketable Securities

Our marketable securities consist of equity securities that are designated as available-for-sale and are recorded at fair value. Unrealized holding gains or losses are reported as a component of accumulated other comprehensive income (loss). Realized gains or losses resulting from the sale of these securities are determined based on the specific identification of the securities sold. Marketable securities with original maturities greater than three months and less than one year are classified as short-term; otherwise they are classified as long-term. An impairment charge is recognized when the decline in the fair value of a security below the amortized cost basis is determined to be other-than-temporary. We consider various factors in determining whether to recognize an impairment charge, including the duration and severity of any decline in fair value below our amortized cost basis, any adverse changes in the financial condition of the issuers’ and our intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in market value. The Board has authorized the Company to from time to time to invest the Company’s available cash in marketable securities of real estate related companies. The Board has approved investments up to 30% of the Company’s total assets to be made at the Company’s discretion, subject to compliance with any REIT or other restrictions.

Revenue Recognition

Minimum rents are recognized on an accrual basis, over the terms of the related leases on a straight-line basis. The capitalized above-market lease values and the capitalized below-market lease values are amortized as an adjustment to rental income over the initial lease term. Percentage rents, which are based on commercial tenants’ sales, are recognized once the sales reported by such tenants exceed any applicable breakpoints as specified in the tenants’ leases. Recoveries from commercial tenants for real estate taxes, insurance and other operating expenses, and from residential tenants for utility costs, are recognized as revenues in the period that the applicable costs are incurred. The Company recognizes differences between estimated recoveries and the final billed amounts in the subsequent year.

Accounts Receivable

The Company makes estimates of the uncollectability of its accounts receivable related to base rents, expense reimbursements and other revenues. The Company analyzes accounts receivable and historical bad debt levels, customer credit worthiness and current economic trends when evaluating the adequacy of the allowance for doubtful accounts. In addition, tenants in bankruptcy are analyzed and estimates are made in connection with the expected recovery of pre-petition and post-petition claims. The Company’s reported net income is directly affected by management’s estimate of the collectability of accounts receivable. The total allowance for doubtful accounts was $69,728 and $3,047 at September 30, 2007 and December 31, 2006, respectively.

Investment in Real Estate

Accounting for Acquisitions

The Company accounts for acquisitions of Properties in accordance with SFAS No. 141, Business Combinations (“SFAS No. 141”). The fair value of the real estate acquired is allocated to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases for acquired in-place leases and the value of tenant relationships, based in each case on their fair values. Purchase accounting is applied to assets and liabilities related to real estate entities acquired based upon the percentage of interest acquired. Fees incurred related to acquisitions are generally capitalized. Fees incurred in the acquisition of joint venture interest are expensed as incurred.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Month Periods Ended September 30, 2007 and 2006

2. Summary of Significant Accounting Policies  – (continued)

Upon the acquisition of real estate operating properties, the Company estimates the fair value of acquired tangible assets (consisting of land, building and improvements) and identified intangible assets and liabilities (consisting of above and below-market leases, in-place leases and tenant relationships), and assumed debt in accordance with SFAS No. 141, at the date of acquisition, based on evaluation of information and estimates available at that date. Based on these estimates, the Company allocates the initial purchase price to the applicable assets and liabilities. As final information regarding fair value of the assets acquired and liabilities assumed is received and estimates are refined, appropriate adjustments are made to the purchase price allocation. The allocations are finalized within twelve months of the acquisition date.

In determining the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values and the capitalized below-market lease values are amortized as an adjustment to rental income over the initial lease term.

The aggregate value of in-place leases is determined by evaluating various factors, including an estimate of carrying costs during the expected lease-up periods, current market conditions and similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses, and estimates of lost rental revenue during the expected lease-up periods based on current market demand. Management also estimates costs to execute similar leases including leasing commissions, legal and other related costs. The value assigned to this intangible asset is amortized over the remaining lease terms ranging from one month to approximately 11 years. Optional renewal periods are not considered.

The aggregate value of other acquired intangible assets includes tenant relationships. Factors considered by management in assigning a value to these relationships include: assumptions of probability of lease renewals, investment in tenant improvements, leasing commissions and an approximate time lapse in rental income while a new tenant is located. The value assigned to this intangible asset is amortized over the remaining lease terms ranging from one month to approximately 11 years.

Carrying Value of Assets

The amounts to be capitalized as a result of periodic improvements and additions to real estate property, and the periods over which the assets are depreciated or amortized, are determined based on the application of accounting standards that may require estimates as to fair value and the allocation of various costs to the individual assets. Differences in the amount attributed to the assets can be significant based upon the assumptions made in calculating these estimates.

Impairment Evaluation

Management evaluates the recoverability of its investment in real estate assets in accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144). This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that recoverability of the asset is not assured.

The Company evaluates the long-lived assets, in accordance with SFAS No. 144 on a quarterly basis and will record an impairment charge when there is an indicator of impairment and the undiscounted projected cash flows are less than the carrying amount for a particular property. Management concluded no impairment adjustment was required through September 30, 2007. The estimated cash flows used for the impairment analysis and the determination of estimated fair value are based on the Company’s plans for the respective assets and the Company’s views of market and economic conditions. The estimates consider matters such as current and historical rental rates, occupancies for the respective Properties and comparable properties, and recent sales data for comparable properties. Changes in estimated future cash flows due to changes in the

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Month Periods Ended September 30, 2007 and 2006

2. Summary of Significant Accounting Policies  – (continued)

Company’s plans or views of market and economic conditions could result in recognition of impairment losses, which, under the applicable accounting guidance, could be substantial.

Depreciation and Amortization

Depreciation expense for real estate assets is computed using a straight-line method using a weighted average composite life of thirty-nine years for buildings and improvements and five to ten years for equipment and fixtures. Expenditures for tenant improvements and construction allowances paid to commercial tenants are capitalized and amortized over the initial term of each lease, currently one month to 11 years. Maintenance and repairs are charged to expense as incurred.

Deferred Costs

The Company capitalizes initial direct costs in accordance with SFAS No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases. The costs are capitalized upon the execution of the loan or lease and amortized over the initial term of the corresponding loan or lease. Amortization of deferred loan costs begins in the period during which the loan was originated. Deferred leasing costs are not amortized to expense until the earlier of the store opening date or the date the tenant’s lease obligation begins.

Income Taxes

The Company made an election in 2006 to be taxed as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with its first taxable year, which ended December 31, 2005. Accordingly, no provision for income tax has been recorded.

We elected and qualified to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code in conjunction with the filing of our 2006 federal tax return. To maintain its status as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its ordinary taxable income to stockholders. As a REIT, the Company generally will not be subject to federal income tax on taxable income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company believes that it will be organized and operate in such a manner as to maintain treatment as a REIT and intends to operate in such a manner so that the Company will remain qualified as a REIT for federal income tax purposes. Through September 30, 2007, the Company has complied with the requirements for maintaining its REIT status.

Effective January 1, 2007, the Company adopted FIN No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 . The adoption of FIN 48 did not have a material impact on the Company’s financial position, results of operation, or cash flows. As of September 30, 2007, the Company had no material uncertain income tax positions. The tax years 2004 through 2006 remain open to examination by the major taxing jurisdictions to which the Company is subject.

Organization and Offering Costs

The Company estimates offering costs of approximately $300,000 if the minimum offering of 200,000 shares is sold, and approximately $30,000,000 if the maximum offering of 30,000,000 shares is sold. Subject to limitations in terms of the maximum percentage of costs to offering proceeds that may be incurred by the Company, third-party offering expenses such as registration fees, due diligence fees, marketing costs, and

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Month Periods Ended September 30, 2007 and 2006

2. Summary of Significant Accounting Policies  – (continued)

professional fees, along with selling commissions and dealer manager fees paid to the Dealer Manager, are accounted for as a reduction against additional paid-in capital (“APIC”) as offering proceeds are released to the Company.

Through September 30, 2007, the Advisor has advanced approximately $11.4 million to the Company for offering costs, including commission and dealer manager fees, and the Company has directly funded an additional $0.2 million of offering costs pending further advances from the Advisor which has been subsequently repaid. Based on gross proceeds of approximately $114.4 million from its public offering as of September 30, 2007, the Company’s responsibility for the reimbursement of advances for commissions and dealer manager fees was limited to approximately $9.2 million (or 8% of the gross offering proceeds), and its obligation for advances for organization and third-party offering costs was limited to approximately $2.2 million (or 2% of the gross offering proceeds).

Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate their fair values because of the short maturity of these instruments. The fair value of the fixed-rate mortgage debt and unsecured notes as of September 30, 2007 approximated the book value of approximately $148.4 million. The fair value of the mortgage debt was determined by discounting the future contractual interest and principal payments by a market rate.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Net Loss per Share

Net loss per share is computed in accordance with SFAS No. 128, Earnings per Share by dividing the net loss by the weighted average number of shares of common stock outstanding. The Company does not have any options and warrants outstanding. As such, the numerator and the denominator used in computing both basic and diluted net loss per share allocable to common stockholders for each year presented are equal.

New Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115 (“SFAS No. 159”). This standard permits entities to choose to measure many financial instruments and certain other items at fair value and is effective for the first fiscal year beginning after November 15, 2007. The Company does not expect SFAS No. 159 to have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement clarifies that market participant assumptions include assumptions about risk, for example, the risk inherent in a particular valuation technique used to measure fair value (such as a pricing model) and/or risk inherent in the inputs to the valuation technique. This Statement clarifies that market participant assumptions also include assumptions about the effect of a restriction on the sale or use of an asset. This Statement also clarifies that a fair value measurement for a liability reflects its nonperformance risk. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Month Periods Ended September 30, 2007 and 2006

2. Summary of Significant Accounting Policies  – (continued)

evaluating the impact that the adoption of SFAS No. 157, but does not expect the adoption of SFAS No. 157 will have a material effect on the Company’s consolidated financial statements.

In June 2007, the AICPA issued Statement of Position (“SOP”) 07-1, Clarification of the Scope of the Audit and Accounting Guide, Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies. SOP 07-1 provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide, “Investment Companies” (the “Guide”) and when companies that own or have significant stakes in investment companies should and should not retain, in their financial statements, the specialized industry accounting under the Guide. Management has not yet determined if SOP 07-1 is applicable to the Company’s investments in real estate ventures and what impact, if any, the application of SOP 07-1 will have on our consolidated financial statements. This statement is effective for financial statements issued for fiscal yeas beginning after December 15, 2007, and interim periods within those fiscal years.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year presentation.

3. Acquisitions

St. Augustine Retail Outlet Mall

On November 30, 2005, Prime Outlets Acquisition Company LLC (“Prime”), an affiliate of the Advisor, entered into a Purchase and Sale Agreement with St. Augustine Outlet World, Ltd, an unaffiliated third party, to purchase Belz Outlets at St. Augustine, Florida. On March 31, 2006, Prime assigned its interest in the Purchase and Sale Agreement to LVP St. Augustine Outlets, LLC (“LVP St. Augustine”), a single purpose, wholly owned subsidiary of the Operating Partnership, and LVP St. Augustine simultaneously completed the acquisition of the property. The total acquisition price, including acquisition-related transaction costs, was $26,921,450. In connection with the transaction, the Advisor received an acquisition fee equal to 2.75% of the purchase price, or $715,000.

Approximately $22.4 million of the total acquisition cost was funded by a mortgage loan from Wachovia Bank, National Association (“Wachovia”) and approximately $4.5 million was funded with offering proceeds from the sale of the Company’s common stock. Loan proceeds from Wachovia were also used to fund approximately $4.8 million of escrows for future leasing-related expenditures, real estate taxes, insurance and debt service.

In-place rents, net of rent concessions, and occupancy for the property for permanent tenants at September 30, 2007 was as follows:

In place rents, net annualized	$2.7 million
Occupancy percentage	62.15%

The Company has also temporarily leased 34% of the property. The Company plans to begin the redevelopment and expansion of this center after the acquisition of the adjacent land is completed. The Company is in the process of finalizing its development plan and has incurred approximately $0.1 million in pre development costs to date, which are included in construction in progress as of September 30, 2007.

Southeastern Michigan Multi-Family Properties

On April 26, 2006, the Sponsor entered into a Purchase and Sale Agreement with Home Properties, L.P. and Home Properties WMF I, LLC, affiliates of Home Properties, Inc., a New York Stock Exchange listed real estate investment trust (collectively, “Sellers”), each an unaffiliated third party, to purchase 19 multi-family apartment communities. On June 29, 2006, the Sponsor assigned the purchaser’s interest in the Purchase and

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Month Periods Ended September 30, 2007 and 2006

3. Acquisitions  – (continued)

Sale Agreement with respect to four of the apartment communities to each of four single purpose, wholly owned subsidiaries of LVP Michigan Multifamily Portfolio LLC (“LVP MMP”), and the LVP MMP subsidiaries simultaneously completed the acquisition of the four properties. The Operating Partnership holds a 99% membership interest in LVP MMP, while the Lightstone REIT holds a 1% membership interest in LVP MMP. The properties are located in Southeast Michigan and were valued by an independent third-party appraiser retained by Citigroup Global Markets Realty Corp. (“Citigroup”) at an aggregate value equal to $54.3 million.

The total acquisition price, excluding acquisition-related transaction costs, was approximately $42.2 million. In connection with the transaction, the Advisor received an acquisition fee equal to 2.75% of the purchase price, or approximately $1.1 million. Other closing and financing related costs totaled approximately $400,000, and net pro ration adjustments for assumed liabilities, prepaid rents, real estate taxes and interest totaled $500,000.

Approximately $40.7 million of the total acquisition cost was funded by a mortgage loan from Citigroup, and approximately $4.6 million was funded with offering proceeds from the sale of the Company’s common stock. Loan proceeds from Citigroup were also used to fund approximately $1.1 million of escrows for capital improvements, real estate taxes, and insurance.

In-place rents, net of rent concessions, and average occupancy for the four properties at September 30, 2007 was as follows:

In place rents, net annualized	$8.6 million
Occupancy percentage	94.3%

Oakview Plaza

On December 21, 2006, the Company, through LVP Oakview Strip Center LLC, a wholly owned subsidiary of the Operating Partnership, acquired a retail shopping mall in Omaha, Nebraska from Oakview Plaza North, LLC (“Oakview”), Frank R. Krejci, Vera Jane Krejci, George W. Venteicher and Susan J. Venteicher (Oakview, Mr. and Mrs. Krejci and Mr. and Mrs. Venteicher, collectively, “Seller”), none of whom are affiliated with the Company.

The property was purchased subject to a commitment to acquire a 2.1 acre parcel of land (the “Option Land”) located immediately adjacent to the property. The unimproved Option Land was subsequently acquired in July of 2007 by a subsidiary of the Operating Partnership from Oakview for a fixed contract price of $650,000. The acquisition price for the property, exclusive of the Option Land, was $33.5 million, including an acquisition fee paid to the Advisor of $0.9 million and $47,000 in other acquisition-related transaction costs. Approximately $6.0 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and the remainder was funded with a $27.5 million fixed rate loan from Wachovia secured by the property. Offering proceeds were also used to fund financing related costs ($.2 million) and insurance and tax reserves ($.2 million), as well as the acquisition of the Option Land. The Property was independently appraised at $38.0 million.

In-place rents, net of rent concessions, and occupancy for the property at September 30, 2007 was as follows:

In place rents, net	$2.4 million
Occupancy percentage	97.10%

Manhattan Office Building

On January 4, 2007, the Company, through LVP 1407 Broadway LLC, a wholly owned subsidiary of the Operating Partnership, entered into a joint venture with an affiliate of the Sponsor (the “Joint Venture”). On

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Month Periods Ended September 30, 2007 and 2006

3. Acquisitions  – (continued)

the same date, an indirect, wholly owned subsidiary acquired a sub-leasehold interest in a ground lease to an office building located at 1407 Broadway, New York, New York (the “Sublease Interest”). The seller of the Sublease Interest, Gettinger Associates, L.P., is not an affiliate of the Company, its Sponsor or its subsidiaries. The property, a 42 story office building built in 1952, fronts on Broadway, 7th Avenue and 39th Street in midtown Manhattan. The property has approximately 915,000 leasable square feet, and as of the acquisition date, was 87.6% occupied (approximately 300 tenants) and leased by tenants generally engaged in the female apparel business. The ground lease, dated as of January 14, 1954, provides for multiple renewal rights, with the last renewal period expiring on December 31, 2048. The Sublease Interest runs concurrently with this ground lease.

The acquisition price for the Sublease Interest was $122 million, exclusive of acquisition-related costs incurred by the Joint Venture ($3.5 million), pro rated operating expenses paid at closing ($4.1 million), financing-related costs ($1.9 million) and construction, insurance and tax reserves ($1.0 million). The acquisition was funded through a combination of $26.5 million of capital and a $106.0 million advance on a $127.3 million variable rate mortgage loan funded by Lehman Brothers Holding, Inc. As an inducement to Lender to make the loan, Owner has agreed to provide Lender with a 35% net profit interest in the project. In addition, the Company paid $1.6 million to the Advisor as an acquisition fee and legal fees to its attorney of approximately $0.1 million. The acquisition and legal fees were charged to expense by the Company during the first quarter of 2007, and are included in general and administrative expenses for the nine months ended September 30, 2007.

The Company accounted for the investment in this unconsolidated joint venture under the equity method of accounting as the Company exercises significant influence, but does not control these entities. Equity from our co-venturer totaled $13.5 million (representing a 51% ownership interest). Our capital investment, funded with proceeds from our common stock offering, was $13.0 million (representing a 49% ownership interest). This $13.0 million investment was recorded initially at cost and will be subsequently adjusted for cash contributions and distributions, and the Company’s share of earnings and losses. Earnings for each investment are recognized in accordance with this investment agreement and where applicable, based upon an allocation of the investment’s net assets at book value as if the investment was hypothetically liquidated at the end of each reporting period. For the nine months ended September 30, 2007, the Company’s results included a $5.9 million loss from investment in this unconsolidated joint venture, resulting in a net investment balance of approximately $7.6 million as of September 30, 2007. The Joint Venture plans to continue an ongoing renovation project at the property that consists of lobby, elevator and window redevelopment projects. Additional loan proceeds of up to $21.3 million are available to fund these improvements.

In-place rents, net of rent concessions, and average occupancy for the property at September 30, 2007 was as follows:

In place rents, net	$36.2 million
Occupancy percentage	89.9%

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Month Periods Ended September 30, 2007 and 2006

3. Acquisitions  – (continued)

The following table represents the condensed income statement for the unconsolidated joint venture for the period from January 4, 2007 through September 30, 2007:

	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2007
	(Unaudited)	(Unaudited)
Total revenue	$9,719,506	$27,665,542
Total property expenses	6,944,157	20,064,841
Depreciation and amortization	3,978,760	12,950,254
Interest expense	2,310,755	6,713,591
Net operating loss	$(3,514,166)	$(12,063,144)
Company’s share of net operating loss (49%)	$(1,721,940)	$(5,910,940)

The following table represents the condensed balance sheet for the unconsolidated joint venture as of September 30, 2007:

As of September 30, 2007
(Unaudited)
Real estate, at cost (net):	$111,005,943
Intangible assets	13,112,770
Cash and restricted cash	13,088,435
Other assets	5,027,762
Total assets	$142,234,910
Mortgage note payable	$108,364,535
Other liabilities	18,439,664
Members’ capital	15,430,711
Total liabilities and members’ capital	$142,234,910

Gulf Coast Industrial Portfolio

On February 1, 2007, the Company, through wholly owned subsidiaries of the Operating Partnership, acquired a portfolio of industrial and office properties located in New Orleans, LA (5 industrial and 2 office properties), Baton Rouge, LA (3 industrial properties) and San Antonio, TX (4 industrial properties). As a group, the properties were 92% occupied at the acquisition, and represent approximately 1.0 million leasable square feet principally suitable for flexible industrial (54%), distribution (36%) and office (10%) uses. The properties were independently appraised at $70.7 million.

The acquisition price for the properties was $63.9 million, exclusive of approximately $1.9 million of closing costs, escrow funding for immediate repairs ($0.9 million) and insurance ($0.1 million), and financing related costs of approximately $0.6 million. In connection with the transaction, the Advisor received an acquisition fee equal to 2.75% of the purchase price, or approximately $1.8 million. The acquisition was funded through a combination of $14.4 million in offering proceeds and approximately $53.0 million in loan proceeds from a fixed rate mortgage loan secured by the properties. The Company does not intend to make significant renovations or improvements to the properties. The Company believes the properties are adequately insured.

In-place rents, net of rent concessions, and occupancy for the properties at September 30, 2007 were as follows:

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Month Periods Ended September 30, 2007 and 2006

3. Acquisitions  – (continued)

In place rents, net	$6.3 million
Occupancy percentage	92.9%

Brazos Crossing Mall

On June 29, 2007, a subsidiary of the Operating Partnership acquired a 6.0 acre land parcel in Lake Jackson, Texas for immediate development of a 61,287 square foot power center. The land was purchased for $1.65 million cash and was funded 100% from the proceeds of the Company’s offering. Upon completion in January 2008, the center will be occupied by three triple net tenants: PetSmart, Office Depot and Best Buy.

The purchase and sale agreement (the “Land Agreement”) for this transaction was negotiated between Lake Jackson Crossing Limited Partnership (formerly an affiliate of the Sponsor) and Starplex Operating, LP, an unaffiliated entity (the “Land Seller”). Prior to the closing, a 99% limited partnership interest in the Lake Jackson Limited Partnership was assigned to the Operating Partnership and the membership interests in Brazos Crossing LLC (the 1% general partner of the Lake Jackson Limited Partnership) were assigned to the Company.

The land parcel was acquired at what represents a $2.1 million discount from the expressed $3.75 million purchase price, with such difference being subsidized and funded by a retail affiliate of the Sponsor. The sale of the land parcel was a condition of the Seller’s agreement to execute a new movie theater lease at the Sponsor affiliate’s nearby retail mall. The Company owns a 100% fee simple interest in the land parcel and retail power center. The Sponsor’s affiliate will receive no future benefit or ownership interests from this transaction.

An application for up to $8.2 million of construction to permanent financing is underway. The interest rate on the loan is expected to be Libor plus 150 basis points. The total cost of the project, inclusive of project construction, tenant incentives, leasing costs, and land is estimated at $10.2 million. Because the debt financing for the acquisition may exceed certain leverage limitations of the REIT, the Board, including all of its independent directors has approved any leverage exceptions as required by the Company’s Articles of Incorporation.

Three tenants will occupy 100% of the property’s rentable square footage. The following table sets forth the name, business type, primary lease terms and certain other information with respect to each of these major tenants:

Name of Tenant	Business Type	Square Feet Leased	Percentage of Leasable Space	Annual Rent Payments	Lease Term from Commencement	Party with Renewal Rights
Best Buy	Electronics Retailer	20,200	32.9%	$260,000	10 years	Tenant
Office Depot	Office Supplies Retailer	21,000	34.3%	$277,200	10 years	Tenant
PetSmart	Pet Supply Retailer	20,087	32.8%	$231,001	10 years	Tenant

As of September 30, 2007, the approximate fixed future minimum rentals from the Company’s commercial real estate properties, excluding Brazos Crossing which is not yet opened, are as follows:

	Balance of 2007	2008	2009	2010	2011	Thereafter	Total
Minimum Rents	$2,753,872	$10,136,827	$7,939,085	$4,753,383	$3,095,920	$1,978,572	$30,657,659

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Month Periods Ended September 30, 2007 and 2006

3. Acquisitions  – (continued)

The following unaudited pro forma combined condensed statements of operations set forth the consolidated results of operations for the nine months ended September 30, 2007 and September 30, 2006, respectively, as if the above described acquisitions and equity investments had occurred at January 1, 2006. The unaudited pro forma information does not purport to be indicative of the results that actually would have occurred if the acquisitions had been in effect for the nine months ended September 30, 2007 and September 30, 2006, respectively, or for any future period.

	Nine Months Ended September 30,
	2007	2006
	(Unaudited)	(Unaudited)
Real estate revenues	$17,983,937	$18,220,318
Equity in loss from investment in unconsolidated joint venture	(5,910,940)	(7,366,964)
Net loss	(8,687,359)	(9,713,570)
Basic and diluted loss per share	$(1.09)	$(1.86)

4. Mortgages Payable

Mortgages payable, totaling approximately $148.4 million at September 30, 2007, consists of four secured loans, two of which mature in 2016, and two of which mature in 2017. The loans bear interest at a fixed annual rate of 6.09%, 5.96%, 5.49% and 5.83%, respectively. Monthly installments of interest only are required through the first 12, 60, 60 and 60 months, respectively, and monthly installments of principal and interest are required throughout the remainder of their stated terms. At their maturity, approximately $23.4 million, $37.9 million, $22.6 million and $49.3 million, respectively, will be due, assuming no prior principal prepayment. Each of the loans is secured by acquired real estate and is non-recourse to the Company.

The following table shows the mortgage debt maturing during the next five years:

	Balance of 2007	2008	2009	2010	2011	Thereafter	Total
Fixed rate mortgages	$124,114	$344,388	$365,957	$388,876	$661,414	$146,494,461	$148,379,210

Lightstone Holdings, LLC (“Guarantor”), a company wholly owned by the Advisor, has guaranteed to the extent of a $27.2 million mortgage loan on the St. Augustine, Florida property, the payment of losses that the lender (“Wachovia”) may sustain as a result of fraud, misappropriation, misuse of loan proceeds or other acts of misconduct by the Company and/or its principals or affiliates. Such losses are recourse to the Guarantor under the guaranty regardless of whether Wachovia has attempted to procure payment from the Company or any other party. Further, in the event of the Company’s voluntary bankruptcy, reorganization or insolvency, or the interference by the Company or its affiliates in any foreclosure proceedings or other remedy exercised by Wachovia, Guarantor has guaranteed the payment of any unpaid loan amounts. The Company has agreed, to the maximum extent permitted by its Charter, to indemnify Guarantor for any liability that it incurs under this guaranty.

Pursuant to the Company’s loan agreements, escrows in the amount of $9.3 million were held in restricted escrow accounts at September 30, 2007. These escrows will be released in accordance with the loan agreements as payments of real estate taxes, insurance and capital improvement transactions, as required. Our mortgage debt also contains clauses providing for prepayment penalties.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Month Periods Ended September 30, 2007 and 2006

5. Intangible Assets

At September 30, 2007, the Company had intangible assets relating to above-market leases from property acquisitions, intangible assets related to leases in place at the time of acquisition, intangible assets related to leasing costs, and intangible liabilities relating to below-market leases from property acquisitions.

The following table sets forth the Company’s unaudited intangible assets as of September 30, 2007 and December 31, 2006:

	At September 30, 2007			At December 31, 2006
	Cost	Accumulated Amortization	Net	Cost	Accumulated Amortization	Net
Acquired in-place lease intangibles	$4,649,159	$(2,413,737)	$2,235,422	$3,167,190	$(1,365,512)	$1,801,678
Acquired above market lease intangibles	1,078,260	(284,821)	793,439	677,245	(75,258)	601,987
Acquired leasing costs	1,766,164	(491,483)	1,274,681	896,715	(161,636)	735,079
Acquired below market lease intangibles	3,918,140	(1,613,410)	2,304,730	2,964,498	(953,435)	2,011,063

The following table presents the unaudited amortization of the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at September 30, 2007:

	Balance of 2007	2008	2009	2010	2011	Thereafter	Total
Amortization of:
Acquired above market lease value	$78,789	$270,682	$206,755	$97,974	$53,943	$85,297	$793,439
Acquired below market lease value	(237,227)	(792,375)	(578,214)	(282,515)	(137,611)	(276,788)	(2,304,730)
Projected future net rental income decrease	$(158,438)	$(521,693)	$(371,459)	$(184,541)	$(83,668)	$(191,491)	$(1,511,290)
Acquired in-place lease intangibles	$253,129	$812,091	$520,941	$228,538	$113,896	$306,827	$2,235,422

Amortization expense related to in place leases was $0.3 million and $0.7 million for the three months ended September 30, 2007 and 2006, respectively. Amortization expense related to in place leases was $1.0 million and $0.7 million for the nine months ended September 30, 2007 and 2006, respectively. Amortization expense related to leasing costs was $15,162 and $1,080 for the three months ended September 30, 2007 and 2006, respectively. Amortization expense related to leasing costs was $30,191 and $1,080 for the nine months ended September 30, 2007 and 2006, respectively. Amortization expense related to above and below market leases was $0.2 million and $0.1 million for the three months ended September 30, 2007 and 2006, respectively. Amortization expense related to above and below market leases was $0.5 million and $0.2 million for the nine months ended September 30, 2007 and 2006, respectively. Amortization related to above and below market leases is included in rental revenues for all periods presented.

6. Distributions Payable

On August 9, 2007, the Company declared a dividend for the three-month period ending September 30, 2007. The dividend was calculated based on shareholders of record each day during this three-month period at a rate of $0.0019178 per day, and equaled a daily amount that, if paid each day for a 365-day period, would equal a 7.0% annualized rate based on a share price of $10.00. The September 30, 2007 dividend was paid in full in October 2007 using a combination of cash ($1.2 million) and 78,116 shares of the Company’s common stock issued pursuant to the Company’s Distribution Reinvestment Program, at a discounted price of $9.50 per share, which totaled ($0.7 million). The amount of dividends distributed to our stockholders in the future will be determined by our Board of Directors and is dependent on a number of factors, including funds available

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Month Periods Ended September 30, 2007 and 2006

6. Distributions Payable  – (continued)

for payment of dividends, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code.

7. Deposit for Real Estate Purchase

At September 30, 2007, the Company recorded $13.2 million as a refundable deposit for real estate purchases, of which $12.4 million related to an option agreement to enter into a joint venture to purchase an industrial building in Sarasota, FL., $0.3 million related to the purchase of the additional parcel of land adjacent to our St. Augustine property in October 2007 (See Note 11), and $0.5 million related to the purchase of two hotel properties in Texas in October 2007 (see Note 11). At December 31, 2006, the Company recorded $8.4 million as a refundable deposit for two real estate transactions that subsequently closed in the first quarter. Deposits for real estate will be returned to the Company upon the conclusion of its due diligence where such properties are deemed infeasible for acquisition.

8. Stockholders’ Equity

Preferred Shares

Shares of preferred stock may be issued in the future in one or more series as authorized by the Lightstone REIT’s board of directors. Prior to the issuance of shares of any series, the board of directors is required by the Lightstone REIT’s charter to fix the number of shares to be included in each series and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. Because the Lightstone REIT’s board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, it may provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of the Lightstone REIT, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of the Lightstone REIT’s common stock. As of September 30, 2007 and December 31, 2006, the Lightstone REIT had no outstanding preferred shares.

Common Shares

All of the common stock being offered by the Lightstone REIT is duly authorized and will be fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of its charter regarding the restriction on the ownership and transfer of shares of our stock, holders of the Lightstone REIT’s common stock will be entitled to receive distributions if authorized by the board of directors and to share ratably in the Lightstone REIT’s assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.

Each outstanding share of the Lightstone REIT’s common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock can elect all of the directors then standing for election, and the holders of the remaining common stock will not be able to elect any directors.

Holders of the Lightstone REIT’s common stock have no conversion, sinking fund, redemption or exchange rights, and have no preemptive rights to subscribe for any of its securities. Maryland law provides that a stockholder has appraisal rights in connection with some transactions. However, the Lightstone REIT’s charter provides that the holders of its stock do not have appraisal rights unless a majority of the board of directors determines that such rights shall apply. Shares of the Lightstone REIT’s common stock have equal dividend, distribution, liquidation and other rights.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Month Periods Ended September 30, 2007 and 2006

8. Stockholders’ Equity  – (continued)

Under its charter, the Lightstone REIT cannot make some material changes to its business form or operations without the approval of stockholders holding at least a majority of the shares of our stock entitled to vote on the matter. These include (1) amendment of its charter, (2) its liquidation or dissolution, (3) its reorganization, and (4) its merger, consolidation or the sale or other disposition of its assets. Share exchanges in which the Lightstone REIT is the acquirer, however, do not require stockholder approval. The Lightstone REIT had approximately 11.8 million and 4.3 million shares of common stock outstanding as of September 30, 2007 and December 31, 2006, respectively.

Dividends

The Board of Directors of the Lightstone REIT declared a dividend for each quarter in 2006 and for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007. The dividends have been calculated based on stockholders of record each day during this three-month period at a rate of $0.0019178 per day, which, if paid each day for a 365-day period, would equal a 7.0% annualized rate based on a share price of $10.00. The September 30, 2007 dividend was paid in full in October 2007 using a combination of cash ($1.2 million) and 78,116 shares of the Company’s common stock issued pursuant to the Company’s Distribution Reinvestment Program, at a discounted price of $9.50 per share, which totaled ($0.7 million). On September 24, 2007, the Company declared a dividend for the three-month period ending December 31, 2007. The dividend will be calculated based on shareholders of record each day during this three-month period at a rate of $0.0019178 per day, and equaled a daily amount that, if paid each day for a 365-day period, would equal a 7.0% annualized rate based on a share price of $10.00.

9. Related Party Transactions

The Lightstone REIT has agreements with the Dealer Manager, Advisor and Property Manager to pay certain fees, as follows, in exchange for services performed by these entities and other affiliated entities. The Lightstone REIT’s ability to secure financing and subsequent real estate operations are dependent upon its Advisor, Property Manager, Dealer Manager and their affiliates to perform such services as provided in these agreements.

Selling Commission	The Dealer Manager will be paid up to 7% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Selling commissions are expected to be approximately $21,000,000 if the maximum offering of 30 million shares is sold.
Dealer Management Fee	The Dealer Manager will be paid up to 1% of gross offering proceeds before reallowance to participating broker-dealers. The estimated dealer management fee is expected to be approximately $3,000,000 if the maximum offering of 30 million shares is sold.
Soliciting Dealer Warrants	The Dealer Manager may buy up to 600,000 warrants at a purchase price of $.0008 per warrant. Each warrant will be exercisable for one share of the Lightstone REIT’s common stock at an exercise price of $12.00 per share.
Reimbursement of Offering Expenses	Reimbursement of all offering costs, including the commissions and dealer management fees indicated above, are estimated at approximately $30 million if the maximum offering of 30 million shares is sold. The Lightstone REIT will sell a special general partnership interest in the Operating Partnership to Lightstone SLP, LLC (an affiliate of the Sponsor) and apply all the sales proceeds to offset such costs.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Month Periods Ended September 30, 2007 and 2006

9. Related Party Transactions  – (continued)

Acquisition Fee	The Advisor will be paid an acquisition fee equal to 2.75% of the gross contract purchase price (including any mortgage assumed) of each property purchased. The Advisor will also be reimbursed for expenses that it incurs in connection with the purchase of a property. The Lightstone REIT anticipates that acquisition expenses will be between 1% and 1.5% of a property’s purchase price, and acquisition fees and expenses are capped at 5% of the gross contract purchase price of the property. The actual amounts of these fees and reimbursements depend upon results of operations and, therefore, cannot be determined at the present time. However, $33,000,000 may be paid as an acquisition fee and for the reimbursement of acquisition expenses if the maximum offering is sold, assuming aggregate long-term permanent leverage of approximately 75%.

Fees	Amount
Property Management — Residential/Retail	Lightstone REIT may pay the Property Manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.
Property Management — Office/Industrial	The Property Manager will be paid monthly property management and leasing fees of up to 4.5% of gross revenues from office and industrial properties. In addition, the Lightstone REIT may pay the Property Manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.
Asset Management Fee	The Advisor or its affiliates will be paid an asset management fee of 0.55% of the Lightstone REIT’s average invested assets, as defined, payable quarterly in an amount equal to 0.1375 of 1% of average invested assets as of the last day of the immediately preceeding quarter.
Reimbursement of Other Expenses	For any year in which the Lightstone REIT qualifies as a REIT, the Advisor must reimburse the Lightstone REIT for the amounts, if any, by which the total operating expenses, the sum of the advisor asset management fee plus other operating expenses paid during the previous fiscal year exceed the greater of 2% of average invested assets, as defined, for that fiscal year, or, 25% of net income for that fiscal year. Items such as property operating expenses, depreciation and amortization expenses, interest payments, taxes, non-cash expenditures, the special liquidation distribution, the special termination distribution, organization and offering expenses, and acquisition fees and expenses are excluded from the definition of total operating expenses, which otherwise includes the aggregate expense of any kind paid or incurred by the Lightstone REIT.
The Advisor or its affiliates will be reimbursed for expenses that may include costs of goods and services, administrative services and non-supervisory services performed directly for the Lightstone REIT by independent parties.

Lightstone SLP, LLC, an affiliate of our Sponsor, has and continues to purchase special general partner interests in the Operating Partnership. These special general partner interests, the purchase price of which will be repaid only after stockholders receive a stated preferred return and their net investment, will entitle

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Month Periods Ended September 30, 2007 and 2006

9. Related Party Transactions  – (continued)

Lightstone SLP, LLC to a portion of any regular distributions made by the Operating Partnership. A distribution of $0.2 million were declared and paid during the three months ended September 30, 2007. Such distributions, paid current at a 7% annualized rate of return to Lightstone SLP, LLC through September 30, 2007, totaled $0.5 million, and will always be subordinated until stockholders receive a stated preferred return, as described below:

The special general partner interests will also entitle Lightstone SLP, LLC to a portion of any liquidating distributions made by the Operating Partnership. The value of such distributions will depend upon the net sale proceeds upon the liquidation of the Lightstone REIT and, therefore, cannot be determined at the present time. Liquidating distributions to Lightstone SLP, LLC will always be subordinated until stockholders receive a distribution equal to their initial investment plus a stated preferred return, as described below:

Liquidating Stage Distributions	Amount of Distribution
7% Stockholder Return Threshold	Once stockholders have received liquidation distributions, and a cumulative non-compounded 7% return per year on their initial net investment, Lightstone SLP, LLC will receive available distributions until it has received an amount equal to its initial purchase price of the special general partner interests plus a cumulative non-compounded return of 7% per year.
12% Stockholder Return Threshold	Once stockholders have received liquidation distributions, and a cumulative non-compounded return of 12% per year on their initial net investment (including amounts equaling a 7% return on their net investment as described above), 70% of the aggregate amount of any additional distributions from the Operating Partnership will be payable to the stockholders, and 30% of such amount will be payable to Lightstone SLP, LLC.
Returns in Excess of 12%	After stockholders and Lightstone LP, LLC have received liquidation distributions, and a cumulative non-compounded return of 12% per year on their initial net investment, 60% of any remaining distributions from the Operating Partnership will be distributable to stockholders, and 40% of such amount will be payable to Lightstone SLP, LLC.

Operating Stage Distributions	Amount of Distribution
7% stockholder Return Threshold	Once a cumulative non-compounded return of 7% return on their net investment is realized by stockholders, Lightstone SLP, LLC is eligible to receive available distributions from the Operating Partnership until it has received an amount equal to a cumulative non-compounded return of 7% per year on the purchase price of the special general partner interests. “Net investment” refers to $10 per share, less a pro rata share of any proceeds received from the sale or refinancing of the Lightstone REIT’s assets.
12% Stockholder Return Threshold	Once a cumulative non-compounded return of 12% per year is realized by stockholders on their net investment (including amounts equaling a 7% return on their net investment as described above), 70% of the aggregate amount of any additional distributions from the Operating Partnership will be payable to the stockholders, and 30% of such amount will be payable to Lightstone SLP, LLC.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Month Periods Ended September 30, 2007 and 2006

9. Related Party Transactions  – (continued)

Operating Stage Distributions	Amount of Distribution
Returns in Excess of 12%	After the 12% return threshold is realized by stockholders and Lightstone SLP, LLC, 60% of any remaining distributions from the Operating Partnership will be distributable to stockholders, and 40% of such amount will be payable to Lightstone SLP, LLC.

Total asset management and acquisition fees of $3.9 million and approximately $2.0 million were paid to the Advisor for the three months ended September 30, 2007 and 2006, respectively. Total asset management and acquisition fees of $11.1 million and $2.8 million were paid to the Advisor for the nine months ended September 30, 2007 and 2006. As of September 30, 2007, $0.3 was due to our Property Manager, an affiliate of our Advisor, for the reimbursement of property level operating expenses; $0.2 million was due to the Advisor for asset management fees.

In July of 2007, the Company purchased a $16.0 million certificate of deposit with an affiliate of the Advisor. The certificate of deposit matured in less than three months, and earned interest at 10 percent. The Company redeemed the certificate of deposit in September of 2007, and has included $0.3 million in interest income from this investment.

10. Segment Information

The Company currently operates in five business segments as of September 30, 2007: (i) retail real estate, (ii) residential real estate, (iii) industrial real estate (iv) office real estate and (v) hospitality. The Company’s advisor and its affiliates provide leasing, property and facilities management, acquisition, development, construction and tenant-related services for its portfolio. The Company’s revenues for the nine months ended September 30, 2007 and 2006 were exclusively derived from activities in the United States. No revenues from foreign countries were received or reported. The Company had no long-lived assets in foreign locations as of September 30, 2007 and September 30, 2006. The accounting policies of the segments are the same as those described in Note 2: Significant Accounting Policies, excluding depreciation and amortization.

The Company evaluates performance based upon net operating income from the combined properties in each real estate segment.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Month Periods Ended September 30, 2007 and 2006

10. Segment Information  – (continued)

Selected results of operations for the three and nine months ended September 30, 2007 and 2006, respectively and selected asset information as of September 30, 2007 and 2006 regarding the Company’s operating segments are as follows:

	Retail	Multi Family	Industrial	Hospitality	Office	Corporate	Three Months Ended September 30, 2007
Revenues:
Rental income	$1,506,763	$1,954,003	$1,625,358	$—	$—	$—	$5,086,124
Tenant recovery income	531,587	18,778	415,473	—	—	—	965,838
	2,038,350	1,972,781	2,040,831	—	—	—	6,051,962
Expenses:
Property operating expenses	676,681	957,250	696,462	—	—	—	2,330,393
Real estate taxes	241,219	231,469	183,938	—	—	—	656,626
General and administrative costs	60	66,906	5,903	—	—	327,108	399,977
Depreciation and amortization	545,372	222,542	698,919	—	—	—	1,466,833
Operating expenses	1,463,332	1,478,167	1,585,222	—	—	327,108	4,853,829
Net property operations	575,018	494,614	455,609	—	—	(327,108)	1,198,133
Other income	41,538	207,609	2,253	—	—	628,640	880,040
Interest expense	(815,807)	(626,004)	(798,609)	—	—	—	(2,240,420)
Loss in Unconsolidated joint ventures	—	—	—	—	(1,721,940)	—	(1,721,940)
Minority interest	—	—	—	—	—	(24)	(24)
Net income (loss) applicable to common shares	$(199,251)	$76,219	$(340,747)	$—	$(1,721,940)	$301,508	$(1,884,211)

	Retail	Multi Family	Industrial	Hospitality	Office	Corporate	Three Months Ended September 30, 2006
Revenues:
Rental income	$868,958	$1,961,579	$—	$—	$—	$—	$2,830,537
Tenant recovery income	242,734	(1,500)	—	—	—	—	241,234
	1,111,692	1,960,079	—	—	—	—	3,071,771
Expenses:
Property operating expenses	574,325	869,907	—	—	—	—	1,444,232
Real estate taxes	155,952	185,259	—	—	—	—	341,211
Depreciation and amortization	154,413	875,924	—	—	—	—	1,030,337
General and administrative costs	—	—	—	—	—	322,374	322,374
Operating expenses	884,690	1,931,090	—	—	—	322,374	3,138,154
Net property operations	227,002	28,989	—	—	—	(322,374)	(66,383)
Other income	92,914	110,496	—	—	—	100,092	303,502
Interest expense	(433,825)	(625,977)	—	—	—	—	(1,059,802)
Minority interest	—	—	—	—	—	77	77
Net income (loss) applicable to common shares	$(113,909)	$(486,492)	$—	$—	$—	$(222,205)	$(822,606)

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Month Periods Ended September 30, 2007 and 2006

10. Segment Information  – (continued)

	Retail	Multi Family	Industrial	Hospitality	Office	Corporate	Nine Months Ended September 30, 2007
Revenues:
Rental income	$4,350,112	$5,858,191	$4,351,793	$—	$—	$—	$14,560,096
Tenant recovery income	1,584,129	63,058	1,066,758	—	—	—	2,713,944
	5,934,241	5,921,248	5,418,551	—	—	—	17,274,040
Expenses:
Property operating expenses	1,933,796	2,933,476	1,370,635	—	—	—	6,237,907
Real estate taxes	690,195	683,329	490,421	—	—	—	1,863,946
General and administrative costs	60	169,209	5,903		1,643,950	1,045,937	2,865,059
Depreciation and amortization	1,684,057	908,821	1,868,653	—	—	—	4,461,532
Operating expenses	4,308,107	4,694,836	3,735,613	—	1,643,950	1,045,937	15,428,444
Net property operations	1,626,134	1,226,413	1,682,938	—	(1,643,950)	(1,045,937)	1,845,596
Other income	89,496	597,475	13,337	—	—	1,062,310	1,762,617
Interest expense	(2,436,527)	(1,857,787)	(2,101,920)	—	—	—	(6,396,234)
Loss in Unconsolidated joint ventures	—	—	—		(5,910,940)		(5,910,940)
Minority interest	—	—	—	—	—	168	168
Net income applicable to common shares	$(720,898)	$(33,900)	$(405,645)	$—	$(7,554,890)	$16,541	$(8,698,793)
Balance sheet financial data at September 30, 2007:
Real estate assets, net	$62,225,181	$41,564,402	$63,487,813	$—	$—	$—	$167,277,396
Restricted escrows	5,920,605	1,654,165	1,764,476	—	—	—	9,339,246
Investment in unconsolidated joint venture	—	—	—	—	7,565,245	—	7,565,245
Deposit for real estate purchase	275,000	—	12,428,195	500,000	—	—	13,203,195
Tenant and other accounts receivable	669,463	146,095	214,855	—	—	42,571	1,072,984
Acquired in-place lease intangibles, net	1,174,800	—	1,060,622	—	—	—	2,235,422
Acquired above market lease intangibles, net	483,663	—	309,776	—	—	—	793,439
Deferred leasing costs, net	712,904	—	740,954	—	—	—	1,453,858
Deferred financing costs, net	442,063	200,112	320,893	—	—	—	963,068
Other assets	68,654	695,855	153,556	—	—	236,272	1,154,337
Non-segmented assets	—	—	—	—	—	54,223,618	54,223,618
Total Assets	$71,972,333	$44,260,629	$80,481,140	$500,000	$7,565,245	$54,502,461	$259,281,808

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Month Periods Ended September 30, 2007 and 2006

10. Segment Information  – (continued)

	Retail	Multi Family	Industrial	Hospitality	Office	Corporate	Nine Months Ended September 30, 2006
Revenues:
Rental income	$1,815,518	$2,003,716	$—	$—	$—	$—	$3,819,234
Tenant recovery income	744,657	—	—	—	—	—	744,657
	2,560,175	2,003,716	—	—	—	—	4,563,891
Expenses:
Property operating expenses	1,062,359	877,394	—	—	—	—	1,939,753
Real estate taxes	313,399	188,951	—	—	—	—	502,350
Depreciation and amortization	318,925	897,416	—	—	—	—	1,216,341
General and administrative costs	—	—	—	—	—	578,062	578,062
Operating expenses	1,694,683	1,963,761	—	—	—	578,062	4,236,506
Net property operations	865,492	39,955	—	—	—	(578,062)	327,385
Other income	92,915	110,496	—	—	—	168,121	371,532
Interest expense	(856,236)	(639,461)	—	—	—	—	(1,495,697)
Minority interest	—	—	—	—	—	73	73
Net income applicable to common shares	$102,171	$(489,010)	$—	$—	$—	$(409,868)	$(796,707)
Balance sheet financial data:
Real estate assets, net	$27,002,132	$42,154,182	$—	$—	$—	$—	$69,156,314
Restricted escrows	5,261,449	1,331,418	—	—	—	500,000	7,092,867
Tenant and other accounts receivable	158,182	40,043	—	—	—	—	198,225
Acquired in-place lease intangibles, net	190,281	544,263	—	—	—	—	734,544
Deferred financing costs, net	186,895	222,982	—	—	—	—	409,877
Other assets	96,954	571,742	—	—	—	46,636	715,333
Non-segmented assets	—	—				15,654,479	15,654,479
Total Assets	$32,895,893	$44,864,630	$—	$—	$—	$16,201,115	$93,961,639

11. Subsequent Events

St. Augustine — Land Acquisition

On October 2, 2007, the Company closed on the acquisition of an 8.5-acre parcel of undeveloped land for $2.75 million, which is intended to be used for further development of the adjacent Belz Outlet mall, owned by the Registrant. Development rights to the land parcel are to be purchased at an additional cost of $1.3 million. The Company currently expects to complete the planned renovation and expansion of the center, of approximately 65,000 square feet, during the second quarter of 2009. The cost for the renovation and expansion of the outlet mall is expected to approximate $28 million. Numerous established retail brands have expressed interest in establishing a presence in the expanded and renovated outlet mall.

Camden Apartment Communities

On October 15, 2007, the Company, as general partner of our operating partnership, entered into an Improved Commercial Property Earnest Money Contract with Camden Operating, L.P., a Delaware Limited

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Month Periods Ended September 30, 2007 and 2006

11. Subsequent Events  – (continued)

Partnership (the “Earnest Money Contract”) for the acquisition of five apartment communities (the “Camden Properties”) located in Tampa, FL (one property), Charlotte, North Carolina (two properties) and Greensboro, North Carolina (two properties) for a purchase price of $97.35 million exclusive of transaction costs and financing fees (the “Camden Transaction”).

Pursuant to the Earnest Money Contract, we made an initial earnest money deposit of $2.0 million, to be held in escrow pending a successful closing of the Camden Transaction. The escrow amount shall be applied to the purchase price due and payable at such closing. The Camden Properties, built between 1980 and 1987, are comprised of 1,576 apartment units, in the aggregate, contain a total of 1,124,249 net rentable square feet, and were approximately 94% occupied as of October 12, 2007.

Although the Company believes that the acquisition of the Camden Properties is probable and expects to acquire the Camden Properties on November 16, 2007, provided that the Company has completed our due diligence review of the properties to our satisfaction. There can be no assurances that this acquisition will be consummated.

Houston Extended Stay Hotels

On October 17, 2007, the Company, through TLG Hotel Acquisitions LLC, a wholly owned subsidiary of our operating partnership (together with such subsidiary, the “Houston Partnership”), acquired two hotels located in Houston, TX (the “Katy Hotel”) and Sugar Land, TX (the “Sugar Land Hotel” and together with the Katy Hotel, the “Hotels”) from Morning View Hotels — Katy, LP, Morning View Hotels — Sugar Land, LP and Point of Southwest Gardens, Ltd., pursuant to an Asset Purchase and Sale Agreement. The seller is not an affiliate of the Company or its subsidiaries.

Prior to the acquisition of the Hotels, our board of directors expanded the Company’s eligible investments to include the acquisition, holding and disposition of hotels (primarily extended stay hotels). The reasons for such change include the expertise of our sponsor who acquired the Extended Stay Hotels group of companies (“ESH”) and control of its management company (HVM L.L.C.) which operates 684 extended stay hotels. The ability to draw upon their expertise, the intense competition in the real estate market for all types of assets and the ability to better diversify the Company’s portfolio, caused our board of directors to review the Company’s investment objectives and expand them to include lodging facilities.

The Hotels were recently remodeled by the previous owner; however the Company intends to make a $2.8 million dollar investment in capital expenditures to convert the Hotels to Extended Stay Deluxe (“ESD”) brand properties. The ESD brand is under license from an affiliate within the Extended Stay Hotels group of companies. The Company expects these additional renovations to be conducted over a 1-year period and will include implementing ESD’s national reservation system, new carpeting, new paint, new signage, exterior facade improvements, re-striping parking lot, guest room upgrades, landscaping and constructing pools.

The acquisition price for the Hotels was $16 million inclusive of closing costs. In connection with the transaction, the Company’s advisor received an acquisition fee equal to 2.75% of the contract price ($15.2 million), or approximately $0.4 million.

The acquisition was funded through a combination of $6.0 million in offering proceeds and approximately $10 million in loan proceeds from a floating rate mortgage loan secured by the Hotels.

The Company has established a taxable REIT subsidiary, LVP Acquisitions Corp. (“LVP Corp”), which has entered into operating lease agreements with each of the Katy Hotel and the Sugar Land Hotel, respectively, and LVP Corp. has entered into management agreements with HVM L.L.C., a controlled affiliate of our sponsor, for the management of the hotels.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Month Periods Ended September 30, 2007 and 2006

11. Subsequent Events  – (continued)

In connection with the acquisition of the Hotels, the Houston Partnership along with ESD #5051 —  Houston — Sugar Land, LLC and ESD #5050 — Houston — Katy Freeway, LLC, its wholly owned subsidiaries (the “Houston Borrowers”) secured a mortgage loan from Bank of America, N.A. in the principal amount of $12.85 million, which includes up to an additional $2.8 million of renovation proceeds which will be borrowed as the renovation proceeds.

The mortgage loan has a term of one year with the option of a 6-month term extension, bears interest on a daily basis expressed as a floating rate equal to the lesser of (i) the maximum non-usurious rate of interest allowed by applicable law or (ii) the British Bankers Association Libor Daily Floating Rate plus one hundred seventy-five basis points (1.75%) per annum rate and requires monthly installments of interest only through the first 12 months. The mortgage loan will mature on October 16, 2008, subject to the 6-month extension option described above, at which time payment of the entire principal balance, together with all accrued and unpaid interest and all other amounts payable thereunder will be due. The mortgage loan will be secured by the Hotels and will be non-recourse to the Registrant.

In connection with the Loan, the Registrant guaranteed the complete performance of the Houston Borrowers’ obligations with respect to the renovations and certain other customary guarantees.

INDEPENDENT AUDITORS’ REPORT

To the Member of
LVP St. Augustine Outlets, LLC

We have audited the accompanying statement of revenues and certain operating expenses (the “Summary Statement”) of the shopping center located in St. Augustine, Florida (the “Property”) for the year ended December 31, 2005. This Summary Statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Summary Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Summary Statement is free of material misstatement. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Summary Statement, assessing the accounting principles used and significant estimates made by management, as well as the overall presentation of the Summary Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Summary Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/A of Lightstone Value Plus Real Estate Investment Trust, Inc.) as described in Note 1 to the Summary Statement and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Summary Statement presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 to the Summary Statement of the shopping center located in St. Augustine, Florida, for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the Unites States of America.

/s/ Rampell and Rampell, P.A.

Palm Beach, Florida
January 20, 2006

LVP ST. AUGUSTINE OUTLETS, LLC
STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2005

Revenues:
Rental income	$3,697,004
Escalation income	1,074,986
Other income	304,557
Total revenues	5,076,547
Certain operating expenses:
Advertising	637,650
Real estate taxes	598,855
Utilities	208,715
Repairs, maintenance and supplies	820,563
Management services	183,646
Insurance	101,212
Total certain operating expenses	2,550,641
Revenues in excess of certain operating expenses	$2,525,906

See accompanying notes to statement of revenues and certain operating expenses.

LVP ST. AUGUSTINE OUTLETS, LLC
NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2005

1. Organization

St. Augustine Outlets (the “Property”) is an enclosed, 256,000 square foot retail outlet mall located in St. Augustine, Florida. Lightstone Value Plus Real Estate Investment Trust, Inc. (“Lightstone REIT”) acquired the Property through the Lightstone Value Plus REIT, L.P., its majority owned subsidiary, (the “Operating Partnership”). The acquisition was completed on March 31, 2006 by LVP St. Augustine Outlets, LLC, a wholly owned subsidiary of the Operating Partnership.

2. Basis of Presentation

The statement of revenues and certain operating expenses (the “Summary Statement”) has been prepared for the purpose of complying with the provision of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Summary Statement includes the historical revenues and certain operating expenses of the Property, exclusive of items that may not be comparable to the proposed future operations of the Property.

3. Principles of Reporting and Use of Estimates

The preparation of the Summary Statement in conformity with generally accepted accounting principles in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Significant Accounting Policies

Revenue Recognition

The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, including the effect of any rent holidays, which amounted to a decrease in rental income of approximately $9,000 for the year ended December 31, 2005.

Rental payments under certain leases are based on a minimum rental amount plus a percentage of the lessee’s sales in excess of stipulated amounts (“Percentage Rent”). Approximately $122,000 of Percentage Rent was recorded for the year ended December 31, 2005.

Approximately 80% (unaudited) of the Property’s net rentable space is committed under operating leases at December 31, 2005. The tenants’ leases expire in various years through 2015. One tenant, V.F. Outlet, Inc. accounts for 10% of the shopping centers rentable square footage.

Bad Debt Expense

Accounts are charged to bad debts expense as they are deemed uncollectible based upon a periodic review by management.

Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

LVP ST. AUGUSTINE OUTLETS, LLC
NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2005

5. Leases

The aggregate annual minimum future rental revenue on non-cancelable operating leases in effect as of December 31, 2005 is as follows:

Year Ending December 31,	Amount
2006	$2,608,000
2007	1,759,000
2008	1,307,000
2009	835,000
2010	263,000
Thereafter	269,000
Total	$7,041,000

Total minimum future rental income represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, insurance, real estate taxes, and operating cost escalations.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On March 31, 2006, we acquired a 256,000 square foot retail outlet mall located in St. Augustine, Florida (“St. Augustine Outlets”), through LVP St. Augustine Outlets, LLC, a wholly owned subsidiary of Lightstone Value Plus REIT, L.P., our operating partnership. The acquisition price for the Property was approximately $26.9 million, including acquisition-related transaction costs of approximately $.9 million. Approximately $4.5 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and approximately $22.4 million was funded with a fixed rate loan secured by the acquired property.

In as much as the acquisition has been reflected in our March 31, 2006 Balance Sheet, as filed in our quarterly report on Form 10-Q for the quarter ended March 31, 2006, no pro forma balance sheet is required.

In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2006

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired St. Augustine Outlets on January 1, 2006. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the quarter ended March 31, 2006. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2005, nor does it purport to represent our future operations.

	Three Months Ended March 31, 2006 as Reported(a)	Pro Forma Adjustments		Pro Forma Three Months Ended March 31, 2006
Rental revenue	$12,810	$1,140,090	(b)	$1,152,900
Expenses
Property operating expense	8,792	437,124	(b)	445,916
Real estate taxes	1,641	146,049	(b)	147,690
Property management fees	—	57,645	(c)	57,645
Asset management fees	—	35,750	(d)	35,750
General and administrative	95,776	—		95,776
Depreciation and amortization	1,520	135,280	(e)	136,800
Total expenses	107,729	811,848		919,577
Operating income (loss)	(94,919)	328,242		233,323
Other income	9,386	—		9,386
Interest Expense	(4,663)	(415,007)(f)		(419,670)
Loss allocated to minority interest	34	34	(g)	68
Net loss	$(90,162)	$(86,731)		$(176,893)
Basic and diluted loss per common share	$(0.37)			$(0.38)
Basic and diluted weighted average shares outstanding	244,210	226,890	(h)	471,100

See accompanying unaudited notes to pro forma consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired St. Augustine Outlets on January 1, 2005. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our annual report on Form 10-K/A for the year ended December 31, 2005. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2005, nor does it purport to represent our future operations.

	Year Ended December 31, 2005 as Reported(a)	Statement of Revenues and Certain Operating Expenses(b)	Pro Forma Adjustments	Pro Forma Year Ended December 31, 2005
Rental revenue	$—	$5,076,547	$562,637 (c)	$5,639,184
Expenses
Property operating expense	—	1,768,140		1,768,140
Real estate taxes	—	598,855		598,855
Property management fees	—	183,646	98,313 (d)	281,959
Asset management fees	—	—	143,000 (e)	143,000
General and administrative	117,571	—	—	117,571
Depreciation and amortization	—	—	547,287 (f)	547,287
Total expenses	117,571	2,550,641	788,600	3,456,812
Operating income (loss)	(117,571)	2,525,906	(225,963)	2,182,372
Interest Expense	—	—	(1,679,187)(g)	(1,679,187)
(Income) loss allocated to minority interest	1,164	—	(1,356)(h)	(192)
Net income (loss)	$(116,407)	$2,525,906	$(1,906,506)	$502,993
Basic and diluted income (loss) per common share	$(5.82)			$1.07
Basic and diluted weighted average shares outstanding	20,000		451,100 (i)	471,100

See accompanying unaudited notes to pro forma consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statement of Operations for the Three Months Ended March 31, 2006

(a)	Represents our historical operations for the three months ended March 31, 2006.
(b)	Approximates historical revenues, as adjusted for pro forma amortization of in-place and below market lease values, and certain expenses of St. Augustine Outlets.
(c)	Reflects the property management fees associated with the current management of St. Augustine Outlets. The property is managed by Prime Retail Property Management, an affiliate of our Advisor, for a fee of 5.0% of annual gross revenues, as defined in the property management agreement.
(d)	Reflects the asset management fees associated with St. Augustine Outlets. The asset is managed by our Advisor for an annual asset management fee of 0.55% of the asset value.
(e)	Reflects the depreciation of St. Augustine Outlets using the straight-line method over a 40-year estimated useful life.
(f)	Reflects interest expense on the Wachovia mortgage, and amortization of deferred financing costs over the 10-year term of the loan.
(g)	Reflects the allocation of net earnings to the minority interest in our Operating Partnership.
(h)	To adjust historical weighted average number of shares of common stock outstanding to reflect the sale of a sufficient number of shares needed to fund the cash portion of our investment in St. Augustine Outlets.
(i)	For the year ending December 31, 2006, the Company intends to make an election to be taxed as a real estate investment trust (a “REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and intends to be taxed as such beginning with its taxable year ending December 31, 2006. Accordingly, no provision for income taxes has been made.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2005

(a)	Represents our historical operations for the year ended December 31, 2005.
(b)	Reflects the historical revenues and certain expenses of St. Augustine Outlets.
(c)	Includes pro forma amortization of in-place and below market lease values, which have approximate lives of 32 months and 11 months, respectively, based on the remaining non-cancelable terms of the leases.
(d)	Historical property management fees for St. Augustine Outlets have been eliminated and replaced by property management fees associated with the current management of St. Augustine Outlets. The property is managed by Prime Retail Property Management, an affiliate of our Advisor, for a fee of 5.0% of annual gross revenues, as defined in the property management agreement.
(e)	Reflects the asset management fees associated with St. Augustine Outlets. The asset is managed by our Advisor for an annual asset management fee of 0.55% of the asset value.
(f)	Reflects the depreciation of St. Augustine Outlets using the straight-line method over a 40-year estimated useful life,
(g)	Reflects interest expense on the Wachovia mortgage, and amortization of deferred financing costs over the 10-year term of the loan.
(h)	Reflects the allocation of net earnings to the minority interest in our Operating Partnership.
(i)	To adjust historical weighted average number of shares of common stock outstanding to reflect the sale of a sufficient number of shares needed to fund the cash portion of our investment in St. Augustine Outlets.
(j)	For the year ending December 31, 2006, the Company intends to make an election to be taxed as a real estate investment trust (a “REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and intends to be taxed as such beginning with its taxable year ending December 31, 2006. Accordingly, no provision for income taxes has been made.

INDEPENDENT AUDITORS’ REPORT

To the Members of
LVP Michigan Multifamily Portfolio LLC

We have audited the accompanying consolidated statement of revenues and certain operating expenses (the “Summary Statement”) of the four apartment complexes located in Southeastern Michigan (the “Multifamily Properties”) for the year ended December 31, 2005. This Summary Statement is the responsibility of the Multifamily Properties’ management. Our responsibility is to express an opinion on the Summary Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Summary Statement is free of material misstatement. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Multifamily Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Summary Statement, assessing the accounting principles used and significant estimates made by management, as well as the overall presentation of the Summary Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Summary Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/A of Lightstone Value Plus Real Estate Investment Trust, Inc.) as described in Note 2 to the Summary Statement and is not intended to be a complete presentation of the Multifamily Properties’ revenues and expenses.

In our opinion, the Summary Statement presents fairly, in all material respects, the consolidated revenues and certain operating expenses described in Note 2 to the Summary Statement of the Multifamily Properties, for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the Unites States of America.

/s/ Amper, Politziner & Mattia, P.C.

July 18, 2006
Edison, New Jersey

LVP MICHIGAN MULTIFAMILY PORTFOLIO LLC
CONSOLIDATED STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

	For the Year Ended December 31, 2005	For the Period January 1, 2006 Through June 28, 2006
		(Unaudited)
Revenues:
Rental income	$7,955,147	$3,871,608
Other income	425,737	268,573
Total revenues	8,380,884	4,140,181
Certain operating expenses:
Advertising	143,148	66,314
Payroll	1,189,424	607,870
Real estate taxes	967,192	467,908
Utilities	1,040,472	580,147
Repairs, maintenance and supplies	556,040	223,441
Insurance	162,678	94,970
Other expenses	193,399	78,179
Total certain operating expenses	4,252,353	2,118,829
Revenues in excess of certain operating expenses	$4,128,531	$2,021,352

See accompanying unaudited notes to pro forma consolidated financial statements.

LVP MICHIGAN MULTIFAMILY PORTFOLIO LLC
NOTES TO CONSOLIDATED STATEMENT OF REVENUES AND
CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2005 and
the Period January 1, 2006 through June 28, 2006 (Unaudited)

1. Organization

The Properties, consisting of Carriage Hill, Carriage Park, Macomb Manor and Scottsdale (the “Multifamily Properties”) represent four apartment communities located in suburban Michigan. On June 29, 2006, Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Registrant” or “REIT”), through four wholly owned single purpose subsidiaries (the “Owners”) of LVP Michigan Multifamily Portfolio LLC (“LVP MMP”), acquired four apartment communities in suburban Michigan (the “Properties”) from Home Properties, L.P. and Home Properties WMF I, LLC (collectively, the “Seller”). Lightstone Value Plus REIT LP, the REIT’s operating partnership (the “Partnership”), holds a 99% membership interest in LVP MMP, while the Registrant holds a 1% membership interest in LVP MMP. The Seller is not affiliated with the Registrant or its subsidiaries.

2. Basis of Presentation

The consolidated statement of revenues and certain operating expenses (the “Summary Statement”) has been prepared for the purpose of complying with the provision of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Summary Statement includes the historical revenues and certain operating expenses of the Multifamily Properties, exclusive of items that may not be comparable to the proposed future operations of the Multifamily Properties, such as depreciation and amortization expense, interest expense and certain corporate expenses.

3. Use of Estimates

The preparation of the Summary Statement in conformity with accounting principles generally accepted in the United States of America requires the Multifamily Properties’ management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Significant Accounting Policies

Revenue Recognition

The Multifamily Properties lease their residential properties under leases with terms generally one year or less. Rental income is recognized on a straight-line basis over the related lease term. As a result, deferred rents receivable are created when rental income is recognized during the concession period of certain negotiated leases and amortized over the remaining term of the lease. Other income, which consists primarily of income from operation of laundry facilities, utility recovery, administrative fees, garage and carport rentals and miscellaneous charges to residents, is recognized when earned (when the services are provided, or when the resident incurs the charge).

5. Interim Unaudited Financial Information

The Summary Statement for the period January 1, 2006 through June 28, 2006 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the future operating results.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On March 31, 2006, we acquired a 256,000 square foot retail outlet mall located in St. Augustine, Florida (“St. Augustine Outlets”), through LVP St. Augustine Outlets, LLC, a wholly owned subsidiary of Lightstone Value Plus REIT, L.P., our operating partnership. The acquisition price for St. Augustine Outlets was approximately $26.9 million, including acquisition-related transaction costs of approximately $.9 million. Approximately $4.5 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and approximately $22.4 million was funded with a fixed rate loan secured by the acquired property.

On June 29, 2006, we acquired four apartment communities located in suburban Michigan (the “Multifamily Properties”). The Multifamily Properties were acquired through four wholly-owned, single purpose subsidiaries of LVP Michigan Multifamily Portfolio LLC (“LVP MMP”), a newly formed venture we own jointly (1% membership interest) with our operating partnership (99% membership interest). The aggregate acquisition price for the Multifamily Properties was approximately $44.2 million, including acquisition-related transaction costs. Approximately $4.6 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and approximately $39.6 million was funded with a $40.7 million fixed rate loan secured by all of the Properties.

In as much as the St. Augustine Outlets and Multifamily Properties acquisitions have been reflected in our June 30, 2006 Balance Sheet, as filed in our quarterly report on Form 10-Q for the quarter ended June 30, 2006, no pro forma balance sheet is required.

In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2006

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired the St. Augustine Outlets (prior acquisition) and Multifamily Properties (current acquisition) on January 1, 2005. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the quarter ended June 30, 2006. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2005, nor does it purport to represent our future operations.

	Six Months Ended June 30, 2006 as Reported (a)	Pro Forma Adjustments of Prior Acquisitions (b)	Consolidated Statement of Revenues and Certain Operating Expenses (c)	Current Pro Forma Adjustments		Pro Forma Six Months Ended June 30, 2006
Real estate revenues	$1,492,121	$1,402,617	$4,140,181	$—		$7,034,919
Expenses
Property operating expense	431,586	408,902	1,650,921	—		2,491,409
Real estate taxes	161,139	153,681	467,908	—		782,728
Property management fees	63,936	70,968	—	165,607	(d)	300,511
Asset management fees	64,762	35,750	—	116,049	(e)	216,561
General and administrative	190,925	—	—	—		190,925
Depreciation and amortization	186,005	154,444		426,337	(f)	766,786
Total expenses	1,098,353	823,745	2,118,829	707,993		4,748,920
Operating income	393,768	578,872	2,021,352	(707,993)		2,285,999
Other income	68,030	16,735	—	—		84,765
Interest Expense	(435,895)	(413,340)	—	(1,206,865)(g)		(2,056,100)
Loss allocated to minority interest	(4)	(30)	—	(19)(h)		(53)
Net income	$25,899	$182,237	$2,021,352	$(1,914,877)		$314,611
Basic and diluted income per common share	$0.05					$0.33
Basic and diluted weighted average shares outstanding	571,656	113,441		282,212	(i)	967,309

See accompanying unaudited notes to pro forma consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired the St. Augustine Outlets (prior acquisition) and Multifamily Properties (current acquisition) on January 1, 2005. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our annual report on Form 10-K/A for the year ended December 31, 2005. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2005, nor does it purport to represent our future operations.

	Year Ended December 31, 2005 as Reported (a)	Pro Forma Adjustments of Prior Acquisitions (b)	Consolidated Statement of Revenues and Certain Operating Expenses (c)	Current Pro Forma Adjustments		Pro Forma Year Ended December 31, 2005
Rental revenue	$—	$5,639,184	$8,380,884	$—		$14,020,068
Expenses
Property operating expense	—	1,768,140	3,285,161			5,053,301
Real estate taxes	—	598,855	967,192			1,566,047
Property management fees	—	281,959	—	335,235	(d)	617,194
Asset management fees	—	143,000	—	232,098	(e)	375,098
General and administrative	117,571	—	—	—		117,571
Depreciation and amortization	—	547,287	—	2,062,173	(f)	2,609,460
Total expenses	117,571	3,339,241	4,252,353	2,629,506		10,338,671
Operating income (loss)	(117,571)	2,299,943	4,128,531	(2,629,506)		3,681,397
Interest Expense	—	(1,679,187)	—	(2,449,878)(g)		(4,129,065)
(Income) loss allocated to minority interest	1,164	(1,356)	—	293	(h)	101
Net income (loss)	$(116,407)	$619,400	$4,128,531	$(5,079,091)		$(447,567)
Basic and diluted income (loss) per common share	$(5.82)					$(0.48)
Basic and diluted weighted average shares outstanding	20,000	451,100		460,000	(i)	931,100

See accompanying unaudited notes to pro forma consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2006

(a)	Represents our historical operations for the six months ended June 30, 2006. Certain reclassifications have been made to the previously reported financial statements to conform to the pro forma presentation.
(b)	Reflects pro forma adjustments for the acquisition of St. Augustine Outlets on March 31, 2006, as though the acquisition had occurred on January 1, 2005.
(c)	Reflects the historical revenues and certain expenses of the Multifamily Properties.
(d)	Reflects pro forma property management fees for the Multifamily Properties. The Multifamily Properties are managed by Beacon Property Management, an affiliate of our Advisor, for a fee of 4.0% of annual gross revenues, as defined in the property management agreement.
(e)	Reflects pro forma asset management fees. Our investment in the Multifamily Properties is managed by our Advisor for an annual asset management fee of 0.55% of the asset value.
(f)	Reflects depreciation of the Multifamily Properties real and personal property using the straight-line method over the estimated useful life of acquired assets. Assumes acquired in-place lease intangibles were fully amortized to expense by December 31, 2005.
(g)	Reflects interest expense on the mortgage debt and the amortization of deferred financing costs over the 10-year term of the loan.
(h)	Reflects the allocation of net earnings to the minority interest in our Operating Partnership.
(i)	To adjust historical weighted average number of shares of common stock outstanding to reflect the sale of a sufficient number of shares needed to fund the cash portion of our investment in Multifamily Properties.
(j)	For the year ending December 31, 2006, the Company intends to make an election to be taxed as a real estate investment trust (a “REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and intends to be taxed as such beginning with its taxable year ending December 31, 2006. Accordingly, no provision for income taxes has been made.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2005

(a)	Represents our historical operations for the year ended December 31, 2005.
(b)	Reflects pro forma adjustments for the acquisition of St. Augustine Outlets on March 31, 2006, as though the acquisition had occurred on January 1, 2005.
(c)	Reflects the historical revenues and certain expenses of the Multifamily Properties.
(d)	Reflects pro forma property management fees for the Multifamily Properties. The Multifamily Properties are managed by Beacon Property Management, an affiliate of our Advisor, for a fee of 4.0% of annual gross revenues, as defined in the property management agreement.
(e)	Reflects pro forma asset management fees. Our investment in the Multifamily Properties is managed by our Advisor for an annual asset management fee of 0.55% of the asset value.
(f)	Reflects depreciation of the Multifamily Properties real and personal property using the straight-line method over the estimated useful life of acquired assets and the amortization of acquired in-place lease intangibles using the straight-line method over an estimated 12-month lease term.
(g)	Reflects interest expense on the mortgage debt and the amortization of deferred financing costs over the 10-year term of the loan.
(h)	Reflects the allocation of net earnings to the minority interest in our Operating Partnership.
(i)	To adjust historical weighted average number of shares of common stock outstanding to reflect the sale of a sufficient number of shares needed to fund the cash portion of our investment in Multifamily Properties.
(j)	For the year ending December 31, 2006, the Company intends to make an election to be taxed as a real estate investment trust (a “REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and intends to be taxed as such beginning with its taxable year ending December 31, 2006. Accordingly, no provision for income taxes has been made.

INDEPENDENT AUDITORS’ REPORT

To the Member of
LVP Oakview Strip Center LLC

We have audited the accompanying combined statement of revenues and certain operating expenses of Oakview Plaza North and Oakview Plaza South (collectively, the “Property”) for the year ended December 31, 2005. This statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free from material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in this statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A of Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Registrant”), as described in Note 1. This presentation is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 of the Property for the year ended December 31, 2005, in conformity with the accounting principles generally accepted in the United States of America.

/s/ The Schonbraun McCann Group LLP

New York, New York
March 5, 2007

LVP OAKVIEW STRIP CENTER LLC
COMBINED STATEMENTS OF REVENUES AND
CERTAIN OPERATING EXPENSES

	For the Nine Months Ended September 30, 2006	Year Ended December 31, 2005
	(Unaudited)
Operating Revenues
Base rents	$1,799,200	$2,365,923
Escalations and recoveries from tenants	383,732	522,895
Other income	7,400	6,879
	2,190,332	2,895,697
Certain Operating Expenses
Property operating expenses	145,294	208,563
Real estate taxes	284,260	375,546
Management fees	21,399	28,155
General and administrative	7,881	10,340
	458,834	622,604
Revenues in Excess of Certain Operating Expenses	$1,731,498	$2,273,093

See accompanying notes to combined statements of revenues and certain operating expenses.

LVP OAKVIEW STRIP CENTER LLC
NOTES TO COMBINED STATEMENTS OF REVENUES AND
CERTAIN OPERATING EXPENSES
December 31, 2005

1. Organization and Basis of Presentation

Oakview Plaza North and Oakview Plaza South (collectively, the “Property”) is a retail center located in Omaha, Nebraska. The Property consists of three single-story retail buildings located on approximately 19.6 acres of land and containing approximately 177,303 rentable square feet, as well as a site on which an additional 15,000 square feet of retail space can be developed. The Property was acquired on December 21, 2006 by LVP Oakview Strip Center LLC, a wholly-owned subsidiary of the Registrant’s operating partnership, Lightstone Value Plus REIT LP. The Property was purchased from Oakview Plaza North, LLC (“Oakview”), Frank R. Krejci, Vera Jane Krejci, George W. Venteicher and Susan J. Venteicher (Oakview, Mr. and Mrs. Krejci and Mr. and Mrs. Venteicher, collectively, “Seller”), each an unaffiliated third party.

Presented herein is the combined statements of revenues and certain operating expenses related to the operation of the Property.

The accompanying combined statements of revenues and certain operating expenses was prepared for the purpose of complying with the provision of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The combined statements of revenues and certain operating expenses includes the historical revenues and certain operating expenses of the Property, exclusive of items that may not be comparable to the proposed future operations of the Property, such as interest income, mortgage interest expense, depreciation and amortization expense, and certain corporate expenses.

2. Significant Accounting Policies

a. Revenue Recognition

Revenues related to operating leases are recognized on a straight line basis over the lease term, regardless of when payments are due. The base rent stated in the combined statements of revenues and certain operating expenses includes straight-line rental revenues of approximately $169,000 for the year ended December 31, 2005 and $6,700 (unaudited) for the nine months ended September 30, 2006.

b. Escalations and Recoveries from Tenants

Certain operating expenses incurred in the operation of the Property are recoverable from the tenants. The recoverable amounts are based on actual expenses incurred. Expense recoveries are recognized as revenue in the period in which the applicable costs are incurred.

c. Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) required management to use judgment in the application of accounting policies, including making estimates and assumptions that affect the reported amounts of revenues and expenses during a reporting period. The most significant assumptions and estimates relate to revenue recognition and the ability to collect trade accounts receivable. Application of these assumptions requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from these estimates.

3. Operating Leases

The Property is leased to tenants under long-term operating leases with expiration dates through 2018. Substantially all of the leases provide for annual base rents plus recoveries and escalation charges based upon the tenant’s proportionate share of, and/or increases in, real estate taxes and certain operating costs, as defined, and the pass-through of charges for electrical usage.

LVP OAKVIEW STRIP CENTER LLC
NOTES TO COMBINED STATEMENTS OF REVENUES AND
CERTAIN OPERATING EXPENSES
December 31, 2005

3. Operating Leases  – (continued)

Expected future minimum annual rentals to be received from tenants under non-cancelable operating leases, excluding renewal options, in effect at December 31, 2005, were as follows:

2006	$2,403,000
2007	2,408,000
2008	2,465,000
2009	2,358,000
2010	1,947,000
Thereafter	8,404,000
$19,985,000

The total expected future minimum rentals presented above do not include amounts that may be received under leases for escalations and recoveries from tenants for expenses and other charges. For the year ended December 31, 2005 and the nine months ended September 30, 2006 (unaudited), five tenants approximated 86% and 81% of revenues, respectively.

At December 31, 2005 and the nine months ended September 30, 2006 (unaudited), the Property was approximately 97% occupied.

4. Property Operating Expenses

Property operating expenses consisted of the following for the year ended December 31, 2005 and the nine months ended September 30, 2006:

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
	(Unaudited)
Cleaning	$6,672	$5,880
Grounds maintenance	26,952	34,448
Repairs and maintenance	17,051	3,743
Insurance	17,829	21,924
Security	34,674	61,552
Utilities	4,318	8,536
Snow removal	20,550	51,854
Parking lot maintenance	13,913	17,334
Other expenses	3,335	3,292
	$145,294	$208,563

5. Interim Unaudited Financial Information

The combined statements of revenues and certain operating expenses for the nine months ended September 30, 2006 is unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the combined statements of revenues and certain operating expenses for this interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On March 31, 2006, we acquired a 256,000 square foot retail outlet mall located in St. Augustine, Florida (“St. Augustine Outlets”), through LVP St. Augustine Outlets, LLC, a wholly owned subsidiary of Lightstone Value Plus REIT, L.P., our operating partnership (the “Partnership”). The acquisition price for St. Augustine Outlets was approximately $26.9 million, including acquisition-related transaction costs of approximately $.9 million. Approximately $4.5 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and approximately $22.4 million was funded with a fixed rate loan secured by St. Augustine Outlets.

On June 30, 2006, we acquired four apartment communities located in suburban Michigan (the “Multifamily Properties”). The Multifamily Properties were acquired through four wholly-owned, single purpose subsidiaries of LVP Michigan Multifamily Portfolio LLC (“LVP MMP”), a newly formed venture we own jointly (1% membership interest) with the Partnership (99% membership interest). The aggregate acquisition price for the Multifamily Properties was approximately $44.2 million, including acquisition-related transaction costs. Approximately $4.6 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and approximately $39.6 million was funded with a $40.7 million fixed rate loan secured by the Multifamily Properties.

On December 21, 2006, we acquired a retail center located in Omaha, Nebraska through LVP Oakview Strip Center LLC (the “Oakview Retail Center”), a wholly owned subsidiary of the Partnership. The aggregate acquisition price for the Oakview Retail Center was $33.5 million inclusive of transaction costs of approximately $.9 million. Approximately $6.0 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and approximately $27.5 million was funded with a fixed rate mortgage loan secured by the Oakview Retail Center.

In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of September 30, 2006

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if we had acquired the Oakview Retail Center on September 30, 2006. This Pro Forma Consolidated Balance Sheet should be read in conjunction with our Pro Forma Consolidated Statement of Operations and the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2006. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had we completed the above transaction on September 30, 2006, nor does it purport to represent our future financial position.

	September 30, 2006 as Reported (a)	Pro Forma Adjustments (b)	Pro Forma September 30, 2006
ASSETS
Investment property:
Land	$13,435,415	$2,034,229	$15,469,644
Building, net	55,720,899	30,134,682	85,855,581
Net investment property	69,156,314	32,168,911	101,325,225
Cash	14,603,277	(6,484,309)	8,118,968
Restricted escrows	7,092,867	168,029	7,260,896
Accounts receivable and other assets	1,964,760	—	1,964,760
Acquired in-place lease intangibles, net	734,544	1,063,367	1,797,911
Deferred financing and leasing costs, net	409,877	780,898	1,190,775
Total Assets	$93,961,639	$27,696,896	$121,658,535
LIABILITIES AND STOCKHOLDER’S EQUITY
Mortgage payable	$67,975,000	$27,500,000	$95,475,000
Accounts payable and accrued liabilities	1,368,595	—	1,368,595
Due to affiliate	268,369	—	268,369
Prepaid revenue and other liabilities	790,408	6,718	797,126
Acquired below market lease intangibles, net	359,499	190,178	549,677
	70,761,871	27,696,896	98,458,767
Minority interest	2,454,250	—	2,454,250
Stockholder’s equity:
Preferred shares, 10,000,000 shares authorized, none outstanding	—	—	—
Common stock, $.01 par value; 60,000,000 shares authorized, 2,463,924 shares issued and outstanding	24,639	—	24,639
Additional paid-in-capital	22,134,554	—	22,134,554
Accumulated deficit	(1,413,675)	—	(1,413,675)
Total stockholder’s equity	20,745,518	—	20,745,518
Total Liabilities and Stockholder’s Equity	$93,961,639	$27,696,896	$121,658,535

See accompanying unaudited notes to pro forma consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2006

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired the St. Augustine Outlets, Multifamily Properties and Oakview Retail Center on January 1, 2005. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2006, and the unaudited financial information and notes thereto of Oakview Retail Center for the nine months ended September 30, 2006 included elsewhere herein. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2005, nor does it purport to represent our future operations.

	Nine Months Ended September 30, 2006 as Reported (a)	Pro Forma Adjustments of Prior Acquisitions (b)	Consolidated Statement of Revenues and Certain Operating Expenses (c)	Pro Forma Adjustments		Pro Forma Nine Months Ended September 30, 2006
Real estate revenues	$4,563,891	$5,396,278	$2,190,332	$—		$12,150,501
Expenses
Property operating expense	1,743,398	2,101,564	145,294	—		3,990,256
Real estate taxes	502,350	620,182	284,260	—		1,406,792
Property management fees	196,354	229,516	21,399	88,118	(d)	535,387
Asset management fees	158,537	209,824	—	134,107	(e)	502,468
General and administrative	419,525	—	7,881	—		427,406
Depreciation and amortization	1,216,341	(54,551)		883,799	(f)	2,045,589
Total expenses	4,236,505	3,106,535	458,834	1,106,024		8,907,898
Operating income (loss)	327,386	2,289,743	1,731,498	(1,106,024)		3,242,603
Other income	371,532	22,071	—	—		393,603
Interest Expense	(1,495,697)	(1,631,855)	—	(1,166,946)(g)		(4,294,498)
Loss allocated to minority interest	73	(62)	—	49	(h)	60
Net income (loss)	$(796,706)	$679,897	$1,731,498	$(2,272,921)		$(658,232)
Basic and diluted loss per common share	$(0.82)					$(0.39)
Basic and diluted weighted average shares outstanding	975,986	39,465		651,896	(i)	1,667,347

See accompanying unaudited notes to pro forma consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired the St. Augustine Outlets, Multifamily Properties and Oakview Retail Center on January 1, 2005. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our annual report on Form 10-K/A for the year ended December 31, 2005, and the financial information and notes thereto of Oakview Retail Center for the year ended December 31, 2005 included elsewhere herein. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2005, nor does it purport to represent our future operations.

	Year Ended December 31, 2005 as Reported (a)	Pro Forma Adjustments of Prior Acquisitions (b)	Combined Statements of Revenues and Certain Operating Expenses (c)	Pro Forma Adjustments		Pro Forma Year Ended December 31, 2005
Real estate revenues	$—	$14,020,068	$2,895,697	$—		$16,915,765
Expenses
Property operating expense	—	5,053,301	208,563			5,261,864
Real estate taxes	—	1,566,047	375,546			1,941,593
Property management fees	—	617,195	28,155	144,785	(d)	790,135
Asset management fees	—	375,098	—	179,300	(e)	554,398
General and administrative	117,571	—	10,340	—		127,911
Depreciation and amortization	—	2,609,461	—	1,181,636	(f)	3,791,097
Total expenses	117,571	10,221,102	622,604	1,505,721		12,466,998
Operating income (loss)	(117,571)	3,798,966	2,273,093	(1,505,721)		4,448,767
Interest Expense	—	(4,129,065)	—	(1,539,079)(g)		(5,668,144)
(Income) loss allocated to minority interest	1,164	(1,063)	—	66	(h)	167
Net income (loss)	$(116,407)	$(331,162)	$2,273,093	$(3,044,734)		$(1,219,210)
Basic and diluted loss per common share	$(5.82)					$(0.77)
Basic and diluted weighted average shares outstanding	20,000	911,100		651,896	(i)	1,582,996

See accompanying unaudited notes to pro forma consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2006

(a)	Represents our historical balance sheet as of September 30, 2006. Certain reclassifications have been made to the previously reported financial statements to conform to the pro forma presentation.
(b)	Reflects the acquisition of Oakview Retail Center as though the acquisition had occurred on September 30, 2006. The aggregate acquisition price for the Oakview Retail Center was $33.5 million, inclusive of transaction costs of approximately $.9 million. Approximately $6.0 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and approximately $27.5 million was funded with a fixed rate mortgage loan secured by the Oakview Retail Center. Additional offering proceeds of approximately $.5 million were used to fund financing related costs and escrows for taxes and insurance.

The acquisition of Oakview Retail Center was accounted for in accordance with SFAS No. 141, Business Combinations. The total acquisition cost was allocated to acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of existing tenant relationships and the value of above and below market in-place leases, based in each case on their fair values.

The fair value of the tangible assets was determined by valuing the Oakview Retail Center as if it were vacant, based on management’s determination of the relative fair values of these assets. Management determined the as-if-vacant fair value of a property using methods to determine the replacement cost of the tangible assets.

In determining the fair value of the identified intangible assets and liabilities of Oakview Retail Center, above-market and below-market in-place lease values were recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values and the capitalized below-market lease values are amortized as an adjustment to rental income over the initial lease term.

The aggregate value of in-place leases was determined by evaluating various factors, including an estimate of carrying costs during the expected lease-up periods, current market conditions and similar leases. In estimating carrying costs, management included real estate taxes, insurance and other operating expenses, and estimates of lost rental revenue during the expected lease-up periods based on current market demand. Management also estimated costs to execute similar leases including leasing commissions, legal and other related costs. The value assigned to this intangible asset is amortized over the remaining lease terms ranging from approximately two to 11 years. Optional renewal periods were not considered.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2006

(a)	Represents our historical operations for the nine months ended September 30, 2006. Certain reclassifications have been made to the previously reported financial statements to conform to the pro forma presentation.
(b)	Reflects pro forma adjustments for the acquisition of St. Augustine Outlets on March 31, 2006 and Multifamily Properties on June 30, 2006, as though each of these acquisitions had occurred on January 1, 2005.
(c)	Reflects the historical revenues and certain expenses of the Oakview Retail Center.
(d)	Reflects pro forma property management fees for Oakview Retail Center. The Oakview Retail Center is managed by Beacon Property Management, an affiliate of our Advisor, for a fee of 5.0% of annual gross revenues, as defined in the property management agreement.
(e)	Reflects pro forma asset management fees. Our investment in the Oakview Retail Center is managed by our Advisor for an annual asset management fee of 0.55% of the asset value.
(f)	Reflects depreciation of the Oakview Retail Center real and personal property using the straight-line method over the estimated useful life of acquired assets and the amortization of acquired in-place lease intangibles using the straight-line method over an estimated 66-month average lease term.
(g)	Reflects interest expense on the mortgage debt and the amortization of deferred financing costs over the 10-year term of the loan.
(h)	Reflects the allocation of net earnings to the minority interest in the Partnership.
(i)	To adjust historical weighted average number of shares of common stock outstanding to reflect the sale of a sufficient number of shares needed to fund the cash portion of our investment in the Oakview Retail Center.
(j)	For the year ending December 31, 2006, the Company intends to make an election to be taxed as a real estate investment trust (a “REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and intends to be taxed as such beginning with its taxable year ending December 31, 2006. Accordingly, no provision for income taxes has been made.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2005

(a)	Represents our historical operations for the year ended December 31, 2005.
(b)	Reflects pro forma adjustments for the acquisition of St. Augustine Outlets on March 31, 2006 and Multifamily Properties on June 30, 2006, as though each of these acquisitions had occurred on January 1, 2005.
(c)	Reflects the historical revenues and certain expenses of the Oakview Retail Center.
(d)	Reflects pro forma property management fees for the Oakview Retail Center. The Oakview Retail Center is managed by Beacon Property Management, an affiliate of our Advisor, for a fee of 5.0% of annual gross revenues, as defined in the property management agreement.
(e)	Reflects pro forma asset management fees. Our investment in the Oakview Retail Center is managed by our Advisor for an annual asset management fee of 0.55% of the asset value.
(f)	Reflects depreciation of the Oakview Retail Center real and personal property using the straight-line method over the estimated useful life of acquired assets and the amortization of acquired in-place lease intangibles using the straight-line method over an estimated 66-month average lease term.
(g)	Reflects interest expense on the mortgage debt and the amortization of deferred financing costs over the 10-year term of the loan.
(h)	Reflects the allocation of net earnings to the minority interest in the Partnership.
(i)	To adjust historical weighted average number of shares of common stock outstanding to reflect the sale of a sufficient number of shares needed to fund the cash portion of our investment in the Oakview Retail Center.
(j)	For the year ending December 31, 2006, the Company intends to make an election to be taxed as a real estate investment trust (a “REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and intends to be taxed as such beginning with its taxable year ending December 31, 2006. A net loss was reported for the year ended December 31, 2005. Accordingly, no provision for income taxes has been made.

INDEPENDENT AUDITORS’ REPORT

To the Member of
LVP 1407 Broadway LLC

We have audited the accompanying statement of revenues and certain operating expenses of 1407 Broadway Sub-Leasehold Interest (the “Property”) for the year ended December 31, 2005. This statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free from material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in this statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A of Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Registrant”), as described in Note 1. This presentation is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses as described in Note 1, of the Property for the year ended December 31, 2005, in conformity with the accounting principles generally accepted in the United States of America.

/s/ The Schonbraun McCann Group LLP

New York, New York
March 19, 2007

1407 BROADWAY SUB-LEASEHOLD INTEREST
STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

	For the Nine Months Ended September 30, 2006	Year Ended December 31, 2005
	(Unaudited)
Operating Revenues
Base rents	$24,999,090	$33,167,888
Real estate tax reimbursements	537,310	393,278
Operating expense escalations	604,744	263,111
Tenant reimbursements	317,796	292,499
Other income	14,647	33,430
	26,473,587	34,150,206
Certain Operating Expenses
Rent expense — ground lease	5,625,000	7,500,000
Real estate taxes	4,789,511	6,137,086
Repairs and maintenance	3,036,950	4,337,425
Electricity	2,186,187	3,140,107
Wages and related expenses	1,494,096	2,059,574
Fuel and heat	916,813	1,345,094
Management and professional fees	542,210	711,708
Insurance	301,872	444,201
Miscellaneous services	117,993	134,033
Building improvement district tax	112,227	145,697
Security services	85,587	98,723
Water and sewer	114,744	160,146
	19,323,190	26,213,794
Revenues in Excess of Certain Operating Expenses	$7,150,397	$7,936,412

See accompanying notes to statements of revenues and certain operating expenses.

1407 BROADWAY SUB-LEASEHOLD INTEREST
NOTES TO STATEMENTS OF REVENUES AND
CERTAIN OPERATING EXPENSES
December 31, 2005

1. Organization and Basis of Presentation

The 1407 Broadway Sub-Leasehold Interest (the “Property”) is a sub-leasehold interest in a ground lease to a 42 story office building located at 1407 Broadway, New York, NY. The building was built in 1952, features approximately 915,000 rentable square feet, and is occupied by approximately 300 tenants engaged generally in the female apparel business. The ground lease, dated as of January 14, 1954, provides for multiple renewal rights, with the last renewal period expiring on December 31, 2048. The sub-leasehold interest runs concurrently with this ground lease.

The Property was acquired on January 4, 2007 by 1407 Broadway Real Estate LLC, an indirect, wholly owned subsidiary of 1407 Broadway Mezz II LLC (“Owner”). LVP 1407 Broadway LLC, a wholly owned subsidiary of Lightstone Value Plus REIT LP, the Registrant’s operating partnership, holds a 49% equity interest in Owner, and Lightstone 1407 Manager LLC, an affiliated entity owned by David Lichtenstein, Chairman of the Registrant’s Board of Directors, and its Chief Executive Officer and President, holds the remaining 51% equity interest in Owner.

Presented herein are the statements of revenues and certain operating expenses related to the operation of the Property.

The accompanying statements of revenues and certain operating expenses were prepared for the purpose of complying with the provision of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statements of revenues and certain operating expenses include the historical revenues and certain operating expenses of the Property, exclusive of items that may not be comparable to the proposed future operations of the Property, such as interest income, mortgage interest expense, depreciation and amortization expense, and certain corporate expenses.

2. Significant Accounting Policies

a. Revenue Recognition

Revenues related to operating leases are recognized on a straight line basis over the lease term, regardless of when payments are due. The base rent stated in the statements of revenues and certain operating expenses includes straight-line rental revenues of approximately $990,000 for the year ended December 31, 2005 and $446,000 (unaudited) for the nine months ended September 30, 2006.

b. Escalations and Recoveries from Tenants

Certain operating expenses incurred in the operation of the Property are recoverable from the tenants. The recoverable amounts are based on actual expenses incurred. Expense recoveries are recognized as revenue in the period in which the applicable costs are incurred.

c. Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) requires management to use judgment in the application of accounting policies, including making estimates and assumptions that affect the reported amounts of revenues and expenses during a reporting period. The most significant assumptions and estimates relate to revenue recognition and the ability to collect trade accounts receivable. Application of these assumptions requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from these estimates.

3. Operating Leases

The Property is leased to tenants under long-term operating leases with expiration dates through 2016. The leases provide for annual base rents plus recoveries and escalation charges based upon the tenant’s proportionate share of, and/or increases in, real estate taxes and certain operating costs, as defined, and the pass-through of charges for electrical usage.

1407 BROADWAY SUB-LEASEHOLD INTEREST
NOTES TO STATEMENTS OF REVENUES AND
CERTAIN OPERATING EXPENSES
December 31, 2005

3. Operating Leases  – (continued)

Expected future minimum annual rentals to be received from tenants under non-cancelable operating leases, excluding renewal options, in effect at December 31, 2005, were as follows:

2006	$31,915,000
2007	29,687,000
2008	21,964,000
2009	14,210,000
2010	8,288,000
Thereafter	15,175,000
$121,239,000

The total expected future minimum rentals presented above do not include amounts that may be received under leases for escalations and recoveries from tenants for expenses and other charges.

The Property was approximately 88% occupied at December 31, 2005 and September 30, 2006 (unaudited).

4. Miscellaneous Services

Miscellaneous services consisted of the following for the nine months ended September 30, 2006 and the year ended December 31, 2005:

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
	(Unaudited)
Uniforms	$10,473	$6,225
Telephone	11,440	8,814
Lobby decorations	11,523	15,845
Consultants	18,033	24,750
Fire alarm service	26,542	42,345
Other expenses	39,982	36,054
Total Miscellaneous Services	$117,993	$134,033

5. Related Party Transactions

The seller employed a related party to manage the Property at a cost of $49,000 per month and retained an affiliated law firm at a cost of $20,000 during 2005 and $10,000 (unaudited) during the nine months ended September 30, 2006. Such amounts are reflected in management and professional fees on the accompanying statements of revenue and certain operating expenses.

6. Commitments

a. Ground lease

The Property is subject to a ground lease agreement which is scheduled to terminate on November 30, 2030 and includes one 18 year renewal option.

Annual ground rent under the ground lease agreement shall be based on 5% of the value of the Demised Premises, as defined, as of a date five years prior to the commencement date of each renewal term. Annual ground rent is $7,500,000 through the expiration date of November 30, 2030.

1407 BROADWAY SUB-LEASEHOLD INTEREST
NOTES TO STATEMENTS OF REVENUES AND
CERTAIN OPERATING EXPENSES
December 31, 2005

6. Commitments  – (continued)

b. Collective Bargaining Agreements

Substantially all of the Property’s labor force is subject to collective bargaining agreements with expiration dates between December 2007 and December 2010.

7. Interim Unaudited Financial Information

The statement of revenues and certain operating expenses for the nine months ended September 30, 2006 is unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the statement of revenues and certain operating expenses for this interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On March 31, 2006, we acquired a 256,000 square foot retail outlet mall located in St. Augustine, Florida (“St. Augustine Outlets”), through LVP St. Augustine Outlets, LLC, a wholly owned subsidiary of Lightstone Value Plus REIT, L.P., our operating partnership (the “Partnership”). The acquisition price for St. Augustine Outlets was approximately $26.9 million, including acquisition-related transaction costs of approximately $.9 million. Approximately $4.5 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and approximately $22.4 million was funded with a fixed rate loan secured by St. Augustine Outlets.

On June 29, 2006, we acquired four apartment communities located in suburban Michigan (the “Multifamily Properties”). The Multifamily Properties were acquired through four wholly-owned, single purpose subsidiaries of LVP Michigan Multifamily Portfolio LLC (“LVP MMP”), a newly formed venture we own jointly (1% membership interest) with the Partnership (99% membership interest). The aggregate acquisition price for the Multifamily Properties was approximately $44.2 million, including acquisition-related transaction costs. Approximately $4.6 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and approximately $39.6 million was funded with a $40.7 million fixed rate loan secured by the Multifamily Properties.

On December 21, 2006, we acquired a retail center located in Omaha, Nebraska through LVP Oakview Strip Center LLC (the “Oakview Retail Center”), a wholly owned subsidiary of the Partnership. The aggregate acquisition price for the Oakview Retail Center was $33.5 million, inclusive of transaction costs of approximately $.9 million. Approximately $6.0 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and approximately $27.5 million was funded with a fixed rate mortgage loan secured by the Oakview Retail Center.

On January 4, 2007, 1407 Broadway Real Estate LLC (“Owner”), an indirect, wholly owned subsidiary of 1407 Broadway Mezz II LLC (the “Venture”), consummated the acquisition of a sub-leasehold interest in an office building located at 1407 Broadway, New York, New York (the “Office Property”). The Venture is a joint venture between LVP 1407 Broadway LLC, a wholly owned subsidiary of the Partnership, and Lightstone 1407 Manager LLC, an affiliate of Lightstone Value Plus REIT LLC, our Advisor. The acquisition price for the Office Property was $122 million, exclusive of acquisition-related costs. The Venture funded the acquisition through a combination of $26.5 of capital and a $106.0 million advance on a variable rate mortgage loan secured by the Office Property. Our capital investment, funded with proceeds from our common stock offering, was approximately $13.0 million (representing a 49% membership interest). In addition, we used proceeds from our stock offering to pay an acquisition fee to our Advisor (approximately $1.6 million).

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of September 30, 2006

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if we had acquired the Oakview Retail Center and a 49% interest in the Venture on September 30, 2006. This Pro Forma Consolidated Balance Sheet should be read in conjunction with our Pro Forma Consolidated Statement of Operations and the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2006. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had we completed the above transaction on September 30, 2006, nor does it purport to represent our future financial position.

	September 30, 2006 as Reported (a)	Pro Forma Adjustments of Prior Acquisitions (b)	Pro Forma Adjustments (c)	Pro Forma September 30, 2006
ASSETS
Investment property:
Land	$13,435,415	$2,034,229	$—	$15,469,644
Building, net	55,720,899	30,134,682	—	85,855,581
Net investment property	69,156,314	32,168,911	—	101,325,225
Cash	14,603,277	(6,484,309)	(8,118,968)	—
Investment in real estate joint venture	—	—	12,981,989	12,981,989
Restricted escrows	7,092,867	168,029	—	7,260,896
Accounts receivable and other assets	1,964,760	—	—	1,964,760
Acquired in-place lease intangibles, net	734,544	1,063,367	—	1,797,911
Deferred financing and leasing costs, net	409,877	780,898	—	1,190,775
Total Assets	$93,961,639	$27,696,896	$4,863,021	$126,521,556
LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage payable	$67,975,000	$27,500,000	$—	$95,475,000
Accounts payable and accrued liabilities	1,368,595	—	—	1,368,595
Due to affiliate	268,369	—	—	268,369
Prepaid revenue and other liabilities	790,408	6,718	—	797,126
Acquired below market lease intangibles, net	359,499	190,178	—	549,677
	70,761,871	27,696,896	—	98,458,767
Minority interest	2,454,250	—	—	2,454,250
Stockholders’ equity:
Preferred shares, 10,000,000 shares authorized, none outstanding	—	—	—	—
Common stock, $.01 par value; 60,000,000 shares authorized, 2,463,924 shares issued and outstanding	24,639	—	6,507	31,146
Additional paid-in-capital	22,134,554	—	6,500,464	28,635,018
Accumulated deficit	(1,413,675)	—	(1,643,950)	(3,057,625)
Total stockholder’s equity	20,745,518	—	4,863,021	25,608,538
Total Liabilities and Stockholders’ Equity	$93,961,639	$27,696,896	$4,863,021	$126,521,556

See accompanying unaudited notes to pro forma consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2006

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired the St. Augustine Outlets, Multifamily Properties, Oakview Retail Center and a 49% interest in the Venture on January 1, 2005. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2006, and the unaudited financial information and notes thereto of the Office Property for the nine months ended September 30, 2006 included elsewhere herein. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2005, nor does it purport to represent our future operations.

	Nine Months Ended September 30, 2006 as Reported (a)	Pro Forma Adjustments of Prior Acquisitions (b)	Pro Forma Adjustments		Pro Forma Nine Months Ended September 30, 2006
Real estate revenues	$4,563,891	$7,792,299	$—		$12,356,190
Expenses
Property operating expense	1,743,398	2,223,370	—		3,966,768
Real estate taxes	502,350	890,402	—		1,392,752
Property management fees	196,354	348,174	—		544,528
Asset management fees	158,537	281,350	—		439,887
General and administrative	419,525	7,665	—		427,190
Depreciation and amortization	1,216,341	727,825	—		1,944,166
Total expenses	4,236,505	4,478,786	—		8,715,291
Operating income	327,386	3,313,513	—		3,640,899
Equity in losses of 1407 Broadway Mezz II LLC	—	—	(6,640,735)(c)		(6,640,735)
Other income	371,532	—	—		371,532
Interest expense	(1,495,697)	(2,765,202)	—		(4,260,899)
(Income) loss allocated to minority interest	73	(31)	605	(d)	647
Net income (loss)	$(796,706)	$548,280	$(6,640,130)		$(6,888,556)
Basic and diluted loss per common share	$(0.82)				$(2.21)
Basic and diluted weighted average shares outstanding	975,986	607,014	1,539,228	(e)	3,122,228

See accompanying unaudited notes to pro forma consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired the St. Augustine Outlets, Multifamily Properties, Oakview Retail Center and a 49% interest in the Venture on January 1, 2005. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our annual report on Form 10-K/A for the year ended December 31, 2005, and the financial information and notes thereto of the Office Property for the year ended December 31, 2005 included elsewhere herein. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2005, nor does it purport to represent our future operations.

	Year Ended December 31, 2005 as Reported (a)	Pro Forma Adjustments of Prior Acquisitions (b)	Pro Forma Adjustments		Pro Forma Year Ended December 31, 2005
Real estate revenues	$—	$17,515,492	$—		$17,515,492
Expenses
Property operating expense	—	5,261,864	—		5,261,864
Real estate taxes	—	1,941,593	—		1,941,593
Property management and acquisition fees	—	820,069	—		820,069
Asset management fees	—	554,398	1,643,950	(c)	2,198,348
General and administrative	117,571	127,911	—		245,482
Depreciation and amortization	—	4,897,056	—		4,897,056
Total expenses	117,571	13,602,891	1,643,950		15,364,412

Operating income (loss)	(117,571)	3,912,601	—		2,151,080
Equity in losses of 1407 Broadway Mezz II LLC	—	—	(9,330,813)(d)		(9,330,813)
Interest expense	—	(5,658,124)	—		(5,658,124)
Loss allocated to minority interest	1,164	1,256	813	(e)	3,233
Net loss	$(116,407)	$(1,744,267)	$(10,973,950)		$(12,834,624)
Basic and diluted loss per common share	$(5.82)				$(4.11)
Basic and diluted weighted average shares outstanding	20,000	1,563,000	1,539,228	(f)	3,122,228

See accompanying unaudited notes to pro forma consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2006

(a)	Represents our historical balance sheet as of September 30, 2006. Certain reclassifications have been made to the previously reported financial statements to conform to the pro forma presentation.
(b)	Reflects pro forma adjustments for the acquisition of Oakview Retail Center on December 21, 2006 as though the acquisition had occurred on September 30, 2006. The investment was funded with offering proceeds from the sale of our common stock.
(c)	Reflects our purchase of a 49% interest in the Venture as though the investment had occurred on September 30, 2006, including the assumed sale of a sufficient number of shares needed to fund the cash portion of our investment in the Venture. The aggregate acquisition price for a 49% interest in the Venture was approximately $13.0 million, exclusive of an acquisition fee paid to our Advisor of approximately $1.6 million.

The acquisition of the Office Property was accounted for in accordance with SFAS No. 141, “Business Combinations.” The total acquisition cost was allocated to acquired tangible assets, consisting of a sub-leasehold interest in an office building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of existing tenant relationships and the value of above and below market in-place leases, based in each case on their fair values.

The fair value of the tangible assets was determined by valuing the Office Property as if it were vacant, based on management’s determination of the relative fair values of these assets. Management determined the as-if-vacant fair value of a property using methods to determine the replacement cost of the tangible assets.

In determining the fair value of the identified intangible assets and liabilities of the Office Property, above-market and below-market in-place lease values were recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values and the capitalized below-market lease values are amortized as an adjustment to rental income over the initial lease term.

The aggregate value of in-place leases was determined by evaluating various factors, including an estimate of carrying costs during the expected lease-up periods, current market conditions and similar leases. In estimating carrying costs, management included real estate taxes, insurance and other operating expenses, and estimates of lost rental revenue during the expected lease-up periods based on current market demand. Management also estimated costs to execute similar leases including leasing commissions, legal and other related costs. The value assigned to this intangible asset is amortized over the remaining lease terms ranging from approximately one to 10 years. Optional renewal periods were not considered.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2006

(a)	Represents our historical operations for the nine months ended September 30, 2006. Certain reclassifications have been made to the previously reported financial statements to conform to the pro forma presentation.
(b)	Reflects pro forma adjustments for the acquisition of St. Augustine Outlets on March 31, 2006, Multifamily Properties on June 30, 2006, and Oakview Retail Center on December 21, 2006, as though each of these acquisitions had occurred on January 1, 2005.
(c)	To record the pro forma effect of our 49% equity in the losses of the Venture for the nine months ended September 30, 2006 (the unaudited pro forma condensed financial statements of the Venture are presented at the conclusion of this filing).
(d)	Reflects the pro forma allocation of net loss to the minority interest in the Partnership.
(e)	To adjust historical weighted average number of shares of common stock outstanding to reflect the sale of a sufficient number of shares needed to fund the cash portion of our investment in the Venture.
(f)	For the year ending December 31, 2006, the Company intends to make an election to be taxed as a real estate investment trust (a “REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and intends to be taxed as such beginning with its taxable year ending December 31, 2006. Accordingly, no provision for income taxes has been made.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2005

(a)	Represents our historical operations for the year ended December 31, 2005.
(b)	Reflects pro forma adjustments for the acquisition of St. Augustine Outlets on March 31, 2006, Multifamily Properties on June 30, 2006 and Oakview Retail Center on December 21, 2006, as though each of these acquisitions had occurred on January 1, 2005.
(c)	To reflect the payment of a 2.75% acquisition fee to our Advisor.
(d)	To record the pro forma effect of our 49% equity in the losses of the Venture for the year ended December 31, 2005 (the unaudited pro forma condensed financial statements of the Venture are presented at the conclusion of this filing).
(e)	Reflects the pro forma allocation of net loss to the minority interest in the Partnership.
(f)	To adjust historical weighted average number of shares of common stock outstanding to reflect the sale of a sufficient number of shares needed to fund the cash portion of our investment in the Venture.
(g)	For the year ending December 31, 2006, the Company intends to make an election to be taxed as a real estate investment trust (a “REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and intends to be taxed as such beginning with its taxable year ending December 31, 2006. A net loss was reported for the year ended December 31, 2005. Accordingly, no provision for income taxes has been made.

1407 BROADWAY MEZZ II LLC
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2006

The following unaudited Pro Forma Condensed Statement of Operations is presented as if the Venture had acquired the Office Property on January 1, 2005. This Pro Forma Condensed Statement of Operations should be read in conjunction with the unaudited financial information and notes thereto of the Office Property for the nine months ended September 30, 2006 included elsewhere herein. The Pro Forma Condensed Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Venture completed the above transaction on January 1, 2005, nor does it purport to represent the future operations of the Venture.

	Statements of Revenues and Certain Operating Expenses (a)	Pro Forma Adjustments		Pro Forma Nine Months Ended September 30, 2006
Rental revenues	$26,458,940	$2,029,199	(b)	$28,488,139
Expenses
Property operating expenses	8,467,679	—		8,467,679
Rent expense	5,625,000	—		5,625,000
Real estate taxes	4,789,511	—		4,789,511
Property management fees	441,000	213,983	(c)	654,983
Asset management fees	—	386,250	(c)	386,250
Depreciation and amortization	—	15,493,635	(d)	15,493,635
Total expenses	19,323,190	16,093,868		35,417,058
Operating income (loss)	7,135,750	(14,064,669)		(6,928,919)
Other income	14,647	—		14,647
Interest expense	—	(6,638,250)(e)		(6,638,250)
Net income (loss)	$7,150,397	$(20,702,919)		$(13,552,522)

(a)	Reflects the historical revenues and certain expenses of the Office Property.
(b)	Reflects the amortization of lease intangibles for below and above market rents over an average lease term of two years.
(c)	Reflects pro forma property and asset management fees for the Office Property. The Office Property is managed by an unaffiliated third party. An affiliate of our Advisor serves as the Asset Manager for a fee of $.5 million annually.
(d)	Reflects depreciation of the real and personal property of the Office Property using the straight-line method over the estimated useful life of acquired assets, and the amortization of acquired in-place lease intangibles using the straight-line method over a two year average lease term.
(e)	Reflects interest expense on the mortgage debt at the stated rate of Libor plus 300 basis points (8.35%) and the amortization of deferred financing costs over the three year term of the loan.

1407 BROADWAY MEZZ II LLC
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005

The following unaudited Pro Forma Condensed Statement of Operations is presented as if the Venture had acquired the Office Property on January 1, 2005. This Pro Forma Condensed Statement of Operations should be read in conjunction with the unaudited financial information and notes thereto of the Office Property for the year ended December 31, 2005 included elsewhere herein. The Pro Forma Condensed Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Venture completed the above transaction on January 1, 2005, nor does it purport to represent the future operations of the Venture.

	Statements of Revenues and Certain Operating Expenses (a)	Pro Forma Adjustments		Pro Forma Year Ended December 31, 2005
Rental revenues	$34,116,776	$2,705,598	(b)	$36,822,374
Expenses
Property operating expenses	11,988,708	—		11,988,708
Rent expense	7,500,000	—		7,500,000
Real estate taxes	6,137,086	—		6,137,086
Property management fees	588,000	277,000	(c)	865,000
Asset management fees	—	500,000	(c)	500,000
Depreciation and amortization	—	20,056,485	(d)	20,056,485
Total expenses	26,213,794	20,833,485		47,047,279
Operating income (loss)	7,902,982	(18,127,887)		(10,224,905)
Other income	33,430	—		33,430
Interest expense	—	(8,851,000)(e)		(8,851,000)
Net income (loss)	$7,936,412	$(26,978,887)		$(19,042,475)

(a)	Reflects the historical revenues and certain expenses of the Office Property.
(b)	Reflects the amortization of lease intangibles for below and above market rents over an average lease term of two years.
(c)	Reflects pro forma property and asset management fees for the Office Property. The Office Property is managed by an unaffiliated third party. An affiliate of our Advisor serves as the Asset Manager for a fee of $.5 million annually.
(d)	Reflects depreciation of the real and personal property of the Office Property using the straight-line method over the estimated useful life of acquired assets, and the amortization of acquired in-place lease intangibles using the straight-line method over a two year average lease term.
(e)	Reflects interest expense on the mortgage debt at the stated rate of Libor plus 300 basis points (8.35%) and the amortization of deferred financing costs over the three year term of the loan.

INDEPENDENT AUDITORS’ REPORT

To the Member of
LVP Gulf Coast Industrial Portfolio LLC

We have audited the accompanying combined statement of revenues and certain operating expenses of the Sealy Portfolio for the year ended December 31, 2006. This statement is the responsibility of the Sealy Portfolio’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free from material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Sealy Portfolio’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A of Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Registrant”), as described in Note 1. This presentation is not intended to be a complete presentation of the Sealy Portfolio’s revenues and expenses.

In our opinion, the combined statement of revenues and certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses as described in Note 1, of the Sealy Portfolio for the year ended December 31, 2006, in conformity with the accounting principles generally accepted in the United States of America.

/s/ The Schonbraun McCann Group LLP

New York, New York
March 20, 2007

SEALY PORTFOLIO
COMBINED STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2006

Year Ended December 31, 2006
Operating Revenues
Base rents	$6,028,824
Operating escalations and tenant reimbursements	1,583,062
7,611,886
Certain Operating Expenses
Utilities	341,420
Common area maintenance costs	958,617
Repairs and maintenance	164,291
Real estate taxes	709,593
Insurance	202,505
Advertising	16,776
Leasing expenses	7,629
Property management fees	318,953
Professional fees	55,592
General and administrative	190,460
2,965,836
Revenues in Excess of Certain Operating Expenses	$4,646,050

See accompanying notes to statements of revenues and certain operating expenses.

SEALY PORTFOLIO
NOTES TO COMBINED STATEMENTS OF REVENUES AND
CERTAIN OPERATING EXPENSES
December 31, 2006

1. Organization and Basis of Presentation

The Sealy Portfolio consists of 12 industrial properties and 2 suburban office buildings located in New Orleans, LA (5 industrial and 2 office properties), Baton Rouge, LA (3 industrial properties) and San Antonio, TX (4 industrial properties). The Sealy Portfolio represents approximately 1.0 million leasable square feet principally suitable for flexible industrial (54%), distribution (36%) and office (10%) uses.

The Sealy Portfolio was acquired on February 1, 2007 by subsidiaries of LVP Gulf Coast Industrial Portfolio LLC, a wholly owned subsidiary of Lightstone Value Plus REIT LP, the Registrant’s operating partnership.

Presented herein are the combined statements of revenues and certain operating expenses of the following 14 properties (collectively, the “Sealy Portfolio” or the “Properties”):

Property Location	City	State	Year Built	Gross Leasable Area	Primary Use
11301 Industriplex Blvd.	Baton Rouge	LA	1985	38,396	Flex
11441 Industriplex Blvd.	Baton Rouge	LA	1987	35,596	Flex
6565 Exchequer Dr.	Baton Rouge	LA	1986	108,800	Distribution
100 James Dr.	New Orleans	LA	1980	43,055	Office
120 Mallard St.	New Orleans	LA	1981	53,520	Office
150 Canvasback	New Orleans	LA	1986	40,500	Distribution
107 Mallard St.	New Orleans	LA	1985	23,436	Flex
143 Mallard St.	New Orleans	LA	1982	23,436	Flex
150 Teal St.	New Orleans	LA	2000	53,544	Flex
520-524 Elmwood Park	New Orleans	LA	1986	102,209	Flex
1700 Grandstand Dr.	San Antonio	TX	1986	59,754	Flex
5405 Bandera Rd.	San Antonio	TX	1982	145,394	Distribution
7042 Alamo Downs Parkway	San Antonio	TX	1982	27,987	Flex
7402-7648 Reindeer Trail	San Antonio	TX	1980	251,125	Distribution
				1,006,752

The accompanying combined statements of revenues and certain operating expenses were prepared for the purpose of complying with the provision of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The combined statements of revenues and certain operating expenses include the historical revenues and certain operating expenses of the Properties, exclusive of items that may not be comparable to the proposed future operations of the Properties, such as interest income, mortgage interest expense, depreciation and amortization expense, and certain corporate expenses.

2. Significant Accounting Policies

a. Revenue Recognition

Revenues related to operating leases are recognized on a straight line basis over the lease term, regardless of when payments are due. The base rent stated in the combined statements of revenues and certain operating expenses includes straight-line rental revenues of approximately $35,548 for the year ended December 31, 2006.

b. Escalations and Recoveries from Tenants

Certain operating expenses incurred in the operation of the Properties are recoverable from the tenants. The recoverable amounts are based on actual expenses incurred. Expense recoveries are recognized as revenue in the period in which the applicable costs are incurred.

SEALY PORTFOLIO
NOTES TO COMBINED STATEMENTS OF REVENUES AND
CERTAIN OPERATING EXPENSES
December 31, 2006

2. Significant Accounting Policies  – (continued)

c. Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) requires management to use judgment in the application of accounting policies, including making estimates and assumptions that affect the reported amounts of revenues and expenses during a reporting period. The most significant assumptions and estimates relate to revenue recognition and the ability to collect trade accounts receivable. Application of these assumptions requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from these estimates.

3. Operating Leases

The Properties are leased to tenants under long-term operating leases with expiration dates through April 30, 2013. The leases provide for annual base rents plus recoveries and escalation charges based upon the tenant’s proportionate share of, and/or increases in, real estate taxes and certain operating costs, as defined, and the pass-through of charges for electrical usage.

Expected future minimum annual rentals to be received from tenants under non-cancelable operating leases, excluding renewal options, in effect at December 31, 2006, were as follows:

2007	$5,888,004
2008	5,177,859
2009	3,747,213
2010	1,836,073
2011	1,003,116
Thereafter	178,893
$17,831,158

The total expected future minimum rentals presented above do not include amounts that may be received under leases for escalations and recoveries from tenants for expenses and other charges.

4. Related Party Transactions

The Properties paid management fees of approximately $319,000 to an affiliate of the seller.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On March 31, 2006, we acquired a 256,000 square foot retail outlet mall located in St. Augustine, Florida (“St. Augustine Outlets”), through LVP St. Augustine Outlets, LLC, a wholly owned subsidiary of Lightstone Value Plus REIT, L.P., our operating partnership (the “Partnership”). The acquisition price for St. Augustine Outlets was approximately $26.9 million, including acquisition-related transaction costs of approximately $.9 million. Approximately $4.5 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and approximately $22.4 million was funded with a fixed rate loan secured by St. Augustine Outlets.

On June 29, 2006, we acquired four apartment communities located in suburban Michigan (the “Multifamily Properties”). The Multifamily Properties were acquired through four wholly-owned, single purpose subsidiaries of LVP Michigan Multifamily Portfolio LLC (“LVP MMP”), a newly formed venture we own jointly (1% membership interest) with the Partnership (99% membership interest). The aggregate acquisition price for the Multifamily Properties was approximately $44.2 million, including acquisition-related transaction costs. Approximately $4.6 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and approximately $39.6 million was funded with a $40.7 million fixed rate loan secured by the Multifamily Properties.

On December 21, 2006, we acquired a retail center located in Omaha, Nebraska through LVP Oakview Strip Center LLC (the “Oakview Retail Center”), a wholly owned subsidiary of the Partnership. The aggregate acquisition price for the Oakview Retail Center was $33.5 million, inclusive of transaction costs of approximately $.9 million. Approximately $6.0 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and approximately $27.5 million was funded with a fixed rate mortgage loan secured by the Oakview Retail Center.

On January 4, 2007, 1407 Broadway Real Estate LLC (“Owner”), an indirect, wholly owned subsidiary of 1407 Broadway Mezz II LLC (the “Venture”), consummated the acquisition of a sub-leasehold interest in an office building located at 1407 Broadway, New York, New York (the “Office Property”). The Venture is a joint venture between LVP 1407 Broadway LLC, a wholly owned subsidiary of the Partnership, and Lightstone 1407 Manager LLC, an affiliate of Lightstone Value Plus REIT LLC, our Advisor. The acquisition price for the Office Property was $122 million, exclusive of acquisition-related costs. The Venture funded the acquisition and related closing adjustments through a combination of $26.5 of capital and a $106.0 million advance on a $127.3 million variable rate mortgage loan secured by the Office Property. Our capital investment was approximately $13.0 million (representing a 49% membership interest that will be accounted for using the equity method of accounting), and related acquisition fee paid to our Advisor (approximately $1.6 million), were funded with proceeds from our common stock offering.

On February 1, 2007, we acquired 12 industrial properties and 2 suburban office buildings (the “Sealy Portfolio”) located in New Orleans, LA and San Antonio, TX. The acquisition price for the Sealy Portfolio was $63.9 million, exclusive of transaction costs and escrow reserve funding totaling approximately $3.2 million. The acquisition and closing adjustments were funded through a combination of $14.1 million in offering proceeds and approximately $53.0 million in loan proceeds from a fixed rate mortgage loan secured by the Sealy Portfolio.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of December 31, 2006

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if we had acquired a 49% interest in the Venture and the Sealy Portfolio on December 31, 2006. This Pro Forma Consolidated Balance Sheet should be read in conjunction with our Pro Forma Consolidated Statement of Operations and the historical financial statements and notes thereto as filed in our annual report on Form 10-K for the year ended December 31, 2006. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had we completed the above transaction on December 31, 2006, nor does it purport to represent our future financial position.

	December 31, 2006 as Reported (a)	Pro Forma Adjustments of Prior Acquisitions (b)	Pro Forma Adjustments (c)	Pro Forma December 31, 2006
ASSETS
Investment property:
Land	$20,141,357	$—	$12,644,227	$32,785,584
Building, net	81,032,525	—	51,554,507	132,587,032
Net investment property	101,173,882	—	64,198,734	165,372,616
Cash (including refundable acquisition deposits)	27,715,710	(14,625,939)	(13,089,771)	(0)
Investment in real estate joint venture	—	12,981,989	—	12,981,989
Restricted escrows	6,912,578	—	1,121,901	8,034,479
Accounts receivable and other assets	1,052,166	—	35,392	1,087,558
Acquired in-place and above market lease intangibles, net	2,403,665	—	2,910,943	5,314,608
Deferred financing and leasing costs, net	1,450,215	—	330,961	1,781,176
Total Assets	$140,708,216	$(1,643,950)	$55,508,160	$194,572,426
LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage payable	$95,475,000	$—	$53,025,000	$148,500,000
Accounts payable and accrued liabilities	1,980,052	—	60,267	2,040,319
Prepaid revenue and other liabilities	984,276	—	422,180	1,406,456
Acquired below market lease intangibles, net	2,011,063	—	956,184	2,967,247
	100,450,391	—	54,463,631	154,914,022
Minority interest	4,282,121	—	—	4,282,121
Stockholders’ equity:
Preferred shares, 10,000,000 shares authorized, none outstanding	—	—	—	—
Common stock, $.01 par value; 60,000,000 shares authorized, 4,316,989 and 20,000 shares issued and outstanding, respectively	43,170	—	1,044	44,214
Additional paid-in-capital	38,686,993	—	1,043,485	39,730,478
Accumulated deficit	(2,754,459)	(1,643,950)	—	(4,398,409)
Total stockholder’s equity	35,975,704	(1,643,950)	1,044,529	35,376,283
Total Liabilities and Stockholders’ Equity	$140,708,216	$(1,643,950)	$55,508,160	$194,572,426

See accompanying unaudited notes to pro forma consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired the St. Augustine Outlets, Multifamily Properties, Oakview Retail Center, a 49% interest in the Venture, and the Sealy Portfolio on January 1, 2006. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our annual report on Form 10-K for the year ended December 31, 2006, and the financial information and notes thereto of the Sealy Portfolio for the year ended December 31, 2006 included elsewhere herein. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2006, nor does it purport to represent our future operations.

	Year Ended December 31, 2006 as Reported (a)	Pro Forma Adjustments of Prior Acquisitions (b)	Combined Statement of Revenues and Certain Operating Expenses (c)	Pro Forma Adjustments		Pro Forma Year Ended December 31, 2006
Rental revenues	$8,262,666	$8,510,473	$7,611,886	$228,432	(d)	$24,613,457
Expenses
Property operating expenses	3,328,382	2,270,992	1,937,290	—		7,536,664
Real estate taxes	882,212	983,572	709,593	—		2,575,377
Property management fees	328,532	384,070	318,953	33,861	(e)	1,065,416
Asset management and acquisition fees	180,949	1,969,255	—	351,289	(f)	2,501,493
General and administrative	627,553	10,248	—	—		637,801
Depreciation and amortization	2,674,819	2,894,301	—	2,871,556	(g)	8,440,676
Total expenses	8,022,447	8,512,438	2,965,836	3,256,706		22,757,427
Operating income (loss)	240,219	(1,965)	4,646,050	(3,028,274)		1,856,030
Equity in losses of 1407 Broadway Mezz II LLC	—	(8,548,062)	—	—		(8,548,062)
Other income	810,877	—	—	—		810,877
Interest expense	(2,587,527)	(3,147,685)	—	(3,124,454)(h)		(8,859,666)
(Income) loss allocated to minority interest	86	644	—	81	(i)	811
Net income (loss)	$(1,536,345)	$(11,697,068)	$4,646,050	$(6,152,647)		$(14,740,010)
Basic and diluted loss per common share	$(0.96)					$(3.32)
Basic and diluted weighted average shares outstanding	1,594,060	1,431,534		1,413,430	(j)	4,439,024

See accompanying unaudited notes to pro forma consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2006

(a)	Represents our historical balance sheet as of December 31, 2006. Certain reclassifications have been made to the previously reported financial statements to conform to the pro forma presentation.
(b)	Reflects our purchase of a 49% interest in the Venture as though the investment had occurred as of December 31, 2006. The investment and related acquisition fee were funded with offering proceeds from the sale of our common stock.
(c)	Reflects our purchase of the Sealy Portfolio on February 1, 2007 as though the acquisition had occurred as of December 31, 2006. The investment was funded with offering proceeds from the sale of our common stock.

The acquisition of the Sealy Portfolio was accounted for in accordance with SFAS No. 141, Business Combinations. The total acquisition cost was allocated to acquired tangible assets, consisting of a sub-leasehold interest in an office building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of existing tenant relationships and the value of above and below market in-place leases, based in each case on their fair values.

The fair value of the tangible assets was determined by valuing the Sealy Portfolio as if it were vacant, based on management’s determination of the relative fair values of these assets. Management determined the as-if-vacant fair value of a property using methods to determine the replacement cost of the tangible assets.

In determining the fair value of the identified intangible assets and liabilities of the Sealy Portfolio, above-market and below-market in-place lease values were recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values and the capitalized below-market lease values are amortized as an adjustment to rental income over the initial lease term.

The aggregate value of in-place leases was determined by evaluating various factors, including an estimate of carrying costs during the expected lease-up periods, current market conditions and similar leases. In estimating carrying costs, management included real estate taxes, insurance and other operating expenses, and estimates of lost rental revenue during the expected lease-up periods based on current market demand. Management also estimated costs to execute similar leases including leasing commissions, legal and other related costs. The value assigned to this intangible asset is amortized over the average remaining lease term. Optional renewal periods were not considered.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2006

(a)	Represents our historical operations for the year ended December 31, 2006.
(b)	Reflects pro forma adjustments for the acquisition of St. Augustine Outlets on March 31, 2006, Multifamily Properties on June 30, 2006, Oakview Retail Center on December 21, 2006, and a 49% equity interest in the Venture on January 4, 2007, as though each of these acquisitions had occurred on January 1, 2006.
(c)	Reflects the historical revenues and certain expenses of the Sealy Portfolio.
(d)	Reflects the amortization of lease intangibles for below and above market rents over the average lease term. Renewal options were not considered.
(e)	Reflects pro forma property management fees for the Sealy Portfolio. The Sealy Portfolio is managed by Beacon Property Management, an affiliate of our Advisor, for a fee of 4.5% of annual gross revenues, as defined in the property management agreement.
(f)	Reflects pro forma asset management fees. Our investment in the Sealy Portfolio is managed by our Advisor for an annual asset management fee of 0.55% of the asset cost.
(g)	Reflects depreciation of the Sealy Portfolio real and personal property using the straight-line method over the estimated useful life of acquired assets, and the amortization of acquired in-place lease intangibles using the straight-line method over the average lease term.
(h)	Reflects interest expense on the mortgage debt at 5.83%, and the amortization of deferred financing costs over the 10-year term of the loan.
(i)	Reflects the pro forma allocation of net loss to the minority interest in the Partnership.
(j)	To adjust historical weighted average number of shares of common stock outstanding to reflect the sale of a sufficient number of shares needed to fund the cash portion of our investment in the Sealy Portfolio.
(k)	The Company has qualified to be taxed as a real estate investment trust (a “REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and intends to be taxed as such beginning with its taxable year ending December 31, 2006. Accordingly, no provision for income taxes has been made.

SUPPLEMENTAL DISCLOSURE

1407 BROADWAY MEZZ II LLC
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006

This supplemental disclosure of the unaudited Pro Forma Condensed Statement of Operations is presented as if the Venture had acquired the Office Property on January 1, 2006. The Pro Forma Condensed Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Venture completed the above transaction on January 1, 2006, nor does it purport to represent the future operations of the Venture.

	Statement of Revenues and Certain Operating Expenses for the Nine Months Ended September 30, 2006 (a)	Pro Forma Adjustments (b)		Pro Forma Year Ended December 31, 2006
Rental revenue	$26,458,940	$11,525,245	(c)	$37,984,185
Expenses
Property operating expense	8,467,679	2,822,560		11,290,239
Rent expense	5,625,000	1,875,000		7,500,000
Real estate taxes	4,789,511	1,596,504		6,386,015
Property management fees	441,000	424,000	(d)	865,000
Asset management fees	—	500,000	(d)	500,000
Depreciation and amortization	—	20,056,485	(e)	20,056,485
Total expenses	19,323,190	27,274,549		46,597,739
Operating income (loss)	7,135,750	(15,749,304)		(8,613,554)
Other income	14,647	4,882		19,529
Interest expense		(8,851,000)(f)		(8,851,000)
Net income (loss)	$7,150,397	$(24,595,422)		$(17,445,025)

(a)	Reflects unaudited historical revenues and certain expenses of the Office Property for the nine months ended September 30, 2006.
(b)	Pro forma adjustments include amounts necessary to annualize September 30, 2006 unaudited results through December 31, 2006.
(c)	Reflects the amortization of lease intangibles for below and above market rents over an average lease term of two years.
(d)	Reflects pro forma property and asset management fees for the Office Property. The Office Property is managed by an unaffiliated third party. An affiliate of our Advisor serves as the Asset Manager for a fee of $.5 million annually.
(e)	Reflects depreciation of the real and personal property of the Office Property using the straight-line method over the estimated useful life of acquired assets, and the amortization of acquired in-place lease intangibles using the straight-line method over a two year average lease term.
(f)	Reflects interest expense on the mortgage debt at the stated rate of Libor plus 300 basis points (8.35%) and the amortization of deferred financing costs over the three year-term of the loan.

INDEPENDENT AUDITORS’ REPORT

To Lightstone Value Plus Real Estate Investment Trust, Inc.
Lakewood, New Jersey

We have audited the accompanying combined statement of revenues and certain operating expenses of Camden Glen, Camden Wendover, Camden Timber Creek, Camden East Chase and Camden Isles (“the Properties”), for the year ended December 31, 2006. This combined statement is the responsibility of the Properties’ management. Our responsibility is to express an opinion on this combined statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement is free from material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post Effective Amendment no. 12 of Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Registrant”), as described in Note 1. This presentation is not intended to be a complete presentation of the Properties’ combined revenues and expenses.

In our opinion, the combined statement of revenues and certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses as described in Note 1, of the Properties for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ The Schonbraun McCann Group LLP

New York, New York
November 29, 2007

CAMDEN GLEN, CAMDEN WENDOVER, CAMDEN TIMBER CREEK, CAMDEN
EAST CHASE AND CAMDEN ISLES
COMBINED STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

	Nine Months Ended September 30, 2007	Year Ended December 31, 2006
	(Unaudited)
Operating Revenues
Base rents	$7,999,213	$10,588,509
Other income	1,562,949	1,714,912
	9,562,162	12,303,421
Certain Operating Expenses
Wages and related expenses	1,206,073	1,666,994
Repairs and maintenance	1,038,616	1,234,483
Real estate taxes	815,253	1,024,945
Water and sewer	423,169	545,448
General and administrative	397,768	478,968
Insurance	228,679	311,115
Electricity and natural gas	198,662	260,497
Miscellaneous services	217,415	160,664
Marketing and leasing	108,163	146,842
	4,633,798	5,829,956
Revenues in Excess of Certain Operating Expenses	$4,928,364	$6,473,465

CAMDEN PORTFOLIO
NOTES TO COMBINED STATEMENT OF REVENUES AND
CERTAIN OPERATING EXPENSES
Nine Months Ended September 30, 2007 and the Year Ended December 31, 2006

1. Organization and Basis of Presentation

Camden Glen, Camden Wendover, Camden Timber Creek, Camden East Chase and Camden Isles (the “Properties”), consists of five apartment communities located in Tampa, FL (one property), Charlotte, NC (two properties) and Greensboro, NC (two properties). The Properties, built between 1980 and 1987, are comprised of 1,576 apartment units, in the aggregate, with a total of 1,124,249 net rental square feet.

On October 15, 2007, Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Registrant”), as partner of Lightstone Value Plus REIT LP (the “Operating Partnership”) entered into contract with Camden Operating LP for the acquisition of the Properties. The Properties were acquired on November 16, 2007.

Presented herein are the combined statement of revenues and certain operating expenses related to the operation of the Properties.

The accompanying combined statement of revenues and certain operating expenses was prepared for the purpose of complying with the provision of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The combined statement of revenues and certain operating expenses includes the historical revenues and certain operating expenses of the Properties, exclusive of items that may not be comparable to the proposed future operations of the Properties, such as interest income, mortgage interest expense, depreciation and amortization expense, management fees and certain corporate expenses.

2. Significant Accounting Policies

a. Revenue Recognition

Revenues are recorded when due from the residents and recognized monthly as it is earned. Other income consists primarily of utility rebillings, and administrative, application and other transactional fees charged to residents. Resident lease terms are generally 1 year or less, with monthly payments due in advance. Allowance for uncollectible resident receivables is based on the Properties’ history of prior write-offs and collections. The resident receivables are analyzed monthly. Bad debt expense relating to base rents is included in administrative expenses.

b. Repairs and Maintenance

Costs recorded as repair and maintenance includes all costs which do not alter the primary use, extend the useful life or improve safety or efficiency of the related asset. The largest components of repairs and maintenance are related to landscaping and painting/wall paper repair.

c. Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) requires management to use judgment in the application of accounting policies, including making estimates and assumptions that affect the reported amounts of revenues and expenses and disclosures of contingent revenues and expenses during a reporting period. The most significant assumptions and estimates relate to revenue recognition and the ability to collect trade accounts receivable. Application of these assumptions requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from these estimates.

CAMDEN PORTFOLIO
NOTES TO COMBINED STATEMENT OF REVENUES AND
CERTAIN OPERATING EXPENSES
Nine Months Ended September 30, 2007 and the Year Ended December 31, 2006

3. Miscellaneous Services

Miscellaneous services consisted of the following for the nine months ended September 30, 2007 (unaudited) and the year ended December 31, 2006:

	Nine Months Ended September 30, 2007	Year Ended December 31, 2006
	(Unaudited)
Operating Services
Cable TV	$142,139	$42,469
Telephone	28,019	39,424
Courtesy service	16,348	42,728
Appliance warehouse expense	16,053	—
Corporate unit expense	717	23,863
Professional fees	14,139	12,180
	$217,415	$160,664

4. Related Party Transactions

The seller allocated certain expenses to the Properties including employee benefits and taxes, insurance and landscaping. Included in the combined statements of revenues and certain operating expenses are the following allocated expenses:

	Nine Months Ended September 30, 2007	Year Ended December 31, 2006
	(Unaudited)
Employee benefits and taxes	$224,021	$316,943
Landscaping service	$16,504	$18,804
Property insurance	$224,442	$288,488

5. Interim Unaudited Combined Statement of Revenues and Certain Operating Expenses

The statement of revenues and certain operating expenses for the nine months ended September 30, 2007 is unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the statement of revenues and certain operating expenses for this interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On March 31, 2006, we acquired a 256,000 square foot retail outlet mall located in St. Augustine, Florida (“St. Augustine Outlets”), through LVP St. Augustine Outlets, LLC, a wholly owned subsidiary of Lightstone Value Plus REIT, L.P., our operating partnership (the “Partnership”). The acquisition price for St. Augustine Outlets was approximately $26.9 million, including acquisition-related transaction costs of approximately $.9 million. Approximately $4.5 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and approximately $22.4 million was funded with a fixed rate loan secured by St. Augustine Outlets.

On June 29, 2006, we acquired four apartment communities located in suburban Michigan (the “Multifamily Properties”). The Multifamily Properties were acquired through four wholly-owned, single purpose subsidiaries of LVP Michigan Multifamily Portfolio LLC (“LVP MMP”), a newly formed venture we own jointly (1% membership interest) with the Partnership (99% membership interest). The aggregate acquisition price for the Multifamily Properties was approximately $44.2 million, including acquisition-related transaction costs. Approximately $4.6 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and approximately $39.6 million was funded with a $40.7 million fixed rate loan secured by the Multifamily Properties.

On December 21, 2006, we acquired a retail center located in Omaha, Nebraska through LVP Oakview Strip Center LLC (the “Oakview Retail Center”), a wholly owned subsidiary of the Partnership. The aggregate acquisition price for the Oakview Retail Center was $33.5 million, inclusive of transaction costs of approximately $.9 million. Approximately $6.0 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and approximately $27.5 million was funded with a fixed rate mortgage loan secured by the Oakview Retail Center.

On January 4, 2007, 1407 Broadway Real Estate LLC (“Owner”), an indirect, wholly owned subsidiary of 1407 Broadway Mezz II LLC (the “Venture”), consummated the acquisition of a sub-leasehold interest in an office building located at 1407 Broadway, New York, New York (the “Office Property”). The Venture is a joint venture between LVP 1407 Broadway LLC, a wholly owned subsidiary of the Partnership, and Lightstone 1407 Manager LLC, an affiliate of Lightstone Value Plus REIT LLC, our Advisor. The acquisition price for the Office Property was $122 million, exclusive of acquisition-related costs. The Venture funded the acquisition and related closing adjustments through a combination of $26.5 of capital and a $106.0 million advance on a $127.3 million variable rate mortgage loan secured by the Office Property. Our capital investment was approximately $13.0 million (representing a 49% membership interest that will be accounted for using the equity method of accounting), and related acquisition fee paid to our Advisor (approximately $1.6 million), were funded with proceeds from our common stock offering.

On February 1, 2007, we acquired 12 industrial properties and 2 suburban office buildings (the “Sealy Portfolio”) located in New Orleans, LA and San Antonio, TX. The acquisition price for the Sealy Portfolio was $63.9 million, exclusive of transaction costs and escrow reserve funding totaling approximately $3.2 million. The acquisition and closing adjustments were funded through a combination of $14.1 million in offering proceeds and approximately $53.0 million in loan proceeds from a fixed rate mortgage loan secured by the Sealy Portfolio.

On June 29, 2007, we acquired a 6.0 acre land parcel in Lake Jackson, Texas for immediate development of a 61,287 square foot power center. The land was purchased for $1.65 million cash and was funded 100% from the proceeds of our offering. Upon completion in January 2008, the center will be occupied by three triple net tenants: Pet Smart, Office Depot and Best Buy.

On November 16, 2007, we acquired five apartment communities (the “Properties”) located in Tampa, Florida (one property), Charlotte, North Carolina (two properties) and Greensboro, North Carolina (two properties) from Camden Operating, L.P. (the “Seller”). The Seller is not affiliated with the Registrant or its subsidiaries. The Properties, built between 1980 and 1987, are comprised of 1,576 apartment units, in the aggregate, contain a total of 1,124,249 net rentable square feet, and are 94% occupied. The aggregate acquisition price for the Properties was approximately $99.3 million, including acquisition-related transaction costs.

Approximately $20.0 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and approximately $79.3 million was funded with a five substantially similar fixed rate loans with Fannie Mae secured by each of the Properties. In connection with the acquisition of the properties, our Advisor received an acquisition fee of 2.75% of the gross contract price for the Properties or approximately $2.65 million.

On October 17, 2007, we acquired two hotels located in Houston, TX and Sugar Land, TX from Morning View Hotels — Katy, LP, Morning View Hotels — Sugar Land, LP and Point of Southwest Gardens, Ltd., pursuant to an Asset Purchase and Sale Agreement. The seller is not an affiliate of the Registrant or its subsidiaries. The acquisition price for the Properties was $16 million inclusive of closing costs. In connection with the transaction, the Registrant’s advisor received an acquisition fee equal to 2.75% of the contract price ($15.2 million), or approximately $418,000. The acquisition was funded through a combination of $6.0 million in offering proceeds and approximately $10 million in loan proceeds from a floating rate mortgage loan secured by the Properties (see Item 2.03 for a description of the loan). Due to the size of the acquisition, we have not included this transaction in our pro forma results.

On March 1, 2007, we entered into an option agreement to participate in a joint-venture with its Sponsor for the purchase of a property located at 2150 Whitfield Avenue, Sarasota, Florida (the “Sarasota Property”). On November 15, 2007, the Registrant exercised the JV Option and, through a wholly-owned subsidiary of the Registrant’s operating partnership, entered into the Joint Venture and acquired the Sarasota Property. On August 6, 2007, the Sarasota Property was indirectly acquired by the Sponsor. The Sarasota Property was contributed to the Joint Venture prior to the Registrant’s exercise of the JV Option. The contribution to the Joint Venture by the Registrant was $13.1 million of offering proceeds used to acquire the Sarasota Property. The property was independently appraised in May of 2006 for $17.4 million. The Registrant holds a 90% interest in the Joint Venture and the Sponsor holds a 10% interest. Due to the size of the acquisition, we have not included this transaction in our pro forma results.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of September 30, 2007

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if we had acquired the Camden Portfolio on September 30, 2007. This Pro Forma Consolidated Balance Sheet should be read in conjunction with our Pro Forma Consolidated Statement of Operations and the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2007. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had we completed the above transaction on September 30, 2007, nor does it purport to represent our future financial position. It does not include acquisitions made subsequent to September 30, 2007, which were considered immaterial.

	September 30, 2007 As Reported (a)	Pro Forma Adjustments (b)	Pro Forma September 30, 2007
ASSETS
Investment property:
Land	$35,312,554	$19,897,931	$55,210,485
Building, net	131,964,842	79,591,724	211,556,566
Net investment property	167,277,396	99,489,655	266,767,052
Cash (including refundable acquisition deposits)	27,830,118	501,859	28,331,976
Marketable securities	26,393,500		26,393,499
Investment in real estate joint venture	7,565,245		7,565,245
Restricted escrows	9,339,246	598,334	9,937,580
Deposit for purchase of real estate	13,203,195		13,203,195
Accounts receivable and other assets	2,227,321	290,294	2,517,615
Acquired in-place and above market lease intangibles, net	4,303,542	126,629	4,430,170
Deferred financing and leasing costs, net	1,142,245	876,210	2,018,455
Total Assets	$259,281,808	$101,882,981	$361,164,786
LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage payable	$148,379,210	$79,268,800	$227,648,010
Accounts payable and accrued liabilities	4,327,153	109,438	4,436,591
Prepaid revenue and other liabilities	1,265,271	318,690	1,583,961
Distributions payable	1,924,318		1,924,318
Acquired below market lease intangibles, net	2,304,730	353,870	2,658,600
	158,200,682	80,050,798	238,251,480
Minority interest	11,428,083	—	11,428,083
Stockholders’ equity:
Preferred shares, 10,000,000 shares authorized, none outstanding	—	—	—
Common stock, $.01 par value; 60,000,000 shares authorized, 11,776,776 and 13,776,776 shares issued and outstanding, respectively	117,768	20,000	137,768
Additional paid-in-capital	104,104,816	21,812,183	125,916,999
Accumulated other comprehensive income	1,545,670	—	1,545,670
Accumulated deficit	(16,115,211)	—	(16,115,211)
Total stockholder’s equity	89,653,043	21,832,183	111,485,226
Total Liabilities and Stockholders’ Equity	$259,281,808	$101,882,981	$361,164,789

See accompanying unaudited notes to pro forma consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2007

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired the a 49% interest in the Venture, the Sealy Portfolio and the Camden Portfolio on January 1, 2006. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2007, and the financial information and notes thereto of the Camden Portfolio for the nine months ended September 30, 2007 included elsewhere herein. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2006, nor does it purport to represent our future operations.

	Nine Months Ended September 30, 2007 as Reported (a)	Pro Forma Adjustments of Prior Acquisitions (b)	Combined Statement of Revenues and Certain Operating Expenses (c)	Pro Forma Adjustments		Pro Forma Nine Months Ended Septmber 30, 2007
Rental revenues	$17,274,040	$709,897	$9,562,162			$27,546,100
Expenses
Property operating expenses	1,595,871	122,370	3,818,545			5,536,785
Real estate taxes	1,863,946	64,388	815,253			2,743,587
Property management fees	721,031			382,486	(e)	1,103,517
Asset management and acquisition fees	3,921,006			89,455	(f)	4,010,460
General and administrative	2,865,059					2,865,059
Depreciation and amortization	4,461,532	247,693		1,530,610	(g)	6,239,835
Total expenses	15,428,443	434,451	4,633,798	2,002,552		22,499,243
Operating income (loss)	1,845,597	275,448	4,928,364	(2,002,552)		5,046,857
Loss from investment in unconsolidated Joint Venture	(5,910,940)	—	—	—		(5,910,940)
Other income	1,762,617	5,829	—	—		1,768,446
Interest expense	(6,396,234)	(269,694)	—	(3,299,883)(h)		(9,965,811)
(Income) loss allocated to minority interest	168	(147)	—	(25)(i)		(4)
Net income (loss)	$(8,698,792)	$11,435	$4,928,364	$(5,302,459)		$(9,061,452)
Basic and diluted loss per common share	$(1.09)					$(0.91)
Basic and diluted weighted average shares outstanding	7,954,063	3,014		2,000,000	(j)	9,957,077

See accompanying unaudited notes to pro forma consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired the St. Augustine Outlets, Multifamily Properties, Oakview Retail Center, a 49% interest in the Venture, the Sealy Portfolio, and the Camden Portfolio on January 1, 2006. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our annual report on Form 10-K for the year ended December 31, 2006, and the financial information and notes thereto of the Camden Portfolio for the year ended December 31, 2006 included elsewhere herein. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2006, nor does it purport to represent our future operations.

	Year Ended December 31, 2006 as Reported (a)	Pro Forma Adjustments of Prior Acquisitions (b)	Combined Statement of Revenues and Certain Operating Expenses (c)	Pro Forma Adjustments		Pro Forma Year Ended December 31, 2006
Rental revenues	$8,262,666	$16,350,791	$12,303,421	227,241	(d)	$37,144,119
Expenses
Property operating expenses	3,328,382	4,208,282	4,805,011			12,341,675
Real estate taxes	882,212	1,693,165	1,024,945			3,600,322
Property management fees	328,532	736,884		492,137	(e)	1,557,552
Asset management and acquisition fees	180,949	2,320,545		119,260	(f)	2,620,753
General and administrative	627,553	10,248				637,801
Depreciation and amortization	2,674,819	5,765,857		2,040,813	(g)	10,481,489
Total expenses	8,022,447	14,734,980	5,829,956	2,652,210		31,239,593
Operating income (loss)	240,219	1,615,812	6,473,465	(2,424,970)		5,904,526
Equity in losses of 1407 Broadway Mezz II LLC	—	(8,548,062)	—	—		(8,548,062)
Other income	810,877	—	—	—		810,877
Interest expense	(2,587,527)	(6,272,138)	—	(4,399,844)(h)		(13,259,509)
(Income) loss allocated to minority interest	86	644	—	115	(i)	845
Net income (loss)	$(1,536,345)	$(13,203,744)	$6,473,465	$(6,824,698)		$(15,091,323)
Basic and diluted loss per common share	$(0.96)					$(1.93)
Basic and diluted weighted average shares outstanding	1,594,060	4,233,197		2,000,000	(j)	7,827,257

See accompanying unaudited notes to pro forma consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2007

(a)	Represents our historical balance sheet as of September 30, 2007. Certain reclassifications have been made to the previously reported financial statements to conform to the pro forma presentation.
(b)	Reflects our purchase of the Camden Portfolio on November 16, 2007 as though the acquisition had occurred as of September 30, 2007. The purchase was funded with offering proceeds from the sale of our common stock in addition to debt.

The acquisition of the Camden Portfolio was accounted for in accordance with SFAS No. 141, Business Combinations. The total acquisition cost was allocated to acquire tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above and below market in-place leases, based in each case on their fair values.

The fair value of the tangible assets was determined by valuing the Camden Portfolio as if it were vacant, based on management’s determination of the relative fair values of these assets. Management determined the as-if-vacant fair value of a property using methods to determine the replacement cost of the tangible assets.

In determining the fair value of the identified intangible assets and liabilities of the Camden Portfolio, above-market and below-market in-place lease values were recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values and the capitalized below-market lease values are amortized as an adjustment to rental income over the initial lease term.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2007

(a)	Represents our historical operations for the nine months ended September 30, 2007.
(b)	Reflects pro forma adjustments for the acquisition of the 49% equity interest in the Venture on January 4, 2007, the Sealy Portfolio on February 1, 2007 and the Camden Portfolio as though each of these acquisitions had occurred on January 1, 2006.
(c)	Reflects the historical revenues and certain expenses of the Camden Portfolio.
(d)	Reflects the amortization of lease intangibles for below and above market rents over the average lease term. Renewal options were not considered. Note: as lease terms are less than one year, these amounts would have been fully amortized in 2006.
(e)	Reflects pro forma property management fees for the Camden Portfolio. The Camden Portfolio is managed by Beacon Property Management, an affiliate of our Advisor, for a fee of 4% of annual gross revenues, as defined in the property management agreement.
(f)	Reflects pro forma asset management fees. Our investment in the Camden Portfolio is managed by our Advisor for an annual asset management fee of 0.55% of the asset cost.
(g)	Reflects depreciation of the Camden Portfolio real and personal property using the straight-line method over the estimated useful life of acquired assets.
(h)	Reflects interest expense on the mortgage debt at 5.44%, and the amortization of deferred financing costs over the 10 year term of the loan.
(i)	Reflects the pro forma allocation of net loss to the minority interest in the Partnership.
(j)	To adjust historical weighted average number of shares of common stock outstanding to reflect the sale of a sufficient number of shares needed to fund the cash portion of our purchase in the Camden Portfolio.
(k)	The Company has qualified to be taxed as a real estate investment trust (a “REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and intends to be taxed as such beginning with its taxable year ending December 31, 2006. Accordingly, no provision for income taxes has been made.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2006

(a)	Represents our historical operations for the year ended December 31, 2006.
(b)	Reflects pro forma adjustments for the acquisition of St. Augustine Outlets on March 31, 2006, Multifamily Properties on June 30, 2006, Oakview Retail Center on December 21, 2006, and a 49% equity interest in the Venture on January 4, 2007, and the Sealy Portfolio on February 1, 2007 as though each of these acquisitions had occurred on January 1, 2006.
(c)	Reflects the historical revenues and certain expenses of the Camden Portfolio.
(d)	Reflects the amortization of lease intangibles for below and above market rents over the average lease term. Renewal options were not considered.
(e)	Reflects pro forma property management fees for the Camden Portfolio. The Camden Portfolio is managed by Beacon Property Management, an affiliate of our Advisor, for a fee of 4.0% of annual gross revenues, as defined in the property management agreement.
(f)	Reflects pro forma asset management fees. Our investment in the Camden Portfolio is managed by our Advisor for an annual asset management fee of 0.55% of the asset cost.
(g)	Reflects depreciation of the Camden Portfolio real and personal property using the straight-line method over the estimated useful life of acquired assets, and the amortization of acquired in-place lease intangibles using the straight-line method over the average lease term.
(h)	Reflects interest expense on the mortgage debt at 5.44%, and the amortization of deferred financing costs over the 10-year term of the loan.
(i)	Reflects the pro forma allocation of net loss to the minority interest in the Partnership.
(j)	To adjust historical weighted average number of shares of common stock outstanding to reflect the sale of a sufficient number of shares needed to fund the cash portion of our purchase of the Camden Portfolio.
(k)	The Company has qualified to be taxed as a real estate investment trust (a “REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and intends to be taxed as such beginning with its taxable year ending December 31, 2006. Accordingly, no provision for income taxes has been made.

APPENDIX A

Prior Performance for Program Properties

The prior performance information that was included in the Prospectus dated May 23, 2005 has been revised in this Prospectus. The prior performance information that was included in the Prospectus dated May 23, 2005 suggested that certain performance data for the private programs of our Sponsor, The Lightstone Group, was presented according to generally accepted accounting principles in the United States, or GAAP. However, our Sponsor’s private Programs can and do report their results on a full accrual income tax basis, not a GAAP basis. All of the program data in the Prior Performance Tables included in the Prospectus was reported on a full accrual income tax basis only. Neither our Sponsor nor its affiliates have operated any public programs that would be required to be reported according to GAAP, as explained in more detail in our Prior Performance Summary above. All of the Program Properties data included in this Prospectus and in the Prior Performance Tables below is reported on a full accrual income tax basis only.

Investors should understand that the results of private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting that impact the accounting for investments in real estate are described in the following paragraphs:

•	GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.
•	GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.
•	GAAP requires that when a building is purchased certain intangible assets (such as above- and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets are not recognized for income tax purposes and are not allocated separate from the building for purposes of tax depreciation.

Prior Performance Tables for Program Properties

The following introduction provides information relating to real estate investment Program Properties sponsored by the Sponsor or its affiliates (“Prior Programs”). Neither our Sponsor nor its affiliates have operated any public programs and these tables aggregate all 18 of their prior private programs to which third parties contributed capital. These programs are substantially similar to our program because they invested in the same property types (i.e., retail, residential, industrial and office) that we have acquired or intend to acquire and had the same objectives as we do. These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. Information in the tables is current as of December 31, 2006. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by The Lightstone Group that raised capital from third parties. During the five years ending December 31, 2006, The Lightstone Group sponsored programs that invested in Program Properties that have investment objectives similar to ours.

Prospective investors should read these tables carefully together with the summary information concerning the prior programs as set forth in “Prior Performance Summary” elsewhere in this Prospectus.

INVESTORS IN LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAM PROPERTIES AND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PROGRAMS.

Additional information about these tables can be obtained by calling us at (732) 367-0129.

The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms.

•	“Acquisition Costs” means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.
•	“Cash Generated From Operations” means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.
•	“GAAP” refers to “Generally Accepted Accounting Principles” in the United States.
•	“Recapture” means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.
•	“Reserves” refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.
•	“Return of Capital” refers to distributions to investors in excess of net income.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR PROGRAM PROPERTIES(1)
(Unaudited)

Table I provides a summary of the experience of The Lightstone Group as a sponsor in raising and investing funds in programs that invested in Program Properties for which the offerings closed between December 31, 2004 and December 31, 2006. Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of these offerings and the time period over which the proceeds have been invested.

	2004	2005	2006
Dollar Amount Offered (total equity)	$7,243,906	$39,825,885	$3,615,938
Dollar Amount Raised from Investors	$2,123,919	$16,547,212	$172,220
Dollar Amount Raised from Sponsor and Affiliates	$5,119,987	$23,278,673	$3,443,718
Total Dollar Amount
Less offering expenses:	—	—	—
Selling commissions and discounts	—	—	—
Retained by affiliates	—	—	—
Organizational expenses	—	—	—
Other (explain)	—	—	—
Reserves:
Percent available for investment	100.0%	100.0%	100.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	2.3%	5.2%	11.3%
Cash down payment — (deposit)	1.6%	19.4%	7.3%
Acquisition fees	—	—	—
Other (explain)	—	—	—
Total acquisition cost (purchase price + closing costs)	$182,995,000	$176,892,318	$14,907,226
Percent leverage (mortgage financing divided by total)	96.0%	74.6%	81.4%
Number of Offerings in the Year	2	4	1
Length of offerings (in months)	1	1	1
Month(s) to invest 90% of amount available for investment	1	1	1

(1)	This table only includes information regarding programs with respect to which The Lightstone Group raised capital from third parties.
(2)	All of the Program Properties were acquired by our Sponsor before it identified investors to invest in the properties. As such, the concept of a time period during which our Sponsor invested 90% of the amount available for investment is inapplicable here. However, the periods provided in the “Length of offerings (in months)” row indicate the time spent raising money after our Sponsor entered into a definitive agreement to acquire a property but before closing on the acquisition (and during which it received investments from third parties).

TABLE II

COMPENSATION TO SPONSOR FROM PROGRAM PROPERTIES(1)
(Unaudited)

Table II summarizes the amount and type of compensation paid to Lightstone and its affiliates from prior programs that invested in Program Properties during the three years ended December 31, 2006.

	Compensation for 2 Programs that Closed in 2004	Compensation for 3 Programs that Closed in 2005	Compensation for 1 Program that was Received in 2006	Compensation for All Other Programs that was Received in 2004	Compensation for All Other Programs that was Received in 2005	Compensation for All Other Programs that was Received in 2006
Date offering commenced	2004	2005	2006	n/a	n/a	—
Dollar amount raised	$7,243,906	$39,825,885	$3,615,938	$1,385,185	$2,381,593	$2,828,606
Amount paid to sponsor from proceeds of offering:	—	—	—	—	—	—
Underwriting fees	—	—	—	—	—	—
Acquisition fees	—	—	—	—	—	—
Real estate commissions	—	—	—	—	—	—
Advisory fees	—	—	—	—	—	—
Other (identify and quantify)	—	—	—	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	$132,619	$3,108,844	$3,005,034	$30,497,432	$(7,403,722)	$47,942,112
Actual amount paid to sponsor from operations:
Property management fees	—	$—	$38,579	$1,571,519	$2,537,216	$7,939,573
Partnership management fees	—	—	—	—	—	—
Reimbursements	—	—	—	—	—	—
Leasing commissions	—	—	—	—	—	—
Other — Distributions from operations	—	$4,944	—	$1,985,151	$2,073,430	$5,678,854
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	—	—	—	$27,943,052	$216,253,680	$161,712,840
Notes	—	—	—	—	—	—
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	—	—	—	—	—	—
Incentive fees	—	—	—	—	—	—
Other — Distributions from refinancing	—	—	—	—	174,972,564	21,885,576

(1)	This table only includes information regarding programs with respect to which The Lightstone Group raised capital from third parties.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAM PROPERTIES(1)
(Unaudited)

Table III summarizes the operating results of The Lightstone Group’s prior programs that invested in Program Properties, the offerings of which have closed since December 31, 2001. All figures are as of December 31 of the year indicated.

	2002	2003	2004		2005		2006
Number of Programs(2)	5	11	13		17		18
Gross revenues	$14,515,623	$33,234,959	$166,295,573		$191,811,627		$228,543,799
Profit (loss) on sales of properties	n/a	(240,725)	2,883,232		3,577,921		2,361,668
Less: Operating expenses	$4,765,461	$13,794,966	$83,776,450		$102,358,957		$91,583,271
Interest expense	$5,786,056	$11,092,363	$46,529,294		$85,097,857		$83,633,680
Depreciation	$2,672,698	$8,458,862	$33,119,208		$44,710,453		$44,002,077
Net income — tax basis	$1,291,408	$(351,957)	$5,753,853		$(36,777,719	)(3)	$11,686,439
Taxable income (loss)
From operations	$1,291,408	$(111,232)	$2,870,621	(4)	$(40,355,640	(4)	$9,324,771
From gain (loss) on sale	—	(240,725)	$2,883,232		$3,577,921		$2,361,668
Cash generated from operations	$3,389,144	$6,389,172	$30,630,051		$(4,294,877)		$50,947,146
Cash generated from sales	—	—	2,599,020		$5,048,636		$12,984,649
Cash generated from refinancing	—	—	27,943,052		$216,253,680		$161,712,840
Cash generated from operations, sales and refinancing	$3,389,144	$6,389,172	$61,041,809		$217,007,438		$225,644,635
Less: Cash distribution to investors
From operating cash flow	$678,000	$1,408,749	$2,115,465		$3,251,260		$1,408,749
From sales and refinancing	—	—	7,853,825		$174,972,564		$21,885,576
From other	—	—	—		$—		$—
Cash generated after cash distributions	$2,711,144	$4,980,423	$51,072,519		$38,783,615		$202,350,310
Less: Special items	n/a	n/a	n/a
Cash generated after cash distributions and special items	$2,711,144	$4,980,423	$51,072,519		$38,783,615		$202,350,310
Tax and distribution data per $1,000 invested	—	—	—		—		—
Federal income tax results:
Ordinary income (loss)
from operations	$1,291,408	$(111,232)	$2,870,621	(4)	$(40,355,640)		$9,324,771
from recapture	—	—	—		—		—
Capital gain (loss)	—	—	—		—		—
Cash distributions to investors Source (on tax basis)
Investment income	$678,000	$1,408,749	$9,969,290		$174,023,824		$23,294,325
Return of capital	—	—	—		4,200,000		—
Source (on cash basis)
Sales	—	—	—		—		—
Refinancing	—	—	7,853,825		$174,972,564		$21,885,576
Operations	$678,000	$1,408,749	$2,115,465		$3,251,260		$1,408,749
Other	—	—	—		—		$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100.0%	100.0%	100.0%		98.6%		96.6%

(1)	This table only includes information regarding programs with respect to which The Lightstone Group raised capital from third parties.
(2)	Including prior years.
(3)	Pursuant to the acquisition agreement, Lightstone was required to purchase the entire Prime portfolio. However, its acquisition strategy contemplated retaining only some of the assets and the release of other properties to the lenders. Impairment charges, net of gains from early extinguishments of debt, have been recognized on assets that have been surrendered to lenders through deed in lieu of foreclosure transactions or foreclosure transactions.
(4)	Lightstone’s 2003 tax loss was due, for the most part, to cost segregation studies that were performed in connection with its acquisition of the Prime Portfolio for the purpose of increasing its depreciation deductions.

TABLE IV

RESULTS OF COMPLETED PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

NOT APPLICABLE

TABLE V

SALES OR DISPOSALS OF PROGRAM PROPERTIES

	Selling Price, Net of Closing Costs and GAAP Adjustments
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Total
Prime Outlets — Anderson	December-03	Jul-05	$941,088	$8,739,063	$9,680,151
Prime Outlets — Odessa	December-03	Dec-05	$4,107,549	$—	$4,107,549
Prime Outlets — Morrisville	October-91	Mar-06	$1,562,128	$6,081,400	$7,643,528
Prime Outlets — Warehouse Row	June-04	Oct-06	$13,131,821	$—	$13,131,821
Liberty Gardens	February-98	Oct-04	$12,138,460	$9,590,310	$21,728,770
Northwood Apartments	March-96	Jan-06	$2,323,531	$9,990,528	$12,314,059

	Cost of Properties Including Closing and Soft Costs
Property	Original Mortgage Financing	Cash Acquisition Costs, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) Cash over Cash Expenditures
Prime Outlets — Anderson	$3,988,173	$7,666,150	$11,654,323	$12,011,132
Prime Outlets — Odessa	$—	$2,887,658	$2,887,658	$4,099,509
Prime Outlets — Morrisville	$—	$19,780,805	$19,780,805	$5,606,723
Prime Outlets — Warehouse Row	$—	$5,882,710	$5,882,710	$5,569,861
Liberty Gardens	$9,150,000	$28,814,993	$37,964,993	$442,854
Northwood Apartments	$7,888,000	$112,000	$8,000,000	$4,314,059

APPENDIX B
DISTRIBUTION REINVESTMENT PLAN
LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
DISTRIBUTION REINVESTMENT PROGRAM

Lightstone Value Plus Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), pursuant to its Charter (the “Charter”), has adopted a Distribution Reinvestment Program (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms are defined in Section X of this appendix, unless otherwise defined herein.

As agent for the Stockholders who purchase Shares from the Company pursuant to the Company’s public offering of its Shares (the “Offering”) and elect to participate in the DRP (the “Participants”), the Company will apply all distributions, paid with respect to the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

Procedure for Participation. Any Stockholder who purchases Shares pursuant to the Company’s Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer Manager or the Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP will be paid at the same time as Distributions are paid on Shares purchased outside the DRP and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

Purchase of Shares. Participants will acquire Shares from the Company at a fixed price of $9.50 per Share until the first to occur of (i) the termination of the Offering, or (ii) the public offering price per Share in the Offering is increased above $10 per share. Thereafter, Participants will acquire Shares, at the Company’s option, (i) from the Company at a price equal to 95% of the Market Price of a Share on the date of purchase, until such time as the Company’s Shares are listed on a national stock exchange or included for quotation on a national market system or (ii) if a secondary market for the Shares develops, at the price paid by the Company for the Shares in such secondary market. If we do purchase shares in the secondary market and we use the services of a broker, we will allocate the costs of such broker among all the participants in the plan. We will not charge participants for any fees other than the actual third party out-of-pocket expenses that we would incur in the secondary market.

In the event of such listing or inclusion, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. Prior to such listing or inclusion, the discount per Share is never intended to exceed 5% of the current Market Price of a Share on the date of purchase. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Charter.

Prior to the first to occur of (i) the termination of the Offering or (ii) the public offering price per Share in the Offering increasing above $10 per share, it is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the $9.50 per Share price which will be paid under the DRP.

The Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

If the Company’s Shares are listed on a national stock exchange or included for quotation on a national market system, the reservation of any Shares from the Offering for issuance under the DRP, which have not been issued as of the date of such listing or inclusion, will be canceled, and such Shares will continue to have the status of authorized but unissued Shares. Those unissued Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the “Commission”) under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

Share Certificates. Unless and until the Shares are listed on a national securities exchange, the quotation of the Shares by The Nasdaq Stock Market or the trading of the Shares in the over-the-counter market, the Company will not issue share certificates except to stockholders who make a written request to the Company. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

Reports. Within 90 days after the end of the Company’s fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant’s participation in the DRP including the tax consequences relative thereto.

Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

Amendment or Termination of DRP by the Company. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days’ written notice to the Participants.

Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Act or the securities laws of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

Governing Law. This DRP shall be governed by the laws of the State of Maryland. However, causes of action for violations of federal or state securities laws shall not be governed by this Section IX.

Defined Terms.

“Act” means the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

“Affiliate” means, with respect to any other Person: (i) any Person directly or indirectly owning, controlling or holding, with the power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Dealer Manager” means Lightstone Securities, LLC.

“Directors” means the members of the Board of Directors of the Company, including the Independent Directors.

“Independent Directors” means the Directors who: (i) are not affiliated and have not been affiliated within the two years prior to their becoming an Independent Director, directly or indirectly, with the Company, the Sponsor, or the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of the Company, the Sponsor, the Advisor or any of their Affiliates; (ii) do not serve as a director or trustee for more than two other REITs organized by the Company or the Advisor; and (iii) perform no other services for the Company, except as Directors. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Director has one of the foregoing relationships with the Company, the Sponsor, the Advisor or any of their Affiliates. For purposes of determining whether or not the business or professional relationship is material, the aggregate gross revenue derived by the prospective Independent Director from the Company, the Sponsor, the Advisor and their Affiliates shall be deemed material PER SE if it exceeds 5% of the prospective Independent Directors: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis.

“Market Price” means on any date the average of the Closing Price (as defined below) per Share for the five consecutive Trading Days (as defined below) ending on such date. The “Closing Price” on any date means the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high “bid” and of the low “ask” prices in the over-the-counter market, as reported by The Nasdaq Stock Market, Inc. (“Nasdaq”), or, if Nasdaq is no longer in use, the principal automated quotation system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Board, or if there is no professional market maker making a market in the Shares, the average of the last ten (10) sales pursuant to the Offering if the Offering has not concluded, or if the Offering has concluded, the average of the last ten (10) purchases by the Company pursuant to its Share Repurchase Program (the “SRP”), and if there are fewer than ten (10) of such purchases under the SRP, then the average of such lesser number of purchases, or, if the SRP is not then in existence, the price at which the Company is then offering Shares to the public if the Company is then engaged in a public offering of Shares, or if the Company is not then offering Shares to the public, the price at which a Stockholder may purchase Shares pursuant to the Company’s Distribution Reinvestment Program (the “DRP”) if such DRP is then in existence, or if the DRP is not then in existence, the fair market value of the Shares as determined by the Company, in its sole discretion. “Trading Day” shall mean a day on which the principal national securities exchange or national automated quotation system on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange or national automated quotation system, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close. The term “regular way” means a trade that is effected in a recognized securities market for clearance and settlement pursuant to the rules and procedures of the National Securities Clearing Corporation, as opposed to a trade effected “ex-clearing” for same-day or next-day settlement.

“NASD” means the National Association of Securities Dealers, Inc.

“Ownership Limit” means the prohibition on beneficial ownership of no more than 9.8%, in number of shares or value, of outstanding Equity Stock of the Company.

“Shares” means the shares of voting common stock, par value $.01 per share, of the Company, and “SHARE” means one of those Shares.

“Soliciting Dealers” means the dealer members of the NASD, designated by the Dealer Manager.

“Stockholders” means the holders of Shares.

APPENDIX C

LIGHTSTONE VALUE PLUS REAL ESTATE
INVESTMENT TRUST, INC. SUBSCRIPTION
AGREEMENT

CURRENTLY NOT AVAILABLE TO RESIDENTS OF OHIO

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
SUBSCRIPTION AGREEMENT-INSTRUCTION PAGE

PLEASE MAIL the properly completed and executed ORIGINALS of the subscription agreement with your check made payable to: “LIGHTSTONE REIT”

Mail completed documents to:

Trust Co. of America 7103 South Revere Parkway, Centennial, CO 80112

*For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures

If you have any questions, please call your registered representative or Lightstone Securities at (888) 808-7348 (REIT)

Instructions to Subscribers

Section 1: Indicate investment amount. Make all checks payable to “Lightstone REIT”

Section 2: Choose type of ownership

Non-custodial Ownership

—	Accounts with more than one owner must have ALL PARTIES SIGN where indicated on page 3
—	Include ALL pages required as indicated in section 2 for Pension Plans, Trusts or Corporate Partnerships

Custodial Ownership

IRA Accounts and other Custodial Accounts

—	Information must be completed BY THE CUSTODIAN. Have all documents signed by appropriate officers as indicated in their Corporate Resolution. (Also, to be included)

Section 3: All names addresses, Dates of Birth, Social Security or Tax I.D. numbers of all investors or Trustees

Section 4: Choose Dividend Allocation option

Section 5: To be signed and completed by your Financial Advisor

Section 6: Have ALL owners initial and sign where indicated on Page 3

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST
SUBSCRIPTION AGREEMENT

1.	YOUR INITIAL INVESTMENT Make all checks payable to “Lightstone REIT”

Investment Amount $	Brokerage Account Number

The minimum initial investment is 100 shares ($1,000).	(If applicable)

Cash, cashier’s checks/official bank checks in bearer form, foreign checks, money orders, third party checks, or traveler’s checks will not be accepted.

☐ I/WE AM/ARE EMPLOYEE (S) OF LIGHTSTONE SECURITIES, AN AFFILIATE, BROKER AND OR AN IMMEDIATE FAMILY MEMBER OF ONE OF THE ABOVE. I ACKNOWLEDGE THAT I WILL NOT BE PAID A COMMISSION FOR THIS PURCHASE, BUT WILL RECEIVE ADDITIONAL SHARES OR FRACTIONS THERE OF.

☐ CHECK HERE IF ADDITIONAL PURCHASE AND COMPLETE NUMBER 3 BELOW.

2.	FORM OF OWNERSHIP (Select only one)

Non-custodial Ownership	Custodial Ownership
Individual or Joint Tenant (Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated)	Third Party Administered Custodial Plan
Tenants in Common	☐ IRA ☐ ROTH/IRA ☐ SEP/IRA ☐ SIMPLE ☐ OTHER
TOD - Optional designation of beneficiaries for individual joint owners with rights of survivorship or tenants by the entireties.(Please complete Transfer on Death Registration Form. You may download the form at www.lightstonereit.com)	Name of Custodian
Uniform Gift/Transfer to Minors (UGMA/UTMA)	Mailing Address
Under the UGMA/UTMA of the State of	City State Zip
Pension Plan (Include Plan Documents)	Custodian Information (To be completed by Custodian above)
Trust (Include title and signature pages)	Custodian Tax ID #
Corporation or Partnership (Include Corporate Resolution or Partnership Agreement)	Custodian Account #
Other (Include title and signature pages)	Custodian Phone
3.	INVESTOR INFORMATION Please print name(s) in which Shares are to be registered.
A.	Individual/Trust/Beneficial Owner

First Name                    (M)                Last Name                Gender

Tax ID or SS#                                                      Date of Birth (mm/dd/yyyy)

Street Address                  City                  State                Zip Code

If Non-U.S. Citizen, Specify Country of Citizenship                         Daytime Phone Number

U. S. driver’s license (if available) State of Issuance  License number

CURRENTLY NOT AVAILABLE TO RESIDENTS OF OHIO.

CALIFORNIA INVESTORS:  ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PROPER WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISIONER’S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request.
Any such request will be subject to our verification.

B.	Joint Owner/Co-Trustee/Minor

First Name                    Middle Name            Last Name                Gender

Tax ID or SS#                                                      Date of Birth (mm/dd/yyyy)

Street Address                  City                  State                Zip Code

If Non-U.S. Citizen, Specify Country of Citizenship                         Daytime Phone Number

For Transfer Agent Use Only

Investor Check Date          Check#          Check Amount          Owner Acct Number

C.	Residential Street Address (This section must be completed for verification purposes if mailing address in section 3A is a P.O. box)

Street Address                    City                    State                    Zip Code

D.	Trust/Corporation/Partnership/Other (Trustee’(s) information must be provided in sections 3A and 3B)

Entity Name/Title of Trust                      Tax ID Number                Date of Trust

E.	Government ID (Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy.

Place of birth

City                              State/Providence                        Country

Immigration Status ☐        Permanent resident ☐        Non-permanent resident ☐        Non-resident ☐

Check which type of document you are providing:

☐ US Driver’s License  ☐ INS Permanent resident alien card  ☐ Passport with U.S. Visa  ☐ Employment Authorization Document

☐ Passport without U.S. Visa        Bank Name required     Account No. required

☐ Foreign national identity documents        Bank address required     Phone No. required

Documents number and country of issuance Number for the document checked above

F.	Employer: Retired ☐
4.	DISTRIBUTIONS (Select only one)

Complete this section to enroll in the Dividend Reinvestment Plan; to elect to receive dividend distributions by check mailed to you at the address set forth in section 3A above; to receive dividend distributions by check mailed to alternate address; or to elect to receive dividend distributions by direct deposit.
IRA accounts may not direct distributions without the custodian’s approval.
I hereby subscribe for Shares of Lightstone Value Plus REIT and elect the distribution option indicated below:

A.	Reinvest/Dividend Reinvestment Plan (see Prospectus for details)
B.	Check Mailed to the address set forth in section 3A.
C.	Check Mailed to alternate address.
D.	Cash/Direct Deposit. Please attach a pre-printed voided check (Non-Custodian Investors only). I authorize Lightstone Value Plus REIT or its agent to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify Lightstone Value Plus REIT in writing to cancel it. In the event that Lightstone Value Plus REIT deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name/Entity Name/Financial Institution                              Mailing Address

City                    State                  Zip Code                    Account Number

Your Bank’s ABA/Routing Number        Your Bank’s Account Number

 Checking Acct.  Savings Acct.

PLEASE ATTACH COPY OF VOIDED CHECK TO THIS FORM IF FUNDS ARE TO BE SENT TO A BANK

*The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

 Signature  Signature

5.	BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The Financial advisor must sign below to complete order. The Financial Advisor hereby warrants that he/she is duly Licensed and may lawfully sell Shares in the state designated at the investor’s legal residence.

Broker Dealer	Financial Advisor Name/RIA

Advisor Mailing Address

City	State Zip Code

Advisor No. Branch No.	Telephone No.

Email Address	Fax No.

☐ REGISTERED INVESTMENT ADVISOR (RIA): All sales of securities must be made through a Broker-Dealer, Please fill out the appropriate Purchase Discount Certification form and attach. If an RIA introduces a sale, the sale must be conducted through the RIA in his or her capacity as a Registered Representative of Broker-Dealer (Section 5 must be filled in).

The undersigned Financial Advisor further represents and certifies that in connection with this subscription for Shares, he/she has complied with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Financial Advisor Signature/RIA Date	Branch Manager Signature Date
6.	SUBSCRIBER SIGNATURES
The undersigned certifies, under penalty of perjury that the taxpayer identification number shown on the top Subscription Agreement/Signature Page is true, correct and complete and that he is not subject to backup withholding either because he/she has not been notified that he/she is subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified him/her that he/she is no longer subject to backup withholding.
The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber behalf) the following: (you must initial each of the representations below)

Owner	Co-Owner	a) I/We have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $45,000.00 and estimate that (without regard to Lightstone Value Plus REIT, Inc.) I/We have a gross income due in the current year of at least $45,000; or have a net worth (excluding home, home furnishings and automobiles) of at least $150,000, or such higher suitability as may be required by certain states and set forth on the reverse side hereof; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

Owner	Co-Owner	b) I/We have received the Prospectus of Lightstone Value Plus REIT.

Owner	Co-Owner	c) I/We am/are purchasing shares for my/our own account.

Owner	Co-Owner	d) I/We acknowledge that shares are not liquid.

Owner	Co-Owner	e) If an affiliate of Lightstone Value Plus REIT, I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.

Owner Signature	Date

Co-Owner Signature	Date

Signature of Custodians(s) or Trustees(s) (if applicable). Current Custodian must sign if investment is for an IRA Account

Authorized Signature (Custodian or Trustee)	Date

CERTAIN STATES HAVE IMPOSED SPECIAL FINANCIAL SUITABILITY
STANDARDS FOR SUBSCRIBERS WHO PURCHASE SHARES

Standards for subscribers from Arizona, California, Iowa, Massachusetts, Michigan, North Carolina, Tennessee and Texas

•	The subscriber has either (i) a net worth of at least $60,000 (exclusive of home, home furnishings and automobiles) and an annual gross income of at least $60,000, or (ii) a net worth of at least $225,000 (exclusive of home, home furnishings and automobiles).

Standards for subscribers from Maine

•	The subscriber has either (i) a net worth of at least $50,000 (exclusive of home, home furnishings and automobiles), and an annual gross income of at least $50,000, or (ii) a net worth of at least $200,000 (exclusive of home, home furnishings and automobiles).

Standards for subscribers from Missouri

•	the subscriber (i) invests no more than 10% of the subscriber’s net worth in us and (ii) has either (a) a net worth of at least $60,000 (exclusive of home, home furnishings and automobiles), and an annual gross income of at least $60,000, or (b) a net worth of at least $225,000 (exclusive of home, homefurnishings and automobiles).

Standards for subscribers from Kansas

•	The investor has either (a) a net worth of at lease $70,000 and an annual income of at least $70,000, or (b) a net worth of at least $250,000. “It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.”

Standards for subscribers from New Hampshire

•	The subscriber has either (i) a net worth of at least $125,000 (exclusive of home, home furnishings and automobiles), and an annual gross income of at least $50,000, or (ii) a net worth of at least $250,000 (exclusive of home, home furnishings and automobiles).

Standards for subscribers from New Mexico

•	The investor has either (a) a net worth of at lease $70,000 and an annual income of at least $70,000, or (b) a net worth of at least $250,000 (exclusive of home, home furnishings and automobiles).

Standards for the subscribers from Pennsylvania

•	The subscriber has (i) a net worth of at least ten times the subscriber’s investment in us; and (ii) either (a) a net worth of at least $45,000 (exclusive of home, home furnishings and automobiles), and an annual gross income of at least $45,000, or (b) a net worth of at least $150,000 (exclusive of home, home furnishings and automobiles).

Standards for subscribers from Minnesota

•	The subscriber has either (i) a net worth of at least $95,000 (exclusive of home, home furnishings and automobiles), and an annual gross income of at least $95,000, or (ii) a net worth of at least $250,000 (exclusive of home, home furnishings and automobiles).

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. AS USED IN THIS SUBSCRIPTION AGREEMENT, “LIGHTSTONE” REFERS TO THE LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC. AND ITS AFFILIATES. THIS

SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Common Stock

30,000,000 SHARES — MAXIMUM OFFERING

PROSPECTUS

January 23, 2008

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Lightstone Value Plus Real Estate Investment Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until April 19, 2008 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution (Assuming Sale of Maximum Offering)

Securities and Exchange Commission Registration Fee	$43,736.90
NASD Filing Fee	$30,500.00
Printing and Mailing Expenses	$1,000,000.00
Blue Sky Fees and Expenses	$150,000.00
Legal Fees and Expenses	$1,750,000.00
Accounting Fees and Expenses	$200,000.00
Advertising and Sales Literature	$750,000.00
Due Diligence	$750,000.00
Miscellaneous	$125,763.10
Total	$4,800,000.00

Sales to Special Parties

Lightstone SLP, LLC, which is controlled by our sponsor, will receive special general partner interests of our operating partnership in exchange for approximately $30,000,000, assuming 30,000,000 shares are sold pursuant to this offering, which we will use to defray all costs and expenses of this offering, including organization costs and selling commissions. These special general partner interests will not require an initial cash investment by us. If the advisory agreement is terminated, the special general partner interests will be converted into cash in an amount equal to the purchase price of the special general partner interests. Our independent directors will be granted options to purchase shares under the company’s stock option plan at an initial exercise price of $10 per share. Stockholders will be allowed to purchase shares pursuant to our distribution reinvestment plan for $9.50 per Share. Subscribers to shares which are entitled to volume discounts will pay reduced selling commissions.

Recent Sales of Unregistered Securities

On July 6, 2004, Lightstone Value Plus REIT LLC (our “Advisor”) purchased 20,000 Shares of our shares for $10 per Share, for an aggregate purchase price of $200,000, in connection with our organization. Our Advisor also made a capital contribution to Lightstone Value Plus REIT LP, our operating partnership, in the amount of $2,000 in exchange for 200 limited partnership units of the operating partnership. The 200 limited partnership units received by our Advisor may be exchanged, at its option, for 200 shares identical to those being offered pursuant to the Prospectus included in this Registration Statement, subject to our option to pay cash in lieu of such shares. No sales commission or other consideration was paid in connection with such sales, which were consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration in Section 4(2) of the Act as transactions not involving any public offering.

Indemnification of Directors and Officers

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Company contains such a provision.

Subject to these restrictions, the charter of the Company authorizes it to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Company, (b) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner, or trustee of another corporation, real investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise, and (c) the Advisor and its officers, directors and Affiliates, (such persons and the Advisor and its officers, directors and Affiliates being referred to herein as an Indemnitee) from and against any claim or liability to which an Indemnitee may become subject or which the Indemnitee may incur by reason of his, her or its service in such capacities.

However, the Company may not indemnify any Indemnitee unless (a) the Indemnitee has determined in good faith that the course of conduct which caused the loss, liability or expense was in the best interests of the Company, (b) the Indemnitee was acting on behalf of the Company or performing services for the Company and (c) the liability, loss or expense was not the result of negligence or misconduct on the part of the Indemnitee, except that if the Indemnitee is or was an independent director, the liability, loss or expense was not the result of gross negligence or willful misconduct. Further, the Company may not indemnify any Indemnitee for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (y) each claim or count involving alleged violations of federal or state securities has been adjudicated in favor of the Indemnitee, or (z) each such claim or count has been dismissed with prejudice by a court of competent jurisdiction, or a court of competent jurisdiction approves a settlement of each such claim or count and finds that indemnification of the settlement and related costs should be made, and the court considering the matter has been advised of the position of the Securities and Exchange Commission and the published position of any applicable state securities regulatory authority as to indemnification for securities law violations.

The Bylaws of the Company obligate it, subject to the limits described above, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to an Indemnitee who is made a party to the proceeding by reason of his service in the capacities described above. The charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

The MGCL requires a corporation (unless its charter provides otherwise, which the Company’s charter does to the extent described above) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. However, the Company may advance amounts to an Indemnitee only if (w) the proceeding relates to acts or omissions relating to the performance of duties or services for the Company or on its behalf, (x) the proceeding is initiated by a third party who is not a stockholder or is initiated by a stockholder acting in his or her capacity as such, and a court of competent jurisdiction specifically approves the advancement, (y) the Indemnitee provides the Company with written affirmation of his, her or its good faith belief that he, she or it has met the standard of conduct necessary for indemnification, and (z) the Indemnitee undertakes in writing to repay the advanced funds to the Company, together with interest at the applicable legal rate of interest if the Indemnitee is found not to be entitled to indemnification.

Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2 418(e) of the MGCL or any successor statute.

Our Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the Articles or the Bylaws will apply to or affect, in any respect, an indemnified person’s right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

The Lightstone Group has entered into separate indemnification agreements with each of the Company’s Directors. The indemnification agreements require, among other things, that The Lightstone Group indemnify the Company’s Directors and officers to the fullest extent permitted by law, and advance to the Directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Lightstone Group must also indemnify and advance all expenses incurred by Directors and officers seeking to enforce their rights under the indemnification agreements and cover Directors and officers under The Lightstone Group’s Directors’ and officers’ liability insurance, if any. Although each of these indemnification agreements offers substantially the same scope of coverage afforded by provisions in the Articles and the Bylaws, as a contract, it cannot be unilaterally modified by the board of directors or by the Stockholders to eliminate the rights it provides.

In connection with our first property acquisition, a wholly owned subsidiary of David Lichtenstein, the Chairman of our Board of Directors and our Chief Executive Officer, guaranteed payment of the first mortgage loan under certain circumstances. We identified the Guarantor for any liability incurred under this guaranty.

To the extent that the indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

Treatment of Proceeds From Stock Being Registered.

Inapplicable.

TABLE VI: ACQUISITIONS OF PROPERTIES BY PROGRAMS

	2005			2006	2007
Name	PREIT Industrial	Belz Outlets	Dakota Square Mall	Williamsburg Mazel	DL-DW Holdings LLC
Location	Various	Orlando, FL	Minot, ND	Williamsburg, VA	US and Canada
Type of Property	Industrial	Retail Outlets	Regional Mall	Retail	684 Hotels and 1 Office Bldg
Public/Private	Private	Private	Private	Private	Private
Gross leasable space (sq. feet) or number of units and total sq. feet of unit	253,000 Sq. Ft.	831,000 Sq. Ft.	510,000 Sq. Ft.	65,298 Sq. ft.	76,500 hotel rooms; 102,000 Sq. Ft. office bldg.
Date of purchase	Aug-05	May-05	Feb-05	2/1/2006	6/11/07
Mortgage financing at date of purchase	3,464,149	$86,270,143	$42,011,201	12,139,500	7,550,049,000	(a)
Cash down payment Contract purchase price plus acquisition fee	898,988	$35,392,162	$10,612,554	2,828,118	627,900,000
Other cash expenditures expensed	28,184	1,374,565	2,511,299	—	—
Other cash expenditures capitalized	—	—	—	—	93,485,000
Total acquisition cost	4,391,321	$123,036,870	$55,135,054	14,967,618	8,271,434,000
Amount raised from investors	550,000	$17,183,128	$5,000,000	172,220.00	410,000,000

(a)	includes mezzanine debt, assumed subordinated debt, and assumed capital lease obligation

FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements:

The following financial statements of Lightstone Value Plus Real Estate Investment Trust, Inc. are included as part of this Registration Statement:

Financial Statements of Lightstone Value Plus Real Estate Investment Trust, Inc. and Subsidiaries

Report of Independent Registered Public Accounting Firm on Consolidated Financial Statements

Financial Statements:

Consolidated Balance Sheets as of December 31, 2007 and 2006

Consolidated Statements of Operations for the Years Ended December 31, 2007, 2006 and 2005

Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2007, 2006 and 2005

Consolidated Statements of Cash Flows for the Years Ended December 31, 2007, 2006 and 2005

(b)	Exhibits:

Exhibit No.	Description
1.1(5)	Dealer Manager Agreement by and between Lightstone Value Plus Real Estate Investment Trust, Inc. and Lightstone Securities, LLC.
1.2(4)	Form of Soliciting Dealers Agreement by and between Lightstone Securities, LLC and the Soliciting Dealers.
1.3(5)	Warrant Purchase Agreement by and between Lightstone Value Plus Real Estate Investment Trust, Inc. and Lightstone Securities, LLC.
3.1(5)	Amended and Restated Charter of Lightstone Value Plus Real Estate Investment Trust, Inc.
3.2(3)	Bylaws of Lightstone Value Plus Real Estate Investment Trust, Inc.
8(4)	Opinion of Proskauer Rose LLP as to tax matters.
10.1(5)	Escrow Agreement by and among Lightstone Value Plus Real Estate Investment Trust, Inc., Trust Company of America and Lightstone Securities.
10.2(5)	Advisory Agreement by and among Lightstone Value Plus Real Estate Investment Trust, Inc., Lightstone Value Plus REIT LLC.
10.3(5)	Management Agreement, by and among Lightstone Value Plus Real Estate Investment Trust, Inc., Lightstone Value Plus REIT LP and Lightstone Value Plus REIT Management LLC.
10.4(3)	Form of the Company’s Stock Option Plan.
10.5(2)	Form of Indemnification Agreement by and between The Lightstone Group and the directors and executive officers of Lightstone Value Plus Real Estate Investment Trust, Inc.
10.6(5)	Agreement by and among Lightstone Value Plus REIT LP, Lightstone SLP, LLC, and David Lichtenstein.
10.7(7)	Purchase and Sale Agreement between St. Augustine Outlet World, Ltd. and Prime Outlets Acquisition Company LLC.
10.8(7)	Assignment and Assumption of Purchase and Sale Agreement by and between Prime Outlets Acquisition Company LLC and LVP St. Augustine Outlets LLC.
10.9(8)	Note and Mortgage Modification Agreement Evidencing Renewal Promissory Note Including Future Advance and Amended and Restated Mortgage, Security Agreement and Fixture Filing by LVP St. Augustine Outlets LLC in favor of Wachovia Bank, National Association.
10.10(7)	Renewal Promissory Note Including Future Advance by LVP St. Augustine Outlets LLC to the order of Wachovia Bank, National Association.
10.11(7)	Guaranty by Lightstone Holdings, LLC for the benefit of Wachovia Bank, National Association.
10.12(9)	Purchase and Sale Agreement among Home Properties, L.P., Home Properties WMF I, LLC and The Lightstone Group, LLC.
10.13(9)	First Amendment to Purchase and Sale Agreement among Home Properties, L.P., Home Properties WMF I, LLC and The Lightstone Group, LLC.
10.14(9)	Second Amendment to Purchase and Sale Agreement among Home Properties, L.P., Home Properties WMF I, LLC and The Lightstone Group, LLC.
10.15(9)	Contribution Agreement among scotsdale Borrower, LLC, Carriage Park MI LLC, LLC, Macomb Manor MI LLC, Carriage Hill MI LLC and Citigroup Global Markets Realty Corp.
10.16(9)	Assignment and Assumption of Agreement for Purchase and Sale of Interests between The Lightstone Group, LLC and LVP Michigan Multifamily Portfolio LLC.
10.17(9)	Loan and Security Agreement among Scotsdale MI LLC, Carriage Park MI LLC, Macomb Manor MI LLC, Carriage Hill MI LLC and Citigroup Global Markets Realty Corp.
10.18(9)	Promissory Note by Scotsdale MI LLC, Carriage Park MI LLC, Macomb Manor MI LLC and Carriage Hill MI LLC in favor of Citigroup Global Markets Realty Corp.
10.19(9)	Mortgage by Scotsdale MI LLC in favor of Citigroup Global Markets Realty Corp.

Exhibit No.	Description
10.20(9)	Mortgage by Carriage Park MI LLC in favor of Citigroup Global Markets Realty Corp.
10.21(9)	Mortgage by Macomb Manor MI LLC in favor of Citigroup Global Markets Realty Corp.
10.22(9)	Mortgage by Carriage Hill MI LLC in favor of Citigroup Global Markets Realty Corp.
10.23(9)	Environmental Indemnity Agreement among Scotsdale MI LLC, Carriage Park MI LLC, Macomb Manor MI LLC, Carriage Hill MI LLC and Citigroup Global Markets Realty Corp.
10.24(9)	Exceptions to Non-Recourse Guaranty by Lightstone Value Plus Real Estate Investment Trust, Inc. and Lightstone Value Plus REIT LP for the benefit of Citigroup Global Markets Realty Corp.
10.25(9)	Conditional Assignment of Management Agreement among Scotsdale MI LLC, Carriage Park MI LLC, Macomb Manor MI LLC, Carriage Hill MI LLC and Citigroup Global Markets Realty Corp.
10.26(11)	Purchase and Sale Agreement among Oakview Plaza North, LLC, the other sellers identified therein and Lightstone Value Plus REIT LP.
10.27(11)	First Amendment to Purchase and Sale Agreement among Oakview Plaza North, LLC, the other sellers identified therein and Lightstone Value Plus REIT LP.
10.28(11)	Second Amendment to Purchase and Sale Agreement among Oakview Plaza North, LLC, the other sellers identified therein and Lightstone Value Plus REIT LP.
10.29(12)	Promissory Note by LVP Oakview Strip Center LLC in favor of Wachovia Bank, National Association.
10.30(12)	Guaranty by Lightstone Value Plus Real Estate Investment Trust, Inc. in favor of Wachovia Bank, National Association.
10.31(12)	Assignment of Leases and Rents and Security Deposits by LVP Oakview Strip Center LLC in favor of Wachovia Bank, National Association.
10.32(12)	Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing by LVP Oakview Strip Center LLC in favor of Wachovia Bank, National Association.
10.33(12)	Consent and Agreement of Beacon Property Management, LLC.
10.34(13)	Assignment and Assumption of Seller’s Interest in Operating Lease between Gettinger Associates, L.P. and 1407 Broadway Real Estate LLC.
10.35(13)	Participation Agreement between Gettinger Associates, L.P. and 1407 Broadway Real Estate LLC.
10.36(13)	Property Management Agreement between 1407 Broadway Real Estate LLC and Trebor Management Corp.
10.37(13)	Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement by 1407 Broadway Real Estate LLC in favor of Lehman Brothers Holdings Inc.
10.38(13)	Promissory Note by 1407 Broadway Real Estate LLC in favor of Lehman Brothers Holdings Inc.
10.39(13)	Guaranty of Recourse Obligations by Lightstone Holdings LLC in favor of Lehman Brothers Holdings Inc.
10.40(13)	Net Profits Agreement between 1407 Broadway Real Estate LLC in favor and Lehman Brothers Holdings Inc.
10.41(14)	Agreement of Purchase and Sale.
10.42(14)	First Amendment to Agreement of Purchase and Sale.
10.43(15)	Assignment and Assumption of Agreement of Purchase and Sale.
10.44(15)	Mortgage and Security Agreement by LVP Gulf Coast Industrial Portfolio LLC in favor of Wachovia Bank, National Association.

Exhibit No.	Description
10.45(15)	Promissory Note by LVP Gulf Coast Industrial Portfolio LLC and the other borrowers identified therein in favor of Wachovia Bank, National Association.
10.46(16)	Form of Limited Liability Company Agreement of 1407 Broadway Mezz II LLC.
10.47(17)	Limited Liability Company Agreement of Whitfield Sarasota LLC.
10.48(17)	Improved Commercial Property Earnest Money Contract between Camden Operating, L.P. and Lightstone Value Plus REIT, L.P.
10.49(17)	Form of Multifamily Mortgage, Assignment of Rents and Security Agreement for the Camden Portfolio (each property in the Camden Portfolio had substantially similar mortgages).
23.1	Consents of Amper, Politziner & Mattia, P.C.
23.4(4)	Consent of Proskauer Rose LLP (included in Exhibit 5.1)
99(6)	Letter from Lightstone Securities to Subscribers.

(1)	Previously filed as an exhibit to the Registration Statement on Form S-11 that we filed with the Securities and Exchange Commission on July 14, 2004.
(2)	Previously filed as an exhibit to Amendment No. 2 to the Registration Statement on Form S-11 that we filed with the Securities and Exchange Commission on February 22, 2005.
(3)	Previously filed as an exhibit to Amendment No. 3 to the Registration Statement on Form S-11 that we filed with the Securities and Exchange Commission on March 11, 2005.
(4)	Previously filed as an exhibit to Amendment No. 4 to the Registration Statement on Form S-11 that we filed with the Securities and Exchange Commission on April 4, 2005.
(5)	Previously filed as an exhibit to Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 that we filed with the Securities and Exchange Commission on May 23, 2005.
(6)	Previously filed as an exhibit to Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 that we filed with the Securities and Exchange Commission on October 14, 2005.
(7)	Previously filed as an exhibit to Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 that we filed with the Securities and Exchange Commission on April 24, 2006.
(8)	Previously filed as an exhibit to Post-Effective Amendment No. 6 to the Registration Statement on Form S-11 that we filed with the Securities and Exchange Commission on May 8, 2006.
(9)	Previously filed as an exhibit to Quarterly Report on Form 10-Q that we filed with the Securities and Exchange Commission on August 15, 2006.
(10)	Previously filed as an exhibit to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 9 to the Registration Statment of Form S-11 that we filed with the Securities and Exchange Commission on June 20, 2006.
(11)	Previously filed as an exhibit to Current Report on Form 8-K that we filed with the Securities and Exchange Commission on November 6, 2006.
(12)	Previously filed as an exhibit to Current Report on Form 8-K that we filed with the Securities and Exchange Commission on December 27, 2006.
(13)	Previously filed as an exhibit to Current Report on Form 8-K that we filed with the Securities and Exchange Commission on January 10, 2007.
(14)	Previously filed as an exhibit to Current Report on Form 8-K that we filed with the Securities and Exchange Commission on January 18, 2007.
(15)	Previously filed as an exhibit to Current Report on Form 8-K that we filed with the Securities and Exchange Commission on February 7, 2007.
(16)	Previously filed as an exhibit to Annual Report on Form 10-K that we filed with the Securities and Exchange Commission on March 20, 2007.
(17)	Previously filed as an exhibit to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 12 on Form S-11 that we filed with the Securities and Exchange Commission on January 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 13 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, State of New York, on the 17th day of April, 2008.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ David Lichtenstein Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date
/s/ David Lichtenstein David Lichtenstein	Chief Executive Officer and Chairman of the Board of Directors	April 17, 2008
/s/ Jenniffer Collins Jenniffer Collins	Interim Chief Financial Officer and Interim Treasurer	April 17, 2008
* Bruno de Vinck	Director	April 17, 2008
* Shawn R. Tominus	Director	April 17, 2008
* Edwin J. Glickman	Director	April 17, 2008
* George R. Whittemore	Director	April 17, 2008
* By: /s/ David Lichtenstein David Lichtenstein Attorney-in-fact